Exhibit 10.1

CREDIT AGREEMENT
dated as of
October 13, 2009
among
INTERNATIONAL LEASE FINANCE CORPORATION, as Parent Borrower
STATES AIRCRAFT, INC., as U.S. Subsidiary Borrower,
SHREWSBURY AIRCRAFT LEASING LIMITED, as Irish Subsidiary
Borrower,
TOP AIRCRAFT, INC., as a Guarantor,
ILFC IRELAND LIMITED, ILFC FRANCE S.A.R.L. and ILFC LABUAN
LTD., as Intermediate Lessees,
AIG FUNDING, INC., as Lender,
and
WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
as Security Trustee

Page
ARTICLE 1
Definitions

Section 1.01. Defined Terms	2
Section 1.02. Terms Generally	32
Section 1.03. Accounting Terms; Changes in GAAP	33

ARTICLE 2
The Credits

Section 2.01. Commitment	33
Section 2.02. Request to Borrow Loans	33
Section 2.03. Funding of Loan	33
Section 2.04. Interest	34
Section 2.05. Payment at Maturity; Evidence of Debt	34
Section 2.06. [Intentionally Omitted]	35
Section 2.07. Optional and Mandatory Prepayments	35
Section 2.08. [Intentionally Omitted]	36
Section 2.09. Taxes	36
Section 2.10. Payments Generally; Pro Rata Treatment; Sharing of Set-offs	39
Section 2.11. Blocked Accounts	39
Section 2.12. Transfer of Pool Aircraft to Another Borrower; Removal of Pool Aircraft from the Designated Pool; Intermediate Lessees; Designated Borrowers	41
Section 2.13. Restructuring	48
Section 2.14. Release Of Initial Intermediate Lessees	49
Section 2.15. Release Of Supplemental Pool Aircraft From The Designated Pool	49

ARTICLE 3
Representations and Warranties

Section 3.01. Organization, etc.	49
Section 3.02. Authorization; Consents; No Conflict	50
Section 3.03. Validity and Binding Nature	50
Section 3.04. Financial Statements	50
Section 3.05. Litigation and Contingent Liabilities	51
Section 3.06. Security Interest	51

ii

iii

iv

SCHEDULES:
Schedule 1.01(a) – Material Agreements
Schedule 1.01(b) – Required Pool Aircraft
Schedule 2.11 – Blocked Accounts
Schedule 3.06 – Permitted Liens
Schedule 3.15 – Borrower Party Information
Schedule 3.19(a) – Pool Aircraft
Schedule 3.19(b) – Leases
Schedule 3.19(c) – Supplemental Pool Aircraft
Schedule 3.19(d) – Supplemental Pool Aircraft Leases
Schedule 5.04 – Existing Burdensome Agreements
EXHIBITS:
Exhibit A – Form of Deposit Account Control Agreement
Exhibit B – Form of Lease
Exhibit C – Form of Monthly Report
Exhibit D – [Reserved]
Exhibit E – Form of Mortgage
Exhibit F – Form of Designated Borrower/Intermediate Lessee Request and Assumption Agreement
Exhibit G-1A – Form of Opinion of Clifford Chance US LLP
Exhibit G-1B – Form of Opinion of In-House Counsel to the Parent Borrower
Exhibit G-1C – Form of Opinion of A&L Goodbody
Exhibit G-1D – Form of Opinion of White & Case
Exhibit G-1E – Form of Opinion of Zul Rafique & partners
Exhibit G-2 – Form of Opinion of Daugherty, Fowler, Peregrin, Haught & Jenson
Exhibit H – Form of Borrower Party Guarantee
Exhibit I – Form of Note
Exhibit J – Form of Qualifying Lender Certificate
Exhibit K – Form of Charge Over Shares of Irish Subsidiary Borrower
ANNEXES:
Annex 1 – Prohibited Countries
Annex 2 – Core Lease Provisions
Annex 3 – Regions

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     CREDIT AGREEMENT (this “Agreement”) dated as of October 13, 2009 among International Lease Finance Corporation, a California corporation (the “Parent Borrower”), States Aircraft, Inc., a California corporation (the “U.S. Subsidiary Borrower”), Shrewsbury Aircraft Leasing Limited, a private limited liability company incorporated under the laws of Ireland (the “Irish Subsidiary Borrower”), certain Subsidiaries of the Parent Borrower party hereto pursuant to Section 2.12(d) (each, a “Designated Borrower” and together with the Parent Borrower, the U.S. Subsidiary Borrower and the Irish Subsidiary Borrower, the “Borrowers” and each, a “Borrower”), Top Aircraft, Inc., a California corporation (“Holdings”), ILFC Ireland Limited, a private limited liability company incorporated under the laws of Ireland (the “Irish Initial Intermediate Lessee”), ILFC France S.a.r.l., a French société à responsabilité limitée (the “French Initial Intermediate Lessee”), and ILFC Labuan Ltd., a Labuan private limited liability company incorporated under the Offshore Companies Act 1990 of Malaysia (the “Labuan Initial Intermediate Lessee”), certain Intermediate Lessees party hereto pursuant to Section 2.12(c), AIG Funding, Inc., as lender (the “Lender”), and Wells Fargo Bank Northwest, National Association, as Security Trustee.
     WHEREAS, the Borrowers desire to borrow funds under this Agreement for the purposes set forth herein;
     WHEREAS, the Borrowers are willing to secure their obligations under this Agreement, by granting Liens on certain of their assets to the Security Trustee, for the benefit of the Secured Parties, as provided in the Security Documents;
     WHEREAS, each of the U.S. Subsidiary Borrower and the Irish Subsidiary Borrower are wholly owned subsidiaries of Holdings, and Holdings is willing to guarantee the Obligations of the Borrowers and to secure its Guaranteed Obligations by granting Liens on the Equity Interests in each of the U.S. Subsidiary Borrower and the Irish Subsidiary Borrower and in any other Subsidiary it may hold from time to time and all of its other assets to the Security Trustee, for the benefit of the Secured Parties, as provided in the Security Documents;
     WHEREAS, each of the Irish Initial Intermediate Lessee, the French Initial Intermediate Lessee and the Labuan Initial Intermediate Lessee is a wholly owned subsidiary of the Parent Borrower, and each is willing to guarantee the Obligations of the Borrowers and to secure its Guaranteed Obligations by granting Liens on all of its assets relating to the Pool Aircraft to the Security Trustee for the benefit of the Secured Parties, as provided in the Security Documents;

     WHEREAS, the Lender is not willing to make loans to the Borrowers unless the foregoing Obligations of the Borrowers are guaranteed and secured as described above;
     NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE 1
Definitions
     Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
     “Additional Charge Over Shares” means any charge over shares or other Equity Interests by any Borrower Party in favor of the Security Trustees, for the benefit of the Secured Parties (as defined in the Mortgage), with respect to the shares of any Designated Borrower or Intermediate Lessee not organized under the laws of the United States and formed after the Effective Date, in form and substance satisfactory to the Parent Borrower and the Required Persons (in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time).
     “Adverse Claim” means any Lien or any claim of ownership or other property right, other than Permitted Liens.
     “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such specified Person.
     “Airbus Aircraft” means any Aircraft with a designation of “A319”, “A320”, “A321”, “A330” or “A340”.
     “Aircraft” means the Pool Aircraft and the Non-Pool Aircraft.
     “Aircraft Assets” means the Aircraft Collateral and any related Security Deposits or Maintenance Rent.
     “Aircraft Collateral” means all Collateral of the type described in clauses (a), (b) and (i) of Section 2.01(A) of the Mortgage.
     “Aircraft Objects” has the meaning set forth in the Mortgage.
     “Applicable Foreign Aviation Law” means, with respect to any Aircraft, any applicable law, rule or regulation (other than the FAA Act) of any Government Authority of any jurisdiction not included in the United States or in any state, territory or possession of the United States governing the registration,

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ownership, operation, or leasing of all or any part of such Aircraft, or the creation, recordation, maintenance, perfection or priority of Liens on all or any part of such Aircraft.
     “Applicable Margin” means 3.025% per annum; provided, however, that if the Required Perfection Date has not occurred by December 1, 2009, the Applicable Margin shall be 6.025% per annum until the Required Perfection Date has occurred.
     “Applicable Obligor” means any Person obligated to make a payment to a Borrower Party which, when paid, qualifies or would qualify as a Collection.
     “Appraisal” means with respect to any Pool Aircraft, a “desk top” appraisal of such Pool Aircraft by a Qualified Appraiser, which appraisal opines as to the Current Market Value of such Pool Aircraft, assuming that if such Pool Aircraft is (i) less than one year since its date of manufacture, it has 100% remaining maintenance condition life, (ii) between one and three years since its date of manufacture, it has 75% remaining maintenance condition life and (iii) greater than three years since its date of manufacture, it is in “half-time” remaining maintenance condition life.
     “Appraisal Date” means each sixth-month anniversary of the Effective Date.
     “Appraised Value” means, with respect to any Pool Aircraft as of any LTV Determination Date, the value of such Pool Aircraft as of such date, calculated by averaging the most recent Appraisals conducted with respect to such Pool Aircraft pursuant to Section 5.11(a)(x); provided that notwithstanding any Appraisal to the contrary (a) any Pool Aircraft (i) which, as of any date, (A) is the subject of Lessee Litigation as of such date, (B) is subject to a Lease with respect to which a Lessee Default has occurred and is continuing, (C) is subject to a lease that is not an Eligible Lease, or (D) is Owned by a Borrower Party that is subject to a Specified Representation Deficiency pursuant to Section 2.12(h) that is continuing as of such date or (ii) as to which the Express Perfection Requirements are not satisfied, shall be deemed to have an Appraised Value of $0.00 as of such date (provided that, for purposes of calculating the Loan-to-Value Ratio on the Effective Date, clause (ii) shall not apply to the Supplemental Pool Aircraft and the Required Pool Aircraft) and (b) any Pool Aircraft which, as of any date, is subject to a contract providing for the consummation of a sale of such Pool Aircraft within six months of such date, shall be valued as of such date at the purchase price to be paid to the applicable Borrower pursuant to such contract.
     “Assigned Leases” has the meaning set forth in the Mortgage.

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     “Blocked Accounts” is a collective reference to the Loan Disbursement Account and the Collection Accounts.
     “Boeing Aircraft” means any Aircraft with a designation of “737”, “777” or “787”.
     “Borrower” and “Borrowers” have the meanings specified in the introductory paragraph of this Agreement.
     “Borrower Parties” means each Borrower, Holdings and each Intermediate Lessee.
     “Borrower Party Guarantee” means the First Lien Borrower Party Guarantee Agreement dated as of October 13, 2009 by each Borrower Party in favor of the FRBNY, substantially in the form of Exhibit H hereto, together with any guarantee supplement delivered pursuant to Section 2.12(c) or Section 2.12(d) (in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time).
     “Borrowing” means a borrowing of the Loan under Section 2.01.
     “Borrowing Request” means a request by the Parent Borrower for a Borrowing in accordance with Section 2.02.
     “Bringdown Report Date” means each date on which a Monthly Report is delivered for the months of March, June, September and December.
     “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Los Angeles are authorized or required by law to remain closed; provided that, when used in connection with the determination of a LIBO Rate, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
     “Cape Town Convention” means, collectively, the Convention and the Protocol, together with all regulations and procedures issued in connection therewith, and all other rules, amendments, supplements, modifications, and revisions thereto (in each case using the English language version).
     “Capital Expenditure” shall mean (a) additions to property, plant and equipment and other capital expenditures of any Person that are (or should be) set forth in a consolidated statement of cash flows of such Person for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by any Person during such period, but excluding in each case (i) any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of

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such property, to the extent such expenditure is made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any such damage, loss, destruction or condemnation and (ii) capital expenditures or Capital Lease Obligations incurred by the Parent Borrower and its Subsidiaries with respect to aircraft and aircraft-related equipment.
     “Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
     A “Change in Control” shall be deemed to have occurred if (i) Parent shall cease to own beneficially, directly or indirectly, 100% of all the Equity Interests of the Parent Borrower, (ii) the Parent Borrower shall cease to own beneficially and directly, 100% of all the Equity Interests in Holdings, (iii) except to the extent of the Local Requirements Exception or as otherwise permitted in Section 2.12(b), Holdings shall cease to own beneficially and directly, 100% of all the Equity Interests in each Non-Parent Borrower or (iv) except to the extent of the Local Requirements Exception or as otherwise permitted in Section 2.12(b), 100% of all the Equity Interests in each Intermediate Lessee shall cease to be owned beneficially and directly by a Borrower Party.
     “Charge Over Shares of Irish Subsidiary Borrower” means the Charge Over Shares by Holdings in favor of the Security Trustees, for the benefit of the Secured Parties (as defined in the Mortgage), with respect to the shares of the Irish Subsidiary Borrower, substantially in the form of Exhibit K hereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time).
     “Charges” has the meaning set forth in Section 8.13.
     “Charges Over Shares” means the Charge Over Shares of the Irish Subsidiary Borrower and each Additional Charge Over Shares.

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     “Code” means the Internal Revenue Code of 1986, as amended.
     “Collateral” has the meaning assigned to such term in the Mortgage.
     “Collateral Supplement” has the meaning set forth in the Mortgage.
     “Collections” means (i) any and all rent payments, in respect of any and all Pool Aircraft collected under the Leases of such Pool Aircraft excluding (a) except as otherwise provided in clause (iii) below, Security Deposit payments made by the applicable Lessees and required by the terms of the related Lease to be held in a segregated account and (b) any and all payments received by a Borrower Party as indemnification payments except to the extent that such Borrower Party owes amounts in respect of the same claim to a Secured Party in respect of any Aircraft Assets, (ii) any and all Net Sale Proceeds from the sale, transfer or other disposition of any Pool Aircraft (other than a sale, transfer or other disposition from a Borrower to another Borrower if such Pool Aircraft remains a Pool Aircraft after such sale, transfer or other disposition), (iii) the portion of Security Deposits applied against rent payments, (iv) any proceeds from any guarantees, letters of credit or similar arrangements related to any and all Leases with respect to any and all Pool Aircraft supporting the obligations described in clauses (i) through (iii) above, and (v) any proceeds from any insurance (other than liability insurance) with respect to any and all Pool Aircraft, excluding insurance proceeds (A) to the extent required under a Lease to be paid over to the related Lessee or a third party maintenance provider, repairer or similar Person or (B) in respect of an Aircraft Asset in an amount equal to expenses paid or to be paid by a Borrower Party for repairs or otherwise in respect of such Aircraft Asset.
     “Collection Accounts” has the meaning specified in Section 2.11(a)(i).
     “Commitment” means the amount of $2,000,000,000.
     “Concentration Limit by Region” means the Concentration Limit by Region Percentage cannot exceed (i) with respect to the “Asia and Pacific” Region, 60%, (ii) with respect to the “Europe” Region, 50%, (iii) with respect to the “Americas” Region, 30%, (iv) with respect to the “Middle East” Region, 30% and (v) with respect to the “Africa” Region, 10%.
     “Concentration Limit by Region Percentage” means, with respect to all Lessees based or domiciled in all countries in all Regions, as of any date of determination, the percentage represented by the quotient obtained by dividing (a) the sum of the most recent aggregate Appraised Value of all Pool Aircraft leased

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by all Lessees based or domiciled in all countries in such applicable Region, as of such date of determination; by (b) the sum of the most recent aggregate Appraised Value of all Pool Aircraft as of such date of determination.
     “Concentration Limit by Type” means the Concentration Limit by Type Percentage cannot exceed (i) with respect to A319-100, 25%, (ii) with respect to A320-200, 30%, (iii) with respect to A321-200, 10%, (iv) with respect to A330-200/300, 15%, (v) with respect to A340-600, 5% (vi) with respect to B737- 700/800, 45%, (vii) with respect to B777-200ER/300ER, 35% and (viii) with respect to B787-800, 10%.
     “Concentration Limit by Type Percentage” means, with respect to all Pool Aircraft of all Types, as of any date of determination, the percentage represented by the quotient obtained by dividing (a) the sum of the most recent aggregate Appraised Value of all Pool Aircraft of such applicable Type, as of such date of determination; by (b) the sum of the most recent aggregate Appraised Value of all Pool Aircraft as of such date of determination.
     “Control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
     “Control Agreements” means all deposit account control agreements, security deeds over bank accounts or similar agreements entered into with respect to the Blocked Accounts.
     “Convention” means the Convention on International Interests in Mobile Equipment signed in Cape Town, South Africa on November 16, 2001.
     “Core Lease Provisions” means the Core Lease Provisions set forth in Annex 2 hereto.
     “Current Market Value” means, with respect to a Pool Aircraft, the amount, expressed in dollars, that may reasonably be expected for property exchanged between a willing buyer and a willing seller with equity to both, neither under any compulsion to buy or sell and both fully aware of all relevant, reasonably ascertainable facts.
     “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
     “Deposit Account Control Agreement” means (i) with respect to a deposit account maintained in the United States, a deposit account control

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agreement, substantially in the form of Exhibit A hereto (with any changes that the Security Trustee shall have approved), by and among the applicable Borrower Party, the Security Trustee and the bank at which the relevant deposit account is maintained, (ii) with respect to a deposit account maintained in Ireland, a security deed over bank account in form and substance satisfactory to the Security Trustee and (iii) with respect to a deposit account maintained outside of both the United States and Ireland, an agreement sufficient to grant the Security Trustee control over the applicable deposit account in accordance with Section 2.11, in form and substance satisfactory to the Security Trustee.
     “Designated Borrower” has the meaning set forth in the introductory paragraph of this Agreement.
     “Designated Borrower/Intermediate Lessee Request and Assumption Agreement” has the meaning set forth in Section 2.12(d).
     “Designated Pool” means the pool of aircraft Owned by the Borrowers and listed on (i) Schedule 3.19(a) attached hereto, as amended, restated or supplemented from time to time pursuant to Section 5.11(a)(ix) and (ii) until the Required Perfection Date, Schedule 3.19(c) attached hereto.
     “Disposition Event” has the meaning set forth in Section 2.07(b)(i).
     “dollars”, “Dollars” or “$” refers to lawful money of the United States.
     “DOT” means the United States Department of Transportation and any successor thereto.
     “Effective Date” means the date on which each of the conditions specified in Section 4.01 is satisfied (or waived in accordance with Section 8.02).
     “Eligible Carrier” means any air carrier that at the time of entry by the applicable Borrower Party (as lessor) into a lease with such air carrier (as lessee) (i) such air carrier (x) is duly licensed to carry passengers or cargo (as such may be contemplated under the lease related to the applicable Pool Aircraft) under all Requirements of Law, whether foreign or domestic and (y) is not organized under the laws of or domiciled in a Prohibited Country, (ii) if such lease relates to Pool Aircraft Owned by the Parent Borrower, such Pool Aircraft is registered in a country that has Ratified the Cape Town Convention, and (iii) such air carrier, at the time of entry by such Borrower Party into such lease, is not subject to a continuing Event of Bankruptcy.
     “Eligible Lease” means (i) with respect to any lease of Pool Aircraft entered into by a Borrower Party (as lessor) on or prior to the Effective Date, such lease (an “Initial Lease”), (ii) with respect to the renewal or extension of an

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Initial Lease, a form of lease substantially similar to such Initial Lease, and (iii) with respect to any lease of Pool Aircraft entered into by a Borrower Party (as lessor) following the Effective Date to a lessee who has not been a lessee under an Initial Lease, a lease substantially in the form of the Parent Borrower’s standard form lease (attached hereto as Exhibit B) or a precedent lease between Parent Borrower or one of its Affiliates and such lessee or one of its Affiliates, with such modifications as are substantially consistent with Leasing Company Practice with respect to similar aircraft under lease, taking into consideration, among other things, the identity of the relevant lessee (including operating experience), the age and condition of the applicable Pool Aircraft and the jurisdiction in which such Pool Aircraft will be operated or registered; provided that, with respect to each of (i), (ii) and (iii), no lease shall qualify as an “Eligible Lease” unless such lease contains the Core Lease Provisions.
     In addition, if any Lessee of a Pool Aircraft under a Lease otherwise constituting an Eligible Lease shall cause the Parent Borrower or any Borrower Party to be in violation of Section 5.20 or Section 5.21, such Lease shall cease to be an Eligible Lease until such violation is cured or the relevant Lease is otherwise terminated.
     “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, the preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or health and safety matters.
     “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of remediation, fines, penalties or indemnities), of any Borrower Party directly or indirectly resulting from or based on (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Material, (c) exposure to any Hazardous Material, (d) the release or threatened release of any Hazardous Material into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
     “Equity Interests” means shares of capital stock, issued share capital, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

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     “ERISA Affiliate” means any corporation, trade or business that is, along with any Borrower Party or any of its Subsidiaries, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA; provided, however, as used herein at any time, “ERISA Affiliate” excludes the Parent and any of its subsidiaries that are not a Borrower Party at such time.
     “ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) the failure to satisfy the minimum funding standard with respect to a Plan within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by any Borrower Party or any of its respective ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of any Borrower Party or any of its ERISA Affiliates from any Plan or Multiemployer Plan, (e) the receipt by any Borrower Party or any of its respective ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) a determination that any Plan is in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code; (g) the filing pursuant to Section 431 or Section 304 of ERISA of an application for the extension of any amortization period; (h) the failure to timely make a contribution required to be made with respect to any Plan or Multiemployer Plan that would result in the imposition of an encumbrance under Section 412 of the Code or Section 302 of ERISA; (i) the filing of a notice to terminate any Plan if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA; (j) the receipt by any Borrower Party or any of its respective ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from any Borrower Party or any of its respective ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, in “endangered” or “critical” status within the meaning of Section 305 of ERISA; (k) the occurrence of a non-exempt “prohibited transaction” with respect to which any Borrower Party or any of its respective Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or “party in interest” (within the meaning of Section 3(14) of ERISA) or with respect to which any Borrower Party or any such Subsidiary could otherwise be liable; (l) any Foreign Benefit Event; or (m) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of any Borrower Party or any of its respective Subsidiaries.

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     “EU” has the meaning set forth in Section 3.17.
     “Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either: (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, examination, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of all or substantially all of the debts of such Person, the appointment of a trustee, receiver, examiner, conservator, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, examinership, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, examinership, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, examiner, conservator, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or other entity, its Board of Directors shall vote to implement any of the foregoing.
     “Event of Insecurity” means (i) the occurrence of any event or circumstance that has the effect described in clause (b), (c) or (d) of the definition of “Material Adverse Effect” or (ii) a material deterioration in the financial condition of the Parent Borrower or the applicable Non-Parent Borrower, in each case in the reasonable judgment of the Security Trustee or any Required Person.
     “Event of Loss” means with respect to any Pool Aircraft (a) if the same is subject to a Lease, a “Total Loss,” “Casualty Occurrence” or “Event of Loss” or the like (however so defined in the applicable Lease); or (b) if the same is not subject to a Lease, (i) its actual, constructive, compromised, arranged or agreed total loss, (ii) its destruction, damage beyond repair or being rendered permanently unfit for normal use for any reason whatsoever, (iii) requisition for title, confiscation, forfeiture or any compulsory acquisition or seizure or requisition for hire (other than a confiscation, compulsory acquisition or seizure or requisition for hire for a consecutive period not exceeding 180 days) by or under the order of any government (whether civil, military or de facto) or public or local authority in each case other than by the United States or (iv) its hijacking, theft or disappearance, resulting in loss of possession by the owner or operator thereof for a period of 180 consecutive days or longer. An Event of Loss with

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respect to any Pool Aircraft shall be deemed to occur on the date on which such Event of Loss is deemed pursuant to the relevant Lease to have occurred or, if such Lease does not so deem or if the relevant Aircraft is not subject to a Lease, (A) in the case of an actual total loss or destruction, damage beyond repair or being rendered permanently unfit, the date on which such loss, destruction, damage or rendering occurs (or, if the date of loss or destruction is not known, the date on which the relevant Aircraft was last heard of); (B) in the case of a constructive, compromised, arranged or agreed total loss, the earlier of (1) the date 30 days after the date on which notice claiming such total loss is issued to the insurers or brokers and (2) the date on which such loss is agreed or compromised by the insurers; (C) in the case of requisition of title, confiscation, restraint, detention, forfeiture, compulsory acquisition or seizure, the date on which the same takes effect; (D) in the case of a requisition for hire, the expiration of a period of 180 days from the date on which such requisition commenced (or, if earlier, the date upon which insurers make payment on the basis of such requisition); or (E) in the case of clause (iv) above, the final day of the period of 180 consecutive days referred to therein.
     “Events of Default” has the meaning specified in Article 6.
     “Excluded Taxes” means, with respect to any Lender Party:
     (a) income or franchise Taxes imposed on (or measured by reference to) net income, profits or gains of such Lender Party (including for avoidance of doubt a franchise Tax where an alternative base for the determination of such Tax is such income, profits or gains), or Taxes on net worth or capital, in each case by the United States, or by the jurisdiction under the laws of which such Lender Party is organized or in which its principal office is located or, in the case of any Lender Party, in which its applicable lending office is located, including for avoidance of doubt any political subdivision of the United States or other jurisdiction referenced in the foregoing provisions of clause (a); and
     (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction described in clause (a) above; and
     (c) any Tax which would not have been imposed if, on the date on which the payment fell due, the Lender Party to which the payment was made was a Qualifying Lender (unless such Lender Party had ceased to be a Qualifying Lender as a result of a change in law or the published practice of any relevant tax authority after such Lender Party has become a party to this Agreement); and

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     (d) any Tax that would not have been imposed but for a change (in each case, occurring after the date the applicable Borrower Party became a Borrower Party) by such Lender Party of the location of its principal office or (in the case of the Lender) its lending office, a change in the Lender Party’s jurisdiction of organization or Tax residence, or activities or transactions undertaken by the Lender Party unrelated to the transactions contemplated by the Loan Documents that cause the Lender Party to fail to qualify for the benefit of an otherwise applicable Tax treaty; provided that such Tax shall not include any Tax that would not have been imposed but for a change in such Borrower Party’s jurisdiction of organization or Tax residence or jurisdictions in which such Borrower Party has an office; and
     (d) any Tax resulting from failure by the Lender Party to comply with its obligations under Section 2.09(e).
     “Existing Loan” means the “Loan” outstanding under the Existing Loan Credit Agreement.
     “Existing Loan Credit Agreement” means the Amended and Restated Credit Agreement dated as of October 13, 2009 among the Borrower Parties, AIG Funding, Inc. and the Fourth Lien Security Trustee (as amended, restated or otherwise modified from time to time).
     “Existing Loan Documents” has the meaning assigned to the term “Loan Documents” in the Existing Loan Credit Agreement.
     “Express Perfection Requirements” means (i) with respect to a security interest granted under the Mortgage by the Parent Borrower in any Aircraft Objects set forth on Schedule 3.19(a) as in effect on the Effective Date (other than Aircraft Objects relating to the Required Pool Aircraft), or in any Aircraft Objects added, or required to be added, to Schedule 3.19(a) subsequent to the Effective Date which are registered in a jurisdiction which has Ratified the Cape Town Convention, and the related Assigned Leases, the Required Cape Town Registrations pursuant to Section 2.08(e) of the Mortgage, UCC Financing Statement filings and, with respect to each Pool Aircraft whose country of registration is the United States, the applicable FAA filings pursuant to Section 2.08(f) of the Mortgage, (ii) with respect to a security interest granted under the Mortgage by the Parent Borrower in any Aircraft Objects relating to Required Pool Aircraft, and the related Assigned Leases, the Required Cape Town Registrations pursuant to Section 2.08(e) of the Mortgage, UCC Financing Statement filings and any appropriate filings and/or recordings on the local aviation or other applicable register in the jurisdiction of registration of the applicable Required Pool Aircraft as any Required Person deems necessary or advisable (in its sole discretion), (iii) with respect to a security interest granted under the Mortgage by the Parent Borrower in any Aircraft Objects relating to a

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Supplemental Cape Town Pool Aircraft, and the related Assigned Leases, the Required Cape Town Registrations pursuant to Section 2.08(e) of the Mortgage, UCC Financing Statement filings and, with respect to each Supplemental Cape Town Pool Aircraft whose country of registration is the United States, the applicable FAA filings pursuant to Section 2.08(f) of the Mortgage, (iv) with respect to a security interest granted under the Mortgage by the Parent Borrower in any Aircraft Assets relating to Supplemental Non-Treaty Pool Aircraft, and the related Assigned Leases, the Required Cape Town Registrations pursuant to Section 2.08(e) of the Mortgage and UCC Financing Statement filings, (v) with respect to a security interest granted under the Mortgage by the Parent Borrower in any Aircraft Assets relating to Supplemental Geneva Pool Aircraft, and the related Assigned Leases, the Required Cape Town Registrations pursuant to Section 2.08(e) of the Mortgage, UCC Financing Statement filings and any appropriate filings and/or recordings on the local aviation or other applicable register in the jurisdiction of registration of the applicable Supplemental Geneva Pool Aircraft as any Required Person deems necessary or advisable (in its sole discretion), unless such Aircraft Asset is transferred to a Non-Parent Borrower, in which case clause (vi) below shall control, and (vi) with respect to a security interest granted under the Mortgage by a Non-Parent Borrower in any Aircraft Assets and the related Assigned Leases, and assuming compliance with Section 5.29, the Required Cape Town Registrations pursuant to Section 2.08(e) of the Mortgage, UCC Financing Statement filings, in the case of the Irish Subsidiary Borrower and any Designated Borrower organized under the laws of Ireland, execution of an Irish Mortgage and filings of the Mortgage (or Grantor Supplement), the Irish Mortgage, the relevant Charge Over Shares and any related Control Agreement, or the particulars thereof, with the Irish Companies Registration Office and, where applicable, the Irish Revenue Commissioners and the Irish Cape Town Registrations and in respect of any other Borrower Party incorporated under the laws of Ireland, filings of any Security Document entered into by such Borrower Party, or any related Charge Over Shares, or the particulars thereof, with the Irish Companies Registration Office and, where applicable, the Irish Revenue Commissioners, with respect to each Pool Aircraft whose country of registration is the United States, the applicable FAA filings pursuant to Section 2.08(f) of the Mortgage, provided that, with respect to clause (ii), if any Secured Party (as defined in the Mortgage) determines, in its sole discretion in connection with an Event of Insecurity, that the ability of any Security Trustee to enforce that security interest, with or without judicial process, with the applicable priority set forth in the Mortgage, against the applicable Non-Parent Borrower will be materially adversely impaired if appropriate filings and/or recordings on the local aviation or other applicable register in the jurisdiction of registration of the applicable Pool Aircraft (such local filings and/or recordings, “Local Aviation Register Filings”) are not made, such Local Aviation Register Filings will also be required.

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     “FAA” means the Federal Aviation Administration of the United States of America and any successor thereto.
     “FAA Act” means 49 U.S.C. Subtitle VII, §§ 40101 et seq; as amended from time to time, any regulations promulgated thereunder and any successor provisions.
     “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on such Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.
     “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
     “Financial Officer” means, with respect to each Borrower Party, the chief financial officer, principal accounting officer, treasurer or controller of such Borrower Party.
     “First Lien Security Trustee” has the meaning specified in the Mortgage.
     “Fiscal Quarter” means a fiscal quarter of the Parent Borrower.
     “Fiscal Year” means a fiscal year of the Parent Borrower.
     “Foreign Benefit Event” shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability by any Borrower Party or any Subsidiary under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by any Borrower Party or any of the Subsidiaries, or

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the imposition on any Borrower Party or any of the Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law.
     “Foreign Pension Plan” shall mean any benefit plan that under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.
     “Fourth Lien Security Trustee” has the meaning specified in the Mortgage.
     “FRBNY” means the Federal Reserve Bank of New York or any other Governmental Authority of the United States, any trust held for the benefit of the Federal Reserve Bank of New York or such other Governmental Authority or any limited liability company of which the Federal Reserve Bank of New York or such other Governmental Authority is the sole member, in each case as may be designated in writing by the Federal Reserve Bank of New York from time to time.
     “FRBNY Account” means a deposit account, account number 021081888, in the name of “FRBNY SPECIAL OPERATIONS ACCOUNT 3”, maintained at the Federal Reserve Bank of New York, or any other deposit account designated by the FRBNY through written notice to the Lender and the Parent Borrower.
     “French Initial Intermediate Lessee” has the meaning specified in the introductory paragraph of this Agreement.
     “Future Lease” means, with respect to each Pool Aircraft, any Eligible Lease as may be entered into at any time after the Effective Date between a Borrower Party (as lessor) or an Intermediate Lessee and an Eligible Carrier (as lessee).
     “GAAP” means generally accepted accounting principles as in effect from time to time in the United States, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the most recent audited consolidated financial statements of the Parent Borrower and its consolidated Subsidiaries delivered to the Lender.
     “Geneva Convention” means the Convention on the International Recognition of Rights in Aircraft signed in Geneva, Switzerland on June 19, 1948, together with all regulations and procedures issued in connection therewith, and all other rules, amendments, supplements, modifications, and revisions thereto (in each case using the English language version).

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     “Governmental Authority” means the government of the United States, any other nation or any state, locality or political subdivision of the United States or any other nation, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
     “Grantor Supplement” has the meaning set forth in the Mortgage.
     “Guaranteed Obligations” means in respect of the guarantee by each Borrower Party set forth in Article 7 of this Agreement, all Obligations of each other Borrower Party, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.
     “Guarantor Party” has the meaning specified in Section 7.01.
     “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
     “Holdings” has the meaning specified in the introductory paragraph of this Agreement.
     “Indemnified Taxes” means all Taxes except Excluded Taxes.
     “Indemnitee” has the meaning specified in Section 8.03(b).
     “Initial Intermediate Lessee” means each of the Irish Initial Intermediate Lessee, the French Initial Intermediate Lessee and the Labuan Initial Intermediate Lessee, in each case until such time (if any) as the Parent Borrower transfers the Equity Interest in such company to Holdings.
     “Initial Intermediate Lessee Release Date” means, with respect to any Initial Intermediate Lessee, the first date on which an Initial Intermediate Lessee (i) no longer Owns any Collateral and (ii) is not party to an Intermediate Lease.
     “Interest Period” means (i) with respect to the initial Interest Period, the period commencing on the Effective Date and ending on the last Business Day of December 2009; and (ii) with respect to each subsequent Interest Period, the period commencing on the day following the last day of the preceding Interest Period and ending on the next Quarterly Payment Date (or, if earlier, the Maturity Date).

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     “Intermediate Lease” means, in respect of any Pool Aircraft, the lease to be entered into between a Borrower (as lessor) and an Intermediate Lessee (as lessee).
     “Intermediate Lessee” means, in respect of any Lease of Pool Aircraft, a Person (other than a Borrower) which, subject to the Local Requirements Exception, is wholly owned by a Borrower Party and which the Parent Borrower may determine in accordance with the provisions of Section 2.12(c) shall enter into a Lease as lessor with the applicable Lessee. Each Initial Intermediate Lessee shall be an Intermediate Lessee for purposes of the Loan Documents.
     “International Registry” has the meaning given to it in the Cape Town Convention.
     “Ireland” means the Republic of Ireland.
     “Irish Cape Town Registrations” means the registrations required pursuant to Clause 12.2 of each Irish Mortgage.
     “Irish Initial Intermediate Lessee” has the meaning specified in the introductory paragraph of this Agreement.
     “Irish Mortgage” means any mortgage over an Aircraft by a Borrower Party incorporated under the laws of Ireland in favor of the Security Trustees, for the benefit of the Secured Parties, in form and substance satisfactory to the Parent Borrower and the Required Persons.
     “Irish Solvency Acts” means Section 214 of the Companies Act, 1963 (as amended) and Section 2 of the Companies (Amendment) Act, 1990 (as amended by Section 5 of the Companies (Amendment) (No. 2) Act, 1999.
     “Irish Subsidiary Borrower” has the meaning specified in the introductory paragraph of this Agreement.
     “JAA” means an associated body of the European Civil Aviation Conference representing the civil aviation regulatory authorities of a number of European states and any agency or instrumentality succeeding to its functions.
     “Labuan Initial Intermediate Lessee” has the meaning specified in the introductory paragraph of this Agreement.
     “Lease” means a lease agreement relating to any Pool Aircraft, which is listed on (i) Schedule 3.19(b) hereto, as such schedule is supplemented (or, if not so supplemented, required to be supplemented) pursuant to the terms hereof from time to time and (ii) until the Required Perfection Date, Schedule 3.19(d) attached hereto, between a Borrower Party (as lessor), and an Eligible Carrier (as

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lessee), in each case together with all schedules, supplements and amendments thereto and each other document, agreement and instrument related thereto.
     “Leasing Company Practice” means, in relation to an Aircraft and any particular issue or matter, the customary commercial practice of ILFC, having regard to the customary commercial practice that ILFC applies under similar circumstances in respect of other aircraft owned by it or its Affiliates and not subject to the Mortgage, as such practice may be required to be adjusted by the requirements of this Agreement and the other Loan Documents, including the requirements in respect of Collateral.
     “Lender” has the meaning specified in the introductory paragraph of this Agreement.
     “Lender Parties” means the Lender and the Security Trustee.
     “Lessee” means any lessee party to a Lease.
     “Lessee Default” means any default by the applicable Lessee in payment of three months of rent pursuant to such Lease, and such default remains uncured for more than 120 days from the original due date thereof.
     “Lessee Limitation Event” means that at any time immediately after giving effect to (a) the addition of a Non-Pool Aircraft to the Designated Pool that is subject to a lease, or (b) the leasing of a Pool Aircraft within the Designated Pool (except pursuant to any Initial Lease or any extension or renewal thereof), any Concentration Limit by Region Percentage will exceed the related Concentration Limit by Region; provided that any Disposition Event with respect to any Pool Aircraft and the consequent removal of such Pool Aircraft from the Designated Pool shall not constitute a “Lessee Limitation Event” and, following such Disposition Event, the Concentration Limit by Region Percentage will be reset after giving effect to such Disposition Event.
     “Lessee Litigation” means, with respect to any Lease, any litigation, claim or arbitration proceeding or proceeding before any Governmental Authority which is pending relating to such Lease whereby the applicable Lessee, or a Governmental Authority, has made a claim that the Lessor has breached the Lease with resulting liability on the part of the Lessor, and such proceeding is continuing in effect without a stay or dismissal thereof for more than 120 days.
     “LIBO Rate” means, with respect to any Borrowing for any Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”) for three-month deposits in Dollars that appears on the display designated as the “Telerate Successor Page 3750”, as published by the “Reuters Monitor Money Rates Services”, or if such display is not available, the display

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designated as “BBAM 1”, as published by the “Bloomberg Financial Markets Information Services” (or, in either case, such other page or service as may replace it for the purpose of displaying BBA LIBOR of major banks for U.S. dollar deposits) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period. If neither rate is available at such time for any reason, then the “LIBO Rate” with respect to such Borrowing for such Interest Period shall be the rate per annum determined by the Lender to be representative of the rate per annum at which three-month deposits in Dollars are offered to major banks in the London interbank market in London, England on the last day of the preceding Interest Period.
     “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
     “Litigation Actions” means all litigation, claims and arbitration proceedings, proceedings before any Governmental Authority or investigations which are pending or, to the knowledge of a responsible officer of any Borrower Party, threatened against, any Borrower Party.
     “Loan Disbursement Account” means a segregated deposit account, account number 806031365, maintained in the name of the Parent Borrower with JPMorgan Chase Bank, N.A.
     “Loan” means the loan made by the Lender to the Borrowers pursuant to this Agreement.
     “Loan Documents” means this Agreement, the Security Documents, the Borrower Party Guarantee and the Note.
     “Loan Restructuring Date” means the first date on which (a) the Parent Borrower no longer Owns any Pool Aircraft and (b) all Applicable Obligors have been directed to pay all Collections into Collections Accounts in the name of a Borrower Party other than the Parent Borrower.
     “Loan-to-Value Ratio” means, as of any LTV Determination Date, the ratio of (i) the outstanding principal amount of the Outstanding ILFC Loans as of such LTV Determination Date, to (ii) the aggregate Appraised Value of all Pool Aircraft included in the Designated Pool as of such LTV Determination Date. For the avoidance of doubt, any payment or prepayment of the Outstanding ILFC Loans on or before the applicable LTV Determination Date shall be taken into

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account in the calculation of the Loan-to-Value Ratio on such LTV Determination Date.
     “Local Requirements Exception” means an exception for Equity Interests or title to a Pool Aircraft held by directors, trustees, nominees, conditional vendors or similar persons under similar arrangements in order to meet local nationality or other local requirements regarding registration or ownership of aircraft or to minimize the impact of any Taxes on a Borrower or Lessee and which do not have a Material Adverse Effect on the Collateral or any part thereof or the security interest of the Security Trustee.
     “LTV Certificate” has the meaning specified in Section 5.11(a)(ix).
     “LTV Cure” has the meaning specified in Section 5.22(c).
     “LTV Determination Date” has the meaning set forth in Section 5.22(b).
     “Maintenance Rent” means, with respect to any Pool Aircraft, maintenance reserves, maintenance rent or other supplemental rent payments based on usage in respect of such Pool Aircraft (or its engines or other parts) payable by the Lessee under the Lease for such Pool Aircraft for the purpose of paying, contributing to, reserving or calculating potential liability in respect of payments for future maintenance and repair of such Pool Aircraft, indemnity payments and any other payments other than scheduled rent payments.
     “Material Adverse Effect” means (a) a material adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise), operating results or prospects of the Borrower Parties and their Subsidiaries taken as a whole, (b) a material impairment of the ability of the Borrower Parties taken as a whole to perform any of their respective obligations under any Loan Document, (c) a material impairment of the totality of the rights and remedies of, or benefits available to the Lender Parties and the FRBNY under, the Loan Documents taken as a whole or (d) a material adverse effect on the value of the Collateral taken as a whole.
     “Material Agreement” means the Existing Loan and each agreement set forth on Schedule 1.01(a) hereto.
     “Material Indebtedness” means any indebtedness of a Borrower Party for borrowed money (other than the Loan) in an aggregate principal amount exceeding $25,000,000. For purposes hereof, any obligations of a Borrower in respect of the Material Agreements shall constitute “Material Indebtedness”.
     “Maturity Date” means September 13, 2013.

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     “Maximum Rate” has the meaning specified in Section 8.13.
     “Monthly Report” means the monthly report in substantially the form of Exhibit C hereto prepared by the Parent Borrower.
     “Moody’s” means Moody’s Investors Service, Inc.
     “Mortgage” means the Aircraft Mortgage and Security Agreement dated as of October 13, 2009 by the Borrower Parties party thereto in favor of the Security Trustees, substantially in the form of Exhibit E hereto, together with any mortgage supplements delivered pursuant to Section 2.12(c) or Section 2.12(d) hereof (in each case as amended, restated, amended and restated, supplemented or otherwise modified from time to time).
     “Multiemployer Plan” has the meaning assigned to such term in Section 3(37) of ERISA.
     “NAIC” shall mean the National Association of Insurance Commissioners or any successor thereto, or in the absence of the National Association of Insurance Commissioners or such successor, any other association, agency or other organization performing advisory, coordination or other like functions among insurance departments, insurance commissioners and similar Governmental Authorities of the various states of the United States toward the promotion of uniformity in the practices of such Governmental Authorities.
     “Net Sale Proceeds” means the gross cash proceeds from a sale, transfer or other disposition to a Person other than a Borrower Party actually received by the selling Borrower Party reduced by any expense or Tax that is directly related to such sale, transfer or other disposition and that is documented in detail reasonably acceptable to the Required Persons.
     “Non-Parent Borrower” means each Borrower other than the Parent Borrower.
     “Non-Pool Aircraft” means, as of any date, any aircraft Owned by the Parent Borrower or any of its Subsidiaries (other than any Non-Parent Borrowers) that is not included in the Designated Pool as of such date. For the avoidance of doubt, no Non-Parent Borrower shall own any Aircraft that is not included in the Designated Pool.
     “Notes” has the meaning set forth in Section 2.05(d).
     “Obligations” means all principal of the Loan outstanding from time to time hereunder, all interest (including Post-Petition Interest) on the Loan and all other amounts now or hereafter payable by any Borrower Party under any Loan

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Document, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.
     “OFAC” has the meaning set forth in Section 3.17.
     “Operating Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, the bylaws, memorandum and articles of association, operating agreement, partnership agreement, limited partnership agreement, trust agreement or other applicable documents relating to the operation, governance or management of such entity.
     “Organizational Documents” means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, memorandum of association, articles of organization, certificate of limited partnership, certificate of trust or other applicable organizational or charter documents relating to the creation of such entity.
     “Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.
     “Outstanding ILFC Loans” means the Loan and the Existing Loan.
     “Own” means, with respect to any Aircraft, to hold legal and sole ownership of such Aircraft directly or to hold 100% of the beneficial ownership of such Aircraft through a trust, conditional sale or similar arrangement holding title to such Aircraft. The terms “Ownership” and “Owned by” have a correlative meaning.
     “Parent” means American International Group, Inc.
     “Parent Facility” means the Credit Agreement dated as of September 22, 2008 between the Parent and the FRBNY, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, including as modified by the waivers and consents granted under the Letter Agreement dated as of October 13, 2009 between the Parent and the FRBNY or otherwise from time to time.
     “Patriot Act” has the meaning set forth in Section 5.21(b).

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     “Permitted Liens” means:
     (a) any Lien for Taxes if (i) such Taxes shall not be due and payable, or (ii) such Taxes are being disputed in good faith or contested in good faith by appropriate proceedings and reserves required by GAAP have been made therefor;
     (b) any Lien in respect of any Pool Aircraft for any fees or charges of any airport or air navigation authority arising by statute or operation of law if (i) the payments for such fees or charges are not yet due or payable or (ii) such fees or charges are being disputed in good faith or contested in good faith by appropriate proceedings and reserves required by GAAP have been made therefor;
     (c) in respect of any Pool Aircraft, any repairer’s, carrier’s or hangar keeper’s, warehousemen’s, mechanic’s or materialmen’s Lien or employee and other like Liens arising in the ordinary course of business by operation of law or under customary terms of repair or modification agreements or any engine or parts-pooling arrangements or other similar Liens if the payment for such Liens (i) is not due and payable or (ii) is not overdue for payment having regard to the relevant trade, in circumstances where no enforcement action against the Aircraft has yet been taken by the relevant holder of the Lien or (iii) is disputed in good faith or contested in good faith by appropriate proceedings and reserves in accordance with GAAP have been made therefor;
     (d) any Lien created in favor of the Security Trustees, for the benefit of the Secured Parties (as defined in the Mortgage), the Existing Lender or the FRBNY pursuant to the Loan Documents and the Existing Loan Documents;
     (e) any Lien affecting any Pool Aircraft (other than a Lien for Taxes) arising out of judgments or awards against any of the Borrower Parties with respect to which at the time the period to file an appeal has not expired or an appeal is being presented in good faith and with respect to which within sixty (60) days thereafter there shall have been secured a stay of execution pending such appeal, and then only for the period of such stay, and reserves required in accordance with GAAP have been made therefor; provided that, in any case, no Event of Default has occurred and is continuing;
     (f) any permitted lien or encumbrance, as defined under any lease of an Aircraft (other than Liens or encumbrances created by a Borrower Party except as described in this definition);

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     (g) the respective rights of a Borrower Party and the lessee or any third party that owns or leases equipment installed on an Aircraft under any lease relating to a Pool Aircraft, including any assignment of the relevant warranties relating to a Pool Aircraft (including restrictions on the Borrower Party’s right to grant a lien on or to transfer the applicable Lease or Pool Aircraft) (and the rights of any sublessee under any permitted sublease relating to such lease) and the documents related thereto;
     (h) the rights of insurers meeting the requirements of Section 2.19 of the Mortgage in respect of a Pool Aircraft, subject to insurance policies having been entered into in the ordinary course of business and according to commercially reasonable terms;
     (i) the interests of a voting or owner trustee, as applicable, or of an Intermediate Lessee in connection with the relevant Intermediate Lessee;
     (j) any Lien bonded against by any Borrower, any Intermediate Lessee, any Lessee, or other similar third party security (which does not itself result in a Lien on a Pool Aircraft or any part thereof), provided that, any such bonding or other similar third party security as against any Lessee is first approved by the Required Persons, acting reasonably;
     (k) pledges of non-Aircraft Assets or deposits required under a Lease to secure payment obligations of the applicable Borrower Party under that Lease;
     (l) any Lease entered into prior to the Effective Date;
     (m) any Eligible Lease;
     (n) any Lien resulting directly from any Third Party Event, but only for so long as the Parent Borrower and the applicable Borrower Party are complying with the requirements of the proviso to the last paragraph of Section 2.18(c) of the Mortgage;
     (o) any head lease, lease, conditional sale agreement or purchase option granted by a lessor or owner as to the purchase of the related Pool Aircraft under or in respect of any Lease (including to an Affiliate of the Lessee) existing on the date of acquisition of such Pool Aircraft by a Borrower or thereafter granted in accordance with Leasing Company Practice; and

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     (p) any other Lien with the consent of the Required Persons.
     “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
     “PGBC” means the Pension Guaranty Benefit Corporation.
     “Plan” means, at any date, any employee pension benefit plan (as defined in Section 3(2) of ERISA) which is subject to Title IV of ERISA (other than a Multiemployer Plan) and to which any Borrower Party or any ERISA Affiliate may have any liability, including any liability by reason of having be a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.
     “Pool Aircraft” means, as of any date, any aircraft Owned by any Borrower and included in the Designated Pool.
     “Pool Specifications” is a collective reference to each of the following requirements with respect to the Designated Pool at any time:
     (a) the date of manufacture of each Pool Aircraft added to the Designated Pool following the Effective Date shall be after October 31, 2004;
     (b) the aggregate Appraised Value of all Boeing Aircraft at such time shall not exceed 65% of the aggregate Appraised Value of all Pool Aircraft at such time;
     (c) the aggregate Appraised Value of all Airbus Aircraft at such time shall not exceed 65% of the aggregate Appraised Value of all Pool Aircraft at such time; and
     (d) each Concentration Limit by Type Percentage shall not exceed the related Concentration Limit by Type. The parties hereto agree that the “Pool Specifications” set out above shall not be applicable until the day following the first Appraisal Date to occur after the Effective Date.
     “Post-Petition Interest” means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Borrower Parties (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.
     “Prohibited Countries” has the meaning set forth in Section 3.17.

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     “Protocol” means the Protocol to the Convention on Matters Specific to Aircraft Equipment, as in effect in any applicable jurisdiction from time to time.
     “Qualified Appraiser” means each of AVITAS, Inc., Aircraft Information Services, Inc. and Aviation Specialist Group and any other appraisal firms selected and retained by the Parent Borrower and approved by the Required Persons.
     “Qualifying Lender” means any Lender Party:
(a)	which is licensed, pursuant to section 9 of the Central Bank Act 1971 of Ireland to carry on banking business in Ireland and whose facility office is located in Ireland and which is carrying on a bona fide banking business in Ireland for the purposes of section 246(3) of the Taxes Consolidation Act 1997 of Ireland;

(b)	which is an authorized credit institution under the terms of the Directive 2006/48/EC of 14 June 2006 and has duly established a branch in Ireland or has made all necessary notification to its home state competent authorities required thereunder in relation to its intention to carry on banking business in Ireland and such credit institution is recognized by the Revenue Commissioners in Ireland as carrying on a bona fide banking business in Ireland for the purposes of section 246(3) of the Taxes Consolidation Act 1997 of Ireland and has its facility office located in Ireland;

(c)	which is a body corporate which is resident for the purposes of Tax corresponding to Irish corporation tax in a territory with which Ireland has signed (and not terminated) a double taxation treaty or in a member state of the European Union (other than Ireland) provided that such company does not provide the Loan through or in connection with a branch or agency in Ireland and such company does not hold the Loan in a nominee capacity for another Person;

(d)	which is the FRBNY;

(e)	which is a body corporate which advances money in the ordinary course of a trade which includes the lending of money to a company, provided that the interest is paid in Ireland, the interest is taken into account in computing the trading income of such company, and such company has complied with the notification requirements under section 246(5) of the Taxes Consolidation Act 1997 of Ireland, provided that such company does not hold the Loan in a nominee capacity for another Person;

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(f)	in respect of which an authorization granted by the Revenue of Commissioners of Ireland is continuing on such date entitling the Borrowers to pay interest to such Person without deduction of income tax, by virtue of an applicable double tax treaty between the county in which such Person is resident for the purposes of such treaty and Ireland, where such double taxation treaty specifies that no withholding is to be made on interest, and provided such Person does not provide its commitment through or in connection with a branch or agency in Ireland;

(g)	which is a qualifying company within the meaning of section 110 of the Taxes Consolidation Act 1997 of Ireland and the interest is paid in Ireland, provided that such company does not hold the Loan in a nominee capacity for another Person;

(h)	which is a body corporate organized or formed under the laws of the U.S. and subject to federal tax in the U.S. on its worldwide income, provided it is not carrying on a trade or business in Ireland through an agency or branch with which the interest payment is connected and such company does not hold the Loan in a nominee capacity for another Person;

(i)	which is a U.S. limited liability company, provided the members and the ultimate recipients of the interest meet the conditions set out in (c) above and the business conducted through such limited liability company is so structured for market reasons and not for tax avoidance purposes and none of such limited liability company, its members or the ultimate recipients of interest are carrying on a trade or business in Ireland through an agency or branch with which the interest payment is connected and such company does not hold the Loan in a nominee capacity for another Person; or

(j)	which is an investment undertaking within the meaning of section 739B of the Taxes Consolidation Act 1997 of Ireland and the interest is paid in Ireland provided that such investment undertaking does not hold the Loan in a nominee capacity for another Person.
No Lender Party shall be treated as holding the Loan in a nominee capacity for another Person as a result of the Parent Facility, the Borrower Party Guarantee or any transactions relating thereto.
     “Qualifying Lender Certificate” means a certificate in the form set forth in Exhibit J to this Agreement.

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     “Quarterly Payment Date” means the last Business Day of each March, June, September and December.
     “Ratify” means, in relation to ratification by any jurisdiction of the Cape Town Convention, that any reservations made by such jurisdiction in ratifying the Cape Town Convention are reasonably acceptable to the Required Persons, except that the Required Persons consent to the reservations to the Cape Town Convention made by the countries of registration of the Pool Aircraft set forth on Schedule 3.19(a) as of the Effective Date and corresponding reservations made by other countries that ratify the Cape Town Convention after the Effective Date. The term “Ratified” has a correlative meaning.
     “Records” means all Leases and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, data processing software (to the extent permitted by any applicable licenses) and related property rights) directly related to the Leases and the Aircraft Assets related to the Pool Aircraft and the servicing thereof.
     “Region” means Americas, Asia and Pacific, Europe, Middle East and Africa. The respective countries contained in each Region are set out in Annex 3 hereto.
     “Removed Aircraft” has the meaning set forth in Section 2.07(b).
     “Representatives” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, attorneys, accountants and other professional advisers of such Person and such Person’s Affiliates.
     “Required Cape Town Registrations” has the meaning set forth in the Mortgage.
     “Required Perfection Date” means the date on which all Express Perfection Requirements shall have been satisfied with respect to the Required Pool Aircraft, as more fully set forth in clause (ii) of the definition of “Express Perfection Requirements”.
     “Required Persons” means the FRBNY and the Lender.
     “Required Pool Aircraft” means those Aircraft listed on Schedule 1.01(b) hereto.
     “Requirement of Law” means, as to any Person, any law, treaty, rule, order or regulation or determination of a regulatory authority or arbitrator or a court or other Government Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, each Applicable Foreign Aviation Law applicable to such Person or the aircraft Owned or operated by it or as to which it has a contractual responsibility.
     “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.
     “Sanctions” has the meaning set forth in Section 3.17.

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     “Secured Obligations” has the meaning set forth in the Mortgage.
     “Secured Parties” has the meaning assigned to the term “Second Lien Secured Parties” in the Mortgage.
     “Security Deposit” means any security deposits and any payments made to reinstate security deposits payable by any Lessee under a Lease.
     “Security Documents” means the Mortgage, the Control Agreements, the Charges Over Shares, the Irish Mortgages and each other agreement, supplement, instrument or document executed and delivered pursuant to Section 2.12 or Section 5.02 to secure any of the Obligations.
     “Security Trustee” has the meaning assigned to the term “Second Lien Security Trustee” in the Mortgage.
     “Security Trustees” means the First Lien Security Trustee, the Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee.
     “SPC” means the Irish Subsidiary Borrower, the US Subsidiary Borrower and any other entity wholly owned (except to the extent of the Local Requirements Exception) by a Borrower or Holdings and established following the Effective Date for the limited purpose of owning and/or leasing and/or acquiring Aircraft Assets, entering into the Loan Documents pursuant to Section 2.12(d), securing its Obligations with a Lien on all of the Aircraft Assets owned by it and engaging in related activities. No SPC shall be organized under the laws of a jurisdiction other than the United States (or a state thereof) or, so long as such entity meets the requirements set forth in Section 5.26(c), Ireland, unless the Required Persons, acting reasonably, otherwise consent.
     “Specified Representation Deficiency” has the meaning set forth in Section 2.12(h).
     “subsidiary” means, with respect to any Person (the “parent”) at any date, (a) any corporation, limited liability company, partnership or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any other corporation, limited liability company, partnership or other entity (i) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (ii) that is otherwise Controlled as of such date, by the parent and/or one or more of its subsidiaries.

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     “Subsidiary” means any direct or indirect subsidiary of a Borrower Party.
     “Supplemental Cape Town Pool Aircraft” means each Aircraft listed in Section A of Schedule 3.19(c) hereto.
     “Supplemental Geneva Pool Aircraft” means each Aircraft listed in Section B of Schedule 3.19(c) hereto.
     “Supplemental Non-Treaty Pool Aircraft” means each Aircraft listed in Section C of Schedule 3.19(c) hereto.
     “Supplemental Pool Aircraft” means all Aircraft listed on Schedule 3.19(c) hereto and shall include, for the avoidance of doubt, each Supplemental Cape Town Pool Aircraft, each Supplemental Geneva Pool Aircraft and each Supplemental Non-Treaty Pool Aircraft.
     “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
     “Third Lien Guarantee” means the Third Lien Borrower Party Guarantee Agreement dated as of October 13, 2009 by each Borrower Party in favor of the FRBNY, together with any guarantee supplement thereto (in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time).
     “Third Lien Security Trustee” has the meaning specified in the Mortgage.
     “Third Party Event” has the meaning specified in the Mortgage.
     “Title 49” means Title 49 of the United States Code, which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, and the rules and regulations promulgated pursuant thereto or any subsequent legislation that amends, supplements or supersedes such provisions.
     “Type” means, with respect to an Aircraft, the designation of such Aircraft as one of the following types: A319-100, A320-200, A321-200, A330-200/300, A340-600, B737-700/800, B777-200ER/300ER and B787-800.
     “Type A Required Pool Aircraft” means each Aircraft listed in Section A of Schedule 1.01(b).
     “Type B Required Pool Aircraft” means each Aircraft listed in Section B of Schedule 1.01(b).
     “UCC” means the Uniform Commercial Code in effect from time to time in the State of New York; provided, however, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such

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other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.
     “UCC Financing Statement” means any financing statement to be filed in any appropriate filing office in any UCC Jurisdiction and that (i) indicates the applicable Collateral by any description which reasonably approximates the description contained in this Agreement and in the Mortgage as all applicable assets of the applicable Borrower Party or words of similar effect, regardless of whether any particular asset comprised in such Collateral falls within the scope of Article 9 of the UCC or other similar provisions of the UCC Jurisdiction, and (ii) contains any other information required by part 5 of Article 9 of the UCC, or by any other applicable provision under the laws of the UCC Jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment; provided, however, that in addition to any financing statement to be filed in any appropriate filing office in any UCC jurisdiction, UCC Financing Statements shall include at all times financing statements to be filed in the State of California and the District of Columbia.
     “UCC Jurisdiction” means any Uniform Commercial Code jurisdiction in which the filing of a UCC Financing Statement is effective to perfect a security interest in the Collateral under this Agreement, the Mortgage, or any other Loan Document.
     “Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.
     “United States” means the United States of America.
     “UNSC” has the meaning set forth in Section 3.17.
     “U.S. Subsidiary Borrower” has the meaning set forth in the introductory paragraph of this Agreement.
     “Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
     Section 1.02. Terms Generally. The definitions of terms herein (including those incorporated by reference to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed

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to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
     Section 1.03. Accounting Terms; Changes in GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP as in effect from time to time.
ARTICLE 2
The Credits
     Section 2.01. Commitment. (a) On the Effective Date, in each case subject to the terms and conditions and relying on the representations and warranties set forth herein, the Lender agrees to make the Loan to the Parent Borrower in a principal amount equal to its Commitment. The Loan and the Commitment hereunder are not revolving and amounts repaid or prepaid may not be reborrowed.
     (b) Any undrawn portion of the Commitment shall automatically terminate immediately after the Borrowing on the Effective Date.
     Section 2.02. Request to Borrow Loans. The Parent Borrower shall request that the Lender make the Loan by delivering to the Required Persons a notice in writing (a “Borrowing Request”) no later than 12:00 noon, New York City time, at least two (2) Business Days before the Effective Date. Such Borrowing Request shall be irrevocable and shall specify the aggregate amount of the Loan to be made on the Effective Date (which aggregate amount shall not exceed $2,000,000,000).
     Section 2.03. Funding of Loan. The Lender shall wire the principal amount of the Loan in immediately available funds, by 12:00 noon, New York City time, on the Effective Date, to the Loan Disbursement Account.

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     Section 2.04. Interest. (a) Subject to the provisions of this Section 2.04, the Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be) at a rate per annum equal to the LIBO Rate for the Interest Period in effect plus the Applicable Margin.
     (b) If the Borrowers shall default in the payment of any principal of or interest on the Loan or any other amount due hereunder, by acceleration or otherwise, then, until such defaulted amount shall have been paid in full, to the extent permitted by law, all such overdue amounts due from the Borrowers under this Agreement and the other Loan Documents shall bear interest (after as well as before judgment), payable on demand, at a rate equal to (i) the rate otherwise applicable to the Loan pursuant to Section 2.04(a) plus (ii) 2.00% per annum.
     (c) Interest accrued on the Loan shall be payable in arrears on each Quarterly Payment Date, shall be calculated to include the first day of each Interest Period and to exclude the last day of each Interest Period (or the Maturity Date in the case of the last Interest Period hereunder) and shall be paid into the FRBNY Account; provided that (i) interest accrued pursuant to Section 2.04(b) shall be payable on demand, (ii) upon any repayment of the Loan, interest accrued on the principal amount repaid shall be payable on the date of such repayment, and (iii) interest attributable to that portion of the Applicable Margin in excess of 3.00% (or 6.00% if the Required Perfection Date has not occurred by December 1, 2009 (until the Required Perfection Date has occurred)) per annum shall be paid into an account designated by the Lender as opposed to the FRBNY Account.
     (d) The Lender shall determine, in accordance with the terms of this Agreement, each interest rate applicable to the Loan hereunder. The Lender shall promptly notify the Borrowers and the FRBNY of each rate of interest so determined, and its determination thereof shall be prima facie evidence thereof.
     Section 2.05. Payment at Maturity; Evidence of Debt. (a) The Borrowers jointly and severally agree to pay to the Lender on the Maturity Date the then unpaid principal amount of the Loan by deposit into the FRBNY Account. The unpaid principal amount of the Loan outstanding at any time shall be deemed reduced by any amounts paid by any Borrower Party under the Borrower Party Guarantee on a dollar-for-dollar basis.
     (b) The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to the Lender resulting from the Loan, including the amounts of principal and interest payable and paid to the Lender from time to time.
     (c) The entries made in the accounts maintained pursuant to subsection (b) of this Section shall be prima facie evidence of the existence and amounts of

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the obligations recorded therein; provided that any failure by the Lender to maintain such accounts or any error therein shall not affect the Borrowers’ obligation to repay the Loan in accordance with the terms of this Agreement.
     (d) The Borrowers shall provide the Lender with a promissory note, substantially in the form of Exhibit I hereto, evidencing the Loan made by the Lender on the Effective Date (the “Note”).
     Section 2.06. [Intentionally Omitted].
     Section 2.07. Optional and Mandatory Prepayments. (a) Optional Prepayments. The Borrowers will have the right at any time to prepay the Outstanding ILFC Loans in whole or in part in amounts not less than $10,000,000 or increments of $1,000,000 in excess thereof and otherwise in accordance with the provisions of this Section by deposit into the FRBNY Account.
     (b) Mandatory Prepayments.
     (i) Immediately upon the sale, transfer or other disposition by any Borrower of any Pool Aircraft or by Holdings or a Borrower of Equity Interests in a Non-Parent Borrower or an Intermediate Lessee (each such sale, transfer or other disposition, a “Disposition Event”), the Borrowers, or Holdings as the case may be, shall forthwith prepay an aggregate principal amount of the Outstanding ILFC Loans equal to 75% of the Net Sale Proceeds from such Disposition Event by deposit into the FRBNY Account; provided that the Borrowers shall not be required to prepay the Outstanding ILFC Loans following a transfer of any Aircraft Asset to another Borrower Party in accordance with Section 2.12(a) or Section 5.25.
     (ii) With respect to any Event of Loss suffered by a Pool Aircraft, the Borrowers shall, upon the receipt of any hull insurance, condemnation or other proceeds in respect of such Event of Loss, prepay an aggregate principal amount of the Outstanding ILFC Loans equal to 75% of the net proceeds received on account of such Event of Loss by deposit into the FRBNY Account; provided that such “net proceeds” shall not include any amounts to the extent required under the applicable Lease to be paid over to such Lessee pursuant to such Lease;
     (iii) Concurrently with the removal of any Pool Aircraft from the Designated Pool in accordance with Section 2.12(b) where the Borrower has notified the Lender Parties and the FRBNY that it does not intend to sell or otherwise dispose of the applicable Pool Aircraft (except to the Parent Borrower or one of its Subsidiaries) or where any sale, transfer or other disposition does not result in any Net Sale Proceeds

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(unless (i) a Non-Pool Aircraft is being substituted for such Pool Aircraft in accordance with Section 2.12(b) or (ii) the Supplemental Pool Aircraft are being removed from the Designated Pool in accordance with Section 2.15), the Borrowers shall prepay an aggregate principal amount of the Outstanding ILFC Loans equal to 75% of the most recent Appraised Value (which shall be deemed to be $0.00 in the case of any Pool Aircraft subject to an event described in clause (a) to the proviso of the definition of “Appraised Value”) of such Pool Aircraft by deposit into the FRBNY Account; and
     (iv) Upon a Change in Control the Borrowers shall prepay the Outstanding ILFC Loans in full by deposit into the FRBNY Account.
If, following removal of a Pool Aircraft from the Designated Pool in the circumstances described in Section 2.07(b)(iii) (a “Removed Aircraft”), the Borrower sells such Removed Aircraft to a Person other than the Parent Borrower or one of its Subsidiaries within three months of such removal, the Borrowers shall promptly make additional prepayment in respect of the aggregate amount of Outstanding ILFC Loans equal to 75% of the excess, if any, of the Net Sale Proceeds over the Appraised Value of such Removed Aircraft as if such Removed Aircraft were subject to clause (b)(i) above.
     (c) Accrued Interest. Each prepayment of the Outstanding ILFC Loans shall be accompanied by accrued interest on the amount being prepaid to the date of such prepayment.
     (d) Notice of Prepayments. The Borrowers shall notify the Required Persons by telephone (confirmed by telecopy) of any prepayment of the Outstanding ILFC Loans hereunder not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment in the case of a prepayment under Section 2.07(a) and one Business Day before the date of prepayment in the case of a prepayment under Section 2.07(b). Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of the Outstanding ILFC Loans to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such mandatory prepayment setting forth, if applicable, the gross cash proceeds resulting from the event giving rise to such mandatory prepayment and any expenses or deductions (including amounts payable to the Lessee or buyer, actual broker’s fees or commissions, legal fees and Taxes) incurred in connection with such event.
     Section 2.08. [Intentionally Omitted].
     Section 2.09. Taxes. (a) Unless required by applicable law, all payments by any Borrower under the Loan Documents shall be made free and clear of and without deduction for any Taxes; provided that, if any Borrower shall be required

36

to deduct any Taxes from such payments, then (i) if such Taxes are Indemnified Taxes or Other Taxes, the sum payable will be increased as necessary so that, after all required deductions (including deductions applicable to additional sums payable under this Section) are made, each relevant Lender Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
     (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
     (c) The Borrowers shall indemnify each Lender Party, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Lender Party with respect to any payment by or obligation of the Borrowers under the Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment delivered to the Borrowers by a Lender Party shall be conclusive absent manifest error.
     (d) As soon as practicable after any Borrower pays to a Governmental Authority any Taxes that have been deducted or withheld from any amount payable to a Lender Party pursuant to the Loan Documents, such Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.
     (e) On or before the Effective Date, each Lender Party shall deliver to the Parent Borrower (and from time to time after the Effective Date if requested by any Borrower Party, each Lender Party shall deliver promptly to that Borrower Party) two duly completed and executed Internal Revenue Service (“IRS”) Forms W-9 (or successor IRS forms thereto) claiming exemption from backup withholding Tax. In addition, in the event that any Borrower Party is or in the future shall be organized in or tax-resident in any country other than the United States, each Lender Party shall deliver promptly to that Borrower Party such certificates, documents or information as are requested by that Borrower Party in order to reduce or eliminate any Tax that would otherwise be required under applicable law to be deducted or withheld from any payment to that Lender Party, to the extent that the Lender Party legally is able to do so. Without limiting the foregoing, on or before the Effective Date, the Lender shall deliver to the Irish Subsidiary Borrower (and from time to time after the Effective Date as requested

37

by any Borrower Party that is Tax-resident in Ireland, the Lender shall deliver promptly to that Borrower Party, to the extent the Lender legally is able to do so) two duly completed and executed copies of a Qualifying Lender Certificate. The foregoing requirement to deliver a Qualifying Lender Certificate shall not apply to the FRBNY in the event of an assignment by the Lender of any of its rights hereunder to the FRBNY pursuant to Section 8.04(b). Each Lender Party shall promptly inform the applicable Borrower Party in writing, in the event that (x) in the case of the Lender, the Lender ceases to be a Qualifying Lender or there is a change as to which subclause (a) through (j)) of the definition of “Qualifying Lender” the Lender satisfies, or (y) there is a change to the information set forth in the forms, certificates, documents provided by, or other information provided by, such Lender Party pursuant to the three preceding sentences.
     (f) If a Lender Party determines, in its sole discretion, that it has received a refund (or credit or offset against an Excluded Tax in lieu of a cash refund of an Indemnified Tax or Other Tax) of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Borrower or with respect to which a Borrower has paid additional amounts pursuant to this Section, it shall pay to that Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by that Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund (or credit or offset)), net of all Taxes resulting from such refund and out-of-pocket expenses of the Lender Party, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund (or credit or offset)), provided that the applicable Borrower, upon the request of the Lender, agrees to repay the amount so paid over to that Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender Party in the event the Lender Party is required to repay such refund to such Governmental Authority. Nothing in this Section 2.09(f) shall be construed to require a Lender Party to make available its Tax returns (or any other information relating to its Taxes that the Lender Party, acting in good faith, deems confidential) to any Borrower.
     (g) Upon the occurrence of any event that could otherwise give rise to the operation of the grossup in Section 2.09(a)(i) or the indemnification in Section 2.09(c) with respect to a Lender Party, that Lender Party will, if requested by a Borrower Party, use reasonable efforts to agree to a restructuring of the Loan in a manner that eliminates or reduces (as far as is legally possible) the Tax as to which there is a grossup or indemnification obligation, provided that such restructuring in the sole judgment of that Lender Party (acting in good faith) will cause the Lender Party to suffer no economic or legal disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrowers or the rights of the Lender Parties pursuant to Sections 2.09(a) and (c).

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     Section 2.10. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrowers shall make each payment required to be made by it under the Loan Documents (whether of principal, interest or fees or amounts payable under Section 2.09 or otherwise) before the time expressly required under the relevant Loan Document for such payment (or, if no such time is expressly required, before 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amount received after such time on any day may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the FRBNY Account. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment will be extended to the next succeeding Business Day and, if such payment accrues interest, interest thereon will be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.
     (b) If at any time insufficient funds are received in the FRBNY Account to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder and (ii) second, to pay principal then due hereunder.
     (c) In connection with any prepayment of the Outstanding ILFC Loans in accordance with Section 2.07, the parties hereto agree that such prepayment shall be applied (i) first, to prepay Existing Loan and (ii) second, to prepay the Loan, except as may be otherwise agreed by the Required Persons and the Parent Borrower.
     Section 2.11. Blocked Accounts.
     (a) Collection Accounts.
     (i) The Borrower Parties have established on or prior to the Effective Date one or more interest-bearing or non-interest bearing deposit accounts (collectively, the “Collection Accounts”). The parties hereto agree that, subject to the Mortgage, the Security Trustee shall have control of each Collection Account and all monies, instruments and other property from time to time on deposit therein pursuant to a Deposit Account Control Agreement, which shall provide that the applicable Borrower Party is entitled to provide instructions to the applicable depository bank regarding the withdrawal, transfer or payment of funds on deposit in such Collection Account prior to such depository bank receiving notice from the Security Trustee of the occurrence and continuance of an Event of Default.

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     (ii) On or prior to the Effective Date, each Borrower Party has instructed all Lessees and other Applicable Obligors, and after the Effective Date shall instruct all future Lessees and other Applicable Obligors, to make payment of Collections in respect of any Lease or Disposition Event only by wire transfer directly to a Collection Account. Schedule 2.11 lists all Collection Accounts as of the Effective Date, and such schedule correctly identifies with respect to each such Collection Account (1) the name, address and telephone number of the applicable depository bank, (2) the name in which such account is held and (3) the complete account number therefor. In the event that any Borrower Party receives any cash, checks, money orders or any other form of payment as Collections in respect of a Lease or Disposition Event directly, such Borrower Party shall deposit such cash, checks, money orders or other form of payment of Collections, in the form so received (with all necessary endorsements), into a Collection Account as promptly as practicable but not later than the close of business on the Business Day two Business Days following the day such Borrower Party has actual knowledge of receipt thereof.
     (iii) If, for any reason, a Control Agreement with respect to a Collection Account terminates or any depository bank fails to comply with its obligations under a Control Agreement to which it is a party, then the applicable Borrower Party shall promptly notify all Applicable Obligors who had previously been instructed to make wire payments to a Collection Account maintained at such depository bank to make all future payments directly to a different Collection Account maintained at a different depository bank. No Borrower Party shall close any Collection Account unless it shall have, subject to the Mortgage, (A) received the prior written consent of the Required Persons, (B) established a new account with a new depositary institution satisfactory to the Security Trustee in its reasonable discretion, (C) entered into a Deposit Account Control Agreement covering such new account with such new depositary institution in a form that is satisfactory in all respects to the Security Trustee in its reasonable discretion (whereupon, for all purposes of this Agreement, such new account shall become a Collection Account) and (D) taken all such action as the Security Trustee shall require to grant a security interest in and Lien on such new Collection Account in favor of the Security Trustee.
     (b) Loan Disbursement Account.
     (i) On or prior to the Effective Date, the Parent Borrower shall have established and shall maintain the Loan Disbursement Account. The Loan Disbursement Account shall be registered in the name of the Parent Borrower, and, subject to the Mortgage, the Security Trustee shall have

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exclusive dominion and control thereof and of all monies, instruments and other property from time to time on deposit therein pursuant to a Deposit Account Control Agreement. Subject to the Mortgage, the Security Trustee shall give instructions to the depository bank at which the Loan Disbursement Account is maintained at the direction of the Parent Borrower, provided that (A) no Event of Default has occurred and is continuing and (B) the Security Trustee is, subject to the Mortgage, satisfied that the funds to be disbursed are to be used in accordance with Section 5.18 hereof.
     (ii) The Parent Borrower shall not close the Loan Disbursement Account unless it shall have received the prior written consent of the Required Persons.
     Section 2.12. Transfer of Pool Aircraft to Another Borrower; Removal of Pool Aircraft from the Designated Pool; Intermediate Lessees; Designated Borrowers. (a) Transfer of Pool Aircraft to Another Borrower. Subject to Section 5.29, after the Effective Date, each Borrower (for purposes hereof, the “Transferor Borrower”) shall be free to transfer any Pool Aircraft Owned by it (and any other Aircraft Assets directly related to such Pool Aircraft) to another Borrower (subject, if applicable, to the Local Requirements Exception) (for purposes hereof, the “Transferee Borrower”); provided that prior to such transfer (i) no Event of Default shall have occurred and be continuing, (ii) the Transferor Borrower shall have provided at least twenty (20) days’ prior revocable written notice to the Lender Parties and the FRBNY of its intention to transfer such Pool Aircraft (and related Aircraft Assets), (iii) the Transferee Borrower shall have provided the Required Persons with evidence, in form and substance satisfactory to them, that the requirements of Section 60 of the Companies Act 1963 (as amended) of Ireland and the analogous provisions of any other jurisdiction in relation to financial assistance have been complied with in full by such Transferee Borrower and (iv) the Transferee Borrower shall have provided the Security Trustee (A) with all security agreements, mortgages and other similar instruments, agreements, certificates, opinions and documents (including UCC Financing Statements, charge documents and registrations and recordings with the FAA and the International Registry and, where the Transferee Borrower is incorporated under the laws of Ireland, an Irish Mortgage and the Irish Cape Town Registrations) as the Required Persons may reasonably request to grant to the Security Trustee, for the benefit of the Secured Parties, a perfected security interest in, and Lien on, all Pool Aircraft (and related Aircraft Assets) so transferred, to the same extent, and with the same priority, as that held by the Security Trustee immediately prior to such transfer (it being understood and agreed that, with respect to each applicable Aircraft Asset, only the Express Perfection Requirements shall apply) and (B) with proof satisfactory to the Required Persons that (1) such Transferee Borrower, or any applicable Lessee, has obtained all insurance, endorsements and other documents required by

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Section 2.19 of the Mortgage (regardless of whether such Transferee Borrower is a party to the Mortgage) with respect to such Pool Aircraft (and related Aircraft Assets), (2) if not previously delivered to each applicable Lessee, such Transferee Borrower has delivered irrevocable instructions to each applicable Lessee instructing it to pay all amounts in respect of any Lease directly to a Collection Account, (3) the ownership interest of the Transferee Borrower in the applicable Aircraft Asset is fully perfected and has been filed on the local aviation or other applicable register if required to be so filed and any other necessary filings have been made to perfect such ownership, (4) each applicable Lessee has consented to such transfer if such consent is required under the Lease and (5) if applicable, the provisions of Section 5.26(c) are satisfied. For the avoidance of doubt, upon satisfaction of the conditions set forth in the proviso of the preceding sentence, any Pool Aircraft so transferred shall remain in the Designated Pool and be considered in the calculation of the Loan-to-Value Ratio to the same extent that such Pool Aircraft would have been considered in such calculation had such Pool Aircraft continued to be Owned by the Transferor Borrower. Within 21 days following the transfer of a Pool Aircraft to a Transferee Borrower incorporated under the laws of Ireland, such Transferee Borrower shall cause all Security Documents required under clause (A) above to be filed with the Irish Companies Registration Office and the Irish Revenue Commissioners and in each case shall provide evidence of such filings reasonably satisfactory to the Required Persons.
     (b) Removal of Pool Aircraft from the Designated Pool. Following the Required Perfection Date, any Borrower may remove any Pool Aircraft from the Designated Pool at any time and from time to time and, in connection therewith, may assign the Equity Interests in any Intermediate Lessee if, following such removal, such Intermediate Lessee will no longer be party to any Lease; provided that (i) the applicable Borrower shall have provided at least twenty (20) days’ revocable prior written notice to the Lender Parties and the FRBNY prior to any such removal and shall indicate in such notice whether the subject Pool Aircraft is to be sold upon such removal, (ii) after giving pro forma effect to such removal, the Borrowers shall be in compliance with Section 5.22(a) and the Pool Specifications and (iii) concurrently with such removal, the Borrowers shall have prepaid the Outstanding ILFC Loans in accordance with Section 2.07(b)(i) or Section 2.07(b)(iii), as the case may be, unless one or more Non-Pool Aircraft has been provided in substitution for such Pool Aircraft (provided that (x) each such substitute Aircraft shall (A) have a date of manufacture after October 31, 2004 and (B) be otherwise satisfactory to the Required Persons and (y) after giving pro forma effect to each such substitution the Designated Pool shall be in compliance with the Pool Specifications). Upon satisfaction of the conditions set forth in the preceding sentence with respect to any Pool Aircraft, each Security Trustee’s security interest in, and Lien on, such Pool Aircraft (and any other Aircraft Assets directly related to such Pool Aircraft) shall be automatically released, and if such removal is effected by the transfer of Equity Interests in an entity owning and/or

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leasing such Pool Aircraft, the applicable security interests in, and Liens on, such entities shall be released in accordance with Section 2.12(g). The Security Trustees shall promptly execute and deliver to the applicable Borrower, at the applicable Borrower’s expense, all documents that the applicable Borrower shall reasonably request to evidence their release of the security interests in, and Liens on, the applicable Pool Aircraft (and any other Aircraft Assets directly related to such Pool Aircraft).
     (c) Intermediate Lessees. In connection with (i) the replacement of any Lease of Pool Aircraft, (ii) the addition of Non-Pool Aircraft to the Designated Pool pursuant to Section 5.22, or (iii) any Requirement of Law, any Borrower shall be entitled, by giving notice (an “Intermediate Lease Notice”) to the Lender Parties and the FRBNY, to enter into an Intermediate Lease with an Intermediate Lessee with respect to such Aircraft; provided that:
     (A) such Intermediate Lessee has been established pursuant to Organizational Documents and Operating Documents in form and substance satisfactory to the Required Persons;
     (B) if such Intermediate Lessee is not an Initial Intermediate Lessee, such Intermediate Lessee shall have executed and delivered to the Required Persons (1) at least twenty (20) days prior to entering into an Intermediate Lease, a Designated Borrower/Intermediate Lessee Request and Assumption Agreement, (2) a supplement to each of the Borrower Party Guarantee and the Third Lien Guarantee, (3) a Grantor Supplement and (4) such certificates, opinions and documents (including UCC Financing Statements, charge documents and registrations and recordings with the FAA (if applicable) and the International Registry) as the Required Persons may reasonably request to grant to the Security Trustees, for the benefit of the Secured Parties (as defined in the Mortgage), a perfected security interest in, and Lien on, all of the Intermediate Lessee’s assets (it being understood and agreed that, with respect to each Aircraft Asset, only the Express Perfection Requirements shall be required to be satisfied);
     (C) if such Intermediate Lessee shall have established a Collection Account in its own name, the Security Trustee shall, subject to the Mortgage, have control of such Collection Account pursuant to a Deposit Account Control Agreement;
     (D) such Intermediate Lessee shall have instructed any applicable Lessee to make all payments in respect of any applicable Lease by wire transfer directly to a Collection Account;

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     (E) if such Intermediate Lessee is not an Initial Intermediate Lessee, the Borrower Party that owns the Equity Interests of such Intermediate Lessee shall (unless such Intermediate Lessee is an Initial Intermediate Lessee) have delivered to the Security Trustee a Collateral Supplement and, if applicable, an Additional Charge Over Shares, sufficient to grant the Security Trustee, for the benefit of the Secured Parties, a security interest in, and Lien on, such Equity Interests;
     (F) the Required Persons shall have received with respect to such Intermediate Lessee such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to them, as may be required by them in their sole discretion;
     (G) The Required Persons shall have received evidence in a form and substance satisfactory to them that the requirements of Section 60 of the Companies Act 1963 (as amended) of Ireland and the analogous provisions of any other relevant jurisdiction in relation to financial assistance, have been complied with in full by such Intermediate Lessee; and
     (H) if such Intermediate Lessee is incorporated under the laws of Ireland, within 21 days following the execution of the Security Documents referred to at (B) and (E) above, the relevant Intermediate Lessee and/or the relevant Borrower Party, as applicable, shall cause each such Security Document to be filed with the Irish Companies Registration Office and the Irish Revenue Commissioners and in each case shall provide evidence of such filings reasonably satisfactory to the Required Persons.
     (d) Designated Borrowers. The Parent Borrower may at any time, upon not less than twenty (20) days’ revocable notice from the Parent Borrower to the Lender Parties and the FRBNY, designate any SPC that is a Subsidiary of Holdings as a Designated Borrower hereunder by delivering to the Lender Parties and the FRBNY) a duly executed notice and agreement in substantially the form of Exhibit F (a “Designated Borrower/Intermediate Lessee Request and Assumption Agreement”); provided that:
     (i) such Designated Borrower has been established pursuant to Organizational Documents and Operational Documents in form and substance satisfactory to the Required Persons;
     (ii) such Designated Borrower shall have executed and delivered to the Required Persons (A) a supplement to the Borrower Party

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Guarantee and the Third Lien Guarantee, (B) a Grantor Supplement, (C) where such Designated Borrower is incorporated under the laws of Ireland, an Irish Mortgage in respect of each Aircraft owned by such Designated Borrower and (D) such certificates, opinions and documents (including UCC Financing Statements, charge documents and registrations and recordings with the FAA (if applicable) and the International Registry) as the Required Persons may reasonably request to grant to the Security Trustees, for the benefit of the Secured Parties (as defined in the Mortgage), a perfected security interest in, and Lien on, all of the Designated Borrower’s assets (it being understood and agreed that, with respect to each Aircraft Asset, only the Express Perfection Requirements shall be required to be satisfied);
     (iii) if such Designated Borrower shall have established a Collection Account in its own name, the Security Trustee shall, subject to the Mortgage, have control of such Collection Account pursuant to a Deposit Account Control Agreement;
     (iv) such Designated Borrower shall have instructed any applicable Lessee to make Collections payments in respect of any applicable Lease by wire transfer directly to a Collection Account;
     (v) Holdings shall have delivered to the Lender and the Security Trustees a Collateral Supplement and, if applicable, an Additional Charge Over Shares sufficient to grant the Security Trustees, for the benefit of the Secured Parties (as defined in the Mortgage), a security interest in, and Lien on, all of the Equity Interests of such Designated Borrower;
     (vi) the Required Persons shall have received with respect to such Designated Borrower such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Required Persons, as may be required by the Required Persons in their sole discretion;
     (vii) where such Designated Borrower is incorporated under the laws of Ireland, within 21 days following the execution of the Security Documents referred to at (ii), (iii) and (v) above, such Designated Borrower shall cause each such Security Document, or the particulars thereof, to be filed with the Irish Companies Registration Office and the Irish Revenue Commissioners and in each case shall provide evidence of such filings reasonably satisfactory to the Required Persons; and
     (viii) the Required Persons shall have received evidence in a form and substance satisfactory to them that the requirements of Section

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60 of the Companies Act 1963 (as amended) of Ireland and the analogous provisions of any other relevant jurisdiction in relation to financial assistance, have been complied with in full by such Designated Borrower.
Notwithstanding anything in this Agreement to the contrary but subject to Section 5.02(b) and Section 5.02(c), each Borrower Party shall be entitled at any time to change its legal form, jurisdiction of organization or jurisdiction of Tax residence, provided that it satisfies the requirements set forth in the proviso in the preceding sentence in the same manner as if it were a Designated Borrower.
     (e) Joint and Several Obligations. The Obligations of the Borrowers (including each Designated Borrower) shall be joint and several in nature.
     (f) Designated Borrower Appointment of Agent. Each Subsidiary of a Borrower Party that becomes a “Designated Borrower” pursuant to this Section 2.12 hereby irrevocably appoints the Parent Borrower as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices (including as agent for service of process) and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Parent Borrower, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Parent Borrower in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.
     (g) Termination of Designated Borrower Status. The Parent Borrower may from time to time, upon not less than twenty (20) days’ revocable prior written notice from the Parent Borrower to the Required Persons, terminate a Designated Borrower’s or an Intermediate Lessee’s status as such, provided that (i) in the case of a Designated Borrower, such Designated Borrower Owns no assets or will Own no Aircraft Assets after giving effect to any transfer of Pool Aircraft and related Aircraft Assets or the Equity Interests in such Designated Borrower that occurs simultaneously with the termination of such Designated Borrower’s status as such and (ii) in the case of an Intermediate Lessee, such Intermediate Lessee is not party to an Intermediate Lease or will not be after giving effect to any transfer of the Equity Interests in such Intermediate Lessee that occurs simultaneously with the termination of such Intermediate Lessee’s status as such. If a Designated Borrower or Intermediate Lessee’s status is terminated as such, the Security Trustees’ security interests in, and Liens on, the Equity Interest in and the assets of such Designated Borrower or Intermediate Lessee shall be automatically released. The Security Trustee shall promptly execute and deliver to the applicable Borrower, at the applicable Borrower’s

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expense, all documents that the applicable Borrower shall reasonably request to evidence its release of the security interests in and Liens on, the applicable Equity Interest and other assets released in accordance with the previous sentence.
     (h) Specified Representation Deficiency. Notwithstanding anything to the contrary herein, the status of any Subsidiary of the Parent Borrower as a Designated Borrower or an Intermediate Lessee shall terminate, for purposes of the calculation of the Loan-to-Value Ratio only (until the status of such Subsidiary as a Designated Borrower or an Intermediate Lessee is terminated as such for all purposes in accordance with this Agreement), immediately if, at any time, the Parent Borrower and such Subsidiary are not able to make any of the representations set forth below with respect to such Subsidiary at such time and any Pool Aircraft owned by it shall immediately be deemed to have an Appraised Value of $0.00 (the occurrence of such situation with respect to such Subsidiary, a “Specified Representation Deficiency”):
     (i) Such Subsidiary is subject to civil and commercial laws with respect to its Obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Subsidiary, the “Applicable Subsidiary Documents”), and the execution, delivery and performance by such Subsidiary of the Applicable Subsidiary Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Subsidiary nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Subsidiary is organized and existing in respect of its obligations under the Applicable Subsidiary Documents.
     (ii) The Applicable Subsidiary Documents are in proper legal form under the laws of the jurisdiction in which such Designated Borrower is organized and existing for the enforcement thereof against such Designated Borrower under the laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Subsidiary Documents.
     (iii) It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Subsidiary Documents that the Applicable Subsidiary Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Subsidiary is organized and existing or that any registration charge or stamp or similar tax be paid at such time on or in respect of the Applicable Subsidiary Documents or any other document, except for (A) any such filing, registration, recording,

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execution or notarization as has been made and (B) any charge or tax as has been timely paid.
     (iv) There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the Subsidiary’s jurisdiction of organization or Tax residence or in which the Subsidiary has an office either (A) on or by virtue of the execution or delivery of the Applicable Subsidiary Documents or (B) on any payment to be made at such time by such Subsidiary pursuant to the Applicable Subsidiary Documents, except (i) for Excluded Taxes described in clause (c) or (d) of the definition of such term or (ii) as has been disclosed to the Lender Parties and the FRBNY and is not material (as determined by the FRBNY acting reasonably) or (iii) in the case of clause (A), as have been paid.
     (v) The execution, delivery and performance of the Applicable Subsidiary Documents executed by such Subsidiary are, under applicable foreign exchange control regulations of the jurisdiction in which such Subsidiary is organized and existing, not subject to any notification or authorization at such time except (A) such as have been made or obtained or (B) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (B) shall be made or obtained as soon as is reasonably practicable).
     The Parent Borrower agrees to give prompt notice (not to exceed five (5) Business Days) to the Lender Parties and the FRBNY after it obtains knowledge of any Specified Representation Deficiency and, upon such notice, will provide a LTV Certificate as of the date of such notice giving pro forma effect to removal of such Subsidiary as a Borrower Party.
     Section 2.13. Restructuring. Notwithstanding anything to the contrary contained herein, on the Loan Restructuring Date, this Agreement and the other Loan Documents shall, without the consent of the FRBNY, the Security Trustee, the Lender or any Borrower Party other than the Parent Borrower, be deemed amended as follows: (i) all Obligations of the Parent Borrower as a Borrower shall be deemed released as to the Parent Borrower and assumed on a joint and several basis by each other Borrower as of the Loan Restructuring Date (the “Surviving Borrowers”) and from and after such time the term “Borrower” or “Borrowers” in the Loan Documents shall be deemed to refer to the Surviving Borrowers only and (ii) for purposes of the Loan Documents, the Parent Borrower shall cease to be a Borrower Party; provided that the Parent Borrower shall not cease to be a Borrower or a Borrower Party notwithstanding the occurrence of the Loan Restructuring Date (A) if, as of the Loan Restructuring Date, either before or after giving pro forma effect to the removal of the Parent Borrower as a Borrower and a Borrower Party under the Loan Documents, an Event of Default

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shall have occurred and be continuing and (B) unless the Parent Borrower shall have provided the Lender with an unsecured guarantee, in form and substance reasonably satisfactory to the Required Persons, guaranteeing the Obligations of the Surviving Borrowers; provided, further, that this Section 2.13 shall not relieve the Parent Borrower of its obligations under Section 5.11, Section 5.26 or Section 8.03(b) following the Loan Restructuring Date. The foregoing amendments shall be effected through documentation satisfactory to the Lender Parties and the FRBNY.
     Section 2.14. Release Of Initial Intermediate Lessees. Notwithstanding anything to the contrary contained herein, on an Initial Intermediate Lessee Release Date, for purposes of the Loan Documents, the applicable Initial Intermediate Lessee shall cease to be a Borrower Party.
     Section 2.15. Release Of Supplemental Pool Aircraft From The Designated Pool. Notwithstanding anything to the contrary contained herein, on the Required Perfection Date, all Supplemental Pool Aircraft shall cease to be Pool Aircraft hereunder and under any other Loan Document; provided that Supplemental Pool Aircraft shall not cease to be Pool Aircraft to the extent that, as of the Required Perfection Date, either before or after giving pro forma effect to the cessation of such Supplemental Pool Aircraft as Pool Aircraft hereunder and under the other Loan Documents, an Event of Default shall have occurred and be continuing. Once the Supplemental Pool Aircraft cease to be Pool Aircraft hereunder and under the other Loan Documents, each Security Trustee’s security interest in, and Lien on, the Supplemental Pool Aircraft (and any other Aircraft Assets directly related to the Supplemental Pool Aircraft) shall be automatically released. The Security Trustees shall promptly execute and deliver to the Parent Borrower, at the Parent Borrower’s expense, all documents that the Parent Borrower shall reasonably request to evidence their release of the security interests in, and Liens on, the Supplemental Pool Aircraft (and any other Aircraft Assets directly related to the Supplemental Pool Aircraft).
ARTICLE 3
Representations and Warranties
     The Parent Borrower and each other Borrower Party represents to the Lender Parties and the FRBNY on the Effective Date and, except as otherwise disclosed in a Monthly Report delivered in respect of a Bringdown Report Date, on each Bringdown Report Date that:
     Section 3.01. Organization, etc. Each Borrower Party is a Person duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization; and each Borrower Party has the power and authority to own its property and to carry on its business as now being conducted

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and is duly qualified and, if applicable, in good standing as a foreign corporation or other entity authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.
     Section 3.02. Authorization; Consents; No Conflict. The execution and delivery by such Borrower Party of any Loan Document to which it is a party and the performance of its obligations thereunder and the consummation of the transactions contemplated thereby (a) are within its organizational powers, (b) have been duly authorized by all necessary corporate action, (c) have received all necessary approvals, authorizations, consents, registrations, notices, exemptions, licenses, declarations, orders and other actions (if any shall be required) from Governmental Authorities, (d) do not and will not contravene, constitute a default under or conflict with any provision of (i) law (including any Environmental Law), rule or regulation applicable to such Borrower Party or with respect to any of its properties, (ii) any writ, judgment, decree or order to which such Borrower Party is a party or by which it is bound or affected, (iii) its Operating Documents or Organizational Documents or (iv) any provision of any agreement or instrument binding on such Borrower Party, or any agreement or instrument of which such Borrower Party is aware affecting the properties of such Borrower Party and (e) do not and will not result in or require the creation or imposition of any Adverse Claim on any of such Borrower Party’s properties pursuant to the terms of any such agreement or instrument referred to in clause (d)(iv) of this Section 3.02, other than the Security Documents. Each of the Loan Documents to which such Borrower Party is a party has been duly authorized, executed and delivered by such Borrower Party.
     Section 3.03. Validity and Binding Nature. This Agreement and the other Loan Documents to which such Borrower Party is a party constitute legal, valid and binding obligations of such Borrower Party, enforceable against such Borrower Party in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     Section 3.04. Financial Statements. The Parent Borrower’s audited consolidated financial statements as at December 31, 2008, and unaudited consolidated financial statements as at June 30, 2009, with the unaudited statements certified by the Parent Borrower’s chief financial officer and a copy of each of which has been furnished to the Required Persons, have been prepared in accordance with GAAP and fairly present the financial condition of the Parent Borrower and its Subsidiaries as at such dates and the results of their operations for the period then ended, subject, in the case of the unaudited financial statements, to year-end adjustments and omission of footnotes and the auditor’s

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year-end report. The balance sheets in such financial statements and the notes thereto disclose all material liabilities, direct or contingent, of the Parent Borrower and its Subsidiaries as of the dates thereof.
     Section 3.05. Litigation and Contingent Liabilities. As of the Effective Date, Litigation Actions, when taken as a whole, could not reasonably be expected to have a Material Adverse Effect. As of the Effective Date, other than any liability incident to such Litigation Actions or provided for or disclosed in the financial statements referred to in Section 3.04, and other than as set forth in the Parent Borrower’s filings with the Securities and Exchange Commission, no Borrower Party has any contingent liabilities which are material to its business, credit, operations or financial condition of the Borrower Parties taken as a whole.
     Section 3.06. Security Interest.
     (a) The Mortgage creates a valid and (upon the taking of the actions required hereby or thereby) perfected security interest in favor of the Security Trustees in the Collateral (other than, as of the Effective Date until (i) with respect to the Required Pool Aircraft and any Aircraft Assets related thereto, the Required Perfection Date and (ii) with respect to the Supplemental Pool Aircraft and any Aircraft Assets related thereto, the applicable date set forth in Section 5.02(a)) as security for the Secured Obligations, subject in priority to no other Liens (other than Permitted Liens), and all filings and other actions necessary to perfect and protect such security interest under the laws of the United States or Ireland have been (or in the case of future Collateral will be) duly taken (it being understood and agreed that, with respect to each applicable Aircraft Asset, only the Express Perfection Requirements shall apply), enforceable against the applicable Borrower Parties and creditors of and purchasers from such Borrower Parties. Schedule 3.06 hereto lists, (i) to the knowledge of the Parent Borrower after due inquiry, all Permitted Liens described in clause (e) or (j) of the definition of Permitted Liens on the Collateral existing as of the Effective Date and (ii) all Permitted Liens described in clause (n) of the definition of Permitted Liens on the Collateral existing as of the Effective Date of which a responsible officer of the Parent Borrower has received written notice.
     (b) Each Control Agreement creates a perfected security interest in the applicable Blocked Account and all cash held in such Blocked Account from time to time, free and clear of any Adverse Claim, in favor of the Security Trustee, for the benefit of the Secured Parties enforceable against the applicable Borrower Party and creditors of and purchasers from such Borrower Party.
     (c) None of the Collateral has been pledged, assigned, sold or otherwise encumbered other than pursuant to the terms hereof or of the Security Documents and except for Permitted Liens, and no Collateral is described in (i) any UCC financing statements filed against any Borrower Party other than UCC financing

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statements which have been terminated and the UCC financing statements filed in connection with Permitted Liens or (ii) any other mortgage registries, including the International Registry, or filing records that may be applicable to the Collateral in any other relevant jurisdiction, other than such filings or registrations that have been terminated or that have been made in connection with Permitted Liens, the Mortgage or any other security document in favor of the Security Trustee, for the benefit of the Secured Parties, or, with respect to the Leases, in favor of the Borrower Parties or the Lessee thereunder.
     (d) The rights and obligations of each Borrower Party (as lessor) under the Leases to which it is a party with respect to the Pool Aircraft are held free and clear of any Adverse Claim other than Permitted Liens, and such Borrower Party has the full right, corporate power and lawful authority to assign, transfer and pledge the same and interests therein as provided in the Mortgage and the other Security Documents.
     Section 3.07. Employee Benefit Plans. (a) Each Borrower Party and its respective ERISA Affiliates is in compliance in all respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder as relates to each Plan except where any failure to comply would not reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to have a Material Adverse Effect. There exists no Undefined Pension Liability with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.
     (b) Each Foreign Pension Plan is in compliance in all respects with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan except where the failure to comply would not reasonably be expected to have a Material Adverse Effect. With respect to each Foreign Pension Plan, none of the Borrower Parties, their respective Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction that would subject any Borrower Party or any Subsidiary, directly or indirectly, to a tax or civil penalty that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to the Lender in respect of any material unfunded liabilities in accordance with applicable law or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Effect.

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     Section 3.08. Labor Matters. As of the date hereof and the Effective Date, there are no material strikes, lockouts or slowdowns against any Borrower Party or any Subsidiary pending or, to the knowledge of any Borrower Party, threatened. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Borrower Party or any Subsidiary is bound, the termination or renegotiation of which could reasonably be expected to have a Material Adverse Effect. Any payments due from any Borrower Party or any Subsidiary, or for which any claim may be made against any Borrower Party or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of any Borrower Party or such Subsidiary except to the extent that such nonpayment or nonaccrual would not reasonably be expected to have a Material Adverse Effect.
     Section 3.09.Investment Company Act. No Borrower Party is an “investment company” or an “affiliated person” of, “promoter” or “principal underwriter” for, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. The making of the Loan by the Lender, the application of the proceeds and repayment thereof by the Borrowers and the consummation of the transactions contemplated by this Agreement and the other Loan Documents will not violate any provision of such act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.
     Section 3.10. Regulation U. No Borrower Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board). No proceeds of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.
     Section 3.11. Information. All written information furnished by or on behalf of any Borrower Party to any Lender Party or the FRBNY in connection with this Agreement, any other Loan Document or the transactions contemplated hereby or thereby, on the date furnished (and when taken in connection with previous information so furnished, and the information contained in the Parent Borrower’s filings with the Securities and Exchange Commission, for the purpose of completeness) shall have been, to the best of each Borrower Party’s knowledge after due inquiry, true, accurate and, when taken as a whole, complete in every material respect as of the date of such information, and as of the Effective Date none of such information shall contain any material misstatement of fact or shall omit to state any material fact necessary to make such information in light of the circumstances under which it was made or provided, not misleading; provided that to the extent any such information, report, financial statement, exhibit or

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schedule was based upon or constitutes an opinion, forecast or projection, each Borrower Party represents only that it acted in good faith and utilized assumptions reasonable at the time made (based upon accounting principles consistent with the historical audited financial statements of the Parent Borrower) and exercised due care in the preparation of such information, report, financial statement, exhibit or schedule.
     Section 3.12. Compliance with Applicable Laws, etc. Each Borrower Party is in compliance with the requirements of all applicable laws, rules, regulations, judgments (unless such judgment has been properly appealed and such appeal is being diligently prosecuted by such Person and for which reserves required in accordance with GAAP have been made), agreements, decrees and orders of all Governmental Authorities (including ERISA and any Environmental Law) applicable to it, except for noncompliance that could not reasonably be expected to have a Material Adverse Effect.
     Section 3.13. Insurance. Each Borrower Party maintains, or has caused to be maintained, insurance as required by the Mortgage.
     Section 3.14. Taxes. Each Borrower Party has (i) filed or caused to be filed all federal, state, local and foreign Tax returns or Tax materials required to have been filed by it with a Governmental Authority, except where the failure to file any such return or material would not reasonably be expected to have a Material Adverse Effect and (ii) paid or caused to be paid all Taxes due and payable by it and all assessments received by it, except Taxes the non-payment of which would not reasonably be expected to have a Material Adverse Effect or that are being disputed in good faith or contested in good faith by appropriate proceedings and for which such Borrower Party shall have set aside on its books reserves required in accordance with GAAP. All such Tax returns are true and correct in all material respects. No Tax Lien or similar Adverse Claim has been filed, and no claim is being asserted, with respect to any such Taxes, that would reasonably be expected to have a Material Adverse Effect. Any Taxes, fees and other governmental charges payable by any Borrower Party in connection with the execution and delivery of this Agreement and the other Loan Documents and the making of any payment required hereby or thereby have been paid or will be paid when due, except Taxes the non-payment of which would not reasonably be expected to have a Material Adverse Effect. No Borrower Party is aware of any proposed or pending tax assessments, deficiencies or audits that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
     Section 3.15. Borrower Information. Schedule 3.15, as updated from time to time in writing to the Lender Parties, accurately sets forth with respect to each Borrower Party (i) the location of its chief executive office, (ii) its jurisdiction of incorporation, (iii) its entity type and (iv) its employer or taxpayer

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identification number (if any) issued by its jurisdiction of incorporation. Each Borrower Party only has one jurisdiction of incorporation.
     Section 3.16. Solvency. As of the Effective Date (and as also reflected on the Parent Borrower’s consolidated balance sheet dated as of June 30, 2009, and confirmed by the Appraisals dated as of September 30, 2009, delivered to the Security Trustee as a condition to the occurrence of the Effective Date), the fair value of the assets of each of (x) the Parent Borrower and (y) the Borrower Parties taken as a whole, exceed their respective liabilities. As of the Effective Date, neither the Borrower Parties taken as a whole, nor the Parent Borrower, will be rendered insolvent as a result of the transactions contemplated by this Agreement and the other Loan Documents.
     Section 3.17. Sanctions. None of the Borrower Parties, any of their Subsidiaries or any director, officer, employee, agent, affiliate or representative of any Borrower Party or any of its Subsidiaries is a Person that is, or is owned or controlled by a Person that is, (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), the Government of Ireland or other sanctions authority relevant in the United States, Ireland, France, Malaysia or any other jurisdiction of incorporation or formation of any Borrower or Intermediate Lessee (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (each, a “Prohibited Country”). For purposes of this Agreement, the Prohibited Countries shall be those countries reasonably determined by the Required Persons as subject to Sanctions from time to time and notified to the Borrower Parties. The Prohibited Countries as of the date hereof are listed on Annex 1.
     Section 3.18. Depositary Banks. The names and addresses of the depositary banks which maintain the Blocked Accounts, together with the account numbers of each Blocked Account are as specified in Schedule 2.11 hereto, as such Schedule 2.11 may be updated from time to time in writing to the Lender Parties. The Collection Accounts are the only accounts into which Collections are currently notified to Lessees to be deposited or remitted.
     Section 3.19. Description of Aircraft and Leases.
     (a) Schedule 3.19(a) attached hereto, as supplemented from time to time pursuant to Section 2.12(b) and Section 5.11(a)(ix) hereof is a true and correct list of all Pool Aircraft (other than the Supplemental Pool Aircraft) and the country of registration of such Pool Aircraft.
     (b) Schedule 3.19(b) attached hereto, as supplemented from time to time pursuant to Section 2.18(f) of the Mortgage, is a true and correct list of all Leases

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(including, without limitation, any head leases), other than Leases with respect to Supplemental Pool Aircraft, in effect with respect to the Pool Aircraft, and the name and jurisdiction of organization or incorporation of the applicable Lessees.
     (c) Schedule 3.19(c) attached hereto, as supplemented from time to time at the request of any Required Person, is a true and correct list of all Supplemental Pool Aircraft and the country of registration of such Supplemental Pool Aircraft.
     (d) Schedule 3.19(d) attached hereto, as supplemented from time to time at the request of any Required Person, is a true and correct list of all Leases (including, without limitation, any head leases) in effect with respect to the Supplemental Pool Aircraft, and the name and jurisdiction of organization or incorporation of the applicable Lessees.
     Section 3.20. Withholding Tax. Any and all payments made to any Borrower Party by any Lessee under the terms of a Lease are required to be made and are made free and clear of and without deduction for any and all present or future Taxes, other than Taxes customarily excluded from gross-up and indemnification in accordance with Leasing Company Practice (including net income or franchise Taxes imposed by the Borrower Party’s jurisdiction of organization or Tax residence or a jurisdiction in which the Borrower Party has an office, Taxes resulting from the negligence or willful misconduct of the Borrower Party or the Borrower Party’s failure to provide documentation or information that would establish an exemption from or reduction in an otherwise applicable withholding Tax (to the extent the Borrower Party is legally able to do so), and Taxes resulting from a transfer of an interest in the applicable aircraft or lease) (all Taxes referenced in this sentence, other than those so customarily excluded, “Lessee Taxes”). To the extent that any Lessee is required by law to withhold or pay any amounts in respect of Lessee Taxes on any payments made to a Borrower Party under the terms of a Lease, such Lessee is required under the terms of the relevant Lease (i) to increase the sum payable to such Borrower Party so that, after making all required deductions for Lessee Taxes, such Borrower Party shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) to make such deductions and pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable laws, and (iii) to indemnify and hold harmless such Borrower Party for any liability of such Borrower Party that results from the non-payment of any Lessee Taxes.

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ARTICLE 4
Conditions
     Section 4.01.Effective Date. The obligations of the Lender to make Loan hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 8.02):
     (a) The Lender (or its counsel) shall have received from each Borrower Party and the Security Trustee executed counterparts of this Agreement.
     (b) The Lender shall have received from each Borrower Party, the Security Trustees and the FRBNY executed counterparts of the Mortgage and all supplements thereto in a form sufficient to file with the FAA, the International Registry and any other Governmental Authority where filing or registration of the Mortgage and any supplements thereto is required under Requirements of Law of the United States to perfect the Security Trustee’s security interest in, and Lien on, the Pool Aircraft and all other Aircraft Assets (as determined by the Required Persons in their sole discretion).
     (c) The Lender shall have received a favorable written opinion (addressed to each Lender Party and the FRBNY and dated the Effective Date) of each of (i) Clifford Chance US LLP with respect to New York law, in-house counsel to the Parent Borrower with respect to California law and other matters, and A&L Goodbody with respect to Irish law, White & Case LLP with respect to French law and Zul Rafique & partners with respect to Malaysian law, each counsel for the Borrower Parties, substantially in the form of Exhibit G-1A, G-1B, G-1C, G-1D and G-1E (as applicable) hereto as to such matters as any Lender Party or the FRBNY may request, including non-contravention of any indenture, agreement, mortgage, deed of trust or other instrument to which any Borrower Party is a party or by which it is bound or any of its properties are subject (including, but not limited to, any Lease), and (ii) Daugherty, Fowler, Peregrin & Haught, A Professional Corporation, special FAA counsel to the Borrower Parties, substantially in the form of Exhibit G-2, and, in the case of each opinion required by this subsection, covering such other matters relating to the Borrower Parties, the Loan Documents, the Collateral or the transactions contemplated thereby as any Lender Party or the FRBNY shall reasonably request. The Borrower Parties requests such counsel to deliver such opinions.
     (d) The Lender shall have received a Deposit Account Control Agreement with respect to each Blocked Account, in each case duly executed and delivered by the applicable Borrower Party, the Security Trustee and the applicable depositary bank.
     (e) The Security Trustee shall have received UCC Financing Statements from each Borrower Party, naming such Borrower Party as debtor, naming the

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Security Trustee (for the benefit of the Secured Parties) as secured party and describing the applicable Collateral (such UCC Financing Statements to be satisfactory to the Security Trustee).
     (f) The Lender shall have received such documents and certificates as the Required Persons or their respective counsel may reasonably request relating to the organization, existence and, if applicable, good standing of the Borrower Parties, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Borrower Parties, the Loan Documents, the Collateral or the transactions contemplated hereby or thereby, all in form and substance satisfactory to the FRBNY and their counsel.
     (g) The Lender shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Parent Borrower, confirming compliance with the conditions set forth in clauses (m) and (n) of this Section 4.01.
     (h) The Borrowers shall have paid all fees and other amounts due and payable to the Lender Parties and the FRBNY on or before the Effective Date, including, to the extent invoiced in reasonable detail, all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by the Borrower Parties under the Loan Documents.
     (i) The Security Trustee and the FRBNY shall have received the results of a recent Lien, tax and judgment search in each relevant jurisdiction, including without limitation the FAA registry and the International Registry with respect to each Borrower Party and the Collateral, revealing no Liens on any of the assets of any Borrower Party or the Collateral, other than Permitted Liens.
     (j) All consents and approvals required to be obtained by the Borrower Parties from any Governmental Authority or other Person in connection with the transactions contemplated by the Loan Documents shall have been obtained, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome condition.
     (k) The Lender shall have received evidence satisfactory to it and the FRBNY that each Borrower Party has delivered irrevocable instructions to each Applicable Obligor instructing it to pay all Collections in respect of any Lease in the future directly to a Collection Account.
     (l) The Lender shall have received a certificate from the Chief Financial Officer of the Parent Borrower, in form and substance satisfactory to it and the FRBNY, with respect to the Borrower Parties, taken as a whole, corresponding to the representations in Section 3.16.

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     (m) The representations and warranties of the Borrower Parties contained in Article 3 of this Agreement and contained in each other Loan Document shall be true and correct on and as of the Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.
     (n) Immediately after giving effect to the Loan, no Default shall have occurred and be continuing.
     (o) Each of the Required Persons shall have received three Appraisals of each Pool Aircraft in form and substance satisfactory to it. Such Appraisals shall (i) have been conducted by a Qualified Appraiser prior to the Effective Date and (ii) show that the aggregate Appraised Value of all Pool Aircraft as of the Effective Date is sufficient to cause the Loan-to-Value Ratio to be less than or equal to 50%, after giving pro forma effect to the Loan to be made on the Effective Date and the outstanding balance of the Existing Loan.
     (p) Each of the Required Persons shall have received evidence satisfactory to it that each of the Pool Aircraft are Owned by a Borrower as of the Effective Date.
     (q) Each of the Required Persons shall have received evidence satisfactory to it that the Parent Borrower has received all waivers and/or amendments to its existing indentures, agreements, mortgage, deeds of trust and other instruments to which it is a party necessary to allow it to undertake the transactions contemplated by the Loan Documents.
     (r) The Lender Parties and the FRBNY shall have received from each Borrower Party such supplements to the Mortgage, charges, consents, control agreements, Irish Mortgages, UCC Financing Statements and amendments and other similar instruments, agreements, certificates, documents and opinions of counsel as the Lender Parties or the FRBNY may reasonably request, together with evidence to their satisfaction that all necessary actions have been taken, in order to grant (i) the First Lien Security Trustee, for the benefit of the FRBNY, a first-priority security interest in, and Lien on, the Collateral (other than Aircraft Assets relating to the Required Pool Aircraft and the Supplemental Pool Aircraft), which shall secure the First Lien Secured Obligations (as defined in the Mortgage), (ii) the Third Lien Security Trustee, for the benefit of the FRBNY, a third-priority security interest in, and Lien on, the Collateral (other than Aircraft Assets relating to the Required Pool Aircraft and the Supplemental Pool Aircraft), which shall secure the Third Lien Secured Obligations (as defined in the Mortgage) and (iii) the Fourth Lien Security Trustee, for the benefit of the FRBNY, a fourth-priority security interest in, and Lien on, the Collateral (other than Aircraft Assets relating to the Required Pool Aircraft and the Supplemental Pool Aircraft), which shall secure the Fourth Lien Secured Obligations (as defined in

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the Mortgage) provided that only the Express Perfection Requirements shall be required to be satisfied; provided, further, that, for the purposes of this clause (r), Required Cape Town Registrations with respect to assignments of International Interests in Leases that are not registered on the International Registry as of the Effective Date shall be made within one month of the Effective Date.
     (s) (a) The First Lien Security Trustee, for the benefit of the FRBNY, shall have a first priority perfected security interest in the Collateral (other than Aircraft Assets relating to the Required Pool Aircraft and the Supplemental Pool Aircraft) (subject only to Permitted Liens) and (b) the Third Lien Security Trustee, for the benefit of the FRBNY, shall have a third priority perfected security interest in the Collateral (other than Aircraft Assets relating to the Required Pool Aircraft and the Supplemental Pool Aircraft) (subject only to Permitted Liens) (in each case, it being understood and agreed that, with respect to each Aircraft Asset, only the Express Perfection Requirements shall be required to be satisfied).
     (t) The Lender Parties and the FRBNY shall have received a report from Simat Helliesen & Eichner, Inc. in form and substance satisfactory to the Required Persons opining as to such matters as the Required Persons may require.
     (u) The Lender shall have received copies of the Borrower Party Guarantee and the Charge Over Shares of the Irish Subsidiary Borrower, duly executed by each Borrower Party party thereto, together with all documents required to be delivered thereunder.
     (v) The Lender shall have received a signed original of a Note with respect to the Loan, duly executed by each Borrower.
     (w) The Required Persons shall have received evidence, in form and substance satisfactory to them, that the requirements of Section 60 of the Companies Act 1963 (as amended) of Ireland and the analogous provisions of any other relevant jurisdiction in relation to financial assistance have been complied with in full by the Irish Subsidiary Borrower and the Irish Initial Intermediate Lessee.
Promptly after the Effective Date occurs, the Lender shall notify each Borrower Party, the Security Trustee, and the FRBNY thereof, and such notice shall be conclusive and binding.
     Section 4.02. Quiet Enjoyment Letters. Prior to the Effective Date, the Security Trustee shall have provided a quiet enjoyment letter (in the form provided to the Security Trustee by the Parent Borrower) relating to each Lease of each Aircraft that will be a Pool Aircraft as of the Effective Date.

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ARTICLE 5
Covenants
     Until all the principal of and interest on the Loan and all fees payable hereunder have been paid in full, each Borrower Party covenants and agrees with the Lender that:
     Section 5.01. Legal Existence and Good Standing. Except as permitted under Section 2.12, Section 2.13 or Section 5.25, such Borrower Party shall maintain (a) its legal existence and, if applicable, good standing in the jurisdiction of its incorporation and (b) its qualification and, if applicable, good standing in all other jurisdictions in which the failure to maintain such qualification and good standing could reasonably be expected to cause a Material Adverse Effect.
     Section 5.02. Protection of Security Interest of the Lender.
     (a) Such Borrower Party shall deliver to the Security Trustee such additional supplements to the Mortgage, Irish Mortgages, Charges Over Shares, charges, consents, control agreements and other similar instruments, agreements, certificates, opinions and documents (including UCC Financing Statements and charge documents) as the Security Trustee, any Lender Party or the FRBNY may reasonably request to effectuate the terms hereof and under and in accordance with the Security Documents and thereby to:
     (i) (A) grant, maintain, protect and evidence security interests in favor of the Security Trustee, for the benefit of the Secured Parties, (B) take all actions necessary to perfect security interests in favor of the Security Trustee in accordance with (1) the laws of the United States (or any instrumentality thereof) (including but not limited to the filing of UCC Financing Statements in the appropriate locations, including the State of California and the District of Columbia, and appropriate offices and registrations and recordings with the FAA and the International Registry), (2) the Cape Town Convention, (3) the laws of Ireland and (4) the laws of any other jurisdiction applicable to the Borrower Party (in the judgment of the Security Trustee), in any or all present and future property of such Borrower Party which would constitute Collateral under and in accordance with the terms of the Security Documents prior to the Liens or other interests of any Person, except to the extent Permitted Liens may have priority; and
     (ii) otherwise establish, maintain, protect and evidence the rights provided to the Security Trustee, for the benefit of the Secured Parties, under and in accordance with the terms hereof and of the Security Documents including anything that may be necessary or advisable under (A) the laws of the United States (or any instrumentality thereof), (B) the

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Cape Town Convention, (C) the laws of Ireland or (D) the laws of any other jurisdiction applicable to the Borrower Party (in the judgment of the Security Trustee);
it being understood and agreed that, with respect to the security interest in any Aircraft Asset, only the Express Perfection Requirements shall be required to be satisfied and (A) with respect to the Required Pool Aircraft, the requirements of clause (ii) of the definition of “Express Perfection Requirements” shall be required to be satisfied only from and after (1) with respect to The Type A Required Pool Aircraft, October 23, 2009 and (2) with respect to The Type B Required Pool Aircraft, December 1, 2009, (B) with respect to the Supplemental Cape Town Pool Aircraft, the requirements of clause (iii) of the definition of “Express Perfection Requirements” shall be required to be satisfied only from and after October 23, 2009, (C) with respect to the Supplemental Non-Treaty Pool Aircraft, the requirements of clause (iv) of the definition of “Express Perfection Requirements” shall be required to be satisfied only from and after October 23, 2009 and (D) with respect to the Supplemental Geneva Pool Aircraft, the requirements of clause (v) of the definition of “Express Perfection Requirements” shall be required to be satisfied only from and after December 1, 2009.
     (b) No Borrower Party shall change its name, identity or corporate structure (within the meaning of Article 9 of the UCC) unless such Borrower Party shall have given the Security Trustee at least thirty (30) days’ prior written notice thereof; provided that, upon the Security Trustee’s request in any case in which, in the Security Trustee’s reasonable opinion, such change of name, identity or corporate structure would or could make the Mortgage, the other Security Documents, any filings or registrations or any financing statement or continuation statement filed pursuant to the terms hereof or any other Loan Documents misleading within the meaning of Section 9-402(7) of the UCC or any other applicable law, such Borrower Party shall promptly file appropriate amendments to all previously made filings or registrations and all previously filed financing statements and continuation statements.
     (c) Each Borrower Party shall give the Security Trustee at least thirty (30) days’ prior written notice of any change of such Borrower Party’s jurisdiction of incorporation.
     (d) Each Borrower Party shall furnish to the Lender Parties and the FRBNY from time to time such statements and schedules further identifying and describing the Collateral as the Required Persons may reasonably request, all in reasonable detail.
     Section 5.03. Other Liens or Interests. Except for the security interests granted under Loan Documents, and as otherwise permitted under the Loan Documents (including Section 5.06), no Borrower Party will sell, pledge, assign or transfer to any other Person (other than as permitted hereunder), or grant,

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create, incur, assume or suffer to exist any Adverse Claim in excess of $2,000,000 on, any Pool Aircraft or other Collateral or interest therein and, in the case of any Borrower Party other than the Parent Borrower or any Initial Intermediate Lessee, any other assets or any interest therein, and each Borrower Party shall have the obligation and the non-exclusive right to defend the right, title, and interest of the Security Trustees (for the benefit of the Secured Parties (as defined in the Mortgage)) in and to the Collateral against all claims of third parties claiming through or under any Borrower Party or otherwise.
     Section 5.04. Burdensome Agreements. No Borrower Party shall enter into or cause, suffer or permit to exist, any agreement with any Person, other than the Lender Parties pursuant to this Agreement or any other Loan Documents, which prohibits or limits the ability of such Borrower Party to (i) create, incur, assume or suffer to exist any Lien upon, or (ii) restricts transfers of, (in the case of any Borrower Party other than the Parent Borrower or any Initial Intermediate Lessee) any of its property, assets or revenues, and (in the case of the Parent Borrower or any Initial Intermediate Lessee) any Owned Collateral, other than Permitted Liens, whether now owned or hereafter acquired; provided that this Section 5.04 shall not apply to agreements entered into by the Parent Borrower prior to the Effective Date and set forth on Schedule 5.04 hereto.
     Section 5.05. Ownership, Operation and Leasing of Pool Aircraft. No Borrower Party shall:
     (a) Other than in connection with a sale, transfer or other disposition permitted under Section 5.06, permit any Person (except to the extent of the Local Requirements Exception) to own beneficially or of record any Pool Aircraft;
     (b) Enforce any Lease with respect to any Pool Aircraft in a manner other than in a manner consistent with Leasing Company Practice;
     (c) Enter into a Lease with respect to a Pool Aircraft unless such Lease is an Eligible Lease and the Lessee is an Eligible Carrier; and
     (d) Enter into a Future Lease with a Lessee if such entry would result in a Lessee Limitation Event;
provided that a Borrower shall be entitled to cure any Default under clause (b) or (c) or any Lessee Limitation Event by substituting for the applicable Pool Aircraft without any mandatory prepayment obligation in respect thereof, one or more Non-Pool Aircraft, each with a date of manufacture after October 31, 2004 and otherwise satisfactory to the Required Persons, in each case such that the Designated Pool shall be in compliance with the Pool Specifications after giving pro forma effect to such substitution.

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     Section 5.06. Limitation on Disposition of Aircraft. Except as expressly provided in Section 2.12(a) or Section 5.25, no Borrower shall sell, transfer or otherwise dispose of any Pool Aircraft unless the Net Sale Proceeds of such sale, transfer or other disposition are applied in accordance with Section 2.07(b)(i) and the Parent Borrower shall not sell, transfer or otherwise dispose of Non-Pool Aircraft without the prior written consent of Required Persons except (i) to any of its Subsidiaries or to a trust, nominee, conditional vendor or other Person where the Parent Borrower or any of its Subsidiaries holds 100% of the beneficial interests therein, (ii) pursuant to any exchange of aircraft of substantially equal value, (iii) to a lessee or any of its Affiliates or nominees pursuant to a purchase option in the applicable lease documentation, (iv) in connection with a contract, letter of intent, term sheet or similar document in existence on the Effective Date, (v) as salvage or otherwise to its insurers, (vi) as may be expressly consented to in writing by the Required Persons or (vii) if the proceeds from such disposition together with the proceeds from other Non-Pool Aircraft dispositions (A) in such fiscal year (exclusive of dispositions referred to in clauses (i) through (vi)) are less than $500,000,000 in the aggregate and (B) prior to the Maturity Date (exclusive of dispositions referred to in clauses (i) through (vi)) are less than $2,000,000,000 in the aggregate. Notwithstanding the foregoing or anything to the contrary stated herein, no Borrower shall sell, transfer or otherwise dispose of any Aircraft until the Required Perfection Date.
     Section 5.07. Extension, Amendment or Replacement of Leases.
     (a) No Borrower Party shall amend, replace, or waive any term of, or otherwise modify any Lease in a manner inconsistent with Leasing Company Practice; provided that in no event shall any amendment, replacement or waiver cause such Lease to cease to contain or comply with the Core Lease Provisions.
     (b) Upon the termination of any Lease with respect to any Pool Aircraft, the applicable Borrower Parties shall (or the Parent Borrower shall on their behalf) use their reasonable commercial efforts consistent with Leasing Company Practice to renew or extend such Lease or lease such Pool Aircraft to another Eligible Carrier pursuant to an Eligible Lease. No such additional Lease shall be permitted if it would constitute a Lessee Limitation Event; provided that no Lessee Limitation Event shall be deemed to have occurred as a result of the renewal, extension or replacement of any Lease with the same Eligible Carrier.
     Section 5.08. Representations Regarding Operation. No Borrower Party shall represent or hold out, or consent to any Lessee to represent or hold out, any Lender Party or the FRBNY as (i) the owner or lessor of any Pool Aircraft, (ii) carrying goods or passengers on any Pool Aircraft, or (iii) being in any way responsible for any operation of carriage (whether for hire or reward or gratuitously) with respect to any Pool Aircraft.

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     Section 5.09. Compliance with Laws, Etc. Each Borrower Party shall comply in all material respects with all Requirements of Law (including any Environmental Law, ERISA or any laws applicable to any Foreign Pension Plan), rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges is caused by a Third Party Event (and only for so long as the Parent Borrower and the applicable Borrower Party are complying with the requirements of the proviso to the last paragraph of Section 2.18(c) of the Mortgage) or would not materially adversely affect the Collateral, the collectability of monies owed under the Leases or the ability of such Borrower Party to perform its obligations under the Loan Documents.
     Without limiting the foregoing, each Borrower Party shall obtain all governmental (including regulatory) registrations, certificates, licenses, permits and authorizations required to be obtained by it in connection with the Loan Documents and for the Pool Aircraft Owned or leased by it, including a current certificate of airworthiness for each Pool Aircraft (issued by the applicable aviation authority and in the appropriate category for the nature of operations of such Pool Aircraft) unless such Pool Aircraft is not subject to a Lease or is undergoing maintenance or modification or would not materially adversely affect the Collateral, the collectability of monies owed under the Leases or the ability of such Borrower Party to perform its obligations under the Loan Documents, in which case all appropriate governmental (including regulatory) registrations, certificates, licenses, permits and authorizations shall be maintained.
     Section 5.10. Notice of Adverse Claim or Loss. Each Borrower Party shall notify the Lender Parties and the FRBNY promptly after a responsible officer of the Parent Borrower obtaining knowledge thereof, in writing and in reasonable detail, (i) of any Adverse Claim known to it made or asserted against any of the Collateral (other than Permitted Liens), (ii) of the occurrence of any event which would have a material adverse effect on the assignments and security interests granted by the Borrower Parties under any Loan Document, (iii) of any loss, theft, damage, or destruction to any Pool Aircraft if the potential cost of repair or replacement of such asset (without regard to any insurance claim related thereto) may exceed the greater of the damage notification threshold under the relevant Lease and $2,000,000; and (iv) as soon as such Borrower Party becomes aware of any settlement offer received by such Borrower Party with respect to any claim of damage or loss in excess of $10,000,000 with respect to a Pool Aircraft.
     Section 5.11. Reporting Requirements.
     (a) The Parent Borrower shall furnish, or cause to be furnished, to the Required Persons:

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     (i) on the fifth Business Day following the last Business Day of each calendar month, the Monthly Report;
     (ii) as soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the audited consolidated financial statements, prepared in accordance with GAAP, for such year of the Parent Borrower and its consolidated Subsidiaries, certified by any firm of nationally recognized independent certified public accountants;
     (iii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, with respect to the Parent Borrower and its consolidated Subsidiaries, unaudited consolidated balance sheets as of the end of such quarter and as at the end of the previous Fiscal Year, and consolidated statements of income for such quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter prepared in accordance with GAAP, certified by the officer in charge of financial matters of the Parent Borrower identifying such balance sheets or statements as being the balance sheets or statements of the Parent Borrower described in this paragraph (iii) and stating that the information set forth therein fairly presents the financial condition of the Parent Borrower and its consolidated Subsidiaries as of the last day of such quarter of such Fiscal Year in conformity with GAAP, subject to year-end adjustments and omissions of footnotes and subject to the auditors’ year end report;
     (iv) promptly after receipt thereof, a copy of any “management letter” received by any Borrower Party from its certified public accountants and the management’s response thereto;
     (v) concurrently with each delivery of financial statements under clause (ii) or (iii) above, a certificate of a Financial Officer of the Parent Borrower (A) certifying as to whether to his or her knowledge an Event of Default has occurred and is continuing (exclusive of any Event of Default under Section 6(f) (other than as a result of breach of Section 5.28)) and, if an Event of Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (B) stating whether any change in GAAP or in the application thereof has occurred since the date of the Parent Borrower’s most recent audited financial statements referred to in Section 3.04 or delivered pursuant to this Section and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

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     (vi) as soon as possible and in any event within two (2) Business Days after he or she obtains knowledge of the occurrence and continuance of a Default or an Event of Default (exclusive of any Event of Default under Section 6(f) (other than as a result of breach of Section 5.28)), a written statement of a Financial Officer of the Parent Borrower setting forth complete details of such Default or Event of Default, and the action, if any, which the Borrower Parties have taken or propose to take with respect thereto;
     (vii) promptly, from time to time, subject to applicable confidentiality restrictions such other information, documents, Records or reports respecting the Pool Aircraft, the Leases, the Aircraft Assets or the condition or operations, financial or otherwise, of the Borrower Parties or any of their Subsidiaries which are reasonably available to it and which any Lender Party or the FRBNY may, from time to time, reasonably request;
     (viii) prompt written notice of the issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the performance of any Borrower Party’s obligations hereunder or under any other Loan Document, or invalidating, or having the effect of invalidating, any provision of this Agreement, or any other Loan Document, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint, in each case, of which a responsible officer has knowledge;
     (ix) within ten (10) Business Days of each LTV Determination Date, a certificate of a Financial Officer (an “LTV Certificate”) setting forth in detail reasonably satisfactory to the Lender (i) computations of the Loan-to-Value Ratio as of such LTV Determination Date, (ii) if applicable, the LTV Cure(s) to be undertaken by the Borrowers to cure any breach of Section 5.22 (including, if applicable, the Non-Pool Aircraft that the Borrowers propose to add to the Designated Pool to effectuate such LTV Cure) and (iii) a complete list of all Pool Aircraft comprising the Designated Pool as of such LTV Determination Date (which list shall replace Schedule 3.19(a) hereto upon delivery of such LTV Certificate), together with three Appraisals, each conducted by a Qualified Appraiser, in substance reasonably satisfactory to the Lender, of any Aircraft added (or being added or being proposed to be added pursuant to an LTV Cure) to the Designated Pool since the immediately preceding LTV Determination Date;
     (x) as soon as is available and in any case within ten (10) Business Days after the Appraisal Date, three Appraisals of each Pool

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Aircraft from Qualified Appraisers and, at any time during the continuance of an Event of Default, at the request of either of the Required Persons, Appraisals of the Pool Aircraft specified in such request from Qualified Appraisers. Each Appraisal shall be conducted (i) by a Qualified Appraiser, (ii) at the sole cost and expense of the Borrowers and (iii) no more than thirty (30) days prior to the date such Appraisal is furnished.
     (b) The Lender Parties and the FRBNY are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to any other Lender Party or the FRBNY, to any Government Authority having jurisdiction over any such Person or any Borrower Party pursuant to any written request therefor or in the ordinary course of examination of loan files, to any rating agency in connection with their respective ratings of commercial paper issued by the Lender or to any other Person who shall acquire or consider the assignment of, or acquisition of any interest in, any Obligation permitted by this Agreement; provided, that such Person (not including any Government Authority or any rating agency) agrees in writing to the confidentiality provisions set forth in Section 8.12.
     Section 5.12. Limitation on Engaging in Business Activities. The Parent Borrower shall not engage in any business or activity other than any of the businesses in which it is engaged on the Effective Date, and any business reasonably related thereto. The Parent Borrower shall continue to operate the business which it operates on the date hereof and business incidental thereto. Holdings will not engage in any business or activity other than owning all of the outstanding shares of any Borrower Party and activities incidental thereto. No other Borrower shall engage in any business or activity other than the ownership and/or leasing and/or disposition of Pool Aircraft, and any business reasonably related thereto.
     Section 5.13. Limitation on Transactions with Affiliates. No Borrower Party shall enter into, renew or extend any transaction (including the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of the Parent Borrower or any of its Subsidiaries (except in each case the Parent Borrower or another Borrower or an Intermediate Lessee), except upon terms no less favorable to such Borrower Party than could be obtained, at the time of such transaction or at the time of the execution of the agreement providing therefor, in a comparable arm’s-length transaction with a Person that is not such an Affiliate and pursuant to enforceable agreements. Notwithstanding the foregoing, nothing in this Section shall have the effect of prohibiting any transaction authorized by Section 2.12(a) hereof or any insurance or derivative transaction between Parent Borrower and Parent or any Affiliate of Parent, provided that such insurance or derivative transaction is entered into solely to hedge or mitigate risks to which such Borrower Party is exposed in the ordinary

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course of conduct of its business or management of its liabilities and not for speculative purposes.
     Section 5.14. [Intentionally Omitted].
     Section 5.15. Limitation on Capital Expenditures. (a) The Borrower Parties will not make or commit to make any Capital Expenditure in an amount greater than $10,000,000 in any fiscal year, if any Lender Party or the FRBNY shall have notified the applicable Borrower Party of its objection thereto following receipt of written notice not less than 10 Business Days prior to any such Capital Expenditure.
     (b) Notwithstanding the exclusion from the definition of Capital Expenditures of expenditures (including Capital Lease Obligations) in respect of aircraft and aircraft related equipment, the Borrower Parties will not make or commit to make an acquisition of an aircraft (other than pursuant to an exercise of rights or remedies under a secured loan, conditional sale or finance lease or transfer in lieu thereof or an exercise of rights under a residual value guaranty, loss guaranty or similar arrangement) that as of the Effective Date is not the subject of an existing contractual commitment to acquire such aircraft (each a “Proposed Aircraft Purchase”), if any Required Person shall have notified the applicable Borrower Party of its objection to such Proposed Aircraft Purchase within thirty (30) days following written notice from the applicable Borrower Party of such Proposed Aircraft Purchase, which notice shall be given by such Borrower Party not less than forty five (45) days prior to the commitment to make such acquisition (such written notice to include a summary description of the aircraft, the reason for acquiring the aircraft, the purchase price of the aircraft, the proposed lessee of the aircraft together with the rent and lease term in respect of any proposed lease of the aircraft, and the means by which the Parent Borrower proposes to finance the acquisition of the aircraft); provided that, notwithstanding the foregoing, no Required Person shall have the right to object to a Proposed Aircraft Purchase to the extent that (x) the purchase price of such Proposed Aircraft Purchase, together with the purchase price of any other Proposed Aircraft Purchase of any Borrower Party not consented to by the Required Persons pursuant to this clause that became subject to a contractual commitment entered into in the applicable fiscal year, does not exceed $100,000,000 in the aggregate in such applicable fiscal year and (y) the applicable Borrower Party has provided a written notice of such Proposed Aircraft Purchase consistent with this clause (b) and has consulted with the FRBNY with respect to such Proposed Aircraft Purchase during the thirty (30) day period referred to above.  This clause (b) shall not apply to (i) exchanges of “delivery slots” in respect of an aircraft to be purchased from a manufacturer unless the aggregate purchase price for the aircraft contractually committed to be purchased is increased by more than $25,000,000 or (ii) the incurrence of a Capital Lease Obligation in respect of an aircraft that is

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either the subject of an existing contractual commitment to purchase as of the Effective Date or already Owned at the time of such incurrence.
     Section 5.16. Limitation on Certain Restrictions on Subsidiaries. No Borrower Party (except the Parent Borrower and except any Initial Intermediate Lessee) shall, or shall cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of such Borrower Party or any of its Subsidiaries to (i) pay dividends or make any other distributions on its Equity Interests owned directly or indirectly by such Borrower or any other of its Subsidiaries or pay any indebtedness owed to such Borrower Party, (ii) make loans or advances to such Borrower Party or (iii) transfer any of its properties to such Borrower Party, except for such encumbrances or restrictions existing under or by reason of (x) a Requirement of Law or (y) this Agreement or any other Loan Document.
     Section 5.17. Audits; Inspections. Not more frequently than once in any 12 month period in the case of Aircraft Collateral not in the possession of a Borrower Party, and otherwise not more frequently than three (3) times per calendar year (unless an Event of Default shall have occurred and be continuing), each of the Required Persons, or their respective agents or representatives, may, upon reasonable notice and during regular business hours, at the Borrower Party’s expense, which notice shall in no event be less than five (5) Business Days (except if an Event of Default shall have occurred and be continuing), as requested by the Lender Parties or the FRBNY, subject to any limitations in a Lease and applicable confidentiality restrictions, (i) conduct inspections of the Aircraft Collateral and the Records and collections systems of any Borrower Party, (ii) examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of any Borrower Party, relating to the Aircraft Collateral, and (iii) visit the offices and properties of any Borrower Party, for the purpose of examining such materials described in clause (ii) above, and discussing matters relating to the Aircraft Collateral or any Borrower Party’s performance under the Loan Documents or under the Leases with any appropriate officers or employees of any Borrower Party, having knowledge of such matters.
     Section 5.18. Use of Proceeds; Margin Regulations. The proceeds of the Loan will be used solely to (a) pay scheduled principal on existing Material Indebtedness of the Parent Borrower outstanding as of the Effective Date or (b) pay interest and fees on such Material Indebtedness. No part of the proceeds of the Loan will be used, directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations T, U and X.

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     Section 5.19. Insurance. Each Borrower Party shall maintain or cause to be maintained insurance covering such risks, and in such amounts as specified in Section 2.19 and Schedule V of the Mortgage.
     Section 5.20. UNSC, EU and United States Sanctions and Export Restrictions. No Borrower Party shall, nor shall it permit or cause any of its Subsidiaries to, directly or through a Subsidiary, lease, sell, purchase or own an aircraft, to any Person to which the export and/or use of such aircraft or engine is not permitted (including by reason of such Person’s location), or would not be permitted if the Borrower Party’s transaction were governed by the laws of the United States, under (A) any UNSC sanctions or export restrictions, (B) any EU sanctions or export restrictions, (C) any sanctions administered or enforced by OFAC, (D) the Export Administration Regulations administered by the Bureau of Industry and Security of the U.S. Commerce Department, (E) the International Traffic in Arms Regulations administered by the Directorate of Defense Trade Controls of the U.S. Department of State, or (F) any subsequent sanctions, regulations or orders, the effect of which prohibits or restricts the export and/or use of aircraft to such country or such Person, after giving effect in each case to applicable licenses and other exemptions. Each Borrower Party shall, and shall cause any of its Subsidiaries to, deliver to the Lender any certification or other evidence reasonably requested from time to time by the Lender, confirming its compliance with this Section.
     Section 5.21. Sanctions. (a) No Borrower Party shall, directly or indirectly, use the proceeds of the Loan, or lend, contribute or otherwise make available any funds to any subsidiary, joint venture partner or other Person (i) to fund any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of any Sanctions; or (ii) in any other manner that will result in a violation of Sanctions by any Lender Party participating in the Loan, whether as lender, borrower, advisor or otherwise.
     (b) No Borrower Party shall permit any Pool Aircraft (i) to be registered in, or operated by any Lessee domiciled in, or organized under the laws of, a Prohibited Country or (ii) to be operated by any Lessee under a Lease if the existence of such Lease would cause any Borrower Party to be in violation of Section 5.20 or this Section 5.21, otherwise in violation of any Sanctions, or in violation of any Requirement of Law relating to money laundering, including the Bank Secrecy Act, as amended by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “Patriot Act”), or any implementing regulations thereunder.
     Section 5.22. Loan-to-Value Ratio.

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     (a) The Borrowers will not permit the Loan-to-Value Ratio on any LTV Determination Date during any period to exceed 50%.
     (b) The Loan-to-Value Ratio shall be tested on the Effective Date, each Appraisal Date, upon the removal of any Pool Aircraft from the Designated Pool in accordance with Section 2.12(b), upon the substitution of a Non-Pool Aircraft for a Pool Aircraft without a prepayment under Section 2.07(a)(iii) and upon a Specified Representation Deficiency in accordance with Section 2.12(h) (each such date, a “LTV Determination Date”).
     (c) In the event that the Loan-to-Value Ratio as of any LTV Determination Date is greater than that permitted pursuant to Section 5.22(a) above, the Borrowers shall be required, in any combination, to (i) prepay all or a portion of the Outstanding ILFC Loans by deposit into the FRBNY Account and/or (ii) add Non-Pool Aircraft, each with a date of manufacture after October 31, 2004 and otherwise satisfactory to the Required Persons, to the Designated Pool, in each case such that the Designated Pool shall be in compliance with the Pool Specifications after giving pro forma effect to such addition (each of (i) and (ii), an “LTV Cure”), in an aggregate amount sufficient to cause the Loan-to-Value Ratio, after giving pro forma effect to any LTV Cure, to satisfy the requirements of Section 5.22(a) as of the most recent LTV Determination Date.
     (d) The Borrowers shall complete the applicable LTV Cure(s) in a manner reasonably satisfactory to the Required Persons on or prior to the earlier of (i) forty five (45) days following the date on which the Required Persons confirm to the Parent Borrower that the applicable Non-Pool Aircraft are satisfactory including that the proposed security interests therein can be perfected in accordance with the terms of this Agreement and the other Loan Documents and (ii) sixty five (65) days following the delivery of the applicable LTV Certificate; provided that in the event the applicable LTV Certificate specifies that the only LTV Cure to be undertaken by the Borrowers is prepayment of the Outstanding ILFC Loans in accordance with Section 5.22(c)(i), the Borrowers shall be required to so prepay the Outstanding ILFC Loans within three (3) Business Days following the delivery of such LTV Certificate.
     Section 5.23. Indebtedness. No Borrower Party other than the Parent Borrower or any Initial Intermediate Lessee shall, create, incur, assume or suffer to exist any indebtedness, other than the Obligations under the Loan Documents and the Existing Loan Documents; provided, that each such Borrower Party shall be permitted to incur minimal obligations (in no event to exceed $20,000 at any time outstanding) for its day to day operations (such as expenses for stationary, audits and maintenance of legal status) and customary intercompany charges, loans and advances and other obligations in the course of its business permitted hereunder; provided that, any such intercompany charges, loans and advances, and other obligations shall take place exclusively among the Borrower Parties.

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     Section 5.24. In General. Notwithstanding anything to the contrary contained herein, no Borrower Party other than the Parent Borrower or any Initial Intermediate Lessee shall (i) engage in any business or activity other than (A) maintaining its corporate existence, (B) participating in tax, accounting and other administrative activities and (C) the execution and delivery of the Loan Documents and the Existing Loan Documents to which it is a party and the performance of its obligations thereunder and matters incidental thereto or (ii) own any assets other than the Collateral or and subordinated intercompany loans, advances and other obligations as allowed under Section 5.23.
     Section 5.25. Mergers, Consolidations and Sales of Assets. Except as permitted in Section 2.12 or Section 5.06, no Borrower Party shall merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all the assets (whether now owned or hereafter acquired) of any Borrower Party (unless such merger or consolidation is with or into, or such assets are sold, transferred or otherwise disposed of to, another Borrower Party (other than an Initial Intermediate Lessee)).
     Section 5.26. Separateness of SPCs and Qualifications of Irish SPCs. (a) Without limiting any, and subject to all, other covenants of the Borrower Parties contained in this Agreement, each Borrower Party other than the Parent Borrower or any Initial Intermediate Lessee shall conduct its business and operations separate and apart from that of any other Person (including the Parent Borrower and any other Borrower Party), it being understood that the Parent Borrower (or a Subsidiary thereof) may act as a “servicer” to any other Borrower Party and in such capacity may perform, or cause to be performed, leasing, administration, sale, aircraft and equipment maintenance and related services on behalf of such Borrower Party, including advancing funds to, obtaining loans from and charging fees and expenses to the other Borrower Parties and shall cause each Borrower Party to comply with this Section 5.26. In furtherance of the foregoing, with respect to each Borrower Party other than the Parent Borrower or any Initial Intermediate Lessee:
     (i) Each such Borrower Party shall hold all of its assets in its own name.
     (ii) Each such Borrower Party shall conduct its own business in its own name and, for all purposes, shall not operate, or purport to operate, collectively as a single or consolidated business entity with respect to any person (other than for Tax purposes pursuant to applicable rules relating to consolidated or similar Tax groups or to entities disregarded for Tax purposes).

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     (iii) Each such Borrower Party shall pay its own debts, liabilities and expenses (including overhead expenses, if any) only out of its own assets as the same shall become due.
     (iv) Each such Borrower Party has observed, and shall observe all organizational formalities, in each case to the extent necessary to preserve its separate existence (except as otherwise permitted hereunder), and shall preserve its existence (except as otherwise permitted hereunder), and it shall not, nor shall it permit any Affiliate or any other Person to, amend, modify or otherwise change the Organizational Documents or Operating Documents in a manner that would adversely affect the existence of such Borrower as a special purpose entity (except for consolidation for financial reporting and for Tax purposes, including being disregarded entities for Tax purposes).
     (v) Each such Borrower Party does not, and shall not, (A) guarantee, become obligated for, or hold itself or its credit out to be responsible for or available to satisfy, the debts or obligations of any other Person (except another Borrower Party) or (B) control the decisions or actions respecting the daily business or affairs of any other Person, in each case except as permitted by or pursuant to the Loan Documents or pursuant to customary intercompany management arrangements.
     (vi) Each such Borrower Party shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other Person.
     (vii) No Borrower Party shall use its separate existence to perpetrate a fraud in violation of applicable law.
     (viii) No Borrower Party shall, in connection with the Loan Documents, act with an intent to hinder, delay or defraud any of its creditors in violation of applicable law.
     (ix) Except for Permitted Liens, no such Borrower Party shall grant a security interest or otherwise pledge its assets for the benefit of any other Person.
     (x) No such Borrower Party shall make loans or advances to any Person, except as permitted by or pursuant to the Loan Documents.
     (xi) No such Borrower Party shall make a transfer of its assets except as permitted by or pursuant to the Loan Documents.

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     (xii) Each such Borrower Party shall pay the salaries of its own employees (if any).
     (xiii) Each such Borrower Party shall correct any known misunderstanding regarding its separate identity.
     (xiv) Each such Borrower Party shall maintain adequate capital in light of its business operations.
     (b) Failure by any Borrower Party to comply with any of the obligations set forth in clause (a) above shall not affect the status of such Borrower Party as a separate legal entity or render any action taken by such Borrower Party ultra vires.
     (c) Each Borrower Party shall cause each SPC which is organized under the laws of Ireland to operate and be managed in such a manner that its “centre of main interest” (as that phrase is used in Article 3(i) of Council Regulation (EC) No. 1346/2000 on Insolvency Proceedings) is at all times located in Ireland.
     Section 5.27. Transfer Of Leases. (a) Any Initial Intermediate Lessee that within three months of the Effective Date has not had 100% of its Equity Interests transferred to Holdings or a Subsidiary of Holdings shall take all actions necessary to enter into novations with a Borrower Party (other than any other Initial Intermediate Lessee) with respect to each Intermediate Lease to which such Initial Intermediate Lessee is a party on or before the six-month anniversary of the Effective Date.
     Section 5.28. Compliance with Parent Facility. Notwithstanding anything else to the contrary in this Article 5, no Borrower Party shall take or be permitted to take any action it is not otherwise permitted to take under the terms of the Parent Facility or to refrain from taking any action it is otherwise required to take thereunder.
     Section 5.29. Post-Effective Date Ownership. Unless otherwise agreed, following the Effective Date, (a) any Pool Aircraft registered in a country which has (i) ratified the Geneva Convention and (ii) not Ratified the Cape Town Convention and (b) any Pool Aircraft registered in a country which has ratified neither the Geneva Convention nor the Cape Town Convention, shall be Owned by the Irish Subsidiary Borrower or a Designated Borrower organized under the laws of Ireland.

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ARTICLE 6
Events of Default
     If any of the following events (“Events of Default”) shall occur:
     (a) any Borrower shall fail to pay any principal of the Loan when the same shall become due;
     (b) any Borrower shall fail to pay when due any interest on the Loan and such failure shall continue unremedied for a period of three Business Days, or any Borrower shall fail to pay when due any fee or other amount (except an amount referred to in clause (a) above) payable under any Loan Document, and such failure shall continue unremedied for a period of seven Business Days after demand upon or other notice to such Borrower;
     (c) any representation, warranty or certification made or deemed made by or on behalf of any Borrower Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made and the adverse effect thereof, if capable of being remedied, shall continue unremedied for a period of 30 days after the date on which the applicable Borrower Party shall have received written notice thereof from any Lender Party;
     (d) any Borrower shall fail to observe or perform any covenant or agreement contained in Sections 5.01, 5.02, 5.03, 5.06, 5.11(a)(ix), 5.15, 5.19, 5.20, 5.21 or 5.22(d).
     (e) any Borrower Party shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) above), and such failure shall continue unremedied for a period of twenty (20) days after notice thereof from any Lender Party or the FRBNY to the Parent Borrower (which notice will be given at the request of either Required Person);
     (f) any event or condition occurs that results in the Parent’s obligations under the Parent Facility becoming due before its scheduled maturity or that enables or permits the FRBNY or any trustee or agent on its behalf to cause such obligations to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, before the scheduled maturity therefor; provided that this clause shall not apply to the Parent’s obligations under the Parent Facility that become due as a result of a voluntary sale or transfer of property permitted by the Parent Facility;

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     (g) any event or condition occurs that results in Material Indebtedness becoming due before its scheduled maturity or that enables or permits the holder or holders of Material Indebtedness or any trustee or agent on its or their behalf to cause Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, before its scheduled maturity; provided that this clause shall not apply to secured Material Indebtedness that becomes due as a result of a voluntary sale or transfer of the property securing such Material Indebtedness;
     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Borrower Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership, examinership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
     (i) any Borrower Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, examination or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership, examinership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Borrower Party or for a substantial part of its respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) have its board of directors vote to approve any action for the purpose of effecting any of the foregoing;
     (j) any Borrower Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
     (k) one or more judgments for the payment of money in an aggregate amount exceeding $25,000,000 shall be rendered against the Borrower Parties taken as a whole and shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any asset of any Borrower Party to enforce any such judgment; or
     (l) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Borrower Party not to be, a valid and perfected Lien on any Collateral with the same priority as and to the extent

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provided for under the applicable Security Documents except as a result of a sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents;
     (m) an ERISA Event shall have occurred that when taken either alone or together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect;
then, and in every such event (except an event with respect to the Borrower described in clause (h) or (i) above), and at any time thereafter during the continuance of such event, the Lender may, and at the request of the FRBNY shall, by notice to the Borrowers, declare the Loan then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loan so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are waived by the Borrowers; and in the case of any event with respect to any Borrower Party described in clause (h) or (i) above, the principal of the Loan then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are waived by the Borrower Parties.
ARTICLE 7
Guaranty
     Section 7.01. Guaranty. Each Borrower Party hereby guarantees the punctual payment upon the expiration of any applicable remedial period, whether at scheduled maturity or by acceleration, demand or otherwise, of all of its Guaranteed Obligations (each Borrower Party in its capacity as guarantor under this Article 7, a “Guarantor Party”). Without limiting the generality of the foregoing, the liability of each Guarantor Party shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Borrower Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization, examination or similar proceeding involving such other Borrower Party.
     Section 7.02. Contribution. Subject to Section 7.03, each Guarantor Party hereby unconditionally agrees that in the event any payment shall be required to be made to any Secured Party under this Article 7 or the Borrower Party Guarantee, such Guarantor Party in its capacity as such will contribute, to the

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maximum extent permitted by law, such amounts to each other Guarantor Party so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.
     Section 7.03. Guaranty Absolute. Each Guarantor Party guarantees that its Guaranteed Obligations will be paid in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Guarantor Party under or in respect of this Article 7 are independent of the Guaranteed Obligations or any other Obligations of any other Borrower Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor Party to enforce this Article 7, irrespective of whether any action is brought against any other Borrower Party or whether any other Borrower Party is joined in any such action or actions. The liability of each Guarantor Party under this Article 7 shall be irrevocable, absolute and unconditional, and each Guarantor Party hereby irrevocably waives any defenses (other than payment in full of the Guaranteed Obligations) it may now have or hereafter acquire in any way relating to, any or all of the following:
     (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;
     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of its Guaranteed Obligations or any other Obligations of any other Borrower Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in its Guaranteed Obligations resulting from the extension of additional credit to any Borrower Party or any of its Subsidiaries or otherwise;
     (c) any taking, exchange, release or non-perfection of security interest in or Lien on any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of its Guaranteed Obligations;
     (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of its Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other collateral for all or any of its Guaranteed Obligations or any other Secured Obligations of any Borrower Party under the Loan Documents or any other assets of any Borrower Party or any of its Subsidiaries;
     (e) any change, restructuring or termination of the corporate structure or existence of any Borrower Party or any of its Subsidiaries;

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     (f) any failure of any Secured Party to disclose to any Borrower Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Borrower Party now or hereafter known to such Secured Party (each Guarantor Party waiving any duty on the part of the Secured Parties to disclose such information);
     (g) the failure of any other Person to execute or deliver any other guaranty or agreement or the release or reduction of liability of any other guarantor or surety with respect to its Guaranteed Obligations; or
     (h) any other circumstance or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Borrower Party or any other guarantor or surety other than satisfaction in full of the Obligations.
This Article 7 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of such Guarantor Party’s Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or any other Loan Party or otherwise, all as though such payment had not been made.
     Section 7.04. Waiver and Acknowledgments. (i) Each Guarantor Party hereby waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of its Guaranteed Obligations and this Article 7 and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower Party or any other Person or any Collateral.
     (a) Each Guarantor Party hereby unconditionally and irrevocably waives any right to revoke this Article 7 and acknowledges that this Article 7 is continuing in nature and applies to all of its Guaranteed Obligations, whether existing now or in the future; provided that the Parent Borrower shall be released as a Guarantor Party when it ceases to be a Borrower pursuant to Section 2.13.
     (b) Each Guarantor Party hereby unconditionally and irrevocably waives any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor Party or other rights of such Guarantor Party to proceed against any of the other Borrower Parties, any other guarantor or any other Person or any Collateral and any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor Party under this Article 7.

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     (c) Each Guarantor Party hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor Party any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Borrower Party or any of its Subsidiaries now or hereafter known by such Secured Party.
     (d) Each Guarantor Party acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in this Article 7 are knowingly made in contemplation of such benefits.
     Section 7.05. Subrogation. Each Guarantor Party hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any other Borrower Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor Party’s Guaranteed Obligations under or in respect of any Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against any other Borrower Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any other Borrower Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of such Guarantor Party’s Guaranteed Obligations and all other amounts payable under this Article 7 shall have been paid in full in cash, it being understood that payments in respect of inter-company advances exclusively among the Borrower Parties in the ordinary course of business are not prohibited under this Section 7.05 unless an Event of Default has occurred and is continuing and, if applicable, a “Notice of Exclusive Control” (as defined in any applicable Deposit Account Control Agreement) has been given. If any amount shall be paid to any Guarantor Party in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article 7, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor Party and shall forthwith be paid or delivered to the Lender in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to such Guarantor Party’s Guaranteed Obligations and all other amounts payable by it under this Article 7, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any of such Guarantor Party’s Guaranteed Obligations or other amounts payable by it under this Article 7 thereafter arising. If all of the Guaranteed Obligations and all other amounts payable under this Article 7 shall have been paid in full in cash, the Secured

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Parties will, at any Guarantor Party’s request and expense, execute and deliver to such Guarantor Party appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor Party of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor Party pursuant to this Article 7.
     Section 7.06. Payment Free and Clear of Taxes. Any and all payments by any Guarantor Party under this Article 7 shall be made in accordance with the provisions of this Agreement, including the provisions of Section 2.09 (and such Guarantor Party shall make such payments of Taxes or Other Taxes to the extent described in Section 2.09), as though such payments were made by a Borrower.
     Section 7.07. No Waiver; Remedies. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     Section 7.08. Continuing Guaranty. This Article 7 is a continuing guaranty and shall (a) remain in full force and effect until the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article 7, and (b) inure to the benefit of and be enforceable by the Secured Parties and their permitted successors, transferees and assigns. No Guarantor Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Required Persons.
     Section 7.09. Subordination of Certain Intercompany Indebtedness. Each Guarantor Party hereby agrees that any obligations owed by it to another Borrower Party shall be subordinated to the Obligations of such Guarantor Party and that any indebtedness owed to it by another Borrower Party shall be subordinated to the Obligations of such other Borrower Party, it being understood that such Guarantor Party or such other Borrower Party, as the case may be, may make payments on such intercompany indebtedness unless an Event of Default has occurred and is continuing and, if applicable, a “Notice of Exclusive Control” (as defined in any applicable Deposit Account Control Agreement) has been given.
     Section 7.10. Limit of Liability. (a) Each Guarantor Party shall be liable only for Guaranteed Obligations aggregating up to the largest amount that would not render its Guaranteed Obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

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     (b) In the event that the direct or indirect assets of any Borrower Party organized under the laws of Ireland are insufficient to pay in full all claims made by the Secured Parties in respect of Guaranteed Obligations of such Borrower Party, then the Secured Parties shall have no further claim against such Borrower Party with respect to its Guaranteed Obligations for amounts that exceed its direct or indirect assets at such time.
     (c) The guarantees, obligations, liabilities and undertakings granted by the French Initial Intermediate Lessee under this Article 7, this Agreement and the other Loan Documents shall, for each relevant financial year, be, in any and all cases, strictly limited to 90% of the annual net margin generated by the French Initial Intermediate Lessee in connection with back-to-back leasing activities between it and the Parent Borrower with respect to the lease of Pool Aircraft.
ARTICLE 8
Miscellaneous
     Section 8.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, or sent by telecopy, as follows:
     (i) if to any Borrower Party, to International Lease Finance Corporation at 10250 Constellation Blvd., Suite 3400, Los Angeles, CA 90067, Attention of Treasurer with a copy to the General Counsel (Telecopy No. (310 788-1990);
     (ii) if to the Lender prior to October 24, 2009, to AIG Funding, Inc., 72 Wall Street / 10th Floor, New York, NY 10005, Attention of Neil Friedman (Telecopy No. 212-363-7176);
     (iii) if to the Lender on or after October 24, 2009, to AIG Funding, Inc., 180 Maiden Lane / 24th Floor, New York, NY 10038, Attention of Neil Friedman (Telecopy No. 212-770-9362);
     (iv) if to the Security Trustee, to Wells Fargo Bank Northwest, National Association, 299 South Main Street / 12th Floor, Salt Lake City, UT 84111, Attention of the Corporate Lease Group (Telecopy No. 801-246-5053);
     (v) if to the FRBNY, to the Federal Reserve Bank of New York at 33 Liberty Street, New York, NY 10045, Attention of James R. Hennessey, Legal Department (Telecopy No. 212-720-7797) with a copy

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to Steven J. Manzari, Credit, Investment & Payment Risk (Telecopy No. 212-720-6332).
     (b) The Lender or the Parent Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
     (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the Lender and the Parent Borrower. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement will be deemed to have been given on the date of receipt.
     Section 8.02. Waivers; Amendments. (a) No failure or delay by any Lender Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Borrower Party therefrom shall in any event be effective unless the same shall be permitted by subsection (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of the Loan shall not be construed as a waiver of any Default, regardless of whether any Lender Party had notice or knowledge of such Default at the time.
     (b) No Loan Document or provision thereof may be waived, amended or modified except, in the case of this Agreement, by an agreement or agreements in writing entered into or consented to by the Borrowers and the Required Persons or, in the case of any other Loan Document, by an agreement or agreements in writing entered into by the parties thereto with the written consent of the Required Persons; provided that no such agreement shall amend, modify or otherwise affect the rights or duties of the Security Trustee without such Person’s prior written consent. Any purported waiver, amendment or other modification of any Loan Document or any provision thereof that does not comply with this Section 8.02(b) shall be null and void and of no legal effect.
     Section 8.03. Expenses; Indemnity; Damage Waiver. (a) The Borrowers agree to pay all reasonable out-of-pocket expenses incurred by the Security Trustee and the FRBNY in connection with its due diligence and the financial analysis of the Borrowers, the preparation and administration of this Agreement

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and the other Loan Documents, any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the any Lender Party or the FRBNY in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including in each case the fees, charges and disbursements of counsel, accountants, financial advisers and other experts engaged by the Required Persons (including the allocated fees of in-house counsel).
     (b) Each Borrower agrees to indemnify each Lender Party and each of their respective Representatives and the FRBNY (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements (exclusive however of Taxes, it being understood that the sole indemnification provided by the Borrowers to the Indemnitees in respect of Taxes is set forth in Section 2.09), incurred by or asserted against any Indemnitee arising out of, in any way connected with or as a result of any claim, litigation, investigation or proceeding, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by a Borrower, any other Borrower Party or any of their respective Affiliates) relating to: (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the use of the proceeds of the Loan, or (iii) any actual or alleged presence or release of Hazardous Materials on any property currently or formerly owned, leased, operated or used by any Borrower Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower Party or any of its Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Except with respect to a claim asserted against the FRBNY, the relevant Borrower Party shall defend the claim and the relevant Indemnitee shall cooperate in the defense. Other than with respect to any claim asserted against the FRBNY, the Borrowers may, in their sole discretion, and at their expense, control the defense of a claim including, without limitation, designating counsel for the relevant Indemnitee (excluding for the avoidance of doubt the FRBNY) and controlling all negotiations, litigation, arbitration, settlements, compromises and appeals of any such claim; provided that (i) the Borrowers may not agree to any settlement involving any Indemnitee that contains any element other than the payment of money and complete indemnification of the Indemnitee without the prior written consent of the affected Indemnitee, (ii) the Borrowers shall engage and pay the expenses of

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separate counsel for the Indemnitee to the extent that the interest of the relevant Indemnitee are in conflict with those of the Borrowers or any other Borrower Party and (iii) the Indemnitee shall have the right to approve the counsel designated by the Borrowers which consent shall not be unreasonably withheld.
     (c) To the extent permitted by applicable law, no Borrower Party shall assert, and it waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated by the Loan Documents, the Loan or the use of the proceeds thereof.
     (d) The provisions of Section 2.09 and this Section 8.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby and thereby, the repayment of the Loan, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of any Lender Party or the FRBNY. All amounts due under this Section 8.03 shall be payable on written demand therefor.
     Section 8.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) other than as provided in Section 2.12, Section 2.13 or Section 5.25 hereof, no Borrower may assign, delegate or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Required Persons (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign, delegate or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (except the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly provided herein, the Related Parties of the Lender Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.
     (b) The Lender may at any time assign all or any portion of its rights under this Agreement to the FRBNY to secure extensions of credit to the Lender from the FRBNY.
     Section 8.05. Survival. All covenants, agreements, representations and warranties made by the Borrower Parties in the Loan Documents and in certificates or other instruments delivered in connection with or pursuant to the Loan Documents shall be considered to have been relied upon by the other parties

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hereto and shall survive the execution and delivery of the Loan Documents and the making of the Loan, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Lender Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any principal of or accrued interest on the Loan or any fee or other amount payable hereunder is outstanding and unpaid.
     Section 8.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement (i) will become effective when the Lender shall have signed this Agreement and received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and (ii) thereafter will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy will be effective as delivery of a manually executed counterpart of this Agreement.
     Section 8.07. Severability. If any provision of any Loan Document is invalid, illegal or unenforceable in any jurisdiction then, to the fullest extent permitted by law, (i) such provision shall, as to such jurisdiction, be ineffective to the extent (but only to the extent) of such invalidity, illegality or unenforceability, (ii) the other provisions of the Loan Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lender Parties in order to carry out the intentions of the parties thereto as nearly as may be possible and (iii) the invalidity, illegality or unenforceability of any such provision in any jurisdiction shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.
     Section 8.08. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     Section 8.09. Jurisdiction; Consent to Service of Process. (a) To the extent permitted by applicable law, party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of

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the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender Party or the FRBNY may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Borrower Party or its properties in the courts of any jurisdiction.
     (b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     Section 8.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     Section 8.11. Headings. Article and Section headings and the Table of Contents herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

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     Section 8.12. Confidentiality. Each party hereto agrees to keep confidential all non public information, including, without limitation, the Loan Documents, and other related documents provided to it by any Person pursuant to or in connection with the Loan Documents; provided that nothing herein shall prevent any party from disclosing any such information (a) to its Representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) upon the request or demand of any regulatory authority or quasi-regulatory authority (such as the NAIC), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Loan Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) with the consent of the Parent Borrower, the Lender Parties and the FRBNY or (f) to the extent such information becomes publicly available other than as a result of a breach of this Section 8.12; provided further that prior to any disclosure of information pursuant to clauses (b), (c) and (d) of the proviso above, the applicable party shall notify the other parties and the FRBNY, if legally permitted to do so, of any proposed disclosure as far in advance of such disclosure as practicable and, upon the applicable other party’s or the FRBNY’s request, take all reasonable actions to ensure that any information disclosed is accorded confidential treatment, or if such notice to the other party or the FRBNY, as applicable, is prohibited by law, inform the relevant court, regulatory authority or quasi-regulatory authority of the other party’s or the FRBNY’s interest in the disclosed information and request that such court, regulatory authority or quasi-regulatory authority inform the other party and the FRBNY of the disclosure.
     Section 8.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to the Loan, together with all fees, charges and other amounts that are treated as interest on the Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged or otherwise received by the Lender in accordance with applicable law, the rate of interest payable in respect of the Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of the Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to the Lender in respect of other Loan or periods shall be increased (but not above the Maximum Rate therefor) until the Lender shall have received such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of payment.
     Section 8.14. USA Patriot Act. The Lender hereby notifies each Borrower Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Borrower Party,

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which information includes the name and address of such Borrower Party and other information that will allow the Lender to identify such Borrower Party in accordance with the Patriot Act.
     Section 8.15. Third Party Beneficiary. Each party hereto agrees that the FRBNY is an express third-party beneficiary of this Agreement, entitled to enforce and to enjoy all rights and privileges set out in this Agreement or any other Loan Document to which it is not a party notwithstanding that it is not a party to this Agreement or such other Loan Document.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

INTERNATIONAL LEASE FINANCE CORPORATION

		By:	/s/ Alan H. Lund

Name: Alan H. Lund
Title: Vice Chairman and Chief Financial Officer

		By:	/s/ Pamela S. Hendry

Name: Pamela S. Hendry
Title: Senior Vice President & Treasurer

STATES AIRCRAFT, INC.

		By:	/s/ Pamela S. Hendry

Name: Pamela S. Hendry
Title: Director

SIGNED SEALED AND DELIVERED by SHREWSBURY AIRCRAFT LEASING LIMITED by its duly appointed attorney in the presence of:		SHREWSBURY AIRCRAFT LEASING LIMITED
		By:	/s/ Niau Sommerville

By:	/s/ Maireadh Dale		Name: Niau Sommerville

Name:	Maireadh Dale		Title: Attorney
Address:	North Wall Quay, DI
Occupation:	Solicitor

TOP AIRCRAFT, INC.

		By:	/s/ Pamela S. Hendry

Name: Pamela S. Hendry
Title: Director

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SIGNED SEALED AND DELIVERED by ILFC IRELAND LIMITED by its duly appointed attorney in the presence of:		ILFC IRELAND LIMITED
		By:	/s/ Niau Sommerville

By:	/s/ Maireadh Dale		Name: Niau Sommerville
Name:	Maireadh Dale		Title: Attorney
Address:	North Wall Quay, DI
Occupation:	Solicitor

ILFC FRANCE S.A.R.L.

		By:	/s/ Niau Sommerville

Name: Niau Sommerville
Title: Gerart

ILFC LABUAN LTD.

		By:	/s/ Julie I. Sackman

Name: Julie I. Sackman
Title: Director

AIG FUNDING, INC.

		By:	/s/ Robert A. Gender

Name: Robert A. Gender
Title: President

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Security Trustee

		By:	/s/ Val T. Orton

Name: Val T. Orton
Title: Vice President

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SCHEDULE 1.01(a)
CREDIT AGREEMENT
MATERIAL AGREEMENTS
1. Restated Articles of Incorporation of the Parent Borrower.
2. Amended and Restated By-Laws of the Parent Borrower.
3. Indenture dated as of November 1, 1991, between the Parent Borrower and U.S. Bank Trust National Association (successor to Continental Bank, National Association), as Trustee.
4. First supplemental indenture, dated as of November 1, 2000, to the Indenture between the Parent Borrower and U.S. Bank Trust National Association.
5. Second Supplemental Indenture, dated as of February 28, 2001, to the Indenture between the Parent Borrower and U.S. Bank Trust National Association.
6. Third Supplemental Indenture, dated as of September 26, 2001, to the Indenture between the Parent Borrower and U.S. Bank Trust National Association.
7. Indenture dated as of November 1, 2000, between the Parent Borrower and the Bank of New York, as Trustee.
8. First Supplemental Indenture, dated as of August 16, 2002 to the indenture between the Parent Borrower and the Bank of New York.
9. Fourth Supplemental Indenture, dated as of November 6, 2002, to the indenture between the Parent Borrower and U.S. Bank National Association.
10. Fifth Supplemental Indenture, dated as of December 27, 2002, to the indenture between the Parent Borrower and U.S. Bank National Association.
11. Sixth Supplemental Indenture, dated as of June 2, 2003, to the indenture between the Parent Borrower and U.S. Bank National Association.
12. Seventh Supplemental Indenture, dated as of October 8, 2004, to the indenture between the Parent Borrower and U.S. Bank National Association.
13. Eighth Supplemental Indenture, dated as of October 5, 2005, to the indenture between the Parent Borrower and U.S. Bank National Association.
14. Ninth Supplemental Indenture, dated as of October 5, 2006, to the indenture between the Parent Borrower and U.S. Bank National Association.
15. Tenth Supplemental Indenture, dated as of October 9, 2007, to the indenture between the Parent Borrower and U.S. Bank National Association.

16. Agency Agreement (Amended and Restated), dated September 15, 2006, by and among the Parent Borrower, Citibank, N.A. and Dexia Banque Internationale à Luxembourg, société anonyme.
17. Supplemental Agency Agreement, dated September 7, 2007, among the Parent Borrower, Citibank, N.A. and Dexia Banque Internationale à Luxembourg, société anonyme.
18. Supplemental Agency Agreement, dated September 5, 2008, among the Parent Borrower, Citibank, N.A. and Dexia Banque Internationale à Luxembourg, société anonyme.
19. Indenture, dated as of August 1, 2006, between the Parent Borrower and Deutsche Bank
Trust Company Americas, as Trustee.
20. Aircraft Facility Agreement, dated as of May 18, 2004, among Whitney Leasing Limited, as borrower, the Parent Borrower, as guarantor and the Bank of Scotland and the other banks listed therein.
21. Extension Letter, dated May 11, 2009, to Aircraft Facility Agreement, dated as of May 18, 2004, among Whitney Leasing Limited, as borrower, the Company, as guarantor, and the Bank of Scotland and other banks listed therein.
22. $2,000,000,000 Five-Year Revolving Credit Agreement, dated as of October 15, 2004, among the Parent Borrower, CitiCorp USA, Inc., as Administrative Agent, and the other financial institutions listed therein.
23. Amendment No. 1 to the $2,000,000,000 Five-Year Revolving Credit Agreement dated as of October 15, 2004, among the Parent Borrower, CitiCorp USA, Inc., as Administrative Agent, and the other financial institutions listed therein.
24. $2,000,000,000 Five-Year Revolving Credit Agreement dated as of October 14, 2005, among the Parent Borrower, CitiCorp USA, Inc as Administrative Agent, and the other financial institutions listed therein.
25. Amendment No. 1 to the $2,000,000,000 Five-Year Revolving Credit Agreement dated as of October 14, 2005, among the Parent Borrower, CitiCorp USA, Inc., as Administrative Agent, and the other financial institutions listed therein.
26. $2,500,000,000 Five-Year Revolving Credit Agreement, dated as of October 13, 2006, among the Parent Borrower, CitiCorp USA, Inc., as Administrative Agent, and the other financial institutions listed therein.
27. Amended and Restated Credit Agreement, dated as of October 13, 2009, among the Parent Borrower, the U.S. Subsidiary Borrower, the Irish Subsidiary Borrower, Holdings, the Irish Initial Intermediate Lessee, the French Initial Intermediate Lessee, the Labuan Initial Intermediate Lessee, the Lender and the Security Trustee.

SCHEDULE 1.01(b)
CREDIT AGREEMENT
TYPE A REQUIRED POOL AIRCRAFT

Airframe	Airframe Manufacturer		Engine Manufacturer and
MSN	and Model	Engine MSNs	Model
2158	Airbus A320-200	575738, 575739	CFM56-5B4/P
2166	Airbus A320-200	575761, 575762	CFM56-5B4/P
2278	Airbus A320-200	575899, 577106	CFM56-5B4/P
2349	Airbus A320-200	577165, 577166	CFM56-5B4/P
3444	Airbus A320-200	697679, 697683	CFM56-5B4/3
3476	Airbus A320-200	697718, 697724	CFM56-5B4/3
32706	Boeing 777-300ER	906139, 906140	GE90-115BG01
32707	Boeing 777-300ER	906170, 906175	GE90-115BG02
32708	Boeing 777-300ER	906171, 906172	GE90-115BG01
32709	Boeing 777-300ER	906197, 906199	GE90-115BG02
32710	Boeing 777-300ER	906212, 906214	GE90-115BG02
32713	Boeing 777-300ER	906300, 906301	GE90-115BG02
32714	Boeing 777-300ER	906321, 906322	GE90-115BG02
32715	Boeing 777-300ER	906230, 906232	GE90-115BG02
32728	Boeing 777-300ER	906237, 906250	GE90-115BG02
32729	Boeing 777-300ER	906285, 906286	GE90-115BG02
32730	Boeing 777-300ER	906235, 906236	GE90-115BG02
33501	Boeing 777-300ER	906148, 906149	GE90-115BG01
462	Airbus A330-200	41224, 41225	Rolls Royce TRENT 772B-60
29395	Boeing B777-300	51285, 51287	Rolls Royce TRENT 892-17
28687	Boeing B777-300	51416, 51417	Rolls Royce TRENT 892-17
29396	Boeing B777-300	51378, 51379	Rolls Royce TRENT 892-17
32697	Boeing B777-300	51371, 51372	Rolls Royce TRENT 892-17
32699	Boeing B777-300	51397, 51398	Rolls Royce TRENT 892-17
TYPE B REQUIRED POOL AIRCRAFT

Airframe	Airframe Manufacturer		Engine Manufacturer and
MSN	and Model	Engine MSNs	Model
29373	Boeing 737-800	894437, 894438	CFM56-7B26
29374	Boeing 737-800	894504, 894505	CFM56-7B26
30704	Boeing 737-800	892948, 892949	CFM56-7B26
30705	Boeing 737-800	892983, 892985	CFM56-7B26
30716	Boeing 737-800	894514, 894515	CFM56-7B26
29357	Boeing 737-700	892238, 893236	CFM56-7B24
29358	Boeing 737-700	892276, 892279	CFM56-7B24
29361	Boeing 737-700	892350, 893348	CFM56-7B24
29362	Boeing 737-700	893383, 893384	CFM56-7B24

Airframe	Airframe Manufacturer		Engine Manufacturer and
MSN	and Model	Engine MSNs	Model
29364	Boeing 737-700	892611, 892612	CFM56-7B24
29365	Boeing 737-700	892644, 892649	CFM56-7B24
33008	Boeing 737-700	892399, 893389	CFM56-7B24
33009	Boeing 737-700	892413, 892414	CFM56-7B24
30681	Boeing 737-800	892286, 892287	CFM56-7B26
30682	Boeing 737-800	892314, 893316	CFM56-7B26
30693	Boeing 737-800	890660, 891655	CFM56-7B26
32800	Boeing 737-800	892325, 892326	CFM56-7B26
32802	Boeing 737-800	892404, 892405	CFM56-7B26
906	Airbus A330-200	41514, 41515	Rolls-Royce TRENT 772B-60
2708	Airbus A320-200	577506, 577507	CFM56-5B4/P
2743	Airbus A320-200	577543, 577544	CFM56-5B4/P
2770	Airbus A320-200	577587, 577590	CFM56-5B4/P
2899	Airbus A320-200	577752, 577753	CFM56-5B4/P
2741	Airbus A321-200	V12273, V12275	IAE V2533-A5
2759	Airbus A321-200	V12291, V12293	IAE V2533-A5
2767	Airbus A321-200	V12302, V12304	IAE V2533-A5
2809	Airbus A321-200	V12323, V12325	IAE V2533-A5
2936	Airbus A321-200	V12418, V12430	IAE V2533-A5
3067	Airbus A321-200	V12542, V12548	IAE V2533-A5
3075	Airbus A321-200	V12558, V12560	IAE V2533-A5
3112	Airbus A321-200	V12593, V12609	IAE V2533-A5
29366	Boeing 737-700	892720, 893709	CFM56-7B24
29367	Boeing 737-700	892774, 892775	CFM56-7B24
29370	Boeing 737-700	894369, 894370	CFM56-7B24
29371	Boeing 737-700	894201, 894224	CFM56-7B24
29372	Boeing 737-700	894345, 894357	CFM56-7B24
30697	Boeing 737-800	892811, 892812	CFM56-7B26
30699	Boeing 737-800	892847, 892848	CFM56-7B26
30708	Boeing 737-800	894263, 894264	CFM56-7B26
30709	Boeing 737-800	892897, 892904	CFM56-7B26
33006	Boeing 737-800	892944, 892945	CFM56-7B26
2371	Airbus A319-100	V11835, V11836	IAE V2524-A5
2408	Airbus A319-100	V11865, V11866	IAE V2524-A5
2426	Airbus A319-100	V11890, V11892	IAE V2524-A5
2435	Airbus A319-100	V11895, V11902	IAE V2524-A5
2505	Airbus A319-100	V11989, V11991	IAE V2524-A5
2574	Airbus A319-100	V12063, V12067	IAE V2524-A5
2579	Airbus A319-100	V12054, V12056	IAE V2524-A5
2667	Airbus A319-100	V12161, V12163	IAE V2524-A5
2815	Airbus A319-100	V12310, V12320	IAE V2524-A5
2901	Airbus A319-100	V12403, V12405	IAE V2524-A5
2940	Airbus A319-100	V12444, V12453	IAE V2524-A5
2948	Airbus A319-100	V12450, V12485	IAE V2524-A5
2969	Airbus A319-100	V12452, V12469	IAE V2524-A5
3020	Airbus A319-100	V12527, V12531	IAE V2524-A5
3144	Airbus A319-100	V12626, V12628	IAE V2524-A5
3258	Airbus A319-100	V12709, V12734	IAE V2524-A5

Airframe	Airframe Manufacturer		Engine Manufacturer and
MSN	and Model	Engine MSNs	Model
3269	Airbus A319-100	V12717, V12720	IAE V2524-A5
3311	Airbus A319-100	V12780, V12782	IAE V2524-A5
3342	Airbus A319-100	V12789, V12791	IAE V2524-A5
30711	Boeing 737-800	894412, 894413	CFM56-7B26
30725	Boeing 737-800	894691, 894692	CFM56-7B26/3
30673	Boeing 737-800	890824, 890826	CFM56-7B27/B1
30733	Boeing 737-800	896143, 896144	CFM56-7B27/3
30685	Boeing 737-800	892543, 892544	CFM56-7B26
30686	Boeing 737-800	892360, 892364	CFM56-7B26
30698	Boeing 737-800	892803, 892804	CFM56-7B26
30700	Boeing 737-800	892864, 892865	CFM56-7B26
30715	Boeing 737-800	894560, 894561	CFM56-7B26
30718	Boeing 737-800	894607, 894608	CFM56-7B26
30728	Boeing 737-800	894883, 894911	CFM56-7B26/3
32801	Boeing 737-800	892300, 892301	CFM56-7B26
33007	Boeing 737-800	892951, 892954	CFM56-7B26
35271	Boeing 737-800	896375, 896378	CFM56-7B26/3
35273	Boeing 737-800	896401, 897371	CFM56-7B26/3
35281	Boeing 737-800	896729, 896730	CFM56-7B26/3
3131	Airbus A320-200	697246, 697265	CFM56-5B4/P
3153	Airbus A320-200	697294, 697296	CFM56-5B4/P
3366	Airbus A320-200	697586, 697588	CFM56-5B4/3
3440	Airbus A320-200	697677, 697681	CFM56-5B4/3
3456	Airbus A320-200	697764, 697765	CFM56-5B4/3
3599	Airbus A320-200	697903, 697904	CFM56-5B4/3
2396	Airbus A319-100	V11860, V11862	IAE V2524-A5
3114	Airbus A319-100	V12588, V12595	IAE V2527M-A5
3116	Airbus A319-100	V12583, V12590	IAE V2527M-A5
3124	Airbus A319-100	V12600, V12630	IAE V2527M-A5
30723	Boeing 737-800	894656, 894675	CFM56-7B26/3
2171	Airbus A320-200	575770, 575771	CFM56-5B4/P
2182	Airbus A320-200	575784, 575785	CFM56-5B4/P
2199	Airbus A320-200	575803, 575804	CFM56-5B4/P
30679	Boeing 737-800	890621, 890622	CFM56-7B27/B1
30666	Boeing 737-800	890740, 890741	CFM56-7B26
30680	Boeing 737-800	890618, 890619	CFM56-7B26
30690	Boeing 737-800	890644, 891637	CFM56-7B26
30691	Boeing 737-800	892363, 893365	CFM56-7B26
30692	Boeing 737-800	890634, 891633	CFM56-7B26

SCHEDULE 2.11
CREDIT AGREEMENT
BLOCKED ACCOUNTS

ILFC Collection Account	JPMorgan Chase Bank, N.A.
New York, New York
ABA No. 021000021
For credit to A/C # 806031357,
International Lease Finance Corporation Collection A/C,
Attention: Sandra Frierson
Telephone: (212) 623-5115

ILFC Loan Disbursement Account	JPMorgan Chase Bank, N.A.
New York, New York
ABA No. 021000021
For credit to A/C # 507-953312,
NY Escrow Incoming Wire Account
FFC: International Lease Finance Corporation Loan
Disbursement A/C,
A/C # 806031365
Attention: Sandra Frierson
Telephone: (212) 623-5115

ILFC Ireland Limited Collection Account	Bank of Ireland Global Markets Colvill House PO Box 2386 Talbot Street Dublin 1, Ireland Sort Code: 901394 SWIFT: BOFIIE2D Account No.: 32462003 IBAN: IE88BOFI90139432462003

ILFC Labuan Ltd. Collection Account	JPMorgan Chase Bank, N.A.
New York, NY
ABA No. 021000021
For credit to A/C # 507-953312,
NY Escrow Incoming Wire Account
FFC: ILFC Labuan Collection Account,
A/C # 806032181
Attention: Sandra Frierson
Tel # 212-623-5115

ILFC France S.a.r.l. Collection Account	JPMorgan Chase Bank 14 Place Vendome 75001 Paris France

Swift CHASFRPP Acct. 609110601 IBAN: FR7630628000010060911060165

SCHEDULE 3.06
CREDIT AGREEMENT
PERMITTED LIENS
1. Notice of Tax Lien dated April 25, 2008 by Tarrant County Tax Assessor Collector, County of Tarrant, State of Texas, as lienholder, which was recorded by the Federal Aviation Administration on June 12, 2008 and assigned Conveyance No. NW000311.
2. Notice of Tax Lien dated April 25, 2008 by Tarrant County Tax Assessor Collector, County of Tarrant, State of Texas, as lienholder, which was recorded by the Federal Aviation Administration on June 12, 2008 and assigned Conveyance No. CA000422.
3. Notice of Tax Lien dated April 25, 2008 by Tarrant County Tax Assessor Collector, County of Tarrant, State of Texas, as lienholder, which was recorded by the Federal Aviation Administration on September 23, 2008 and assigned Conveyance No. SF001229.
4. Notice of Tax Lien dated April 25, 2008 by Tarrant County Tax Assessor Collector, County of Tarrant, State of Texas, as lienholder, which was recorded by the Federal Aviation Administration on June 12, 2008 and assigned Conveyance No. DM000708.
5. Notice of Tax Lien dated April 25, 2008 by Tarrant County Tax Assessor Collector, County of Tarrant, State of Texas, as lienholder, which was recorded by the Federal Aviation Administration on June 12, 2008 and assigned Conveyance No. SH000667.
6. Notice of Tax Lien dated April 25, 2008 by Tarrant County Tax Assessor Collector, County of Tarrant, State of Texas, as lienholder, which was recorded by the Federal Aviation Administration on June 12, 2008 and assigned Conveyance No. CA000425.

SCHEDULE 3.15
CREDIT AGREEMENT
BORROWER PARTY INFORMATION

Employer or
		Jurisdiction		Taxpayer
Name of Borrower		of		Identification
Party	Chief Executive Office	Incorporation	Entity Type	Number
INTERNATIONAL LEASE FINANCE CORPORATION	10250 Constellation Blvd., Suite 3400 Los Angeles, CA 90067	California	Corporation	22-3059110

TOP AIRCRAFT, INC.	10250 Constellation Blvd., Suite 3400 Los Angeles, CA 90067	California	Corporation	27-1091097

STATES AIRCRAFT, INC.	10250 Constellation Blvd., Suite 3400 Los Angeles, CA 90067	California	Corporation	27-1091053

SHREWSBURY AIRCRAFT LEASING LIMITED	30 North Wall Quay Dublin 1 Ireland	Ireland	Private Limited Liability Company	98-0636930

ILFC IRELAND LIMITED	30 North Wall Quay Dublin 1 Ireland	Ireland	Private Limited Liability Company	98-0415543

ILFC FRANCE S.A.R.L.	52 rue de la Victoire Paris France 75009	France	Société Anonyme à Responsabilité limitée	N/A

ILFC LABUAN LTD.	Unit 3(l) Main Office Tower Financial Park Labuan Jalan Merdeka 87000 Labuan F.T. Labuan Malaysia	Malaysia	Private Limited Liability Company	N/A

SCHEDULE 3.19(a)
CREDIT AGREEMENT
POOL AIRCRAFT

Airframe	Airframe Manufacturer		Engine Manufacturer and	Country of
MSN	and Model	Engine MSNs	Model	Registration
29373	Boeing 737-800	894437, 894438	CFM56-7B26	CHINA
29374	Boeing 737-800	894504, 894505	CFM56-7B26	CHINA
30704	Boeing 737-800	892948, 892949	CFM56-7B26	CHINA
30705	Boeing 737-800	892983, 892985	CFM56-7B26	CHINA
30716	Boeing 737-800	894514, 894515	CFM56-7B26	CHINA
29357	Boeing 737-700	892238, 893236	CFM56-7B24	CHINA
29358	Boeing 737-700	892276, 892279	CFM56-7B24	CHINA
29361	Boeing 737-700	892350, 893348	CFM56-7B24	CHINA
29362	Boeing 737-700	893383, 893384	CFM56-7B24	CHINA
29364	Boeing 737-700	892611, 892612	CFM56-7B24	CHINA
29365	Boeing 737-700	892644, 892649	CFM56-7B24	CHINA
33008	Boeing 737-700	892399, 893389	CFM56-7B24	CHINA
33009	Boeing 737-700	892413, 892414	CFM56-7B24	CHINA
30681	Boeing 737-800	892286, 892287	CFM56-7B26	CHINA
30682	Boeing 737-800	892314, 893316	CFM56-7B26	CHINA
30693	Boeing 737-800	890660, 891655	CFM56-7B26	CHINA
32800	Boeing 737-800	892325, 892326	CFM56-7B26	CHINA
32802	Boeing 737-800	892404, 892405	CFM56-7B26	CHINA
906	Airbus A330-200	41514, 41515	Rolls-Royce TRENT 772B-60	CHINA
2708	Airbus A320-200	577506, 577507	CFM56-5B4/P	CHINA
2743	Airbus A320-200	577543, 577544	CFM56-5B4/P	CHINA
2770	Airbus A320-200	577587, 577590	CFM56-5B4/P	CHINA
2899	Airbus A320-200	577752, 577753	CFM56-5B4/P	CHINA
2741	Airbus A321-200	V12273, V12275	IAE V2533-A5	CHINA
2759	Airbus A321-200	V12291, V12293	IAE V2533-A5	CHINA
2767	Airbus A321-200	V12302, V12304	IAE V2533-A5	CHINA
2809	Airbus A321-200	V12323, V12325	IAE V2533-A5	CHINA
2936	Airbus A321-200	V12418, V12430	IAE V2533-A5	CHINA
3067	Airbus A321-200	V12542, V12548	IAE V2533-A5	CHINA
3075	Airbus A321-200	V12558, V12560	IAE V2533-A5	CHINA
3112	Airbus A321-200	V12593, V12609	IAE V2533-A5	CHINA
29366	Boeing 737-700	892720, 893709	CFM56-7B24	CHINA
29367	Boeing 737-700	892774, 892775	CFM56-7B24	CHINA
29370	Boeing 737-700	894369, 894370	CFM56-7B24	CHINA
29371	Boeing 737-700	894201, 894224	CFM56-7B24	CHINA
29372	Boeing 737-700	894345, 894357	CFM56-7B24	CHINA
30697	Boeing 737-800	892811, 892812	CFM56-7B26	CHINA
30699	Boeing 737-800	892847, 892848	CFM56-7B26	CHINA
30708	Boeing 737-800	894263, 894264	CFM56-7B26	CHINA

Airframe	Airframe Manufacturer		Engine Manufacturer and	Country of
MSN	and Model	Engine MSNs	Model	Registration
30709	Boeing 737-800	892897, 892904	CFM56-7B26	CHINA
33006	Boeing 737-800	892944, 892945	CFM56-7B26	CHINA
2371	Airbus A319-100	V11835, V11836	IAE V2524-A5	CHINA
2408	Airbus A319-100	V11865, V11866	IAE V2524-A5	CHINA
2426	Airbus A319-100	V11890, V11892	IAE V2524-A5	CHINA
2435	Airbus A319-100	V11895, V11902	IAE V2524-A5	CHINA
2505	Airbus A319-100	V11989, V11991	IAE V2524-A5	CHINA
2574	Airbus A319-100	V12063, V12067	IAE V2524-A5	CHINA
2579	Airbus A319-100	V12054, V12056	IAE V2524-A5	CHINA
2667	Airbus A319-100	V12161, V12163	IAE V2524-A5	CHINA
2815	Airbus A319-100	V12310, V12320	IAE V2524-A5	CHINA
2901	Airbus A319-100	V12403, V12405	IAE V2524-A5	CHINA
2940	Airbus A319-100	V12444, V12453	IAE V2524-A5	CHINA
2948	Airbus A319-100	V12450, V12485	IAE V2524-A5	CHINA
2969	Airbus A319-100	V12452, V12469	IAE V2524-A5	CHINA
3020	Airbus A319-100	V12527, V12531	IAE V2524-A5	CHINA
3144	Airbus A319-100	V12626, V12628	IAE V2524-A5	CHINA
3258	Airbus A319-100	V12709, V12734	IAE V2524-A5	CHINA
3269	Airbus A319-100	V12717, V12720	IAE V2524-A5	CHINA
3311	Airbus A319-100	V12780, V12782	IAE V2524-A5	CHINA
3342	Airbus A319-100	V12789, V12791	IAE V2524-A5	CHINA
30711	Boeing 737-800	894412, 894413	CFM56-7B26	CHINA
30725	Boeing 737-800	894691, 894692	CFM56-7B26/3	CHINA
30673	Boeing 737-800	890824, 890826	CFM56-7B27/B1	CHINA
30733	Boeing 737-800	896143, 896144	CFM56-7B27/3	CHINA
30685	Boeing 737-800	892543, 892544	CFM56-7B26	CHINA
30686	Boeing 737-800	892360, 892364	CFM56-7B26	CHINA
30698	Boeing 737-800	892803, 892804	CFM56-7B26	CHINA
30700	Boeing 737-800	892864, 892865	CFM56-7B26	CHINA
30715	Boeing 737-800	894560, 894561	CFM56-7B26	CHINA
30718	Boeing 737-800	894607, 894608	CFM56-7B26	CHINA
30728	Boeing 737-800	894883, 894911	CFM56-7B26/3	CHINA
32801	Boeing 737-800	892300, 892301	CFM56-7B26	CHINA
33007	Boeing 737-800	892951, 892954	CFM56-7B26	CHINA
35271	Boeing 737-800	896375, 896378	CFM56-7B26/3	CHINA
35273	Boeing 737-800	896401, 897371	CFM56-7B26/3	CHINA
35281	Boeing 737-800	896729, 896730	CFM56-7B26/3	CHINA
3131	Airbus A320-200	697246, 697265	CFM56-5B4/P	CHINA
3153	Airbus A320-200	697294, 697296	CFM56-5B4/P	CHINA
3366	Airbus A320-200	697586, 697588	CFM56-5B4/3	CHINA
3440	Airbus A320-200	697677, 697681	CFM56-5B4/3	CHINA
3456	Airbus A320-200	697764, 697765	CFM56-5B4/3	CHINA
3599	Airbus A320-200	697903, 697904	CFM56-5B4/3	CHINA
2396	Airbus A319-100	V11860, V11862	IAE V2524-A5	CHINA
3114	Airbus A319-100	V12588, V12595	IAE V2527M-A5	CHINA
3116	Airbus A319-100	V12583, V12590	IAE V2527M-A5	CHINA
3124	Airbus A319-100	V12600, V12630	IAE V2527M-A5	CHINA
30723	Boeing 737-800	894656, 894675	CFM56-7B26/3	CHINA

Airframe	Airframe Manufacturer		Engine Manufacturer and	Country of
MSN	and Model	Engine MSNs	Model	Registration
2171	Airbus A320-200	575770, 575771	CFM56-5B4/P	CHINA
2182	Airbus A320-200	575784, 575785	CFM56-5B4/P	CHINA
2199	Airbus A320-200	575803, 575804	CFM56-5B4/P	CHINA
30679	Boeing 737-800	890621, 890622	CFM56-7B27/B1	CHINA
30666	Boeing 737-800	890740, 890741	CFM56-7B26	CHINA
30680	Boeing 737-800	890618, 890619	CFM56-7B26	CHINA
30690	Boeing 737-800	890644, 891637	CFM56-7B26	CHINA
30691	Boeing 737-800	892363, 893365	CFM56-7B26	CHINA
30692	Boeing 737-800	890634, 891633	CFM56-7B26	CHINA
29368	Boeing 737-800	892801, 892802	CFM56-7B26	INDIA
29369	Boeing 737-800	892857, 893860	CFM56-7B26	INDIA
30696	Boeing 737-800	892763, 892764	CFM56-7B26	INDIA
30701	Boeing 737-800	892871, 892872	CFM56-7B26	INDIA
751	Airbus A330-200	41387, 41388	Rolls-Royce TRENT 772B-60	INDIA
807	Airbus A330-200	41425, 41426	Rolls-Royce TRENT 772B-60	INDIA
35289	Boeing 737-800	802135, 802136	CFM56-7B26/3	INDIA
30694	Boeing 737-800	892693, 892694	CFM56-7B26	INDIA
30695	Boeing 737-800	892758, 892761	CFM56-7B26	INDIA
2731	Airbus A320-200	V12223, V12227	IAE V2527-A5	INDIA
2922	Airbus A320-200	V12408, V12410	IAE V2527-A5	INDIA
3012	Airbus A320-200	V12480, V12489	IAE V2527-A5	INDIA
3089	Airbus A320-200	V12567, V12569	IAE V2527-A5	INDIA
3105	Airbus A320-200	V12573, V12575	IAE V2527-A5	INDIA
3270	Airbus A320-200	V12721, V12725	IAE V2527-A5	INDIA
3120	Airbus A321-200	V12601, V12603	IAE V2533-A5	INDIA
30660	Boeing 737-800	890461, 890462	CFM56-7B27/B1	INDIA
2191	Airbus A320-200	575796, 575797	CFM56-5B4/P	IRELAND
2206	Airbus A320-200	575812, 575813	CFM56-5B4/P	IRELAND
2542	Airbus A320-200	577371, 577372	CFM56-5B4/P	IRELAND
3129	Airbus A320-200	697254, 697256	CFM56-5B4/P	IRELAND
3501	Airbus A320-200	697766, 697779	CFM56-5B4/3	IRELAND
2424	Airbus A319-100	V11886, V11888	IAE V2524-A5	IRELAND
2698	Airbus A319-100	V12196, V12205	IAE V2524-A5	IRELAND
2723	Airbus A319-100	V12244, V12246	IAE V2524-A5	IRELAND
30702	Boeing 737-800	892882, 892883	CFM56-7B26	MALAYSIA
30703	Boeing 737-800	892905, 892906	CFM56-7B26	MALAYSIA
2158	Airbus A320-200	575738, 575739	CFM56-5B4/P	UNITED ARAB EMIRATES
2166	Airbus A320-200	575761, 575762	CFM56-5B4/P	UNITED ARAB EMIRATES
2278	Airbus A320-200	575899, 577106	CFM56-5B4/P	UNITED ARAB EMIRATES
2349	Airbus A320-200	577165, 577166	CFM56-5B4/P	UNITED ARAB EMIRATES
3444	Airbus A320-200	697679, 697683	CFM56-5B4/3	UNITED ARAB EMIRATES
3476	Airbus A320-200	697718, 697724	CFM56-5B4/3	UNITED ARAB EMIRATES

Airframe	Airframe Manufacturer		Engine Manufacturer and	Country of
MSN	and Model	Engine MSNs	Model	Registration
32706	Boeing 777-300ER	906139, 906140	GE90-115BG01	UNITED ARAB EMIRATES
32707	Boeing 777-300ER	906170, 906175	GE90-115BG02	UNITED ARAB EMIRATES
32708	Boeing 777-300ER	906171, 906172	GE90-115BG01	UNITED ARAB EMIRATES
32709	Boeing 777-300ER	906197, 906199	GE90-115BG02	UNITED ARAB EMIRATES
32710	Boeing 777-300ER	906212, 906214	GE90-115BG02	UNITED ARAB EMIRATES
32713	Boeing 777-300ER	906300, 906301	GE90-115BG02	UNITED ARAB EMIRATES
32714	Boeing 777-300ER	906321, 906322	GE90-115BG02	UNITED ARAB EMIRATES
32715	Boeing 777-300ER	906230, 906232	GE90-115BG02	UNITED ARAB EMIRATES
32728	Boeing 777-300ER	906237, 906250	GE90-115BG02	UNITED ARAB EMIRATES
32729	Boeing 777-300ER	906285, 906286	GE90-115BG02	UNITED ARAB EMIRATES
32730	Boeing 777-300ER	906235, 906236	GE90-115BG02	UNITED ARAB EMIRATES
33501	Boeing 777-300ER	906148, 906149	GE90-115BG01	UNITED ARAB EMIRATES
30038	Boeing 737-700	892147, 893142	CFM56-7B22	UNITED STATES
32842	Boeing 737-700	893601, 893602	CFM56-7B22	UNITED STATES
33793	Boeing 737-700	892172, 893136	CFM56-7B22	UNITED STATES
32718	Boeing 777-200ER	900475, 900476	GE90-94B	UNITED STATES
32719	Boeing 777-200ER	900481, 900482	GE90-94B	UNITED STATES
2406	Airbus A319-100	577206, 577210	CFM56-5B5/P	UNITED STATES
2448	Airbus A319-100	577242, 577248	CFM56-5B5/P	UNITED STATES
1917	Airbus A320-200	V11389, V11391	IAE V2527-A5	UNITED STATES
2149	Airbus A320-200	V11601, V11609	IAE V2527-A5	UNITED STATES
30670	Boeing 737-800	890786, 890787	CFM56-7B26	UNITED STATES
32799	Boeing 737-800	890756, 890757	CFM56-7B26	UNITED STATES
2433	Airbus A319-100	V11893, V11896	IAE V2524-A5	UNITED STATES
2470	Airbus A319-100	V11942, V11946	IAE V2524-A5	UNITED STATES
2473	Airbus A319-100	V11950, V11963	IAE V2524-A5	UNITED STATES
2485	Airbus A319-100	V11952, V11965	IAE V2524-A5	UNITED STATES
2490	Airbus A319-100	V11960, V11971	IAE V2524-A5	UNITED STATES
2673	Airbus A319-100	V12204, V12239	IAE V2524-A5	UNITED STATES
2679	Airbus A319-100	V12199, V12207	IAE V2524-A5	UNITED STATES
2704	Airbus A319-100	V12230, V12232	IAE V2524-A5	UNITED STATES
2711	Airbus A319-100	V12218, V12225	IAE V2524-A5	UNITED STATES
2978	Airbus A319-100	V12474, V12478	IAE V2524-A5	UNITED STATES
2983	Airbus A319-100	V12482, V12484	IAE V2524-A5	UNITED STATES
3007	Airbus A319-100	V12458, V12496	IAE V2524-A5	UNITED STATES
3017	Airbus A319-100	V12506, V12512	IAE V2524-A5	UNITED STATES
3026	Airbus A319-100	V12518, V12537	IAE V2524-A5	UNITED STATES
3165	Airbus A319-100	V12607, V12632	IAE V2524-A5	UNITED STATES
2476	Airbus A321-200	V11929, V11931	IAE V2533-A5	UNITED STATES
2590	Airbus A321-200	V12070, V12072	IAE V2533-A5	UNITED STATES

Airframe	Airframe Manufacturer		Engine Manufacturer and	Country of
MSN	and Model	Engine MSNs	Model	Registration
30683	Boeing 737-800	892306, 892307	CFM56-7B27	UNITED STATES
2458	Airbus A319-100	V11927, V11930	IAE V2524-A5	UNITED STATES
2193	Airbus A320-200	V11658, V11662	IAE V2527-A5	UNITED STATES
2422	Airbus A320-200	V11903, V11916	IAE V2527-A5	UNITED STATES
2430	Airbus A320-200	V11919, V11922	IAE V2527-A5	UNITED STATES
3463	Airbus A319-100	V12891, V12893	IAE V2524-A5	UNITED STATES
3491	Airbus A319-100	V12908, V12912	IAE V2524-A5	UNITED STATES
3590	Airbus A319-100	V13000, V13002	IAE V2524-A5	UNITED STATES
3123	Airbus A320-200	697250, 697251	CFM56-5B4/P	UNITED STATES
29356	Boeing 737-700	892110, 892112	CFM56-7B22	UNITED STATES

SCHEDULE 3.19(b)
AMENDED AND RESTATED CREDIT AGREEMENT
LEASES
*
A320-200 aircraft bearing serial number 2191
1. Aircraft Lease Agreement, dated as of November 19, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter Number One to Aircraft Lease Agreement, dated as of November 19, 2003, between ILFC and *.
3. Global Letter Agreement No. 1e, dated as of November 19, 2003, between ILFC and *.
4. Amendment No. 1 to Aircraft Lease Agreement, dated as of April 30, 2004, between ILFC and *.
5. Amendment No. 2 to Aircraft Lease Agreement, dated as of April 30, 2004, between ILFC and *.
6. Global Letter Agreement No. 2, dated as of May 29, 2006, between ILFC, *, Sierra Leasing Limited and Whitney Leasing Limited.
7. Global Amendment #1 to Side Letters, dated as of November 30, 2006, between ILFC and *.
8. Estoppel and Acceptance Certificate dated as of April 30, 2004.
9. Assignment of Warranty and Support Rights (Airframe), dated as of April 30, 2004, between ILFC and *, consented to by AVSA, S.A.R.L.
10. Assignment of Warranties (Engines), dated as of April 30, 2004, between ILFC and *.
A320-200 aircraft bearing serial number 2206
1. Aircraft Lease Agreement, dated as of November 19, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter Number One to Aircraft Lease Agreement, dated as of November 19, 2003, between ILFC and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3. Global Letter Agreement No. 1, dated as of November 19, 2003, between ILFC and *.
4. Amendment No. 1 to Aircraft Lease Agreement, dated as of May 19, 2004, between ILFC and *.
5. Amendment No. 2 to Aircraft Lease Agreement, dated as of May 19, 2004, between ILFC and *.
6. Side Letter Regarding Side Letter Number One to Aircraft Lease Agreement, dated as of December 21, 2004, between ILFC and *.
7. Lease Assignment, Assumption and Amendment Agreement dated as of December 21, 2004, between ILFC, Sierra Leasing Limited (“Sierra”) and *.
8. Global Letter Agreement No. 2, dated as of May 29, 2006, between ILFC, *, Sierra and Whitney Leasing Limited.
9. Global Amendment #1 to Side Letters, dated as of November 30, 2006, between ILFC and *.
10. Lease Assignment and Amendment Agreement, dated as of April 30, 2009, between Sierra, ILFC and *.
11. Estoppel and Acceptance Certificate dated as of May 19, 2004.
12. Assignment of Warranty and Support Rights (Airframe), dated as of May 19, 2004, between ILFC and *, consented to by AVSA, S.A.R.L.
13. Assignment of Warranties (Engines), dated as of May 19, 2004, between ILFC and *.
A320-200 aircraft bearing serial number 2542
1. Aircraft Lease Agreement, dated as of November 19, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter Number One to Aircraft Lease Agreement, dated as of November 19, 2003, between ILFC and *.
3. Global Letter Agreement No. 1, dated as of November 19, 2003, between ILFC and *.
4. Amendment No. 1 to Aircraft Lease Agreement, dated as of October 7, 2005, between ILFC and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5. Amendment No. 2 to Aircraft Lease Agreement, dated as of October 7, 2005, between ILFC and *.
6. Global Letter Agreement No. 2, dated as of May 29, 2006, among ILFC, Sierra Leasing Limited, Whitney Leasing Limited and *.
7. Global Amendment #1 To Side Letters, dated as of November 30, 2006, between ILFC and *.
8. Estoppel and Acceptance Certificate dated as of October 7, 2005.
9. Assignment of Rights (Airframe), dated as of October 7, 2005, between ILFC and *, consented to by AVSA, S.A.R.L.
10. Assignment of Warranties (Engines), dated as of October 7, 2005, between ILFC and *.
A320-200 aircraft bearing serial number 3129
1. Aircraft Lease Agreement, dated as of May 30, 2006, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Amendment No. 1 to Aircraft Lease Agreement, dated as of May 18, 2007, between ILFC and *.
3. Estoppel and Acceptance Certificate dated as of May 18, 2007.
4. Assignment of Rights (Airframe), dated as of May 18, 2007, between ILFC and *, consented to by Airbus S.A.S.
5. Assignment of Warranties (Engines), dated as of May 18, 2007, between ILFC and *.
A320-200 aircraft bearing serial number 3501
1. Aircraft Lease Agreement, dated as of May 25, 2007, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Amendment No. 1 to Aircraft Lease Agreement, dated as of June 3, 2008, between ILFC and *.
3. Estoppel and Acceptance Certificate dated as of June 3, 2008.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4. Assignment of Rights (Airframe), dated as of June 3, 2008, between ILFC and *, consented to by Airbus S.A.S.
5. Assignment of Warranties (Engines), dated as of June 3, 2008, between ILFC and *.
*
B737-700 aircraft bearing serial number 29356
1. Aircraft Lease Agreement, dated as of February 6, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter No. 1 to the Aircraft Lease Agreement, dated as of February 6, 2003, between * and ILFC.
3. Amendment No. 1 to Aircraft Lease Agreement, dated as of May 30, 2006, between ILFC and *.
4. Special Letter Agreement No. 1, dated as of May 15, 2009, between * and ILFC.
5. Transaction Agreement, dated as of August 21, 2009, between * and ILFC.
6. Amendment No. 2 to Aircraft Lease Agreement, dated as of August 21, 2009, between ILFC and *.
7. Estoppel and Acceptance Certificate dated as of October 18, 2004.
8. Assignment of Rights (Airframe), dated as of October 18, 2004, between ILFC and *, consented to by The Boeing Company.
9. Assignment of Rights (Engines), dated as of October 18, 2004, between ILFC and *.
B737-700 aircraft bearing serial number 32842
1. Aircraft Lease Agreement, dated as of September 27, 2004, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter No. 1 to Aircraft Lease Agreement, dated as of September 27, 2004, between ILFC and *.
3. Amendment No. 1 to Aircraft Lease Agreement, dated as of May 30, 2006, between ILFC and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4. Special Letter Agreement No. 1, dated as of May 15, 2009, between ILFC and *.
5. Transaction Agreement dated as of August 21, 2009 between ILFC and *.
6. Amendment No. 2 to Aircraft Lease Agreement, dated as of August 21, 2009, between ILFC and *.
7. Estoppel and Acceptance Certificate dated as of November 21, 2005.
8. Assignment of Rights (Airframe), dated as of November 21, 2005, between ILFC and *, consented to by The Boeing Company.
9. Assignment of Warranties (Engines), dated as of November 21, 2005, between ILFC and *.
B737-700 aircraft bearing serial number 30038
1. Aircraft Lease Agreement, dated as of February 6, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter No. 1 to Aircraft Lease Agreement, dated as of February 6, 2003, between ILFC and *.
3. Amendment No. 1 to Aircraft Lease Agreement, dated as of May 30, 2006, between ILFC and *.
4. Special Letter Agreement No. 1, dated as of May 15, 2009, between ILFC and *.
5. Transaction Agreement dated as of August 21, 2009 between ILFC and *.
6. Amendment No. 2 to Aircraft Lease Agreement, dated as of August 21, 2009, between ILFC and *.
7. Estoppel and Acceptance Certificate dated as of November 15, 2004.
8. Assignment of Rights (Airframe), dated as of November 15, 2004, between ILFC and *, consented to by The Boeing Company.
9. Assignment of Rights (Engines), dated as of November 15, 2004, between ILFC and *.
B737-700 aircraft bearing serial number 33793

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1. Aircraft Lease Agreement, dated as of February 6, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter Number No. 1 to Aircraft Lease Agreement, dated as of February 6, 2003, between ILFC and *.
3. Side Letter to the Aircraft Lease Agreement, dated as of June 7, 2004, between ILFC and *.
4. Special Letter Agreement No. 1, dated as of May 15, 2009, between ILFC and *.
5. Transaction Agreement dated as of August 21, 2009 between ILFC and *.
6. Amendment No. 1 to Aircraft Lease Agreement, dated as of August 21, 2009, between ILFC and *.
7. Estoppel and Acceptance Certificate dated as of November 15, 2004.
8. Transfer of Rights (Airframe), dated as of November 15, 2004, between ILFC and *, consented to by The Boeing Company.
9. Engine Warranty Assignment, dated as of November 15, 2004, between ILFC and *.
B737-700ER aircraft bearing serial number 32719
1. Aircraft Lease Agreement, dated as of December 23, 2004, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Letter Agreement No. 1 to Aircraft Lease Agreement, dated as of December 23, 2004, between ILFC and *.
3. Amendment No. 1 to Aircraft Lease Agreement, dated as of May 30, 2006, between ILFC and *.
4. Amendment No. 2 to Aircraft Lease Agreement, dated as of September 27, 2006, between ILFC and *.
5. Onpoint Solutions Program Consent Agreement, dated as of December 10, 2007, between ILFC and *.
6. Special Letter Agreement No. 1, dated as of May 15, 2009, between ILFC and *.
7. Transaction Agreement dated as of August 21, 2009 between ILFC and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8. Amendment No. 3 to Aircraft Lease Agreement, dated as of August 21, 2009, between ILFC and *.
9. Estoppel and Acceptance Certificate dated as of April 28, 2006.
10. Assignment of Rights (Airframe), dated as of April 28, 2006, between ILFC and *, consented to by The Boeing Company.
11. Assignment of Rights (Engines), dated as of April 28, 2006, between ILFC and *.
B737-700ER aircraft bearing serial number 32718
1. Aircraft Lease Agreement, dated as of December 23, 2004, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Letter Agreement No. 1 to Aircraft Lease Agreement, dated as of December 23, 2004, between ILFC and *.
3. Amendment No. 1 to Aircraft Lease Agreement, dated as of May 30, 2006, between ILFC and *.
4. Amendment No. 2 to Aircraft Lease Agreement, dated as of September 27, 2006, between ILFC and *.
5. Special Letter Agreement No. 1, dated as of May 15, 2009, between ILFC and *.
6. Transaction Agreement dated as of August 21, 2009 between ILFC and *.
7. Amendment No. 3 to Aircraft Lease Agreement, dated as of August 21, 2009, between ILFC and *.
8. Estoppel and Acceptance Certificate dated as of March 22, 2006.
9. Assignment of Rights (Airframe), dated as of March 22, 2006, between ILFC and *, consented to by The Boeing Company.
10. Assignment of Rights (Engines), dated as of March 22, 2006, between ILFC and *.
*
A320-200 aircraft bearing serial number 3476

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1. Aircraft Lease Agreement, dated as of March 23, 2007, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Amendment No. 1 to Aircraft Lease Agreement, dated as of April 17, 2008, between ILFC and *.
3. Estoppel and Acceptance Certificate dated as of April 17, 2008.
4. Assignment of Rights (Airframe), dated as of April 17, 2008, between ILFC and *, consented to by Airbus S.A.S.
5. Assignment of Warranties (Engines), dated as of April 17, 2008, between ILFC and *.
A320-200 aircraft bearing serial number 3444
1. Aircraft Lease Agreement, dated as of March 23, 2007, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Amendment No. 1 to Aircraft Lease Agreement, dated as of March 21, 2008, between ILFC and *.
3. Estoppel and Acceptance Certificate dated as of March 21, 2008.
4. Assignment of Rights (Airframe), dated as of March 21, 2008, between ILFC and *, consented to by Airbus S.A.S.
5. Assignment of Warranties (Engines), dated as of March 21, 2008, between ILFC and *.
A320-200 aircraft bearing serial number 2349
1. Aircraft Lease Agreement, dated as of September 10, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter Number One to Aircraft Lease Agreement, dated as of September 10, 2003, between ILFC and *.
3. Amendment No. 1 to Aircraft Lease Agreement, dated as of January 24, 2005, between ILFC and *.
4. Amendment No. 2 to Aircraft Lease Agreement, dated as of January 24, 2005, between ILFC and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5. Side Letter Number Two to Aircraft Lease Agreement, dated as of December 13, 2005, between ILFC and *.
6. Amendment #3 to Aircraft Lease Agreement and Exercise of Lease Extension Option, dated as of March 23, 2007, between ILFC and *.
7. Estoppel and Acceptance Certificate dated as of January 24, 2005.
8. Assignment of Warranty and Support Rights, dated as of January 24, 2005, between ILFC and *, consented to by AVSA, S.A.R.L.
9. Assignment of Warranties (Engines), dated as of January 24, 2005, between ILFC and *.
A320-200 aircraft bearing serial number 2278
1. Aircraft Lease Agreement, dated as of September 10, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter Number One to Aircraft Lease Agreement, dated as of September 10, 2003, between ILFC and *.
3. Amendment No. 1 to Aircraft Lease Agreement, dated as of October 13, 2004, between ILFC and *.
4. Amendment No. 2 to Aircraft Lease Agreement, dated as of October 13, 2004, between ILFC and *.
5. Side Letter Number Two to Aircraft Lease Agreement, dated as of December 13, 2005, between ILFC and *.
6. Amendment No. 3 to Aircraft Lease Agreement and Exercise of Lease Extension Option, dated as of March 23, 2007, between ILFC and *.
7. Estoppel and Acceptance Certificate dated as of October 13, 2004.
8. Amendment No. 1 to the Estoppel and Acceptance Certificate, dated as of October 13, 2004, between ILFC and *.
9. Assignment of Rights (Airframe), dated as of October 13, 2004, between ILFC and *, consented to by AVSA, S.A.R.L. (“AVSA”)
10. Assignment of Warranties (Engines), dated as of October 13, 2004, between ILFC and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

A320-200 aircraft bearing serial number 2166
1. Aircraft Lease Agreement, dated as of September 10, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter Number One to Aircraft Lease Agreement, dated as of September 10, 2003, between ILFC and *.
3. Amendment No. 1 to Aircraft Lease Agreement, dated as of March 23, 2004, between ILFC and *.
4. Amendment No. 2 to Aircraft Lease Agreement, dated as of March 23, 2004, between ILFC and *.
5. Amendment No. 3 to Aircraft Lease Agreement, dated as of October 29, 2004, between ILFC and *.
6. Side Letter Number Two to Aircraft Lease Agreement, dated as of December 13, 2005, between ILFC and *.
7. Amendment #4 to Aircraft Lease Agreement and Exercise of Lease Extension Option, dated as of March 23, 2007, between ILFC and *.
8. Estoppel and Acceptance Certificate dated as of March 23, 2004.
9. Assignment of Rights (Airframe), dated as of March 23, 2004, between ILFC and *, consented to by AVSA, S.A.R.L. (“AVSA”)
10. Assignment of Warranties (Engines), dated as of March 23, 2004, between ILFC and *.
11. Assignment of Warranty Rights (Airframe), dated as of October 31, 2004, between FLS Aerospace (UK) Limited and *, consented to by AVSA and ILFC.
A320-200 aircraft bearing serial number 2158
1. Aircraft Lease Agreement, dated as of September 10, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter Number One to Aircraft Lease Agreement, dated as of September 10, 2003, between ILFC and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3. Amendment No. 1 to Aircraft Lease Agreement, dated as of February 26, 2004, between ILFC and *.
4. Amendment No. 2 to Aircraft Lease Agreement, dated as of March 23, 2004, between ILFC and *.
5. Amendment No. 3 to Aircraft Lease Agreement, dated as of October 29, 2004, between ILFC and *.
6. Side Letter Number Two to Aircraft Lease Agreement, dated as of December 13, 2005, between ILFC and *.
7. Amendment #4 to Aircraft Lease Agreement and Exercise of Lease Extension Option, dated as of March 23, 2007, between ILFC and *.
8. Estoppel and Acceptance Certificate dated as of February 26, 2004.
9. Assignment of Rights (Airframe), dated as of February 26, 2004, between ILFC and *, consented to by AVSA, S.A.R.L.
10. Assignment of Warranties (Engines), dated as of February 26, 2004, between ILFC and *.
*
B737-800 aircraft bearing serial number 30716
1. Aircraft Lease Agreement, dated as of December 20, 2005, between International Lease Finance Corporation (“ILFC”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Estoppel and Acceptance Certificate dated as of March 16, 2007.
3. Assignment of Rights (Airframe), dated as of March 16, 2007, between ILFC and *, consented to by The Boeing Company.
4. Assignment of Warranties (Engines), dated as of March 16, 2007, between ILFC and *.
B737-800 aircraft bearing serial number 29374
1. Aircraft Lease Agreement, dated as of December 20, 2005, between International Lease Finance Corporation (“ILFC”), as Lessor, *, as Lessee, and *, as Consenting Party.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2. Estoppel and Acceptance Certificate dated as of March 9, 2007.
3. Assignment of Rights (Airframe), dated as of March 9, 2007, between ILFC and *, consented to by The Boeing Company.
4. Assignment of Warranties (Engines), dated as of March 9, 2007, between ILFC and *.
B737-800 aircraft bearing serial number 29373
1. Aircraft Lease Agreement, dated as of December 20, 2005, between International Lease Finance Corporation (“ILFC”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Estoppel and Acceptance Certificate dated as of February 12, 2007.
3. Assignment of Rights (Airframe), dated as of February 12, 2007, between ILFC and *, consented to by The Boeing Company.
4. Assignment of Warranties (Engines), dated as of February 12, 2007, between ILFC and *.
B737-800 aircraft bearing serial number 30705
1. Aircraft Lease Agreement, dated as of May 12, 2005, between International Lease Finance Corporation (“ILFC”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Side Letter #1 to Aircraft Lease Agreements, dated as of May 12, 2005 between ILFC, * and *.
3. Estoppel and Acceptance Certificate dated as of July 28, 2006.
4. Assignment of Rights (Airframe), dated as of July 28, 2006, between ILFC and *, consented to by The Boeing Company.
5. Assignment of Warranties (Engines), dated as of July 28, 2006, between ILFC and *.
B737-800 aircraft bearing serial number 30704
1. Aircraft Lease Agreement, dated as of May 12, 2005, between International Lease Finance Corporation (“ILFC”), as Lessor, *, as Lessee, and *, as Consenting Party.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2. Side Letter #1 to Aircraft Lease Agreements, dated as of May 12, 2005, between ILFC, * and *.
3. Estoppel and Acceptance Certificate dated as of July 11, 2006.
4. Assignment of Rights (Airframe), dated as of July 11, 2006, between ILFC and *, consented to by The Boeing Company.
5. Assignment of Warranties (Engines), dated as of July 11, 2006, between ILFC and *.
*
B737-800 aircraft bearing serial number 30701
1. Aircraft Lease Agreement, dated as of August 29, 2005, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Guarantee between * (“Guarantor”) and ILFC (“Beneficiary”) Amendment Number One to Aircraft Lease Agreement, dated as of May 17, 2006.
3. Estoppel and Acceptance Certificate dated as of May 24, 2006.
4. Assignment of Rights (Airframe), dated as of May 24, 2006, between ILFC and *, consented to by The Boeing Company.
5. Assignment of Rights (Engines), dated as of May 24, 2006, between ILFC and *.
B737-800 aircraft bearing serial number 29369
1. Aircraft Lease Agreement, dated as of August 29, 2005, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Guarantee between * (“Guarantor”) and ILFC (“Beneficiary”) Amendment Number One to Aircraft Lease Agreement, dated as of May 9, 2006.
3. Estoppel and Acceptance Certificate dated as of May 10, 2006.
4. Assignment of Rights (Airframe), dated as of May 10, 2006, between ILFC and *, consented to by The Boeing Company.
5. Assignment of Rights (Engines), dated as of May 10, 2006, between ILFC and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

B737-800 aircraft bearing serial number 29368
1. Aircraft Lease Agreement, dated as of August 29, 2005, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Guarantee between * (“Guarantor”) and ILFC (“Beneficiary”) Amendment Number One to Aircraft Lease Agreement, dated as of January 31, 2006.
3. Estoppel and Acceptance Certificate dated as of April 6, 2006.
4. Assignment of Rights (Airframe), dated as of April 6, 2006, between ILFC and *, consented to by The Boeing Company.
5. Assignment of Rights (Engines), dated as of April 6, 2006, between ILFC and *.
B737-800 aircraft bearing serial number 30696
1. Aircraft Lease Agreement, dated as of August 29, 2005, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Guarantee between * and ILFC (“Beneficiary”) Amendment Number One to Aircraft Lease Agreement, dated as of March 14, 2006.
3. Estoppel and Acceptance Certificate dated as of March 16, 2006.
4. Assignment of Rights (Airframe), dated as of March 16, 2006, between ILFC and *, consented to by The Boeing Company.
5. Assignment of Rights (Engines), dated as of March 16, 2006, between ILFC and *.
*
A320-200 aircraft bearing serial number 2171
1. Aircraft Lease Agreement, dated as of July 21, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, *, as Lessee and *, as Consenting Party (“Consenting Party”).
2. Side Letter #1 to Aircraft Lease Agreement, dated as of July 21, 2003, between ILFC, * and Consenting Party.
3. Amendment Number One to Aircraft Lease Agreement, dated as of March 18, 2004, between ILFC and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4. Amendment Number Two to Aircraft Lease Agreement, dated as of March 18, 2004, between ILFC and *.
5. Deed of Novation and Amendment, dated as of April 11, 2005, between *, *, ILFC and Consenting Party.
6. Deed of Novation and Amendment, dated as of April 11, 2005, between *, *, ILFC and Consenting Party.
(Terminates previous Deed of Novation and Amendment)
7. Letter Agreement Re: A320-214 Aircraft Manuals, dated as of April 19, 2007, between ILFC and *.
8. Estoppel and Acceptance Certificate dated as of March 18, 2004.
9. Assignment of Rights (Airframe), dated as of March 18, 2004, between ILFC and *, consented to by The Boeing Company.
10. Assignment of Warranties (Engines), dated as of March 18, 2004, between ILFC and *.
A320-200 aircraft bearing serial number 2182
1. Aircraft Lease Agreement, dated as of July 21, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, *, as Lessee and *, as Consenting Party (“Consenting Party”).
2. Side Letter #1 to Aircraft Lease Agreement, dated as of July 21, 2003, between ILFC, * and Consenting Party.
3. Amendment Number One to Aircraft Lease Agreement, dated as of April 14, 2004, between ILFC and *.
4. Amendment Number Two to Aircraft Lease Agreement, dated as of April 14, 2004, between ILFC and *.
5. Deed of Novation and Amendment, dated as of April 11, 2005, between *, *, ILFC and Consenting Party.
6. Deed of Novation and Amendment, dated as of April 11, 2005, between *, *, ILFC and Consenting Party.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(Terminates previous Deed of Novation and Amendment)
7. Letter Agreement Re: A320-214 Aircraft Manuals, dated as of April 19, 2007, between ILFC and *.
8. Estoppel and Acceptance Certificate dated as of April 14, 2004.
9. Assignment of Rights (Airframe), dated as of April 14, 2004, between ILFC and *, consented to by The Boeing Company.
10. Assignment of Warranties (Engines), dated as of April 14, 2004, between ILFC and *.
A320-200 aircraft bearing serial number 2199
1. Aircraft Lease Agreement, dated as of July 21, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, *, as Lessee and *, as Consenting Party (“Consenting Party”).
2. Side Letter #1 to Aircraft Lease Agreement, dated as of July 21, 2003, between ILFC, * and Consenting Party.
3. Amendment Number One to Aircraft Lease Agreement, dated as of May 11, 2004, between ILFC and *.
4. Amendment Number Two to Aircraft Lease Agreement, dated as of May 11, 2004, between ILFC and *.
5. Deed of Novation and Amendment, dated as of April 11, 2005, between *, *, ILFC and Consenting Party.
6. Deed of Novation and Amendment, dated as of April 11, 2005, between *, *, ILFC and Consenting Party.
(Terminates previous Deed of Novation and Amendment)
7. Letter Agreement Re: A320-214 Aircraft Manuals, dated as of April 19, 2007, between ILFC and *.
8. Estoppel and Acceptance Certificate dated as of May 11, 2004.
9. Assignment of Rights (Airframe), dated as of May 11, 2004, between ILFC and *, consented to by The Boeing Company.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10. Assignment of Warranties (Engines), dated as of May 11, 2004, between ILFC and *.
B737-700 aircraft bearing serial number 29365
1. Aircraft Lease Agreement, dated as of April 28, 2004, between International Lease Finance Corporation (“ILFC”), as Lessor and *, as Lessee and *, as Consenting Party.
2. Side Letter #1 to Aircraft Lease Agreement, dated as of April 28, 2004, between ILFC, *, and *, as Consenting Party.
3. Global Side Letter #1 to Aircraft Lease Agreement, dated as of July 12, 2004, between ILFC, *, and *, as Consenting Party.
4. Novation and Amendment Deed, dated as of October 21, 2005, by and among *, *, ILFC and *, as Consenting Party.
5. Amendment Number One to Aircraft Lease Agreement, dated as of January 17, 2006 between ILFC and *.
6. Amendment Number Two to Aircraft Lease Agreement, dated as of January 17, 2006 between ILFC and *.
7. Letter Agreement Re: B737-700 & B737-800 Aircraft Manuals, dated as of March 23, 2009, between ILFC and *.
8. Estoppel and Acceptance Certificate dated as of January 17, 2006.
9. Assignment of Rights (Airframe), dated as of January 17, 2006, between ILFC and *, consented to by The Boeing Company.
10. Assignment of Warranties (Engines), dated as of January 17, 2006, between ILFC and *.
B737-700 aircraft bearing serial number 29364
1. Aircraft Lease Agreement, dated as of April 28, 2004, between International Lease Finance Corporation (“ILFC”), as Lessor and *, as Lessee and *, as Consenting Party.
2. Side Letter #1 to Aircraft Lease Agreement, dated as of April 28, 2004, between ILFC, *, and *, as Consenting Party.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3. Global Side Letter #1 to Aircraft Lease Agreement, dated as of July 12, 2004, between ILFC, *, and *, as Consenting Party.
4. Novation and Amendment Deed, dated as of October 21, 2005, by and among *, *, ILFC and * as Consenting Party.
5. Amendment Number One to Aircraft Lease Agreement, dated as of December 15, 2005 between ILFC and *.
6. Amendment Number Two to Aircraft Lease Agreement, dated as of December 15, 2005 between ILFC and *.
7. Letter Agreement Re: B737-700 & B737-800 Aircraft Manuals, dated as of March 23, 2009, between ILFC and *.
8. Estoppel and Acceptance Certificate dated as of December 15, 2005.
9. Assignment of Rights (Airframe), dated as of December 15, 2005, between ILFC and *, consented to by The Boeing Company.
10. Assignment of Warranties (Engines), dated as of December 15, 2005, between ILFC and *.
B737-700 aircraft bearing serial number 33009
1. Aircraft Lease Agreement, dated as of April 28, 2004, between *, as Lessee, and International Lease Finance Corporation (“ILFC”), as Lessor, and * (“Consenting Party”).
2. Side Letter #1 to Aircraft Lease Agreement, dated as of April 28, 2004, between ILFC, * and Consenting Party.
3. Global Side Letter #1 to Aircraft Lease Agreement, dated as of July 12, 2004, between ILFC, * and Consenting Party.
4. Amendment #1 to Side Letter #1 to Aircraft Lease Agreement, dated as of August 13, 2004, between ILFC and *.
5. Amendment #1 to Aircraft Lase Agreement, dated as of August 13, 2004, between ILFC and *.
6. Amendment No. Two to Aircraft Lease Agreement, dated as of June 20, 2005, between ILFC and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7. Amendment Number Three to Aircraft Lease Agreement, dated as of June 20, 2005, between * and ILFC.
8. Novation and Amendment Deed, dated as of October 21, 2005, between *, *, ILFC and Consenting Party.
9. Letter Agreement Re: B737-700 & B737-800 Aircraft Manuals, dated as of March 23, 2009, between ILFC and *.
10. Estoppel and Acceptance Certificate dated as of June 20, 2005.
11. Assignment of Rights (Airframe), dated as of June 20, 2005, between ILFC and *, consented to by The Boeing Company.
12. Notice to The Boeing Company, dated as of October 21, 2005, between *, * and ILFC, acknowledged to by The Boeing Company.
13. Assignment of Warranties (Engines), dated as of June 20, 2005, between ILFC and *.
B737-700 aircraft bearing serial number 33008
1. Aircraft Lease Agreement, dated as of April 28, 2004, between *, as Lessee, and International Lease Finance Corporation (“ILFC”), as Lessor, and * (“Consenting Party”).
2. Side Letter #1 to Aircraft Lease Agreement, dated as of April 28, 2004 between ILFC, * and Consenting Party.
3. Global Side Letter #1 to Aircraft Lease Agreement, dated as of July 12, 2004, between ILFC, * and Consenting Party.
4. Amendment #1 to Aircraft Lease Agreement, dated as of August 1, 2004, between ILFC and *.
5. Amendment No. One to Aircraft Lease Agreement, dated as of June 3, 2005 between ILFC and *.
6. Amendment Number Two to Aircraft Lease Agreement, dated as of June 3, 2005 between * and ILFC.
7. Novation and Amendment Deed, dated as of October 21, 2005, between *, *, ILFC and Consenting Party.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8. Letter Agreement Re: B737-700 & B737-800 Aircraft Manuals, dated as of March 23, 2009, between ILFC and *.
9. Estoppel and Acceptance Certificate dated as of June 3, 2005.
10. Assignment of Rights (Airframe), dated as of June 3, 2005, between ILFC and *, consented to by The Boeing Company.
11. Notice to The Boeing Company, dated as of October 21, 2005, between *, * and ILFC, acknowledged to by The Boeing Company.
12. Assignment of Warranties (Engines), dated as of June 3, 2005, between ILFC and *.
B737-700 aircraft bearing serial number 29362
1. Aircraft Lease Agreement, dated as of April 28, 2004, between International Lease Finance Corporation (“ILFC”), as Lessor and *, as Lessee and *, as Consenting Party.
2. Side Letter #1 to Aircraft Lease Agreement, dated as of April 28, 2004, between ILFC, *, and *, as Consenting Party.
3. Global Side Letter #1 to Aircraft Lease Agreement, dated as of July 12, 2004, between ILFC, *, and *, as Consenting Party.
4. Amendment Number One to Aircraft Lease Agreement, dated as of May 24, 2005 between ILFC and *.
5. Amendment Number Two to Aircraft Lease Agreement, dated as of May 24, 2005 between ILFC and *.
6. Novation and Amendment Deed, dated as of October 21, 2005, by and among *, *, ILFC and * (“Consenting Party”)
7. Letter Agreement Re: B737-700 & B737-800 Aircraft Manuals, dated as of March 23, 2009, between ILFC and *.
8. Estoppel and Acceptance Certificate dated as of May 24, 2005.
9. Assignment of Rights (Airframe), dated as of May 24, 2005, between ILFC and *, consented to by The Boeing Company.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10. Notice to The Boeing Company, dated as of October 21, 2005, regarding transfer of Assignment of Rights (Airframe) from * to * pursuant to a Novation and Amendment Deed dated October 21, 2005.
11. Assignment of Warranties (Engines), dated as of May 24, 2005, between ILFC and *.
B737-700 aircraft bearing serial number 29361
1. Aircraft Lease Agreement, dated as of April 28, 2004, between International Lease Finance Corporation (“ILFC”), as Lessor and *, as Lessee and *, as Consenting Party.
2. Side Letter #1 to Aircraft Lease Agreement, dated as of April 28, 2004, between ILFC, *, and *, as Consenting Party.
3. Global Side Letter #1 to Aircraft Lease Agreement, dated as of July 12, 2004, between ILFC, *, and *, as Consenting Party.
4. Amendment Number One to Aircraft Lease Agreement, dated as of April 27, 2005 between ILFC and *.
5. Amendment Number Two to Aircraft Lease Agreement, dated as of April 27, 2005 between ILFC and *.
6. Novation and Amendment Deed, dated as of October 21, 2005, by and among *, *, ILFC and * (“Consenting Party”)
7. Letter Agreement Re: B737-700 & B737-800 Aircraft Manuals, dated as of March 23, 2009, between ILFC and *.
8. Estoppel and Acceptance Certificate dated as of April 27, 2005.
9. Assignment of Rights (Airframe), dated as of April 27, 2005, between ILFC and *, consented to by The Boeing Company.
10. Notice to The Boeing Company, dated as of October 21, 2005, regarding transfer of Assignment of Rights (Airframe) from * to * pursuant to a Novation and Amendment Deed dated October 21, 2005.
11. Assignment of Warranties (Engines), dated as of April 27, 2005, between ILFC and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

B737-700 aircraft bearing serial number 29358
1. Aircraft Lease Agreement, dated as of February 26, 2004, between International Lease Finance Corporation (“ILFC”), as Lessor, *, as Lessee and *, as Consenting Party.
2. Side Letter #1 to Aircraft Lease Agreement, dated as of February 26, 2004, between ILFC and *.
3. Amendment Number One to Aircraft Lease Agreement, dated as of February 24, 2005, between ILFC and *.
4. Amendment Number Two to Aircraft Lease Agreement, dated as of February 24, 2005, between ILFC and *.
5. Letter Agreement Re: B737-700 & B737-800 Aircraft Manuals, dated as of March 23, 2009, between ILFC and *.
6. Estoppel and Acceptance Certificate dated as of February 24, 2005.
7. Assignment of Rights (Airframe), dated as of February 24, 2005, between ILFC and *, consented to by The Boeing Company.
8. Assignment of Warranties (Engines), dated as of February 24, 2005, between ILFC and *.
B737-700 aircraft bearing serial number 29357
1. Aircraft Lease Agreement, dated as of February 26, 2004, between International Lease Finance Corporation (“ILFC”), as Lessor, *, as Lessee and *, as Consenting Party.
2. Side Letter #1 to Aircraft Lease Agreement, dated as of February 26, 2004, between ILFC and *.
3. Amendment Number One to Aircraft Lease Agreement, dated as of January 13, 2005, between ILFC and *.
4. Amendment Number Two to Aircraft Lease Agreement, dated as of January 13, 2005, between ILFC and *.
5. Letter Agreement Re: B737-700 & B737-800 Aircraft Manuals, dated as of March 23, 2009, between ILFC and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6. Estoppel and Acceptance Certificate dated as of January 13, 2005.
7. Assignment of Rights (Airframe), dated as of January 13, 2005, between ILFC and *, consented to by The Boeing Company.
8. Assignment of Warranties (Engines), dated as of January 13, 2005, between ILFC and *.
B737-700 aircraft bearing serial number 32802
1. Aircraft Lease Agreement, dated as of February 26, 2004, between *, as Lessee, and International Lease Finance Corporation (“ILFC”), as Lessor, and * (“Consenting Party”).
2. Side Letter #1 to Aircraft Lease Agreement, dated as of February 26, 2004, between ILFC, * and Consenting Party.
3. Amendment #1 to Side Letter #1 to Aircraft Lease Agreement, dated as of August 30, 2004, between ILFC and *.
4. Amendment #1 to Aircraft Lase Agreement, dated as of August 30, 2004, between ILFC and *.
5. Amendment No. Two to Aircraft Lease Agreement, dated as of June 14, 2005, between ILFC and *.
6. Amendment Number Three to Aircraft Lease Agreement, dated as of June 14, 2005, between * and ILFC.
7. Letter Agreement Re: B737-700 & B737-800 Aircraft Manuals, dated as of March 23, 2009, between ILFC and *.
8. Estoppel and Acceptance Certificate dated as of June 14, 2005.
9. Assignment of Rights (Airframe), dated as of June 14, 2005, between ILFC and *, consented to by The Boeing Company.
10. Assignment of Warranties (Engines), dated as of June 14, 2005, between ILFC and *.
B737-700 aircraft bearing serial number 30691

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1. Aircraft Lease Agreement, dated as of February 26, 2004, between International Lease Finance Corporation (“ILFC”), as Lessor, *, as Lessee and *, as Consenting Party.
2. Side Letter #1 to Aircraft Lease Agreement, dated as of February 26, 2004, between ILFC and *.
3. Amendment #1 to Side Letter #1 to Aircraft Lease Agreement, dated as of August 30, 2004, between ILFC and *.
4. Amendment #1 to Aircraft Lease Agreement, dated as of August 30, 2004, between ILFC and *.
5. Amendment Number Two to Aircraft Lease Agreement, dated as of May 9, 2005, between ILFC and *.
6. Amendment Number Three to Aircraft Lease Agreement, dated as of May 9, 2005, between ILFC and *.
7. Letter Agreement Re: B737-700 & B737-800 Aircraft Manuals, dated as of March 23, 2009, between ILFC and *.
8. Estoppel and Acceptance Certificate dated as of May 9, 2005.
9. Assignment of Rights (Airframe), dated as of May 9, 2005, between ILFC and *, consented to by The Boeing Company.
10. Assignment of Warranties (Engines), dated as of May 9, 2005, between ILFC and *.
B737-700 aircraft bearing serial number 32800
1. Aircraft Lease Agreement, dated as of February 26, 2004, between International Lease Finance Corporation (“ILFC”), as Lessor, *, as Lessee and *, as Consenting Party.
2. Side Letter #1 to Aircraft Lease Agreement, dated as of February 26, 2004, between ILFC and *.
3. Amendment #1 to Side Letter #1 to Aircraft Lease Agreement, dated as of August 30, 2004, between ILFC and *.
4. Amendment Number One to Aircraft Lease Agreement, dated as of April 5, 2005, between ILFC and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5. Amendment Number Two to Aircraft Lease Agreement, dated as of April 5, 2005, between ILFC and *.
6. Letter Agreement Re: B737-700 & B737-800 Aircraft Manuals, dated as of March 23, 2009, between ILFC and *.
7. Estoppel and Acceptance Certificate dated as of April 5, 2005.
8. Assignment of Rights (Airframe), dated as of April 5, 2005, between ILFC and *, consented to by The Boeing Company.
9. Assignment of Warranties (Engines), dated as of April 5, 2005, between ILFC and *.
B737-700 aircraft bearing serial number 30682
1. Aircraft Lease Agreement, dated as of February 26, 2004, between International Lease Finance Corporation (“ILFC”), as Lessor, *, as Lessee and *, as Consenting Party.
2. Side Letter #1 to Aircraft Lease Agreement, dated as of February 26, 2004, between ILFC and *.
3. Amendment Number One to Aircraft Lease Agreement, dated as of March 30, 2005, between ILFC and *.
4. Amendment Number Two to Aircraft Lease Agreement, dated as of March 30, 2005, between ILFC and *.
5. Letter Agreement Re: B737-700 & B737-800 Aircraft Manuals, dated as of March 23, 2009, between ILFC and *.
6. Estoppel and Acceptance Certificate dated as of March 30, 2005.
7. Assignment of Rights (Airframe), dated as of March 30, 2005, between ILFC and *, consented to by The Boeing Company.
8. Assignment of Warranties (Engines), dated as of March 30, 2005, between ILFC and *.
B737-700 aircraft bearing serial number 30681
1. Aircraft Lease Agreement, dated as of February 26, 2004, between International Lease Finance Corporation (“ILFC”), as Lessor, *, as Lessee and *, as Consenting Party.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2. Side Letter #1 to Aircraft Lease Agreement, dated as of February 26, 2004, between ILFC and *.
3. Amendment Number One to Aircraft Lease Agreement, dated as of February 24, 2005, between ILFC and *.
4. Amendment Number Two to Aircraft Lease Agreement, dated as of February 24, 2005, between ILFC and *.
5. Letter Agreement Re: B737-700 & B737-800 Aircraft Manuals, dated as of March 23, 2009, between ILFC and *.
6. Estoppel and Acceptance Certificate dated as of February 24, 2005.
7. Assignment of Rights (Airframe), dated as of February 24, 2005, between ILFC and *, consented to by The Boeing Company.
8. Assignment of Warranties (Engines), dated as of February 24, 2005, between ILFC and *.
*
A320-200 aircraft bearing serial number 2899
1. Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee and *, as Consenting Party (“*”).
2. Global Side Letter #1 to Aircraft Lease Agreements, dated as of March 18, 2005, between ILFC Ireland and * and *.
3. Aircraft Headlease Agreement, dated as of March 18, 2005 between ILFC Ireland, as Lessee and International Lease Finance Corporation (“ILFC”), as Lessor.
4. Amendment No. 1 to Global Side Letter No. 1 to Aircraft Lease Agreement, dated as of November 16, 2006, between ILFC Ireland, *, and *.
5. Amendment Number One to Aircraft Headlease Agreement, dated as of October 15, 2007 between ILFC Ireland and ILFC.
6. Estoppel and Acceptance Certificate (Headlease), dated as of September 28, 2006.
7. Estoppel and Acceptance Certificate, dated as of September 28, 2006.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8. Assignment of Rights (Airframe), dated as of September 28, 2006, between ILFC and *, consented to by Airbus S.A.S.
9. Assignment of Rights (Engines), dated as of September 28, 2006, between ILFC and *, consented to by CFM International Inc.
A320-200 aircraft bearing serial number 2770
1. Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee and *, as Consenting Party.
2. Global Side Letter #1 to Aircraft Lease Agreements, dated as of March 18, 2005, between ILFC Ireland and * and *.
3. Aircraft Headlease Agreement, dated as of March 18, 2005 between ILFC Ireland, as Lessee and International Lease Finance Corporation (“ILFC “), as Lessor.
4. Amendment Number No. 1 to Global Side Letter No. 1 to Aircraft Lease Agreement, dated as of November 16, 2006, between ILFC Ireland and * and *.
5. Amendment Number One to Aircraft Headlease Agreement, dated as of October 15, 2007 between ILFC Ireland and ILFC.
6. Estoppel and Acceptance Certificate (Headlease), dated as of May 10, 2006.
7. Estoppel and Acceptance Certificate, dated as of May 10, 2006.
8. Assignment of Rights (Airframe), dated as of May 10, 2006, between ILFC and *, consented to by Airbus S.A.S.
9. Assignment of Rights (Engines), dated as of May 10, 2006, between ILFC and *, consented to by CFM International Inc.
A320-200 aircraft bearing serial number 2743
1. Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee and *, as Consenting Party (“*”).
2. Global Side Letter #1 to Aircraft Lease Agreements, dated as of March 18, 2005, between ILFC and * and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3. Aircraft Headlease Agreement, dated as of March 18, 2005 between ILFC Ireland, as Lessee and International Lease Finance Corporation (“ILFC”), as Lessor.
4. Amendment No. 1 to Global Side Letter No. 1 to Aircraft Lease Agreement, dated as of November 16, 2006, between ILFC and * and *.
5. Amendment Number One to Aircraft Headlease Agreement, dated as of October 15, 2007 between ILFC Ireland and ILFC.
6. Estoppel and Acceptance Certificate (Headlease), dated as of April 11, 2006.
7. Estoppel and Acceptance Certificate, dated as of April 11, 2006.
8. Assignment of Rights (Airframe), dated as of April 11, 2006, between ILFC and *, consented to by Airbus S.A.S.
9. Assignment of Rights (Engines), dated as of April 11, 2006, between ILFC and *, consented to by CFM International, Inc.
A320-200 aircraft bearing serial number 2708
1. Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee and *, as Consenting Party (“*”).
2. Global Side Letter #1 to Aircraft Lease Agreements, dated as of March 18, 2005, between ILFC and * and *.
3. Aircraft Headlease Agreement, dated as of March 18, 2005 between ILFC Ireland, as Lessee and International Lease Finance Corporation (“ILFC”), as Lessor.
4. Amendment No. 1 to Global Side Letter No. 1 to Aircraft Lease Agreement, dated as of November 16, 2006, between ILFC and * and *.
5. Amendment Number One to Aircraft Headlease Agreement, dated as of October 15, 2007 between ILFC Ireland and ILFC.
6. Estoppel and Acceptance Certificate (Headlease), dated as of April 11, 2006.
7. Estoppel and Acceptance Certificate, dated as of April 11, 2006.
8. Assignment of Rights (Airframe), dated as of April 11, 2006, between ILFC and *, consented to by Airbus S.A.S.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9. Assignment of Rights (Engines), dated as of April 11, 2006, between ILFC and *, consented to by CFM International, Inc.
A320-200 aircraft bearing serial number 3112
1. Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee, *, as Consenting Party.
2. Global Side Letter #1 to Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland, * and *.
3. Aircraft Headlease Agreement, dated as of March 18, 2005, between ILFC Ireland, as Lessee and International Lease Finance Corporation (“ILFC”), as Lessor.
4. Amendment No. 1 to Global Side Letter No. 1, dated as of November 16, 2006, among *, ILFC Ireland and *.
5. Amendment Number One to Aircraft Headlease Agreement, dated as of October 15, 2007, between ILFC Ireland and ILFC.
6. Estoppel and Acceptance Certificate (Headlease), dated as of May 14, 2007.
7. Estoppel and Acceptance Certificate, dated as of May 14, 2007.
8. Assignment of Rights (Airframe), dated as of May 14, 2007, between ILFC and *, consented to by Airbus S.A.S.
9. Assignment of Rights (Engines), dated as of May 14, 2007, between ILFC, *, consented to by IAE International Aero Engines AG (“IAE ”).
A320-200 aircraft bearing serial number 3075
1. Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee and *, as Consenting Party.
2. Global Side Letter #1 to Aircraft Lease Agreements, dated as of March 18, 2005, between ILFC Ireland and * and * dated March 18, 2005.
3. Aircraft Headlease Agreement, dated as of March 18, 2005, between ILFC Ireland, as Lessee and International Lease Finance Corporation (“ILFC”), as Lessor.
4. Amendment No. 1 to Global Side Letter No. 1 to Aircraft Lease Agreement, dated as of November 16, 2006, between ILFC Ireland and * and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5. Amendment Number One to Aircraft Headlease Agreement, dated as of October 15, 2007, between ILFC Ireland and ILFC.
6. Estoppel and Acceptance Certificate (Headlease), dated as of April 3, 2007.
7. Estoppel and Acceptance Certificate, dated as of April 3, 2007.
8. Assignment of Rights (Airframe), dated as of April 3, 2007, between ILFC and *, consented to by Airbus S.A.S.
9. Assignment of Rights (Engines), dated as of April 3, 2007, between ILFC and *, consented to by IAE International Aero Engines AG (“IAE ”).
A320-200 aircraft bearing serial number 3067
1. Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee, *, as Consenting Party.
2. Global Side Letter #1 to Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland, * (“Lessee”) and *.
3. Aircraft Headlease Agreement, dated as of March 18, 2005, between ILFC Ireland, as Lessee and International Lease Finance Corporation (“ILFC”), as Lessor.
4. Amendment No. 1 to Global Side Letter No. 1, dated as of November 16, 2006, between *, ILFC Ireland and *.
5. Amendment No. One to Aircraft Headlease Agreement, dated as of October 15, 2007, between ILFC Ireland and ILFC.
6. Estoppel and Acceptance Certificate (Headlease), dated as of March 16, 2007.
7. Estoppel and Acceptance Certificate, dated as of March 16, 2007.
8. Assignment of Rights (Airframe), dated as of March 16, 2007, between ILFC and *, consented to by Airbus S.A.S.
9. Assignment of Rights (Engines), dated as of March 16, 2007, among ILFC, *, consented to by IAE International Aero Engines AG (“IAE”).
A320-200 aircraft bearing serial number 2936
1. Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee and *, as Consenting Party.
2. Global Side Letter #1 to Aircraft Lease Agreements, dated as of March 18, 2005, between ILFC Ireland and * and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3. Aircraft Headlease Agreement, dated as of March 18, 2005, between ILFC Ireland, as Lessee and International Lease Finance Corporation (“ILFC”), as Lessor.
4. Amendment No. 1 to Global Side Letter No. 1 to Aircraft Lease Agreement, dated as of November 16, 2006, between ILFC Ireland and * and *.
5. Amendment Number One to Aircraft Headlease Agreement, dated as of October 15, 2007 between ILFC Ireland and ILFC.
6. Estoppel and Acceptance Certificate (Headlease), dated as of November 28, 2006.
7. Estoppel and Acceptance Certificate, dated as of November 28, 2006.
8. Assignment of Rights (Airframe), dated as of November 28, 2006, between ILFC and *, consented to by Airbus S.A.S.
9. Assignment of Rights (Engines), dated as of November 28, 2006, between ILFC and *, consented to by IAE International Aero Engines AG (“IAE”).
A320-200 aircraft bearing serial number 2809
1. Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee, *, as Consenting Party.
2. Global Side Letter #1 to Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland, * and *.
3. Aircraft Headlease Agreement, dated as of March 18, 2005 between ILFC Ireland, as Lessee and International Lease Finance Corporation (“ILFC”), as Lessor.
4. Amendment No. 1 to Global Side Letter No. 1, dated as of November 16, 2006, between *, ILFC Ireland and *.
5. Amendment Number One to Aircraft Headlease Agreement, dated as of October 15, 2007 between ILFC Ireland and ILFC.
6. Estoppel and Acceptance Certificate (Headlease) dated as of July 4, 2006.
7. Estoppel and Acceptance Certificate dated as of July 4, 2006.
8. Assignment of Rights (Airframe), dated as of July 4, 2006, between ILFC and *, consented to by Airbus S.A.S.
9. Assignment of Rights (Engines), dated as of July 4, 2006, among ILFC, *, consented to by IAE International Aero Engines AG (“IAE”).
A320-200 aircraft bearing serial number 2767

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1. Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee and *, as Consenting Party.
2. Global Side Letter #1 to Aircraft Lease Agreements, dated as of March 18, 2005, between ILFC Ireland and * and * dated March 18, 2005.
3. Aircraft Headlease Agreement, dated as of March 18, 2005 between ILFC Ireland, as Lessee and International Lease Finance Corporation (“ILFC”), as Lessor.
4. Amendment No. 1 to Global Side Letter No. 1 to Aircraft Lease Agreement, dated as of November 16, 2006, between ILFC Ireland and * and *.
5. Amendment Number One to Aircraft Headlease Agreement, dated as of October 15, 2007 between ILFC Ireland, as Lessee and ILFC, as Lessor.
6. Estoppel and Acceptance Certificate (Headlease), dated as of June 22, 2006.
7. Estoppel and Acceptance Certificate, dated as of June 22, 2006.
8. Assignment of Rights (Airframe), dated as of June 22, 2006, between ILFC and *, consented to by Airbus S.A.S.
9. Assignment of Rights (Engines), dated as of June 22, 2006, between ILFC and *, consented to by IAE International Aero Engines AG (“IAE”).
A320-200 aircraft bearing serial number 2759
1. Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee, *, as Consenting Party.
2. Global Side Letter #1 to Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland, * and *.
3. Aircraft Headlease Agreement, dated as of March 18, 2005, between ILFC Ireland, as Lessee and International Lease Finance Corporation (“ILFC”), as Lessor.
4. Amendment No. 1 to Global Side Letter No. 1, dated as of November 16, 2006, between *, ILFC Ireland and *.
5. Amendment Number 1 to Aircraft Headlease Agreement, dated as of October 15, 2007 between ILFC Ireland and ILFC.
6. Estoppel and Acceptance Certificate (Headlease), dated as of May 29, 2006.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7. Estoppel and Acceptance Certificate, dated as of May 29, 2006.
8. Assignment of Rights (Airframe), dated as of May 29, 2006, between ILFC and *, consented to by Airbus S.A.S.
9. Assignment of Rights (Engines), dated as of May 29, 2006, between ILFC, *, consented to by IAE International Aero Engines AG (“IAE”).
A320-200 aircraft bearing serial number 2741

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1. Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee, *, as Consenting Party.
2. Global Side Letter #1 to Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland, * and *.
3. Aircraft Headlease Agreement, dated as of March 18, 2005 between ILFC Ireland, as Lessee and International Lease Finance Corporation (“ILFC”), as Lessor.
4. Amendment No. 1 to Global Side Letter No. 1, dated as of November 16, 2006, among *, ILFC Ireland and *.
5. Amendment Number One to Aircraft Headlease Agreement, dated as of October 15, 2007 between ILFC Ireland and ILFC.
6. Estoppel and Acceptance Certificate (Headlease), dated as of April 26, 2006.
7. Estoppel and Acceptance Certificate, dated as of April 26, 2006.
8. Assignment of Rights (Airframe), dated as of April 26, 2006, between ILFC and *, consented to by Airbus S.A.S.
9. Assignment of Rights (Engines), dated as of April 26, 2006, among ILFC, *, consented to by IAE International Aero Engines AG (“IAE”).
B737-700 aircraft bearing serial number 29370
1. Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee and *, as Consenting Party.
2. Global Side Letter #1 to Aircraft Lease Agreements, dated as of March 18, 2005, between ILFC Ireland and * and * dated March 18, 2005.
3. Aircraft Headlease Agreement, dated as of March 18, 2005, between ILFC Ireland, as Lessee and International Lease Finance Corporation (“ILFC”).
4. Amendment No. 1 to Global Side Letter No. 1 to Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland and * and * dated as of November 16, 2006.
5. Amendment No. One to Aircraft Headlease Agreement, dated as of October 15, 2007, between ILFC Ireland and ILFC.
6. *
7. Estoppel and Acceptance Certificate (Headlease), dated as of December 28, 2006.
8. Estoppel and Acceptance Certificate, dated as of December 28, 2006.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9. Assignment of Rights (Airframe), dated as of December 28, 2006, between ILFC and *, consented to by The Boeing Company.
10. Assignment of Rights (Engines), dated as of December 28, 2006, between ILFC and *, consented to by CFM International, Inc.
B737-700 aircraft bearing serial number 29372
1. Aircraft Lease Agreement, dated as of March 18, 2005, between *, as Lessee, ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Consenting Party.
2. Global Side Letter #1 to Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland, * and *.
3. Aircraft Headlease Agreement, dated as of March 18, 2005, between ILFC Ireland, as Lessee and International Lease Finance Corporation (“ILFC”), as Lessor.
4. Amendment No. 1 to Global Side Letter No. 1, dated as of November 16, 2006, among *, ILFC Ireland and *.
5. Amendment Number One to Headlease Agreement, dated as of October 15, 2007, between ILFC Ireland and ILFC.
6. *
7. Estoppel and Acceptance Certificate (Headlease), dated as of December 18, 2006.
8. Estoppel and Acceptance Certificate, dated as of December 18, 2006.
9. Assignment of Rights (Airframe), dated as of December 18, 2006, between International Lease Finance Corporation (“ILFC”) and *, consented to by The Boeing Company.
10. Assignment of Warranties (Engines), dated as of December 18, 2006, between ILFC and *, consented to by CFM International, Inc.
B737-700 aircraft bearing serial number 29371
1. Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee, *, as Consenting Party.
2. Global Side Letter #1 to Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland, * and *.
3. Aircraft Headlease Agreement, dated as of March 18, 2005, between ILFC Ireland, as Lessee and International Lease Finance Corporation (“ILFC”), as Lessor.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4. Amendment No. 1 to Global Side Letter No. 1, dated as of November 16, 2006, among *, ILFC Ireland and *.
5. Amendment No. One to Aircraft Headlease Agreement, dated as of October 15, 2007, between ILFC Ireland and ILFC.
6. *
7. Estoppel and Acceptance Certificate (Headlease), dated as of October 16, 2006.
8. Estoppel and Acceptance Certificate, dated as of October 16, 2006.
9. Assignment of Rights (Airframe), dated as of October 16, 2006, between ILFC and *, consented to by The Boeing Company.
10. Assignment of Warranties (Engines), dated as of October 16, 2006, between ILFC and *, consented to by CFM International, Inc.
B737-700 aircraft bearing serial number 29367
1. Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee and *, as Consenting Party.
2. Global Side Letter #1 to Aircraft Lease Agreements, dated as of March 18, 2005, between ILFC Ireland and * and * dated March 18, 2005.
3. Aircraft Headlease Agreement, dated as of March 18, 2005, between ILFC Ireland, as Lessee and International Lease Finance Corporation (“ILFC”), as Lessor.
4. Amendment No. 1 to Global Side Letter No. 1 to Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland and * and * dated as of November 16, 2006.
5. Amendment No. One to Aircraft Headlease Agreement, dated as of October 15, 2007, between ILFC Ireland and ILFC.
6. *
7. Estoppel and Acceptance Certificate (Headlease), dated as of March 20, 2006.
8. Estoppel and Acceptance Certificate, dated as of March 20, 2006.
9. Assignment of Rights (Airframe), dated as of March 20, 2006, between ILFC and *, consented to by The Boeing Company.
10. Assignment of Rights (Engines), dated as of March 20, 2006, between ILFC and *, consented to by CFM International, Inc.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

B737-700 aircraft bearing serial number 29366
1. Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee and *, as Consenting Party.
2. Global Side Letter #1 to Aircraft Lease Agreements, dated as of March 18, 2005, between ILFC Ireland and * and *.
3. Aircraft Headlease Agreement, dated as of March 18, 2005, between ILFC Ireland, as Lessee and International Lease Finance Corporation (“ILFC”), as Lessor.
4. Amendment No. 1 to Global Side Letter No. 1 to Aircraft Lease Agreement, dated as of November 16, 2006, between ILFC Ireland and * and *.
5. Amendment No. One to Aircraft Headlease Agreement, dated as of October 15, 2007, between ILFC Ireland and ILFC.
6. *
7. Estoppel and Acceptance Certificate (Headlease), dated as of February 21, 2006.
8. Estoppel and Acceptance Certificate, dated as of February 21, 2006.
9. Assignment of Rights (Airframe), dated as of February 21, 2006, between ILFC and *, consented to by The Boeing Company.
10. Assignment of Rights (Engines), dated as of February 21, 2006, between ILFC and *, consented to by CFM International Inc.
B737-800 aircraft bearing serial number 30708
1. Aircraft Lease Agreement, dated as of March 18, 2005, between *, as Lessee, ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Consenting Party.
2. Global Side Letter #1 to Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland, * and *.
3. Aircraft Headlease Agreement, dated as of March 18, 2005, between ILFC Ireland, as Lessee and International Lease Finance Corporation (“ILFC”), as Lessor.
4. Amendment No. 1 to Global Side Letter No. 1, dated as of November 16, 2006, between *, ILFC Ireland and *.
5. Amendment Number One to Aircraft Headlease Agreement, dated as of October 15, 2007, between ILFC Ireland and ILFC.
6. *

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7. Estoppel and Acceptance Certificate (Headlease), dated as of October 26, 2006.
8. Estoppel and Acceptance Certificate, dated as of October 26, 2006.
9. Assignment of Rights (Airframe), dated as of October 26, 2006, between ILFC and *, consented to by The Boeing Company.
10. Assignment of Warranties (Engines), dated as of October 26, 2006, between ILFC and *, consented to by CFM International, Inc.
B737-800 aircraft bearing serial number 33006
1. Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee and *, as Consenting Party.
2. Global Side Letter #1 to Aircraft Lease Agreements, dated as of March 18, 2005, between ILFC Ireland and * and * dated March 18, 2005.
3. Aircraft Headlease Agreement, dated as of March 18, 2005, between ILFC Ireland, as Lessee and International Lease Finance Corporation (“ILFC”), as Lessor.
4. Amendment No. 1 to Global Side Letter No. 1 to Aircraft Lease Agreement, dated as of November 16, 2006, between ILFC Ireland and * and *.
5. Amendment Number One to Aircraft Headlease Agreement, dated as of October 15, 2007, between ILFC Ireland and ILFC.
6. *
7. Estoppel and Acceptance Certificate (Headlease), dated as of July 10, 2006.
8. Estoppel and Acceptance Certificate, dated as of July 10, 2006.
9. Assignment of Rights (Airframe), dated as of July 10, 2006, between ILFC and *, consented to by The Boeing Company.
10. Assignment of Rights (Engines), dated as of July 10, 2006, between ILFC and *, consented to by CFM International, Inc.
B737-800 aircraft bearing serial number 30709
1. Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee and *, as Consenting Party.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2. Global Side Letter #1 to Aircraft Lease Agreements, dated as of March 18, 2005, between ILFC Ireland and * and * dated March 18, 2005.
3. Aircraft Headlease Agreement, dated as of March 18, 2005, between ILFC Ireland, as Lessee and International Lease Finance Corporation (“ILFC”), as Lessor.
4. Amendment No. 1 to Global Side Letter No. 1 to Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland and * and * dated as of November 16, 2006.
5. Amendment Number One to Aircraft Headlease Agreement, dated as of October 15, 2007, between ILFC Ireland and ILFC.
6. *
7. Estoppel and Acceptance Certificate (Headlease), dated as of June 8, 2006.
8. Estoppel and Acceptance Certificate, dated as of June 8, 2006.
9. Assignment of Rights (Airframe), dated as of June 8, 2006, between ILFC and *, consented to by The Boeing Company.
10. Assignment of Rights (Engines), dated as of June 8, 2006, between ILFC and *, consented to by CFM International, Inc.
B737-800 aircraft bearing serial number 30699
1. Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee and *, as Consenting Party.
2. Global Side Letter #1 to Aircraft Lease Agreements, dated as of March 18, 2005, between ILFC Ireland and * and * dated March 18, 2005.
3. Aircraft Headlease Agreement, dated as of March 18, 2005, between ILFC Ireland, as Lessee and International Lease Finance Corporation (“ILFC”), as Lessor.
4. Amendment No. 1 to Global Side Letter No. 1 to Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland and * and * dated as of November 16, 2006.
5. Amendment Number One to Aircraft Headlease Agreement, dated as of October 15, 2007, between ILFC Ireland and ILFC.
6. *
7. Estoppel and Acceptance Certificate (Headlease), dated as of May 12, 2006.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8. Estoppel and Acceptance Certificate dated as of May 12, 2006.
9. Assignment of Rights (Airframe), dated as of May 12, 2006, between ILFC and *, consented to by The Boeing Company.
10. Assignment of Rights (Engines), dated as of May 12, 2006, between ILFC and *, consented to by CFM International, Inc.
B737-800 aircraft bearing serial number 30697
1. Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland Limited (“ILFC Ireland “), as Lessor, and *, as Lessee and *, as Consenting Party.
2. Global Side Letter #1 to Aircraft Lease Agreements, dated as of March 18, 2005, between ILFC Ireland and * and * dated March 18, 2005.
3. Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland, as Lessee and International Lease Finance Corporation (“ILFC”), as Lessor.
4. Amendment No. 1 to Global Side Letter No. 1 to Aircraft Lease Agreement, dated as of March 18, 2005, between ILFC Ireland and * and * dated as of November 16, 2006.
5. Amendment Number One to Aircraft Headlease Agreement, dated as of October 15, 2007, between ILFC Ireland and ILFC.
6. *
7. Estoppel and Acceptance Certificate (Headlease), dated as of April 12, 2006.
8. Estoppel and Acceptance Certificate, dated as of April 12, 2006.
9. Assignment of Rights (Airframe), dated as of April 12, 2006, between ILFC and *, consented to by The Boeing Company.
10. Assignment of Rights (Engines), dated as of April 12, 2006, between ILFC and *, consented to by CFM International, Inc.
*
A319-100 aircraft bearing serial number 3342
1. Aircraft Lease Agreement, dated as of November 4, 2003, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2. Aircraft Headlease Agreement, dated as of November 4, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Global Side Letter #1 to Aircraft Lease Agreement, dated as of November 4, 2003, between ILFC Ireland and *.
4. Aircraft Lease Novation and Amendment Agreement, dated as of December 31, 2004, among ILFC Ireland, *, * and *.
5. Global Amendment #1 to Headlease Agreements, dated as of September 21, 2006, between ILFC and ILFC Ireland.
6. Amendment No. 1 to Global Side Letter No. 1, dated as of September 21, 2006, between ILFC Ireland and *.
7. Amendment Number One to Aircraft Lease Agreement, dated as of December 4, 2007, between ILFC Ireland and *.
8. Estoppel and Acceptance Certificate (Headlease) dated as of December 19, 2007.
9. Estoppel and Acceptance Certificate dated as of December 19, 2007.
10. Assignment of Rights (Airframe), dated as of December 19, 2007, between ILFC and *, consented to by Airbus S.A.S..
11. Assignment Agreement (Engines), dated as of December 19, 2007, among ILFC, *, and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 3311
1. Aircraft Lease Agreement, dated as of November 4, 2003, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of November 4, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of November 4, 2003, between ILFC Ireland and *.
4. Aircraft Lease Novation and Amendment Agreement, dated as of December 31, 2004, among ILFC Ireland, *, * and *.
5. Amendment No. 1 to Global Side Letter No. 1, dated as of September 21, 2006, between ILFC Ireland and *.
6. Global Amendment #1 to Headlease Agreements, dated as of September 21, 2006, between ILFC and ILFC Ireland.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7. Amendment Number One to Aircraft Lease Agreement, dated as of November 8, 2007, between ILFC Ireland and *.
8. Estoppel and Acceptance Certificate (Headlease) dated as of November 21, 2007.
9. Estoppel and Acceptance Certificate dated as of November 21, 2007.
10. Assignment of Rights (Airframe), dated as of November 21, 2007, between ILFC and *, consented to by Airbus S.A.S.
11. Assignment Agreement (Engines), dated as of November 21, 2007, among ILFC, *, and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 3269
1. Aircraft Lease Agreement, dated as of November 4, 2003, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of November 4, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of November 4, 2003, between ILFC Ireland and *.
4. Aircraft Lease Novation and Amendment Agreement, dated as of December 31, 2004, among ILFC Ireland, *, * and *.
5. Global Amendment #1 to Headlease Agreements, dated as of September 21, 2006, between ILFC and ILFC Ireland.
6. Amendment No. 1 to Global Side Letter No. 1, dated as of September 21, 2006, between ILFC Ireland and *.
7. Amendment Number One to Aircraft Lease Agreement, dated as of October 1, 2007, between ILFC Ireland and *.
8. Estoppel and Acceptance Certificate (Headlease) dated as of October 15, 2007.
9. Estoppel and Acceptance Certificate dated as of October 15, 2007.
10. Assignment of Rights (Airframe), dated as of October 15, 2007, between ILFC and *, consented to by Airbus S.A.S..

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11. Assignment Agreement (Engines), dated as of October 15, 2007, among ILFC, *, and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 3258
1. Aircraft Lease Agreement, dated as of November 4, 2003, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of November 4, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of November 4, 2003, between ILFC Ireland and *.
4. Aircraft Lease Novation and Amendment Agreement, dated as of December 31, 2004, among ILFC Ireland, *, * and *.
5. Global Amendment #1 to Headlease Agreements, dated as of September 21, 2006, between ILFC and ILFC Ireland.
6. Amendment No. 1 to Global Side Letter No. 1, dated as of September 21, 2006, between ILFC Ireland and *.
7. Letter of Understanding, dated as of October 12, 2006, between International Lease Finance Corporation and *.
8. Amendment Number One to Aircraft Lease Agreement, dated as of October 1, 2007, between ILFC Ireland and *.
9. Estoppel and Acceptance Certificate (Headlease) dated as of October 12, 2007.
10. Estoppel and Acceptance Certificate dated as of October 12, 2007.
11. Assignment of Rights (Airframe), dated as of October 12, 2007, between ILFC and *, consented to by Airbus S.A.S.
12. Assignment Agreement (Engines), dated as of October 12, 2007, among ILFC, *, and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 3144
1. Aircraft Lease Agreement, dated as of November 4, 2003, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

2. Aircraft Headlease Agreement, dated as of November 4, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of November 4, 2003, between ILFC Ireland and *.
4. Aircraft Lease Novation and Amendment Agreement, dated as of December 31, 2004, among ILFC Ireland, *, * and *.
5. Global Amendment #1 to Headlease Agreements, dated as of September 21, 2006, between ILFC and ILFC Ireland.
6. Amendment No. 1 to Global Side Letter No. 1, dated as of September 21, 2006, between ILFC Ireland and *.
7. Amendment Number One to Aircraft Lease Agreement, dated as of May 25, 2007, between ILFC Ireland and *.
8. Estoppel and Acceptance Certificate (Headlease) dated as of June 13, 2007.
9. Estoppel and Acceptance Certificate dated as of June 13, 2007.
10. Assignment of Rights (Airframe), dated as of June 13, 2007, between ILFC and *, consented to by Airbus S.A.S.
11. Assignment Agreement (Engines), dated as of June 13, 2007, among ILFC, *, and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 3020
1. Aircraft Lease Agreement, dated as of November 4, 2003, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of November 4, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of November 4, 2003, between ILFC Ireland and *.
4. Aircraft Lease Novation and Amendment Agreement, dated as of December 31, 2004, among ILFC Ireland, *, * and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5. Amendment Number One to Aircraft Lease Agreement, dated as of January 19, 2007, between ILFC Ireland and *.
6. Global Amendment #1 to Headlease Agreements, dated as of September 21, 2006, between ILFC and ILFC Ireland.
7. Amendment No. 1 to Global Side Letter No. 1, dated as of September 21, 2006, between ILFC Ireland and *.
8. Estoppel and Acceptance Certificate (Headlease) dated as of February 5, 2007.
9. Estoppel and Acceptance Certificate dated as of February 5, 2007.
10. Assignment of Rights (Airframe), dated as of February 5, 2007, between ILFC and *, consented to by Airbus S.A.S.
11. Assignment Agreement (Engines), dated as of February 5, 2007, among ILFC, *, and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 2969
1. Aircraft Lease Agreement, dated as of November 4, 2003, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of November 4, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of November 4, 2003, between ILFC Ireland and *.
4. Aircraft Lease Novation and Amendment Agreement, dated as of December 31, 2004, among ILFC Ireland, *, * and *.
5. Amendment Number One to Aircraft Lease Agreement, dated as of December 5, 2006, between ILFC Ireland and *.
6. Global Amendment #1 to Headlease Agreements, dated as of September 21, 2006, between ILFC and ILFC Ireland.
7. Amendment No. 1 to Global Side Letter No. 1, dated as of September 21, 2006, between ILFC Ireland and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8. Estoppel and Acceptance Certificate dated as of December 15, 2006.
9. Assignment of Rights (Airframe), dated as of December 15, 2006, between ILFC and *, consented to by Airbus S.A.S.
10. Assignment Agreement (Engines), dated as of December 15, 2006, among ILFC, *, and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 2948
1. Aircraft Lease Agreement, dated as of November 4, 2003, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of November 4, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of November 4, 2003, between ILFC Ireland and *.
4. Aircraft Lease Novation and Amendment Agreement, dated as of December 31, 2004, among ILFC Ireland, *, * and *.
5. Amendment Number One to Aircraft Lease Agreement, dated as of November 8, 2006, between ILFC Ireland and *.
6. Global Amendment #1 to Headlease Agreements, dated as of September 21, 2006, between ILFC and ILFC Ireland.
7. Amendment No. 1 to Global Side Letter No. 1, dated as of September 21, 2006, between ILFC Ireland and *.
8. Estoppel and Acceptance Certificate (Headlease) dated as of December 6, 2006.
9. Estoppel and Acceptance Certificate dated as of December 6, 2006.
10. Assignment of Rights (Airframe), dated as of December 6, 2006, between ILFC and *, consented to by Airbus S.A.S.
11. Assignment Agreement (Engines), dated as of December 6, 2006, among ILFC, *, and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 2940

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1. Aircraft Lease Agreement, dated as of November 4, 2003, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of November 4, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of November 4, 2003, between ILFC Ireland and *.
4. Aircraft Lease Novation and Amendment Agreement, dated as of December 31, 2004, among ILFC Ireland, *, * and *.
5. Amendment Number One to Aircraft Lease Agreement, dated as of September 29, 2006, between ILFC Ireland and *.
6. Global Amendment #1 to Headlease Agreements, dated as of September 21, 2006, between ILFC and ILFC Ireland.
7. Amendment No. 1 to Global Side Letter No. 1, dated as of September 21, 2006, between ILFC Ireland and *.
8. Estoppel and Acceptance Certificate (Headlease) dated as of October 17, 2006.
9. Estoppel and Acceptance Certificate dated as of October 17, 2006.
10. Assignment of Rights (Airframe), dated as of October 17, 2006, between ILFC and *, consented to by Airbus S.A.S.
11. Assignment Agreement (Engines), dated as of October 17, 2006, among ILFC, *, and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 2901
1. Aircraft Lease Agreement, dated as of November 4, 2003, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of November 4, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of November 4, 2003, between ILFC Ireland and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4. Aircraft Lease Novation and Amendment Agreement, dated as of December 31, 2004, among ILFC Ireland, *, * and *.
5. Amendment Number One to Aircraft Lease Agreement, dated as of September 29, 2006, between ILFC Ireland and *.
6. Global Amendment #1 to Headlease Agreements, dated as of September 21, 2006, between ILFC and ILFC Ireland.
7. Amendment No. 1 to Global Side Letter No. 1, dated as of September 21, 2006, between ILFC Ireland and *.
8. Estoppel and Acceptance Certificate (Headlease) dated as of October 17, 2006.
9. Estoppel and Acceptance Certificate dated as of October 17, 2006.
10. Assignment of Rights (Airframe), dated as of October 17, 2006, between ILFC and *, consented to by Airbus S.A.S.
11. Assignment Agreement (Engines), dated as of October 17, 2006, among ILFC, *, and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 2815
1. Aircraft Lease Agreement, dated as of November 4, 2003, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of November 4, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of November 4, 2003, between ILFC Ireland and *.
4. Aircraft Lease Novation and Amendment Agreement, dated as of December 31, 2004, among ILFC Ireland, *, * and *.
5. Amendment Number One to Aircraft Lease Agreement, dated as of June 21, 2006, between ILFC Ireland and *.
6. Global Amendment #1 to Headlease Agreements, dated as of September 21, 2006, between ILFC and ILFC Ireland.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7. Amendment No. 1 to Global Side Letter No. 1, dated as of September 21, 2006, between ILFC Ireland and *.
8. Estoppel and Acceptance Certificate (Headlease) dated as of June 30, 2006.
9. Estoppel and Acceptance Certificate dated as of June 30, 2006.
10. Assignment of Rights (Airframe), dated as of June 30, 2006, between ILFC and *, consented to by Airbus, S.A.S.
11. Assignment Agreement (Engines), dated as of June 30, 2006, among ILFC, *, and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 2667
1. Aircraft Lease Agreement, dated as of November 4, 2003, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of November 4, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of November 4, 2003, between ILFC Ireland and *.
4. Amendment No. 1, does not exist.
5. Aircraft Lease Novation and Amendment Agreement, dated as of December 31, 2004, among ILFC Ireland, *, * and *.
6. Amendment #1 to Aircraft Headlease Agreement, dated as of January 18, 2006, between ILFC and ILFC Ireland.
7. Amendment #2 to Aircraft Lease Agreement, dated as of January 18, 2006, between ILFC Ireland and *.
8. Amendment Number Three to Aircraft Lease Agreement, dated as of January 18, 2006, between ILFC Ireland and *.
9. Amendment No. 1 to Global Side Letter No. 1, dated as of September 21, 2006, between ILFC Ireland and *.
10. Estoppel and Acceptance Certificate (Headlease) dated as of January 26, 2006.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11. Estoppel and Acceptance Certificate dated as of January 26, 2006.
12. Assignment of Rights (Airframe), dated as of January 26, 2006, between ILFC and *, consented to by AVSA, S.A.R.L.
13. Assignment Agreement (Engines), dated as of January 26, 2006, among ILFC, *, and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 2579
1. Aircraft Lease Agreement, dated as of November 4, 2003, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of November 4, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of November 4, 2003, between ILFC Ireland and *.
4. Amendment No. 1 to Aircraft Lease Agreement, dated as of November 10, 2004, between ILFC Ireland and *.
5. Aircraft Lease Novation and Amendment Agreement, dated as of December 31, 2004, among ILFC Ireland, *, * and *.
6. Amendment Number Two to Aircraft Lease Agreement, dated as of November 28, 2005, between ILFC Ireland and *.
7. Global Amendment #1 to Headlease Agreements, dated as of September 21, 2006, between ILFC and ILFC Ireland.
8. Amendment No. 1 to Global Side Letter No. 1, dated as of September 21, 2006, between ILFC Ireland and *.
9. Estoppel and Acceptance Certificate (Headlease) dated as of October 17, 2005.
10. Estoppel and Acceptance Certificate dated as of October 17, 2005.
11. Assignment of Rights (Airframe), dated as of October 17, 2005, between ILFC and *, consented to by AVSA, S.A.R.L.
12. Assignment Agreement (Engines), dated as of October 17, 2005, among ILFC, *, and IAE International Aero Engines AG.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

A319-100 aircraft bearing serial number 2574
1. Aircraft Lease Agreement, dated as of November 4, 2003, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of November 4, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of November 4, 2003, between ILFC Ireland and *.
4. Aircraft Lease Novation and Amendment Agreement, dated as of December 31, 2004, among ILFC Ireland, *, * and *.
5. Amendment Number One to Aircraft Lease Agreement, dated as of November 28, 2005, between ILFC Ireland and *.
6. Global Amendment #1 to Headlease Agreements, dated as of September 21, 2006, between ILFC and ILFC Ireland.
7. Amendment No. 1 to Global Side Letter No. 1, dated as of September 21, 2006, between ILFC Ireland and *.
8. Estoppel and Acceptance Certificate (Headlease) dated as of October 12, 2005.
9. Estoppel and Acceptance Certificate dated as of October 12, 2005.
10. Assignment of Rights (Airframe), dated as of October 12, 2005, between ILFC and *, consented to by AVSA, S.A.R.L.
11. Assignment Agreement (Engines), dated as of October 12, 2005, among ILFC, *, and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 2505
1. Aircraft Lease Agreement, dated as of November 4, 2003, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of November 4, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of November 4, 2003, between ILFC Ireland and *.
4. Amendment No. 1 to Aircraft Lease Agreement, dated as of November 10, 2004, between ILFC Ireland and *.
5. Aircraft Lease Novation and Amendment Agreement, dated as of December 31, 2004, among ILFC Ireland, *, * and *.
6. Amendment Number Two to Aircraft Lease Agreement, dated as of November 28, 2005, between ILFC Ireland and *.
7. Global Amendment #1 to Headlease Agreements, dated as of September 21, 2006, between ILFC and ILFC Ireland.
8. Amendment No. 1 to Global Side Letter No. 1, dated as of September 21, 2006, between ILFC Ireland and *.
9. Estoppel and Acceptance Certificate (Headlease) dated as of July 11, 2005.
10. Estoppel and Acceptance Certificate dated as of July 11, 2005.
11. Assignment of Rights (Airframe), dated as of July 11, 2005, between ILFC and *, consented to by AVSA, S.A.R.L.
12. Assignment Agreement (Engines), dated as of July 11, 2005, among ILFC, *, and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 2426
1. Aircraft Lease Agreement, dated as of November 4, 2003, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of November 4, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of November 4, 2003, between ILFC Ireland and *.
4. Aircraft Lease Novation and Amendment Agreement, dated as of December 31, 2004, among ILFC Ireland, *, * and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5. Amendment Number #1 to Aircraft Lease Agreement, dated as of November 28, 2005, between ILFC Ireland and *.
6. Global Amendment #1 to Headlease Agreements, dated as of September 21, 2006, between ILFC and ILFC Ireland.
7. Amendment No. 1 to Global Side Letter No. 1, dated as of September 21, 2006, between ILFC Ireland and *.
8. Estoppel and Acceptance Certificate (Headlease) dated as of March 30, 2005.
9. Estoppel and Acceptance Certificate dated as of March 30, 2005.
10. Assignment of Rights (Airframe), dated as of March 30, 2005, between ILFC and *, consented to by AVSA, S.A.R.L.
11. Assignment Agreement (Engines), dated as of March 30, 2005, among ILFC, *, and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 2435
1. Aircraft Lease Agreement, dated as of November 4, 2003, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of November 4, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of November 4, 2003, between ILFC Ireland and *.
4. Amendment No. 1 to Aircraft Lease Agreement, dated as of November 10, 2004, between ILFC Ireland and *.
5. Aircraft Lease Novation and Amendment Agreement, dated as of December 31, 2004, among ILFC Ireland, *, * and *.
6. Amendment Number Two to Aircraft Lease Agreement, dated as of November 28, 2005, between ILFC Ireland and *.
7. Global Amendment #1 to Headlease Agreements, dated as of September 21, 2006, between ILFC and ILFC Ireland.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8. Amendment No. 1 to Global Side Letter No. 1, dated as of September 21, 2006, between ILFC Ireland and *.
9. Estoppel and Acceptance Certificate (Headlease) dated as of March 30, 2005.
10. Estoppel and Acceptance Certificate dated as of March 30, 2005.
11. Assignment of Rights (Airframe), dated as of March 30, 2005, between ILFC and *, consented to by AVSA, S.A.R.L.
12. Assignment Agreement (Engines), dated as of March 30, 2005, among ILFC, *, and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 2408
1. Aircraft Lease Agreement, dated as of November 4, 2003, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of November 4, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of November 4, 2003, between ILFC Ireland and *.
4. Amendment No. 1 to Aircraft Lease Agreement, dated as of November 1, 2004, between ILFC Ireland and *.
5. Aircraft Lease Novation and Amendment Agreement, dated as of December 31, 2004, among ILFC Ireland, *, * and *.
6. Amendment Number Two to Aircraft Lease Agreement, dated as of November 28, 2005, between ILFC Ireland and *.
7. Global Amendment #1 to Headlease Agreements, dated as of September 21, 2006, between ILFC and ILFC Ireland.
8. Amendment No. 1 to Global Side Letter No. 1, dated as of September 21, 2006, between ILFC Ireland and *.
9. Estoppel and Acceptance Certificate (Headlease) dated as of March 9, 2005.
10. Estoppel and Acceptance Certificate dated as of March 9, 2005.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11. Assignment of Rights (Airframe), dated as of March 9, 2005, between ILFC and *, consented to by AVSA, S.A.R.L.
12. Assignment Agreement (Engines), dated as of March 9, 2005, among ILFC, *, and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 2371
1. Aircraft Lease Agreement, dated as of November 4, 2003, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of November 4, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of November 4, 2003, between ILFC Ireland and *.
4. Aircraft Lease Novation and Amendment Agreement, dated as of December 31, 2004, among ILFC Ireland, *, * and *.
5. Amendment Number One to Aircraft Lease Agreement, dated as of November 28, 2005, between ILFC Ireland and *.
6. Global Amendment #1 to Headlease Agreements, dated as of September 21, 2006, between ILFC and ILFC Ireland.
7. Amendment No. 1 to Global Side Letter No. 1, dated as of September 21, 2006, between ILFC Ireland and *.
8. Estoppel and Acceptance Certificate (Headlease) dated as of January 21, 2005.
9. Estoppel and Acceptance Certificate dated as of January 21, 2005.
10. Assignment of Rights (Airframe), dated as of January 21, 2005, between ILFC and *, consented to by AVSA, S.A.R.L.
11. Assignment of Rights (Engines) Assignment Agreement, dated as of January 21, 2005, among ILFC, *, and IAE International Aero Engines AG.
*
B737-800 aircraft bearing serial number 30725

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1. Aircraft Lease Agreement, dated as of April 8, 2007, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, * and *, each as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of April 8, 2007, between ILFC Ireland, as Lessee, and International Lease Finance Corporation (“ILFC”), as Lessor.
3. Side Letter No. 1 to Aircraft Lease Agreement, dated as of April 8, 2007, among ILFC Ireland, *, and *.
4. Estoppel and Acceptance Certificate dated as of June 15, 2007. (Headlease)
5. Estoppel and Acceptance Certificate dated as of June 15, 2007. (Lease)
6. Assignment of Rights (Airframe), dated as of June 15, 2007, between ILFC and *, consented to by The Boeing Company.
7. Assignment of Warranties (Engines), dated as of June 15, 2007, between ILFC and *.
B737-800 aircraft bearing serial number 30711
1. Aircraft Lease Agreement, dated as of December 26, 2006, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, * and *, each as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of December 26, 2006, between ILFC Ireland, as Lessee, and International Lease Finance Corporation (“ILFC”), as Lessor.
3. Side Letter No. 1 to Aircraft Lease Agreement, dated as of December 26, 2006, among ILFC Ireland, *, and *.
4. Amendment No. 1 to Aircraft Lease Agreement, dated as of January 24, 2007, between ILFC Ireland and *.
5. Amendment #1 to Side Letter No. 1 to Aircraft Lease Agreement, dated as of April 8, 2007, between ILFC Ireland, *, and *.
6. Estoppel and Acceptance Certificate dated as of January 24, 2007. (Headlease)
7. Estoppel and Acceptance Certificate dated as of January 24, 2007. (Lease)
8. Assignment of Rights (Airframe), dated as of January 24, 2007, between ILFC and *, consented to by The Boeing Company.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9. Assignment of Warranties (Engines), dated as of January 24, 2007, between ILFC and *.
*
A320-200 aircraft bearing serial number 3123
1. Aircraft Lease Agreement, dated as of June 29, 2006, between International Lease Finance Corporation, as Lessor (“ILFC”), and *, as Lessee
2. Estoppel and Acceptance Certificate dated as of May 24, 2007
3. Assignment of Rights (Airframe), dated as of May 24, 2007, between ILFC and *, consented to Airbus S.A.S.
4. Assignment of Rights (Engines) Assignment of Warranties, dated as of May 24, 2007, between ILFC and *
*
A319-100 aircraft bearing serial number 3590
1. Aircraft Lease Agreement, dated as of March 9, 2007, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter #1 to Aircraft Lease Agreement, dated as of June 14, 2009, between ILFC and *.
3. Estoppel and Acceptance Certificate dated as of July 22, 2008.
4. Assignment of Rights (Airframe), dated as of July 22, 2008, between ILFC and *, consented to by Airbus S.A.S.
5. Assignment Agreement (Engines), dated as of July 22, 2008, between ILFC and *, consented to by IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 3491
1. Aircraft Lease Agreement, dated as of March 9, 2007, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter #1 to Aircraft Lease Agreement, dated as of June 14, 2009, between ILFC and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3. Estoppel and Acceptance Certificate dated as of April 21, 2008.
4. Assignment of Rights (Airframe), dated as of April 21, 2008, between ILFC and *, consented to by Airbus S.A.S.
5. Assignment Agreement (Engines), dated as of April 21, 2008, between ILFC and *, consented to by IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 3463
1. Aircraft Lease Agreement, dated as of April 20, 2007, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter #1 to Aircraft Lease Agreement, dated as of June 14, 2009, between ILFC and *.
3. Estoppel and Acceptance Certificate dated as of April 18, 2008.
4. Assignment of Rights (Airframe), dated as of April 18, 2008, between ILFC and *, consented to by Airbus S.A.S.
5. Assignment Agreement (Engines), dated as of April 18, 2008, between ILFC and *, consented to by IAE International Aero Engines AG.
*
B777-300ER aircraft bearing serial number 32714
1. Aircraft Lease Agreement, dated as of June 16, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee
2. Letter Agreement re: Execution of Leases, dated as of June 16, 2003, between ILFC and *
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of June 16, 2003, between ILFC and *
4. Amendment No. 1 to Aircraft Lease Agreement, dated as of June 8, 2007, between ILFC and *
5. *
6. Estoppel and Acceptance Certificate dated as of June 29, 2007

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7. Assignment of Rights (Airframe), dated as of June 29, 2007, between ILFC and *, consented to by The Boeing Company
8. Assignment of Warranties (Engines), dated as of June 29, 2007, between ILFC and *
B777-300ER aircraft bearing serial number 32713
1. Aircraft Lease Agreement, dated as of June 16, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee
2. Letter Agreement re: Execution of Leases, dated as of June 16, 2003, between ILFC and *
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of June 16, 2003, between ILFC and *
4. Amendment #1 to Aircraft Lease Agreement, dated as of April 24, 2007, between ILFC and *
5. *
6. Estoppel and Acceptance Certificate dated as of April 24, 2007
7. Assignment of Rights (Airframe), dated as of April 24, 2007, between ILFC and *, consented to by The Boeing Company
8. Assignment of Warranties (Engines), dated as of April 24, 2007, between ILFC and *
B777-300ER aircraft bearing serial number 32729
1. Aircraft Lease Agreement, dated as of June 16, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee
2. Letter Agreement re: Execution of Leases, dated as of June 16, 2003, between ILFC and *
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of June 16, 2003, between ILFC and *
4. Amendment #1 to Aircraft Lease Agreement, dated as of March 15, 2007, between ILFC and *

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5. *
6. Estoppel and Acceptance Certificate dated as of March 15, 2007
7. Assignment of Rights (Airframe), dated as of March 15, 2007, between ILFC and *, consented to by The Boeing Company
8. Assignment of Warranties (Engines), dated as of March 15, 2007, between ILFC and *
B777-300ER aircraft bearing serial number 32728
1. Aircraft Lease Agreement, dated as of June 16, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee
2. Letter Agreement re: Execution of Leases, dated as of June 16, 2003, between ILFC and *
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of June 16, 2003, between ILFC and *
4. Amendment #1 to Aircraft Lease Agreement, dated as of October 2, 2006, between ILFC and *
5. *
6. Estoppel and Acceptance Certificate dated as of October 30, 2006
7. Assignment of Rights (Airframe), dated as of October 30, 2006, between ILFC and *, consented to by The Boeing Company
8. Assignment of Warranties (Engines), dated as of October 30, 2006, between ILFC and *
B777-300ER aircraft bearing serial number 32730
1. Aircraft Lease Agreement, dated as of June 16, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee
2. Letter Agreement re: Execution of Leases, dated as of June 16, 2003, between ILFC and *
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of June 16, 2003, between ILFC and *

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4. Amendment No. 1 to Aircraft Lease Agreement, dated as of January 15, 2006, between ILFC and *
5. Amendment No. 2 to Aircraft Lease Agreement, dated as of August 28, 2006, between ILFC and *
6. *
7. Estoppel and Acceptance Certificate dated as of September 28, 2006
8. Assignment of Rights (Airframe), dated as of September 28, 2006, between ILFC and *, consented to by The Boeing Company
9. Assignment of Rights (Engines), dated as of September 28, 2006, between ILFC and *
B777-300ER aircraft bearing serial number 32715
1. Aircraft Lease Agreement, dated as of June 16, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee
2. Letter Agreement re: Execution of Leases, dated as of June 16, 2003, between ILFC and *
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of June 16, 2003, between ILFC and *
4. Amendment Number One to Aircraft Lease Agreement, dated as of February 5, 2005, between ILFC and *
5. Amendment No. 2 to Aircraft Lease Agreement, dated as of January 15, 2006, between ILFC and *
6. Amendment No. 3 to Aircraft Lease Agreement, dated as of August 28, 2006, between ILFC and *
7. *
8. Estoppel and Acceptance Certificate dated as of September 21, 2006
9. Assignment of Rights (Airframe), dated as of September 21, 2006, between ILFC and *, consented to by The Boeing Company

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10. Assignment of Rights (Engines), dated as of September 21, 2006, between ILFC and *
B777-300ER aircraft bearing serial number 32710
1. Aircraft Lease Agreement, dated as of June 16, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee
2. Letter Agreement re: Execution of Leases, dated as of June 16, 2003, between ILFC and *
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of June 16, 2003, between ILFC and *
4. Amendment No. 1 to Aircraft Lease Agreement, dated as of July 30, 2006, between ILFC and *
5. *
6. Estoppel and Acceptance Certificate dated as of June 9, 2006
7. Assignment of Rights (Airframe), dated as of June 9, 2006, between ILFC and *, consented to by The Boeing Company
8. Assignment of Rights (Engines), dated as of June 9, 2006, between ILFC and *
B777-300ER aircraft bearing serial number 32709
1. Aircraft Lease Agreement, dated as of June 16, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee
2. Letter Agreement re: Execution of Leases, dated as of June 16, 2003, between ILFC and *
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of June 16, 2003, between ILFC and *
4. Amendment No. 1 to Aircraft Lease Agreement, dated as of January 15, 2006, between ILFC and *
5. Amendment No. 2 to Aircraft Lease Agreement, dated as of February 1, 2006, between ILFC and * (superseded by Amendment No. 3 below)

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6. Amendment No. 3 to Aircraft Lease Agreement, dated as of July 30, 2006, between ILFC and *
7. *
8. Estoppel and Acceptance Certificate dated as of February 22, 2006
9. Assignment of Rights (Airframe), dated as of February 22, 2006, between ILFC and *, consented to by The Boeing Company
10. Assignment of Rights (Engines), dated as of February 22, 2006, between ILFC and *
B777-300ER aircraft bearing serial number 32707
1. Aircraft Lease Agreement, dated as of June 16, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee
2. Letter Agreement re: Execution of Leases, dated as of June 16, 2003, between ILFC and *
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of June 16, 2003, between ILFC and *
4. Amendment Number One to Aircraft Lease Agreement, dated as of February 5, 2005, between ILFC and *
5. Amendment No. 2 to Aircraft Lease Agreement, dated as of January 24, 2006, between ILFC and * (superseded by Amendment No. 3 below)
6. Amendment No. 3 to Aircraft Lease Agreement, dated as of July 30, 2006, between ILFC and *
7. *
8. Estoppel and Acceptance Certificate dated as of November 30, 2005
9. Assignment of Rights (Airframe), dated as of November 30, 2005, between ILFC and *, consented to by The Boeing Company
10. Assignment of Rights (Engines), dated as of November 30, 2005, between ILFC and *
B777-300ER aircraft bearing serial number 32708

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1. Aircraft Lease Agreement, dated as of June 16, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee
2. Letter Agreement re: Execution of Leases, dated as of June 16, 2003, between ILFC and *
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of June 16, 2003, between ILFC and *
4. Amendment No. 1 to Aircraft Lease Agreement, dated as of January 24, 2006, between ILFC and * (superseded by Amendment No. 2 below)
5. Amendment No. 2 to Aircraft Lease Agreement, dated as of July 30, 2006, between ILFC and *
6. *
7. Estoppel and Acceptance Certificate dated as of November 2, 2005
8. Assignment of Rights (Airframe), dated as of November 2, 2005, between ILFC and *, consented to by The Boeing Company
9. Assignment of Rights (Engines), dated as of November 2, 2005, between ILFC and *
B777-300ER aircraft bearing serial number 33501
1. Aircraft Lease Agreement, dated as of June 16, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee
2. Letter Agreement re: Execution of Leases, dated as of June 16, 2003, between ILFC and *
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of June 16, 2003, between ILFC and *
4. Amendment No. 1 to Aircraft Lease Agreement, dated as of January 24, 2006, between ILFC and * (superseded by Amendment No. 2 below)
5. Amendment No. 2 to Aircraft Lease Agreement, dated as of July 30, 2006, between ILFC and *
6. *

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7. Estoppel and Acceptance Certificate dated as of May 16, 2005
8. Assignment of Rights (Airframe), dated as of May 16, 2005, between ILFC and *, consented to by The Boeing Company
9. Assignment of Rights (Engines), dated as of May 16, 2005, between ILFC and *
B777-300ER aircraft bearing serial number 32706
1. Aircraft Lease Agreement, dated as of June 16, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee
2. Letter Agreement re: Execution of Leases, dated as of June 16, 2003, between ILFC and *
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of June 16, 2003, between ILFC and *
4. Amendment No. 1 to Aircraft Lease Agreement, dated as of January 24, 2006, between ILFC and * (superseded by Amendment No. 2 below)
5. Amendment No. 2 to Aircraft Lease Agreement, dated as of July 30, 2006, between ILFC and *
6. *
7. Estoppel and Acceptance Certificate dated as of March 25, 2005
8. Assignment of Rights (Airframe), dated as of March 25, 2005, between ILFC and *, consented to by The Boeing Company
9. Assignment of Rights (Engines), dated as of March 25, 2005, between ILFC and *
*
A319-100 aircraft bearing serial number 2448
1. Aircraft Lease Agreement, dated as of December 5, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Confidentiality Agreement, dated as of September ___, 2003, between ILFC and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3. Letter Agreement No. 1 to Aircraft Lease Agreement, dated as of December 5, 2003, between ILFC and *.
4. Letter Agreement Re A319-111 Aircraft Manuals, dated as of December 5, 2003, between ILFC and *.
5. Amendment No. 1 to Aircraft Lease Agreement, dated as of February 25, 2005, between ILFC and *.
6. Agreement Regarding Installation of Leased Equipment, Purchased Equipment and Provisions, dated as of April 11, 2005, between ILFC, * and LiveTV, LLC.
7. Estoppel and Acceptance Certificate dated as of April 25, 2005.
8. Assignment of Rights (Airframe), dated as of April 25, 2005, between ILFC and * consented to by Airbus S.A.S.
9. Assignment of Warranties (Engines), dated as of April 25, 2005, between ILFC and *, consented to by CFM International, Inc.
A319-100 aircraft bearing serial number 2406
1. Aircraft Lease Agreement, dated as of December 5, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Confidentiality Agreement, dated as of September ___, 2003, between ILFC and *.
3. Letter Agreement No. 1 to Aircraft Lease Agreement, dated as of December 5, 2003, between ILFC and *.
4. Letter Agreement Re A319-111 Aircraft Manuals, dated as of December 5, 2003, between ILFC and *.
5. Amendment No. 1 to Aircraft Lease Agreement, dated as of February 25, 2005, between ILFC and *.
6. Agreement Regarding Installation of Leased Equipment, Purchased Equipment and Provisions, dated as of February 28, 2005, between ILFC, * and LiveTV, LLC.
7. Estoppel and Acceptance Certificate dated as of March 1, 2005.
8. Assignment of Rights (Airframe), dated as of March 1, 2005, between ILFC and *, consented to by Airbus S.A.S.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9. Assignment of Warranties (Engines), dated as of March 1, 2005, between ILFC and *, consented to by CFM International, Inc.
*
A330-200 aircraft bearing serial number 906
1. Aircraft Lease Agreement, dated as of August 28, 2006, between IlFC Ireland (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter #1 to Aircraft Lease Agreement, dated as of August 28, 2006, between ILFC and *.
3. Side Letter #2 to Aircraft Lease Agreement, dated as of March 26, 2007, between ILFC and *.
4. Amendment #1 to Aircraft Lease Agreement, dated as of March 6, 2007, between ILFC and *.
5. Global Letter Agreement #1 Re: A330-200 Aircraft Manuals, dated as of March 29, 2007.
6. Amendment #2 to Aircraft Lease Agreement, dated as of March 9, 2008.
7. Estoppel and Acceptance Certificate dated as of March 11, 2008.
8. Assignment of Rights (Airframe), dated as of March 11, 2008, between ILFC and *, consented to by Airbus S.A.S.
9. Assignment of Rights (Engines), dated as of March 11, 2008, between ILFC and *, consented to by Rolls Royce plc.
*
A330-200 aircraft bearing serial number 807
1. Aircraft Lease Agreement, dated as of July 12, 2005, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
2. Aircraft Headlease Agreement, dated as of July 12, 2005, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Side Letter #1 to Aircraft Lease Agreement, dated as of July 12, 2005, between ILFC Ireland and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4. Side Letter #2 to Aircraft Lease Agreement, dated as of October 26, 2005, between ILFC Ireland and *.
5. Amendment No. 1 to Aircraft Lease Agreement, dated as of January 12, 2007, between ILFC Ireland and *.
6. Amendment #2 to Aircraft Lease Agreement, dated as of August 22, 2009, between ILFC Ireland and *.
7. Estoppel and Acceptance Certificate (Headlease) dated as of January 12, 2007.
8. Estoppel and Acceptance Certificate dated as of January 12, 2007.
9. Assignment of Rights (Airframe), dated as of January 12, 2007, between ILFC and *, consented to by Airbus S.A.S.
10. Tripartite Warranty Agreement (Engines), dated as of January 12, 2007, among ILFC, *, and Rolls-Royce plc.
A330-200 aircraft bearing serial number 751
1. Aircraft Lease Agreement, dated as of July 12, 2005, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
2. Aircraft Headlease Agreement, dated as of July 12, 2005, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Side Letter #1 to Aircraft Lease Agreement, dated as of July 12, 2005, between ILFC Ireland and *.
4. Side Letter #2 to Aircraft Lease Agreement, dated as of October 26, 2005, between ILFC Ireland and *.
5. Amendment No. 1 to Aircraft Lease Agreement, dated as of May 31, 2006, between ILFC Ireland and *.
6. Amendment #2 to Aircraft Lease Agreement, dated as of August 22, 2009, between ILFC Ireland and *.
7. Estoppel and Acceptance Certificate (Headlease) dated as of May 31, 2006.
8. Estoppel and Acceptance Certificate dated as of May 31, 2006.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9. Assignment of Rights (Airframe), dated as of May 31, 2006, between ILFC and *, consented to by Airbus S.A.S.
10. Tripartite Warranty Agreement (Engines), dated as of May 31, 2006, among ILFC, *, and Rolls-Royce plc.
B737-800 aircraft bearing serial number 35289
1. Aircraft Lease Agreement, dated as of November 20, 2007, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
2. Aircraft Headlease Agreement, dated as of November 20, 2007, between International Lease Finance Corporation (“ILFC”), as Headlessor, and ILFC Ireland, as Headlessee.
3. Amendment #1 to Aircraft Lease Agreement, dated as of February 20, 2009, between ILFC Ireland and *.
4. Amendment #2 to Aircraft Lease Agreement, dated as of April 13, 2009, between ILFC Ireland and *.
5. Amendment #3 to Aircraft Lease Agreement, dated as of August 22, 2009, between ILFC Ireland and *.
6. Estoppel and Acceptance Certificate (Headlease) dated as of February 20, 2009.
7. Estoppel and Acceptance Certificate dated as of February 20, 2009.
8. Assignment of Rights (Airframe), dated as of February 20, 2009, between ILFC and *, consented to by The Boeing Company.
9. Assignment of Warranties, dated as of February 20, 2009, between ILFC and *.
*
B737-800 aircraft bearing serial number 30695
1. Aircraft Lease Agreement, dated as of May 21, 2005, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter #1 to Aircraft Lease Agreement, dated as of May 21, 2005, between ILFC and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3. Lease Amendment #1 to Aircraft Lease Agreement, dated as of November 29, 2005, between ILFC and *.
4. Lease Amendment #2 to Aircraft Lease Agreement, dated as of March 10, 2006, between ILFC and *.
5. Lease Amendment #3 to Aircraft Lease Agreement, dated as of February 13, 2007, between ILFC and *.
6. Lessee Name Change Letter Agreement, dated as of July 27, 2007, between ILFC and *. (Effective as of May 17, 2005)
7. Lease Amendment #4 to Aircraft Lease Agreement, dated as of February 5, 2008, between ILFC and *.
8. Amendment #5 to Aircraft Lease Agreement, dated as of August 23, 2009, between ILFC and *.
9. Estoppel and Acceptance Certificate dated as of March 15, 2006.
10. Assignment of Rights (Airframe), dated as of March 15, 2006, between ILFC and *, consented to by The Boeing Company.
11. Assignment of Warranties (Engines), dated as of March 15, 2006, between ILFC and *.
B737-800 aircraft bearing serial number 30694
1. Aircraft Lease Agreement, dated as of May 21, 2005, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter #1 to Aircraft Lease Agreement, dated as of May 21, 2005, between ILFC and *.
3. Lease Amendment #1 to Aircraft Lease Agreement, dated as of November 29, 2005, between ILFC and *.
4. Lease Amendment #2 to Aircraft Lease Agreement, dated as of February 20, 2006, between ILFC and *.
5. Lease Amendment #3 to Aircraft Lease Agreement, dated as of February 13, 2007, between ILFC and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6. Lessee Name Change Letter Agreement, dated as of July 27, 2007, between ILFC and *. (Effective as of May 17, 2005)
7. Lease Amendment #4 to Aircraft Lease Agreement, dated as of February 5, 2008, between ILFC and *.
8. Amendment #5 to Aircraft Lease Agreement, dated as of August 23, 2009, between ILFC and *.
9. Estoppel and Acceptance Certificate dated as of February 8, 2006.
*
A320-200 aircraft bearing serial number 2149
1. Aircraft Lease Agreement, dated as of May 20, 2003, between *, as Lessee and International Lease Finance Corporation (“ILFC”), as Lessor.
2. Side Letter Number One to Aircraft Lease Agreement, dated as of May 20, 2003, between * and ILFC.
3. Amendment No. 1 to Aircraft Lease Agreement dated as of January 6, 2004, between * and ILFC.
4. Estoppel and Acceptance Certificate dated as of January 14, 2004.
5. Assignment of Rights (Airframe), dated as of January 14, 2004, between * and ILFC, consented to by Airbus S.A.S.
6. Assignment Agreement (Engine), dated as of January 14, 2004, among *, ILFC and IAE International Aero Engines AG.
A320-200 aircraft bearing serial number 1917
1. Aircraft Lease Agreement, dated as of December 27, 2001, between *, as Lessee and International Lease Finance Corporation (“ILFC”), as Lessor.
2. Side Letter Number One to Aircraft Lease Agreement, dated as of December 27, 2001, between * and ILFC.
3. Side Letter Number Two to Aircraft Lease Agreement, dated as of March 6, 2002, between * and ILFC.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4. Amendment No. 3 to Aircraft Lease Agreement dated as of February 6, 2003, between * and ILFC.
5. Amendment Number Two to Aircraft Lease Agreement dated as of April 16, 2003, between * and ILFC.
6. Amendment Number One to Aircraft Lease Agreement dated as of May 20, 2003, between * and ILFC.
7. Estoppel and Acceptance Certificate dated as of February 6, 2003.
8. Assignment of Rights (Airframe), dated as of February 6, 2003, between * and ILFC, consented to by Airbus S.A.S.
9. Assignment Agreement (Engine), dated as of February 6, 2003, among *, ILFC and IAE International Aero Engines AG.
*
A320-200 aircraft bearing serial number 3270
1. Aircraft Lease Agreement, dated as of July 18, 2006, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Letter Agreement Re: A320-200 Aircraft Manuals, dated as of August 2, 2006, between ILFC and *.
3. Estoppel and Acceptance Certificate dated as of October 16, 2007.
4. Airframe Warranties Agreement, dated as of October 16, 2007, between ILFC and *, consented to by Airbus S.A.S.
5. Engine Warranties Agreement, dated as of October 16, 2007, among ILFC, * and IAE International Aero Engines AG.
A320-200 aircraft bearing serial number 3105
1. Aircraft Lease Agreement, dated as of March 27, 2006, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter #1 to Aircraft Lease Agreement, dated as of March 27, 2006, between ILFC and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3. Letter Agreement Re: A320-200 & A321-200 Aircraft Manuals, dated as of July 25, 2006, between ILFC and *.
4. Estoppel and Acceptance Certificate dated as of April 27, 2007.
5. Airframe Warranties Agreement, dated as of April 27, 2007, between ILFC and *, consented to by Airbus S.A.S.
6. Engine Warranties Agreement, dated as of April 27, 2007, among ILFC, * and IAE International Aero Engines AG.
A320-200 aircraft bearing serial number 3089
1. Aircraft Lease Agreement, dated as of March 27, 2006, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter #1 to Aircraft Lease Agreement, dated as of March 27, 2006, between ILFC and *.
3. Letter Agreement Re: A320-200 & A321-200 Aircraft Manuals, dated as of July 25, 2006, between ILFC and *.
4. Estoppel and Acceptance Certificate dated as of April 13, 2007.
5. Airframe Warranties Agreement, dated as of April 13, 2007, between ILFC and *, consented to by Airbus S.A.S.
6. Engine Warranties Agreement, dated as of April 13, 2007, among ILFC, * and IAE International Aero Engines AG.
A320-200 aircraft bearing serial number 3012
1. Aircraft Lease Agreement, dated as of August 19, 2005, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter #1 to Aircraft Lease Agreement, dated as of August 19, 2005, between ILFC and *.
3. Amendment #1 to Aircraft Lease Agreement, dated as of July 18, 2006, between ILFC and *.
4. Estoppel and Acceptance Certificate dated as of January 25, 2007.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5. Assignment of Rights (Airframe), dated as of January 25, 2007, between ILFC and *, consented to by Airbus S.A.S.
6. Assignment Agreement (Engines), dated as of January 25, 2007, among ILFC, * and IAE International Aero Engines AG.
A320-200 aircraft bearing serial number 2922
1. Aircraft Lease Agreement, dated as of August 19, 2005, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter #1 to Aircraft Lease Agreement, dated as of August 19, 2005, between ILFC and *.
3. Amendment #1 to Aircraft Lease Agreement, dated as of July 18, 2006, between ILFC and *.
4. Estoppel and Acceptance Certificate dated as of October 27, 2006.
5. Assignment of Rights (Airframe), dated as of October 27, 2006, between ILFC and *, consented to by Airbus S.A.S..
6. Assignment Agreement (Engines), dated as of October 27, 2006, among ILFC, * and IAE International Aero Engines AG.
A320-200 aircraft bearing serial number 2731
1. Aircraft Lease Agreement, dated as of August 19, 2005, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter #1 to Aircraft Lease Agreement, dated as of August 19, 2005, between ILFC and *.
3. Amendment #1 to Aircraft Lease Agreement, dated as of July 18, 2006, between ILFC and *.
4. Estoppel and Acceptance Certificate dated as of April 14, 2006.
5. Assignment of Rights (Airframe), dated as of April 14, 2006, between ILFC and *, consented to by Airbus S.A.S.
6. Assignment Agreement (Engines), dated as of April 14, 2006, among ILFC, * and IAE International Aero Engines AG.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

A321-200 aircraft bearing serial number 3120
1. Aircraft Lease Agreement, dated as of March 27, 2006, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter #1 to Aircraft Lease Agreement, dated as of March 27, 2006, between ILFC and *.
3. Letter Agreement Re: A320-200 & A321-200 Aircraft Manuals, dated as of July 25, 2006, between ILFC and *.
4. Letter Agreement #1 to Aircraft Lease Agreement, dated as of April 27, 2007, between ILFC and *.
5. Letter Agreement #2 to Aircraft Lease Agreement, dated as of April 27, 2007, between ILFC and *.
6. Estoppel and Acceptance Certificate dated as of May 16, 2007.
7. Airframe Warranties Agreement, dated as of May 16, 2007, between ILFC and *, consented to by Airbus S.A.S..
8. Engine Warranties Agreement, dated as of May 16, 2007, among ILFC, * and IAE International Aero Engines AG.
*
B737-800 aircraft bearing serial number 30703
1. Aircraft Lease Agreement, dated as of November 25, 2008, between ILFC Labuan Limited (“ILFC Labuan”), as Lessor, and *, as Lessee.
2. Headlease Agreement, dated as of November 25, 2008 between International Lease Finance Corporation (“ILFC”), as Headlessor, and ILFC Labuan, as Headlessee.
3. *
4. *
5. Estoppel and Acceptance Certificate dated as of January 30, 2009.
6. Assignment of Rights (Airframe), dated as of January 30, 2009, between International Lease Finance Corporation (“ILFC “) and *, consented to by The Boeing Company.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7. Assignment of Warranties (Engines), dated as of January 30, 2009, between ILFC and *.
B737-800 aircraft bearing serial number 30702
1. Aircraft Lease Agreement, dated as of November 25, 2008, between ILFC Labuan Limited (“ILFC Labuan”), as Lessor, and *, as Lessee.
2. Headlease Agreement, dated as of November 25, 2008 between International Lease Finance Corporation (“ILFC”), as Headlessor, and ILFC Labuan, as Headlessee.
3. *
4. *
5. Estoppel and Acceptance Certificate dated as of February 4, 2009.
6. Assignment of Rights (Airframe), dated as of February 4, 2009, between ILFC and *, consented to by The Boeing Company.
7. Assignment of Warranties (Engines), dated as of February 4, 2009, between ILFC and *.
*
B737-800 aircraft bearing serial number 30670
1. Aircraft Lease Agreement, dated as of July 30, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter #1 to Aircraft Lease Agreement, dated as of July 30, 2003, between ILFC and *.
3. Amendment No. 1 to Aircraft Lease Agreement, dated as of April 30, 2004, between ILFC and *.
4. Amendment No. 2 to Aircraft Lease Agreement Regarding Winglet System Installation, dated as of May 22, 2006, between ILFC and *.
5. Amendment No. 3 to Aircraft Lease Agreement, dated as of September 24, 2007, between ILFC and *.
6. Estoppel and Acceptance Certificate dated as of April 30, 2004.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7. Assignment of Rights (Airframe), dated as of April 30, 2004, between ILFC and *, consented to by The Boeing Company.
8. Assignment of Warranties (Engines), dated as of April 30, 2004, between ILFC and *.
B737-800 aircraft bearing serial number 32799
1. Aircraft Lease Agreement, dated as of June 6, 2003, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter #1 to Aircraft Lease Agreement, dated as of June 6, 2003, between ILFC and *.
3. Amendment #1 to Aircraft Lease Agreement, dated as of March 15, 2004, between ILFC and *.
4. Amendment No. 2 to Aircraft Lease Agreement, dated as of April 14, 2004, between ILFC and *.
5. Amendment No. 3 to Aircraft Lease Agreement Regarding Winglet System Installation, dated as of May 22, 2006, between ILFC and *.
6. Amendment No. 4 to Aircraft Lease Agreement, dated as of September 24, 2007, between ILFC and *.
7. Estoppel and Acceptance Certificate dated as of March 25, 2004.
8. Assignment of Rights (Airframe), dated as of March 25, 2004, between ILFC and *, consented to by The Boeing Company.
9. Assignment of Warranties (Engines), dated as of March 25, 2004, between ILFC and *.
*
B737-800 aircraft bearing serial number 30683
1. Aircraft Lease Agreement, dated as of April 27, 2004 between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter No. 1 to Aircraft Lease Agreement, dated as of April 27, 2004 between ILFC and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3. Amendment Number 1 to Aircraft Lease Agreement, dated as of June 02, 2006 between ILFC and *.
4. Waiver and Consent, dated as of August 22, 2007 between ILFC, Castle 2003-1A, LLC, and *.
5. *
6. Term Sheet, dated as of December 10, 2008 between ILFC, Castle 2003-1A, LLC, and *.
7. Estoppel and Acceptance Certificate dated as of March 22, 2005.
8. Assignment of Rights (Airframe), dated as of March 22, 2005 between ILFC and *, consented to by The Boeing Company.
9. Assignment Agreement (Engines), dated as of March 22, 2005 between ILFC and *.
*
B737-800 aircraft bearing serial number 30679
1. Aircraft Lease Agreement, dated as of February 22, 2006, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
2. Aircraft Headlease Agreement, dated as of February 22, 2006, between International Lease Finance Corporation (“ILFC “), as Headlessor, and ILFC Ireland, as Headlessee.
3. Side Letter #1 to Aircraft Lease Agreement, dated as of December 8, 2006, between ILFC Ireland and *.
4. Assignment, Assumption and Amendment Agreement, dated as of February 28, 2007, between *, ILFC Ireland and *.
5. Guaranty, dated as of January 23, 2009, signed by * Limited.
6. Global Agreement with Respect to Five (5) Aircraft Lease Agreements, dated as of January 23, 2009, between ILFC Ireland and *.
7. Notice of Default, dated as of May 6, 2009, signed by ILFC Ireland (terminates the Global Agreement dated January 23, 2009).

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8. Global Agreement #1 with Respect to Three (3) Boeing B737-800 Aircraft, One (1) Boeing B737-500 Aircraft and One (1) Boeing B737-300F Aircraft, dated as of July 27, 2009, between ILFC Ireland and *.
9. Guaranty, dated as of August 28, 2009, signed by *.
10. Global Agreement #2 with Respect to Three (3) Boeing B737-800 Aircraft, One (1) Boeing B737-500 Aircraft and One (1) Boeing B737-300F Aircraft, dated as of August 28, 2009, between ILFC Ireland and *.
11. Estoppel and Acceptance Certificate dated as of March 21, 2006.
12. Assignment of Rights (Airframe), dated as of March 21, 2006, between ILFC and *, consented to by The Boeing Company.
13. Assignment of Warranties (Engines), dated as of March 21, 2006, between ILFC, ILFC Ireland and *.
B737-800 aircraft bearing serial number 30733
1. Aircraft Lease Agreement, dated as of December 8, 2006, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
2. Aircraft Headlease Agreement, dated as of December 12, 2007, between International Lease Finance Corporation (“ILFC “), as Headlessor, and ILFC Ireland, as Headlessee.
3. Side Letter #1 to Aircraft Lease Agreement, dated as of December 8, 2006, between ILFC Ireland and *.
4. Amendment #01 to Aircraft Lease Agreement, dated as of December 13, 2007, between ILFC Ireland and *.
5. Guaranty, dated as of January 23, 2009, signed by * Limited.
6. Global Agreement with Respect To Five (5) Aircraft Lease Agreements, dated as of January 23, 2009, between ILFC Ireland and *.
7. Notice of Default Letter to *, dated as of May 6, 2009 (terminates the Global Agreement dated January 23, 2009).

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8. Global Agreement #1 with Respect to Three (3) Boeing B737-800 Aircraft, One (1) Boeing B737-500 Aircraft and One (1) Boeing B737-300F Aircraft, dated as of July 27, 2009, between ILFC Ireland and *.
9. Guaranty, dated as of August 28, 2009, signed by *.
10. Global Agreement #2 with Respect to Three (3) Boeing B737-800 Aircraft, One (1) Boeing B737-500 Aircraft and One (1) Boeing B737-300F Aircraft, dated as of August 28, 2009, between ILFC Ireland and *
11. Estoppel and Acceptance Certificate dated as of December 13, 2007.
12. Assignment of Rights (Airframe), dated as of December 13, 2007, between ILFC and *, consented to by The Boeing Company.
13. Assignment of Warranties (Engines), dated as of December 13, 2007, among ILFC, ILFC Ireland and *.
B737-800 aircraft bearing serial number 30673
1. Aircraft Lease Agreement, dated as of February 22, 2006, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
2. Aircraft Headlease Agreement, dated as of February 22, 2006, between International Lease Finance Corporation (“ILFC “), as Headlessor, and ILFC Ireland, as Headlessee.
3. Side Letter #1 to Aircraft Lease Agreement, dated as of December 8, 2006, between ILFC Ireland and *.
4. Assignment, Assumption and Amendment Agreement, dated as of February 28, 2007, between *, ILFC Ireland and *.
5. Guaranty, dated as of January 23, 2009, signed by * Limited.
6. Global Agreement with Respect to Five (5) Aircraft Lease Agreements, dated as of January 23, 2009, between ILFC Ireland and *.
7. Notice of Default, dated as of May 6, 2009, signed by ILFC Ireland (terminates the Global Agreement dated January 23, 2009).
8. Global Agreement #1 with Respect to Three (3) Boeing B737-800 Aircraft, One (1) Boeing B737-500 Aircraft and One (1) Boeing B737-300F Aircraft, dated as of July 27, 2009, between ILFC Ireland and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9. Guaranty, dated as of August 28, 2009, signed by *.
10. Global Agreement #2 with Respect to Three (3) Boeing B737-800 Aircraft, One (1) Boeing B737-500 Aircraft and One (1) Boeing B737-300F Aircraft, dated as of August 28, 2009, between ILFC Ireland and *.
11. Estoppel and Acceptance Certificate dated as of March 10, 2006.
12. Assignment of Rights (Airframe), dated as of March 10, 2006, between ILFC and *, consented to by The Boeing Company.
13. Assignment of Warranties (Engines), dated as of March 10, 2006, between ILFC, ILFC Ireland and *.
*
B737-800 aircraft bearing serial number 30666
1. Aircraft Lease Agreement, dated as of October 23, 2003, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of October 23, 2003, between ILFC Ireland, as Lessee, and International Lease Finance Corporation (“ILFC”), as Lessor.
3. Side Letter #1 to Aircraft Lease Agreement, dated as of October 23, 2003, between ILFC Ireland and *.
4. Side Letter #2 to Aircraft Lease Agreement, dated as of March 4, 2004, between ILFC Ireland and *.
5. *
6. Estoppel and Acceptance Certificate dated as of July 12, 2003. (Headlease)
7. Technical Estoppel and Acceptance Certificate dated as of March 4, 2004.
8. Estoppel and Acceptance Certificate dated as of March 10, 2004.
9. Assignment of Rights (Airframe), dated as of March 10, 2004, between ILFC and *, consented to by The Boeing Company.
10. Assignment of Warranties (Engines), dated as of March 10, 2004, between ILFC and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

B737-800 aircraft bearing serial number 35281
1. Aircraft Lease Agreement, dated as of December 16, 2005, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of December 16, 2005, between ILFC Ireland, as Lessee, and International Lease Finance Corporation (“ILFC”), as Lessor.
3. Side Letter No. 1 to Aircraft Lease Agreement, dated as of December 16, 2005, between ILFC Ireland and *.
4. Amendment No. 1 to Aircraft Lease Agreement, dated as of August 26, 2008, between ILFC Ireland and *.
5. Estoppel and Acceptance Certificate dated as of August 26, 2008. (Headlease)
6. Estoppel and Acceptance Certificate dated as of August 26, 2008. (Lease)
7. Assignment of Rights (Airframe), dated as of August 26, 2008, between ILFC and *, consented to by The Boeing Company.
8. Assignment of Warranties (Engines), dated as of August 26, 2008, between ILFC and *.
B737-800 aircraft bearing serial number 35273
1. Aircraft Lease Agreement, dated as of December 16, 2005, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of December 16, 2005, between ILFC Ireland, as Lessee, and International Lease Finance Corporation (“ILFC”), as Lessor.
3. Side Letter No. 1 to Aircraft Lease Agreement, dated as of December 16, 2005, between ILFC Ireland and *.
4. Amendment No. 1 to Aircraft Lease Agreement, dated as of April 21, 2008, between ILFC Ireland and *.
5. Estoppel and Acceptance Certificate dated as of April 21, 2008. (Headlease)
6. Estoppel and Acceptance Certificate dated as of April 21, 2008. (Lease)

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7. Assignment of Rights (Airframe), dated as of April 21, 2008, between ILFC and *, consented to by The Boeing Company.
8. Assignment of Warranties (Engines), dated as of April 21, 2008, between ILFC and *.
B737-800 aircraft bearing serial number 35271
1. Aircraft Lease Agreement, dated as of December 16, 2005, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of December 16, 2005, between ILFC Ireland, as Lessee, and International Lease Finance Corporation (“ILFC”), as Lessor.
3. Side Letter No. 1 to Aircraft Lease Agreement, dated as of December 16, 2005, between ILFC Ireland and *.
4. Amendment No. 1 to Aircraft Lease Agreement, dated as of March 21, 2008, between ILFC Ireland and *.
5. Estoppel and Acceptance Certificate dated as of March 21, 2008. (Headlease)
6. Estoppel and Acceptance Certificate dated as of March 21, 2008. (Lease)
7. Assignment of Rights (Airframe), dated as of March 21, 2008, between ILFC and *, consented to by The Boeing Company.
8. Assignment of Warranties (Engines), dated as of March 21, 2008, between ILFC and *.
B737-800 aircraft bearing serial number 30728
1. Aircraft Lease Agreement, dated as of December 16, 2005, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of December 16, 2005, between ILFC Ireland, as Lessee, and International Lease Finance Corporation (“ILFC”), as Lessor.
3. Side Letter No. 1 to Aircraft Lease Agreement, dated as of December 16, 2005, between ILFC Ireland and *.
4. Amendment No. 1 to Aircraft Lease Agreement, dated as of September 21, 2007, between ILFC Ireland and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5. Estoppel and Acceptance Certificate dated as of September 21, 2007. (Headlease)
6. Estoppel and Acceptance Certificate dated as of September 21, 2007. (Lease)
7. Assignment of Rights (Airframe), dated as of September 21, 2007, between ILFC and *, consented to by The Boeing Company.
8. Assignment of Warranties (Engines), dated as of September 21, 2007, between ILFC and *.
B737-800 aircraft bearing serial number 30718
1. Aircraft Lease Agreement, dated as of December 16, 2005, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of December 16, 2005, between ILFC Ireland, as Lessee, and International Lease Finance Corporation (“ILFC”), as Lessor.
3. Side Letter No. 1 to Aircraft Lease Agreement, dated as of December 16, 2005, between ILFC Ireland and *.
4. Amendment No. 1 to Aircraft Lease Agreement, dated as of April 30, 2007, between ILFC Ireland and *.
5. Estoppel and Acceptance Certificate dated as of April 30, 2007. (Headlease)
6. Estoppel and Acceptance Certificate dated as of April 30, 2007. (Lease)
7. Assignment of Rights (Airframe), dated as of April 30, 2007, between ILFC and *, consented to by The Boeing Company.
8. Assignment of Warranties (Engines), dated as of April 30, 2007, between ILFC and *.
B737-800 aircraft bearing serial number 30715
1. Aircraft Lease Agreement, dated as of December 16, 2005, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of December 16, 2005, between ILFC Ireland, as Lessee, and International Lease Finance Corporation (“ILFC”), as Lessor.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3. Side Letter No. 1 to Aircraft Lease Agreement, dated as of December 16, 2005, between ILFC Ireland and *.
4. Amendment No. 1 to Aircraft Lease Agreement, dated as of April 9, 2007, between ILFC Ireland and *.
5. Estoppel and Acceptance Certificate dated as of April 9, 2007. (Headlease)
6. Estoppel and Acceptance Certificate dated as of April 9, 2007. (Lease)
7. Assignment of Rights (Airframe), dated as of April 9, 2007, between ILFC and *, consented to by The Boeing Company.
8. Assignment of Warranties (Engines), dated as of April 9, 2007, between ILFC and *.
B737-800 aircraft bearing serial number 33007
1. Aircraft Lease Agreement, dated as of March 16, 2005, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.

2. Aircraft Headlease Agreement, dated as of March 16, 2005, between ILFC Ireland, as Lessee, and International Lease Finance Corporation (“ILFC”), as Lessor.
3. Side Letter No. 1 to Aircraft Lease Agreement, dated as of March 16, 2005, between ILFC Ireland and *.
4. Amendment No. 1 to Aircraft Lease Agreement, dated as of July 17, 2006, between ILFC Ireland and *.
5. Estoppel and Acceptance Certificate dated as of July 17, 2006. (Headlease)
6. Estoppel and Acceptance Certificate dated as of July 17, 2006. (Lease)
7. Assignment of Rights (Airframe), dated as of July 17, 2006, between ILFC and *, consented to by The Boeing Company.
8. Assignment of Warranties (Engines), dated as of July 17, 2006, between ILFC and *.
B737-800 aircraft bearing serial number 30700

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1. Aircraft Lease Agreement, dated as of March 16, 2005, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.

2. Aircraft Headlease Agreement, dated as of March 16, 2005, between ILFC Ireland, as Lessee, and International Lease Finance Corporation (“ILFC”), as Lessor.
3. Side Letter No. 1 to Aircraft Lease Agreement, dated as of March 16, 2005, between ILFC Ireland and *.
4. Amendment No. 1 to Aircraft Lease Agreement, dated as of May 24, 2006, between ILFC Ireland and *.
5. Estoppel and Acceptance Certificate dated as of May 17, 2006. (Headlease)
6. Estoppel and Acceptance Certificate dated as of May 17, 2006. (Lease)
7. Assignment of Rights (Airframe), dated as of May 17, 2006, between ILFC and *, consented to by The Boeing Company.
8. Assignment of Warranties (Engines), dated as of May 17, 2006, between ILFC and *.
B737-800 aircraft bearing serial number 30698
1. Aircraft Lease Agreement, dated as of March 16, 2005, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.

2. Aircraft Headlease Agreement, dated as of March 16, 2005, between ILFC Ireland, as Lessee, and International Lease Finance Corporation (“ILFC”), as Lessor.
3. Side Letter No. 1 to Aircraft Lease Agreement, dated as of March 16, 2005, between ILFC Ireland and *.
4. Amendment No. 1 to Aircraft Lease Agreement, dated as of April 7, 2006, between ILFC Ireland and *.
5. Estoppel and Acceptance Certificate dated as of April 7, 2006. (Headlease)
6. Estoppel and Acceptance Certificate dated as of April 7, 2006. (Lease)
7. Assignment of Rights (Airframe), dated as of April 7, 2006, between ILFC and *, consented to by The Boeing Company.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8. Assignment of Warranties (Engines), dated as of April 7, 2006, between ILFC and *.
B737-800 aircraft bearing serial number 30685
1. Aircraft Lease Agreement, dated as of June 17, 2004, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of June 17, 2004, between ILFC Ireland, as Lessee, and International Lease Finance Corporation (“ILFC”), as Lessor.
3. Side Letter No. 1 to Aircraft Lease Agreement, dated as of June 17, 2004, between ILFC Ireland and *.
4. Amendment No. 1 to Aircraft Lease Agreement, dated as of October 7, 2005, between ILFC Ireland and *.
5. Amendment No. 2 to Aircraft Lease Agreement, dated as of December 9, 2005, between ILFC Ireland and *.
6. *
7. Estoppel and Acceptance Certificate dated as of October 7, 2005. (Headlease)
8. Estoppel and Acceptance Certificate dated as of October 7, 2005. (Lease)
9. Assignment of Rights (Airframe), dated as of October 7, 2005, between ILFC and *, consented to by The Boeing Company.
10. Assignment of Warranties (Engines), dated as of October 7, 2005, between ILFC and *.
B737-800 aircraft bearing serial number 30686
1. Aircraft Lease Agreement, dated as of June 17, 2004, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of June 17, 2004, between ILFC Ireland, as Lessee, and International Lease Finance Corporation (“ILFC”), as Lessor.
3. Side Letter No. 1 to Aircraft Lease Agreement, dated as of June 17, 2004, between ILFC Ireland and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4. Amendment No. 1 to Aircraft Lease Agreement, dated as of June 21, 2005, between ILFC Ireland and *.
5. *
6. Estoppel and Acceptance Certificate dated as of May 18, 2005. (Headlease)
7. Estoppel and Acceptance Certificate dated as of May 18, 2005. (Lease)
8. Assignment of Rights (Airframe), dated as of May 18, 2005, between ILFC and *, consented to by The Boeing Company.
9. Assignment of Warranties (Engines), dated as of May 18, 2005, between ILFC and *.
B737-800 aircraft bearing serial number 32801
1. Aircraft Lease Agreement, dated as of June 17, 2004, among ILFC Ireland Limited (“ILFC Ireland”), as Lessor, *, as Lessee, and *, as Consenting Party.
2. Aircraft Headlease Agreement, dated as of June 17, 2004, between ILFC Ireland, as Lessee, and International Lease Finance Corporation (“ILFC”), as Lessor.
3. Side Letter No. 1 to Aircraft Lease Agreement, dated as of June 17, 2004, between ILFC Ireland and *.
4. Amendment No. 1 to Aircraft Lease Agreement, dated as of March 17, 2005, between ILFC Ireland and *.
5. Letter Agreement, dated as of March 20, 2009, among ILFC Ireland, *, and *.
6. Estoppel and Acceptance Certificate dated as of March 17, 2005. (Headlease)
7. Estoppel and Acceptance Certificate dated as of March 17, 2005. (Lease)
8. Assignment of Rights (Airframe), dated as of March 17, 2005, between ILFC and *, consented to by The Boeing Company.
9. Assignment of Warranties (Engines), dated as of March 17, 2005, between ILFC and *.
*
A320-200 aircraft bearing serial number 3599

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1. Aircraft Lease Agreement, dated as of November 30, 2006, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
2. Aircraft Headlease Agreement, dated as of November 30, 2006 between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Amendment No. 1 to Aircraft Lease Agreement, dated as of September 11, 2008 between ILFC Ireland and *.
4. Estoppel and Acceptance Certificate dated as of September 11, 2008 (Headlease).
5. Estoppel and Acceptance Certificate dated as of September 11, 2008.
6. Assignment of Rights (Airframe), dated as of September 11, 2008, between ILFC and *, consented to by Airbus S.A.S.
7. Assignment of Warranties (Engines), dated as of September 11, 2008, between ILFC and *.
A320-200 aircraft bearing serial number 3456
1. Aircraft Lease Agreement, dated as of November 30, 2006, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
2. Aircraft Headlease Agreement, dated as of November 30, 2006 between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Amendment No. 1 to Aircraft Lease Agreement, dated as of May 29, 2008 between ILFC Ireland and *.
4. Estoppel and Acceptance Certificate dated as of May 29, 2008 (Headlease).
5. Estoppel and Acceptance Certificate dated as of May 29, 2008.
6. Assignment of Rights (Airframe), dated as of May 29, 2008, between ILFC and *, consented to by Airbus S.A.S.
7. Assignment of Warranties (Engines), dated as of May 29, 2008, between ILFC and *.
A320-200 aircraft bearing serial number 3440

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1. Aircraft Lease Agreement, dated as of November 30, 2006, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
2. Aircraft Headlease Agreement, dated as of November 30, 2006 between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Amendment No. 1 to Aircraft Lease Agreement, dated as of March 28, 2008, between ILFC Ireland and *.
4. Estoppel and Acceptance Certificate dated as of March 28, 2008 (Headlease).
5. Estoppel and Acceptance Certificate dated as of March 28, 2008.
6. Assignment of Rights (Airframe), dated as of March 28, 2008, between ILFC and *, consented to by Airbus S.A.S.
7. Assignment of Warranties (Engines), dated as of March 28, 2008, between ILFC and *.
A320-200 aircraft bearing serial number 3366
1. Aircraft Lease Agreement, dated as of November 30, 2006, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
2. Aircraft Headlease Agreement, dated as of November 30, 2006, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Amendment No. 1 to Aircraft Lease Agreement, dated as of January 22, 2008, between ILFC Ireland and *.
4. Amendment No. 2 to Aircraft Lease Agreement, dated as of March 5, 2008, between ILFC Ireland and *.
5. Estoppel and Acceptance Certificate dated as of January 22, 2008 (Headlease).
6. Estoppel and Acceptance Certificate dated as of January 22, 2008.
7. Assignment of Rights (Airframe), dated as of January 22, 2008, between ILFC and *, consented to by Airbus S.A.S.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8. Assignment of Warranties (Engines), dated as of January 22, 2008, between ILFC and *.
A320-200 aircraft bearing serial number 3153
1. Aircraft Lease Agreement, dated as of June 29, 2006, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
2. Aircraft Headlease Agreement, dated as of June 29, 2006, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Global Side Letter #1 to Aircraft Lease Agreement, dated as of June 29, 2006, between ILFC Ireland and *.
4. Amendment Number One to Aircraft Lease Agreement, dated as of April 20, 2007, between ILFC Ireland and *.
5. Amendment No. 2 to Aircraft Lease Agreement, dated as of June 14, 2007, between ILFC Ireland and *.
6. Estoppel and Acceptance Certificate dated as of June 14, 2007 (Headlease).
7. Estoppel and Acceptance Certificate dated as of June 14, 2007.
8. Assignment of Rights (Airframe), dated as of June 14, 2007, between ILFC and *, consented to by Airbus S.A.S.
9. Assignment of Warranties (Engines), dated as of June 14, 2007, between ILFC and *.
A320-200 aircraft bearing serial number 3131
1. Aircraft Lease Agreement, dated as of June 29, 2006, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
2. Aircraft Headlease Agreement, dated as of June 29, 2006, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Global Side Letter #1 to Aircraft Lease Agreements, dated as of June 29, 2006, between ILFC Ireland and *.
4. Amendment Number One to Aircraft Lease Agreement, dated as of April 20, 2007, between ILFC Ireland and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5. Amendment No. 2 to Aircraft Lease Agreement, dated as of June 14, 2007, between ILFC Ireland and *.
6. Estoppel and Acceptance Certificate dated as of May 15, 2007 (Headlease).
7. Estoppel and Acceptance Certificate dated as of May 15, 2007.
8. Assignment of Rights (Airframe), dated as of May 15, 2007, between ILFC and *, consented to by Airbus S.A.S.
9. Assignment of Warranties (Engines), dated as of May 15, 2007, between ILFC and *.
B737-800 aircraft bearing serial number 30680
1. Aircraft Lease Agreement, dated as of November 19, 2002, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
2. Aircraft Headlease Agreement, dated as of November 19, 2002 between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Global Side Letter No. 1 to Aircraft Lease Agreements, dated as of November 19, 2002, between ILFC Ireland and *.
4. *
5. Estoppel and Acceptance Certificate dated as of November 19, 2003.
6. Assignment of Rights (Airframe), dated as of November 19, 2003, between ILFC and *, consented to by The Boeing Company.
7. Assignment of Warranties (Engines), dated as of November 19, 2003, between ILFC and *.
B737-800 aircraft bearing serial number 30690
1. Aircraft Lease Agreement, dated as of November 19, 2002, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
2. Aircraft Headlease Agreement, dated as of November 19, 2002 between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3. Global Side Letter No. 1 to Aircraft Lease Agreements, dated as of November 19, 2002, between ILFC Ireland and *.
4. *
5. Estoppel and Acceptance Certificate dated as of December 18, 2003.
6. Assignment of Rights (Airframe), dated as of December 18, 2003, between ILFC and *, consented to by The Boeing Company.
7. Assignment of Warranties (Engines), dated as of December 18, 2003, between ILFC and *.
B737-800 aircraft bearing serial number 30692
1. Aircraft Lease Agreement, dated as of November 19, 2002, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
2. Aircraft Headlease Agreement, dated as of November 19, 2002 between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Global Side Letter No. 1 to Aircraft Lease Agreements, dated as of November 19, 2002, between ILFC Ireland and *.
4. *
5. Estoppel and Acceptance Certificate dated as of November 20, 2003.
6. Assignment of Rights (Airframe), dated as of November 20, 2003, between ILFC and *, consented to by The Boeing Company.
7. Assignment of Warranties (Engines), dated as of November 20, 2003, between ILFC and *.
B737-800 aircraft bearing serial number 30693
1. Aircraft Lease Agreement, dated as of November 19, 2002, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
2. Aircraft Headlease Agreement, dated as of November 19, 2002 between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3. Global Side Letter No. 1 to Aircraft Lease Agreements, dated as of November 19, 2002, between ILFC Ireland and *.
4. *
5. Estoppel and Acceptance Certificate dated as of December 18, 2003.
6. Assignment of Rights (Airframe), dated as of December 18, 2003, between ILFC and *, consented to by The Boeing Company.
7. Assignment of Warranties (Engines), dated as of December 18, 2003, between ILFC and *.
*
A319-100 aircraft bearing serial number 2396
1. Aircraft Lease Agreement, dated as of February 10, 2007, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
2. Aircraft Headlease Agreement, dated as of February 10, 2007 between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Side Letter #1 to Aircraft Lease Agreement, dated as of February 10, 2007 between ILFC Ireland and *.
4. Assignment of Sublease and Consent Agreement, dated as of February 4, 2008 between *, ILFC Ireland and *.
5. Estoppel and Acceptance Certificate dated as of April 26, 2007 (Headlease).
6. Estoppel and Acceptance Certificate dated as of April 26, 2007.
7. Assignment of Rights (Airframe), dated as of April 26, 2007, between ILFC and *, consented to by Airbus S.A.S.
8. Assignment of Rights (Engines), dated as of April 26, 2007, between ILFC and *, consented to by IAE International Aero Engines AG.
*
A319-100 aircraft bearing serial number 3116

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1. Aircraft Lease Agreement, dated as of October 31, 2006, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
2. Aircraft Headlease Agreement, dated as of October 31, 2006, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Side Letter #1 to Aircraft Lease Agreement, dated as of October 31, 2006, between ILFC Ireland and *.
4. Estoppel and Acceptance Certificate dated as of May 31, 2007 (Headlease).
5. Estoppel and Acceptance Certificate dated as of May 31, 2007.
6. Assignment of Rights (Airframe), dated as of May 31, 2007, between ILFC and *, consented to by Airbus S.A.S.
7. Assignment Agreement (Engines), dated as of May 31, 2007, between ILFC and *, consented to by IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 3114
1. Aircraft Lease Agreement, dated as of October 31, 2006, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
2. Aircraft Headlease Agreement, dated as of October 31, 2006, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Side Letter #1 to Aircraft Lease Agreement, dated as of October 31, 2006, between ILFC Ireland and *.
4. Estoppel and Acceptance Certificate dated as of May 31, 2007 (Headlease).
5. Estoppel and Acceptance Certificate dated as of May 31, 2007.
6. Assignment of Rights (Airframe), dated as of May 31, 2007, between ILFC and *, consented to by Airbus S.A.S.
7. Assignment Agreement (Engines), dated as of May 31, 2007, between ILFC and *, consented to by IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 3124

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1. Aircraft Lease Agreement, dated as of October 31, 2006, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
2. Aircraft Headlease Agreement, dated as of October 31, 2006, between International Lease Finance Corporation (“ILFC”), as Lessor, and ILFC Ireland, as Lessee.
3. Side Letter #1 to Aircraft Lease Agreement, dated as of October 31, 2006, between ILFC Ireland and *.
4. Estoppel and Acceptance Certificate dated as of May 31, 2007 (Headlease).
5. Estoppel and Acceptance Certificate dated as of May 31, 2007.
6. Assignment of Rights (Airframe), dated as of May 31, 2007, between ILFC and *, consented to by Airbus S.A.S.
7. Assignment Agreement (Engines), dated as of May 31, 2007, between ILFC and *, consented to by IAE International Aero Engines AG.
*
B737-800 aircraft bearing serial number 30660
1. Aircraft Lease Agreement, dated as of March 1, 2006, between *, as Lessee, and International Lease Finance Corporation (“ILFC”), as Lessor.
2. Side Letter #1 to Aircraft Lease Agreement, dated as of March 1, 2006, between * and ILFC.
3. Estoppel and Acceptance Certificate dated as of April 4, 2006.
4. Supplemental Estoppel and Acceptance Certificate dated as of April 7, 2006.
5. Assignment of Rights (Airframe), dated as of April 4, 2006, between * and ILFC, consented to by The Boeing Company.
6. Assignment of Warranties (Engines), dated as of April 4, 2006, between * and ILFC.
*
A319-100 aircraft bearing serial number 3165

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1. Aircraft Lease Agreement, dated as of October 26, 2005, between *, as Lessee and International Lease Finance Corporation (“ILFC “), as Lessor.
2. Letter Agreement No. 1 to Aircraft Lease Agreement, dated as of October 26, 2005, between ILFC and *.
3. Lease Termination Agreement, dated as of July 3, 2008, between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
4. Amendment #1 to Lease Termination Agreement dated as of July 30, 2008, between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
5. Global Side Letter No. 2 to Aircraft Lease Agreements dated as of October 17, 2008, between ILFC and *.
6. Estoppel and Acceptance Certificate dated as of June 18, 2007.
7. Assignment of Rights (Airframe), dated as of June 18, 2007, between ILFC and *, consented to by Airbus S.A.S.
8. Assignment Agreement(Engine), dated as of June 18, 2007, among ILFC, * and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 3026
1. Aircraft Lease Agreement, dated as of October 26, 2005, between *, as Lessee and International Lease Finance Corporation (“ILFC “), as Lessor.
2. Letter Agreement No. 1 to Aircraft Lease Agreement, dated as of October 26, 2005, between ILFC and *.
3. Lease Termination Agreement, dated as of July 3, 2008, between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
4. Amendment #1 to Lease Termination Agreement dated as of July 30, 2008, between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
5. Global Side Letter No. 2 to Aircraft Lease Agreements dated as of October 17, 2008, between ILFC and *.
6. Estoppel and Acceptance Certificate dated as of February 28, 2007.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7. Assignment of Rights (Airframe), dated as of February 28, 2007, between ILFC and *, consented to by Airbus S.A.S.
8. Assignment Agreement (Engine), dated as of February 28, 2007, among ILFC, * and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 3017
1. Aircraft Lease Agreement, dated as of October 26, 2005, between *, as Lessee and International Lease Finance Corporation (“ILFC “), as Lessor.
2. Letter Agreement No. 1 to Aircraft Lease Agreement, dated as of October 26, 2005, between ILFC and *.
3. Lease Termination Agreement, dated as of July 3, 2008, between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
4. Amendment #1 to Lease Termination Agreement dated as of July 30, 2008, between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
5. Global Side Letter No. 2 to Aircraft Lease Agreements dated as of October 17, 2008, between ILFC and *.
6. Estoppel and Acceptance Certificate dated as of February 9, 2007.
7. Assignment of Rights (Airframe), dated as of February 9, 2007, between ILFC and *, consented to by Airbus S.A.S.
8. Assignment Agreement (Engine), dated as of February 9, 2007, among ILFC, * and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 3007
1. Aircraft Lease Agreement, dated as of October 26, 2005, between *, as Lessee and International Lease Finance Corporation (“ILFC “), as Lessor.
2. Letter Agreement No. 1 to Aircraft Lease Agreement, dated as of October 26, 2005, between ILFC and *.
3. Lease Termination Agreement, dated as of July 3, 2008, between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4. Amendment #1 to Lease Termination Agreement dated as of July 30, 2008, between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
5. Global Side Letter No. 2 to Aircraft Lease Agreements dated as of October 17, 2008, between ILFC and *.
6. Estoppel and Acceptance Certificate dated as of February 1, 2007.
7. Assignment of Rights (Airframe), dated as of February 1, 2007, between ILFC and *, consented to by Airbus S.A.S.
8. Assignment Agreement (Engine), dated as of February 1, 2007, among ILFC, * and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 2983
1. Aircraft Lease Agreement, dated as of April 30, 2004, between *, as Lessee, and International Lease Finance Corporation (“ILFC “), as Lessor
2. Global Side Letter No. 1, dated as of April 30, 2004, between ILFC and *.
3. Letter Agreement No. 1 to Aircraft Lease Agreement, dated as of April 30, 2004, between ILFC and *.
4. Manual Customization Letter Agreement, dated as of August 5, 2004, between ILFC and *.
5. Global Amendment to Aircraft Lease Agreements, dated as of March 31, 2005, between ILFC and *.
6. Amendment to Letter Agreement No. 1 to Aircraft Lease Agreement, dated as of November 22, 2005, between ILFC and *.
7. Lease Termination Agreement, dated as of July 3, 2008, between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
8. Amendment #1 to Lease Termination Agreement dated as of July 30, 2008, between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
9. Global Side Letter No. 2, dated as of October 17, 2008, between ILFC and *.
10. Estoppel and Acceptance Certificate dated as of January 19, 2007.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11. Assignment of Rights (Airframe), dated as of January 19, 2007, between ILFC and *, consented to by Airbus S.A.S.
12. Assignment Agreement (Engine), dated as of January 19, 2007, among ILFC, * and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 2978
1. Aircraft Lease Agreement, dated as of April 30, 2004, between *, as Lessee, and International Lease Finance Corporation (“ILFC “), as Lessor
2. Global Side Letter No. 1, dated as of April 30, 2004, between ILFC and *.
3. Letter Agreement No. 1 to Aircraft Lease Agreement, dated as of April 30, 2004, between ILFC and *.
4. Manual Customization Letter Agreement, dated as of August 5, 2004, between ILFC and *.
5. Global Amendment to Aircraft Lease Agreements, dated as of March 31, 2005, between ILFC and *.
6. Amendment to Letter Agreement No. 1 to Aircraft Lease Agreement, dated as of November 22, 2005, between ILFC and *.
7. Lease Termination Agreement, dated as of July 3, 2008, between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
8. Amendment #1 to Lease Termination Agreement dated as of July 30, 2008, between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
9. Global Side Letter No. 2, dated as of October 17, 2008, between ILFC and *.
10. Estoppel and Acceptance Certificate dated as of January 19, 2007.
11. Assignment of Rights (Airframe), dated as of January 19, 2007, between ILFC and *, consented to by Airbus S.A.S.
12. Assignment Agreement (Engine), dated as of January 19, 2007, among ILFC, * and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 2711

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1. Aircraft Lease Agreement, dated as of April 30, 2004, between *, as Lessee, and International Lease Finance Corporation (“ILFC “), as Lessor
2. Global Side Letter No. 1, dated as of April 30, 2004, between ILFC and *.
3. Letter Agreement No. 1 to Aircraft Lease Agreement, dated as of April 30, 2004, between ILFC and *.
4. Letter dated as of August 5, 2004, between ILFC and *.
5. Global Amendment to Aircraft Lease Agreements dated as of March 31, 2005, between ILFC and *.
6. Amendment No. 1 to Aircraft Lease Agreement dated as of March 31, 2005, between ILFC and *.
7. Amendment No. 2 to Aircraft Lease Agreement dated as of November 22, 2005, between ILFC and *.
8. Lease Termination Agreement, dated as of July 3, 2008, between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
9. Amendment #1 to Lease Termination Agreement dated as of July 30, 2008, between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
10. Global Side Letter No. 2, dated as of October 17, 2008, between ILFC and *.
11. Estoppel and Acceptance Certificate dated as of March 24, 2006.
12. Assignment of Rights (Airframe), dated as of March 24, 2006, between ILFC and *, consented to by Airbus S.A.S.
13. Assignment Agreement (Engine), dated as of March 24, 2006, among ILFC, * and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 2704
1. Aircraft Lease Agreement, dated as of April 30, 2004, between *, as Lessee, and International Lease Finance Corporation (“ILFC “), as Lessor
2. Global Side Letter No. 1, dated as of April 30, 2004, between ILFC and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3. Letter Agreement No. 1 to Aircraft Lease Agreement, dated as of April 30, 2004, between ILFC and *.
4. Letter dated as of August 5, 2004, between ILFC and *.
5. Global Amendment to Aircraft Lease Agreements dated as of March 31, 2005, between ILFC and *.
6. Amendment No. 1 to Aircraft Lease Agreement dated as of March 31, 2005, between ILFC and *.
7. Amendment No. 2 to Aircraft Lease Agreement dated as of November 22, 2005, between ILFC and *.
8. Lease Termination Agreement, dated as of July 3, 2008, between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
9. Amendment #1 to Lease Termination Agreement dated as of July 30, 2008, between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
10. Global Side Letter No. 2, dated as of October 17, 2008, between ILFC and *.
11. Estoppel and Acceptance Certificate dated as of March 23, 2006.
12. Assignment of Rights (Airframe), dated as of March 23, 2006, between ILFC and *, consented to by Airbus S.A.S.
13. Assignment Agreement (Engine), dated as of March 23, 2006, among ILFC, * and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 2679
1. Aircraft Lease Agreement, dated as of April 30, 2004, between *, as Lessee, and International Lease Finance Corporation (“ILFC “), as Lessor
2. Global Side Letter No. 1, dated as of April 30, 2004, between ILFC and *.
3. Letter Agreement No. 1 to Aircraft Lease Agreement, dated as of April 30, 2004, between ILFC and *.
4. Letter dated as of August 5, 2004, between ILFC and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5. Global Amendment to Aircraft Lease Agreements dated as of March 31, 2005, between ILFC and *.
6. Amendment No. 1 to Aircraft Lease Agreement dated as of March 31, 2005, between ILFC and *.
7. Amendment No. 2 to Aircraft Lease Agreement dated as of August 2, 2005, between ILFC and *.
8. Amendment No. 3 to Aircraft Lease Agreement, dated as of November 22, 2005 between ILFC and *.
9. Lease Termination Agreement, dated as of July 3, 2008, between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
10. Amendment #1 to Lease Termination Agreement dated as of July 30, 2008, between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
11. Global Side Letter No. 2, dated as of October 17, 2008, between ILFC and *.
12. Estoppel and Acceptance Certificate dated as of February 7, 2006.
13. Assignment of Rights (Airframe), dated as of February 7, 2006, between ILFC and *, consented to by AVSA, S.A.R.L.
14. Assignment Agreement (Engine), dated as of February 7, 2006, among ILFC, * and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 2673
1. Aircraft Lease Agreement, dated as of April 30, 2004, between *, as Lessee, and International Lease Finance Corporation (“ILFC “), as Lessor
2. Global Side Letter No. 1, dated as of April 30, 2004, between ILFC and *.
3. Letter Agreement No. 1 to Aircraft Lease Agreement, dated as of April 30, 2004, between ILFC and *.
4. Letter dated as of August 5, 2004, between ILFC and *.
5. Global Amendment to Aircraft Lease Agreements dated as of March 31, 2005, between ILFC and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6. Amendment No. 1 to Aircraft Lease Agreement dated as of March 31, 2005, between ILFC and *.
7. Amendment No. 2 to Aircraft Lease Agreement dated as of November 22, 2005, between ILFC and *.
8. Lease Termination Agreement, dated as of July 3, 2008, between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
9. Amendment #1 to Lease Termination Agreement dated as of July 30, 2008, between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
10. Amendment No. 3 to Aircraft Lease Agreement dated as of September 8, 2008, between ILFC and *.
11. Global Side Letter No. 2, dated as of October 17, 2008, between ILFC and *.
12. Estoppel and Acceptance Certificate dated as of February 2, 2006.
13. Assignment of Rights (Airframe), dated as of February 2, 2006, between ILFC and *, consented to by AVSA, S.A.R.L.
14. Assignment Agreement (Engine), dated as of February 2, 2006, among ILFC, * and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 2490
1. Aircraft Lease Agreement, dated as of April 30, 2004, between *, as Lessee, and International Lease Finance Corporation (“ILFC “), as Lessor
2. Global Side Letter No. 1, as of April 30, 2004, between ILFC and *.
3. Letter Agreement No. 1 to Aircraft Lease Agreement, dated as of April 30, 2004, between ILFC and *.
4. Letter dated as of August 5, 2004, between ILFC and *.
5. Global Amendment to Aircraft Lease Agreements, dated as of March 31, 2005, between ILFC and *.
6. Lease Termination Agreement, dated as of July 3, 2008, between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7. Amendment #1 to Lease Termination Agreement, dated as of July 30, 2008, between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
8. Global Side Letter No. 2, dated as of October 17, 2008, between ILFC and *.
9. Estoppel and Acceptance Certificate dated as of June 24, 2005.
10. Assignment of Rights (Airframe), dated as of June 24, 2005, between ILFC and *, consented to by AVSA, S.A.R.L.
11. Assignment Agreement (Engine), dated as of June 24, 2005, among ILFC, * and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 2485
1. Aircraft Lease Agreement, dated as of April 30, 2004, between *, as Lessee, and International Lease Finance Corporation (“ILFC “), as Lessor
2. Global Side Letter No. 1, dated as of April 30, 2004, between ILFC and *.
3. Letter Agreement No. 1 to Aircraft Lease Agreement, dated as of April 30, 2004, between ILFC and *.
4. Letter dated as of August 5, 2004, between ILFC and *.
5. Global Amendment to Aircraft Lease Agreements, dated as of March 31, 2005, between ILFC and *.
6. Lease Termination Agreement, dated as of July 3, 2008, between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
7. Amendment #1 to Lease Termination Agreement, dated as of July 30, 2008, between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
8. Global Side Letter No. 2, dated as of October 17, 2008, between ILFC and *.
9. Estoppel and Acceptance Certificate dated as of June 21, 2005.
10. Assignment of Rights (Airframe), dated as of June 21, 2005, between ILFC and *, consented to by AVSA, S.A.R.L.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11. Assignment Agreement (Engine), dated as of June 21, 2005, among ILFC, * and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 2473
1. Aircraft Lease Agreement, dated as of April 30, 2004, between *, as Lessee, and International Lease Finance Corporation (“ILFC “), as Lessor
2. Global Side Letter No. 1 to Aircraft Lease Agreements dated as of April 30, 2004, between ILFC and *.
3. Letter Agreement No. 1 to Aircraft Lease Agreement, dated as of April 30, 2004, between ILFC and *.
4. Letter dated as of August 5, 2004, between ILFC and *.
5. Global Amendment to Aircraft Lease Agreements, dated as of March 31, 2005, between ILFC and *.
6. Lease Termination Agreement, dated as of July 3, 2008, between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
7. Amendment #1 to Lease Termination Agreement dated as of July 30, 2008, between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
8. Global Side Letter No. 2, dated as of October 17, 2008, between ILFC and *.
9. Estoppel and Acceptance Certificate dated as of May 31, 2005.
10. Assignment of Rights (Airframe), dated as of May 31, 2005, between ILFC and *, consented to by AVSA, S.A.R.L.
11. Assignment Agreement (Engine), dated as of May 31, 2005, among ILFC, * and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 2470
1. Aircraft Lease Agreement, dated as of April 30, 2004 between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Letter Agreement No. 1 to Aircraft Lease Agreement, dated as of April 30, 2004 between ILFC and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3. Global Side Letter No. 1 to Aircraft Lease Agreements, dated as of April 30, 2004 between ILFC and *.
4. Manual Customization Letter Agreement, dated as of August 5, 2004 between ILFC and *.
5. Global Amendment to Aircraft Lease Agreements, dated as of March 31, 2005 between ILFC and *.
6. Lease Termination Agreement, dated as of July 03, 2008 between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
7. Amendment #1 to Lease Termination Agreement, dated as of July 30, 2008 between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
8. Global Side Letter No. 2 to Aircraft Lease Agreements, dated as of October 17, 2008 between ILFC and *.
9. Estoppel and Acceptance Certificate dated as of May 23, 2005.
10. Assignment of Rights (Airframe), dated as of May 23, 2005 between ILFC and *, consented to by AVSA, S.A.R.L.
11. Assignment Agreement (Engines), dated as of May 23, 2005 between ILFC and *, consented to by IAE International Aero AG.
A319-100 aircraft bearing serial number 2433
1. Aircraft Lease Agreement, dated as of April 30, 2004 between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Global Side Letter No. 1 to Aircraft Lease Agreement, dated as of April 30, 2004 between ILFC and *.
3. Letter Agreement No. 1 to Aircraft Lease Agreement, dated as of April 30, 2004 between ILFC and *.
4. Manual Customization Letter Agreement, dated as of August 5, 2004 between ILFC and *.
5. Global Amendment to Aircraft Lease Agreements, dated as of March 31, 2005 between ILFC and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6. Lease Termination Agreement, dated as of July 03, 2008 between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
7. Amendment Number #1 to Lease Termination Agreement, dated as of July 30, 2008 between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
8. Global Side Letter No. 2 to Aircraft Lease Agreement, dated as of October 17, 2008 between ILFC and *.
9. Estoppel and Acceptance Certificate dated as of March 29, 2005.
10. Assignment of Rights (Airframe), dated as of March 29, 2005 between ILFC and *, consented to by AVSA, S.A.R.L.
11. Assignment of Rights (Engines), dated as of March 29, 2005 between ILFC and *, consented to by IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 2590
1. Aircraft Lease Agreement, dated as of April 30, 2004 between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Global Side Letter No. 1 to Aircraft Lease Agreements, dated as of April 30, 2004 between ILFC and *.
3. Letter Agreement No. 1 to Aircraft Lease Agreement, dated as of April 30, 2004 between ILFC and *.
4. Manual Customization Letter Agreement, dated as of August 5, 2004 between ILFC and *.
5. Global Amendment to Aircraft Lease Agreements, dated March 31, 2005 between ILFC and *.
6. Lease Termination Agreement, dated as of July 03, 2008 between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
7. Amendment #1 to Lease Termination Agreement, dated as of July 30, 2008 between ILFC and *.(Agreement did not terminate this lease, but it amends certain terms.)
8. Global Side Letter No. 2 to Aircraft Lease Agreements, dated as of October 17, 2008 between ILFC and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9. Estoppel and Acceptance Certificate dated as of June 6, 2005.
10. Assignment of Rights (Airframe), dated as of June 6, 2005 between ILFC and *, consented to by AVSA, S.A.R.L.
11. Assignment Agreement (Engines), dated as of June 6, 2005 between ILFC and *, consented to by IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 2476
1. Aircraft Lease Agreement, dated as of April 30, 2004 between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Global Side Letter No. 1 to Aircraft Lease Agreement, dated as of April 30, 2004 between ILFC and *.
3. Letter Agreement No. 1 to Aircraft Lease Agreement, dated as of April 30, 2004 between ILFC and *.
4. Manual Customization Letter Agreement, dated as of August 5, 2004 between ILFC and *.
5. Global Amendment to Aircraft Lease Agreements, dated March 31, 2005 between ILFC and *.
6. Lease Termination Agreement, dated as of July 03, 2008 between ILFC and *. (Agreement did not terminate this lease, but it amends certain terms.)
7. Amendment #1 to Lease Termination Agreement, dated as of July 30, 2008 between ILFC and *.(Agreement did not terminate this lease, but it amends certain terms.)
8. Global Side Letter No. 2 to Aircraft Lease Agreement, dated as of October 17, 2008 between ILFC and *.
9. Estoppel and Acceptance Certificate dated as of June 6, 2005.
10. Assignment of Rights (Airframe), dated as of June 6, 2005 between ILFC and *, consented to by AVSA, S.A.R.L.
11. Assignment Agreement (Engines), dated as of June 6, 2005 between ILFC and *, consented to by IAE International Aero Engines AG.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*
A319-100 aircraft bearing serial number 2458
1. Aircraft Lease Agreement, dated as of August 31, 2004, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter Number One to Aircraft Lease Agreement, dated as of August 31, 2004, between ILFC and *.
3. Assignment, Assumption and Amendment Agreement, dated as of September 26, 2007, among ILFC, *, and *.
4. Estoppel and Acceptance Certificate dated as of May 12, 2005.
5. Assignment of Rights (Airframe), dated as of May 12, 2005, between ILFC and *, consented to by AVSA, S.A.R.L.
6. Assignment Agreement (Engines), dated as of May 12, 2005, between ILFC and *, consented to by IAE International Aero Engines AG (“IAE”).
7. Assignment of Rights (Airframe), dated as of September 26, 2007, between ILFC and *, consented to by Airbus S.A.S.
8. Assignment Agreement (Engines), dated as of September 26, 2007, between ILFC and *, consented to by IAE.
A320-200 aircraft bearing serial number 2430
1. Aircraft Lease Agreement, dated as of August 31, 2004, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter Number One to Aircraft Lease Agreement, dated as of August 31, 2004, between ILFC and *.
3. Amendment No. 1 to Aircraft Lease Agreement, dated as of October 4, 2004, between ILFC and *.
4. Assignment, Assumption and Amendment Agreement, dated as of September 26, 2007, among ILFC, *, and *.
5. Estoppel and Acceptance Certificate dated as of May 6, 2005.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6. Assignment of Rights (Airframe), dated as of May 6, 2005, between ILFC and *, consented to by AVSA, S.A.R.L.
7. Assignment Agreement (Engines), dated as of May 6, 2005, between ILFC and *, consented to by IAE International Aero Engines AG (“IAE”).
8. Assignment of Rights (Airframe), dated as of September 26, 2007, between ILFC and *, consented to by Airbus S.A.S.
9. Assignment Agreement (Engines), dated as of September 26, 2007, between ILFC and *, consented to by IAE.
A320-200 aircraft bearing serial number 2422
1. Aircraft Lease Agreement, dated as of August 31, 2004, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter Number One to Aircraft Lease Agreement, dated as of August 31, 2004, between ILFC and *.
3. Assignment, Assumption and Amendment Agreement, dated as of September 26, 2007, among ILFC, *, and *.
4. Estoppel and Acceptance Certificate dated as of April 28, 2005.
5. Assignment of Rights (Airframe), dated as of April 28, 2005, between ILFC and *, consented to by AVSA, S.A.R.L.
6. Assignment Agreement (Engines), dated as of April 28, 2005, between ILFC and *, consented to by IAE International Aero Engines AG (“IAE”).
7. Assignment of Rights (Airframe), dated as of September 26, 2007, between ILFC and *, consented to by Airbus S.A.S.
8. Assignment Agreement (Engines), dated as of September 26, 2007, between ILFC and *, consented to by IAE.
A320-200 aircraft bearing serial number 2193
1. Aircraft Lease Agreement, dated as of January 16, 2004, between International Lease Finance Corporation (“ILFC”), as Lessor, and *, as Lessee.
2. Side Letter #1 to Aircraft Lease Agreement, dated as of January 16, 2004, between ILFC and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3. Assignment, Assumption and Amendment Agreement, dated as of September 26, 2007, among ILFC, *, and *.
4. Estoppel and Acceptance Certificate dated as of May 5, 2004.
5. Assignment of Rights (Airframe), dated as of May 5, 2004, between ILFC and *, consented to by AVSA, S.A.R.L.
6. Assignment of Rights (Engines), dated as of May 5, 2004, between ILFC and *, consented to by IAE International Aero Engines AG (“IAE”).
7. Assignment of Rights (Airframe), dated as of September 26, 2007, between ILFC and *, consented to by Airbus S.A.S.
8. Assignment Agreement (Engines), dated as of September 26, 2007, between ILFC and *, consented to by IAE.
*
A319-100 aircraft bearing serial number 2723
1. Aircraft Lease Agreement, dated as of October 23, 2008, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
2. Aircraft Headlease Agreement, dated as of October 23, 2008, between International Lease Finance Corporation (“ILFC”), as Headlessor, and ILFC Ireland, as Headlessee.
3. Side Letter No. 1 to Aircraft Lease Agreement, dated as of October 23, 2008, between ILFC Ireland and *.
4. Global Amendment No. 1 to Aircraft Lease Agreement, dated as of March 27, 2009, between ILFC Ireland and *.
5. Estoppel and Acceptance Certificate dated as of December 1, 2008.
6. Estoppel and Acceptance Certificate (Headlease) dated as of December 1, 2008.
7. Assignment of Rights (Airframe), dated as of December 1, 2008, between ILFC and *, consented to by Airbus S.A.S.
8. Assignment Agreement (Engines), dated as of December 1, 2008, among ILFC, * and IAE International Aero Engines AG.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

A319-100 aircraft bearing serial number 2698
1. Aircraft Lease Agreement, dated as of October 23, 2008, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
2. Aircraft Headlease Agreement, dated as of October 23, 2008, between International Lease Finance Corporation (“ILFC”), as Headlessor, and ILFC Ireland, as Headlessee.
3. Side Letter No. 1 to Aircraft Lease Agreement, dated as of October 23, 2008, between ILFC Ireland and *.
4. Global Amendment No. 1 to Aircraft Lease Agreements, dated as of March 27, 2009, between ILFC Ireland and *.
5. Estoppel and Acceptance Certificate (Headlease) dated as of December 1, 2008.
6. Estoppel and Acceptance Certificate dated as of December 1, 2008.
7. Assignment of Rights (Airframe), dated as of December 1, 2008, between ILFC and *, consented to by Airbus S.A.S.
8. Assignment Agreement (Engines), dated as of December 1, 2008, among ILFC, * and IAE International Aero Engines AG.
A319-100 aircraft bearing serial number 2424
1. Aircraft Lease Agreement, dated as of December 12, 2008, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
2. Aircraft Headlease Agreement, dated as of December 12, 2008, between International Lease Finance Corporation (“ILFC”), as Headlessor, and ILFC Ireland, as Headlessee.
3. Side Letter No. 1 to Aircraft Lease Agreement, dated as of December 12, 2008, between ILFC Ireland and *.
4. Side Letter No. 2 to Aircraft Lease Agreement, dated as of January 9, 2009, between ILFC Ireland and *.
5. Global Amendment No. 1 to Aircraft Lease Agreement, dated as of March 27, 2009, between ILFC Ireland and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

6. Estoppel and Acceptance Certificate dated as of January 12, 2009.
7. Original Engine Estoppel and Acceptance Certificate dated as of March 6, 2009. (ESN V11886)
8. Assignment of Rights (Airframe), dated as of January 12, 2009, between ILFC and *, consented to by Airbus S.A.S.
9. Assignment Agreement (Engines), dated as of January 12, 2009, among ILFC, * and IAE International Aero Engines AG.
*
B737-800 aircraft bearing serial number 30723
1. Aircraft Lease Agreement, dated as of July 17, 2006, between ILFC Ireland Limited (“ILFC Ireland”), as Lessor, and *, as Lessee.
2. Aircraft Headlease Agreement, dated as of July 17, 2006, between International Lease Finance Corporation (“ILFC”), as Lessor and ILFC Ireland Limited (“ILFC Ireland”), as Lessee.
3. Side Letter Number #1 Aircraft Lease Agreement, dated as of July 17, 2006, between ILFC Ireland and *.
4. Amendment No. One to Aircraft Lease Agreement, dated as of June 11, 2007, between ILFC Ireland and *.
5. Estoppel and Acceptance Certificate dated as of June 11, 2007.
6. Assignment of Rights (Airframe), dated as of June 11, 2007, between ILFC and *, consented to by The Boeing Company.
7. Assignment of Warranties (Engines), dated as of June 11, 2007, between ILFC and *.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 3.19(c)
CREDIT AGREEMENT
SUPPLEMENTAL POOL AIRCRAFT
SECTION A: SUPPLEMENTAL CAPE TOWN POOL AIRCRAFT

		Airframe
	Airframe	Manufacturer and	Engine Manufacturer and	Engine	Engine	Engine	Engine	Country of
#	MSN	Model	Model	MSN 1	MSN 2	MSN 3	MSN 4	Registration
1	30037	Boeing B737-700	CFM56-7B24	890719	890720			India
2	30727	Boeing B737-700	CFM56-7B22	888675	888679			India
3	30033	Boeing B737-800	CFM56-7B27/B1	888587	888741			Indonesia
4	30643	Boeing B737-800	CFM56-7B27/B1	888844	888902			Indonesia
5	30649	Boeing B737-700	CFM56-7B24	888772	888779			Oman
6	30652	Boeing B737-800	CFM56-7B26	889705	889706			Oman
7	30721	Boeing B737-800	CFM56-7B26/3	894612	894618			Oman
8	35272	Boeing B737-800	CFM56-7B26/3	896356	896357			Oman
9	35284	Boeing B737-800	CFM56-7B26/3	896787	896789			Oman
10	35287	Boeing B737-800	CFM56-7B26/3	896978	896979			Oman
11	1866	Airbus A319-100	CFM56-5B6/P	575504	575505			United States
12	1872	Airbus A319-100	CFM56-5B6/P	575508	575509			United States
13	1882	Airbus A319-100	CFM56-5B6/P	575516	575517			United States
14	1925	Airbus A319-100	CFM56-5B6/P	575544	575545			United States
15	2198	Airbus A319-100	CFM56-5B5/P	575780	575783			United States
16	2209	Airbus A319-100	CFM56-5B5/P	575776	575795			United States
17	2236	Airbus A319-100	CFM56-5B5/P	575824	575830			United States
18	1223	Airbus A319-100	IAE V2524-A5	V10719	V10773			United States
19	1281	Airbus A319-100	IAE V2524-A5	V10778	V10779			United States
20	1463	Airbus A319-100	IAE V2524-A5	V10933	V10936			United States
21	1156	Airbus A320-200	IAE V2527-A5	V10655	V10658			United States
22	1398	Airbus A320-200	IAE V2527-A5	V10885	V10894			United States
23	1452	Airbus A320-200	IAE V2527-A5	V10943	V10946			United States
24	1110	Airbus A320-200	IAE V2527-A5	V10620	V10621			United States
25	28262	Boeing B737-700	CFM56-7B22	890962	890967			United States
26	29363	Boeing B737-700	CFM56-7B22	890649	891646			United States
27	33786	Boeing B737-700	CFM56-7B22	890620	891616			United States
28	33787	Boeing B737-700	CFM56-7B22	890658	891654			United States
29	33791	Boeing B737-700	CFM56-7B22	890954	891938			United States
30	33792	Boeing B737-700	CFM56-7B22	890976	890977			United States
31	30662	Boeing B737-700	CFM56-7B24	890573	890577			United States
32	30663	Boeing B737-700	CFM56-7B24	890584	890585			United States
33	30677	Boeing B737-700	CFM56-7B22	890868	890869			United States
34	30039	Boeing B737-800	CFM56-7B26	877654	889548			United States
35	30675	Boeing B737-800	CFM56-7B26	888459	888586			United States
36	30032	Boeing B737-800	CFM56-7B27	889643	889654			United States
37	30689	Boeing B737-800	CFM56-7B27	889493	889494			United States
38	30332	Boeing B737-800	CFM56-7B27	888214	889252			United States

		Airframe
	Airframe	Manufacturer and	Engine Manufacturer and	Engine	Engine	Engine	Engine	Country of
#	MSN	Model	Model	MSN 1	MSN 2	MSN 3	MSN 4	Registration
39	28237	Boeing B737-800	CFM56-7B26	888197	888201			United States
40	28689	Boeing B777-200ER	GE90-94B	900359	900360			United States
41	28692	Boeing B777-200ER	GE90-94B	900353	900354			United States
42	28678	Boeing B777-200ER	GE90-90B	900323	900324			United States
43	28679	Boeing B777-200ER	GE90-90B	900329	900330			United States
44	462	Airbus A330-200	Rolls Royce TRENT 772B-60	41224	41225			United Arab Emirates
45	29395	Boeing B777-300	Rolls Royce TRENT 892-17	51285	51287			United Arab Emirates
46	28687	Boeing B777-300	Rolls Royce TRENT 892-17	51416	51417			United Arab Emirates
47	29396	Boeing B777-300	Rolls Royce TRENT 892-17	51378	51379			United Arab Emirates
48	32697	Boeing B777-300	Rolls Royce TRENT 892-17	51371	51372			United Arab Emirates
49	32699	Boeing B777-300	Rolls Royce TRENT 892-17	51397	51398			United Arab Emirates
SECTION B: SUPPLEMENTAL GENEVA POOL AIRCRAFT

		Airframe
	Airframe	Manufacturer and	Engine Manufacturer and	Engine	Engine	Engine	Engine	Country of
#	MSN	Model	Model	MSN 1	MSN 2	MSN 3	MSN 4	Registration
50	1884	Airbus A319-100	CFM56-5B6/P	575514	575515			Bahrain
51	1901	Airbus A319-100	CFM56-5B6/P	575532	575533			Bahrain
52	529	Airbus A330-200	Rolls Royce TRENT 772B-60	41255	41258			Bahrain
53	2213	Airbus A319-100	CFM56-5B7/P	575799	575801			France
54	2228	Airbus A319-100	CFM56-5B7/P	575815	575816			France
55	2279	Airbus A319-100	CFM56-5B7/P	575885	575888			France
56	3065	Airbus A319-100	CFM56-5B7/P	697182	697183			France
57	1924	Airbus A320-200	CFM56-5B4/P	575534	575535			France
58	1949	Airbus A320-200	CFM56-5B4/P	575554	575555			France
59	2705	Airbus A320-200	CFM56-5B4/P	577504	577505			France
60	2721	Airbus A320-200	CFM56-5B4/P	577526	577530			France
61	3051	Airbus A321-200	CFM56-5B3/P	697174	697175			France
62	3098	Airbus A321-200	CFM56-5B3/P	697241	697249			France
63	3441	Airbus A321-200	CFM56-5B3/3	697456	697685			France
64	3401	Airbus A321-200	CFM56-5B3/3	697629	697672			France
65	3419	Airbus A321-200	CFM56-5B3/3	697663	697669			France
66	3372	Airbus A321-200	CFM56-5B3/3	697515	697607			France
67	3399	Airbus A321-200	CFM56-5B3/3	697634	697635			France
68	503	Airbus A330-200	CF6-80E1-A3	811201	811202			France
69	519	Airbus A330-200	CF6-80E1-A3	811218	811219			France
70	584	Airbus A330-200	CF6-80E1-A3	811248	811249			France
71	635	Airbus A330-200	Rolls Royce TRENT 772B-60	41308	41309			France
72	32868	Boeing B747-400	CF6-80C2-B1F	706539	706540	706541	706542	France
73	35279	Boeing B737-800	CFM56-7B26/3	896551	896552			France
74	32869	Boeing B747-400	CF6-80C2-B1F	706551	706552	706553	706554	France
75	32871	Boeing B747-400	CF6-80C2-B1F	706623	706624	706625	706626	France

		Airframe
	Airframe	Manufacturer and	Engine Manufacturer and	Engine	Engine	Engine	Engine	Country of
#	MSN	Model	Model	MSN 1	MSN 2	MSN 3	MSN 4	Registration
76	32870	Boeing B747-400ERF	CF6-80C2-B5F	706627	706628	706629	706630	France
77	32867	Boeing B747-400ERF	CF6-80C2-B5F	706514	706515	706516	706517	France
78	29402	Boeing B777-200ER	Pratt & Whitney PW4090	P222225	P222226			France
79	35782	Boeing B777-300ER	GE90-115BG02	906603	906607			France
80	35783	Boeing B777-300ER	GE90-115BG02	906621	906622			France
81	32723	Boeing B777-300ER	GE90-115BG01	906108	906109			France
82	32724	Boeing B777-300ER	GE90-115BG01	906112	906113			France
83	32850	Boeing B777-300ER	GE90-115BG01	906129	906130			France
84	32852	Boeing B777-300ER	GE90-115BG01	906143	906144			France
85	32725	Boeing B777-300ER	GE90-115BG01	906134	906137			France
86	32711	Boeing B777-300ER	GE90-115BG01	906131	906132			France
87	35297	Boeing B777-300ER	GE90-115BG02	906377	906378			France
88	739	Airbus A330-200	Pratt & Whitney PW4168A	P733595	P733596			Germany
89	911	Airbus A330-200	Pratt & Whitney PW4168A	P733657	P733658			Germany
90	3033	Airbus A320-200	IAE V2527-A5	V12523	V12525			Greece
91	3066	Airbus A320-200	IAE V2527-A5	V12538	V12553			Greece
92	3074	Airbus A320-200	IAE V2527-A5	V12546	V12555			Greece
93	3462	Airbus A321-200	IAE V2533-A5	V12902	V12904			Greece
94	3527	Airbus A321-200	IAE V2533-A5	V12923	V12946			Greece
95	822	Airbus A330-200	Pratt & Whitney PW4168A	P733621	P733622			Italy
96	1912	Airbus A319-100	IAE V2524-A5	V11399	V11402			Macau
97	1962	Airbus A319-100	IAE V2524-A5	V11447	V11454			Macau
98	1850	Airbus A321-200	IAE V2533-A5	V11361	V11362			Macau
99	1926	Airbus A321-200	IAE V2533-A5	V11415	V11417			Macau
100	811	Airbus A330-200	CF6-80E1-A3	811404	811406			The Netherlands
101	29399	Boeing B777-200ER	GE90-94B	900459	900461			The Netherlands
102	32720	Boeing B777-200ER	GE90-94B	900478	900480			The Netherlands
103	32721	Boeing B777-200ER	GE90-94B	900499	900500			The Netherlands
104	35295	Boeing B777-200ER	GE90-94B	900491	900492			The Netherlands
105	3421	Airbus A319-100	IAE V2524-A5	V12858	V12860			Thailand
106	3424	Airbus A319-100	IAE V2524-A5	V12862	V12865			Thailand
107	3454	Airbus A319-100	IAE V2524-A5	V12882	V12890			Thailand
108	3694	Airbus A319-100	IAE V2524-A5	V13082	V13084			Thailand
109	3614	Airbus A319-100	IAE V2524-A5	V13014	V13016			Aruba
110	3484	Airbus A320-200	IAE V2527-A5	V12913	V12918			Aruba
111	3519	Airbus A320-200	IAE V2527-A5	V12949	V12953			Aruba
SECTION C: SUPPLEMENTAL NON-TREATY POOL AIRCRAFT

		Airframe
	Airframe	Manufacturer and	Engine Manufacturer and	Engine	Engine	Engine	Engine	Country of
#	MSN	Model	Model	MSN 1	MSN 2	MSN 3	MSN 4	Registration
112	30658	Boeing B737-800	CFM56-7B26	890450	890451			Australia
113	30665	Boeing B737-800	CFM56-7B26	890690	890691			Australia
114	32798	Boeing B737-800	CFM56-7B26	890765	890766			Australia
115	3446	Airbus A320-200	CFM56-5B4/3	697693	697695			Bermuda
116	3473	Airbus A320-200	CFM56-5B4/3	697697	697721			Bermuda
117	3490	Airbus A320-200	CFM56-5B4/3	697750	697751			Bermuda

		Airframe
	Airframe	Manufacturer and	Engine Manufacturer and	Engine	Engine	Engine	Engine	Country of
#	MSN	Model	Model	MSN 1	MSN 2	MSN 3	MSN 4	Registration
118	3494	Airbus A320-200	CFM56-5B4/3	697758	697759			Bermuda
119	1874	Airbus A320-200	CFM56-5B4/P	575483	575487			Canada
120	35298	Boeing B777-300ER	GE90-115BG02	906315	906316			Canada
121	35784	Boeing B777-300ER	GE90-115BG02	906641	906642			Canada
122	3361	Airbus A320-200	CFM56-5B4/3	697512	697591			Cayman Islands
123	3396	Airbus A320-200	CFM56-5B4/3	697619	697620			Cayman Islands
124	3425	Airbus A320-200	CFM56-5B4/3	697655	697660			Cayman Islands
125	3475	Airbus A320-200	CFM56-5B4/3	697727	697731			Cayman Islands
126	505	Airbus A330-200	Rolls Royce TRENT 772B-60	41239	41240			Cyprus
127	526	Airbus A330-200	Rolls Royce TRENT 772B-60	41257	41259			Cyprus
128	30654	Boeing B737-800	CFM56-7B27	890387	890388			Cyprus
129	30671	Boeing B737-800	CFM56-7B27	890411	890413			Cyprus
130	32796	Boeing B737-800	CFM56-7B27	890337	890338			Cyprus
131	33699	Boeing B737-800	CFM56-7B27	890398	891414			Cyprus
132	2124	Airbus A319-100	CFM56-5B6/2P	575927	575928			Finland
133	1913	Airbus A320-200	CFM56-5B4/2P	575913	575914			Finland
134	2065	Airbus A320-200	CFM56-5B4/2P	575919	575922			Finland
135	1978	Airbus A321-200	CFM56-5B3/2P	575920	575921			Finland
136	2208	Airbus A321-200	CFM56-5B3/2P	575929	575930			Finland
137	679	Airbus A330-300	Rolls Royce TRENT 772-60	41340	41341			Hong Kong
138	581	Airbus A330-300	Rolls Royce TRENT 772B-60	41188	41288			Hong Kong
139	692	Airbus A330-300	Rolls Royce TRENT 772B-60	41348	41349			Hong Kong
140	716	Airbus A330-300	Rolls Royce TRENT 772B-60	41357	41358			Hong Kong
141	741	Airbus A330-300	Rolls Royce TRENT 772B-60	41380	41381			Hong Kong
142	786	Airbus A330-300	Rolls Royce TRENT 772B-60	41417	41418			Hong Kong
143	35274	Boeing B737-800	CFM56-7B24/3	896420	897396			Hong Kong
144	35276	Boeing B737-800	CFM56-7B24/3	896513	896514			Hong Kong
145	35285	Boeing B737-800	CFM56-7B24/3	896958	896961			Hong Kong
146	34432	Boeing B777-300ER	GE90-115BG04	906373	906382			Hong Kong
147	35299	Boeing B777-300ER	GE90-115BG04	906354	906381			Hong Kong
148	35300	Boeing B777-300ER	GE90-115BG02	906432	906433			Hong Kong
149	35301	Boeing B777-300ER	GE90-115BG04	906474	906475			Hong Kong
150	3428	Airbus A319-100	IAE V2524-A5	V12867	V12871			Jordan
151	3685	Airbus A319-100	IAE V2524-A5	V13066	V13068			Jordan
152	2793	Airbus A321-200	IAE V2533-A5	V12305	V12307			Jordan
153	3458	Airbus A321-200	IAE V2533-A5	V12892	V12894			Jordan
154	3522	Airbus A321-200	IAE V2533-A5	V12931	V12933			Jordan
155	2113	Airbus A319-100	CFM56-5B5/P	575724	575725			Malta
156	2122	Airbus A319-100	CFM56-5B5/P	575732	575740			Malta
157	2186	Airbus A319-100	CFM56-5B5/P	575765	575769			Malta
158	2332	Airbus A319-100	CFM56-5B5/P	577137	577138			Malta
159	2382	Airbus A319-100	CFM56-5B5/P	577172	577184			Malta
160	2142	Airbus A320-200	CFM56-5B4/P	575701	575703			Malta
161	2189	Airbus A320-200	CFM56-5B4/P	575790	575792			Malta
162	2291	Airbus A320-200	CFM56-5B4/P	577104	577114			Malta
163	2665	Airbus A320-200	CFM56-5B4/P	577469	577470			Malta
164	3056	Airbus A320-200	CFM56-5B4/P	697159	697160			Malta
165	2768	Airbus A320-200	CFM56-5B4/P	577580	577581			Malta
166	3068	Airbus A320-200	CFM56-5B4/P	697157	697158			Malta
167	2085	Airbus A320-200	IAE V2527-A5	V11524	V11531			New Zealand

		Airframe
	Airframe	Manufacturer and	Engine Manufacturer and	Engine	Engine	Engine	Engine	Country of
#	MSN	Model	Model	MSN 1	MSN 2	MSN 3	MSN 4	Registration
168	2173	Airbus A320-200	IAE V2527-A5	V11634	V11636			New Zealand
169	2594	Airbus A320-200	IAE V2527-A5	V12087	V12089			New Zealand
170	29401	Boeing B777-200ER	Rolls Royce TRENT 895-17	51485	51486			New Zealand
171	29403	Boeing B777-200ER	Rolls Royce TRENT 895-17	51504	51508			New Zealand
172	29404	Boeing B777-200ER	Rolls Royce TRENT 895-17	51477	51478			New Zealand
173	32712	Boeing B777-200ER	Rolls Royce TRENT 895-17	51489	51490			New Zealand
174	2761	Airbus A320-200	CFM56-5B4/P	577572	577573			Spain
175	2785	Airbus A320-200	CFM56-5B4/P	577594	577596			Spain
176	2794	Airbus A320-200	CFM56-5B4/P	577621	577625			Spain
177	2798	Airbus A320-200	CFM56-5B4/P	577623	577626			Spain
178	2962	Airbus A320-200	CFM56-5B4/P	577815	577818			Spain
179	2988	Airbus A320-200	CFM56-5B4/P	577851	577852			Spain
180	3083	Airbus A320-200	CFM56-5B4/P	697193	697198			Spain
181	3321	Airbus A320-200	CFM56-5B4/3	697532	697537			Spain
182	3529	Airbus A320-200	CFM56-5B4/3	697781	697782			Spain
183	814	Airbus A330-200	CF6-80E1-A4B	811407	811408			Spain
184	725	Airbus A330-300	CF6-80E1-A4	811349	811350			Taiwan
185	2389	Airbus A319-100	IAE V2522-A5	V11855	V11856			United Kingdom
186	2429	Airbus A319-100	IAE V2522-A5	V11877	V11887			United Kingdom
187	2694	Airbus A319-100	IAE V2522-A5	V12188	V12198			United Kingdom
188	2697	Airbus A319-100	IAE V2522-A5	V12206	V12208			United Kingdom
189	2720	Airbus A319-100	IAE V2522-A5	V12236	V12238			United Kingdom
190	706	Airbus A340-600	Rolls Royce TRENT 556-61	71342	71343	71344	71363	United Kingdom
191	723	Airbus A340-600	Rolls Royce TRENT 556-61	71362	71364	71365	71369	United Kingdom
192	30687	Boeing B737-700	CFM56-7B24	894609	894610			United Kingdom
193	30710	Boeing B737-700	CFM56-7B24	894464	894467			United Kingdom
194	30040	Boeing B737-800	CFM56-7B27	892344	892346			United Kingdom
195	32841	Boeing B737-800	CFM56-7B27	893370	893371			United Kingdom
196	625	Airbus A330-200	Rolls Royce TRENT 772B-60	41296	41297			Yemen
197	632	Airbus A330-200	Rolls Royce TRENT 772B-60	41303	41304			Yemen
198	30730	Boeing B737-800	CFM56-7B27/3	894901	895884			Yemen

SCHEDULE 3.19(d)
AMENDED AND RESTATED CREDIT AGREEMENT
LEASES
*
A320-200 aircraft bearing serial number 3066
Aircraft Lease Agreement, dated as of December 16, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A320-200 aircraft bearing serial number 3074
Aircraft Lease Agreement, dated as of December 16, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A321-200 aircraft bearing serial number 3462
Aircraft Lease Agreement, dated as of January 29, 2007 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A321-200 aircraft bearing serial number 3527
Aircraft Lease Agreement, dated as of January 29, 2007 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A320-200 aircraft bearing serial number 3033
Aircraft Lease Agreement, dated as of December 16, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
B777-200ER aircraft bearing serial number 28689
Aircraft Lease Agreement, dated as of August 18, 2006 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

B777-200ER aircraft bearing serial number 28692
Aircraft Lease Agreement, dated as of July 24, 2007 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B737-700 aircraft bearing serial number 33792
Aircraft Lease Agreement, dated as of February 06, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B737-700 aircraft bearing serial number 33791
Aircraft Lease Agreement, dated as of February 06, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B737-700 aircraft bearing serial number 33786
Aircraft Lease Agreement, dated as of February 06, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B737-700 aircraft bearing serial number 28262
Aircraft Lease Agreement, dated as of February 06, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B737-700 aircraft bearing serial number 29363
Aircraft Lease Agreement, dated as of February 06, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B737-700 aircraft bearing serial number 33787
Aircraft Lease Agreement, dated as of February 06, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*
A320-200 aircraft bearing serial number 3484
Aircraft Lease Agreement, dated as of July 18, 2007 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of July 18, 2007 between ILFC Aruba A.V.V., as Lessee, and International Lease Finance Corporation, as Lessor.
Intermediate Lease Agreement, dated as of July 18, 2007 between International Lease Finance Corporation, as Lessee, and ILFC Aruba A.V.V., as Lessor.
A320-200 aircraft bearing serial number 3519
Aircraft Lease Agreement, dated as of July 18, 2007 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of July 18, 2007 between ILFC Aruba A.V.V., as Lessee, and International Lease Finance Corporation, as Lessor.
Intermediate Lease Agreement, dated as of July 18, 2007 between International Lease Finance Corporation, as Lessee, and ILFC Aruba A.V.V., as Lessor.
A319-100 aircraft bearing serial number 3614
Aircraft Lease Agreement, dated as of July 25, 2007 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of July 18, 2007 between ILFC Aruba A.V.V., as Lessee, and International Lease Finance Corporation, as Lessor.
Intermediate Lease Agreement, dated as of July 18, 2007 between International Lease Finance Corporation, as Lessee, and ILFC Aruba A.V.V., as Lessor.
*
B777-200ER aircraft bearing serial number 29402
Aircraft Lease Agreement, dated as of May 07, 2004 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

B777-300ER aircraft bearing serial number 35782
Aircraft Lease Agreement, dated as of September 20, 2007 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B777-300ER aircraft bearing serial number 35783
Aircraft Lease Agreement, dated as of September 20, 2007 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
A320-200 aircraft bearing serial number 1874
Aircraft Lease Agreement, dated as of December 14, 2000 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B777-300ER aircraft bearing serial number 35298
Aircraft Lease Agreement, dated as of March 31, 2006 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B777-300ER aircraft bearing serial number 35784
Aircraft Lease Agreement, dated as of November 15, 2007 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
A330-200 aircraft bearing serial number 814
Aircraft Lease Agreement, dated as of May 04, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
A321-200 aircraft bearing serial number 1850

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Aircraft Lease Agreement, dated as of January 31, 2002 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A319-100 aircraft bearing serial number 1962
Aircraft Lease Agreement, dated as of October 26, 2001 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
..
A319-100 aircraft bearing serial number 1912
Aircraft Lease Agreement, dated as of October 26, 2001 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A321-200 aircraft bearing serial number 1926
Aircraft Lease Agreement, dated as of January 31, 2002 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
A320-200 aircraft bearing serial number 2768
Aircraft Lease Agreement, dated as of August 12, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A320-200 aircraft bearing serial number 3068
Aircraft Lease Agreement, dated as of September 19, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A320-200 aircraft bearing serial number 3056
Aircraft Lease Agreement, dated as of January 14, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A320-200 aircraft bearing serial number 2665

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Aircraft Lease Agreement, dated as of January 14, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A320-200 aircraft bearing serial number 2291
Aircraft Lease Agreement, dated as of January 14, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A320-200 aircraft bearing serial number 2189
Aircraft Lease Agreement, dated as of January 14, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A319-100 aircraft bearing serial number 2382
Aircraft Lease Agreement, dated as of March 31, 2002 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A319-100 aircraft bearing serial number 2332
Aircraft Lease Agreement, dated as of March 31, 2002 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A319-100 aircraft bearing serial number 2186
Aircraft Lease Agreement, dated as of March 31, 2002 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A319-100 aircraft bearing serial number 2122
Aircraft Lease Agreement, dated as of March 31, 2002 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A319-100 aircraft bearing serial number 2113

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Aircraft Lease Agreement, dated as of March 31, 2002 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A320-200 aircraft bearing serial number 2142
Aircraft Lease Agreement, dated as of January 14, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
A320-200 aircraft bearing serial number 2594
Aircraft Lease Agreement, dated as of October 30, 2002 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B777-200ER aircraft bearing serial number 32712
Aircraft Lease Agreement, dated as of August 20, 2004 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B777-200ER aircraft bearing serial number 29404
Aircraft Lease Agreement, dated as of August 20, 2004 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A320-200 aircraft bearing serial number 2085
Aircraft Lease Agreement, dated as of October 30, 2002 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B777-200ER aircraft bearing serial number 29401
Aircraft Lease Agreement, dated as of August 20, 2004 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A320-200 aircraft bearing serial number 2173

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Aircraft Lease Agreement, dated as of October 30, 2002 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B777-200ER aircraft bearing serial number 29403
Aircraft Lease Agreement, dated as of August 20, 2004 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
B737-700 aircraft bearing serial number 30662
Aircraft Lease Agreement, dated as of December 16, 2002 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B737-700 aircraft bearing serial number 30663
Aircraft Lease Agreement, dated as of December 16, 2002 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
A321-200 aircraft bearing serial number 2793
Aircraft Lease Agreement, dated as of March 29, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A321-200 aircraft bearing serial number 3522
Aircraft Lease Agreement, dated as of February 15, 2007 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A319-100 aircraft bearing serial number 3685
Aircraft Lease Agreement, dated as of February 15, 2007 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A319-100 aircraft bearing serial number 3428

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Aircraft Lease Agreement, dated as of February 15, 2007 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A321-200 aircraft bearing serial number 3458
Aircraft Lease Agreement, dated as of February 15, 2007 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
A319-100 aircraft bearing serial number 3421
Aircraft Lease Agreement, dated as of July 27, 2007 (as amended and supplemented), between ILFC UK Limited, as Lessor, and * as Lessee.
Aircraft Headlease Agreement, dated as of July 27, 2007 between ILFC UK Limited, as Lessee, and International Lease Finance Corporation, as Lessor.
A319-100 aircraft bearing serial number 3424
Aircraft Lease Agreement, dated as of July 27, 2007 (as amended and supplemented), between ILFC UK Limited, as Lessor, and * as Lessee.
Aircraft Headlease Agreement, dated as of July 27, 2007 between ILFC UK Limited, as Lessee, and International Lease Finance Corporation, as Lessor.
A319-100 aircraft bearing serial number 3454
Aircraft Lease Agreement, dated as of July 27, 2007 (as amended and supplemented), between ILFC UK Limited, as Lessor, and * as Lessee.
Aircraft Headlease Agreement, dated as of July 27, 2007 between ILFC UK Limited, as Lessee, and International Lease Finance Corporation, as Lessor.
A319-100 aircraft bearing serial number 3694
Aircraft Lease Agreement, dated as of July 27, 2007 (as amended and supplemented), between ILFC UK Limited, as Lessor, and * as Lessee.
Aircraft Headlease Agreement, dated as of July 27, 2007 between ILFC UK Limited, as Lessee, and International Lease Finance Corporation, as Lessor.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*
A319-100 aircraft bearing serial number 2389
Aircraft Lease Agreement, dated as of October 17, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A319-100 aircraft bearing serial number 2429
Aircraft Lease Agreement, dated as of December 12, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A319-100 aircraft bearing serial number 2694
Aircraft Lease Agreement, dated as of September 30, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A319-100 aircraft bearing serial number 2697
Aircraft Lease Agreement, dated as of September 30, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A319-100 aircraft bearing serial number 2720
Aircraft Lease Agreement, dated as of September 30, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
A330-300 aircraft bearing serial number 679
Aircraft Lease Agreement, dated as of March 15, 2004 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B777-300ER aircraft bearing serial number 35301

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Aircraft Lease Agreement, dated as of December 16, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B777-300ER aircraft bearing serial number 35300
Aircraft Lease Agreement, dated as of December 16, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B777-300ER aircraft bearing serial number 34432
Aircraft Lease Agreement, dated as of December 16, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B777-300ER aircraft bearing serial number 35299
Aircraft Lease Agreement, dated as of December 16, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
A330-300 aircraft bearing serial number 725
Aircraft Lease Agreement, dated as of December 16, 2004 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
A319-100 aircraft bearing serial number 1866
Aircraft Lease Agreement, dated as of April 19, 2002 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A319-100 aircraft bearing serial number 1872
Aircraft Lease Agreement, dated as of April 19, 2002 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

A319-100 aircraft bearing serial number 1882
Aircraft Lease Agreement, dated as of April 19, 2002 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A319-100 aircraft bearing serial number 1925
Aircraft Lease Agreement, dated as of April 19, 2002 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
B777-200ER aircraft bearing serial number 28678
Aircraft Lease Agreement, dated as of May 20, 1999 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B777-200ER aircraft bearing serial number 28679
Aircraft Lease Agreement, dated as of May 20, 1999 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
A330-200 aircraft bearing serial number 505
Aircraft Lease Agreement, dated as of May 30, 2001 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A330-200 aircraft bearing serial number 526
Aircraft Lease Agreement, dated as of May 30, 2001 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
B777-300 aircraft bearing serial number 28687

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Aircraft Lease Agreement, dated as of November 19, 2000 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B777-300 aircraft bearing serial number 29396
Aircraft Lease Agreement, dated as of November 19, 2000 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B777-300 aircraft bearing serial number 32697
Aircraft Lease Agreement, dated as of November 19, 2000 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B777-300 aircraft bearing serial number 32699
Aircraft Lease Agreement, dated as of November 19, 2000 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A330-200 aircraft bearing serial number 462
Aircraft Lease Agreement, dated as of April 21, 2001 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B777-300 aircraft bearing serial number 29395
Aircraft Lease Agreement, dated as of September 18, 1999 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
B737-800 aircraft bearing serial number 30654
Aircraft Lease Agreement, dated as of November 16, 2001 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B737-800 aircraft bearing serial number 30671

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Aircraft Lease Agreement, dated as of November 16, 2001 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B737-800 aircraft bearing serial number 32796
Aircraft Lease Agreement, dated as of November 16, 2001 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B737-800 aircraft bearing serial number 33699
Aircraft Lease Agreement, dated as of November 16, 2001 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
A330-200 aircraft bearing serial number 822
Aircraft Lease Agreement, dated as of November 02, 2005 (as amended and supplemented), between ILFC Ireland Limited, as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of November 02, 2005 between ILFC Ireland Limited, as Lessee, and International Lease Finance Corporation, as Lessor.
*
A319-100 aircraft bearing serial number 2124
Aircraft Lease Agreement, dated as of May 08, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A321-200 aircraft bearing serial number 2208
Aircraft Lease Agreement, dated as of February 12, 2002 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A320-200 aircraft bearing serial number 2065

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Aircraft Lease Agreement, dated as of February 12, 2002 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A321-200 aircraft bearing serial number 1978
Aircraft Lease Agreement, dated as of September 28, 2001 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A320-200 aircraft bearing serial number 1913
Aircraft Lease Agreement, dated as of February 12, 2002 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
A319-100 aircraft bearing serial number 2198
Aircraft Lease Agreement, dated as of December 05, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A319-100 aircraft bearing serial number 2209
Aircraft Lease Agreement, dated as of December 05, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A319-100 aircraft bearing serial number 2236
Aircraft Lease Agreement, dated as of December 05, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
B737-700 aircraft bearing serial number 30687
Aircraft Lease Agreement, dated as of October 12, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

B737-800 aircraft bearing serial number 30040
Aircraft Lease Agreement, dated as of August 03, 2004 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B737-800 aircraft bearing serial number 32841
Aircraft Lease Agreement, dated as of August 03, 2004 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B737-700 aircraft bearing serial number 30710
Aircraft Lease Agreement, dated as of January 13, 2006 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
A319-100 aircraft bearing serial number 1901
Aircraft Lease Agreement, dated as of July 03, 2008 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A330-200 aircraft bearing serial number 529
Aircraft Lease Agreement, dated as of July 30, 2008 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A319-100 aircraft bearing serial number 1884
Aircraft Lease Agreement, dated as of July 03, 2008 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
B737-800 aircraft bearing serial number 35274

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Aircraft Lease Agreement, dated as of April 24, 2007 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B737-800 aircraft bearing serial number 35276
Aircraft Lease Agreement, dated as of April 24, 2007 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B737-800 aircraft bearing serial number 35285
Aircraft Lease Agreement, dated as of April 24, 2007 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A330-300 aircraft bearing serial number 716
Aircraft Lease Agreement, dated as of March 12, 2004 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A330-300 aircraft bearing serial number 741
Aircraft Lease Agreement, dated as of March 12, 2004 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A330-300 aircraft bearing serial number 692
Aircraft Lease Agreement, dated as of March 12, 2004 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A330-300 aircraft bearing serial number 581
Aircraft Lease Agreement, dated as of March 10, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A330-300 aircraft bearing serial number 786

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Aircraft Lease Agreement, dated as of March 12, 2004 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
B737-700 aircraft bearing serial number 30037
Aircraft Lease Agreement, dated as of December 25, 2007 (as amended and supplemented), between ILFC Ireland Limited, as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of February 15, 2007 between ILFC Ireland Limited, as Lessee, and International Lease Finance Corporation, as Lessor.
B737-700 aircraft bearing serial number 30727
Aircraft Lease Agreement, dated as of April 08, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
A320-200 aircraft bearing serial number 1452
Aircraft Lease Agreement, dated as of May 01, 2000 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A320-200 aircraft bearing serial number 1156
Aircraft Lease Agreement, dated as of June 15, 1999 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A320-200 aircraft bearing serial number 1398
Aircraft Lease Agreement, dated as of June 15, 1999 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
A330-200 aircraft bearing serial number 811

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Aircraft Lease Agreement, dated as of March 17, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B777-200ER aircraft bearing serial number 35295
Aircraft Lease Agreement, dated as of December 20, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B777-200ER aircraft bearing serial number 32721
Aircraft Lease Agreement, dated as of March 17, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B777-200ER aircraft bearing serial number 29399
Aircraft Lease Agreement, dated as of January 10, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B777-200ER aircraft bearing serial number 32720
Aircraft Lease Agreement, dated as of March 17, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
A330-200 aircraft bearing serial number 739
Aircraft Lease Agreement, dated as of May 04, 2005 (as amended and supplemented), between ILFC Ireland Limited, as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of May 04, 2005 between ILFC Ireland Limited, as Lessee, and International Lease Finance Corporation, as Lessor.
A330-200 aircraft bearing serial number 911
Aircraft Lease Agreement, dated as of September 28, 2006 (as amended and supplemented), between ILFC Ireland Limited, as Lessor, and *, as Lessee.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Aircraft Headlease Agreement, dated as of September 28, 2006 between ILFC Ireland Limited, as Lessee, and International Lease Finance Corporation, as Lessor.
*
B737-800 aircraft bearing serial number 30039
Aircraft Lease Agreement, dated as of April 28, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B737-800 aircraft bearing serial number 30675
Aircraft Lease Agreement, dated as of June 20, 2008 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
B737-800 aircraft bearing serial number 30032
Aircraft Lease Agreement, dated as of August 02, 1999 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B737-800 aircraft bearing serial number 30689
Aircraft Lease Agreement, dated as of September 15, 2000 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B737-800 aircraft bearing serial number 30332
Aircraft Lease Agreement, dated as of April 15, 2002 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B737-800 aircraft bearing serial number 28237
Aircraft Lease Agreement, dated as of February 05, 2009 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*
A320-200 aircraft bearing serial number 3425
Aircraft Lease Agreement, dated as of September 24, 2007 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of September 24, 2007 between ILFC Cayman LTD, as Lessee, and International Lease Finance Corporation, as Lessor.
Intermediate Lease Agreement, dated as of September 24, 2007 between International Lease Finance Corporation, as Lessee, and ILFC Cayman LTD, as Lessor.
A320-200 aircraft bearing serial number 3475
Aircraft Lease Agreement, dated as of September 24, 2007 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of September 24, 2007 between ILFC Cayman LTD, as Lessee, and International Lease Finance Corporation, as Lessor.
Intermediate Lease Agreement, dated as of September 24, 2007 between International Lease Finance Corporation, as Lessee, and ILFC Cayman LTD, as Lessor.
A320-200 aircraft bearing serial number 3361
Aircraft Lease Agreement, dated as of September 24, 2007 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of September 24, 2007 between ILFC Cayman LTD, as Lessee, and International Lease Finance Corporation, as Lessor.
Intermediate Lease Agreement, dated as of September 24, 2007 between International Lease Finance Corporation, as Lessee, and ILFC Cayman LTD, as Lessor.
A320-200 aircraft bearing serial number 3396
Aircraft Lease Agreement, dated as of September 24, 2007 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Aircraft Headlease Agreement, dated as of September 24, 2007 between ILFC Cayman LTD, as Lessee, and International Lease Finance Corporation, as Lessor.
Intermediate Lease Agreement, dated as of September 24, 2007 between International Lease Finance Corporation, as Lessee, and ILFC Cayman LTD, as Lessor.
*
B737-700 aircraft bearing serial number 30649
Aircraft Lease Agreement, dated as of April 18, 2001 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B737-800 aircraft bearing serial number 30652
Aircraft Lease Agreement, dated as of April 18, 2001 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B737-800 aircraft bearing serial number 30721
Aircraft Lease Agreement, dated as of June 29, 2006 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B737-800 aircraft bearing serial number 35272
Aircraft Lease Agreement, dated as of June 29, 2006 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B737-800 aircraft bearing serial number 35284
Aircraft Lease Agreement, dated as of July 31, 2007 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B737-800 aircraft bearing serial number 35287
Aircraft Lease Agreement, dated as of July 31, 2007 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*
B737-800 aircraft bearing serial number 30033
Aircraft Lease Agreement, dated as of June 27, 2008 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B737-800 aircraft bearing serial number 30643
Aircraft Lease Agreement, dated as of June 27, 2008 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
A320-200 aircraft bearing serial number 3446
Aircraft Lease Agreement, dated as of April 12, 2007 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of April 12, 2007 between ILFC (Bermuda) III Ltd., as Lessee, and International Lease Finance Corporation, as Lessor.
Intermediate Lease Agreement, dated as of April 12, 2007 between International Lease Finance Corporation, as Lessee, and ILFC (Bermuda) III Ltd., as Lessor.
A320-200 aircraft bearing serial number 3494
Aircraft Lease Agreement, dated as of April 12, 2007 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of April 12, 2007 between ILFC (Bermuda) III Ltd., as Lessee, and International Lease Finance Corporation, as Lessor.
Intermediate Lease Agreement, dated as of April 12, 2007 between International Lease Finance Corporation, as Lessee, and ILFC (Bermuda) III Ltd., as Lessor.
A320-200 aircraft bearing serial number 3473

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Aircraft Lease Agreement, dated as of April 12, 2007 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of April 12, 2007 between ILFC (Bermuda) III Ltd., as Lessee, and International Lease Finance Corporation, as Lessor.
Intermediate Lease Agreement, dated as of April 12, 2007 between International Lease Finance Corporation, as Lessee, and ILFC (Bermuda) III Ltd., as Lessor.
A320-200 aircraft bearing serial number 3490
Aircraft Lease Agreement, dated as of April 12, 2007 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
Aircraft Headlease Agreement, dated as of April 12, 2007 between ILFC (Bermuda) III Ltd., as Lessee, and International Lease Finance Corporation, as Lessor.
Intermediate Lease Agreement, dated as of April 12, 2007 between International Lease Finance Corporation, as Lessee, and ILFC (Bermuda) III Ltd., as Lessor.
*
A330-200 aircraft bearing serial number 503
Aircraft Lease Agreement, dated as of August 8, 2002 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and * as Lessee.
B747-400 aircraft bearing serial number 32867
Aircraft Lease Agreement, dated as of December 20, 2001 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and * as Lessee.
A320-200 aircraft bearing serial number 1924
Aircraft Lease Agreement, dated as of June 21, 2002 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A320-200 aircraft bearing serial number 1949

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Aircraft Lease Agreement, dated as of June 21, 2002 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B747-400 aircraft bearing serial number 32868
Aircraft Lease Agreement, dated as of December 20, 2001 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A330-200 aircraft bearing serial number 519
Aircraft Lease Agreement, dated as of May 19, 2000 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A321-200 aircraft bearing serial number 3399
Aircraft Lease Agreement, dated as of December 14, 2006 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A321-200 aircraft bearing serial number 3372
Aircraft Lease Agreement, dated as of December 14, 2006 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A319-100 aircraft bearing serial number 2279
Aircraft Lease Agreement, dated as of October 07, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A321-200 aircraft bearing serial number 3419
Aircraft Lease Agreement, dated as of September 27, 2006 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A321-200 aircraft bearing serial number 3401

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Aircraft Lease Agreement, dated as of September 27, 2006 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B777-300ER aircraft bearing serial number 35297
Aircraft Lease Agreement, dated as of September 13, 2006 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A321-200 aircraft bearing serial number 3441
Aircraft Lease Agreement, dated as of June 01, 2006 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A321-200 aircraft bearing serial number 3098
Aircraft Lease Agreement, dated as of December 16, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A319-100 aircraft bearing serial number 3065
Aircraft Lease Agreement, dated as of December 16, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A321-200 aircraft bearing serial number 3051
Aircraft Lease Agreement, dated as of December 16, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A320-200 aircraft bearing serial number 2721
Aircraft Lease Agreement, dated as of July 21, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A320-200 aircraft bearing serial number 2705

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Aircraft Lease Agreement, dated as of July 21, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B747-400 aircraft bearing serial number 32869
Aircraft Lease Agreement, dated as of December 20, 2001 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B777-300ER aircraft bearing serial number 32724
Aircraft Lease Agreement, dated as of December 07, 2000 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B777-300ER aircraft bearing serial number 32711
Aircraft Lease Agreement, dated as of September 23, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B747-400ERF aircraft bearing serial number 32870
Aircraft Lease Agreement, dated as of September 17, 2001 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B777-300ER aircraft bearing serial number 32850
Aircraft Lease Agreement, dated as of March 07, 2002 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B777-300ER aircraft bearing serial number 32852
Aircraft Lease Agreement, dated as of January 23, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B747-400 aircraft bearing serial number 32871

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Aircraft Lease Agreement, dated as of January 23, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A330-200 aircraft bearing serial number 584
Aircraft Lease Agreement, dated as of January 23, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B777-300ER aircraft bearing serial number 32725
Aircraft Lease Agreement, dated as of July 01, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A319-100 aircraft bearing serial number 2213
Aircraft Lease Agreement, dated as of August 14, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A319-100 aircraft bearing serial number 2228
Aircraft Lease Agreement, dated as of August 14, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B777-300ER aircraft bearing serial number 32723
Aircraft Lease Agreement, dated as of December 07, 2000 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
B737-700 aircraft bearing serial number 30677
Aircraft Lease Agreement, dated as of October 21, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*
A320-200 aircraft bearing serial number 1110
Aircraft Lease Agreement, dated as of September 07, 1999 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A319-100 aircraft bearing serial number 1223
Aircraft Lease Agreement, dated as of September 07, 1999 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A319-100 aircraft bearing serial number 1281
Aircraft Lease Agreement, dated as of September 07, 1999 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A319-100 aircraft bearing serial number 1463
Aircraft Lease Agreement, dated as of February 01, 2000 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
A340-600 aircraft bearing serial number 706
Aircraft Lease Agreement, dated as of March 05, 2004 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A340-600 aircraft bearing serial number 723
Aircraft Lease Agreement, dated as of March 05, 2004 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

*
B737-800 aircraft bearing serial number 30658
Aircraft Lease Agreement, dated as of May 08, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B737-800 aircraft bearing serial number 30665
Aircraft Lease Agreement, dated as of May 08, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
B737-800 aircraft bearing serial number 32798
Aircraft Lease Agreement, dated as of May 08, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
A320-200 aircraft bearing serial number 2798
Aircraft Lease Agreement, dated as of April 22, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A320-200 aircraft bearing serial number 3529
Aircraft Lease Agreement, dated as of March 30, 2007 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A320-200 aircraft bearing serial number 3321
Aircraft Lease Agreement, dated as of February 17, 2006 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

A320-200 aircraft bearing serial number 3083
Aircraft Lease Agreement, dated as of February 17, 2006 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A320-200 aircraft bearing serial number 2962
Aircraft Lease Agreement, dated as of April 22, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A320-200 aircraft bearing serial number 2794
Aircraft Lease Agreement, dated as of April 22, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A320-200 aircraft bearing serial number 2785
Aircraft Lease Agreement, dated as of April 22, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A320-200 aircraft bearing serial number 2761
Aircraft Lease Agreement, dated as of April 22, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A320-200 aircraft bearing serial number 2988
Aircraft Lease Agreement, dated as of April 22, 2005 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
A330-200 aircraft bearing serial number 635
Aircraft Lease Agreement, dated as of December 16, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

B737-800 aircraft bearing serial number 35279
Aircraft Lease Agreement, dated as of May 24, 2007 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
*
B737-800 aircraft bearing serial number 30730
Aircraft Lease Agreement, dated as of December 11, 2006 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A330-200 aircraft bearing serial number 625
Aircraft Lease Agreement, dated as of August 03, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.
A330-200 aircraft bearing serial number 632
Aircraft Lease Agreement, dated as of August 03, 2003 (as amended and supplemented), between International Lease Finance Corporation, as Lessor, and *, as Lessee.

*	Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SCHEDULE 5.04
CREDIT AGREEMENT
EXISTING BURDENSOME AGREEMENTS
     None.

EXHIBIT A
DEPOSITORY ACCOUNT AND ACCOUNT CONTROL AGREEMENT
     This Depository Account and Account Control Agreement is entered into this ___day of [___], 20[___] (this “Agreement”), by and among [___] (“Customer”), JPMorgan Chase Bank, NA (“Bank”), and Wells Fargo Bank Northwest, National Association, as Security Trustee, as Secured Party under the Aircraft Mortgage and Security Agreement referred to below (“Secured Party”).
WHEREAS, from time to time, pursuant to that certain Credit Agreement dated as of October 13, 2009 (the “Credit Agreement”) among the Customer, the Secured Party and the other entities party thereto, and certain aircraft leasing transactions therein, Customer receives and holds certain funds; and
WHEREAS, Customer is desirous of appointing the Bank as its depository agent to hold these funds in the Account (as identified below) (such Account being a Blocked Account as defined in the Credit Agreement), subject only to the terms and conditions set forth herein.
WHEREAS, pursuant to that certain Aircraft Mortgage and Security Agreement dated as of October 13, 2009 (the “Mortgage”) among the Customer, the Secured Party and the other Grantors party thereto, the Customer has granted to the Secured Party, a first, second, third and fourth priority security interest in, liens upon and pledges of the Account (as defined below) and the Account Collateral (as defined below), including, without limitation, all free credit balances, cash and cash balances contained or on deposit in the Account and all proceeds thereof, whether now existing or hereafter arising.
WHEREAS, the Bank acknowledges notice of and recognizes the Secured Party’s security interests in the Account and the Account Collateral. This Agreement is intended to establish Secured Party’s control of the Account and the Account Collateral and to thereby perfect Secured Party’s security interests in the Account and the Account Collateral.
NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:
     1. Appointment. The Customer hereby appoints the Bank as the depository agent for the purposes set forth herein, and the Bank hereby accepts such appointment under the terms and conditions set forth herein.
     2. Account Identification. (a) This Agreement applies to the deposit account identified below that has been established at the Bank on behalf of and in the name of the Customer (the “Account”).

Customer	Account Number

Following execution and delivery of this Agreement, the Customer will cause various lessees to deposit with the Bank lease payments either monthly or quarterly (the “Deposits”). The Bank shall hold the Deposits, in the Account and, subject to the terms and conditions hereof, shall invest and reinvest the Deposits as directed in Section 3. The parties hereto agree that the Account is a “deposit account” within the meaning of Article 9 of the Uniform Commercial Code of the State of New York (“UCC”).
     (b) Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Depository Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Customer acknowledges that Section 326 of the USA PATRIOT Act and the Bank’s identity verification procedures require the Bank to obtain information which may be used to confirm the Customer’s identity including without limitation name, address and organizational documents (“identifying information”). The Customer agrees to provide the Bank with and consent to the Bank obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Bank.
     (c) Taxpayer Identification Numbers (“TIN”). The Customer has provided the Bank with its fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9 and/or other required documentation. The Customer represents that its correct TIN assigned by the IRS, or any other taxing authority, is set forth in the delivered forms, as well as in the Substitute IRS Form W-9 set forth on the signature page of this Agreement.
     (d) Tax Reporting. All interest or other income earned under the Agreement shall be allocated to Customer and reported, as and to the extent required by law, by the Bank to the IRS, or any other taxing authority, on IRS Form 1099 or 1042S (or other appropriate form) as income earned from the Deposits by Customer whether or not said income has been distributed during such year or to Customer. Any other tax returns required to be filed will be prepared and filed by Customer with the IRS and any other taxing authority as required by law. The Customer acknowledges and agrees that Bank shall have no responsibility for the preparation and/or filing of any income, franchise or any other tax return with respect to the Account or any income earned by the Deposits. The Customer further acknowledges and agrees that any taxes payable from the income earned on the investment of any sums held in the Account shall be paid by Customer. In the absence of written direction from the Customer or the Secured Party, as applicable, all proceeds of the Deposits shall be retained in the Account and reinvested from time to time by the Bank as provided in this Agreement. Bank shall withhold any taxes it deems appropriate, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities.
3. Investment of Deposits and Distribution of Deposits. (a) During the term of this Agreement, Deposits in the Account shall be invested in the name of the Secured Party for the account of the Account as Account Collateral subject to the Secured Party’s security interest hereunder in a JPMorgan Chase Bank, N.A. Cash Compensation Account, or a successor or similar investment offered by the Bank, unless otherwise instructed in writing by the Customer or the Secured Party, as applicable, and as shall be acceptable to the Bank. The Bank will provide compensation on balances in the Account at a rate determined by the Bank from time to time. Written investment instructions, if any, shall specify the type and identity of the investments to be purchased and/or sold. The Bank is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Bank or any of its affiliates may receive compensation with respect to any investment directed hereunder including without limitation charging an agency fee in connection with each transaction. The Customer and the Secured Party recognize and agree that Bank will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Account or the purchase, sale, retention or other disposition of any investment described herein. The Bank shall not have any liability for any loss sustained as a result of any investment in an investment made pursuant to the terms of this Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of the Customer or the Secured Party, as applicable, to give Bank instructions to invest or reinvest the Deposits. The Bank shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement.
     (b) Receipt, investment and reinvestment of the Deposits shall be confirmed by Bank as soon as practicable by account statement, and any discrepancies in any such account statement shall be noted by Customer to Bank within thirty (30) calendar days after receipt thereof. Failure to inform Bank in writing of any discrepancies in any such account statement within said thirty (30) day period shall conclusively be deemed confirmation of such account statement in its entirety.
     4. Security Interest; Agency.
          (a) Pursuant to the Mortgage, and as security for the Secured Obligations as defined therein and as and to the extent provided therein, the Customer has granted, and does hereby grant, to the Secured Party a continuing lien upon, and security interest in, the Account and all funds, cash, investments (as described in Section 3 above), and other things of value at any time paid, deposited, credited or held in, payable or withdrawable from or in transit to the Account (whether for collection, provisionally or otherwise) and all proceeds of all of the foregoing (collectively, the “Account Collateral”).
          (b) The Bank agrees to comply with instructions originated by the Secured Party directing disposition of the funds in the Account or the Account Collateral associated with the Account, in all cases without further consent by the Customer. The Secured Party hereby instructs the Bank to comply with, and the Bank hereby agrees that the Bank shall comply with, the directions, including for withdrawals and other transfers, concerning the Account and/or the Account Collateral associated with the Account given to the Bank by the Customer or its authorized representatives, until such time as the Secured Party delivers a written notice to the Bank (with a copy to the Customer unless the delivery of such copy is prohibited by applicable law) in the form annexed hereto as Exhibit A, that the Secured Party is thereby exercising exclusive control over the Account (such notice may be referred to herein as the “Notice of Exclusive Control”). After the Bank receives the Notice of Exclusive Control, it will promptly cease complying with directions concerning the Account or the Account Collateral associated with the Account originated by the Customer or its representatives.
          (c) The Customer hereby represents, warrants and agrees that the provisions of this Section 4 provide “control” (within the meaning of Section 9-104 of the UCC) of the Account and the Account Collateral to the Secured Party and that the Secured Party has a duly perfected security interest in the Account and Account Collateral under the UCC subject to no Adverse Claims.
          (d) The Parties hereto acknowledge and agree that notwithstanding the Bank’s obligations and duties under the terms of this Agreement, and Bank’s acknowledgement of the existing security interest as set forth in this Section 4(a), the Bank has undertaken no duty to ensure that the security interest granted herein is perfected under Article 9 of the UCC.
     5. Irrevocable Agreement. The Customer hereby agrees and acknowledges that the agreements made by it and the authorizations granted by it herein are irrevocable and that the authorizations granted herein are powers coupled with an interest.
     6. Actions by Secured Party. At any time that the Secured Party is required or permitted to take any action in connection with this Agreement, or to provide any consent, such action or consent shall be in writing and shall be executed by any one of the authorized persons as set forth in Schedule 1.
     7. Compensation and Reimbursement. The Customer agrees to (a) pay the Bank upon execution of this Agreement and from time to time thereafter reasonable compensation for the services to be rendered hereunder, which unless otherwise agreed in writing shall be as described in Schedule 2 attached hereto, and (b) pay or reimburse the Bank upon request for all expenses, disbursements and advances, including, without limitation reasonable attorney’s fees and expenses, incurred or made by it in connection with the preparation, negotiation, execution, performance, delivery, modification and termination of this Agreement. The obligations contained in this Section 7 and Section 8 below shall survive the termination of this Agreement and the resignation, replacement or removal of the Bank.
     8. Waiver by Bank of Rights of Set-off. The Bank hereby waives all existing rights of recoupment or set-off and banker’s liens against the Account and the Account Collateral, except those rights of set-off and banker’s liens arising in connection with (a) items deposited in the Account that are subsequently returned to the Bank unpaid and (b) any compensation and expenses owing and payable to Bank with respect to the Account which are assessed in accordance with the Bank’s standard account documentation. Notwithstanding the preceding sentence, in the event any fees and expenses (“Fees”) relating to the Account or the Account Collateral go unpaid or any checks or other items which were deposited or credited to the Account are returned, reversed, refunded or charged back for insufficient funds or for any other reason (each a “Returned Item”), the Bank may collect the amount of each Returned Item by debiting the Account. The Customer shall pay the amount of each Returned Item immediately upon demand to the extent there are not sufficient funds in its Account to cover such amount on the day of the debit.
     9. Account Information. The Bank shall provide the Secured Party, at the address indicated in Section 15 below, with such information with respect to the Account and Account Collateral as the Secured Party may from time to time reasonably request, including, without limitation, and if requested by the Secured Party, duplicate copies of all bank statements which are sent after such notice to the Customer, but the Bank shall have no liability to the Secured Party for failure to send such information. The Customer hereby consents to such information being provided to the Secured Party.

     10. Exculpation. The Bank undertakes to perform only such duties as are expressly set forth herein. Notwithstanding any other provisions of this Agreement, the parties hereto agree that the Bank shall not be liable for any action taken by it or any of its directors, officers, agents or employees in accordance with this Agreement, except for the Bank’s or such person’s own gross negligence or willful misconduct. In no event shall the Bank be liable for indirect, special, punitive or consequential damages of any kind whatsoever (including lost profits and lost business opportunity) even if it is advised of the possibility of such damages and regardless of the form of action in which any such damages may be claimed. Without limiting the foregoing, and notwithstanding any provision to the contrary elsewhere, the Bank and its officers, employees and agents:
a.	may in any instance where the Bank determines that it lacks or is uncertain as to its authority to take or refrain from taking certain action, or as to the requirements of this Agreement under any circumstance before it, delay or refrain from taking action unless and until it has received instructions from the Secured Party or advice from legal counsel (or other appropriate advisor), as the case may be;

b.	may consult with legal counsel selected by it (or other experts for the Secured Party or the Customer), and shall not be liable for any action taken or not taken by it or them in good faith in accordance with the advice of such experts;

c.	will not be responsible to the Secured Party for any statement, warranty or representation made by any party other than the Bank in connection with this Agreement;

d.	will have no duty to ascertain or inquire as to the performance or observance by the Customer of any of the terms, conditions or covenants of any security agreement with the Secured Party;

e.	will not be responsible to the Secured Party or the Customer for the due execution, legality, validity, enforceability, genuineness, effectiveness or sufficiency of this Agreement, (provided, however, that the Bank warrants below that the Bank has legal capacity to enter into this Agreement);

f.	will not incur any liability by acting or not acting in reliance upon any notice, consent, certificate, statement or other instrument or writing reasonably believed by it or them in good faith to be genuine and signed or sent by the proper party or parties;

g.	will not incur liability for any notice, consent, certificate, statement, wire instruction, telecopy, or other writing which is delayed, canceled or changed without the actual knowledge of the Bank, or its officers, employees or agents;

h.	shall not be deemed to have or be charged with notice or knowledge of any fact or matter unless a written notice thereof has been received by the Bank at the address and to the person designated in (or as subsequently designated pursuant to) this Agreement;

i.	shall not be obligated or required by any provision of this Agreement to expend or risk the Bank’s own funds, or to take any action (including but not limited to the institution or defense of legal proceedings) which in its or their judgment may cause it or them to incur or suffer any expense or liability; provided, however, if the Bank elects to take any such action it shall be entitled to security or indemnity for the payment of the costs, expenses (including but not limited to attorneys’ fees) and liabilities which may be incurred therein or thereby, satisfactory to the Bank.
     11. Indemnity. (a) The Customer agrees to indemnify the Bank and its officers, directors, employees, attorneys, agents, successors and assigns (collectively, the “Indemnitees”) and hold each Indemnitee harmless against any other loss, damage, claim, liability, penalty, judgments, settlements, actions, suits, proceedings, litigation, investigations, costs or expenses (including, without limitation, the fees and expenses of in house or outside counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively “Losses”) which such Indemnitee may suffer as a direct result of the Bank’s execution and performance of this Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Agreement, honoring any instructions or direction it receives from the Secured Party with respect to the Account during the term of this Agreement or, to the extent required by this Agreement, not honoring any instructions it receives from the Customer with respect to the Account during the term of this Agreement, other than any loss, damage or expense incurred as a result of the gross negligence or willful misconduct of any Indemnitee.
     (b) The Secured Party agrees to indemnify the Bank and its officers, directors, employees, attorneys, agents, successors and assigns (collectively, the “Indemnitees”) and hold each Indemnitee harmless against any other loss, damage, claim, liability, penalty, judgments, settlements, actions, suits, proceedings, litigation, investigations, costs or expenses (including, without limitation, the fees and expenses of in house or outside counsel and experts and their staffs and all expense of document location, duplication and shipment) (collectively “Losses”) which such Indemnitee may suffer as a direct result of the Bank’s execution and performance related to honoring any instruction or direction it receives from the Secured Party with respect to the Account during the term of this Agreement, other than any loss, damage or expense incurred as a result of the gross negligence or willful misconduct of any Indemnitee.
     12. No Other Assignments. Bank represents and warrants to Secured Party that no other notices of assignment of, lien upon or security interest in the Account or the Account Collateral are reflected in Bank’s records concerning the Account. The Customer hereby instructs the Bank and the Bank hereby agrees to record in the Bank’s records concerning the Account a notice of the assignment of the Account conferred by this Agreement in a form that comports with the Bank’s customary account practices. Bank agrees with and covenants to Secured Party that it shall not enter into any other agreement (other than the Bank’s customary deposit agreements with the Customer with respect to the Account) with any person which would obligate Bank to follow such person’s instructions with respect to the Account or the Account Collateral, or which would otherwise confer control of the Account or the Account Collateral upon such person.

     13. Termination. This Agreement shall remain in full force and effect until such time as the Secured Party shall deliver written notice to the Bank of termination. All rights of the Bank under Sections 7, 8, 9, 10 and 11 for the period prior to any such termination shall survive such termination.
     14. Bank’s Right to Resign. The Bank reserves the right to close the Account and terminate the Bank’s obligations hereunder upon at least thirty (30) days prior written notice to the Customer and Secured Party. Upon the effectiveness of such resignation, the Bank shall pay over all funds in the Account and all other Account Collateral in the Account to the Secured Party or in accordance with the Secured Party’s written instructions whereupon, in either case, (i) this Agreement shall terminate, and (ii) no party hereto shall have any further liability hereunder.
     15. Notices. All notices, requests or other communications given to the Customer, the Secured Party or the Bank hereunder shall be given in writing (including facsimile transmission), at the address specified below:

Secured Party:	Wells Fargo Bank Northwest, N.A. MAC U1228-120 299 South Main Street, 12th Floor Salt Lake City, Utah 84111 Attn: Eric Morgan Tel: 801-246-555 Fax: 801-246-5053

with a copy to: Attn: Corporate Lease Group Ph: (801) 246-5630 Fax: (801) 246-54 53

Bank:	JPMorganChase Bank, N.A. Clearance and Agency Services 4 New York Plaza, 21st Floor New York, NY 10004 Attn: Sandra Frierson/Gregory Shea Facsimile No.: 212-623-6168 Telephone No.: 212-623-5115/6872

Customer:	[ ]
Any party may change its address for notices hereunder by written notice to each other party hereunder. Each notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted and electronic confirmation is received, or (b)

on the next Business Day (as hereinafter defined) if sent by overnight courier; or (c) if given to any other acceptable means, when delivered at the address specified in this Section. In the event that the Bank, in its sole discretion, shall determine that an emergency exists, the Bank may use such other means of communication as the Bank deems appropriate. “Business day” shall mean any day other than a Saturday, Sunday or any other day on which the Bank is authorized or required by law or executive order to remain closed.
     16. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES, AND THE BANK’S JURISDICTION FOR PURPOSES OF SECTION 9-304 OF THE UNIFORM COMMERCIAL CODE SHALL BE NEW YORK. EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION ON THE GROUNDS OF VENUE, FORUM NON-CONVENIENS OR ANY SIMILAR GROUNDS AND IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY MAIL OR IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW AND CONSENTS TO THE JURISDICTION OF THE COURTS LOCATED IN THE STATE OF NEW YORK. THE PARTIES FURTHER HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LAWSUIT OR JUDICIAL PROCEEDING ARISING OR RELATING TO THIS AGREEMENT.
     17. Miscellaneous Provisions. This Agreement shall supersede any other agreement (to the extent conflicting herewith) relating to the matters referred to herein, and shall supersede any conflicting provision of the Bank’s customary account documentation or any other account agreement (collectively, the “Deposit Agreements”) between the Customer and the Bank (which Deposit Agreements shall remain in full force and effect). All items deposited into the Account shall be processed in accordance with the Deposit Agreements to the extent not conflicting with the terms of this Agreement. If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. This Agreement is binding upon the parties hereto and their respective successors and assigns and shall inure to their benefit. This Agreement may not be changed, amended, modified or waived orally, except by a writing signed by the parties hereto. Any provision of this Agreement that may prove unenforceable under any law or regulation shall not affect the validity of any other provision hereof. This Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument.
     18. Force Majure. No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.
     19. Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and nothing in this Agreement, whether express or implied,

shall be construed to give to any person or entity other than the Bank, the Customer or the Secured Party any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or any funds deposited hereunder.
     20. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, and shall remain in full force and effect (and the Bank shall be entitled to rely thereon) until terminated by mutual agreement of all of the parties hereto.
     21. Security Procedures. Prior to receipt of a Notice of Exclusive Control, in the event funds transfer instructions are given, whether in writing, by telecopier or otherwise, the Bank is authorized to seek confirmation of such instructions by telephone call-back to the Customer representative (s) designated on Schedule 1 hereto (“Schedule 1”) and upon and following receipt of a Notice of Exclusive Control, the Bank is authorized to seek confirmation of such instructions by telephone call-back to the Secured Party’s representative depicted on Schedule 1, and the Bank may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Bank. If the Bank is unable to contact any of the authorized representatives identified in Schedule 1, the Bank is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of the Customer’s, if applicable, or Secured Party’s executive officers, (“Executive Officers”), which shall include the titles of ___, as the Bank may select. Such “Executive Officer” shall deliver to the Bank a fully executed Incumbency Certificate, and the Bank may rely upon the confirmation of anyone purporting to be any such officer. The Bank and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Secured Party to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. The Bank may apply any of the Account Collateral for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Agreement acknowledge that these security procedures are commercially reasonable.
Balance of Page Intentionally Left Blank
- Signature Page Follows -

     IN WITNESS WHEREOF, the undersigned have executed this Agreement by their respective duly authorized officers as of the date first forth above.

[__________________________], as a Customer

By:

Its:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Security Trustee, as Secured Party

By:

Its:

JPMORGAN CHASE BANK, NA

By:

Its:

SCHEDULE 1
Telephone Number(s) and authorized signature(s) for
Person(s) Designated to give Funds Transfer Instructions
If to Customer:

	Name	Telephone Number	Signature
1.
If to Secured Party:

	Name	Telephone Number	Signature
1.
Telephone Number(s) for Call-Backs and
Person(s) Designated to Confirm Funds Transfer Instructions
If to Customer:

	Name	Telephone Number
1.
If to Secured Party:

	Name	Telephone Number
1.
All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer and must not be the same person confirming said transfer.

SCHEDULE 2
Bank’s Compensation
J.P.Morgan
Schedule of Fees for Bank Services
Based upon our current understanding of your proposed transaction, our fees are as follows:
Account Acceptance Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . Waived
Encompassing review, negotiation and execution of governing documentation, opening of the account, and completion of all due diligence documentation. Payable upon closing.
Annual Administration Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $7,500.00
The Administration Fee covers our usual and customary ministerial duties, including record keeping, distributions, document compliance and such other duties and responsibilities expressly set forth in the governing documents for each transaction. Payable upon closing and annually in advance thereafter, without pro-ration for partial years.
Extraordinary Services and Out-of Pocket Expenses
Any additional services beyond our standard services as specified above, and all reasonable out-of-pocket expenses including attorney’s or accountant’s fees and expenses will be considered extraordinary services for which related costs, transaction charges, and additional fees will be billed at the Bank’s then standard rate. Disbursements, receipts, investments or tax reporting exceeding 25 items per year may be treated as extraordinary services thereby incurring additional charges.
Disclosure & Assumptions
•	Please note that the fees are based on a review of the transaction documents provided and an internal due diligence review. JPMorgan reserves the right to revise, modify, change and supplement the fees quoted herein if the assumptions underlying the activity in the account, level of balances, market volatility or conditions or other factors change from those used to set our fees.

•	The Deposits in the Account shall be continuously invested in a JPMorgan Chase Bank money market deposit account (“MMDA”) or a JPMorgan Chase Bank Cash Compensation account. MMDA and Cash Compensation Accounts have rates of compensation that may vary from time to time based upon market conditions.

•	The Parties acknowledge and agree that they are permitted by U.S. law to make up to six (6) pre-authorized withdrawals or telephonic transfers from an MMDA per calendar month or statement cycle or similar period. If the MMDA can be accessed by checks, drafts, bills of exchange, notes and other financial instruments (“Items”), then no more than three (3) of these six (6) transfers may be made by an Item. The Escrow Agent is required by U.S. law to reserve the right to require at least seven (7) days notice prior to a withdrawal from a money market deposit account.

•	Payment of the invoice is due upon receipt.

EXHIBIT A
[to be placed on Secured Party’s Letterhead]
NOTICE OF EXCLUSIVE CONTROL
                                        20

JPMorgan Chase Bank, N.A. [Address]

Attention:

     Re: Depository Account and Account Control Agreement dated as of                                           (the “Agreement”) among                                                              , as Secured Party,                                                               , as Customer, and JPMorgan Chase Bank, N.A., as Bank, relating to Account No.
Ladies and Gentlemen:
     This constitutes the Notice of Exclusive Control referred to in the above referenced Agreement.

[Secured Party’s Name]

By:
Name:
Title:

EXHIBIT B

AIRCRAFT LEASE AGREEMENT
Dated as of      ,
BETWEEN
as LESSEE
and
INTERNATIONAL LEASE FINANCE CORPORATION
as LESSOR

Aircraft Make and Model:	Used

Aircraft Manufacturer’s Serial Number:

Make and Model of Engines:

Serial Numbers of Engines:	Per Estoppel and Acceptance Certificate
USED AIRCRAFT NO.

ARTICLE 1 SUMMARY OF TRANSACTION	2
1.1 Description of Aircraft	2
1.2 Scheduled Delivery Date and Location	2
1.3 InitialDelete the word Initial if no Extension Option (use Ctrl+Backspace to delete a single word) Lease Term	2
1.4 Lease Extension Option	2
1.5 Security Deposit	2
1.6 Transaction Fee	3
1.7 Rent During InitialDelete the word Initial if no Extension Option (use Ctrl+backspace) Lease Term	3
1.8 Rent During Extension Lease Term	3
1.9 Reserves	3
1.10 Additional Rent for Excess Airframe and Engine Cycles	3
1.11 Country of Aircraft Registration	4
1.12 Agreed Value of Aircraft	4
1.13 LESSOR’s Bank Account	4

ARTICLE 2 DEFINITIONS	5
2.1 General Definitions	5
2.2 Specific Definitions	10

ARTICLE 3 PLACE AND DATE OF DELIVERY	12
3.1 Place of Delivery	12
3.2 Scheduled Delivery Date	12
3.3 Delivery subject to Prior Lessee Delivery	12
3.4 No LESSOR Liability	12
3.5 Total Loss of Aircraft prior to Delivery	12
3.6 Cancellation for Delay	12

ARTICLE 4 LEASE TERM AND EXTENSION OPTION	13
4.1 Initial Lease Term	13
4.2 Lease Extension Option	13
4.3 “Lease Term” and “Expiration Date”	13
4.4 Lease Term	13
4.5 “Expiration Date”	13
4.6 “Termination Date”	13

ARTICLE 5 SECURITY DEPOSIT, TRANSACTION FEE, RENT, RESERVES AND OTHER PAYMENTS	15

i

5.1 Security Deposit	15
5.2 Transaction Fee	16
5.3 LESSOR Costs	16
5.4 Rent	16
5.5 Reserves	16
5.6 Additional Rent for Excess Cycles	17
5.7 LESSOR’s Bank Account	18
5.8 Default Interest	18
5.9 Increase in Rent	18
5.10 No Deductions or Withholdings	18
5.11 Value Added Taxes	19
5.12 Wire Transfer Disbursement Report	19
5.13 Net Lease	19
5.14 Currency Indemnity	20
5.15 LESSOR Performance of LESSEE Obligation	20
5.16 Consideration for Rent and other Amounts	21

ARTICLE 6 DELIVERY CONDITION AND INSPECTION OF AIRCRAFT	22
6.1 LESSEE Selection of Aircraft	22
6.2 Condition at Delivery	22
6.3 LESSEE Inspection of Aircraft at Delivery	22
6.4 Delivery of Aircraft to LESSEE	22
6.5 LESSEE Acceptance of Aircraft	22

ARTICLE 7 PRE-DELIVERY, DELIVERY AND POST-DELIVERY DOCUMENTARY AND OTHER REQUIREMENTS	23
7.1 Pre-Delivery Requirements	23
7.2 Delivery Requirements	24
7.3 Post-Delivery Requirements	25

ARTICLE 8 DISCLAIMERS AND WAIVERS	27
8.1 “As Is, Where Is”	27
8.2 Waiver of Warranty of Description	27
8.3 LESSEE Waiver	28
8.4 Conclusive Proof	28
8.5 No Liability to Repair or Replace	28
8.6 No Waiver	28
8.7 Consideration for Disclaimers and Waivers	28

ARTICLE 9 MANUFACTURERS’ AND VENDORS’ WARRANTIES	30
9.1 Warranties	30
9.2 Warranties for Work Performed during Lease Term	30
9.3 Reassignment	30

9.4 Warranty Claims	30

ARTICLE 10 OPERATION OF AIRCRAFT	31
10.1 Costs of Operation	31
10.2 Compliance with Laws	31
10.3 Training	31
10.4 No Violation of Insurance Policies	31
10.5 Flight and Airport Charges	31

ARTICLE 11 SUBLEASES	33
11.1 No Sublease without LESSOR Consent	33
11.2 LESSOR Costs	33
11.3 Any Approved Sublease	33
11.4 Assignment of Sublease	33
11.5 Application of Cape Town Convention	33
11.6 Wet Leases	34
11.7 Continued Responsibility of LESSEE	34

ARTICLE 12 MAINTENANCE OF AIRCRAFT	35
12.1 General Obligation	35
12.2 Specific Engine Requirements	35
12.3 Specific Obligations	36
12.4 Replacement of Parts	38
12.5 Removal of Engines	38
12.6 Removal of APU	39
12.7 Pooling of Engines, APU and Parts	39
12.8 Installation of Engines on other aircraft	40
12.9 Modifications	40
12.10 Performance of Work by Third Parties	41
12.11 Reporting Requirements	41
12.12 Maintenance Policies and Procedures Manuals	42
12.13 LESSOR Inspection Rights	42

ARTICLE 13 USE OF RESERVES	44
13.1 Airframe Reserves	44
13.2 Engine Performance Restoration Reserves	44
13.3 Engine LLP Reserves	45
13.4 Landing Gear Reserves	45
13.5 APU Reserves	45
13.6 Reimbursement	45
13.7 Reimbursement Adjustment	46
13.8 Costs in Excess of Reserves	47
13.9 Reimbursement after Termination Date	47

ARTICLE 14 TITLE AND REGISTRATION	48
14.1 Title to the Aircraft	48
14.2 Registration of Aircraft	48
14.3 Cape Town Convention	48
14.4 No Other LESSEE filings with International Registry	49
14.5 Filing of this Lease	49
14.6 Evidence of Registration and Filings	49

ARTICLE 15 IDENTIFICATION PLATES	50
15.1 Airframe Identification Plates	50
15.2 Engine Identification Plates	50

ARTICLE 16 TAXES	51
16.1 General Obligation of LESSEE	51
16.2 Exceptions to Indemnity	51
16.3 After-Tax Basis	51
16.4 Timing of Payment	52
16.5 Contests	52
16.6 Refunds	52
16.7 Cooperation in Filing Tax Returns	52
16.8 Survival of Obligations	52

ARTICLE 17 INDEMNITIES	53
17.1 General Indemnity	53
17.2 Exceptions to General Indemnities	54
17.3 After-Tax Basis	54
17.4 Timing of Payment	54
17.5 Subrogation	55
17.6 Notice	55
17.7 Refunds	55
17.8 Defense of Claims	55
17.9 No Double Recovery	55
17.10 Survival of Obligation	55

ARTICLE 18 INSURANCE	56
18.1 Categories of Insurance	56
18.2 Write-back of any Date Recognition Exclusion	56
18.3 Write-backs of Exclusions in LSW555.D and AVN 48C	56
18.4 Third Party War Liability Insurance	56
18.5 Installation of Third Party Engine	56
18.6 LESSOR Coverage for LESSEE’s Employees	57
18.7 Insurance for Indemnities	57

18.8 AVN 67C	57
18.9 AVN 99	57
18.10 Insurance required by Manufacturer	57
18.11 Pre-Delivery Work or Delivery of Aircraft with Spare Engine	57
18.12 Renewal	57
18.13 Assignment of Rights by LESSOR	58
18.14 Deductibles	58
18.15 Insurance for Subleases	58
18.16 Insurance for Wet Lease Operations	58
18.17 Other Insurance	58
18.18 Information	58
18.19 Currency	58
18.20 Grounding of Aircraft	59
18.21 Failure to Insure	59
18.22 Reinsurance	59
18.23 Limit on Hull in favor of LESSEE	59

ARTICLE 19 LOSS, DAMAGE AND REQUISITION	60
19.1 Definitions	60
19.2 Notice of Total Loss	61
19.3 Total Loss of Aircraft or Airframe	61
19.4 Surviving Engine(s)	62
19.5 Total Loss of Engine and not Airframe	62
19.6 Total Loss of APU	63
19.7 Other Loss or Damage	64
19.8 Copies of Insurance and Reinsurance Policies	64
19.9 Government Requisition	64

ARTICLE 20 REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE	66
20.1 Representations and Warranties	66
20.2 Covenants	68

ARTICLE 21 REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSOR	70
21.1 Representations and Warranties	70
21.2 Covenant of Quiet Enjoyment	70

ARTICLE 22 FINANCIAL AND OTHER INFORMATION	71

ARTICLE 23 RETURN OF AIRCRAFT	72
23.1 Date of Return	72
23.2 Last Engine Shop Visits	72

v

23.3 Payments from LESSEE	72
23.4 Technical Report	72
23.5 Return Location	73
23.6 Full Aircraft Documentation Review	73
23.7 Maintenance Policies and Procedures Manuals	73
23.8 Aircraft Inspection	73
23.9 Certificate of Airworthiness Matters	74
23.10 General Condition of Aircraft at Return	75
23.11 Checks Prior to Return	78
23.12 Part Lives	80
23.13 Export and Deregistration of Aircraft	84
23.14 Delay in Return of Aircraft Due to LESSOR Work Requests	84
23.15 LESSEE’s Continuing Obligations	84
23.16 Airport and Navigation Charges	85
23.17 Return Acceptance Receipt	85
23.18 Indemnities and Insurance	85
23.19 Storage	86

ARTICLE 24 ASSIGNMENT	87
24.1 No Assignment by LESSEE	87
24.2 Sale or Assignment by LESSOR	87
24.3 LESSOR’s Lender	87
24.4 LESSEE Cooperation	87
24.5 Advance Consent Under Cape Town Convention	88
24.6 Protections	88

ARTICLE 25 DEFAULT OF LESSEE	89
25.1 LESSEE Notice to LESSOR	89
25.2 Events of Default	89
25.3 LESSOR’s General Rights	91
25.4 Deregistration and Export of Aircraft	92
25.5 Cape Town Convention Remedies	92
25.6 LESSEE Liability for Damages	92
25.7 Waiver of Default	93
25.8 Present Value of Payments	93
25.9 Use of “Termination Date”	93

ARTICLE 26 NOTICES	94
26.1 Manner of Sending Notices	94
26.2 Notice Information	94

ARTICLE 27 GOVERNING LAW AND JURISDICTION	95
27.1 California Law	95

27.2 Non-Exclusive Jurisdiction in California	95
27.3 Personal Jurisdiction	95
27.4 Service of Process	95
27.5 Prevailing Party in Dispute	95
27.6 Future Amendments or Agreements	95
27.7 Waiver	96

ARTICLE 28 MISCELLANEOUS	97
28.1 Transportation of Personnel	97
28.2 Press Releases	97
28.3 LESSOR Performance for LESSEE	97
28.4 LESSOR’s Payment Obligations	97
28.5 Application of Payments	97
28.6 Usury Laws	97
28.7 Third Parties	98
28.8 Delegation by LESSOR	98
28.9 Confidentiality	98
28.10 Rights of Parties	98
28.11 Further Assurances	98
28.12 Translations of Lease	98
28.13 Use of Word “including”	98
28.14 Headings	99
28.15 Invalidity of any Provision	99
28.16 Negotiation	99
28.17 Time is of the Essence	99
28.18 Amendments in Writing	99
28.19 Counterparts	99
28.20 Delivery of Documents by Fax or E-mail	99
28.21 Entire Agreement	99

EXHIBIT A AIRCRAFT DESCRIPTION	101

EXHIBIT B CONDITION AT DELIVERY	102

EXHIBIT C CERTIFICATE OF INSURANCE (FOR LESSOR)	111

EXHIBIT D BROKERS’ LETTER OF UNDERTAKING (FOR LESSOR)	118

EXHIBIT E CERTIFICATE OF INSURANCE (FOR MANUFACTURER)	120

EXHIBIT F AVIATION AUTHORITY UNDERTAKING LETTER	125

EXHIBIT G ESTOPPEL AND ACCEPTANCE CERTIFICATE	126

EXHIBIT H OPINION OF COUNSEL	133

EXHIBIT I FORM OF POWER OF ATTORNEY	137

EXHIBIT J FORM OF CAPE TOWN POWER OF ATTORNEY	139

AIRCRAFT LEASE AGREEMENT
     THIS AIRCRAFT LEASE AGREEMENT (together with all Exhibits hereto, the “Lease”) is made and entered into as of      ,
     BETWEEN:
     , a company whose principal place of business is at , (“LESSEE”); and
     INTERNATIONAL LEASE FINANCE CORPORATION, a California corporation whose principal place of business is at 10250 Constellation Boulevard, 34th Floor, Los Angeles, California 90067, United States of America (“LESSOR”).
     The subject matter of this Lease is one used aircraft. In consideration of and subject to the mutual covenants, terms and conditions contained in this Lease, LESSOR hereby agrees to lease to LESSEE and LESSEE hereby agrees to lease from LESSOR the aircraft and the parties further agree as follows:
RECITALS

     ARTICLE 1 SUMMARY OF TRANSACTION
     The following is a summary of the lease transaction between LESSEE and LESSOR. It is set forth for the convenience of the parties only and will not be deemed in any way to amend, detract from or simplify the other provisions of this Lease.
1.1 Description of Aircraft
          1 used aircraft
1.2 Scheduled Delivery Date and Location
          On or about at
1.3 Initial Lease Term
1.4 Lease Extension Option
          Lease extension options of each
1.5 Security Deposit
          US$, payable as follows (in U.S. Dollars):

Payment Date	Amount

Payment Date	Amount

ARTICLE 1
SUMMARY OF TRANSACTION

1.6 Transaction Fee
          US$, payable within two business days after execution of this Lease
1.7 Rent During Initial Lease Term
          US$per payable in advance
1.8 Rent During Extension Lease Term
          US$per payable in advance
1.9 Reserves

Type of Reserves	Amount of Reserves
Airframe Reserves:	US$ per calendar month
Engine Performance	US$ per engine flight hour for each engine
Restoration Reserves:	US$ per engine cycle for each engine
Engine LLP Reserves:	US$ per calendar month
Landing Gear Reserves:	US$ per APU hour
APU Reserves:
1.10 Additional Rent for Excess Airframe and Engine Cycles
ARTICLE 1
SUMMARY OF TRANSACTION

US$ for each cycle the airframe and US$ for each cycle an engine operated during a calendar year in excess of the maximum number of cycles which would result from an hour/cycle ratio of
1.11 Country of Aircraft Registration
1.12 Agreed Value of Aircraft
          US$
1.13 LESSOR’s Bank Account
International Lease Finance Corporation
Account No. 910-274-9067
JPMorgan Chase Bank
270 Park Avenue
New York, New York 10017
ABA# 021000021
ARTICLE 1
SUMMARY OF TRANSACTION

     ARTICLE 2 DEFINITIONS
     Except where the context otherwise requires, the following words have the following meanings for all purposes of this Lease. The definitions are equally applicable to the singular and plural forms of the words. Any agreement defined below or in this Lease includes each amendment, modification, supplement and waiver thereto in effect from time to time.
2.1 General Definitions.
          “Aircraft” means the Airframe, Engines, APU, Parts and Aircraft Documentation, collectively. As the context requires, “Aircraft” may also mean the Airframe, any Engine, the APU, any Part, the Aircraft Documentation or any part thereof individually. For example, in the context of return to LESSOR the term “Aircraft” means the Airframe, Engines, APU, Parts and Aircraft Documentation collectively, yet in the context of LESSEE not creating any Security Interests other than Permitted Liens on the Aircraft, the term “Aircraft” means any of the Airframe, any Engine, the APU, any Part or the Aircraft Documentation individually.
          “Aircraft Documentation” means all (a) log books, Aircraft records, manuals and other documents provided to LESSEE in connection with the Aircraft, (b) documents listed in the Estoppel and Acceptance Certificate and Exhibit O and (c) any other documents required to be maintained during the Lease Term and until the Termination Date by the Aviation Authority, LESSEE’s Maintenance Program or this Lease.
          “Airframe” means the airframe listed in the Estoppel and Acceptance Certificate executed at Delivery together with all Parts relating thereto (except Engines or engines and the APU).
          “Airworthiness Directives” or “ADs” means all airworthiness directives (or equivalent) applicable to the Aircraft issued by any one or more of the Aviation Authority, DGAC, FAA and EASA.
          “APU” means (a) the auxiliary power unit of the Aircraft listed in the Estoppel and Acceptance Certificate executed at Delivery, (b) any replacement auxiliary power unit acquired by LESSOR and leased to LESSEE pursuant to Article 19.6 following a Total Loss of the APU and (c) all Parts installed in or on such APU at Delivery (or substituted, renewed or replacement Parts in accordance with this Lease) so long as title thereto is or remains vested in LESSOR in accordance with the terms of Article 12.4.
          “Aviation Authority” means the or any Government Entity which under the Laws of from time to time has control over civil aviation or the registration, airworthiness or operation
ARTICLE 2
DEFINITIONS

of aircraft in . If the Aircraft is registered in a country other than , “Aviation Authority” means the agency which regulates civil aviation in such other country.
          “Aviation Documents” means any or all of the following which at any time may be obtainable from the Aviation Authority: (a) if required, a temporary certificate of airworthiness from the Aviation Authority allowing the Aircraft to be flown after Delivery to the State of Registration, (b) an application for registration of the Aircraft with the appropriate authority in the State of Registration, (c) the certificate of registration for the Aircraft issued by the State of Registration, (d) a full certificate of airworthiness for the Aircraft specifying transport category (passenger), (e) an air transport license, (f) an air operator’s certificate, (g) such recordation of LESSOR’s title to the Aircraft and interest in this Lease as may be available in the State of Registration and (h) all such other authorizations, approvals, consents and certificates in the State of Registration as may be required to enable LESSEE lawfully to operate the Aircraft.
          “Basic Engine” means, with respect to an Engine, the Engine manufacturer’s engine modules, components and systems as specified in the Engine manufacturer’s delivered bill of material for that engine model. The “Basic Engine” does not include the nacelle, installed components related to the Aircraft systems, thrust reversers, quick engine components (QEC), primary exhaust nozzle or any other Parts which are not considered by the Engine manufacturer to be part of a “basic engine”.
          “Business Day” means a day other than a Saturday or Sunday on which the banks in the city where LESSOR’s Bank is located are open for the transaction of business of the type required by this Lease.
          “Cape Town Convention” means both the Convention and the Protocol.
          “Consolidated Text” means the Consolidated Text of the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters specific to Aircraft Equipment.
          “Convention” means the Convention on International Interests in Mobile Equipment which was adopted on November 16, 2001 at a diplomatic conference held in Cape Town, South Africa as it may be amended from time to time.
          “Creditor” means any lessor, owner, bank, lender, mortgagee or other Person which is the owner of or has any interest in an aircraft engine or aircraft operated by LESSEE.
          “Creditor Agreement” means the applicable agreement between a Creditor and LESSEE or between Creditors pursuant to which such Creditor owns, leases or has an interest in either an aircraft operated by LESSEE on which an Engine may be installed or in an aircraft engine which may be installed on the Airframe.
ARTICLE 2
DEFINITIONS

          “Default” means any event which, upon the giving of notice, the lapse of time and/or a relevant determination, would constitute an Event of Default.
          “Delivery” means the delivery of the Aircraft from Prior Lessee to LESSOR and the simultaneous delivery of the Aircraft from LESSOR to LESSEE pursuant to Articles 3 and 6.
          “Delivery Check” means the accomplishment of all tasks which are necessary pursuant to the MPD (including all non-routine work generated as a result of performance of such MPD tasks) to clear the Aircraft for months, hours and cycles of operation from the Delivery Date. If pursuant to the MPD, the performance interval for a task is shorter than every months, hours or cycles, then such task will also be performed. For avoidance of doubt, if the inspection interval pursuant to the MPD for a particular task only refers to one or two of the three measurements above (i.e., months, hours or cycles), then only those particular measurements referred to in the MPD will be utilized in determining whether the task must be performed.
          “Delivery Date” means the date on which Delivery takes place.
          “DGAC” means the French Direction Générale de l’Aviation Civile or any successor thereto.
          “Dollars”, “$” and “US$” mean the lawful currency of the U.S.
          “EASA” means the European Aviation Safety Agency or any successor thereto. Where it is stated in this Lease that a repair station or a repair, overhaul or maintenance facility will be an “EASA-approved” station or facility, such station or facility must be approved by EASA to perform maintenance and repair work on the Aircraft, an Engine or Part submitted to it for maintenance or repair, as applicable.
          “Engine” means (a) each of the engines listed on the Estoppel and Acceptance Certificate; (b) any replacement engine acquired by LESSOR and leased to LESSEE pursuant to Article 19.5 following a Total Loss of an Engine; and (c) all Parts installed in or on any of such engines at Delivery (or substituted, renewed or replacement Parts in accordance with this Lease) so long as title thereto is or remains vested in LESSOR in accordance with the terms of Article 12.4.
          “Eurocontrol” means the European Organization for the Safety of Air Navigation established by the Convention related to the Co-operation for the Safety of Air Navigation (Eurocontrol) signed on December 13, 1960, as amended.
          “Event of Default” means any of the events referred to in Article 25.2.
          “FAA” means the Federal Aviation Administration of the U.S. Department of Transportation or any successor thereto under the Laws of the U.S. Where it is stated in this
ARTICLE 2
DEFINITIONS

Lease that a repair station or a repair, overhaul or maintenance facility will be an “FAA-approved” station or facility, such station or facility must be approved by the FAA to perform maintenance and repair work on the Aircraft, an Engine or Part, as applicable.
          “FARs” means the U.S. Federal Aviation Regulations embodied in Title 14 of the U.S. Code of Federal Regulations, as amended from time to time, or any successor regulations thereto.
          “Geneva Convention” means the Convention on the International Recognition of Rights in Aircraft signed in Geneva, Switzerland on June 19, 1948.
          “Government Entity” means any (a) national, state or local government, (b) board, commission, department, division, instrumentality, court, agency or political subdivision thereof or (c) association, organization or institution of which any of the entities listed in (a) or (b) is a member or to whose jurisdiction any such entity is subject.
          “HMV Task” means any task required under the Maintenance Program or the MPD which has a performance interval of greater than any of the following: months, hours or cycles of operation.
          “International Registry” means the international registration facilities established for the purposes of the Cape Town Convention.
          “Landing Gear” means the installed main and nose landing gear, components and their associated actuators, side braces and parts.
          “Law” means any (a) statute, decree, constitution, regulation, order or directive of any Government Entity, (b) treaty, pact, compact or other agreement to which any Government Entity is a signatory or party, (c) judicial or administrative interpretation or application of any of the foregoing or (d) any binding judicial precedent having the force of law.
          “LESSOR’s Lien” means any Security Interest created by LESSOR.
          “Maintenance Program” means LESSEE’s maintenance program as approved by the Aviation Authority or such other maintenance program as LESSOR may, in its discretion, accept in writing.
          “Manufacturer” means .
          “Modification” means any modification, alteration or addition to or removal from the Aircraft, regardless of cost.
          “Module Performance Restoration” means .
ARTICLE 2
DEFINITIONS

          “MPD” means the then-current Maintenance Planning Document published by Manufacturer and applicable to the Aircraft. With respect to the hour/cycle/calendar time limitation of Parts and inspections, references to the MPD mean the most restrictive limitation set forth therein.
          “Overhaul” means the full reconditioning of the Aircraft, an Engine, the APU, Landing Gear, module or Part, as the case may be, in which such equipment has been fully disassembled, cleaned, thoroughly inspected and returned to the highest standard specified by the applicable manufacturer’s manual.
          “Part” means any part, component, appliance, system module, engine module, accessory, material, instrument, communications equipment, furnishing, LESSEE-furnished or LESSOR-purchased equipment or other item of equipment (other than complete Engines or engines or the APU) for the time being installed in or attached to the Airframe, any Engine or the APU or which, having been removed from the Airframe, any Engine or the APU, remains the property of LESSOR.
          “Permitted Lien” means (a) LESSOR’s Liens; (b) Security Interests arising in the ordinary course of LESSEE’s business for Taxes either not yet assessed or, if assessed, not yet due or being contested in good faith in accordance with Article 16.5 or (c) materialmen’s, mechanics’, workmen’s, repairmen’s, employees’ liens or similar Security Interests arising by operation of Law after the Delivery Date in the ordinary course of LESSEE’s business for amounts which are either not yet due or are being contested in good faith by appropriate proceedings (and for which adequate reserves have been made or, when required in order to pursue such proceedings, an adequate bond has been provided) so long as such proceedings do not involve any danger of sale, forfeiture or loss of the Aircraft.
          “Person” means any individual, firm, partnership, joint venture, trust, corporation, company, Government Entity, committee, department, authority or any body, incorporated or unincorporated, whether having distinct legal personality or not.
          “Prime Rate” means the rate of interest from time to time announced by JPMorgan Chase Bank in New York as its prime commercial lending rate.
          “Prior Lessee” means .
          “Prior Lessee Lease Agreement” means the aircraft lease agreement between Prior Lessee and LESSOR pursuant to which Prior Lessee leased the Aircraft from LESSOR.
          “Prohibited Country” means any country to which the export and/or use of a aircraft with engines attached thereto is not permitted under (a) any United Nations sanctions, (b) the Council Regulation (EC) No. 149/2003 which updates and amends Council Regulation
ARTICLE 2
DEFINITIONS

(EC) 1334/2000, (c) the United States Export Administration Act 1979 (as amended) or any successor legislation and/or the Export Administration Regulations promulgated thereunder, (d) where applicable, the various regulations administered from time to time by the Office of Foreign Assets Control of the U.S. Treasury Department, (e) any similar or corresponding legislation then in effect in the U.S., the United Kingdom, France, Spain or Germany or (f) any subsequent United Nations Sanctions Orders the effect of which prohibits or restricts the export and/or use of aircraft with engines attached thereto to such country.
          “Protocol” means the Protocol to the Convention on International Interests in Mobile Equipment on Matters specific to Aircraft Equipment which was adopted on November 16, 2001 at a diplomatic conference held in Cape Town, South Africa, as it may be amended from time to time.
          “Qualified Performance Restoration” means a Module Performance Restoration performed on the modules of an Engine.
          “Return Check” means the accomplishment of all tasks which are necessary pursuant to the MPD (including all non-routine work generated as a result of performance of such MPD tasks) to clear the Aircraft for months, hours and cycles of operation from the Termination Date. If pursuant to the MPD, the performance interval for a task is shorter than every months, hours or cycles of operation, then such task will also be performed. For avoidance of doubt, if the inspection interval pursuant to the MPD for a particular task only refers to one or two of the three measurements above (i.e., months, hours or cycles), then only those particular measurements referred to in the MPD will be utilized in determining whether the task must be performed.
          “Security Interest” means any encumbrance or security interest, however and wherever created or arising including (without prejudice to the generality of the foregoing) any right of ownership, security, mortgage, pledge, charge, encumbrance, lease, lien, statutory or other right in rem, hypothecation, title retention, attachment, levy, claim or right of possession or detention.
          “State of Registration” means or such other country or state of registration of the Aircraft as LESSOR may, in its absolute discretion, approve in writing.
          “Technical Evaluation Report” means a written report in form and substance requested by LESSOR regarding the Engines, APU and Parts and the technical status and condition of the Aircraft.
          “U.S.” or “U.S.A.” means the United States of America.
          2.2 Specific Definitions. The following terms are defined in the Articles referenced below:
ARTICLE 2
DEFINITIONS

Terms	Article
Agreed Value	19.1
Airframe Reserves	5.5.1
APU Reserves	5.5.1
Default Interest	5.8
Delivery Location	3.1
Engine LLP Reserves	5.5.1
Engine Performance Restoration Reserves	5.5.1
Expenses	17.1
Expiration Date	4.3, 4.5
Extension Lease Term	4.2
Future Agreements	27.6
Indemnitees	17.1
Initial Lease Term	4.1
Landing Gear Reserves	5.5.1
Lease Term	4.3, 4.4
LESSEE AD Compliance Period	23.10.14
LESSOR’s Assignee	24.2.1
LESSOR’s Bank	5.7
LESSOR’s Lender	24.3
Net Total Loss Proceeds	19.1
OEM Parts	12.2.2
Operative Documents	20.1.3
PMA Parts	12.2.2
Rent	5.4.1
Reserves	5.5.1
Scheduled Delivery Date	3.2
Security Deposit	5.1.1
Taxes	16.1
Termination Date	4.6
Total Loss	19.1
Total Loss Date	19.1
Total Loss Proceeds	19.1
Transaction Fee	5.2
Waste Expense	13.3
ARTICLE 2
DEFINITIONS

     ARTICLE 3 PLACE AND DATE OF DELIVERY
3.1 Place of Delivery. LESSOR will deliver the Aircraft to LESSEE at in or such other place as may be agreed in writing between the parties (the “Delivery Location”).
3.2 Scheduled Delivery Date. As of the date of this Lease, delivery of the Aircraft from Prior Lessee to LESSOR and LESSOR to LESSEE is scheduled to occur on or about . LESSOR will notify LESSEE from time to time and in a timely manner of the exact date on which LESSOR expects Delivery to take place (the “Scheduled Delivery Date”).
3.3 Delivery subject to Prior Lessee Delivery. LESSOR and LESSEE expressly acknowledge that Delivery of the Aircraft to LESSEE is subject to and conditioned upon redelivery of the Aircraft by Prior Lessee to LESSOR in accordance with the terms of the Prior Lessee Lease Agreement.
3.4 No LESSOR Liability. LESSOR will not be liable for any loss or expense, or any loss of profit, arising from any delay or failure in Delivery to LESSEE unless such delay or failure arises as a direct consequence of the willful misconduct of LESSOR, and in no event will LESSOR be liable for any delay or failure which is caused by any breach or delay on the part of Prior Lessee.
3.5 Total Loss of Aircraft prior to Delivery. If a Total Loss of the Aircraft occurs prior to Delivery, neither party will have any further liability to the other except that LESSOR will return to LESSEE the Security Deposit in accordance with Article 5.1.3 and any prepaid Rent.
3.6 Cancellation for Delay. Promptly after LESSOR becomes aware that a delay will cause Delivery to be delayed beyond , LESSOR will notify LESSEE. By written notice given to the other party within 10 Business Days after LESSEE’s receipt of such LESSOR notice, either party may terminate this Lease and this Lease will terminate on the date of receipt of such notice. In the event of such termination, neither party will have any further liability to the other party except that LESSOR will return to LESSEE the Security Deposit in accordance with Article 5.1.3 and any prepaid Rent. If neither party gives notice of termination within such 10 Business Days, both parties lose all right to terminate under this Article 3.6 unless otherwise agreed in writing by the parties.
ARTICLE 3
PLACE AND DATE OF DELIVERY

     ARTICLE 4 LEASE TERM AND EXTENSION OPTION
4.1 Initial Lease Term. The term of leasing of the Aircraft will commence on the Delivery Date and continue for an initial lease term of (the “Initial Lease Term”).
4.2 Lease Extension Option. So long as no Default or Event of Default has occurred and is continuing hereunder on the date of exercise of the option or at any time from such date to the commencement date of the lease term with respect to such option, LESSEE will have options to extend the term of the Lease for a period of each from the then-existing Expiration Date (the “Extension Lease Term”). In order to exercise an option, LESSEE must give written notice to LESSOR not less than 10 months prior to the then-existing Expiration Date of this Lease. Any notice given by LESSEE in accordance herewith will be irrevocable.
4.3 “Lease Term” and “Expiration Date”. “Lease Term” means the term of leasing commencing on the Delivery Date and terminating on the Expiration Date. “Expiration Date” means the date on which LESSEE is required to redeliver the Aircraft to LESSOR in the condition required by this Lease on the last day of the Initial Lease Term or Extension Lease Term, if and as applicable.
4.4 Lease Term. The term of leasing of the Aircraft will commence on the Delivery Date and continue for a term of (“Lease Term”).
4.5 “Expiration Date”. “Expiration Date” means the date on which LESSEE is required to redeliver the Aircraft to LESSOR in the condition required by this Lease on the last day of the Lease Term.
4.6 “Termination Date”. If LESSEE returns the Aircraft to LESSOR on the Expiration Date in the condition required by Article 23, then “Termination Date” has the same meaning as “Expiration Date”. If LESSEE does not do so, then “Termination Date” means the date on which the first of the following events occurs:
4.6.1	there is a Total Loss of the Aircraft prior to Delivery pursuant to Article 3.5;

4.6.2	cancellation of this Lease occurs pursuant to Article 3.6;

4.6.3	there is a Total Loss of the Aircraft and payment is made to LESSOR in accordance with Article 19.3;

4.6.4	prior to the Expiration Date, LESSOR repossesses the Aircraft or otherwise terminates this Lease and recovers possession and control of the Aircraft following an Event of Default;
ARTICLE 4
LEASE TERM AND EXTENSION OPTION

4.6.5	an Event of Default occurs hereunder by LESSEE returning the Aircraft in the condition required by this Lease after the Expiration Date; or

4.6.6	after the Expiration Date, LESSOR repossesses the Aircraft or otherwise terminates this Lease and recovers possession and control of the Aircraft following an Event of Default.
ARTICLE 4
LEASE TERM AND EXTENSION OPTION

ARTICLE 5 SECURITY DEPOSIT, TRANSACTION FEE, RENT, RESERVES AND OTHER PAYMENTS
5.1 Security Deposit.
5.1.1	LESSEE will pay LESSOR a security deposit of US$ for its lease of the Aircraft (the “Security Deposit”). The Security Deposit is payable as follows (in US$):

Payment Date	Amount

5.1.2	The Security Deposit may be commingled with LESSOR’s general funds and any interest earned on such Security Deposit will be for LESSOR’s account. If the Security Deposit is reduced below the required amount by application to meet LESSEE’s unperformed obligations under this Lease, LESSEE will replenish the Security Deposit within 10 days after LESSOR’s demand therefor. The Security Deposit will serve as security for the performance by LESSEE of its obligations under this Lease and any other agreements between LESSEE and LESSOR or any direct or indirect subsidiary of International Lease Finance Corporation relating to aircraft, engines, aircraft equipment or the extension of credit and may be applied by LESSOR upon the occurrence of a Default or Event of Default hereunder or of a default by LESSEE under any such other agreements.
5.1.3	Upon termination of this Lease in accordance with Article 4.6 other than if an Event of Default has occurred and is continuing, LESSOR will return to LESSEE the amount of the Security Deposit then held by LESSOR (so long as no default by LESSEE exists under any other agreement between LESSEE and LESSOR relating to aircraft, engines or aircraft equipment or the extension of credit), without interest, less an amount determined by LESSOR to be a reasonable estimate of the costs, if any, which LESSOR will incur to remedy any unperformed obligations of LESSEE
ARTICLE 5
SECURITY DEPOSIT, TRANSACTION FEE,
RENT, RESERVES AND OTHER PAYMENTS

under this Lease, including the correction of any discrepancies from the required condition of the Aircraft on return of the Aircraft.
5.2 Transaction Fee. Within two Business Days after execution of this Lease, LESSEE will pay LESSOR a nonrefundable transaction fee of US$ (the “Transaction Fee”).
5.3 LESSOR Costs. LESSEE will reimburse LESSOR for LESSOR’s out-of-pocket costs in connection with any legal opinion obtained by LESSOR with respect to this Lease and registration and repossession of the Aircraft in the State of Registration.
5.4 Rent.
5.4.1	LESSEE will pay LESSOR the following amounts in advance as rent for the Aircraft (“Rent”):

Period of Lease Term	Amount of Rent
Initial Lease Term	US$
Extension Lease Term	US$
5.4.2	The first payment of Rent during the Lease Term will be paid no later than Business Days prior to the Scheduled Delivery Date. Each subsequent payment of Rent will be due thereafter no later than the same day of the month as the Delivery Date of the Aircraft except that, if such day is not a Business Day, the Rent will be due on the immediately preceding Business Day. If Delivery occurred on the 29th, 30th or 31st of the month and in any given month during the Lease Term in which a Rent payment is due there is no such corresponding date, Rent will be payable on the last Business Day of such month.
5.5 Reserves.
5.5.1	LESSEE will pay to LESSOR supplemental Rent, based on LESSEE’s use of the Aircraft during the Lease Term, in the form of the following reserves in the following amounts (individually, “Airframe Reserves”, “Engine Performance Restoration Reserves”, “Engine LLP Reserves”, “Landing Gear Reserves” and “APU Reserves”, and collectively “Reserves”):

Type of Reserves	Amount of Reserves
Airframe Reserves:	US$ per calendar month

Engine Performance Restoration Reserves:	US$ per Engine flight hour for each Engine (payable when the Engine is utilized on the Aircraft or another aircraft)
ARTICLE 5
SECURITY DEPOSIT, TRANSACTION FEE,
RENT, RESERVES AND OTHER PAYMENTS

Type of Reserves	Amount of Reserves
Engine LLP Reserves:	US$ per Engine cycle for each Engine (payable when the Engine is utilized on the Aircraft or another aircraft)

Landing Gear Reserves:	US$ per calendar month

APU Reserves:	US$ per APU hour (payable when the APU is utilized on the Aircraft or another aircraft)
5.5.2	All Reserves will be paid on or before the 10th day of the calendar month next following the month in which the Delivery Date occurs and on or before the 10th day of each succeeding calendar month for flying performed during the calendar month prior to payment and for the calendar-based Reserves pertaining to such prior calendar month. All Reserves pertaining to the month in which the Termination Date occurs will be paid on the Termination Date, unless otherwise agreed by the parties.

5.5.3	No interest will accrue or be paid at any time to LESSEE on such Reserves and, subject to LESSOR’s obligations under Article 13, LESSOR may commingle the Reserves with LESSOR’s general funds.
5.6 Additional Rent for Excess Cycles. If in any calendar year (or portion thereof) of the Lease Term the Airframe or any Engine operated more cycles than the maximum number of cycles which would result from an hour/cycle ratio of , LESSEE will pay LESSOR as additional Rent US$ for each Airframe cycle and US$ for each Engine cycle the Airframe and any Engine actually operated during such calendar year (or portion thereof) in excess of the number of cycles which result from an hour/cycle ratio of . A calculation will be made as of December 31 of each year and as of the Termination Date and such additional Rent will be due and payable by LESSEE on the date on which the next Reserves payment is due following such hour/cycle calculation period.
Example: If the Airframe operated hours in a calendar year, it would have cycles resulting from an hour/cycle ratio of . If in fact the Airframe operated cycles in such calendar year, the Airframe operated excess cycles in such calendar year and LESSEE will pay LESSOR US$ ( excess cycles x US$ = US$).
Similarly, if an Engine operated cycles in such calendar year, such Engine operated excess cycles in such calendar year and LESSEE will pay LESSOR US$ ( excess cycles x US$ = US$).
ARTICLE 5
SECURITY DEPOSIT, TRANSACTION FEE,
RENT, RESERVES AND OTHER PAYMENTS

5.7 LESSOR’s Bank Account. The Security Deposit, Transaction Fee, Rent, Reserves and any other payment due under this Lease will be paid by wire transfer of immediately available U.S. Dollar funds to LESSOR’s bank account at:
International Lease Finance Corporation
Account No. 910-274-9067
JPMorgan Chase Bank
270 Park Avenue
New York, New York 10017
ABA# 021000021
or to such other bank account as LESSOR may from time to time designate by written notice (“LESSOR’s Bank”). When it is stated in this Lease that an installment of the Security Deposit, the Rent, Reserves or any other payment is due or must be paid or made by LESSEE by a specific date, then such payment actually must be received by LESSOR’s Bank on or before such specific date, even if, in order for such payment to be received by LESSOR’s Bank by such specific date, LESSEE must initiate the wire transfer prior to such specific date.
5.8 Default Interest. If LESSOR’s Bank does not receive the Rent or any other amount on or before the specific date when due, LESSOR will suffer loss and damage the exact nature and amount of which are difficult or impossible to ascertain. LESSEE will pay LESSOR as supplemental Rent (by way of agreed compensation and not as a penalty) interest on any due and unpaid amounts payable by LESSEE under this Lease. Interest will be calculated at a per annum rate (based on a 360-day year) which is equal to 5% plus the Prime Rate in effect on the date on which the amount was originally due for the period from the date the amount originally was due through the date the amount actually is received at LESSOR’s Bank or, in the case of LESSOR’s performance of LESSEE’s obligations hereunder, from the date of payment by LESSOR through the date of LESSEE’s repayment to LESSOR (“Default Interest”). Default Interest will accrue on a day-to-day basis and be compounded monthly.
5.9 Increase in Rent. If, at any time during the Lease Term, either (a) LESSEE fails to make any three consecutive payments of Rent, Reserves or Security Deposit installments (or any combination thereof) as and when required by the Lease or (b) any single Rent, Reserves or Security Deposit installment payment remains due and unpaid for more than 90 days, then the Rent payable by LESSEE in accordance with Article 5.4.1 will automatically increase by 3% for the remainder of the Lease Term, commencing with the Rent payable immediately after the first to occur of (a) or (b) above. Nothing in this Article 5.9 will limit LESSOR’s right to receive Default Interest on such late payments or LESSOR’s rights and remedies pursuant to Article 25 on account of such Events of Default.
5.10 No Deductions or Withholdings. All payments by LESSEE under this Lease, including the Security Deposit, Transaction Fee, Rent, Reserves, Default Interest, fees,
ARTICLE 5
SECURITY DEPOSIT, TRANSACTION FEE,
RENT, RESERVES AND OTHER PAYMENTS

indemnities or any other item, will be made in full without any deduction or withholding whether in respect of set-off, counterclaim, duties, or Taxes (as defined in Article 16) imposed in the State of Registration or any jurisdiction from which such payments are made unless LESSEE is prohibited by Law from doing so, in which event LESSEE will gross up the payment amount such that the net payment received by LESSOR after any deduction or withholding equals the amounts called for under this Lease. LESSEE will also do all of the following:
5.10.1	Ensure that the deduction or withholding does not exceed the minimum amount legally required;

5.10.2	Pay to the relevant Government Entities within the period for payment permitted by applicable Law the full amount of the deduction or withholding (including the full amount of any deduction or withholding from any additional amount paid pursuant hereto); and

5.10.3	Furnish to LESSOR within 30 days after each payment an official receipt of the relevant Government Entities involved for all amounts so deducted or withheld.
5.11 Value Added Taxes. The Rent and other amounts payable by LESSEE under this Lease are exclusive of any value added tax, turnover tax or similar tax or duty.
5.12 Wire Transfer Disbursement Report. At the time of each Rent or other payment, LESSEE will advise LESSOR in writing of the payment being made by LESSEE and the allocation of such payment to the Security Deposit, Rent, Reserves, Default Interest and other charges. Notwithstanding the allocation set forth in LESSEE’s report, in the event LESSEE is in default under this Lease, LESSOR will have complete discretion to allocate LESSEE’s payments as LESSOR determines.
5.13 Net Lease.
5.13.1	This Lease is a net lease and LESSEE’s obligation to pay Rent and make other payments in accordance with this Lease will be absolute and unconditional under any and all circumstances and regardless of other events, including the following:
(a) any right of set-off, counterclaim, recoupment, defense or other right (including any right of reimbursement) which LESSEE may have against LESSOR, Prior Lessee, Manufacturer, the Engine manufacturer or any other person for any reason, including any claim LESSEE may have for the foregoing;
(b) unavailability or interruption in use of the Aircraft for any reason, including a requisition thereof or any prohibition or interference with or other restriction against LESSEE’s use, operation or possession of the Aircraft (whether by Law or
ARTICLE 5
SECURITY DEPOSIT, TRANSACTION FEE,
RENT, RESERVES AND OTHER PAYMENTS

otherwise), any defect in title, airworthiness, merchantability, fitness for any purpose, condition, design, specification or operation of any kind or nature of the Aircraft, the ineligibility of the Aircraft for any particular use or trade or for registration under the Laws of any jurisdiction or Total Loss of the Aircraft;
(c) insolvency, bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, liquidation, receivership, administration or similar proceedings by or against LESSOR, LESSEE, Prior Lessee, Manufacturer, the Engine manufacturer or any other Person;
(d) invalidity or unenforceability or lack of due authorization of or other defect in this Lease;
(e) failure or delay on the part of any party to perform its obligations under this Lease; or
(f) any other circumstance which but for this provision would or might have the effect of terminating or in any other way affecting any obligation of LESSEE hereunder.
5.13.2	Nothing in Article 5.13 will be construed to limit LESSEE’s rights and remedies in the event of LESSOR’s breach of its covenant of quiet enjoyment set forth in Article 21.2 or to limit LESSEE’s rights and remedies to pursue in a court of law any claim it may have against LESSOR or any other Person.
5.14 Currency Indemnity. If under any applicable Law, whether as a result of a judgment against LESSEE or the liquidation of LESSEE or for any other reason, any payment hereunder is required to be made or recovered in a currency other than Dollars then, to the extent that the payment (when converted into Dollars at the “rate of exchange” on the date of payment or, in the case of a liquidation, the latest date for the determination of liabilities permitted by the applicable Law) falls short of the amount payable under this Lease, LESSEE will as a separate and independent obligation, fully indemnify LESSOR against the amount of the shortfall. If the amount received by LESSOR upon converting the payment into Dollars exceeds the amount payable under this Lease, LESSOR will remit such excess to LESSEE. For the purposes of this paragraph “rate of exchange” means the rate at which LESSOR is able on the relevant date to purchase Dollars in New York or London (at LESSOR’s option) with such other currency.
5.15 LESSOR Performance of LESSEE Obligation. If LESSEE fails to make any payment under this Lease to a third party in connection with the Aircraft or fails to perform any other obligation required under this Lease, LESSOR may (but is not required to) at its election and without waiver of its rights perform such obligation and/or pay such amount. Within five Business Days after written notice to LESSEE of the amount paid by LESSOR on behalf of LESSEE, LESSEE will repay such amount to LESSOR together with Default Interest. Such
ARTICLE 5
SECURITY DEPOSIT, TRANSACTION FEE,
RENT, RESERVES AND OTHER PAYMENTS

payment to LESSOR will constitute additional Rent payable by LESSEE to LESSOR hereunder. Any payment, performance or compliance by LESSOR of a LESSEE obligation hereunder will not affect the occurrence or continuance of a Default or Event of Default, as the case may be.
5.16 Consideration for Rent and other Amounts. The amount of the Rent and other payments contained in this Lease are in consideration of LESSEE’s waiver of warranties and acceptance of the disclaimers and LESSEE’s provision of indemnities set forth in Articles 8 and 17, respectively, and the other provisions of this Lease.
ARTICLE 5
SECURITY DEPOSIT, TRANSACTION FEE,
RENT, RESERVES AND OTHER PAYMENTS

     ARTICLE 6 DELIVERY CONDITION AND INSPECTION OF AIRCRAFT
6.1 LESSEE Selection of Aircraft. LESSEE COVENANTS TO LESSOR THAT LESSEE HAS USED ITS OWN JUDGMENT IN SELECTING THE AIRCRAFT AND HAS DONE SO BASED ON ITS SIZE, DESIGN AND TYPE. LESSEE ACKNOWLEDGES THAT LESSOR IS NOT A MANUFACTURER, REPAIRER OR SERVICING AGENT OF THE AIRCRAFT.
6.2 Condition at Delivery. LESSOR has advised LESSEE that at Delivery the Aircraft will be as set forth in Exhibit A and in the condition set forth in Exhibit B. To the extent that at Delivery there are non-substantial or minor deviations from the condition set forth in Exhibit B which do not affect the airworthiness of the Aircraft, LESSEE will nonetheless accept the Aircraft and LESSEE and LESSOR will adjust the return conditions of the Aircraft set forth in Article 23 accordingly.
6.3 LESSEE Inspection of Aircraft at Delivery. LESSEE will have the ground inspection and acceptance flight rights set forth in Exhibit B. LESSEE acknowledges that, as between LESSEE and LESSOR, in accepting the Aircraft LESSEE is relying on its own inspection and knowledge of the Aircraft in determining whether the Aircraft meets the requirements of this Lease.
6.4 Delivery of Aircraft to LESSEE. Subject to LESSEE having performed all of the conditions precedent to Delivery set forth in this Lease (or LESSOR’s waiver of one or more of such conditions precedent), immediately following redelivery of the Aircraft from Prior Lessee to LESSOR, LESSOR will deliver the Aircraft to LESSEE at the Delivery Location. Upon tender of the Aircraft by LESSOR to LESSEE in the condition required by Article 6.2, LESSEE will accept the Aircraft and the date of tender by LESSOR to LESSEE will be deemed to be the Delivery Date for all purposes under this Lease, including the commencement of LESSEE’s obligation to pay Rent hereunder. However, nothing in this Lease will obligate LESSOR to deliver the Aircraft to LESSEE if LESSEE has not complied with the conditions contained in Articles 7.1 and 7.2.
6.5 LESSEE Acceptance of Aircraft. If LESSEE fails to (a) comply with the conditions contained in Articles 7.1 and 7.2 so as to allow Delivery to take place immediately following redelivery of the Aircraft by Prior Lessee to LESSOR or (b) take delivery of the Aircraft when properly tendered for delivery by LESSOR in the condition required hereunder, LESSEE will indemnify LESSOR for all costs and expenses incurred by LESSOR as a result thereof.
ARTICLE 6
DELIVERY CONDITION AND
INSPECTION OF AIRCRAFT

ARTICLE 7 PRE-DELIVERY, DELIVERY AND POST-DELIVERY DOCUMENTARY AND OTHER REQUIREMENTS
7.1 Pre-Delivery Requirements. LESSEE will do each of the following prior to the Scheduled Delivery Date of the Aircraft within the time frames set forth below:
7.1.1	Within one month after execution of this Lease, LESSEE will deliver to LESSOR each of the following:
(a) copies of resolutions of the Board of Directors of LESSEE or other written evidence of appropriate action, duly certifying and authorizing the lease of the Aircraft hereunder and the execution, delivery and performance of this Lease, together with an incumbency certificate as to the person or persons authorized to execute and deliver documents on behalf of LESSEE hereunder;
(b) a letter from the Aviation Authority in the form and substance of Exhibit F; and
(c) an opinion of counsel in the form and substance of Exhibit H.
7.1.2	At least 14 days prior to the Scheduled Delivery Date, LESSEE will do each of the following:
(a) have delivered to LESSOR a Certificate of Insurance and Brokers’ Letter of Undertaking in the form and substance of Exhibits C and D evidencing insurance of the Aircraft in accordance with this Lease from the Delivery Date; and
(b) have delivered to Manufacturer, with a copy to LESSOR, a Certificate of Insurance in the form and substance of Exhibit E evidencing insurance of the Aircraft in accordance with this Lease from the Delivery Date.
7.1.3	At least Business Days prior to the Scheduled Delivery Date, LESSEE will do each of the following:
(a) pay to LESSOR the first installment of Rent in accordance with Article 5.4.2;
(b) if the Cape Town Convention has been or is ratified or made applicable in , then cause the interests of LESSOR in the Aircraft (including in the Engines), this Lease and the other Operative Documents to be registered in the International
ARTICLE 7
PRE-DELIVERY, DELIVERY AND POST-DELIVERY
DOCUMENTARY AND OTHER REQUIREMENTS

Registry to the fullest extent such interests may be registered, including by consenting to or causing such registration via a “designated entry point” (as such term is defined in the Cape Town Convention) in ;
(c) provide LESSOR with documents evidencing that LESSEE has obtained any necessary licenses for the importation and ferrying of the Aircraft into and that all applicable customs duties and sales taxes in respect of the Aircraft have been discharged by LESSEE (or arrangements satisfactory to LESSOR have been made for obtaining or paying for the same), such that at return of the Aircraft to LESSOR no additional fees, duties or taxes will be payable in order to export the Aircraft from ;
(d) provide LESSOR with documents reasonably requested by LESSOR evidencing the issuance of each approval, license and consent which may be required in connection with the remittance to LESSOR of any amount payable under this Lease or the performance by LESSEE of any of its obligations hereunder (including without limitation any exchange control approval);
(e) provide LESSOR with a copy of such Aviation Documents as may be available prior to the Scheduled Delivery Date;
(f) provide LESSOR with a power of attorney empowering LESSEE’s representative, who may be an officer or employee of LESSEE, to accept the Aircraft on behalf of LESSEE;
(g) provide LESSOR with a power of attorney in the form of Exhibit I;
(h) provide LESSOR with a power of attorney for purposes of the Cape Town Convention in the form of Exhibit J; and
(i) provide LESSOR with such other documents as LESSOR may reasonably request.
7.2 Delivery Requirements. On the Delivery Date of the Aircraft, each of the following will occur:
7.2.1	LESSEE will execute and deliver to LESSOR an Estoppel and Acceptance Certificate in the form of Exhibit G covering the Aircraft and effective as of the Delivery Date.

7.2.2	LESSEE will deliver a certificate signed by an officer of LESSEE stating all of the following:
ARTICLE 7
PRE-DELIVERY, DELIVERY AND POST-DELIVERY
DOCUMENTARY AND OTHER REQUIREMENTS

(a) the representations and warranties contained in Article 20 are true and accurate on and as of the Delivery Date as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date); and
(b) no Default or Event of Default has occurred and is continuing or will result from LESSEE’s lease of the Aircraft hereunder.
7.2.3	LESSEE’s counsel will deliver an opinion confirming the matters set forth in the opinion of counsel described in Article 7.1 and advising that all filing and other requirements described in the earlier opinion of counsel have been met.

7.2.4	If any Creditor Agreement provides or contemplates that such Creditor will obtain any right, title or interest in an Engine which is installed on such Creditor’s aircraft, LESSEE will deliver to LESSOR an engines cooperation agreement in form and substance acceptable to LESSOR which is executed by LESSEE and LESSEE’s Creditors (as defined therein).

7.2.5	LESSEE and LESSOR will execute assignments of Manufacturer and Engine manufacturer rights in the form and substance of Exhibits K and L, respectively.

7.2.6	LESSEE will deliver to LESSOR a copy of such Aviation Documents as have not been previously delivered which are available.
7.3 Post-Delivery Requirements.
7.3.1	Within seven days after Delivery, if not previously provided, LESSEE will do each of the following:
(a) procure registration of the Aircraft in the register of aircraft of the State of Registration showing LESSOR as the owner and provide evidence of the same to LESSOR;
(b) provide LESSOR with copies of all Aviation Documents not previously delivered;
(c) if the Aircraft could not be registered at Delivery, provide LESSOR with a follow-up opinion of counsel advising that the Aircraft has been registered in the State of Registration and that all necessary filings have been made;
ARTICLE 7
PRE-DELIVERY, DELIVERY AND POST-DELIVERY
DOCUMENTARY AND OTHER REQUIREMENTS

(d) if the Aircraft was not imported into at Delivery, provide LESSOR with a follow-up opinion advising that all import and customs formalities in have been complied with; and
(e) if the Cape Town Convention has been or is ratified or made applicable in and the interests of LESSOR in the Aircraft (including in the Engines), this Lease and the other Operative Documents have not already been registered in the International Registry, make or consent to all applicable registrations.
ARTICLE 7
PRE-DELIVERY, DELIVERY AND POST-DELIVERY
DOCUMENTARY AND OTHER REQUIREMENTS

     ARTICLE 8 DISCLAIMERS AND WAIVERS
          ANY COMMITMENT OR COVENANT ON THE PART OF LESSOR REGARDING THE CONDITION OF THE AIRCRAFT EXPIRES AFTER DELIVERY AND THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS ARTICLE 8 REGARDING THE CONDITION OF THE AIRCRAFT WILL THEN APPLY. THUS, FROM AND AFTER THE TIME OF LESSEE’S ACCEPTANCE OF THE AIRCRAFT AND EXECUTION OF THE ESTOPPEL AND ACCEPTANCE CERTIFICATE, AS BETWEEN LESSOR AND LESSEE:
8.1 “As Is, Where Is”. LESSEE AGREES THAT IT IS LEASING THE AIRCRAFT “AS IS, WHERE IS”. LESSEE UNCONDITIONALLY ACKNOWLEDGES AND AGREES THAT NEITHER LESSOR NOR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES HAVE MADE OR WILL BE DEEMED TO HAVE MADE ANY TERM, CONDITION, REPRESENTATION, WARRANTY OR COVENANT EXPRESS OR IMPLIED (WHETHER STATUTORY OR OTHERWISE) AS TO, AND LESSEE HEREBY WAIVES ANY EXPRESS OR IMPLIED WARRANTY OR COVENANT (WHETHER STATUTORY OR OTHERWISE) AS TO (a) THE CAPACITY, AGE, AIRWORTHINESS, VALUE, QUALITY, DURABILITY, CONFORMITY TO THE PROVISIONS OF THIS LEASE, DESCRIPTION, CONDITION (WHETHER OF THE AIRCRAFT, ANY ENGINE, ANY PART THEREOF OR THE AIRCRAFT DOCUMENTATION), DESIGN, WORKMANSHIP, MATERIALS, MANUFACTURE, CONSTRUCTION, OPERATION, DESCRIPTION, STATE, MERCHANTABILITY, PERFORMANCE, FITNESS FOR ANY PARTICULAR USE OR PURPOSE (INCLUDING THE ABILITY TO OPERATE OR REGISTER THE AIRCRAFT OR USE THE AIRCRAFT DOCUMENTATION IN ANY OR ALL JURISDICTIONS) OR SUITABILITY OF THE AIRCRAFT OR ANY PART THEREOF, OR THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, KNOWN OR UNKNOWN, APPARENT OR CONCEALED, EXTERIOR OR INTERIOR, (b) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHTS, (c) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE OR (d) ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, ALL OF WHICH ARE HEREBY EXPRESSLY EXCLUDED AND EXTINGUISHED.
8.2 Waiver of Warranty of Description. LESSEE HEREBY AGREES THAT ITS ACCEPTANCE OF THE AIRCRAFT AT DELIVERY AND ITS EXECUTION AND DELIVERY OF THE ESTOPPEL AND ACCEPTANCE CERTIFICATE CONSTITUTE LESSEE’S WAIVER OF THE WARRANTY OF DESCRIPTION, ANY CLAIMS LESSEE MAY HAVE AGAINST LESSOR BASED UPON THE FAILURE OF THE AIRCRAFT TO
ARTICLE 8
DISCLAIMERS AND WAIVERS

CONFORM WITH SUCH DESCRIPTION AND ANY AND ALL RIGHTS IT MAY HAVE TO THE REMEDIES SET FORTH IN SECTIONS 10508 THROUGH 10522 OF THE CALIFORNIA COMMERCIAL CODE. EVEN IF AT ANY TIME THE FAILURE OF THE AIRCRAFT TO CONFORM TO SUCH DESCRIPTION SUBSTANTIALLY IMPAIRS THE VALUE AND UTILITY OF THE AIRCRAFT AND EITHER (i) LESSEE ACCEPTED THE AIRCRAFT BASED ON A REASONABLE ASSUMPTION THAT THE NONCONFORMITY WOULD BE CURED AND IT WAS NOT SEASONABLY CURED OR (ii) LESSEE ACCEPTED THE AIRCRAFT WITHOUT DISCOVERING THE NONCONFORMITY BUT LESSEE’S ACCEPTANCE OF THE AIRCRAFT WAS REASONABLY INDUCED EITHER BY LESSOR’S ASSURANCES OR BY THE DIFFICULTY OF DISCOVERING ANY DEFECT PRIOR TO ACCEPTANCE, LESSEE AGREES NOT TO LOOK TO LESSOR FOR DAMAGES OR RELIEF ARISING OUT OF THE FAILURE OF THE AIRCRAFT TO CONFORM TO SUCH DESCRIPTION.
8.3 LESSEE Waiver. LESSEE HEREBY WAIVES AS BETWEEN ITSELF AND LESSOR AND AGREES NOT TO SEEK TO ESTABLISH OR ENFORCE ANY RIGHTS OR REMEDIES, EXPRESS OR IMPLIED (WHETHER STATUTORY, IN CONTRACT OR TORT OR UNDER ANY STRICT LIABILITY OR OTHER THEORY) AGAINST LESSOR OR THE AIRCRAFT RELATING TO ANY OF THE MATTERS MENTIONED IN ARTICLES 8.1 OR 8.2 OR THE CONDITION OF THE AIRCRAFT, REGARDLESS OF THE NEGLIGENCE, ACTIVE OR PASSIVE OR ANY OTHER TYPE, OF LESSOR.
8.4 Conclusive Proof. DELIVERY BY LESSEE TO LESSOR OF THE ESTOPPEL AND ACCEPTANCE CERTIFICATE WILL BE CONCLUSIVE PROOF AS BETWEEN LESSOR AND LESSEE THAT LESSEE’S TECHNICAL EXPERTS HAVE EXAMINED AND INVESTIGATED THE AIRCRAFT AND ENGINES AND (a) EACH IS AIRWORTHY AND IN GOOD WORKING ORDER AND REPAIR AND (b) THE AIRCRAFT AND ENGINES AND THE AIRCRAFT DOCUMENTATION ARE WITHOUT DEFECT (WHETHER OR NOT DISCOVERABLE AT DELIVERY) AND IN EVERY WAY SATISFACTORY TO LESSEE.
8.5 No Liability to Repair or Replace. LESSOR will not be liable for any expense in repairing or replacing any item of the Aircraft or be liable to supply another aircraft or any item in lieu of the Aircraft or any Part thereof if the same is lost, confiscated, damaged, destroyed or otherwise rendered unfit for use.
8.6 No Waiver. Nothing in this Article 8 or elsewhere in this Lease will be deemed to be a waiver by LESSEE of any rights it may have against Manufacturer, the Engine manufacturer or any other Person.
8.7 Consideration for Disclaimers and Waivers. LESSEE’s waiver of warranties and acceptance of the disclaimers set forth in this Article 8 are made in consideration of (a) LESSEE’s rights hereunder to inspect the Aircraft, (b) LESSOR’s assignment to LESSEE of
ARTICLE 8
DISCLAIMERS AND WAIVERS

any existing and assignable warranties of Manufacturer and the Engine manufacturer and (c) the amount of the Rent and other payments contained in this Lease.
ARTICLE 8
DISCLAIMERS AND WAIVERS

     ARTICLE 9 MANUFACTURERS’ AND VENDORS’ WARRANTIES
9.1 Warranties. As set forth in Article 7.2.5, at Delivery LESSOR will assign to LESSEE for the duration of the Lease Term the benefit of all warranties and indemnities given to LESSOR by Manufacturer and the Engine manufacturer relating to the Aircraft. Effective on the Delivery Date, all other assignable vendor warranties with respect to the Aircraft are hereby assigned by LESSOR to LESSEE.
9.2 Warranties for Work Performed during Lease Term. At the time LESSEE has work performed on the Aircraft, an Engine or any Part during the Lease Term, LESSEE will obtain the written agreement of Manufacturer, the Engine manufacturer and any other vendor or repair facility performing such work that the warranties received by LESSEE for such work are assignable to and extend to the benefit of the owner and any subsequent operator of the Aircraft or Engine after the Termination Date.
9.3 Reassignment. On the Termination Date, the benefit of any warranty assigned by LESSOR to LESSEE pursuant to Articles 7.2.5 and 9.1 will be reassigned automatically to LESSOR or its designee. At LESSOR’s election, LESSEE’s rights under such warranties (including LESSEE’s claims and rights to payment thereunder) will revert to LESSOR during any period in which an Event of Default is continuing. Similarly, any additional warranties received by LESSEE from Manufacturer, the Engine manufacturer and any other vendor or repair facility for work performed on the Aircraft, Engine or any Part during the Lease Term will be automatically assigned by LESSEE to LESSOR or its designee on the Termination Date. LESSEE at its own cost and expense will do all such things and execute such documents as may be required for these purposes.
9.4 Warranty Claims. LESSEE will diligently and promptly pursue any valid claims it may have against Manufacturer and others under such warranties with respect to the Aircraft.
ARTICLE 9
MANUFACTURERS’ AND VENDORS’ WARRANTIES

     ARTICLE 10 OPERATION OF AIRCRAFT
10.1 Costs of Operation. LESSEE will pay all costs incurred in the operation of the Aircraft during the Lease Term and until the Termination Date, for profit or otherwise, including the costs of flight crews, cabin personnel, fuel, oil, lubricants, maintenance, insurance, storage, landing and navigation fees, airport charges, passenger service and any and all other expenses of any kind or nature, directly or indirectly, in connection with or related to the use, movement and operation of the Aircraft.
10.2 Compliance with Laws. LESSEE agrees throughout the Lease Term and until the Termination Date to maintain operational control of the Aircraft and use the Aircraft in accordance with applicable Laws of the State of Registration and of any country, state, territory or municipality into or over which LESSEE may operate. LESSEE will not employ, suffer or cause the Aircraft to be used in any business which is forbidden by Law or in any manner which may render it liable to condemnation, destruction, seizure, or confiscation by any authority. LESSEE will not permit the Aircraft to fly to any airport or country if so doing would cause LESSEE or LESSOR to be in violation of any Law applicable to either of them or the Aircraft.
10.3 Training. LESSEE will not use the Aircraft for testing or for training of flight crew members other than LESSEE crew members and will not use the Aircraft for training any more than it utilizes for training the other aircraft in its fleet.
10.4 No Violation of Insurance Policies. LESSEE will not use or permit the Aircraft to be used in any manner or for any purpose which is not covered by the insurance policies LESSEE is required to carry and maintain as set forth in this Lease. LESSEE will not carry any goods of any description excepted or exempted from such policies or do any other act or permit to be done anything which could reasonably be expected to invalidate or limit any such insurance policies.
10.5 Flight and Airport Charges.
10.5.1	LESSEE will pay promptly when due all airport or enroute navigation charges (including Eurocontrol charges), navigation service charges, landing fees and all charges payable by LESSEE for the use of or for services provided at any airport, whether in respect of the Aircraft or any other aircraft of LESSEE.

10.5.2	If requested by LESSOR, LESSEE will provide LESSOR with a list of the airports to which LESSEE regularly operates the Aircraft or its other aircraft. LESSEE hereby authorizes Eurocontrol or any other aviation authority or airport or creditor claiming rights on the Aircraft to confirm to LESSOR the status of LESSEE’s
ARTICLE 10
OPERATION OF AIRCRAFT

payments to such creditor for the Aircraft and LESSEE’s other aircraft, as and when requested by LESSOR.
ARTICLE 10
OPERATION OF AIRCRAFT

     ARTICLE 11 SUBLEASES
11.1 No Sublease without LESSOR Consent. LESSEE WILL NOT SUBLEASE OR PART WITH POSSESSION OF THE AIRCRAFT (EXCEPT FOR MAINTENANCE AND REPAIR) AT ANY TIME WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR (NOT TO BE UNREASONABLY WITHHELD) AND IN ACCORDANCE WITH SUCH REQUIREMENTS AS MAY FROM TIME TO TIME BE AGREED IN WRITING BETWEEN LESSOR AND LESSEE. NO SUBLEASING OF AN ENGINE WILL BE PERMITTED.
11.2 LESSOR Costs. LESSEE will indemnify LESSOR on demand for all out-of-pocket expenses (including legal fees) incurred in connection with LESSOR’s assessment of the subleasing proposal (whether or not LESSOR’s consent to such sublease is ultimately given) and implementation of the sublease.
11.3 Any Approved Sublease. Any sublease approved by LESSOR will be for a term no greater than the remaining Lease Term. The applicable sublease agreement will contain provisions consistent with this Lease protecting LESSOR’s title to the Aircraft, providing appropriate LESSOR disclaimers and indemnities, regarding the maintenance and repair standards for the Aircraft and concerning the insurances which will be carried by the sublessee and the circumstances which constitute a Total Loss of the Aircraft. Any such sublease will be subject and subordinate to this Lease. LESSOR will have an opportunity to review the proposed sublease agreement in advance in order to determine that it meets the requirements of this Article 11.3. In its sole discretion, LESSOR may require an opinion of counsel in connection with such sublease, including LESSOR’s right to repossess the Aircraft in the event of an Event of Default hereunder or under the sublease. LESSEE will not amend the terms of any approved sublease agreement without the prior written consent of LESSOR, which will not be unreasonably withheld. LESSEE will carry the contingent insurances described in Article 18.15 for the term of an approved sublease.
11.4 Assignment of Sublease. Any approved sublease will be assigned to LESSOR as security. LESSEE will deliver the original counterpart of the sublease to LESSOR and make any filings necessary to protect LESSOR’s security interest.
11.5 Application of Cape Town Convention. At LESSOR’s request, LESSEE will cause such sublease and LESSEE’s assignment of such sublease to LESSOR to be registered in the International Registry to the fullest extent such interests may be registered. In addition, LESSEE will obtain in favor of LESSOR a power of attorney from the approved sublessee for purposes of the Cape Town Convention in the form of Exhibit J.
ARTICLE 11
SUBLEASES

11.6 Wet Leases. The wet leasing of the Aircraft during the Lease Term (in which LESSEE and its crews retain operational control of the Aircraft) will not be considered a sublease of the Aircraft and will be permitted without LESSOR’s consent, provided that (a) the Aircraft remains registered in the State of Registration, (b) the Aircraft will neither be based in nor operated in or to a Prohibited Country, (c) LESSEE provides LESSOR with either a certified copy of the applicable provisions from the wet lease agreement or an officer’s certificate indicating whether LESSEE or the wet lessee will be responsible for maintaining the primary passenger, baggage and cargo liability insurance relating to operation under the wet lease and (d) LESSEE complies with Article 18.16.
11.7 Continued Responsibility of LESSEE. LESSEE will continue to be responsible for performance of its obligations under this Lease during any period of sublease or wet lease.
ARTICLE 11
SUBLEASES

     ARTICLE 12 MAINTENANCE OF AIRCRAFT
12.1 General Obligation. During the Lease Term and until the Termination Date, LESSEE alone has the obligation, at its expense, to maintain and repair the Aircraft, Engines, APU and all of the Parts (a) in accordance with the Maintenance Program, (b) in accordance with the rules and regulations of the Aviation Authority, (c) in accordance with Manufacturer’s type design, (d) in accordance with any other regulations or requirements necessary in order to maintain a valid Certificate of Airworthiness for the Aircraft and meet the requirements at all times during the Lease Term and upon return of the Aircraft to LESSOR for issuance of a Standard Certificate of Airworthiness for transport category aircraft issued by the FAA in accordance with FAR Part 21 (except during those periods when the Aircraft is undergoing maintenance or repairs as required or permitted by this Lease and to the extent in conflict with the requirements of the Aviation Authority) and (e) in the same manner and with the same care as used by LESSEE with respect to similar aircraft and engines operated by LESSEE and without in any way discriminating against the Aircraft.
12.2 Specific Engine Requirements.
12.2.1	No Engine will remain in an unserviceable condition for more than three months.

12.2.2	When replacing Parts in an Engine, LESSEE will use original equipment manufacturer parts (“OEM Parts”). If LESSEE wishes to replace Parts in an Engine with parts which are not OEM Parts, LESSEE must obtain approval from LESSOR before such parts are installed. If given, LESSOR’s approval will generally be given only for the installation of parts manufactured in accordance with FAR Part 21.303 (or its EASA equivalent) (“PMA Parts”) which are consumable parts such as brackets, gaskets and seals. The use of stationary and high energy rotating PMA Parts in the gaspath will not be approved by LESSOR. Any proposed repair to an OEM Part or PMA Part in an Engine which has been approved by an FAA Designated Engineering Representative (DER) (or its EASA equivalent) must also be authorized by LESSOR prior to performance of the repair, such LESSOR authorization not to be unreasonably withheld.

12.2.3	LESSEE will not discriminate against the Engines with respect to build standards and life-limited Part replacements. Without limiting the foregoing, at any shop visit during which a Module Performance Restoration is performed on any one of the Engine Modules, LESSEE will (a) build the Engine life-limited Parts to at least cycles remaining and (b) perform, at a minimum, a workscope sufficient to allow such Engine to achieve at least hours and cycles of operation following such shop visit.
ARTICLE 12
MAINTENANCE OF AIRCRAFT

12.2.4	With respect to the last Engine shop visit of an Engine prior to return of the Aircraft, LESSEE will submit to LESSOR at least 30 days in advance the intended workscope of such shop visit. If LESSOR requests, LESSEE will perform additional work at such shop visit at LESSOR’s cost.

12.2.5	LESSEE will not enter into any Engine maintenance cost per flight hour, power-by-the-hour or similar agreement with the Engine manufacturer or any other Engine maintenance facility or organization without LESSOR’s prior written consent. LESSEE will be responsible at its cost for performing all work necessary to meet the return conditions with respect to the Engines set forth in Article 23 even if such work is not covered by LESSEE’s Engine maintenance agreement. Without limiting the foregoing, any such Engine maintenance agreement will provide that:
(a) LESSOR will receive and retain the Engine Performance Restoration Reserves paid by LESSEE with respect to an Engine until an Engine shop visit has been completed and the applicable Engine has been released to LESSEE;
(b) LESSEE will pay the Engine maintenance facility directly for any costs in excess of the amount reimbursable from the Engine Performance Restoration Reserves, including any differential between the hourly Engine Performance Restoration Reserves payable by LESSEE to LESSOR and the hourly rates charged by the Engine maintenance facility; and
(c) LESSEE will pay the Engine maintenance facility directly for any services provided by the Engine maintenance facility over and above repair of the Engines, such as trend monitoring, spare engines or spare parts.
12.3 Specific Obligations. Without limiting Article 12.1, LESSEE agrees that such maintenance and repairs will include but will not be limited to the specific items set forth in this Article 12.3.
12.3.1	LESSEE will perform all routine and non-routine maintenance work in accordance with the Maintenance Program.

12.3.2	LESSEE will perform all Airworthiness Directives, all alert service bulletins of Manufacturer, the Engine manufacturer and other vendors or manufacturers of Parts incorporated on the Aircraft and all service bulletins which must be performed in order to maintain the warranties on the Aircraft, Engines, APU and Parts.

12.3.3	LESSEE will incorporate in the Aircraft all other service bulletins of Manufacturer, the Engine manufacturer and other vendors which LESSEE schedules to adopt within the Lease Term for the rest of its aircraft fleet. It is the intent of the parties
ARTICLE 12
MAINTENANCE OF AIRCRAFT

that, in terms of service bulletin compliance (including method of compliance) and other maintenance matters, the Aircraft not be discriminated against in comparison to the rest of LESSEE’s fleet.

12.3.4	LESSEE’s Maintenance Program for the Aircraft will include a corrosion prevention and control program as recommended by Manufacturer and all discrepancies will be corrected in accordance with the recommendations of Manufacturer and the Structural Repair Manual. In addition, all inspected areas will be properly treated with corrosion inhibitor as recommended by Manufacturer.

12.3.5	If LESSEE performs structural inspections or tasks on its fleet on a sampling basis, then all such structural inspections or tasks will be performed on the Aircraft. LESSEE will provide LESSOR with written summaries of the sampling programs involving or affecting the Aircraft.

12.3.6	All Aircraft Documentation will be in English and in an up-to-date status.

12.3.7	All hard-time, time-controlled, time-tracked and life-limited Parts which are installed on the Aircraft will have an FAA Form 8130-3 evidencing the airworthiness of such Part at the time of installation on the Aircraft. In the case of life-limited Parts, the documentation will also state the total hours and cycles since new. In the case of hard-time, time-controlled or time-tracked Parts, the documentation will also state the time since last Overhaul or refurbishment, will have a reference to the relevant section of the Component Maintenance Manual under which the Part was Overhauled or refurbished, as applicable, and will identify the FAA-approved repair agency which performed the last Overhaul or refurbishment.

12.3.8	All Parts other than those referred to in Article 12.3.7 installed on the Aircraft will have FAA-acceptable or EASA-acceptable documentation demonstrating that such Parts were airworthy at the time of installation on the Aircraft.

12.3.9	All repairs and Modifications and the addition, removal or replacement of equipment, systems or components will be properly documented in accordance with the rules and regulations of the Aviation Authority and reflected in the Aircraft Documentation, including Manufacturer’s manuals. In addition, all repairs to the Aircraft will be accomplished in accordance with Manufacturer’s Structural Repair Manual (or FAA-approved data supported by an FAA Form 8110-3 or FAA Form 8100-9) (or EASA-approved data supported by DGAC Repair Design Approval Sheets or its EASA equivalent). All Modifications will also be accomplished in accordance with FAA-approved data supported by an FAA Form 8110-3, FAA Form 8100-9 or FAA supplemental type certificate. All Modifications will also be accomplished in accordance with EASA-approved data supported by
ARTICLE 12
MAINTENANCE OF AIRCRAFT

DGAC-approved Repair Design Approval Sheets or its EASA equivalent or an EASA-approved supplemental type certificate.
12.4 Replacement of Parts.
12.4.1	LESSEE, at its own cost and expense, will promptly replace all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered unfit or beyond economical repair (BER) for use for any reason. In the ordinary course of maintenance, service, repair, Overhaul or testing, LESSEE may remove any Part provided that LESSEE replaces such Part as promptly as practicable. All replacement Parts will (a) be owned by LESSEE free and clear of all Security Interests (except Permitted Liens) of any kind or description (or, if not owned by LESSEE, LESSEE guarantees to LESSOR such title and clearance of all Security Interests), (b) be in airworthy condition and of at least equivalent model, service bulletin and modification status and have a value and utility at least equal to the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof and (c) meet the requirements of Articles 12.3.7 or 12.3.8, as applicable. So long as a substitution meets the requirements of the Maintenance Program and Aviation Authority, LESSEE may substitute for any Part a part that does not meet the requirements of the foregoing sentence if a complying Part cannot be procured or installed within the available ground time of the Aircraft and as soon as practicable the noncomplying part is removed and replaced by a complying Part. Any replacement Parts will also comply with the requirements set forth in Article 12.2.2.

12.4.2	All Parts removed from the Aircraft will remain the property of LESSOR and subject to this Lease no matter where located, until such time as such Parts have been replaced by Parts (which have been incorporated or installed in or attached to the Aircraft) which meet the requirements for replacement Parts specified above and title to such replacement Parts has passed to LESSOR under the Laws of the State of Registration and the lex situs. To the extent permitted by the Laws of the State of Registration and the lex situs, it is the intent of LESSOR and LESSEE that without further act and immediately upon any replacement Part becoming incorporated, installed or attached to the Aircraft as above provided, (a) title to the removed Part will thereupon vest in LESSEE, free and clear of all rights of LESSOR, (b) title to the replacement Part will thereupon vest in LESSOR free and clear of all rights of LESSEE and (c) such replacement Part will become subject to this Lease and be deemed to be a Part hereunder to the same extent as the Parts originally incorporated or installed in or attached to the Aircraft.
12.5 Removal of Engines.
ARTICLE 12
MAINTENANCE OF AIRCRAFT

12.5.1	If an Engine is removed for testing, service, repair, maintenance, Overhaul work, alterations, modifications or any other reason, title to such Engine will at all times remain vested in LESSOR.

12.5.2	LESSEE will be entitled to remove any of the Engines from the Aircraft and install another engine or engines on the Aircraft, provided that LESSEE complies with each of the following obligations:
(a) the insurance requirements set forth in Article 18 and Exhibit C are in place;
(b) LESSEE ensures that the identification plates referred to in Article 15 are not removed from any Engine upon such Engine being detached from the Aircraft; and
(c) title to the Engine remains with LESSOR free from all Security Interests (except Permitted Liens) regardless of the location of the Engine or its attachment to or detachment from the Aircraft.
12.6 Removal of APU.
12.6.1	If the APU is removed for testing, service, repair, maintenance, Overhaul work, alterations, modifications or for any other reason, title to the APU will at all times remain vested in LESSOR.

12.6.2	LESSEE will be entitled to remove the APU from the Aircraft and install another auxiliary power unit on the Aircraft, provided that LESSEE complies with each of the following obligations:
(a) the insurance requirements set forth in Article 18 and Exhibit C are in place; and
(b) title to the APU remains with LESSOR free from all Security Interests (except Permitted Liens) regardless of the location of the APU or its attachment to or detachment from the Aircraft.
12.7 Pooling of Engines, APU and Parts. With LESSOR’s prior written consent, not to be unreasonably withheld, LESSEE may subject the Engines, APU and Parts to normal interchange or pooling agreements with responsible international, scheduled commercial air carriers customary in the airline industry and entered into by LESSEE in the ordinary course of its business with respect to its entire fleet so long as (a) in the case of pooling of an Engine or the APU, such Engine or APU is returned to LESSEE within two months, (b) no transfer of title to the Engine or APU occurs, (c) all other terms of this Lease continue to be observed with respect to the Engines, APU or Parts, including Articles 8, 10, 12, 14, 15, 16, 17, 18 and 19 and
ARTICLE 12
MAINTENANCE OF AIRCRAFT

(d) LESSEE continues to be fully responsible to LESSOR for the performance of all of its obligations hereunder.
12.8 Installation of Engines on other aircraft. Any Engine removed from the Aircraft may be installed on another aircraft in LESSEE’s fleet which utilizes engines of the same type as the Engine only if one of the situations described in this Article 12.8 exists:
12.8.1	LESSEE or LESSOR has title to such other aircraft free and clear of all Security Interests (except Permitted Liens).

12.8.2	LESSEE, LESSOR and all of the Creditors of LESSEE of such aircraft enter into an engines cooperation agreement in form and substance acceptable to LESSOR in which each party agrees to recognize one another’s rights in the engines. LESSEE will reimburse LESSOR and LESSOR’s Lender for their reasonable attorneys’ fees and costs in negotiating and finalizing engine cooperation agreement arrangements with LESSEE and its Creditors.

12.8.3	Such other aircraft is subject to a Creditor Agreement (but no other Security Interests except Permitted Liens) which by its terms expressly or effectively states that such Creditor and its successors and assigns will not acquire any right, title or interest in any Engine by reason of such Engine being installed on such aircraft. LESSEE hereby agrees that if LESSOR’s title to an Engine is in fact impaired under any such Creditor Agreement, such impairment will be a Total Loss of such Engine and the provisions of Article 19.5 will apply. To the extent another Creditor Agreement contains such provisions, then LESSOR hereby agrees for the benefit of the Creditor of such Creditor Agreement that neither LESSOR nor its successors or assigns will acquire or claim any right, title or interest in any engine in which LESSEE or another Creditor has an interest as a result of such engine being installed on the Airframe.
12.9 Modifications.
12.9.1	No Modification expected to cost over US$ or deviation from the Aircraft’s original type design or configuration will be made without the prior written consent of LESSOR, which consent will not be unreasonably withheld. Airworthiness Directives and Manufacturer’s recommended service bulletins are not “Modifications” for which LESSOR consent is required.

12.9.2	LESSOR may review LESSEE’s proposed designs, plans, engineering drawings and diagrams, and flight and maintenance manual revisions for any proposed Modification. LESSEE will furnish LESSOR (at LESSEE’s expense) with such documents in final form and any other documents required by Law, as a result of such Modification. All Modifications incorporated on the Aircraft will be properly documented in the Aircraft Documentation and approved by the FAA and the
ARTICLE 12
MAINTENANCE OF AIRCRAFT

Aviation Authority. All Modifications will also be accomplished in accordance with FAA-approved data supported by an FAA Form 8110-3, FAA Form 8100-9 or FAA supplemental type certificate. All Modifications will also be accomplished in accordance with EASA-approved data supported by DGAC-approved Repair Design Approval Sheets or its EASA equivalent or an EASA-approved supplemental type certificate.
12.9.3	Notwithstanding any other provision of this Lease, no Modification will be made which has the effect of decreasing the utility or value of the Aircraft or invalidating any warranty applicable to the Aircraft.

12.9.4	No Modification will be made by LESSEE if an Event of Default exists and is continuing hereunder.

12.9.5	Unless otherwise agreed by LESSOR in writing, all permanent or structural Modifications will forthwith become a part of the Aircraft and LESSEE relinquishes to LESSOR all rights and title thereto. However, all temporary and non-structural Modifications will remain the property of LESSEE and, at LESSOR’s request and LESSEE’s cost, will be removed from the Aircraft prior to return of the Aircraft, with LESSEE restoring the Aircraft to the condition it was in prior to the Modification in a manner cosmetically acceptable to LESSOR. Notwithstanding the foregoing, no such removal will be permitted without LESSOR’s permission after the occurrence of an Event of Default hereunder and immediately upon the occurrence of an Event of Default hereunder, without the requirement of any further act or notice, all right, title and interest in such Modifications will immediately vest in LESSOR.

12.9.6	LESSOR will bear no liability for the cost of Modifications of the Aircraft whether in the event of grounding or suspensions of certification, or for any other cause.
12.10 Performance of Work by Third Parties.
12.10.1	All off-wing maintenance and repair work on an Engine, the APU and the Landing Gear must be performed by an FAA Part 145-approved repair station unless otherwise approved in advance by LESSOR.

12.10.2	Whenever maintenance or repair work on the Airframe or on-wing maintenance or repair work on an Engine or the APU will be performed by a Person other than LESSEE, such Person must be an FAA Part 145-approved repair station.
12.11 Reporting Requirements.
ARTICLE 12
MAINTENANCE OF AIRCRAFT

12.11.1	Commencing with a report furnished 10 days after the end of the calendar month in which Delivery occurs, LESSEE will furnish to LESSOR a Monthly Report in English in the form attached hereto as Exhibit N. Each Monthly Report will be furnished within 10 days after the end of each calendar month, except that the Monthly Report pertaining to the last month (or any portion thereof) of flying will be furnished to LESSOR on the Termination Date.

12.11.2	On each anniversary of the Delivery Date, LESSEE will provide LESSOR with a Technical Evaluation Report.

12.11.3	From time to time, LESSEE will provide LESSOR with such other technical information or documents as LESSOR may reasonably request.
12.12 Maintenance Policies and Procedures Manuals. At LESSOR’s request for the purposes of demonstrating to LESSOR how the Aircraft has been maintained, LESSEE will provide LESSOR with copies of its Maintenance Program, general maintenance manual, general policies and procedures manual, maintenance exposition manual, general engineering manual, or their equivalents, and any other related controlled documentation which affects the Aircraft. Recognizing that LESSEE’s maintenance policies and procedures manuals are proprietary to LESSEE, LESSOR agrees that they will be only utilized as set forth in this Article 12.12 and Article 23.7.
12.13 LESSOR Inspection Rights.
12.13.1	At any time (subject to Article 12.13.4), LESSOR and/or its authorized agents or representatives (which may be Manufacturer, the Engine manufacturer or a next Aircraft lessee) will have the right to inspect and take photographs of the Aircraft and review the Aircraft Documentation.

12.13.2	LESSEE will give LESSOR reasonable written notice before the Aircraft undergoes any “C” or equivalent check.

12.13.3	If the Aircraft is at a third party maintenance facility, LESSEE will cause such facility to allow LESSOR and/or its authorized agents or representatives (which may be Manufacturer, the Engine manufacturer or a next Aircraft lessee) to inspect and take photographs of the Aircraft and review the Aircraft Documentation, notwithstanding the fact that LESSEE (as the party opening the work order) is considered the “customer” of such facility.

12.13.4	LESSOR will provide LESSEE with reasonable notice prior to any inspection by LESSOR and/or its authorized agents or representatives (which may be Manufacturer, the Engine manufacturer or a next Aircraft lessee) and will coordinate with LESSEE and/or any applicable third party maintenance facility so
ARTICLE 12
MAINTENANCE OF AIRCRAFT

as to cause minimum practical disturbance to the operation or maintenance of the Aircraft or the personnel of LESSEE or the applicable third party maintenance facility.
12.13.5	LESSEE expressly authorizes and consents to allowing Manufacturer, the Engine manufacturer and their field service representatives to provide LESSOR with information about the condition and maintenance of the Aircraft (including the Aircraft Documentation) on an ongoing basis. Manufacturer, the Engine manufacturer and their field service representatives may report their findings and provide documentation to LESSOR without the need for any further notice to or authorization from LESSEE.

12.13.6	LESSOR will have no duty to make any inspection of the Aircraft and will not incur any liability or obligation by reason of (and LESSEE’s indemnity obligations pursuant to Article 17 will apply notwithstanding) LESSOR and/or its authorized agents or representatives making or not making any such inspection or by reason of any reports LESSOR receives regarding the Aircraft.
ARTICLE 12
MAINTENANCE OF AIRCRAFT

     ARTICLE 13 USE OF RESERVES
13.1 Airframe Reserves. LESSOR will reimburse LESSEE from the Airframe Reserves for the actual cost of the structural inspection portion of scheduled zonal and structural tasks performed and completed pursuant to the MPD which have performance intervals of a minimum of any of the following:  years, hours or cycles and the rectification of any structural deficiencies resulting from such inspection, with work performed for all other causes excluded, including those causes set forth in Article 13.7. LESSOR will reimburse LESSEE from the Airframe Reserves for the actual cost of the structural inspection portion of completed scheduled “ ” checks as described in the MPD and the rectification of any structural deficiencies resulting from such inspection, with work performed for all other causes excluded, including those causes set forth in Article 13.7. Subject to Article 16.1 and excluding exchange, material markup and outside vendor fees, and handling, packaging and shipping charges, reimbursement will be made up to the amount in the Airframe Reserves on the commencement date of the task or inspection for which reimbursement is requested.
13.2 Engine Performance Restoration Reserves.
13.2.1	Each Engine Performance Restoration Reserves payment made by LESSEE for an Engine will be divided according to the percentages set forth below into separate Engine module accounts:

Engine Module	Percentage
%
%
%
%
%
13.2.2	For each Basic Engine, LESSOR will reimburse LESSEE from the Engine Performance Restoration Reserves allocated to a particular Engine module of such Engine for the actual cost of Module Performance Restoration of such Engine module performed during an off-wing Engine shop visit, with work performed for all other causes excluded, including those causes set forth in Article 13.7. Subject to Article 16.1 and excluding exchange, material markup and outside vendor fees, and handling, packaging and shipping charges, reimbursement will be made up to the amount in the particular Engine Performance Restoration Reserves account for such Engine module of the applicable Engine at the time of removal of such
ARTICLE 13
USE OF RESERVES

Engine. With respect to an Engine, LESSOR will reimburse LESSEE from the Engine Performance Restoration Reserves for the actual cost of a Qualified Performance Restoration on such Basic Engine during an off-wing Engine shop visit performed in compliance with the build standard set forth in Article 12.2.3, with work performed for all other causes excluded, including those causes set forth in Article 13.7. Subject to Article 16.1 and excluding exchange, material markup and outside vendor fees, and handling, packaging and shipping charges, reimbursement will be made up to the amount in the particular Engine Performance Restoration Reserves account for such Engine at the time of removal of such Engine.
13.3 Engine LLP Reserves. LESSOR will reimburse LESSEE from the Engine LLP Reserves for an Engine for the actual out-of-pocket materials cost without overhead, markup or profit factor, and reduced by the amount of any “Waste Expense”, associated with the replacement of life-limited Parts in such Engine during completed Engine shop visits (i.e., heavy maintenance visits), with work performed for all other causes excluded, including those causes set forth in Article 13.7. “Waste Expense” means the product of (a) the number of unused cycles on a life-limited Part at the time such life-limited Part is removed for replacement, multiplied by (b) the quotient of the cost of the new replacement life-limited Part divided by the number of cycles which constitutes the approved life of such life-limited Part. Subject to Article 16.1 and excluding exchange, material markup and outside vendor fees, and handling, packaging and shipping charges, reimbursement for replacement of life-limited Parts in an Engine will be made up to the amount in the Engine LLP Reserves applicable to such Engine at the time of removal of such Engine.
13.4 Landing Gear Reserves. LESSOR will reimburse LESSEE from the Landing Gear Reserves for the actual cost of an Overhaul of the Landing Gear, with work performed for all other causes excluded, including those causes set forth in Article 13.7. Subject to Article 16.1 and excluding exchange, material markup and outside vendor fees, and handling, packaging and shipping charges, reimbursement will be made up to the amount in the Landing Gear Reserves at the time of removal of the Landing Gear.
13.5 APU Reserves. LESSOR will reimburse LESSEE from the APU Reserves for the actual cost of a completed hot section refurbishment or Overhaul of the APU, with work performed for all other causes excluded, including those causes set forth in Article 13.7. Subject to Article 16.1 and excluding exchange, material markup and outside vendor fees, and handling, packaging and shipping charges, reimbursement will be made up to the amount in the APU Reserves at the time of removal of the APU.
13.6 Reimbursement.
13.6.1	LESSEE will be entitled to reimbursement from the Reserves after the work is completed and the Airframe, Engine, Landing Gear or APU, as applicable, has left the repair agency, by submitting invoices (including an original invoice from
ARTICLE 13
USE OF RESERVES

LESSEE to LESSOR for LESSEE’s reimbursement claim) and proper documentation within six months after completion of the work. If LESSEE seeks reimbursement from the Reserves for work performed by LESSEE, such work will be charged at LESSEE’s out-of-pocket and unburdened labor and material costs. LESSEE may only seek reimbursement from the Airframe Reserves one time in any calendar year.
13.6.2	For the Airframe, proper documentation includes a list of all routine and non-routine tasks performed with corresponding references to the MPD and an itemized labor and materials report.

13.6.3	For an Engine and the APU, proper documentation includes (a) an original invoice from LESSEE to LESSOR for LESSEE’s reimbursement claim, (b) a description of the reason for removal, (c) the date of removal and the aircraft removed from (which may be the Aircraft), (d) the total hours and cycles at the time of removal, (e) the hours and cycles since last shop visit, (f) a full description of the final workscope, (g) a description of the type of maintenance performed (including on each module, if applicable), (h) complete disk records for the Engine both prior to and after the shop visit, (i) a shop findings report, (j) a complete copy of the repair facility’s invoice, including a breakdown by Engine module of all material replaced, material exchanged, labor and other costs, and service bulletins and Airworthiness Directives performed, (k) a copy of any test cell performance data, (l) an on and off log of Parts (configuration listing) tracked by LESSEE and the repair facility, (m) a current service bulletin and Airworthiness Directive listing, (n) written verification from the repair facility that the Engine or APU has been released and shipped from the repair facility back to LESSEE, (o) the status of all warranty claims and (p) an itemization of all concessions, warranty credits or other credits which have been or will be provided for work accomplished on the Engine or APU during the applicable shop visit (or, if none, a written statement from LESSEE stating that it has not received and does not have pending any such concessions, warranty credits or other credits).

13.6.4	For the Landing Gear, proper documentation includes the total calendar time, hours and cycles on the Landing Gear both prior to and after the Overhaul.
13.7 Reimbursement Adjustment.
13.7.1	By way of example, among the exclusions from reimbursement are work or items:
(a) resulting from repairs covered by LESSEE’s or a third party’s insurance, (deductibles being for the account of LESSEE and not reimbursable) or covered by warranties; or
ARTICLE 13
USE OF RESERVES

(b) required as a result of an Airworthiness Directive, manufacturer’s service bulletin (unless approved in advance by LESSOR), non-routine or non-scheduled maintenance, faulty maintenance or installation, improper operations, misuse, neglect, accident, incident, ingestion (foreign object damage) or other accidental cause.
13.7.2	Reimbursement from the Reserves will not be available for the APU, non-Basic Engine Parts or Landing Gear or any of the Landing Gear’s associated components.

13.7.3	All invoices subject to reimbursement from LESSOR will be reduced (by adjustment between LESSEE and LESSOR retroactively if necessary) by the actual amounts received by LESSEE on account of such work from responsible third parties or other sources, such as insurance proceeds, manufacturer’s warranties, guarantees, concessions and credits (including, with respect to Engines, credits due to life remaining on any removed Engine Parts).
13.8 Costs in Excess of Reserves. LESSEE will be responsible for payment of all costs in excess of the amounts reimbursed hereunder. If on any occasion the available balance in the Airframe Reserves, Engine Performance Restoration Reserves allocated to a particular Engine module, Engine LLP Reserves for a particular Engine, Landing Gear Reserves or APU Reserves (at the time of the structural check, in the case of the Airframe, or at the time of removal, in the case of an Engine, the Landing Gear and the APU) is insufficient to satisfy a claim for reimbursement in respect of the Airframe, such Engine, the Landing Gear or the APU, as applicable, the shortfall may not be carried forward or made the subject of any further claim for reimbursement.
13.9 Reimbursement after Termination Date. LESSEE may not submit any invoice for reimbursement from the Reserves after the Termination Date unless on or prior to such date LESSEE has notified LESSOR in writing that such outstanding invoice will be submitted after the Termination Date and the anticipated amount of such invoice. So long as LESSEE has provided such notice to LESSOR, LESSEE may then submit such outstanding invoice at any time within six months after the Termination Date. Subject to the foregoing, any balance remaining in the Reserves on the Termination Date, including termination on account of a Total Loss of the Aircraft, will be retained by LESSOR.
ARTICLE 13
USE OF RESERVES

     ARTICLE 14 TITLE AND REGISTRATION
14.1 Title to the Aircraft. Title to the Aircraft will be and remain vested in LESSOR. LESSOR and LESSEE intend this Lease to be a “true lease”. LESSEE will have no right, title or interest in the Aircraft except as provided in this Lease.
14.2 Registration of Aircraft. LESSEE at its sole cost and expense will (a) register and maintain registration of the Aircraft in the name of LESSOR at the register of aircraft in the State of Registration and (b) from time to time take all other steps then required by Law (including the Geneva Convention or the Cape Town Convention if and as applicable) or by practice, custom or understanding or as LESSOR may reasonably request to protect and perfect LESSOR’s interest in the Aircraft and this Lease in the State of Registration or in any other jurisdictions in or over which LESSEE may operate the Aircraft.
14.3 Cape Town Convention. If the Cape Town Convention has been or is ratified or made applicable in , then:
14.3.1	LESSOR may elect to cause the interests of LESSOR in this Lease, the other Operative Documents and the Aircraft (including in the Engines) to be registered in the International Registry to the fullest extent such interests may be registered. At LESSOR’s request, LESSEE will provide all assistance and cooperation to LESSOR in order to procure such registration, including consenting to or causing such registration to be made, at LESSOR’s election, as a prospective international interest or an international interest and via a designated entry point (as such terms are used in the Cape Town Convention).

14.3.2	At LESSOR’s request, LESSEE will perform such additional acts and execute and deliver such agreements and instruments as may be determined by LESSOR to be necessary or appropriate to (a) protect and perfect LESSOR’s interest in the Aircraft, this Lease and the other Operative Documents under the Cape Town Convention and (b) enhance the enforceability of the commercial agreements of LESSEE and LESSOR under the Cape Town Convention to the greatest extent permitted by the Cape Town Convention. Actions to be requested by LESSOR may include entering into amendments to this Lease or the other Operative Documents as are necessary to constitute a prospective international interest or an international interest under the Cape Town Convention.

14.3.3	LESSEE will be responsible for all costs and expenses arising out of the requirements of this Article 14.3.
ARTICLE 14
TITLE AND REGISTRATION

14.4 No Other LESSEE filings with International Registry. Unless LESSOR has requested LESSEE to make an International Registry filing, LESSEE will not consent to or permit any Person other than LESSOR to make any International Registry filings (including prospective filings) under the Cape Town Convention in relation to this Lease, the other Operative Documents or the Aircraft (including the Engines).
14.5 Filing of this Lease. To the extent permitted by Law and in accordance with the requirements of the Law from time to time, LESSEE at its sole cost and expense will cause this Lease to be kept, filed, recorded and refiled or rerecorded in the State of Registration and in any other offices necessary to protect LESSOR’s rights hereunder.
14.6 Evidence of Registration and Filings. As LESSOR may reasonably request from time to time, LESSEE will furnish to LESSOR an opinion of counsel or other evidence reasonably satisfactory to LESSOR of the registrations and filings required hereunder.
ARTICLE 14
TITLE AND REGISTRATION

     ARTICLE 15 IDENTIFICATION PLATES
          LESSOR will affix and LESSEE will at all times maintain on the Airframe and each Engine the identification plates containing the following legends or any other legend requested by LESSOR in writing:
15.1 Airframe Identification Plates.

Location:	One to be affixed to the Aircraft structure above the forward entry door adjacent to and not less prominent than that of Manufacturer’s data plate and another in a prominent place on the flight deck.

Size:	No smaller than 2" x 3".

Legend:	“THIS AIRCRAFT IS OWNED BY INTERNATIONAL LEASE FINANCE CORPORATION.

MANUFACTURER’S SERIAL NO:

OWNER’S ADDRESS:

INTERNATIONAL LEASE FINANCE CORPORATION
10250 Constellation Boulevard, 34th Floor
Los Angeles, California 90067, U.S.A.
Fax: (310) 788-1990”
15.2 Engine Identification Plates.

Location:	The legend on the plate must be no less prominent than the Engine data plate and must be visible.

Size:	No smaller than 1" x 4".

Legend:	“THIS ENGINE IS OWNED BY INTERNATIONAL LEASE FINANCE CORPORATION, LOS ANGELES, CALIFORNIA, USA.”
ARTICLE 15
IDENTIFICATION PLATES

     ARTICLE 16 TAXES
16.1 General Obligation of LESSEE. Except as set forth in Article 16.2, LESSEE agrees to pay promptly when due, and to indemnify and hold harmless LESSOR on a full indemnity basis from, all license and registration fees and all taxes, fees, levies, imposts, duties, charges, deductions or withholdings of any nature (including without limitation any value added, franchise, transfer, sales, gross receipts, use, business, excise, turnover, personal property, stamp or other tax) together with any assessments, penalties, fines, additions to tax or interest thereon, however or wherever imposed (whether imposed upon LESSEE, LESSOR, on all or part of the Aircraft, the Engines or otherwise), by any Government Entity or taxing authority in the U.S., or any foreign country or by any international taxing authority (including the City or County of Los Angeles), upon or with respect to, based upon or measured by any of the following (collectively, “Taxes”):
16.1.1	the Aircraft, Engines, APU or any Parts;

16.1.2	the use, operation or maintenance of the Aircraft or carriage of passengers or freight during the Lease Term and until the Termination Date;

16.1.3	this Lease, the payments due hereunder and the terms and conditions hereof; and

16.1.4	the ownership, financing, delivery, import or export, return, sale, payment of Total Loss Proceeds or other disposition of the Aircraft.
16.2 Exceptions to Indemnity. The indemnity provided for in Article 16.1 does not extend to any of the following Taxes:
16.2.1	Taxes imposed by the U.S. or the State of California on the net income, gross receipts, capital or net worth of LESSOR;

16.2.2	Taxes attributable to the period prior to Delivery or after the Termination Date; or

16.2.3	Taxes attributable to LESSOR’s gross negligence, willful misconduct or breach of this Lease.
16.3 After-Tax Basis. The amount which LESSEE is required to pay with respect to any Taxes indemnified against under Article 16.1 is an amount sufficient to restore LESSOR on an after-tax basis to the same position LESSOR would have been in had such Taxes not been incurred.
ARTICLE 16
TAXES

16.4 Timing of Payment. Any amount payable to LESSOR pursuant to this Article 16 will be paid within 10 days after receipt of a written demand therefor from LESSOR accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable; provided, however, that such amount need not be paid by LESSEE prior to the earlier of (a) the date any Tax is payable to the appropriate Government Entity or taxing authority or (b) in the case of amounts which are being contested by LESSEE in good faith or by LESSOR pursuant to Article 16.5, the date such contest is finally resolved.
16.5 Contests. If a claim is made against LESSOR for Taxes with respect to which LESSEE is liable for a payment or indemnity under this Lease, LESSOR will promptly give LESSEE notice in writing of such claim; provided, however, that LESSOR’s failure to give notice will not relieve LESSEE of its obligations hereunder except to the extent such failure materially impairs or precludes LESSEE’s ability to contest the claim. So long as (a) a contest of such Taxes does not involve any danger of the sale, forfeiture or loss of the Aircraft or any interest therein, (b) if LESSOR so requests, LESSEE has provided LESSOR with an opinion of independent tax counsel that a reasonable basis exists for contesting such claim and (c) adequate reserves have been made for such Taxes or, if required, an adequate bond has been posted, then LESSOR at LESSEE’s written request will in good faith, with due diligence and at LESSEE’s expense, contest (or permit LESSEE to contest in the name of LESSEE or LESSOR) the validity, applicability or amount of such Taxes.
16.6 Refunds. Upon receipt by LESSOR of a refund of all or any part of any Taxes (including any deductions or withholdings referred to in Article 5.10) which LESSEE has paid, LESSOR will pay to LESSEE the net amount of such Taxes refunded.
16.7 Cooperation in Filing Tax Returns. LESSEE and LESSOR will cooperate with one another in providing information which may be reasonably required to fulfill each party’s tax filing requirements and any audit information request arising from such filing.
16.8 Survival of Obligations. The representations, warranties, indemnities and agreements of LESSEE provided for in this Article 16 will survive the Termination Date.
ARTICLE 16
TAXES

     ARTICLE 17 INDEMNITIES
17.1 General Indemnity. Except as set forth in Article 17.2, LESSEE agrees to indemnify and hold harmless LESSOR and its officers, directors, employees, agents and shareholders (individually an “Indemnitee” and collectively “Indemnitees”) from any and all liabilities, obligations, losses, damages, fines, penalties, claims, actions, suits, costs, disbursements and expenses (including legal fees, costs and related expenses) of every kind and nature (collectively “Expenses”) which are imposed on, incurred by or asserted against any Indemnitee or the Aircraft by any Person other than LESSEE and which are in any way relating to, based on or arising out of any of the following:
17.1.1	the operation, possession, use, non-use, control, leasing, subleasing, maintenance, storage, overhaul, testing or inspections of the Aircraft, any Engine, the APU or any Part (whether by LESSEE, any sublessee or any other Person) during the Lease Term and until the Termination Date (including the acceptance flights at return), whether or not the same is in compliance with the terms of this Lease, including without limitation claims for death, personal injury, property damage, other loss or harm to any Person and claims relating to any Laws, including without limitation environmental control, noise and pollution laws, rules or regulations;

17.1.2	fuel, airport or enroute navigation charges (including Eurocontrol charges), navigation service charges, landing fees and all charges payable for the use of or for services provided at any airport, whether in respect of the Aircraft or any other aircraft of LESSEE, during the Lease Term and until the Termination Date;

17.1.3	the manufacture, design, testing or inspections (including the acceptance flights at Delivery), acceptance, rejection, delivery, return, sale after an Event of Default, import, export, condition, repair, modification, servicing, rebuilding, airworthiness, registration, reregistration, performance, merchantability, fitness for use of the Aircraft, the APU or any Part, enforcement of warranties whether in LESSOR’s or LESSEE’s name, customer support, product support, information or training provided by Manufacturer and other vendors, substitution or replacement of an Engine, the APU or any Part under this Lease, or other transfer of use or possession of the Aircraft, an Engine, the APU or any Part (including under a sublease, pooling or interchange arrangement) including without limitation latent and other defects, whether or not discoverable and patent, trademark or copyright infringement;

17.1.4	the prevention or attempt to prevent the arrest, confiscation, seizure, taking in execution, impounding, forfeiture or detention of the Aircraft, or in securing the release of the Aircraft; or
ARTICLE 17
INDEMNITIES

17.1.5	as a consequence of any Default or Event of Default by LESSEE.
The foregoing indemnity by LESSEE is intended to include and cover any Expense to which an Indemnitee may be subject (in contract, tort, strict liability or under any other theory) regardless of the negligence, active or passive or any other type, of such Indemnitee, so long as such Expense does not fall within any of the exceptions listed in Article 17.2.
17.2 Exceptions to General Indemnities. The indemnity provided for in Article 17.1 will not extend to Expenses of any Indemnitee to the extent resulting from or arising out of any of the following:
17.2.1	Expenses which LESSEE and LESSOR mutually agree or, absent mutual agreement, are judicially determined to have resulted from the willful misconduct of such Indemnitee;

17.2.2	Expenses which LESSEE and LESSOR mutually agree or, absent mutual agreement, are judicially determined to be attributable to acts or events which occur after the Termination Date and return of the Aircraft to LESSOR in the condition required hereunder, but in any such case only to the extent not attributable to acts or omissions of LESSEE;

17.2.3	Expenses representing Taxes, it being acknowledged that the terms of Article 16 apply exclusively to LESSEE’s indemnity obligations with respect to Taxes; or

17.2.4	Expenses due to the breach by LESSOR of its covenant of quiet enjoyment pursuant to Article 21.2 (except to the extent covered by the insurances LESSEE is required to carry pursuant to Article 18 or other LESSEE insurances).
17.3 After-Tax Basis. The amount which LESSEE will be required to pay with respect to any Expense indemnified against under Article 17.1 will be an amount sufficient to restore the Indemnitee, on an after-tax basis, to the same position such Indemnitee would have been in had such Expense not been incurred.
17.4 Timing of Payment. It is the intent of the parties that each Indemnitee will have the right to indemnification for Expenses hereunder as soon as a claim is made and as soon as an Expense is incurred, whether or not such claim is meritorious and whether or not liability is established (but subject to Article 17.8). LESSEE will pay an Indemnitee for Expenses pursuant to this Article 17 within 10 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the basis for such indemnity.
ARTICLE 17
INDEMNITIES

17.5 Subrogation. Upon the payment in full of any indemnity pursuant to this Article 17 by LESSEE, LESSEE will be subrogated to any right of the Indemnitee in respect of the matter against which such indemnity has been made.
17.6 Notice. Each Indemnitee and LESSEE will give prompt written notice one to the other of any liability of which such party has knowledge for which LESSEE is, or may be, liable under Article 17.1; provided, however, that failure to give such notice will not terminate any of the rights of Indemnitees under this Article 17 except to the extent that LESSEE has been materially prejudiced by the failure to provide such notice.
17.7 Refunds. If any Indemnitee obtains a recovery of all or any part of any amount which LESSEE has paid to such Indemnitee, such Indemnitee will pay to LESSEE the net amount recovered by such Indemnitee.
17.8 Defense of Claims. Unless a Default or Event of Default has occurred and is continuing, LESSEE and its insurers will have the right (in each such case at LESSEE’s sole expense) to investigate or, provided that LESSEE or its insurers have not reserved the right to dispute liability with respect to any insurance policies pursuant to which coverage is sought, defend or compromise any claim covered by insurance for which indemnification is sought pursuant to Article 17.1 and each Indemnitee will cooperate with LESSEE or its insurers with respect thereto. If LESSEE or its insurers are retaining attorneys to handle such claim, such counsel must be reasonably satisfactory to the Indemnitees. If not, the Indemnitees will have the right to retain counsel of their choice at LESSEE’s expense.
17.9 No Double Recovery. Without limiting LESSOR’s right to pursue payment from LESSEE for a particular Expense under both this Article 17 and Article 25.6, LESSOR will not be entitled to actually receive payment from LESSEE for the same Expense twice.
17.10 Survival of Obligation. Notwithstanding anything in this Lease to the contrary, the provisions of this Article 17 will survive the Termination Date and continue in full force and effect notwithstanding any breach by LESSOR or LESSEE of the terms of this Lease, the termination of the lease of the Aircraft to LESSEE under this Lease or the repudiation by LESSOR or LESSEE of this Lease.
ARTICLE 17
INDEMNITIES

     ARTICLE 18 INSURANCE
18.1 Categories of Insurance. Throughout the Lease Term and until the Termination Date, LESSEE will, at its own expense, effect and maintain in full force and effect the types of insurance and amounts of insurance (including deductibles) described in Exhibits C and E through such brokers and with such insurers as may be approved by LESSOR, such approval not to be unreasonably withheld, in London or New York or such other insurance markets as mutually agreed upon by the parties.
18.2 Write-back of any Date Recognition Exclusion. In the event any of LESSEE’s insurances (either the primary insurance or the reinsurance) contain any date recognition exclusion clause or similar clause excluding from such insurance coverage damage to any property (including the Aircraft) or death or injury to any person on account of accidents, incidents or occurrences caused by date recognition or other Year 2000-related problems, LESSEE at its cost will obtain for the benefit of itself, Manufacturer and LESSOR the broadest write-back available in the London insurance market with respect to such exclusion.
18.3 Write-backs of Exclusions in LSW555.D and AVN 48C. In the event that a write-back of the exclusions (losses due to causes such as dirty bombs, electromagnetic weapons, radioactive contamination and chemical, biological and/or biochemical hazards) to the standard London policy forms LSW555.D and, if issued, AVN 48C becomes available, LESSEE at its cost will obtain for the benefit of itself, Manufacturer and LESSOR the broadest write-back available in the London insurance market with respect to such exclusions.
18.4 Third Party War Liability Insurance. LESSEE will provide evidence to LESSOR that the government indemnity for third party (non-passenger) war liability covers LESSEE and its operation of the Aircraft. For so long as such government indemnity is in effect, LESSOR agrees that LESSEE may carry the sublimit specified by AVN 52E in third party war liability insurance, plus excess third party war liability insurance in such higher sublimit as may be required by the government before its government indemnity becomes effective (currently a total sublimit of US$). However, if and when such indemnity is no longer applicable, LESSEE will carry third party war liability insurance in the amount required by Exhibit C. LESSEE will carry third party war liability insurance in the amount required by Exhibit C.
18.5 Installation of Third Party Engine. If LESSEE installs an engine not owned by LESSOR on the Aircraft, either (a) LESSEE’s hull insurance on the Aircraft will automatically increase to such higher amount as is necessary in order to satisfy both LESSOR’s requirement to receive the Agreed Value in the event of a Total Loss and the amount required by the third party engine owner or (b) separate additional insurance on such engine will attach in order to satisfy separately the requirements of the LESSEE to such third party engine owner.
ARTICLE 18
INSURANCE

18.6 LESSOR Coverage for LESSEE’s Employees. LESSOR and the other additional insureds will be covered under LESSEE’s legal liability insurance for death or injury to LESSEE’s employees, pilots and crew.
18.7 Insurance for Indemnities. The insurance referred to in Article 18.1 will in each case include and insure (to the extent of the risks covered by the policies) the indemnity provisions of Article 17 and LESSEE will maintain such insurance of the indemnities for a minimum of two years following the Termination Date.
18.8 AVN 67C. LESSEE will maintain insurances in respect of the Aircraft for purposes of this Lease which incorporate the terms and conditions of AVN 67C, with International Lease Finance Corporation being the “Designated Contract Party”.
18.9 AVN 99. Upon termination of the Lease or if the Aircraft is sold or the Lease is otherwise assigned, LESSEE will effect and maintain applicable liability insurances described in Exhibit C for the benefit of LESSOR and the additional insureds which incorporate the terms and conditions of AVN 99, with International Lease Finance Corporation being the “Designated Contract Party”.
18.10 Insurance required by Manufacturer. During the Lease Term, LESSEE will carry any insurance required by Manufacturer in connection with the assignment of any Manufacturer warranties, customer support or product support to LESSEE. LESSEE will provide LESSOR with an acceptable insurance certificate evidencing such Manufacturer coverage and including the terms set forth in Exhibit E prior to Delivery and at each policy renewal during the Lease Term.
18.11 Pre-Delivery Work or Delivery of Aircraft with Spare Engine. In the event it is necessary for LESSOR to enter into agreements with one or more Persons for (a) the maintenance, repair or modification of the Aircraft (including any Engine or the APU) or (b) the lease of a spare engine, APU or other equipment so that the Aircraft (including any Engine or the APU) will comply with the Delivery conditions set forth in this Lease, LESSEE agrees at LESSOR’s request to add each such Person as an additional insured to the insurance policies which LESSEE is required to maintain pursuant to this Lease, with waivers of subrogation, and that each such Person will be an “Indemnitee” for the purposes of Article 17.
18.12 Renewal. Not less than five Business Days before the expiration or termination date of any insurance required hereunder, LESSEE will provide LESSOR with fax or e-mail confirmation from LESSEE’s insurance brokers that renewed certificates of insurance evidencing the renewal or replacement of such insurance and complying with Exhibit C will be issued on the termination date of the prior certificate. Within seven days after such renewal, LESSEE will furnish its brokers’ certificates of insurance to LESSOR.
ARTICLE 18
INSURANCE

18.13 Assignment of Rights by LESSOR. If LESSOR assigns all or any of its rights under this Lease as permitted by this Lease or otherwise disposes of any interest in the Aircraft to any other Person, LESSEE will, upon request, procure that such Person hereunder be added as loss payee and/or additional assured in the policies effected hereunder and enjoy the same rights and insurance enjoyed by LESSOR under such policies. LESSOR will nevertheless continue to be covered by such policies.
18.14 Deductibles. If there is a material adverse change in the financial condition of LESSEE which LESSOR reasonably believes will cause LESSEE to be unable to pay the deductible upon the occurrence of a partial loss of the Aircraft or an Engine, then LESSOR may require LESSEE at LESSEE’s expense to lower its deductibles on the insurance maintained hereunder to a level which is available on commercially reasonable terms in the insurance market.
18.15 Insurance for Subleases. LESSEE will at all times carry the types of insurance and amounts of insurance (including deductibles) described in Exhibit C on a contingent basis during the term of any sublease of the Aircraft pursuant to Article 11. Prior to commencement of the sublease, LESSOR will receive certificates of insurance evidencing both the sublessee’s coverages and the LESSEE’s contingent coverages.
18.16 Insurance for Wet Lease Operations. In the event LESSEE is performing wet lease operations with the Aircraft pursuant to Article 11.6 and the wet lessee is carrying the primary passenger, baggage cargo liability insurance with respect to the flights, then such insurance must meet the requirements of Exhibit C, including with respect to the amounts of coverage, naming of LESSOR as an additional insured and inclusion of the other endorsements set forth in Exhibit C. Moreover, LESSEE will at all times carry contingent passenger, baggage and cargo liability insurances for such flights. Prior to commencement of wet lease operations for a particular wet lessee, LESSOR will receive certificates of insurance from the insurance brokers for LESSEE and, if applicable, the wet lessee evidencing such coverages.
18.17 Other Insurance. LESSOR may from time to time by notice to LESSEE require LESSEE at LESSEE’s expense to effect such other insurance or such variations to the terms of the existing insurance as may then be customary in the airline industry for aircraft of the same type as the Aircraft and at the time commonly available in the insurance market.
18.18 Information. LESSEE will provide LESSOR with any information reasonably requested by LESSOR from time to time concerning the insurance maintained with respect to the Aircraft or in connection with any claim being made or proposed to be made thereunder.
18.19 Currency. All proceeds of insurance pursuant to this Lease will be payable in Dollars except as may be otherwise agreed by LESSOR.
ARTICLE 18
INSURANCE

18.20 Grounding of Aircraft. If at any time any of the insurance required pursuant to this Lease will cease to be in full force and effect, LESSEE will forthwith ground the Aircraft and keep the Aircraft grounded until such time as such insurance is in full force and effect again.
18.21 Failure to Insure. If at any time LESSEE fails to maintain insurance in compliance with this Article 18, LESSOR will be entitled but not bound to do any of the following (without prejudice to any other rights which it may have under this Lease by reason of such failure):
(a) to pay any premiums due or to effect or maintain insurance satisfactory to LESSOR or otherwise remedy such failure in such manner as LESSOR considers appropriate (and LESSEE will upon demand reimburse LESSOR in full for any amount so expended in that connection); or
(b) at any time while such failure is continuing, to require the Aircraft to remain at any airport or (as the case may be), proceed to and remain at any airport designated by LESSOR, until such failure is remedied to LESSOR’s satisfaction.
18.22 Reinsurance. Any reinsurance will be maintained with reinsurers and brokers approved by LESSOR. Such reinsurance will contain each of the following terms and will in all other respects (including amount) be satisfactory to LESSOR:
(a) the same terms as the original insurance;
(b) a cut-through and assignment clause satisfactory to LESSOR; and
(c) payment will be made notwithstanding (i) any bankruptcy, insolvency, liquidation or dissolution of any of the original insurers and/or (ii) that the original insurers have made no payment under the original insurance policies.
18.23 Limit on Hull in favor of LESSEE. LESSEE may carry hull all risks or hull war and allied perils on the Aircraft in excess of the Agreed Value (which is payable to LESSOR) only to the extent such excess insurance which would be payable to LESSEE in the event of a Total Loss does not exceed % of the Agreed Value and only to the extent that such additional insurance will not prejudice the insurances required in this Lease or the recovery by LESSOR thereunder. LESSEE agrees that it will not (a) create or permit to exist any liens or encumbrances over the insurances, or its interest therein, except as constituted by this Lease or (b) prejudice LESSOR’s ability to purchase additional insurance for LESSOR’s own benefit.
ARTICLE 18
INSURANCE

     ARTICLE 19 LOSS, DAMAGE AND REQUISITION
          Throughout the Lease Term and until the Termination Date, LESSEE will bear all risk of loss, theft, damage and destruction to the Aircraft.
19.1 Definitions. In this Article 19 and this Lease:
          “Agreed Value” means US$.
          “Net Total Loss Proceeds” means the Total Loss Proceeds actually received by LESSOR following a Total Loss, less any legal and other out-of-pocket expenses, taxes or duties incurred by LESSOR in connection with the collection of such proceeds.
          “Total Loss” means any of the following in relation to the Aircraft, Airframe, any Engine or the APU and “Total Loss Date” means the date set forth in parenthesis after each Total Loss:
(a) destruction, damage beyond repair or being rendered permanently unfit for normal use for any reason (the date such event occurs or, if not known, the date on which the Aircraft, Airframe, Engine or APU was last heard of);
(b) actual, constructive, compromised, arranged or agreed total loss (the earlier of the date on which the loss is agreed or compromised by the insurers or 30 days after the date of notice to LESSEE’s brokers or insurers claiming such total loss);
(c) requisition of title, confiscation, forfeiture or any compulsory acquisition or other similar event (the date on which the same takes effect);
(d) sequestration, detention, seizure or any similar event for more than 30 consecutive days (the earlier of the date on which insurers make payment on the basis of a total loss or the date of expiration of such period);
(e) requisition for use for more than 180 consecutive days, except as set forth in Article 19.9 (the earlier of the date on which the insurers make payment on the basis of a total loss or the date of expiration of such period);
(f) in the case of an Engine, the event described in Article 12.8.3 (the date on which the same takes effect);
ARTICLE 19
LOSS, DAMAGE AND REQUISITION

(g) any sale of the Aircraft in connection with Eurocontrol or other navigation or airport charges (the date on which the sale occurs);
(h) any sale of the Aircraft in connection with a LESSEE bankruptcy, whether by an administrator, trustee or court (the date on which the intent to sell the Aircraft becomes known); or
(i) any other occurrence not permitted under this Lease which deprives LESSEE of use or possession for a period of 60 consecutive days or longer (the sixtieth day of such period).
          “Total Loss Proceeds” means the proceeds of any insurance or any compensation or similar payment arising in respect of a Total Loss.
19.2 Notice of Total Loss. LESSEE will notify LESSOR in writing within two Business Days after a Total Loss Date of the Aircraft, Airframe, any Engine or the APU.
19.3 Total Loss of Aircraft or Airframe. If the Total Loss of the Aircraft or Airframe occurs during the Lease Term, the following will occur:
19.3.1	After the Total Loss Date and until receipt by LESSOR of the Agreed Value and all other amounts then due under this Lease, LESSEE will continue to pay Rent and the parties will perform all of their other obligations under this Lease.

19.3.2	On the date which is the earlier of the following dates:
(a) the date on which the Total Loss Proceeds of the Aircraft or the Airframe are paid by LESSEE’s insurance underwriters or brokers and
(b) the date which falls 30 days after the Total Loss Date,
LESSEE will pay to LESSOR an amount equal to the sum of:
(x) the Agreed Value and
(y) all other amounts then accrued under this Lease,
less an amount equal to the Net Total Loss Proceeds received by LESSOR by such date.

19.3.3	LESSOR will apply the Net Total Loss Proceeds and any amounts received from LESSEE pursuant to Article 19.3.2 as follows:
ARTICLE 19
LOSS, DAMAGE AND REQUISITION

(a) first, in discharge of any unpaid Rent and any other amounts accrued and unpaid up to the date of LESSOR’s receipt of the Agreed Value;
(b) second, in discharge of the Agreed Value; and
(c) third, payment of the balance, if any, to LESSEE.
19.3.4	Upon receipt by LESSOR of all monies payable by LESSEE in Article 19.3, provided no Default or Event of Default has occurred and is continuing, this Lease will terminate except for LESSEE’s obligations under Articles 10.5, 16 and 17 which survive the Termination Date.
FOR AVOIDANCE OF DOUBT, THE AGREED VALUE OF THE AIRCRAFT WILL BE PAYABLE TO LESSOR PURSUANT TO THIS ARTICLE 19.3 WHEN A TOTAL LOSS OF THE AIRFRAME OCCURS EVEN IF THERE HAS NOT BEEN A TOTAL LOSS OF AN ENGINE, ENGINES OR THE APU.
19.4 Surviving Engine(s). If a Total Loss of the Airframe occurs and there has not been a Total Loss of an Engine or Engines, then, provided no Default or Event of Default has occurred and is continuing, at the request of LESSEE (subject to agreement of relevant insurers) and on receipt of all monies due under Article 19.3 and payment by LESSEE of all airport, navigation and other charges on the Aircraft, LESSOR will transfer all its right, title and interest in the surviving Engine(s) to LESSEE, but without any responsibility, condition or warranty on the part of LESSOR other than as to freedom from any LESSOR’s Lien.
19.5 Total Loss of Engine and not Airframe.
19.5.1	Upon a Total Loss of any Engine not installed on the Airframe or a Total Loss of an Engine installed on the Airframe not involving a Total Loss of the Airframe, LESSEE will replace such Engine as soon as reasonably possible by duly conveying to LESSOR title to another engine from LESSEE (or another Person with a net worth at least equal to that of LESSEE) (a) free and clear of all Security Interests (except Permitted Liens) of any kind or description, (b) in airworthy condition and of the same or improved model, service bulletin and modification status and having a value and utility at least equal to the Engine which sustained the Total Loss, (c) not older (by reference to serial number or manufacture date) than the older of the Engines delivered by LESSOR to LESSEE with the Aircraft on the Delivery Date, (d) in the same or better operating condition as the Engine which sustained a Total Loss, including time in service, hours and cycles since new and hours and cycles available to the next inspection, Overhaul or scheduled or anticipated removal and (e) which has not been operated and does not have any modules that have been operated at a higher thrust rating than the Engine which sustained the Total Loss. Such replacement engine will be an “Engine” as defined
ARTICLE 19
LOSS, DAMAGE AND REQUISITION

in this Lease and the Engine which sustained such Total Loss will cease to be an “Engine”.

19.5.2	LESSEE agrees at its own expense to take such action as LESSOR may reasonably request in order that any such replacement Engine becomes the property of LESSOR and is leased hereunder on the same terms as the destroyed Engine. LESSEE’s obligation to pay Rent will continue in full force and effect, but an amount equal to the Net Total Loss Proceeds received by LESSOR with respect to such destroyed Engine will, subject to LESSOR’s right to deduct therefrom any amounts then due and payable by LESSEE under this Lease, be paid to LESSEE.

19.5.3	Notwithstanding Articles 19.5.1 and 19.5.2, if at the time of a Total Loss of an Engine not installed on the Aircraft or a Total Loss of an Engine installed on the Airframe not involving a Total Loss of the Airframe, LESSOR and LESSEE are parties to a spare engine lease pursuant to which LESSOR is leasing a spare engine to LESSEE of the same model and type as the Engine which has suffered such Total Loss, LESSOR will receive from LESSEE the replacement cost of the Engine instead of accepting a replacement engine. One of such LESSOR spare engines will then be substituted under this Lease for the Engine which suffered such Total Loss and the applicable spare engine lease will terminate.
19.6 Total Loss of APU.
19.6.1	Upon a Total Loss of the APU when not installed on the Airframe or a Total Loss of the APU while installed on the Airframe not involving a Total Loss of the Airframe, LESSEE will replace such APU as soon as reasonably possible by duly conveying to LESSOR title to another auxiliary power unit (a) free and clear of all Security Interests (except Permitted Liens) of any kind or description, (b) in airworthy condition and of the same or improved model, service bulletin and modification status and having a value and utility at least equal to the APU which sustained the Total Loss, (c) not older (by reference to serial number or manufacture date) than the APU delivered by LESSOR to LESSEE with the Aircraft on the Delivery Date and (d) in the same or better operating condition as the APU which sustained the Total Loss, including time in service, hours and cycles since new and hours and cycles available to the next inspection, Overhaul or scheduled or anticipated removal. Such replacement auxiliary power unit will be the “APU” as defined in this Lease and the auxiliary power unit which sustained such Total Loss will cease to be the “APU”.

19.6.2	LESSEE agrees at its own expense to take such action as LESSOR may reasonably request in order that any such replacement APU becomes the property of LESSOR and is leased hereunder on the same terms as the destroyed APU. LESSEE’s obligation to pay Rent will continue in full force and effect, but an amount equal to
ARTICLE 19
LOSS, DAMAGE AND REQUISITION

the Net Total Loss Proceeds received by LESSOR with respect to such destroyed APU will, subject to LESSOR’s right to deduct therefrom any amounts then due and payable by LESSEE under this Lease, be paid to LESSEE.
19.7 Other Loss or Damage.
19.7.1	If the Aircraft or any Part thereof suffers loss or damage not constituting a Total Loss of the Aircraft or the Airframe or any Engine or the APU, all the obligations of LESSEE under this Lease (including payment of Rent) will continue in full force.

19.7.2	In the event of any loss or damage to the Aircraft or Airframe which does not constitute a Total Loss of the Aircraft or the Airframe, or any loss or damage to an Engine or the APU which does not constitute a Total Loss of such Engine or the APU, LESSEE will at its sole cost and expense fully and promptly repair the Aircraft, Engine or APU in order that the Aircraft, Engine or APU is placed in an airworthy condition and substantially the same condition as it was prior to such loss or damage. All repairs will be performed in a manner which preserves and maintains all warranties and service life policies to the same extent as they existed prior to such loss or damage. LESSEE will notify LESSOR forthwith of any loss, theft or damage to the Aircraft for which the cost of repairs is estimated to exceed US$, together with LESSEE’s proposal and timetable for carrying out the repair. In the event that LESSOR does not agree with LESSEE’s proposal for repair, LESSOR will so notify LESSEE within two Business Days after its receipt of such proposal. LESSEE and LESSOR will then consult with Manufacturer and LESSEE and LESSOR agree to accept as conclusive, and be bound by, Manufacturer’s directions or recommendations as to the manner in which to carry out such repairs. If Manufacturer declines to give directions or recommendations, LESSEE will carry out the repairs in accordance with the directions of LESSOR. If the Aircraft is airworthy or the Engine or APU serviceable notwithstanding the loss or damage, LESSEE will repair such Aircraft, Engine or APU, as the case may be, within the time frame reasonably established by LESSOR given the circumstances.
19.8 Copies of Insurance and Reinsurance Policies. Promptly after the occurrence of a partial loss or Total Loss of the Aircraft, an Engine or the APU, LESSEE will provide LESSOR with copies of LESSEE’s insurance and, if applicable, reinsurance, policies.
19.9 Government Requisition. If the Aircraft, Airframe, any Engine or the APU is requisitioned for use by any Government Entity, LESSEE will promptly notify LESSOR of such requisition. All of LESSEE’s obligations hereunder will continue as if such requisition had not occurred. So long as no Default or Event of Default has occurred and is continuing, all payments received by LESSOR or LESSEE from such Government Entity will be paid over to or retained by LESSEE. If a Default or Event of Default has occurred and is continuing, all payments
ARTICLE 19
LOSS, DAMAGE AND REQUISITION

received by LESSEE or LESSOR from such Government Entity may be used by LESSOR to satisfy any obligations owing by LESSEE.
ARTICLE 19
LOSS, DAMAGE AND REQUISITION

     ARTICLE 20 REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSEE
20.1 Representations and Warranties. LESSEE represents and warrants the following to LESSOR as of the date of execution of this Lease and as of the Delivery Date:
20.1.1	Status. LESSEE is a company validly existing and in good standing under the Laws of . It has the power and authority to carry on its business as presently conducted and to perform its obligations hereunder.

20.1.2	Governmental Approvals. No authorization, approval, consent, license or order of, or registration with, or the giving of notice to the Aviation Authority or any other Government Entity is required for the valid authorization, execution, delivery and performance by LESSEE of this Lease, except as will have been duly effected as of the Delivery Date.

20.1.3	Binding. LESSEE’s Board of Directors has authorized LESSEE to enter into this Lease, any Side Letters hereto and any other documentation in connection with the leasing of the Aircraft from LESSOR (collectively, the “Operative Documents”) and perform its obligations under the Operative Documents. This Lease and the other Operative Documents have been duly executed and delivered by LESSEE and represent the valid and binding obligations of LESSEE, enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application affecting the enforcement of creditors’ rights. When executed by LESSEE at Delivery, the same will apply to the Estoppel and Acceptance Certificate.

20.1.4	No Breach. The execution and delivery of the Operative Documents, the consummation by LESSEE of the transactions contemplated in this Lease and compliance by LESSEE with the terms and provisions hereof do not and will not contravene any Law applicable to LESSEE, or result in any breach of or constitute any default under or result in the creation of any Security Interest upon any property of LESSEE, pursuant to any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, charter, bylaw or other agreement or instrument to which LESSEE is a party or by which LESSEE or its properties or assets may be bound or affected. When executed by LESSEE at Delivery, the same will apply to the Estoppel and Acceptance Certificate.
ARTICLE 20
REPRESENTATIONS, WARRANTIES AND
COVENANTS OF LESSEE

20.1.5	Filings. Except for any filing or recording that may be required under the and except for , no filing or recording of any instrument or document (including the filing of any financial statement) is necessary under the Laws of the State of Registration in order for this Lease to constitute a valid and perfected lease of record relating to the Aircraft.

20.1.6	Translation or Notarization. Except for ______, none of the Lease or any other Operative Document needs to be translated, notarized, legalized, apostilled or consularized as a condition to the legality, validity, filing, enforceability or admissibility in evidence thereof.

20.1.7	Licenses. LESSEE holds all licenses, certificates and permits from applicable Government Entities in for the conduct of its business as a certificated air carrier and performance of its obligations under this Lease.

20.1.8	No Suits. There are no suits, arbitrations or other proceedings pending or threatened before any court or administrative agency against or affecting LESSEE which, if adversely determined, would have a material adverse effect on the business, assets or condition (financial or otherwise) of LESSEE or its ability to perform under this Lease, except as described in the filings provided to LESSOR pursuant to Article 22.

20.1.9	No Withholding. Under the Laws of , LESSEE will not be required to deduct any withholding or other Tax from any payment it may make under this Lease.

20.1.10	No Restrictions on Payments. Under the Laws of , there are no present restrictions on LESSEE making the payments required by this Lease.

20.1.11	General Obligations. The obligations of LESSEE under this Lease are direct, general and unconditional obligations of LESSEE and rank or will rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of LESSEE, with the exception of such obligations as are mandatorily preferred by law and not by reason of any encumbrance.

20.1.12	No Sovereign Immunity. LESSEE, under the Laws of or of any other jurisdiction affecting LESSEE, is subject to private commercial law and suit. Neither LESSEE nor its properties or assets is entitled to sovereign immunity under any such Laws. LESSEE’s performance of its obligations hereunder constitute commercial acts done for commercial purposes.

20.1.13	Tax Returns. All necessary returns have been delivered by LESSEE to all relevant taxation authorities in the jurisdiction of its formation and LESSEE is not in default in the payment of any taxes due and payable.
ARTICLE 20
REPRESENTATIONS, WARRANTIES AND
COVENANTS OF LESSEE

20.1.14	No Material Adverse Effect. LESSEE is not in default under any agreement to which it is a party or by which it may be bound which would have a material adverse effect on its business, assets or condition.

20.1.15	No Default or Event of Default under this Lease. At the time of execution of this Lease, no Default or Event of Default has occurred and is continuing and the financial statements provided to LESSOR pursuant to Article 22 fairly present the financial condition of LESSEE.

20.2	Covenants. LESSEE covenants to LESSOR that it will comply with the following throughout the entire Lease Term:

20.2.1	Licensing. LESSEE will hold all licenses, certificates and permits from applicable Government Entities in for the conduct of its business as a certificated air carrier and performance of its obligations under this Lease. LESSEE will advise LESSOR promptly in the event any such licenses, certificates or permits are cancelled, terminated, revoked or not renewed.

20.2.2	Payments. If at any time any such restrictions may be applicable, LESSEE will obtain all certificates, licenses, permits, exemptions and other authorizations which are from time to time required for the making of the payments required by this Lease on the dates and in the amounts and currency which are stipulated in this Lease, and will maintain the same in full force and effect for so long as the same will be required.

20.2.3	Sovereign Immunity. LESSEE, under the Laws of or of any other jurisdiction affecting LESSEE, will continue to be subject to private commercial law and suit. Neither LESSEE nor its properties or assets will be entitled to sovereign immunity under any such Laws. LESSEE’s performance of its obligations hereunder will constitute commercial acts done for commercial purposes. LESSEE will advise LESSOR promptly of any change in the foregoing.

20.2.4	Information about Suits. LESSEE will promptly give to LESSOR a notice in writing of any suit, arbitration or proceeding before any court, administrative agency or Government Entity which, if adversely determined, would materially adversely affect LESSEE’s financial condition, affairs, operations or its ability to perform under this Lease.

20.2.5	Restrictions on Mergers. LESSEE will not sell or convey substantially all of its property and assets or merge or consolidate with or into any other Person unless LESSEE has obtained LESSOR’s prior written consent which will not be unreasonably withheld.
ARTICLE 20
REPRESENTATIONS, WARRANTIES AND
COVENANTS OF LESSEE

20.2.6	Restriction on Relinquishment of Possession. LESSEE will not, without the prior consent of LESSOR, deliver, transfer or relinquish possession of the Aircraft except in accordance with Articles 11 and 12.

20.2.7	No Security Interests. LESSEE will not create or agree to or permit to arise any Security Interest (other than Permitted Liens) on or with respect to the Aircraft, title thereto or any interest therein. LESSEE will forthwith, at its own expense, take all action as may be necessary to discharge or remove any such Security Interest if it exists at any time. LESSEE will within 24 hours after becoming aware of the existence of any such Security Interest give written notice thereof to LESSOR.

20.2.8	Representations to Other Parties. LESSEE will not represent or hold out LESSOR as carrying goods or passengers on the Aircraft or as being in any way connected or associated with any operation of the Aircraft.
ARTICLE 20
REPRESENTATIONS, WARRANTIES AND
COVENANTS OF LESSEE

     ARTICLE 21 REPRESENTATIONS, WARRANTIES AND COVENANTS OF LESSOR
21.1 Representations and Warranties. LESSOR represents and warrants the following to LESSEE as of the date of execution of the Lease and as of the Delivery Date and ALL OTHER WARRANTIES, EXPRESS OR IMPLIED HAVE BEEN WAIVED IN ACCORDANCE WITH ARTICLE 8:
21.1.1	Corporate Status. LESSOR is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of California. It has the corporate power and authority to carry on its business as presently conducted and to perform its obligations hereunder.

21.1.2	Governmental Approvals. No authorization, approval, consent, license or order of, or registration with, or the giving of notice to any U.S. Government Entity is required for the valid authorization, execution, delivery and performance by LESSOR of this Lease.

21.1.3	Binding. This Lease and the other Operative Documents have been duly authorized, executed and delivered by LESSOR and represent the valid and binding obligations of LESSOR, enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application affecting the enforcement of creditors’ rights.

21.1.4	No Breach. The execution and delivery of the Operative Documents, the consummation by LESSOR of the transactions contemplated in this Lease and compliance by LESSOR with the terms and provisions hereof do not and will not contravene any Law applicable to LESSOR, or result in any breach of or constitute any default under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, charter, bylaw or other agreement or instrument to which LESSOR is a party or by which LESSOR or its properties or assets may be bound or affected.
21.2 Covenant of Quiet Enjoyment. So long as no Default or Event of Default has occurred and is continuing hereunder, LESSOR covenants that neither LESSOR nor any person lawfully claiming through LESSOR will interfere with LESSEE’s quiet, peaceful use and enjoyment of the Aircraft.
ARTICLE 20
REPRESENTATIONS, WARRANTIES AND
COVENANTS OF LESSOR

     ARTICLE 22 FINANCIAL AND OTHER INFORMATION
     LESSEE agrees to furnish each of the following to LESSOR:
(a) within 45 days after the end of each fiscal quarter of LESSEE, three hard copies of the unaudited consolidated financial statements (including a balance sheet and profit and loss statement) prepared for such quarter in accordance with generally accepted accounting principles in ;
(b) within 90 days after the end of each fiscal year of LESSEE, three hard copies of the audited consolidated financial statements (including a balance sheet and profit and loss statement) prepared as of the close of such fiscal year in accordance with generally accepted accounting principles in . LESSEE’s chief financial officer will also provide a certificate stating that no Default or Event of Default exists under this Lease;
(c) promptly after distribution, three hard copies of all reports and financial statements which LESSEE sends or makes available to its stockholders or creditors; and
(d) from time to time, such other reasonable information as LESSOR or LESSOR’s Lender may reasonably request concerning the location, condition, use and operation of the Aircraft or the financial condition of LESSEE.
ARTICLE 22
FINANCIAL AND OTHER INFORMATION

     ARTICLE 23 RETURN OF AIRCRAFT
23.1	Date of Return. LESSEE is obligated to return the Aircraft, Engines, APU, Parts and Aircraft Documentation to LESSOR on the Expiration Date, unless a Total Loss of the Aircraft occurred prior to the Expiration Date and this Lease was terminated early in accordance with Article 19.3. If an Event of Default occurs hereunder by LESSEE failing to return the Aircraft on the Expiration Date or if an Event of Default occurs prior to or after the Expiration Date and LESSOR repossesses the Aircraft, the return requirements set forth in this Article 23 nonetheless must be met on the date the Aircraft is actually returned to LESSOR or repossessed by LESSOR.

23.2	Last Engine Shop Visits. With respect to the last Engine shop visit of an Engine prior to return of the Aircraft, LESSEE will submit to LESSOR at least 30 days in advance the intended workscope of such shop visit. If LESSOR requests, LESSEE will perform additional work at such shop visit at LESSOR’s cost.

23.3	Payments from LESSEE. No later than 10 months prior to the Expiration Date, LESSEE will provide LESSOR with an estimate of the total amount to be paid by LESSEE pursuant to Article 23.12 and will supply LESSOR with supporting data. LESSEE and LESSOR will discuss LESSEE’s estimate and mutually agree upon an estimated amount, which amount LESSEE will pay to LESSOR no later than 60 days prior to the Expiration Date. Immediately prior to return, LESSEE and LESSOR will recalculate the total amount actually owed by LESSEE to LESSOR pursuant to Article 23.12. In the event of any shortfall between the estimated amount paid by LESSEE and the actual amount due, LESSEE will pay LESSOR the amount of such shortfall prior to return of the Aircraft. In the event of an overpayment, LESSOR will reimburse to LESSEE the amount of such overpayment. In no event will LESSOR be required to accept return of the Aircraft until the amounts payable by LESSEE to LESSOR pursuant to Article 23.3 have been received by LESSOR.

23.4	Technical Report. No later than six months prior to the Expiration Date (and in an updated form at return of the Aircraft), LESSEE will provide LESSOR with a Technical Evaluation Report and, in addition upon LESSOR’s request, will make copies available of (a) drawings of the interior configuration of the Aircraft both as it presently exists and as it will exist at return, (b) an Airworthiness Directive status list, (c) a service bulletin incorporation list, (d) rotable tracked, hard-time and life-limited component listings, (e) a list of modifications, alterations and repairs, (f) interior material burn certificates, (g) the Maintenance Program, (h) the complete workscopes for the checks, inspections and other work to be performed prior to return, (i) a forecast of the checks, inspections and other work to be performed within 18 months after return of the Aircraft, (j) a list of all no-charge service bulletin kits with respect to the Aircraft which were ordered by LESSEE from Manufacturer or the Engine manufacturer,
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(k) current Engine disk sheets, (l) last Engine shop visit reports, (m) takeoff and cruise trend reports for the last 12 months and (n) any other data which is reasonably requested by LESSOR.
23.5 Return Location. LESSEE at its expense will return the Aircraft, Engines, APU, Parts and Aircraft Documentation to LESSOR at or at such other location as may be mutually agreed to by LESSEE and LESSOR.
23.6 Full Aircraft Documentation Review. For the period commencing at least one month prior to the proposed redelivery date and continuing until the date on which the Aircraft is returned to LESSOR in the condition required by this Lease, LESSEE will provide for the review of LESSOR and/or its representative all of the Aircraft records and historical documents described in Exhibit O in one central room with access to telephone, photocopy, fax and internet connections at the Aircraft return location.
23.7 Maintenance Policies and Procedures Manuals. At return of the Aircraft and at LESSOR’s request for the purposes of bridging and demonstrating to the next operator and its aviation authority how the Aircraft has been maintained, LESSEE will provide LESSOR with copies of its Maintenance Program, general maintenance manual, general policies and procedures manual, maintenance exposition manual, general engineering manual, or their equivalents, and any other related controlled documentation which affects the Aircraft. Recognizing that LESSEE’s maintenance policies and procedures manuals are proprietary to LESSEE, LESSOR agrees that they will be only utilized as set forth in Article 12.12 and this Article 23.7.
23.8 Aircraft Inspection.
23.8.1	During the maintenance checks performed prior to the proposed redelivery and at the actual return of the Aircraft, LESSOR and/or its representatives will have an opportunity to observe functional and operational system checks, perform a visual inspection of the Aircraft (taking into account the Aircraft type, age, use and other known factors with respect to the Aircraft) and perform a full inspection of the Aircraft Documentation (including records and manuals), all to LESSOR’s satisfaction. Any deficiencies from the Aircraft return condition requirements set forth in this Article 23 will be corrected by LESSEE at its cost prior to return of the Aircraft.

23.8.2	Prior to the Aircraft acceptance flight described in Article 23.8.3, with LESSOR and/or LESSOR’s representatives present, LESSEE will conduct a systems functional and operational inspection of the Aircraft in accordance with Manufacturer’s checklist procedures.

23.8.3	Immediately prior to redelivery of the Aircraft, LESSEE will carry out for LESSOR and/or LESSOR’s representatives an Aircraft acceptance flight which will be for not
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less than one hour and not more than two hours in which standard revenue flight profiles are demonstrated. Flight costs and fuel will be furnished by and at the expense of LESSEE. Any deficiencies from the Aircraft return condition requirements set forth in this Article 23 will be corrected by LESSEE at its cost prior to return of the Aircraft.
23.8.4	To the extent that the ground inspection and acceptance flight extend beyond the Expiration Date, the Lease Term will be deemed to have been automatically extended and the obligations of LESSEE hereunder (including Article 23.15.3) will continue on a day-to-day basis until the Aircraft is accepted by LESSOR executing the Return Acceptance Receipt in the form of Exhibit M.
23.9 Certificate of Airworthiness Matters.
23.9.1	The Aircraft will possess a current Certificate of Airworthiness issued by the Aviation Authority (although this Certificate of Airworthiness may later be replaced by an Export Certificate of Airworthiness or equivalent if requested by LESSOR pursuant to Article 23.13). In addition, even if LESSEE must perform engineering, maintenance and repair work on the Aircraft beyond the requirements of Article 12, the Aircraft at return must be in the condition required in order to meet the requirements for issuance of a U.S. Standard Certificate of Airworthiness for transport category aircraft issued by the FAA in accordance with FAR Part 21 and, in addition, to meet the operating requirements of FAR Part 121 with no restrictions imposed. In addition, even if LESSEE must perform engineering, maintenance and repair work on the Aircraft beyond the requirements of Article 12, the Aircraft at return must be in the condition required in order to meet the requirements for issuance of an EASA Certificate of Airworthiness for transport category aircraft issued by an EASA member country in accordance with EASA Part 21 and, in addition, to meet the operating requirements of EU-OPS 1 and Eurocontrol with no restrictions imposed.

23.9.2	At LESSOR’s request, LESSEE at its cost will demonstrate that the Aircraft meets the requirements for issuance of the U.S. Standard Certificate of Airworthiness for transport category aircraft specified in Article 23.9.1 by delivering to LESSOR at LESSOR’s option either an actual U.S. Standard Certificate of Airworthiness (if the Aircraft is to be registered in the U.S.) or a letter acceptable to LESSOR signed by an FAA Designated Airworthiness Representative (DAR) or another Person acceptable to LESSOR stating that the DAR or such Person has inspected the Aircraft and Aircraft Documentation (including records and manuals) and has found that the Aircraft meets the requirements for issuance of a U.S. Standard Certificate of Airworthiness for transport category aircraft in accordance with FAR Part 21 and, in addition, meets the operating requirements of FAR Part 121 with no restrictions imposed. At LESSOR’s request, LESSEE at its cost will demonstrate that the
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Aircraft meets the requirements for issuance of an EASA Certificate of Airworthiness for transport category aircraft issued by an EASA member country as specified in Article 23.9.1 by delivering to LESSOR a letter or other document acceptable to LESSOR signed by the aviation authority of an EASA member country or another Person acceptable to LESSOR stating that such Person has inspected the Aircraft and Aircraft Documentation (including records and manuals) and has found that the Aircraft meets the requirements for issuance of a Certificate of Airworthiness for transport category aircraft issued by an EASA member country in accordance with EASA Part 21 and, in addition, meets the operating requirements of EU-OPS 1 and Eurocontrol with no restrictions imposed.

23.9.3	If the Aircraft is to be registered in a country other than in the U.S. after return from LESSEE, LESSOR may in its sole discretion waive the requirements of Article 23.9.2 and instead require that LESSEE at its expense (to the extent such expense is no greater than that which LESSEE would have incurred pursuant to Articles 23.9.1 and 23.9.2, with any additional expenses being for LESSOR’s account) put the Aircraft in a condition to meet the requirements for issuance of a Certificate of Airworthiness of the aviation authority of the next country of register.
23.10 General Condition of Aircraft at Return.
23.10.1	The Aircraft, Engines, APU and Parts will have been maintained and repaired in accordance with the Maintenance Program, the rules and regulations of the Aviation Authority and this Lease.

23.10.2	If any Part installed on the Airframe, any Engine or the APU at return was not installed at Delivery, then such Part will have met the requirements of Article 12.4.1 at the time of installation.

23.10.3	The requirements of Article 12.2.2 will have been met with respect to the installation of PMA Parts and OEM Parts in the Engines during the Lease Term. Without limiting the foregoing, all stationary high energy Parts in the gaspath of the Engines will be OEM Parts.

23.10.4	Aircraft Documentation (including records and manuals) will have been maintained in English and in an up-to-date status, in accordance with the rules and regulations of the Aviation Authority and the FAA and this Lease and in a form necessary in order to meet the requirements of Article 23.9.1. The records and historical documents set forth in Exhibit O will be in English. If LESSEE subscribes to Manufacturer’s on-line data access services, LESSEE must nonetheless return the Aircraft manuals with all current revisions provided by Manufacturer in CD, microfilm or other format acceptable to LESSOR.
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23.10.5	All hard-time, time-controlled, time-tracked and life-limited Parts which are installed on the Aircraft will have an FAA Form 8130-3 or EASA Form 1 evidencing the airworthiness of such Part at the time of installation on the Aircraft. In the case of life-limited Parts, the documentation will also state the total hours and cycles since new. In the case of hard-time, time-controlled or time-tracked Parts, the documentation will also state the time since last Overhaul or refurbishment, will have a reference to the relevant section of the Component Maintenance Manual under which the Part was Overhauled or refurbished, as applicable, and will identify the FAA-approved repair agency or EASA-approved repair agency, as applicable, which performed the last Overhaul or refurbishment.

23.10.6	All Parts other than those referred to in Article 23.10.5 installed on the Aircraft will have FAA-acceptable or EASA-acceptable documentation demonstrating that such Parts were airworthy at the time of installation on the Aircraft.

23.10.7	The Aircraft will be in the same working order and condition as at Delivery (subject to the other provisions of this Article 23, reasonable wear and tear from normal flight operations excepted), with all pilot discrepancies and deferred maintenance items cleared on a terminating action basis.

23.10.8	The Aircraft will be airworthy (conform to type design and be in a condition for safe operation), with all Aircraft equipment, components and systems operating in accordance with their intended use and within limits approved by Manufacturer, the Aviation Authority and the FAA.

23.10.9	The Aircraft interior (including cabin and windows) and exterior will be clean, with all compartments free of foreign objects. The Aircraft will be substantially free of dirt, grease, fluids, stains, grime, cracks, tears and rips, consistent with worldwide commercial airline standards for used aircraft at completion of a heavy maintenance check.

23.10.10	No special or unique Manufacturer, Engine manufacturer or Aviation Authority inspection or check requirements which are specific to the Aircraft or Engines (as opposed to all aircraft or engines of their types) will exist with respect to the Airframe, Engines and Aircraft equipment, components and systems.

23.10.11	All repairs to the Aircraft will have been accomplished in accordance with Manufacturer’s Structural Repair Manual (or FAA-approved data supported by an FAA Form 8110-3 or FAA Form 8100-9) (or EASA-approved data supported by DGAC Repair Design Approval Sheets or its EASA equivalent).

23.10.12	All Modifications to the Aircraft will have been accomplished in accordance with FAA-approved data supported by an FAA Form 8110-3, FAA Form 8100-9 or FAA
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supplemental type certificate. All Modifications will also be accomplished in accordance with EASA-approved data supported by DGAC-approved Repair Design Approval Sheets or its EASA equivalent or an EASA-approved supplemental type certificate.

23.10.13	The Aircraft will be returned with LESSOR’s Engines and APU installed and with the same equipment as at Delivery, subject only to those replacements, additions and Modifications permitted under this Lease. To the extent LESSEE performed a Modification which cost in excess of US$ and LESSOR did not approve such Modification in accordance with Article 12.9.1, LESSOR may require LESSEE to return the Aircraft in its original condition prior to such Modification.

23.10.14	All Airworthiness Directives which are issued prior to the date of return of the Aircraft and which require compliance prior to return of the Aircraft to LESSOR or within months after the Termination Date (the “LESSEE AD Compliance Period”) will have been complied with on the Aircraft at LESSEE’s cost as follows:
(a) all such Airworthiness Directives for which terminating action is due within the LESSEE AD Compliance Period will have been accomplished by performing the terminating action; and
(b) all such Airworthiness Directives for which terminating action is not due within the LESSEE AD Compliance Period will have been accomplished at the highest level of inspection or modification possible short of terminating action.
If, after using best efforts, LESSEE is unable to acquire the material, parts or components necessary to accomplish any such Airworthiness Directive, LESSEE will pay to LESSOR upon return of the Aircraft the estimated cost of performing such Airworthiness Directive in accordance with this Article 23.10.14. If the estimated cost cannot be mutually agreed upon by LESSEE and LESSOR, LESSEE and LESSOR will each obtain an estimate from a reputable FAA or EASA approved maintenance facility (unaffiliated with LESSEE or LESSOR) and the estimated cost will be the average of the two estimates.

23.10.15	All Modifications which must be performed prior to the date of return of the Aircraft or within months after the Termination Date in order to meet the FAA requirements for FAR Part 121 operations will have been incorporated on the Aircraft at LESSEE’s cost.

23.10.16	The Aircraft will be in compliance with Manufacturer’s Corrosion Prevention and Control Program (CPCP) specified for the model type by Manufacturer and LESSEE will provide LESSOR with documentation substantiating such compliance.
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23.10.17	If any waivers, deviations, dispensations, alternate means of compliance, extensions or carry-overs with respect to maintenance or operating requirements, repairs or Airworthiness Directives are granted by the Aviation Authority or permitted by the Maintenance Program, LESSEE at its sole cost and expense will nonetheless perform such maintenance or operating requirements, repairs or Airworthiness Directives as if such waivers, deviations, dispensations, alternate means of compliance, or extensions or carry-overs did not exist.

23.10.18	The Aircraft will be free from any Security Interest except LESSOR’s Liens and no circumstance will have so arisen whereby the Aircraft is or could become subject to any Security Interest or right of detention or sale in favor of the Aviation Authority, any airport authority, Eurocontrol or any other authority or Government Entity.

23.10.19	All no-charge vendor and Manufacturer’s service bulletin kits received by LESSEE for the Aircraft but not installed thereon will be on board the Aircraft as cargo. All no-charge vendor and Manufacturer’s service bulletin kits ordered by LESSEE but not yet received will, upon receipt by LESSEE and at LESSEE’s cost, be forwarded as instructed by LESSOR. At LESSOR’s request, any other service bulletin kit which LESSEE paid for will also be delivered to LESSOR on board the Aircraft, but LESSOR will reimburse LESSEE for its actual out-of-pocket costs for such kit, unless LESSEE purchased such kit as part of its implementation of a service bulletin on its fleet of aircraft of the same type as the Aircraft but had not yet installed such kit on the Aircraft, in which case such kit will be furnished free of charge to LESSOR.

23.10.20	The Aircraft will be free of any leaks which are found to be outside Manufacturer’s maintenance manual limits and any damage resulting therefrom. All repairs will have been performed on a permanent basis in accordance with the applicable manufacturer’s instructions.

23.10.21	The Aircraft fluid reservoirs (including oil, oxygen, hydraulic and water) will be serviced to full and the waste tank serviced in accordance with Manufacturer’s instructions. Fuel tanks will be at least as full as at Delivery.
23.11 Checks Prior to Return. Immediately prior to return of the Aircraft to LESSOR, LESSEE at its expense will do each of the following:
23.11.1	LESSEE will have the Return Check performed by an FAA-approved repair facility. The Aircraft will also be weighed. LESSEE also agrees to perform during the Return Check any other work reasonably requested by LESSOR (and not otherwise required under this Lease) and LESSOR will reimburse LESSEE for performing such LESSOR-requested work based on LESSEE’s out-of-pocket and unburdened labor and material costs.
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23.11.2	LESSEE will remove LESSEE’s exterior markings, including all exterior paint, by stripping (or, at LESSOR’s option, pneumatically sanding) the paint from the fuselage, empennage, wings and Engine cowlings, and clean, reseal, refinish, prepare (including application of alodine or another corrosion inhibitor) and prime the surfaces to be painted, all in accordance with Manufacturer’s and paint manufacturer’s recommendations. LESSEE will then repaint the fuselage, empennage, wings and Engine cowlings in the colors and logo specified by LESSOR. Such painting will be accomplished in such a manner as to result in a uniformly smooth and cosmetically acceptable aerodynamic surface. All external placards, signs and markings will be properly attached, free from damage, clean and legible. After painting, the Aircraft will be weighed.

23.11.3	LESSEE will clean the exterior and interior of the Aircraft.

23.11.4	If reasonably required by LESSOR, LESSEE will repaint by touch-up the interior of the Aircraft, including flight deck, and replace missing, broken or illegible placards.

23.11.5	In accordance with Article 23.10.11, LESSEE will permanently repair damage to the Aircraft that exceeds Manufacturer’s limits and replace any non-flush structural patch repairs installed on the Aircraft during the Lease Term with permanent flush-type repairs, in each case with no further inspection requirements. If Manufacturer’s Structural Repair Manual does not contain a permanent flush repair scheme for a particular type of damage, LESSEE will obtain a permanent flush repair scheme from Manufacturer (including an FAA Form 8110-3 or FAA Form 8100-9) (including EASA-approved data supported by DGAC Repair Design Approval Sheets or its EASA equivalent) and perform the permanent flush repair recommended by Manufacturer.

23.11.6	With LESSOR and/or its representatives present, LESSEE will perform a full and complete hot and cold section videotape borescope on each Engine and its modules in accordance with Manufacturer’s aircraft maintenance manual.

23.11.7	If the Engine historical and technical records and/or condition trend monitoring data of any Engine indicate an acceleration in the rate of deterioration in the performance of an Engine, LESSEE will correct, to LESSOR’s satisfaction, such conditions which are determined to be causing such accelerated rate of deterioration.

23.11.8	With LESSOR and/or its representatives present, LESSEE will accomplish a power assurance run on the Engines in accordance with Manufacturer’s aircraft maintenance manual. LESSEE will record the Engine power assurance test conditions and results on the Return Acceptance Receipt.
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23.11.9	LESSEE will provide evidence to LESSOR’s satisfaction that the Engine historical and technical records, borescope inspection, trend monitoring and power assurance run do not reveal any condition which would cause the Engines or any module to be unserviceable, beyond serviceable limits or serviceable with an increased frequency of inspection or with calendar time, flight hour or flight cycle restrictions under the Manufacturer’s aircraft maintenance manual. LESSEE will correct any discrepancies in accordance with the guidelines set out by the Engine manufacturer which may be discovered during such inspection.

23.11.10	In the event the Engine historical and technical records, borescope inspection, trend monitoring and other checks specified in Article 23.11.8 result in a dispute regarding the conformity of an Engine with the requirements of this Article 23, LESSEE and LESSOR will consult with the Engine manufacturer and follow the Engine manufacturer’s recommendations (including the accomplishment of an Engine test cell operational check) with regard to determining if such Engine complies with the requirements of this Article 23 and the manner in which any discrepancies from the requirements of this Article 23 will be rectified.

23.11.11	With LESSOR and/or its representatives present, LESSEE will perform an APU condition test in accordance with Manufacturer’s aircraft maintenance manual and a complete hot and cold section videotape borescope on the APU. LESSEE will provide evidence to LESSOR’s satisfaction that the APU condition test and borescope inspection do not reveal any condition which would cause the APU to be unserviceable, beyond serviceable limits or serviceable with an increased frequency of inspection or with calendar time, flight hour or flight cycle restrictions. LESSEE will correct any discrepancies in accordance with the guidelines set out by the APU manufacturer which may be discovered during such test or inspections.

23.11.12	If the APU historical and technical records and/or condition trend monitoring data indicate an acceleration in the rate of deterioration in the performance of the APU, LESSEE will correct, to LESSOR’s satisfaction, such conditions which are determined to be causing such accelerated rate of deterioration.
23.12 Part Lives. At return, the condition of the Aircraft will be as follows:
23.12.1	The Aircraft will have zero hours consumed since the Return Check (excluding hours consumed on the acceptance flight).

In addition, for each “HMV Task” that was not performed at the Return Check, LESSEE will pay LESSOR an amount equal to the number of hours, cycles, or calendar days (whichever is the relevant determining factor for such HMV Task pursuant to the MPD) consumed on the Aircraft at return since Delivery (or if, such
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HMV Task was performed since Delivery, since the date of performance of such HMV Task) multiplied by an HMV Task cost calculated as follows:
such HMV Task cost will be the quotient obtained by dividing (a) the expected cost of the next performance of such HMV Task by (b) the full allotment of hours, cycles, or calendar days (whichever is the relevant determining factor) which is the interval between such HMV Task on the Aircraft as recommended by the MPD. For avoidance of doubt, the expected cost of the next performance of an HMV Task will include the expected labor and material charges for performing both routine and non-routine work related to the HMV Task. If LESSEE and LESSOR are unable to agree on the expected cost of the next performance of an HMV Task, such cost will be established by taking the average of the price quotes submitted by two reputable FAA or EASA-approved Airframe overhaul facilities (unaffiliated with LESSEE or LESSOR), one selected by LESSEE and the other selected by LESSOR.
23.12.2	Each Engine will meet all of the following:
(a) Each of the high pressure compressor, diffuser/combustion, high pressure turbine nozzles and high pressure turbine modules will have operated no more than hours and cycles since the last shop visit at which a Module Performance Restoration was performed on it. Each Engine will have operated no more than hours and cycles since its last Qualified Performance Restoration.

(b) Each Engine will have at least hours and cycles remaining to operate until its next anticipated removal (based on a review of the Engine historical and technical records, borescope inspection results, power assurance run results, trend monitoring data and the other checks specified in Articles 23.11.6, 23.11.7, 23.11.8 and 23.11.9).

In addition, at return and for each Engine module, LESSEE will pay LESSOR an amount equal to the number of hours consumed on such Engine module at return since its last Module Performance Restoration multiplied by a Module Performance Restoration cost per hour for such module calculated as follows:
the Module Performance Restoration cost per hour for such module will be an amount equal to the product of (i) the maintenance cost per Engine flight hour for maintaining the Engine, multiplied by (ii) the percentage of such Engine maintenance cost applicable to the particular Engine module, all as determined by the Engine manufacturer’s then-current data.
(c) Each Engine will have a remaining hot day takeoff EGT margin sufficient to permit the operation of such Engine for the hours and cycles set forth in the
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preceding subparagraph (based on a review of the Engine historical and technical records, borescope inspection results, power assurance run results, trend monitoring data and the other checks specified in Articles 23.11.6, 23.11.7, 23.11.8 and 23.11.9).

(d) The Engine historical and technical records, borescope inspection, trend monitoring, power assurance run and other checks specified in Articles 23.11.6, 23.11.7, 23.11.8 and 23.11.9 indicate that the Engine should operate for the hours and cycles set forth in Article 23.12.2(b).

(e) Each Part of an Engine which has a life limit will have cycles (or hours, if applicable) remaining to operate until its next removal per the Engine manufacturer’s limit.

In addition, at return and for each life-limited Part within an Engine, LESSEE will pay LESSOR an amount equal to the product of (a) the quotient obtained by dividing (i) the cycles consumed on each life-limited Part within an Engine by (ii) the total life of each such life-limited Part, multiplied by (b) the replacement cost of the applicable life-limited Part, all as determined by the Engine manufacturer’s then-current data.

(f) Without limiting Article 12.4, if a life-limited Part installed on an Engine at Delivery was replaced during the Lease Term, then the replacement life-limited Part will have had, at the time of installation, no more cycles consumed than the removed life-limited Part.
23.12.3	The APU will have zero APU hours consumed since the last hot section refurbishment (excluding hours consumed on the acceptance flight).

In addition, at return, LESSEE will pay LESSOR an amount equal to the product of (a) the number of hours consumed on the APU at return since its last hot section refurbishment, multiplied by (b) the then-current APU hot section refurbishment cost per APU hour based on the APU’s manufacturer’s data.

To the extent there are life-limited Parts in the APU, then, for each such life-limited Part, LESSEE will pay LESSOR an amount equal to the product of (a) the quotient obtained by dividing (i) the cycles consumed on each such life-limited Part within the APU since new by (ii) the total life of each such life-limited Part, multiplied by (b) the replacement cost of the applicable life-limited Part, all as determined by the APU manufacturer’s then-current data.

23.12.4	Each leg of the Landing Gear will have at least months and cycles remaining pursuant to the MPD until the next scheduled Overhaul or scheduled removal.
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In addition, at return and for each leg of the Landing Gear, LESSEE will pay LESSOR an amount equal to the product of (a) the number of days or cycles (as applicable) consumed on such leg of the Landing Gear at return since the last Overhaul (or, if never Overhauled, since Delivery), multiplied by (b) a Landing Gear Overhaul cost per day or cycle (as applicable) for such leg calculated as follows:
such Landing Gear Overhaul cost price per day or cycle (as applicable) for such leg will be the quotient obtained by dividing (i) the expected cost of the next Landing Gear Overhaul for such leg by (ii) the full allotment of days or cycles (as applicable) between scheduled Overhauls or scheduled removals for such leg of the Landing Gear as approved by the MPD. If LESSEE and LESSOR are unable to agree on the expected cost of the next scheduled Landing Gear Overhaul for such leg, such cost will be established by taking the average of the price quotes submitted by two reputable FAA or EASA-approved Landing Gear overhaul facilities (unaffiliated with LESSEE or LESSOR), one selected by LESSEE and the other selected by LESSOR.
23.12.5	Each Part of the Airframe, Engine or APU which has a hard time limit pursuant to the MPD will have the greater of (a) at least 50% of such hard time Part’s full allotment of hours and cycles or (b) hours and cycles remaining to operate until its next scheduled Overhaul or scheduled removal pursuant to the MPD. However, if such hard time Part’s full allotment of hours and cycles between Overhauls pursuant to the MPD is less than hours and cycles, then such hard time Part will be returned with zero hours and zero cycles out of Overhaul.

23.12.6	Each life-limited Part of the Airframe or the APU will have the greater of (a) at least 50% of such life-limited Part’s full allotment of hours and cycles or (b) hours and cycles remaining to operate until its next scheduled replacement pursuant to the MPD (in case of an Airframe life-limited Part) or the APU’s manufacturer’s limit (in case of an APU life-limited Part). However, if such life-limited Part’s full allotment of hours and cycles remaining to operate is less than hours and cycles, then such life-limited Part will be returned with 100% of its total approved hours and cycles remaining.

23.12.7	Without limiting Article 12.4, if a life-limited Part installed on the Airframe (including the Landing Gear) or APU at Delivery was replaced during the Lease Term, then the replacement life-limited Part will have had, at the time of installation, no more cycles consumed as the removed life-limited Part.

23.12.8	Each Part which has a calendar time limit will have months remaining to operate until removal pursuant to the MPD. If a Part with a calendar time limit has a total
ARTICLE 23
RETURN OF AIRCRAFT

approved calendar time remaining pursuant to the MPD of less than months, then such Part will be returned with 100% of its total approved calendar time remaining until removal.

23.12.9	No Part (excluding the life-limited Parts which are covered by Articles 23.12.2(e), 23.12.2(f), 23.12.6 and 23.12.7) will have total hours or total cycles since new greater than 110% of that of the Airframe and, with respect to all such Parts as a group, such Parts will have an average total time since new no greater than that of the Airframe.

23.12.10	Each Landing Gear tire and brake will be new or have zero hours/cycles out of Overhaul (except for the acceptance flight).Each Landing Gear tire and brake will have at least 50% of its wear remaining.
23.13 Export and Deregistration of Aircraft. At LESSOR’s request, LESSEE at its cost will (a) provide an Export Certificate of Airworthiness or its equivalent from the State of Registration so that the Aircraft can be exported to the country designated by LESSOR, (b) assist with deregistration of the Aircraft from the register of aircraft in the State of Registration, (c) assist with arranging for prompt confirmation of such deregistration to be sent by the registry in the State of Registration to the next country of registration and (d) perform any other acts reasonably required by LESSOR in connection with the foregoing. If any Aircraft work which LESSEE is not otherwise required to perform hereunder, including engineering, is required in order to obtain such Export Certificate of Airworthiness, LESSEE will perform such work and LESSOR will reimburse LESSEE for such work at LESSEE’s out-of-pocket and unburdened labor and material costs.
23.14 Delay in Return of Aircraft Due to LESSOR Work Requests. LESSEE will not be required to pay Rent to LESSOR for any whole days that return of the Aircraft to LESSOR is delayed solely as a result of LESSOR’s requests that additional work be performed over and above the work necessary to place the Aircraft in the condition required by this Article 23.
23.15 LESSEE’s Continuing Obligations. In the event that LESSEE does not return the Aircraft to LESSOR on the Expiration Date and in the condition required by this Article 23 for any reason (whether or not the reason is within LESSEE’s control):
23.15.1	the obligations of LESSEE under this Lease will continue in full force and effect on a day-to-day basis until such return. This will not be considered a waiver of LESSEE’s Event of Default or any right of LESSOR hereunder.

23.15.2	Until such return, the Agreed Value will be an amount equal to the Agreed Value on the day the Aircraft should have been returned to LESSOR pursuant to this Lease.
ARTICLE 23
RETURN OF AIRCRAFT

23.15.3	Without limiting LESSOR’s rights and remedies under Article 25 and except for a delay in return of the Aircraft for the reason set forth in Article 23.14, until such time as the Aircraft is redelivered to LESSOR and put into the condition required by this Article 23, instead of paying the Rent specified in Article 5.4, LESSEE will pay twice the amount of Rent in effect on the Expiration Date for each day from the scheduled Expiration Date until the Termination Date. In determining the applicable normal Rent per day that will be doubled for purposes of this calculation, the Rent payable under Article 5.4.1 will be prorated based on the actual number of days in the applicable . Payment will be made upon presentation of LESSOR’s invoice.

23.15.4	LESSOR may elect, in its sole and absolute discretion, to accept the return of the Aircraft prior to the Aircraft being put in the condition required by this Article 23 and thereafter have any such non-conformance corrected at such time as LESSOR may deem appropriate (but within 90 days following the return of the Aircraft) and at commercial rates then charged by the Person selected by LESSOR to perform such correction. Any direct expenses incurred by LESSOR for such correction will be payable by LESSEE within 15 days following the submission of a written statement by LESSOR to LESSEE, identifying the items corrected and setting forth the expense of such corrections. LESSEE’s obligation to pay such amounts will survive the Termination Date.
23.16 Airport and Navigation Charges. LESSEE will ensure that at return of the Aircraft any and all airport, navigation and other charges which give rise or may if unpaid give rise to any lien, right of detention, right of sale or other Security Interest in relation to the Aircraft, Engine, APU or any Part have been paid and discharged in full and will at LESSOR’s request produce evidence thereof satisfactory to LESSOR.
23.17 Return Acceptance Receipt. Upon return of the Aircraft in accordance with the terms of this Lease, LESSEE will prepare and execute two Return Acceptance Receipts in the form and substance of Exhibit M and LESSOR will countersign and return one such Return Acceptance Receipt to LESSEE. In addition, LESSEE and LESSOR will execute a Lease Termination for filing with the FAA evidencing termination of this Lease.
23.18 Indemnities and Insurance. The indemnities and insurance requirements set forth in Articles 17 and 18, respectively, will apply to Indemnitees and LESSOR’s representatives during return of the Aircraft, including the ground inspection and acceptance flight. With respect to the acceptance flight, LESSOR’s representatives will receive the same protections as LESSOR on LESSEE’s Aviation and Airline General Third Party Liability Insurance.
ARTICLE 23
RETURN OF AIRCRAFT

23.19 Storage. At LESSOR’s request, LESSEE will continue to lease the Aircraft under this Lease for a period not to exceed 30 days. During this period, LESSEE will have no obligations under this Lease except, at LESSOR’s cost, to park and store the Aircraft in accordance with Manufacturer’s recommended short term storage program at one of LESSEE’s principal maintenance facilities in and to maintain all insurance on the Aircraft. LESSEE will not utilize the Aircraft for any reason during this period.
ARTICLE 23
RETURN OF AIRCRAFT

     ARTICLE 24 ASSIGNMENT
24.1 No Assignment by LESSEE. NO ASSIGNMENT, NOVATION, TRANSFER, MORTGAGE OR OTHER CHARGE MAY BE MADE BY LESSEE OF ANY OF ITS RIGHTS OR OBLIGATIONS WITH RESPECT TO THE AIRCRAFT, ANY ENGINE OR PART, OR THIS LEASE.
24.2 Sale or Assignment by LESSOR.
24.2.1	Subject to LESSEE’s rights pursuant to this Lease, LESSOR may at any time and without LESSEE’s consent sell, assign or transfer its rights, interest and obligations hereunder or with respect to the Aircraft to a third party (“LESSOR’s Assignee”).

24.2.2	The term “LESSOR” as used in this Lease means the lessor of the Aircraft at the time in question. In the event of the sale of the Aircraft and transfer of LESSOR’s rights and obligations under this Lease, LESSOR’s Assignee will become “LESSOR” of the Aircraft under this Lease and the transferring party (the prior “LESSOR”) will be relieved of all liability to LESSEE under this Lease for obligations arising on and after the date the Aircraft is sold. LESSEE will acknowledge and accept LESSOR’s Assignee as the new “LESSOR” under this Lease and will look solely to LESSOR’s Assignee for the performance of all LESSOR obligations and covenants under this Lease arising on and after the Aircraft sale date.
24.3 LESSOR’s Lender. Subject to LESSEE’s rights pursuant to this Lease, LESSOR may at any time and without LESSEE’s consent grant security interests over the Aircraft and assign the benefit of this Lease to a lender (“LESSOR’s Lender”) as security for LESSOR’s obligations to LESSOR’s Lender. Accordingly, if LESSOR’s Lender requires, as a condition to providing financing, any nonsubstantive modification of this Lease, LESSEE agrees to enter into an agreement so modifying this Lease.
24.4 LESSEE Cooperation. On request by LESSOR, LESSOR’s Assignee or LESSOR’s Lender, LESSEE will execute all such documents (such as a lease assignment agreement) as LESSOR, LESSOR’s Assignee or LESSOR’s Lender may reasonably require to confirm LESSEE’s obligations under this Lease and obtain LESSEE’s acknowledgment that LESSOR is not in breach of the Lease. LESSEE will provide all other reasonable assistance and cooperation to LESSOR, LESSOR’s Assignee and LESSOR’s Lender in connection with any such sale or assignment or the perfection and maintenance of any such security interest, including, at LESSOR’s cost, making all necessary filings and registrations in the State of Registration and providing all opinions of counsel with respect to matters reasonably requested
ARTICLE 24
ASSIGNMENT

by LESSOR, LESSOR’s Lender or LESSOR’s Assignee. LESSOR will reimburse LESSEE for its reasonable out-of-pocket costs in reviewing documents required by LESSOR or LESSOR’s Lender.
24.5 Advance Consent Under Cape Town Convention. For the purpose of Article 33(1) of the Convention and Article XV of the Protocol (combined for ease of reference in Article 46(1) of the Consolidated Text), LESSEE hereby consents in advance to the transfer of the associated rights and related international interests in respect of any assignment or sale by LESSOR or the granting of any Security Interest by LESSOR in accordance with Articles 24.2 or 24.3. For the avoidance of doubt, no additional consent by LESSEE will be required in connection with any such assignment of associated rights and the related international interests pursuant to the Cape Town Convention.
24.6 Protections.
24.6.1	LESSOR will obtain for the benefit of LESSEE an acknowledgment from any LESSOR’s Assignee or LESSOR’s Lender that, so long as no Default or Event of Default has occurred and is continuing hereunder, such Person will not interfere with LESSEE’s quiet, peaceful use and enjoyment of the Aircraft.

24.6.2	If a financing for the Aircraft is in place at Delivery or LESSOR finances the Aircraft after Delivery, then the term “LESSOR” in the provisions of this Lease relating to disclaimer, title and registration, indemnity and insurance contained in Articles 8, 14, 17 and 18, respectively, or with respect to Article 20.2.8, will be deemed in addition to LESSOR to include LESSOR’s Assignee, LESSOR’s Lender and associated parties, if applicable. Also, if the Aircraft was previously financed but such financing was no longer in place at the time of Delivery of the Aircraft to LESSEE, the term “LESSOR“in the provisions of this Lease described in this Article 24.6.2 will be deemed to include the former lender and associated parties.

24.6.3	If LESSOR sells or otherwise transfers the Aircraft after Delivery, then the disclaimer and indemnity provisions contained in Articles 8 and 17 will continue to be applicable after the sale or transfer to (and the term “LESSOR” as used in such provisions will be deemed to include) International Lease Finance Corporation and, if applicable, the parties referred to in Article 24.6.2. For a period of two years after such sale or assignment and at LESSEE’s cost, LESSEE will continue to name LESSOR and the parties referred to in Article 24.6.2, if applicable, as additional insureds under the Aviation and Airline General Third Party Liability Insurance specified in Exhibit C and maintained in accordance with Article 18.9.
ARTICLE 24
ASSIGNMENT

     ARTICLE 25 DEFAULT OF LESSEE
25.1 LESSEE Notice to LESSOR. LESSEE will promptly notify LESSOR if LESSEE becomes aware of the occurrence of any Default or Event of Default.
25.2 Events of Default. The occurrence of any of the following will constitute an Event of Default and material breach of this Lease by LESSEE:
(a) LESSEE fails to take delivery of the Aircraft when obligated to do so under the terms of this Lease;
(b) LESSEE fails to make a Rent or other payment due hereunder in the manner and by the date provided in this Lease and fails to make such payment within three Business Days after such payment is due;
(c) LESSEE fails to obtain or maintain the insurance required by Article 18;
(d) LESSEE fails to return the Aircraft to LESSOR on the Expiration Date in accordance with Article 23;
(e) LESSEE fails to observe or perform any of its other obligations hereunder and fails to cure the same within 15 days after written notice thereof to LESSEE. If such failure cannot by its nature be cured within 15 days, LESSEE will have the reasonable number of days necessary to cure such failure (not to exceed a period of 60 days) so long as it uses diligent and best efforts to do so;
(f) any representation or warranty of LESSEE in this Lease proves to be untrue in any material respect;
(g) the registration of the Aircraft is cancelled other than as a result of an act or omission of LESSOR;
(h) LESSEE abandons the Aircraft or Engines;
(i) LESSEE or an approved sublessee no longer has unencumbered control (other than Permitted Liens) or possession of the Aircraft or Engines, except as otherwise permitted by this Lease;
(j) LESSEE threatens to discontinue or temporarily or permanently discontinues business or sells or otherwise disposes of all or substantially all of its assets;
ARTICLE 25
DEFAULT OF LESSEE

(k) a material adverse change occurs in the financial condition of LESSEE;
(l) LESSEE no longer possesses the licenses, certificates and permits required for the conduct of its business as a certificated air carrier in ;
(m) LESSEE fails to pay when due any airport or navigation charges (including Eurocontrol charges) or any landing fees assessed with respect to the Aircraft or any aircraft operated by LESSEE which, if unpaid, may give rise to any lien, right of detention, right of sale or other Security Interest in relation to the Aircraft, Engine, APU or any Part;
(n) LESSEE (i) suspends payment on its debts or other obligations, (ii) is unable to or admits its inability to pay its debts or other obligations as they fall due, (iii) is adjudicated or becomes bankrupt or insolvent or (iv) proposes or enters into any composition or other arrangement for the benefit of its creditors generally;
(o) any proceedings, resolutions, filings or other steps are instituted or threatened with respect to LESSEE relating to the bankruptcy, liquidation, reorganization or protection from creditors of LESSEE or a substantial part of LESSEE’s property. If instituted by LESSEE, the same will be an immediate Event of Default. If instituted by another Person, the same will be an Event of Default if not dismissed, remedied or relinquished within 60 days;
(p) any order, judgment or decree is entered by any court of competent jurisdiction appointing a receiver, trustee or liquidator of LESSEE or a substantial part of its property, or if a substantial part of LESSEE’s property is to be sequestered. If instituted by or done with the consent of LESSEE, the same will be an immediate Event of Default. If instituted by another Person, the same will be an Event of Default if not dismissed, remedied or relinquished within 60 days;
(q) any indebtedness for borrowed monies or a guarantee or similar obligation owed by LESSEE with an unpaid balance of at least US$ is declared due before its stated maturity or LESSEE is in default under any other purchase agreement, lease, conditional sale agreement or other agreement pursuant to which LESSEE has possession of any aircraft;
(r) LESSEE is in default under any other lease or agreement between LESSEE and LESSOR or a direct or indirect subsidiary of LESSOR and the same is not cured within its specified cure period; or
(s) LESSEE is in default under any other aircraft or aircraft equipment lease agreement which is managed by LESSOR on behalf of another Person and the same is not cured within its specified cure period.
ARTICLE 25
DEFAULT OF LESSEE

25.3 LESSOR’s General Rights. Upon the occurrence of any Event of Default, LESSOR may do all or any of the following at its option (in addition to such other rights and remedies which LESSOR may have by statute or otherwise but subject to any requirements of applicable Law):
(a) terminate this Lease by giving written notice to LESSEE;
(b) terminate the rights of LESSEE to use or operate the Aircraft by giving written notice to LESSEE, in which case LESSEE’s obligations under this Lease will continue (including the obligations set forth in Articles 17 and 18);
(c) require that LESSEE immediately cease flying the Aircraft and leave it parked in its then-current location by giving written notice to LESSEE, in which case LESSEE’s obligations under this Lease will continue (including the obligations set forth in Articles 17 and 18);
(d) require that LESSEE immediately move the Aircraft to an airport or other location designated by LESSOR and park the Aircraft there by giving written notice to LESSEE, in which case LESSEE’s obligations under this Lease will continue (including the obligations set forth in Articles 17 and 18);
(e) take possession of the Aircraft. If LESSOR takes possession of the Aircraft, it may enter upon LESSEE’s premises where the Aircraft is located without liability. Upon repossession of the Aircraft, LESSOR will then be entitled to sell, lease or otherwise deal with the Aircraft as if this Lease had never been made. LESSOR will be entitled to the full benefit of its bargain with LESSEE;
(f) instruct any maintenance or repair facility which is in possession of the Aircraft, any Engine, the APU or any Part as to its disposition or release;
(g) for LESSEE’s account, do anything that may reasonably be required to cure any default and recover from LESSEE all reasonable costs, including legal fees and expenses incurred in doing so and Default Interest;
(h) proceed as appropriate to enforce performance of this Lease and to recover any damages for the breach hereof, including the amounts specified in Article 25.6; or
(i) apply all or any portion of the Security Deposit and any other security deposits held by LESSOR or any direct or indirect subsidiary of LESSOR pursuant to any other agreements with LESSEE to any amounts due.
ARTICLE 25
DEFAULT OF LESSEE

25.4 Deregistration and Export of Aircraft. If an Event of Default has occurred and is continuing, LESSOR may take all steps necessary to deregister the Aircraft in and export the Aircraft from the State of Registration.
25.5 Cape Town Convention Remedies. If the Cape Town Convention has been or is ratified or made applicable in , then LESSEE and LESSOR acknowledge and agree that:
(a) each of the Events of Default set forth in Article 25.2 will be deemed to be an event that constitutes a “default” as such term is used in the Cape Town Convention; and
(b) upon the occurrence of any Event of Default (i) LESSOR will be afforded all speedy and other relief, rights and remedies specified in the Cape Town Convention as a result of such Event of Default, (ii) all of the rights of LESSOR specified in Article 25.3 will be construed to be “additional remedies” as permitted by the Cape Town Convention which may be exercised by LESSOR pursuant to this Lease subject to the requirements of applicable Law and (iii) LESSOR may, without notice to LESSEE, take all steps as are contemplated by the Cape Town Convention to deregister the Aircraft, export the Aircraft from the State of Registration and, if applicable, discharge the international interest in respect of the Aircraft, this Lease and the other Operative Documents from the International Registry.
25.6 LESSEE Liability for Damages. If an Event of Default occurs, in addition to all other remedies available at law or in equity, LESSOR has the right to recover from LESSEE and LESSEE will pay LESSOR within two Business Days after LESSOR’s written demand, all of the following:
(a) any losses suffered by LESSOR as a result of a delay in Delivery of the Aircraft to LESSEE, including Aircraft parking, maintenance costs and insurance costs during the period of delay;
(b) all amounts which are then due and unpaid hereunder and which become due prior to the earlier of LESSOR’s recovery of possession of the Aircraft or LESSEE making an effective tender thereof;
(c) any losses suffered by LESSOR because of LESSOR’s inability to place the Aircraft on lease with another lessee or to otherwise utilize the Aircraft on financial terms as favorable to LESSOR as the terms hereof (and LESSOR will be entitled to accelerate any and all Rent which would have been due from the date of LESSOR’s recovery or repossession of the Aircraft through the Expiration Date);
(d) if LESSOR elects to dispose of the Aircraft, any losses suffered by LESSOR because the funds arising from a sale or other disposition of the Aircraft are not as profitable to LESSOR as leasing the Aircraft in accordance with the terms hereof
ARTICLE 25
DEFAULT OF LESSEE

would have been (and LESSOR will be entitled to accelerate any and all Rent which would have been due from the date of LESSOR’s recovery or repossession of the Aircraft through the Expiration Date);
(e) all costs associated with LESSOR’s exercise of its remedies hereunder, including repossession costs, legal fees, Aircraft storage costs, Aircraft re-lease or sale costs and LESSOR’s internal costs and expenses (including the cost of personnel time calculated based upon the compensation paid to the individuals involved on an annual basis and a general LESSOR overhead allocation);
(f) any amount of principal, interest, fees or other sums paid or payable on account of funds borrowed in order to carry any unpaid amount;
(g) any loss, premium, penalty or expense which may be incurred in repaying funds raised to finance the Aircraft or in unwinding any financial instrument relating in whole or in part to LESSOR’s financing of the Aircraft;
(h) any loss, cost, expense or liability sustained by LESSOR due to LESSEE’s failure to redeliver the Aircraft in the condition required by this Lease; and
(i) any other loss, damage, expense, cost or liability which LESSOR suffers or incurs as a result of the Event of Default and/or termination of this Lease.
25.7 Waiver of Default. By written notice to LESSEE, LESSOR may at its election waive any Default or Event of Default and its consequences and rescind and annul any prior notice of termination of this Lease. The respective rights of the parties will then be as they would have been had no Default or Event of Default occurred and no such notice been given.
25.8 Present Value of Payments. In calculating LESSOR’s damages hereunder, upon an Event of Default all Rent and other amounts which would have been due hereunder during the Lease Term if an Event of Default had not occurred will be calculated on a present value basis using a discounting rate of 4% per annum discounted to the earlier of the date on which LESSOR obtains possession of the Aircraft or LESSEE makes an effective tender thereof.
25.9 Use of “Termination Date”. For avoidance of doubt, it is agreed that if this Lease terminates and the Aircraft is repossessed by LESSOR due to an Event of Default, then, notwithstanding the use of the term “Termination Date” in this Lease, the period of the Lease Term and the “Expiration Date” will be utilized in calculating the damages to which LESSOR is entitled pursuant to Article 25.6. For example, it is agreed and understood that LESSOR is entitled to receive from LESSEE the Rent and the benefit of LESSEE’s insurance and maintenance of the Aircraft until expiration of the Lease Term.
ARTICLE 25
DEFAULT OF LESSEE

     ARTICLE 26 NOTICES
26.1 Manner of Sending Notices. Any notice, request or information required or permissible under this Lease will be in writing and in English. Notices will be delivered in person or sent by fax, e-mail, letter (mailed airmail, certified and return receipt requested), or by expedited delivery addressed to the parties as set forth in Article 26.2. In the case of a fax, notice will be deemed received on the date set forth on the confirmation of receipt produced by the sender’s fax machine immediately after the fax is sent. In the case of an e-mail, notice will be deemed received upon actual receipt. In the case of a mailed letter, notice will be deemed received upon actual receipt. In the case of a notice sent by expedited delivery, notice will be deemed received on the date of delivery set forth in the records of the Person which accomplished the delivery. If any notice is sent by more than one of the above listed methods, notice will be deemed received on the earliest possible date in accordance with the above provisions.
26.2 Notice Information. Notices will be sent:

If to LESSOR:	INTERNATIONAL LEASE FINANCE CORPORATION 10250 Constellation Boulevard, 34th Floor Los Angeles, California 90067, U.S.A. Attention: Legal Department

	Fax:	310-788-1990
	Telephone:	310-788-1999
	E-mail:	legalnotices@ilfc.com

If to LESSEE:	Attention: [Contact Name]

Fax:
Telephone:
	E-mail:	[Contact name e-mail address]
or to such other places and numbers as either party directs in writing to the other party.
ARTICLE 26
NOTICES

     ARTICLE 27 GOVERNING LAW AND JURISDICTION
27.1 California Law. This Lease is being delivered in the State of California and the Lease and all other Operative Documents will in all respects be governed by and construed in accordance with the Laws of the State of California (notwithstanding the conflict Laws of the State of California).
27.2 Non-Exclusive Jurisdiction in California. As permitted by Section 410.40 of the California Code of Civil Procedure, the parties hereby irrevocably submit to the non-exclusive jurisdiction of the Federal District Court for the Central District of California and the State of California Superior Court in Los Angeles, California. Nothing in this Lease will prevent either party from bringing suit in any other appropriate jurisdiction.
27.3 Personal Jurisdiction. LESSEE agrees to submit to personal jurisdiction in the courts of any jurisdiction to which LESSEE flies the Aircraft or in which the Aircraft is located.
27.4 Service of Process. The parties hereby consent to the service of process (a) in the manner directed by any of the courts referred to above, (b) in accordance with Section 415.40 of the California Code of Civil Procedure by mailing copies of the summons and complaint to the person to be served by first-class mail to the address set forth in Article 26.2, postage prepaid, return receipt requested, (c) in one of the manners specified in Article 26.1 or (d) in accordance with the Hague Convention, if applicable.
27.5 Prevailing Party in Dispute. If any legal action or other proceeding is brought in connection with or arises out of any provisions in this Lease, the prevailing party will be entitled to recover reasonable attorneys’ fees and other costs incurred in such action or proceedings. The prevailing party will also, to the extent permissible by Law, be entitled to receive pre- and post-judgment Default Interest.
27.6 Future Amendments or Agreements. With respect to any amendments to this Lease or the other Operative Documents or any other agreements to be entered into between LESSEE and LESSOR after the date of execution of this Lease in connection with the leasing of the Aircraft, including any amendment to this Lease which may be executed pursuant to Article 14.3 (“Future Agreements”), LESSEE and LESSOR agree that (a) Future Agreements will in all respects be governed by and construed in accordance with the Laws of the State of California (notwithstanding the conflict Laws of the State of California) and (b) LESSEE and LESSOR will irrevocably submit to the non-exclusive jurisdiction of the Federal District Court for the Central District of California and the State of California Superior Court in Los Angeles in any suit, action, claim or proceeding seeking to enforce any provision of the Future Agreements,
ARTICLE 27
GOVERNING LAW AND JURISDICTION

including any claim or proceeding seeking enforcement of LESSOR’s rights and remedies arising under the Cape Town Convention.
27.7 Waiver. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH OF LESSEE AND LESSOR HEREBY WAIVES THE RIGHT TO A TRIAL BY JURY. EACH OF LESSEE AND LESSOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS LEASE BROUGHT IN ANY OF THE COURTS REFERRED TO IN ARTICLE 27.2, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
ARTICLE 27
GOVERNING LAW AND JURISDICTION

     ARTICLE 28 MISCELLANEOUS
28.1 Transportation of Personnel. LESSEE will provide transportation to LESSOR’s personnel on a positive space basis on the Aircraft or any other aircraft operated by LESSEE for the purposes of conducting business between LESSEE and LESSOR.
28.2 Press Releases. The parties will give copies to one another, in advance if possible, of all news, articles and other releases provided to the public media regarding this Lease or the Aircraft.
28.3 LESSOR Performance for LESSEE. The exercise by LESSOR of its remedy of performing a LESSEE obligation hereunder is not a waiver of and will not relieve LESSEE from the performance of such obligation at any subsequent time or from the performance of any of its other obligations hereunder.
28.4 LESSOR’s Payment Obligations. Any obligation of LESSOR under this Lease to pay or release any amount to LESSEE is conditioned upon (a) all amounts then due and payable by LESSEE under this Lease and under all other agreements between LESSEE and LESSOR or a direct or indirect subsidiary of LESSOR having been paid in full, (b) all amounts then due and payable by LESSEE under any aircraft or aircraft equipment lease agreement which is managed by LESSOR on behalf of another Person having been paid in full and (c) no Default or Event of Default having occurred and continuing hereunder at the time such payment or release of payment to LESSEE is to be made.
28.5 Application of Payments. Any amounts paid or recovered in respect of LESSEE liabilities hereunder may be applied to Rent, Default Interest, fees or any other amount due hereunder in such proportions, order and manner as LESSOR determines.
28.6 Usury Laws. The parties intend to contract in strict compliance with the usury Laws of the State of California and, to the extent applicable, the U.S. Notwithstanding anything to the contrary in the Operative Documents, LESSEE will not be obligated to pay Default Interest or other interest in excess of the maximum non-usurious interest rate, as in effect from time to time, which may by applicable Law be charged, contracted for, reserved, received or collected by LESSOR in connection with the Operative Documents. During any period of time in which the then-applicable highest lawful rate is lower than the Default Interest rate, Default Interest will accrue and be payable at such highest lawful rate; however, if at later times such highest lawful rate is greater than the Default Interest rate, then LESSEE will pay Default Interest at the highest lawful rate until the Default Interest which is paid by LESSEE equals the amount of interest that would have been payable in accordance with the interest rate set forth in Article 5.8.
ARTICLE 28
MISCELLANEOUS

28.7 Third Parties. Except as expressly provided in this Lease with regard to Indemnitees, LESSOR’s Lender, LESSOR’s Assignee and the other parties referred to in Articles 24.6.2 and 24.6.3, LESSEE and LESSOR do not intend that any terms of the Operative Documents will be enforceable by any Person who is not a party to this Lease.
28.8 Delegation by LESSOR. LESSOR may delegate to any Person(s) all or any of the rights, powers or discretion vested in it by this Lease and any such delegation may be made upon such terms and conditions as LESSOR in its absolute discretion thinks fit.
28.9 Confidentiality. The Operative Documents and all non-public information obtained by either party about the other are confidential and are between LESSOR and LESSEE only and will not be disclosed by a party to third parties (other than to such party’s auditors or legal advisors; as required in connection with any filings of this Lease in accordance with Article 14; in connection with LESSOR’s potential sale of the Aircraft or assignment of this Lease; as required for enforcement by either party of its rights and remedies with respect to this Lease or as required by applicable Law) without the prior written consent of the other party. If any disclosure will result in an Operative Document becoming publicly available, LESSEE and LESSOR will cooperate with one another to obtain confidential treatment as to the commercial terms and other material provisions of such Operative Document.
28.10 Rights of Parties. The rights of the parties hereunder are cumulative, not exclusive, may be exercised as often as each party considers appropriate and are in addition to its rights under general Law. The rights of one party against the other party are not capable of being waived or amended except by an express waiver or amendment in writing. Any failure to exercise or any delay in exercising any of such rights will not operate as a waiver or amendment of that or any other such right. Any defective or partial exercise of any such rights will not preclude any other or further exercise of that or any other such right and no act or course of conduct or negotiation on a party’s part or on its behalf will in any way preclude such party from exercising any such right or constitute a suspension or any amendment of any such right.
28.11 Further Assurances. Each party agrees from time to time to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by Law, reasonably requested by the auditors of the other party or requested by the other party to establish, maintain or protect the rights and remedies of the requesting party or to carry out and effect the intent and purpose of this Lease.
28.12 Translations of Lease. If this Lease or any other Operative Document is translated into another language, whether or not signed by LESSEE and LESSOR in such other language, solely the terms and provisions of this English version of the Lease or such other Operative Document will prevail in any dispute.
28.13 Use of Word “including”. The term “including” is used in this Lease without limitation.
ARTICLE 28
MISCELLANEOUS

28.14 Headings. All article and paragraph headings and captions are purely for convenience and will not affect the interpretation of this Lease. Any reference to a specific article, paragraph or section will be interpreted as a reference to such article, paragraph or section of this Lease.
28.15 Invalidity of any Provision. If any of the provisions of this Lease become invalid, illegal or unenforceable in any respect under any Law, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired.
28.16 Negotiation. The terms of this Lease are agreed by LESSOR from its principal place of business in Los Angeles, California.
28.17 Time is of the Essence. Time is of the essence in the performance of all obligations of the parties under this Lease and, consequently, all time limitations set forth in the provisions of this Lease will be strictly observed.
28.18 Amendments in Writing. The provisions of this Lease may only be amended or modified by a writing executed by LESSOR and LESSEE.
28.19 Counterparts. This Lease may be executed in any number of identical counterparts, each of which will be deemed to be an original, and all of which together will be deemed to be one and the same instrument when each party has signed and delivered one such counterpart to the other party.
28.20 Delivery of Documents by Fax or E-mail. Delivery of an executed counterpart of this Lease or of any other documents in connection with this Lease by fax or e-mail will be deemed as effective as delivery of an originally executed counterpart. Any party delivering an executed counterpart of this Lease or other document by fax or e-mail will also deliver an originally executed counterpart, but the failure of any party to deliver an originally executed counterpart of this Lease or such other document will not affect the validity or effectiveness of this Lease or such other document.
28.21 Entire Agreement. The Operative Documents constitute the entire agreement between the parties in relation to the leasing of the Aircraft by LESSOR to LESSEE and supersede all previous proposals, agreements and other written and oral communications in relation hereto. The parties acknowledge that there have been no representations, warranties, promises, guarantees or agreements, express or implied, except as set forth in this Lease.
ARTICLE 28
MISCELLANEOUS

     IN WITNESS WHEREOF, LESSEE and LESSOR have caused this Lease to be executed by their respective officers as of      , .

INTERNATIONAL LEASE FINANCE CORPORATION

By:	By:

Printed Name:	Printed Name:

Its:	Its:

SIGNATURE PAGE

     EXHIBIT A AIRCRAFT DESCRIPTION

Aircraft Manufacturer and Model:

Seating Configuration:

Manufacturer’s Serial Number:

Maximum Gross Takeoff Weight:	pounds

Engine Manufacturer and Model:

Engine Serial Numbers:	Per Estoppel and Acceptance Certificate

Engine Takeoff Thrust Rating:	pounds per FAA type certificate data sheet
EXHIBIT A
AIRCRAFT DESCRIPTION

     EXHIBIT B CONDITION AT DELIVERY
1. Technical Report

Prior to the Delivery Date, LESSOR will provide LESSEE with a Technical Evaluation Report and, in addition upon LESSEE’s request, will make copies available of (i) drawings of the then-current interior configuration of the Aircraft, (ii) an airworthiness directive status list, (iii) a service bulletin incorporation list, (iv) rotable tracked, hard-time and life-limited component listings, (v) a list of modifications, alterations and repairs, (vi) interior material burn certificates, (vii) information regarding Prior Lessee’s maintenance program for the Aircraft, (viii) the complete workscopes for the checks, inspections and other work to be performed prior to Delivery, (ix) to the extent received from Prior Lessee, a forecast of the checks, inspections and other work to be performed within 18 months after Delivery of the Aircraft, (x) a list of all no-charge service bulletin kits with respect to the Aircraft which were ordered by Prior Lessee from Manufacturer or the Engine manufacturer, (xi) to the extent received from Prior Lessee, takeoff and cruise trend reports for the last 12 months, (xii) current Engine disk sheets, (xiii) last Engine shop visit reports, and (xiv) any other data which is reasonably requested by LESSEE.

2. Full Aircraft Documentation Review

For the period commencing at least 10 Business Days prior to the Scheduled Delivery Date and continuing until the date on which the Aircraft is delivered to LESSEE in the condition required by this Exhibit B, LESSOR will provide for the review of LESSEE and/or its representative all of the Aircraft records and historical documents described in Exhibit O in one central room at the Delivery Location.

3. Aircraft Inspection

(a)	During the maintenance checks performed prior to Delivery, LESSEE and/or its representatives will have an opportunity to observe functional and operational system checks, perform a visual inspection of the Aircraft (taking into account the Aircraft type, age, use and other known factors with respect to the Aircraft) and perform a full inspection of the Aircraft Documentation (including records and manuals), all to
EXHIBIT B
CONDITION AT DELIVERY

LESSEE’s satisfaction. Subject to Article 6.2, any deficiencies from the Aircraft delivery condition requirements set forth in this Exhibit B will be corrected by LESSOR at its cost prior to the Delivery of the Aircraft.

(b)	Prior to the Aircraft acceptance flight, with LESSEE’s representatives present, LESSOR will cause a systems functional and operational inspection of the Aircraft to be conducted in accordance with Manufacturer’s checklist procedures.

(c)	Immediately prior to the Delivery of the Aircraft, LESSOR will cause to be carried out for LESSEE and/or LESSEE’s representatives an Aircraft acceptance flight which will be for not less than one hour and not more than two hours in which standard revenue flight profiles are demonstrated. Flight costs and fuel will be furnished by and at the expense of LESSOR. Subject to Article 6.2 of the Lease, any deficiencies from the Aircraft delivery condition requirements set forth in this Exhibit B will be corrected by LESSOR at its cost prior to Delivery of the Aircraft.

4. Certificate of Airworthiness Matters

(a)	The Aircraft will possess an Export Certificate of Airworthiness issued by the aviation authority. The Aircraft also will be in the condition required in order to meet the requirements for issuance of a U.S. Standard Certificate of Airworthiness for transport category aircraft issued by the FAA in accordance with FAR Part 21 and, in addition, to meet the operating requirements of FAR Part 121 with no restrictions imposed. The Aircraft also will be in the condition required in order to meet the requirements for issuance of an EASA Certificate of Airworthiness for transport category aircraft issued by an EASA member country in accordance with EASA Part 21 and, in addition, to meet the operating requirements of EU-OPS 1 and Eurocontrol with no restrictions imposed.

(b)	At LESSEE’s request, LESSOR at its cost will demonstrate that the Aircraft meets the requirements for issuance of the U.S. Standard Certificate of Airworthiness for transport category aircraft by delivering to LESSEE at LESSOR’s option either an actual U.S. Standard Certificate of Airworthiness (if the Aircraft is to be registered in the U.S.) or a letter acceptable to LESSEE signed by an FAA Designated Airworthiness Representative (DAR) or another Person acceptable to LESSEE stating that the DAR or such Person has inspected the Aircraft and Aircraft Documentation (including records and manuals) and has found that the Aircraft meets the requirements for issuance of a U.S. Standard Certificate of Airworthiness for transport category aircraft in accordance with FAR Part 21 and, in addition, meets the operating requirements of FAR Part 121 with no restrictions imposed. At LESSEE’s request, LESSOR at its cost will demonstrate that the Aircraft meets the requirements for issuance of an EASA Certificate of Airworthiness for transport category aircraft issued by an EASA member country by delivering to LESSEE
EXHIBIT B
CONDITION AT DELIVERY

at LESSOR’s option either a Certificate of Airworthiness issued by an EASA member country (if the Aircraft is already or is to be registered in an EASA member country) or a letter or other document signed by an aviation authority of an EASA member country or another Person acceptable to LESSEE stating that such Person has inspected the Aircraft and Aircraft Documentation (including records and manuals) and has found that the Aircraft meets the requirements for issuance of a Certificate of Airworthiness for transport category aircraft issued by an EASA member country in accordance with EASA Part 21 and, in addition, meets the operating requirements of EU-OPS 1 and Eurocontrol with no restrictions imposed.

5. General Condition of Aircraft at Delivery

(a)	The Aircraft, Engines, APU and Parts will have been maintained and repaired in accordance with Prior Lessee’s maintenance program and the rules and regulations of the aviation authority.

(b)	Aircraft Documentation (including records and manuals) will have been maintained in English and in an up-to-date status, in accordance with the rules and regulations of the aviation authority and the FAA and in a form necessary in order to meet the requirements of this Exhibit B. The records and historical documents set forth in Exhibit O will be in English.

(c)	All hard-time, time-controlled, time-tracked and life-limited Parts which are installed on the Aircraft will have an FAA Form 8130-3 or EASA Form 1 evidencing the airworthiness of such Part at the time of installation on the Aircraft. In the case of life-limited Parts, the documentation will also state the total hours and cycles since new. In the case of hard-time, time-controlled or time-tracked Parts, the documentation will also state the time since last Overhaul or refurbishment, will have a reference to the relevant section of the Component Maintenance Manual under which the Part was Overhauled or refurbished, as applicable, and will identify the FAA-approved repair agency or EASA-approved repair agency, as applicable, which performed the last Overhaul or refurbishment.

(d)	All Parts other than those referred to in Paragraph 5(c) above installed on the Aircraft will have FAA-acceptable or EASA-acceptable documentation demonstrating that such Parts were airworthy at the time of installation on the Aircraft.

(e)	All pilot discrepancies and deferred maintenance items will have been cleared on a terminating action basis.
EXHIBIT B
CONDITION AT DELIVERY

(f)	The Aircraft will be airworthy (conform to type design and be in a condition for safe operation), with all Aircraft equipment, components and systems operating in accordance with their intended use and within limits approved by Manufacturer, the aviation authority and the FAA.

(g)	The Aircraft interior (including cabin and windows) and exterior will be clean, with all compartments free of foreign objects. The Aircraft will be substantially free of dirt, grease, fluids, stains, grime, cracks, tears and rips, consistent with worldwide commercial airline standards for used aircraft at completion of a heavy maintenance check.

(h)	No special or unique Manufacturer, Engine manufacturer or aviation authority inspection or check requirements which are specific to the Aircraft or Engines (as opposed to all aircraft or engines of their types) will exist with respect to the Airframe, Engines and Aircraft equipment, components and systems.

(i)	All repairs to the Aircraft will have been accomplished in accordance with Manufacturer’s Structural Repair Manual (or FAA-approved data supported by an FAA Form 8110-3 or FAA Form 8100-9) (or EASA-approved data supported by DGAC Repair Design Approval Sheets or its EASA equivalent).

(j)	All Modifications to the Aircraft will have been accomplished in accordance with FAA-approved data and, if required in order to meet the requirements for issuance of a U.S. Standard Certificate of Airworthiness for transport category aircraft issued by the FAA in accordance with FAR Part 21, will be supported by an FAA Form 8110-3, FAA Form 8100-9 or FAA supplemental type certificate. All Modifications will have been accomplished in accordance with EASA-approved data and, if required in order to meet the requirements for issuance of an EASA Certificate of Airworthiness for transport category aircraft issued by an EASA member country in accordance with EASA Part 21, will be supported by DGAC-approved Repair Design Approval Sheets or its EASA equivalent or an EASA-approved supplemental type certificate.

(k)	All airworthiness directives which are issued either by the aviation authority or the aviation authority of the country of manufacture of the Aircraft prior to the Delivery Date of the Aircraft and which require compliance prior to Delivery of the Aircraft to LESSEE or within months after Delivery (the “LESSOR AD Compliance Period”) will have been complied with on the Aircraft at LESSOR’s cost as follows:
(i) all such Airworthiness Directives for which terminating action is due within the LESSOR AD Compliance Period will have been accomplished by performing the terminating action; and
(ii) all such Airworthiness Directives for which terminating action is not due within the LESSOR AD Compliance Period will have been accomplished
EXHIBIT B
CONDITION AT DELIVERY

at the highest level of inspection or modification possible short of terminating action.
(l)	All Modifications which must be performed prior to Delivery of the Aircraft or within months after Delivery in order to meet the FAA requirements for FAR Part 121 operations will have been incorporated on the Aircraft at LESSOR’s cost.

(m)	The Aircraft will be in compliance with Manufacturer’s Corrosion Prevention and Control Program (CPCP) specified for the model type by Manufacturer and LESSOR will provide LESSEE with documentation substantiating such compliance.

(n)	If any waivers, deviations, dispensations, alternate means of compliance, extensions or carry-overs with respect to maintenance or operating requirements, repairs or Airworthiness Directives are granted by the aviation authority or permitted by Prior Lessee’s maintenance program, such maintenance or operating requirements, repairs or Airworthiness Directives will nonetheless have been performed as if such waivers, deviations, dispensations, alternate means of compliance, or extensions or carry-overs did not exist.

(o)	All no-charge vendor and Manufacturer’s service bulletin kits provided to LESSOR by Prior Lessee for the Aircraft but not installed thereon will be on board the Aircraft as cargo. All no-charge vendor and Manufacturer’s service bulletin kits ordered by Prior Lessee but not yet received will, upon receipt by LESSOR and at LESSOR’s cost, be forwarded to LESSEE. At LESSEE’s request, any other service bulletin kit which Prior Lessee paid for will also be delivered to LESSEE on board the Aircraft, but LESSEE will reimburse Prior Lessee for its actual out-of-pocket costs for such kit, unless Prior Lessee purchased such kit as part of its implementation of a service bulletin on its fleet of aircraft of the same type as the Aircraft but had not yet installed such kit on the Aircraft, in which case such kit will be furnished free of charge to LESSEE.

(p)	The Aircraft will be free of any leaks which are found to be outside Manufacturer’s maintenance manual limits and any damage resulting therefrom. All repairs will have been performed on a permanent basis in accordance with the applicable manufacturer’s instructions.

(q)	The Aircraft fluid reservoirs (including oil, oxygen, hydraulic and water) will be serviced to full and the waste tank serviced in accordance with Manufacturer’s instructions.

6. Checks Prior to Delivery
EXHIBIT B
CONDITION AT DELIVERY

Immediately prior to Delivery of the Aircraft to LESSEE, the following will be accomplished:

(a)	Perform the Delivery Check. The Aircraft will also be weighed.

(b)	Remove Prior Lessee’s exterior markings, including all exterior paint, by stripping (or, at LESSOR’s option, pneumatically sanding) the paint from the fuselage, empennage, wings and Engine cowlings, and clean, reseal, refinish, prepare (including application of alodine or another corrosion inhibitor) and prime the surfaces to be painted, all in accordance with Manufacturer’s and paint manufacturer’s recommendations. The fuselage, empennage, wings and Engine cowlings will be painted in the colors and logo specified by LESSEE. Such painting will be accomplished in such a manner as to result in a uniformly smooth and cosmetically acceptable aerodynamic surface. LESSEE will provide Prior Lessee with its livery drawing, engineering order, mask-offs and mylars in sufficient time to accomplish the painting prior to the Scheduled Delivery Date. After painting, the Aircraft will be weighed. All external placards, signs and markings will be properly attached, free from damage, clean and legible.

(c)	Clean the exterior and interior of the Aircraft.

(d)	If reasonably required by LESSEE, repaint by touch-up the interior of the Aircraft, including flight deck, and replace missing, broken or illegible placards.

(e)	Permanently repair damage to the Aircraft that exceeds Manufacturer’s limits.

(f)	With LESSEE or its representatives present, perform a full and complete hot and cold section videotape borescope on each Engine and its modules in accordance with Manufacturer’s aircraft maintenance manual.

(g)	If the Engine historical and technical records and/or condition trend monitoring data of any Engine indicate an acceleration in the rate of deterioration in the performance of an Engine, correct, to LESSEE’s satisfaction, such conditions which are determined to be causing such accelerated rate of deterioration.

(h)	With LESSEE and/or its representatives present, accomplish a power assurance run on the Engines in accordance with Manufacturer’s aircraft maintenance manual. The Engine power assurance test conditions and results will be recorded on the Estoppel and Acceptance Certificate.

(i)	Provide evidence to LESSEE’s satisfaction that the Engine historical and technical records, borescope inspection, trend monitoring and power assurance run specified in this Exhibit B do not reveal any condition which would cause the Engines or any module to be unserviceable, beyond serviceable limits or serviceable with an increased frequency of
EXHIBIT B
CONDITION AT DELIVERY

inspection or with calendar time, flight hour or flight cycle restrictions under the Manufacturer’s aircraft maintenance manual. LESSOR will correct any discrepancies in accordance with the guidelines set out by Manufacturer which may be discovered during such inspection.

(j)	In the event the Engine historical and technical records, borescope inspection, trend monitoring and other checks specified in this Exhibit B result in a dispute regarding the conformity of an Engine with the requirements of this Exhibit B, LESSEE and LESSOR will consult with the Engine manufacturer and follow the Engine manufacturer’s recommendations (including the accomplishment of an Engine test cell operational check) with regard to determining if such Engine complies with the requirements of this Exhibit B and the manner in which any discrepancies from the requirements of this Exhibit B will be rectified.

(k)	With LESSEE or its representatives present, perform an APU condition test in accordance with Manufacturer’s aircraft maintenance manual and a complete hot and cold section videotape borescope on the APU. LESSOR will provide evidence to LESSEE’s satisfaction that the APU condition test and borescope inspection do not reveal any condition which would cause the APU to be unserviceable, beyond serviceable limits or serviceable with an increased frequency of inspection or with calendar time, flight hour or flight cycle restrictions. LESSOR will correct any discrepancies in accordance with the guidelines set out by the APU manufacturer which may be discovered during such test or inspections.

(l)	If the APU historical and technical records and/or condition trend monitoring data (to the extent available) indicate an acceleration in the rate of deterioration in the performance of the APU, correct, to LESSEE’s satisfaction, such conditions which are determined to be causing such accelerated rate of deterioration.

7. Part Lives

At Delivery, the condition of the Aircraft will be as follows:

(a)	The Aircraft will have zero hours consumed since completion of the Delivery Check.

(b)	Each Engine will meet all of the following:
(i) Each Engine will have operated no more than hours and cycles since its last Qualified Performance Restoration.
EXHIBIT B
CONDITION AT DELIVERY

(ii) Each Engine will have at least hours and cycles remaining to operate until its next anticipated removal (based on a review of the Engine historical and technical records and the results of the borescope inspection, trend monitoring and maximum power assurance runs).
(iii) Each Engine will have a remaining hot day takeoff EGT margin sufficient to permit the operation of such Engine for the hours and cycles set forth in the preceding subparagraph (based on a review of the Engine historical and technical records and the results of the borescope inspection, trend monitoring and maximum power assurance runs).
(iv) Each Part of an Engine which has a life limit will have cycles (or hours, if applicable) remaining to operate until its next removal per the Engine manufacturer’s limit.
(c)	The APU will have zero APU hours consumed since the last hot section refurbishment (excluding hours consumed on the acceptance flight).

(d)	Each leg of the Landing Gear will have at least two years and cycles remaining pursuant to the MPD until the next scheduled Overhaul or scheduled removal.

(e)	Each Part of the Airframe, Engine or APU which has a hard time limit pursuant to the MPD will have the greater of (i) at least 50% of such hard time Part’s full allotment of hours and cycles or (ii) hours and cycles remaining to operate until its next scheduled Overhaul or scheduled removal pursuant to the MPD. However, if such hard time Part’s full allotment of hours and cycles between Overhauls pursuant to the MPD is less than hours and , then such hard time Part will be delivered with zero hours and zero cycles out of Overhaul.

(f)	Each life-limited Part of the Airframe or the APU will have the greater of (i) at least 50% of such life-limited Part’s full allotment of hours and cycles or (ii) hours and cycles remaining to operate until its next scheduled replacement pursuant to the MPD (in case of an Airframe life-limited Part) or the APU’s manufacturer’s limit (in case of an APU life-limited Part). However, if such life-limited Part’s full allotment of hours and cycles remaining to operate is less than hours and cycles, then such life-limited Part will be delivered with 100% of its total approved hours and cycles remaining.

(g)	No life-limited Part of the Airframe will have more hours or cycles consumed than the total hours and cycles of the Airframe.

(h)	Each Part which has a calendar time limit will have months remaining to operate until removal pursuant to the MPD. If a Part with a calendar time limit has a total approved
EXHIBIT B
CONDITION AT DELIVERY

calendar time remaining pursuant to the MPD of less than months, then such Part will be delivered with 100% of its total approved calendar time remaining until removal.

(i)	No Part (excluding life-limited Parts on the Engines, Airframe and APU) will have total hours or total cycles since new greater than 110% of that of the Airframe and, with respect to all such Parts as a group, such Parts will have an average total time since new no greater than that of the Airframe.

(j)	Each Landing Gear tire and brake will have at least 50% of its wear remaining.
EXHIBIT B
CONDITION AT DELIVERY

     EXHIBIT C CERTIFICATE OF INSURANCE (FOR LESSOR)
[Refer to Aircraft Lease Agreement dated as of      , between LESSEE and LESSOR (the “Lease”). If applicable, insurance certificates from both the insurers and reinsurers will be provided. If there is a LESSOR’s Lender, include references to it where appropriate after references to LESSOR.]

To:	INTERNATIONAL LEASE FINANCE CORPORATION (“LESSOR”)
10250 Constellation Boulevard, 34th Floor
Los Angeles, California 90067, U.S.A.

Re:	(“LESSEE”)

Manufacturer’s Serial No.:
Registration Mark: (the “Aircraft”)
     The following security has subscribed to the following insurance and/or reinsurance policies:
     [LIST APPLICABLE POLICY NUMBERS, COMPANIES & PERCENTAGES]
     THIS IS TO CERTIFY THAT, as Insurance Brokers, we have effected Fleet Insurance in respect of aircraft owned or operated by LESSEE (including the Aircraft) as specified below.
AIRCRAFT HULL ALL RISKS
COVERING:
All risks of physical loss or damage to the Aircraft from any cause for an Agreed Value of Aircraft in the amount of US$                     [list amount calculated in accordance with Article 19.1]
DEDUCTIBLES:
US$ each and every loss (or such lesser amount as applicable to the rest of LESSEE’s fleet). Not applicable to Total Loss/Constructive Total Loss or Arranged Total Loss
EXHIBIT C
CERTIFICATE OF INSURANCE (FOR LESSOR)

GEOGRAPHICAL COVERAGE:
     Worldwide
AVIATION AND AIRLINE GENERAL THIRD PARTY LIABILITY
COVERING:
Aircraft Third Party, Passenger, Baggage, Cargo and Mail Liability and Airline General Third Party Liability (including Premises, Hangarkeepers, Products Liability and Contractual Liability) for combined single limit of not less than US$ (or such higher amount as LESSEE may carry on any other aircraft in its fleet) any one accident/occurrence (but in the aggregate in relation to Products Liability), extended to cover LESSEE’s liability under the Lease to the extent of the risks covered by the policy including war and allied perils under Extended Coverage Endorsement as per AVN 52E (however, the total War and Allied Perils Liability Coverage including Third Party War Risks must be the same amount as the combined single limit either by the purchase of Excess Third Party War Risks insurance or through a government indemnity in accordance with Article 18.4), unless otherwise agreed by LESSOR in writing
GEOGRAPHICAL LIMITS:
     Worldwide
HULL WAR AND ALLIED PERILS
COVERING:
Hull War Risks as per LSW555.D, but including (a) confiscation or requisition (including by State of Registration and state where airline is domiciled), (b) hijacking or other unlawful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) and covering claims excluded from Hull All Risks Policy pursuant to AVN 48B (other than paragraph (b) thereof), for an Agreed Value of Aircraft in the amount of US$                     [list amount calculated in accordance with Article 19.1]
DEDUCTIBLE:
     No deductible
EXHIBIT C
CERTIFICATE OF INSURANCE (FOR LESSOR)

GEOGRAPHICAL LIMITS:
     Worldwide
AIRCRAFT SPARES ALL RISKS INSURANCE
COVERING:
All risks of physical loss or damage to Aircraft Parts or spares or Engines at all times when removed from the Aircraft from whatever cause, including the risks set down in AVN 48B other than paragraphs (a) and (b) thereof (but including paragraph (a) in respect of transit risks), for limits of not less than:
US$40,000,000 any one location
US$20,000,000 any one sending
and covering:
          With respect to an Engine, replacement cost or owner-specified agreed value
          With respect to Parts, replacement cost
DEDUCTIBLE:
     US$10,000 each and every loss
GEOGRAPHICAL COVERAGE:
     Worldwide
CONTRACTUAL INDEMNITY
     LESSEE has insurance coverage for the indemnities agreed to by LESSEE pursuant to Article 17 of the Lease
PERIOD OF COVERAGE (ALL POLICIES)
     From the Delivery Date of Aircraft to [EXPIRATION DATE]
EXHIBIT C
CERTIFICATE OF INSURANCE (FOR LESSOR)

     It is further certified that LESSOR has an interest in respect of the Aircraft under the Lease. Accordingly, with respect to losses occurring during the period from the Effective Date until (i) the date and time at which the Insurance expires or, if earlier, (ii) the date and time at which the Insured has no further obligation to insure the Aircraft under the Lease, as notified in writing by LESSOR to the Insurers (via the Appointed Broker if any) (such notification to be given promptly and in any event within 30 days after such date), and in consideration of the Additional Premium, it is confirmed in respect of the said interest(s) of LESSOR that the Insurance afforded by the Policy is in full force and effect, and it is further agreed that the provisions set forth below are specifically endorsed to the Policy. Notwithstanding the foregoing, if LESSEE has retained care, custody and control of the Aircraft even after such expiry or agreed termination of the Lease and LESSOR has not expressly agreed to insure the Aircraft, the Policy will remain in full force and effect until the earlier of expiry of the Insurance or the return of the Aircraft to LESSOR.
     1. UNDER THE HULL (ALL RISKS AND HULL WAR AND ALLIED RISKS) AND AIRCRAFT SPARES INSURANCES
     (a) [International Lease Finance Corporation ONLY—NO OTHER CONTRACT PARTIES] In respect of any claim on the Aircraft that becomes payable on the basis of a Total Loss, settlement will be made to, or to the order of LESSOR as sole loss payee, up to the Agreed Value. With respect to repairable damage to an Aircraft or Engine, LESSOR will receive all insurance proceeds in excess of US$500,000 provided that upon receipt by the insurance broker of written notice of a material default on the part of LESSEE, all insurance proceeds which otherwise would be payable to LESSEE will be made directly to LESSOR. In respect of any other claim, settlement (net of any relevant policy deductible) will be made with such party(ies) as may be necessary to repair the Aircraft unless otherwise agreed after consultation between the Insurers and the Insured and, where necessary under the terms of the Lease, LESSOR. Such payments will only be made provided they are in compliance with all applicable laws and regulations.
     (b) Insurers agree on a 50/50 settlement in terms of AVS 103.
     (c) Insurers have no right to replace the Aircraft on a Total Loss (arranged, constructive or otherwise).
     (d) Insurers recognize that LESSEE and LESSOR have agreed that a Total Loss of the Airframe will constitute a Total Loss of the Aircraft.
     (e) In the event of a Total Loss of the Aircraft, Insurers agree to pay LESSOR all amounts up to the Agreed Value based solely upon LESSOR’s (not LESSEE’s) execution
EXHIBIT C
CERTIFICATE OF INSURANCE (FOR LESSOR)

of the appropriate form of release/discharge document. LESSOR may sign any required release in lieu of the Insured in the event of a Total Loss, Constructive Total Loss or Arranged Total Loss.
     (f) “Cut-through clause”: Insurers confirm that in the event of any claim arising under the hull insurances, the Reinsurers will in lieu of payment of the Insurers, its successors in interest and assigns, pay to the person named as sole loss payee under the original insurances that portion of any loss due for which the Reinsurers would otherwise be liable to pay the Insurers (subject to proof of loss), it being understood and agreed that any such payment by any Reinsurers will fully discharge and release such Reinsurer from any and all further liability in connection therewith and provide for payment to be made notwithstanding (i) any bankruptcy, insolvency, liquidation or dissolution of the Insurers and (ii) that the Insurers have made no payment under the original insurance policies.
     (g) Insurers confirm that under the insurance policies, if the Insured installs an engine owned by a third party on the Aircraft, either (i) the hull insurance will automatically increase to such higher amount as is necessary in order to satisfy both LESSOR’s requirement to receive the Agreed Value in the event of a Total Loss, Constructive Total Loss or Arranged Total Loss and the amount required by the third party engine owner, or (ii) separate additional insurance on such engine will attach in order to satisfy separately the requirements of the Insured to such third party engine owner.
     2. UNDER THE LEGAL LIABILITY INSURANCE
     (a) Subject to the provisions of this Endorsement, the Insurance will operate in all respects as if a separate Policy had been issued covering each party insured hereunder, but this provision will not operate to include any claim arising howsoever in respect of loss or damage to the Aircraft insured under the Hull or Spares Insurance of the Insured. Notwithstanding the foregoing the total liability of Insurers in respect of any and all Insureds will not exceed the limits of liability stated in the Policy.
     (b) The Insurance provided hereunder will be primary and without right of contribution from any other insurance which may be available to LESSOR or its successors and assigns.
     (c) LESSOR and its successors, assigns, directors, officers, employees and shareholders will be covered under LESSEE’s legal liability insurance for death or injury to LESSEE’s employees.
EXHIBIT C
CERTIFICATE OF INSURANCE (FOR LESSOR)

     (d) The cover afforded by the Policy is amended by this Endorsement to provide coverage in respect of the liability of LESSOR, its successors, assigns, directors, officers, employees and shareholders, to the pilots and crew of the Equipment and any employees of the Insured, on the basis that for the purposes of providing such coverage under this Endorsement, such pilots, crew and employees shall be deemed to be passengers.
     3. UNDER ALL INSURANCES
     (a) LESSOR, its successors and assigns, and (with respect to Aviation and Airline General Third Party Liability only) its directors, officers, shareholders and employees for their respective rights and interests, are included as Additional Insureds.
     (b) The cover afforded to LESSOR by the Policy in accordance with this Endorsement will not be invalidated by any act or omission (including misrepresentation and non-disclosure) of any other person or party which results in a breach of any term, condition or warranty of the Policy.
     (c) LESSOR will have no responsibility for premium and insurers will waive any right of set-off or counterclaim against LESSOR except in respect of outstanding premium in respect of the Aircraft, provided that Insurer may only set off for premiums against the proceeds of the hull insurance for outstanding premiums in connection with hull all risks and hull war and allied perils insurance.
     (d) Upon payment of any loss or claim to or on behalf of LESSOR, Insurers will to the extent and in respect of such payment be thereupon subrogated to all legal and equitable rights of LESSOR indemnified hereby (but not against LESSOR). Insurers will not exercise such rights without the consent of those indemnified, such consent not to be unreasonably withheld. At the expense of Insurers LESSOR will do all things reasonably necessary to assist the Insurers to exercise said rights.
     (e) Except in respect of any provision for Cancellation or Automatic Termination specified in the Policy or any endorsement thereof, cover provided by this Endorsement may only be cancelled or materially altered in a manner adverse to LESSOR by the giving of not less than 30 days’ notice in writing to LESSOR. Notice will be deemed to commence from the date such notice is given by the Insurers. Such notice will NOT, however, be given at normal expiry date of the Policy or any endorsement.
     4. EXCEPT AS SPECIFICALLY VARIED OR PROVIDED BY THE TERMS OF THIS CERTIFICATE
EXHIBIT C
CERTIFICATE OF INSURANCE (FOR LESSOR)

     (a) LESSOR IS COVERED BY THE POLICY SUBJECT TO ALL TERMS, CONDITIONS, LIMITATIONS, WARRANTIES, EXCLUSIONS AND CANCELLATION PROVISIONS THEREOF.
     (b) THE POLICY WILL NOT BE VARIED BY ANY PROVISIONS CONTAINED IN THE LEASE WHICH PURPORT TO SERVE AS AN ENDORSEMENT OR AMENDMENT TO THE POLICY.
     SUBJECT (save as specifically stated in this Certificate) to policy terms, conditions, limitations and exclusions.
Yours faithfully,
[BROKERS]
EXHIBIT C
CERTIFICATE OF INSURANCE (FOR LESSOR)

     EXHIBIT D BROKERS’ LETTER OF UNDERTAKING (FOR LESSOR)

Date:	Our Ref:

To:	INTERNATIONAL LEASE FINANCE CORPORATION
10250 Constellation Boulevard, 34th Floor
Los Angeles, California 90067, U.S.A.

Re:	(“LESSEE”)

Manufacturer’s Serial No.:
Registration Mark: (the “Aircraft”)
Dear Sirs:
     We confirm that insurance has been effected for the account of [LESSEE] (the “Operator”) covering all aircraft owned or operated by them, including the above-referenced aircraft (the “Aircraft”). [Also confirm, if applicable, the amount of any hull all risks or hull war and allied perils on the Aircraft which LESSEE is carrying in excess of the Agreed Value (which excess insurance would be payable to LESSEE). Such excess insurance may not exceed % of the Agreed Value.]
     Pursuant to instructions received from the Operator and in consideration of your approving the arrangement of the Operator’s “Fleet Policy” (under which the above-referenced Aircraft is insured) through the intermediary of ourselves as Brokers in connection with the insurance (the “Insurance”) mentioned in our Certificate of Insurance (Reference No. [      ] dated [      ] and attached hereto), we undertake as follows:
     1. In relation to the Hull and War Risks Insurance to hold to your order the insurance Slips or Contracts and any Policies which may be issued or any policies substituted (with your consent) therefor (but only insofar as the same relate to the Aircraft only) and the benefit of the Hull and War Risks Insurance thereunder, but subject to our requirements to operate the Fleet Policy insofar as it relates to any other aircraft insured thereunder.
     2. As to you and your successors, assigns, directors, officers, employees and shareholders, Operator’s active crew members are considered “passengers”.
     3. To advise you of any of the following:
EXHIBIT D
BROKERS’ LETTER OF UNDERTAKING (FOR LESSOR)

     (a) If any insurer or the Operator cancels or gives notice of cancellation of any of the Insurance at least 30 days (or such lesser period as may be available in the case of War and Allied Perils) before such cancellation is to take effect in respect of the Aircraft.
     (b) Of any act or omission or of any event (including non-payment of premium) of which we have knowledge or are notified and which might invalidate or render unenforceable in whole or in part any of the Insurance, insofar as the same relate to the Aircraft.
     (c) If we do not receive instructions to renew all or any of the Insurance at least 30 days prior to their expiration.
     (d) If any of the Insurance are not renewed on the same terms (save as to premium and period of cover and as you might otherwise have notified us to be acceptable to you) seven days prior to expiry thereof.
     The above undertakings are given subject to our continuing appointment for the time being as Insurance Brokers to the Operator.
     We also undertake to advise you if we cease to be Insurance Brokers to the Operator.
Yours faithfully,
EXHIBIT D
BROKERS’ LETTER OF UNDERTAKING (FOR LESSOR)

EXHIBIT E	CERTIFICATE OF INSURANCE (FOR MANUFACTURER)

[DATE]

To:	THE BOEING COMPANY
Post Office Box 3707
Mail Stop 13-57
	Seattle, Washington 98124, U.S.A.	Attention: Senior Director, Risk Management & Insurance

cc:	BOEING COMMERCIAL AIRPLANES
P.O. Box 3707
Mail Stop 21-34
Seattle, Washington 98124-2207, U.S.A.
Attention: Vice President—Contracts

INTERNATIONAL LEASE FINANCE CORPORATION
10250 Constellation Boulevard, 34th Floor
Los Angeles, California 90067, U.S.A.
Attention: Insurance Department
NAMED INSURED:
     We hereby certify that in our capacity as Brokers to the Named Insured, the following described insurance is in force on this date:

Insurer:	Policy No:	Participation:
POLICY PERIOD:
     From [date and time of inception of the Policy(ies)] to [date and time of expiration]
GEOGRAPHICAL LIMITS:
     Worldwide, subject to standard market exceptions
AIRCRAFT INSURED:
EXHIBIT E
CERTIFICATE OF INSURANCE (FOR MANUFACTURER)

Aircraft owned or operated by the Named Insured which is subject to the Purchase Agreement No. dated entered into between The Boeing Company and International Lease Finance Corporation (“ILFC”)
AIRCRAFT TYPE:
AIRCRAFT SERIAL NUMBER:
     (hereinafter “Aircraft”)
COVERAGES:
1.	Aircraft “all risks” Hull (Ground and Flight)

2.	Aircraft Hull War and Allied Perils (as per LSW555.D, its successor wording, or equivalent coverage which may be provided by a sovereign government and/or the international aviation insurance market)

3.	Airline Liability Including, but not limited to, Bodily Injury, Property Damage, Aircraft Liability, Liability War Risks, Passenger Legal Liability, Premises/Operations Liability, Completed Operations/Products Liability, Baggage Legal Liability (checked and unchecked), Cargo Legal Liability, Contractual Liability and Personal Injury.

The above-referenced Airline Liability insurance coverage is subject to War and Other Perils Exclusion Clause (AVN48B or its successor wording) but all sections other than section (b) are reinstated as per AVN52E, or their successor endorsements.
LIMITS OF LIABILITY:
To the fullest extent of the Policy limits that the Named Insured carries at the time of delivery of the Aircraft, and thereafter at the inception of each policy period, but in any event no less than the following:

Combined Single Limit Bodily Injury and Property Damage:

717-200	300,000,000
737-500/600	350,000,000
737-300/700	400,000,000
EXHIBIT E
CERTIFICATE OF INSURANCE (FOR MANUFACTURER)

737-400	450,000,000
737-800	500,000,000
737-900	500,000,000
757-200	525,000,000
757-300	550,000,000
767-200	550,000,000
767-300	700,000,000
767-400ERX	750,000,000
787	700,000,000
777-200LR	800,000,000
MD-11	800,000,000
777-200/300	800,000,000
777-300ER	800,000,000
747-400	900,000,000
US$ any one occurrence (or in the aggregate with respect to product liability and war risks as applicable).
In regard to Personal Injury coverage, limits are US$25,000,000 any one offense/aggregate.
DEDUCTIBLES / SELF-INSURANCE:
Any deductible and/or self-insurance amount under the liability insurance (other than standard market deductibles) are to be disclosed to and agreed by Boeing.
SPECIAL PROVISIONS APPLICABLE TO BOEING:
It is certified that Insurers are aware of the terms and conditions of the Aircraft General Terms Agreement AGTA-ILF (“AGTA”) between The Boeing Company and International Lease Finance Corporation dated as of November 17, 1997 and the following purchase agreement: Purchase Agreement No. dated .It is certified that Insurers are aware of the terms and conditions of the following purchase agreement, which terms and conditions are referenced in Paragraph 2 of Exhibit K to that certain
EXHIBIT E
CERTIFICATE OF INSURANCE (FOR MANUFACTURER)

Aircraft Lease Agreement concerning the Aircraft dated as of      , between ILFC, as lessor, and the Named Insured, as lessee:
     PA dated
Insurers have agreed to the following with respect to the referenced Aircraft:
A.	In regard to Aircraft “all risks” Hull Insurance and Aircraft Hull War and Allied Perils Insurance, Insurers agree to waive all rights of subrogation or recourse against Boeing in accordance with the AGTA which was incorporated by reference into the applicable purchase agreement. In regard to Aircraft “all risks” Hull Insurance and Aircraft Hull War and Allied Perils Insurance, Insurers agree to waive all rights of subrogation or recourse against Boeing in accordance with the applicable purchase agreement.

B.	In regard to Airline Liability Insurance, Insurers agree:
(1)	To include Boeing as an additional insured in accordance with Customer’s undertaking in Article 8.2.1 of the AGTA which was incorporated by reference into the applicable purchase agreement;To include Boeing as an additional insured in accordance with Customer’s undertaking in the applicable purchase agreement;

(2)	To provide that such insurance will be primary and not contributory nor excess with respect to any other insurance available for the protection of Boeing;

(3)	To provide that with respect to the interests of Boeing, such insurance shall not be invalidated or minimized by any action or inaction, omission or misrepresentation by the Insured or any other person or party (other than Boeing) regardless of any breach or violation of any warranty, declaration or condition contained in such policies;

(4)	To provide that all provisions of the insurance coverages referenced above, except the limits of liability, will operate to give each Insured or additional insured the same protection as if there were a separate Policy issued to each.
C.	In regard to all of the above referenced policies:
(1)	Boeing will not be responsible for payment, set-off, or assessment of any kind or any premiums in connection with the policies, endorsements or coverages described herein;
EXHIBIT E
CERTIFICATE OF INSURANCE (FOR MANUFACTURER)

(2)	If a policy is canceled for any reason whatsoever, or any substantial change is made in the coverage which affects the interests of Boeing or if a policy is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to Boeing for 30 days (in the case of war risk and allied perils coverage seven days after sending, or such other period as may from time to time be customarily obtainable in the industry) after receipt by Boeing of written notice from the Insurers or the authorized representatives or Broker of such cancellation, change or lapse; and

(3)	For the purposes of the Certificate, “Boeing” is defined as The Boeing Company, its divisions, subsidiaries, affiliates, the assignees of each and their respective directors, officers, employees and agents.

(4)	If third party war risk and allied perils coverage or indemnification has been obtained by Customer from a sovereign government and not the commercial insurance market, Customer will advise Boeing.
Subject to the terms, conditions, limitations and exclusions of the relative policies.
(signature)
(typed name)
(title)
EXHIBIT E
CERTIFICATE OF INSURANCE (FOR MANUFACTURER)

EXHIBIT F	AVIATION AUTHORITY UNDERTAKING LETTER
[Date]

To:	INTERNATIONAL LEASE FINANCE CORPORATION 10250 Constellation Boulevard, 34th Floor Los Angeles, California 90067, U.S.A.
Dear Sirs:
     We, the                      (the “Aviation Authority”) undertake that:
     1. No cancellation, alteration or change in the registration of the Aircraft or recordation of liens will be made until receipt of written consent to such specified change from LESSOR.
     2. On written request of LESSOR (which will include fax), the Aviation Authority will promptly de-register the Aircraft and provide such confirmation as is requested by LESSOR together with any other confirmation or information LESSOR may require to enable the Aircraft to be re-registered in any other country or state.
     3. On written request of LESSOR (which will include fax) the Aviation Authority will release, remove or cancel all liens it may have over the Aircraft, and will acknowledge in doing so that all liability for such liens as discharged are for the sole account of LESSEE.
     4. The Aviation Authority will not allow the registration, use or operation of the Aircraft for any purpose other than the category of fare paying passenger transportation.
     5. The Aviation Authority will consent to the export of the Aircraft on the termination of the Lease Term or at LESSOR’s written request.
Sincerely,
EXHIBIT F
AVIATION AUTHORITY UNDERTAKING LETTER

EXHIBIT G	ESTOPPEL AND ACCEPTANCE CERTIFICATE
     (“LESSEE”), a company organized under the laws of , does hereby represent, acknowledge, warrant and agree as follows:
     1. LESSEE and INTERNATIONAL LEASE FINANCE CORPORATION (“LESSOR”) have entered into an Aircraft Lease Agreement dated as of      , (hereinafter referred to as the “Lease”). Words used herein with capital letters and not otherwise defined will have the meanings set forth in the Lease.
     2. LESSEE has this ___ day of                                           ,                      (Time:                     ) at                                          received from LESSOR possession of:
     (a) One aircraft bearing Manufacturer’s serial number and registration mark , together with engines bearing manufacturer’s serial numbers (each of which has 750 or more rated takeoff horsepower) and an APU bearing part number                      and manufacturer’s serial number                     , all in airworthy condition.
     (b) All Aircraft Documentation, including the usual and customary manuals, logbooks, flight records and historical information regarding the Aircraft, Engines, APU and Parts.
     (c) The loose equipment set forth in the list of Loose Equipment attached hereto.
     3. The Aircraft had the following seating configuration at Delivery:
                      first                             business                             coach
     4. An auxiliary center tank (ACT) is / is not installed (circle one) at Delivery.
     If yes, quantity of auxiliary center tanks:
     5. Lower crew rest (LD-MCR) is / is not installed (circle one) at Delivery.
     6. A Thales Avionics Integrated Standby Flight Display (ISFD)/Integrated Standby Instrument System (ISIS) is / is not installed (circle one) in the Aircraft at Delivery.
     7. The Airframe, Engines, APU and Parts had the following hours/cycles at Delivery:
EXHIBIT G
ESTOPPEL AND ACCEPTANCE CERTIFICATE

(a)	Airframe:

Maximum gross takeoff weight: pounds/kilos (circle one)

Total hours: Total cycles:

(b)	Engine Takeoff Thrust Rating at Delivery:

pounds per FAA type certificate data sheet

(c)	Engine #1 Information:

Serial No	Total Hours	Total Cycles

			Hours since	Cycles since
			last Module	last Module
	Total	Total	Performance	Performance
ENGINE #1 MODULES	Hours	Cycles	Restoration	Restoration

ENGINE #1 LIFE-LIMITED PART	Part	Cycles Remaining to Next
NAME	Number	Life-limited Part Removal

EXHIBIT G
ESTOPPEL AND ACCEPTANCE CERTIFICATE

(d)	Engine No. 2 Information:

Serial No	Total Hours	Total Cycles

			Hours since	Cycles since
			last Module	last Module
	Total	Total	Performance	Performance
ENGINE #2 MODULES	Hours	Cycles	Restoration	Restoration

ENGINE #2 LIFE-LIMITED PART NAME	Part	Cycles Remaining to Next
NAME	Number	Life-limited Part Removal

(e)	Engine No. 3 Information:

	Serial No	Total Hours	Total Cycles

ENGINE #3:

			Hours since	Cycles since
			last Module	last Module
	Total	Total	Performance	Performance
ENGINE #3 MODULES	Hours	Cycles	Restoration	Restoration

EXHIBIT G
ESTOPPEL AND ACCEPTANCE CERTIFICATE

			Hours since	Cycles since
			last Module	last Module
	Total	Total	Performance	Performance
ENGINE #3 MODULES	Hours	Cycles	Restoration	Restoration

ENGINE #3 LIFE-LIMITED PART	Part	Cycles Remaining to Next
NAME	Number	Life-limited Part Removal

(f)	Engine No. 4 Information:

Serial No	Total Hours	Total Cycles

			Hours since	Cycles since
			last Module	last Module
	Total	Total	Performance	Performance
ENGINE #4 MODULES	Hours	Cycles	Restoration	Restoration

EXHIBIT G
ESTOPPEL AND ACCEPTANCE CERTIFICATE

			Hours since	Cycles since
			last Module	last Module
	Total	Total	Performance	Performance
ENGINE #4 MODULES	Hours	Cycles	Restoration	Restoration

ENGINE #4 LIFE-LIMITED PART	Part	Cycles Remaining to Next
NAME	Number	Life-limited Part Removal

(g)	APU:

Total hours:

Total cycles:

___ hours/ ___ cycles since last hot section refurbishment ___ hours /___ cycles remaining on APU life-limited Parts

(h)	Landing Gear:

		Total	Hrs/Cycles/Days
		Hrs/Cycles/	since last	Date of last
Position	Serial No.	Days	Overhaul	Overhaul
Nose

Left Main

Right Main
     8. The amount of fuel on board at Delivery is                                          pounds/gallons/kilos of fuel (circle one).
EXHIBIT G
ESTOPPEL AND ACCEPTANCE CERTIFICATE

     9. The Agreed Value of the Aircraft is US$                     .
     10. All of the foregoing has been delivered and accepted on the date set forth above to LESSEE’s full satisfaction and pursuant to the terms and provisions of the Lease.
     11. The Aircraft, Engines, APU, Parts and Aircraft Documentation as described in the Lease have been fully examined by LESSEE and have been received in a condition fully satisfactory to LESSEE and in full conformity with the Lease in every respect.
     12. The Lease is in full force and effect, LESSOR has fully, duly and timely performed all of its obligations of every kind or nature thereunder and LESSEE has no claims, offsets, deductions, set-off or defenses of any kind or nature in connection with the Lease.
[ 13. The Delivery of the Aircraft evidenced by LESSEE’s execution of this Estoppel and Acceptance Certificate creates an international interest for all purposes of the Cape Town Convention including, without limitation, affording LESSOR all rights and remedies thereunder. “Cape Town Convention” means both the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters specific to Aircraft Equipment which were adopted on November 16, 2001 at a diplomatic conference held in Cape Town, South Africa (as either of them may be amended from time to time).][to be utilized only if, at Delivery, the Aircraft will be registered in a country that has ratified the Cape Town Convention or Lessee is organized in a country that has ratified the Cape Town Convention].
     14. LESSOR’s Lender may rely upon all of the foregoing in granting substantial financial accommodations to LESSOR and LESSEE understands and agrees that any funds being advanced by LESSOR’s Lender will be made in reliance upon the foregoing.
     15. LESSEE has obtained all required permits, authorizations, licenses and fees of the State of Registration or any Government Entity thereof necessary in order for LESSEE to operate the Aircraft as permitted by the terms of the Lease.
Dated on the date set forth above

By:

Printed Name:

Title:

EXHIBIT G
ESTOPPEL AND ACCEPTANCE CERTIFICATE

ATTACHMENTS:
1.	List of discrepancies

2.	List of Aircraft Documentation

3.	Current Aircraft layout passenger arrangement (LOA)

4.	Incident/accident letter

5.	Dent and damage chart

6.	List of loose equipment

7.	List of free-of-charge kits

8.	Engine disk sheets

9.	Engine power assurance test conditions and results

10.	Engine trend data

11.	Technical Evaluation Report
EXHIBIT G
ESTOPPEL AND ACCEPTANCE CERTIFICATE

     EXHIBIT H OPINION OF COUNSEL
TO BE GIVEN BY INDEPENDENT OUTSIDE COUNSEL OF LESSEE OR OTHER LAWYERS ACCEPTABLE TO LESSOR

To:	International Lease Finance Corporation 10250 Constellation Boulevard, 34th Floor Los Angeles, California 90067, U.S.A.
Gentlemen:
     This opinion is furnished to you pursuant to Article 7 of the Aircraft Lease Agreement dated as of      , (the “Lease”) between (“LESSEE”) and INTERNATIONAL LEASE FINANCE CORPORATION (“LESSOR”). Defined terms in this opinion are used herein as defined in the Lease.
     I have acted as counsel for LESSEE in connection with the preparation, execution and delivery of the Lease.
     In that connection I have examined each of the following:
          (a) The Lease and Side Letters thereto, the Estoppel and Acceptance Certificate and the power of attorney provided by LESSEE in which, among other things, LESSEE authorizes LESSOR to take action in LESSEE’s name to deregister the Aircraft after termination of the Lease due to an Event of Default under the Lease or for termination of the Lease due to any other reason (together, the “Lease Documents”);
          (b) The charter of LESSEE and all amendments thereto; and
          (c) Such other documents, agreements and instruments, and such treaties, laws, rules, regulations, decrees and the like, as I have deemed necessary as a basis for the opinions hereinafter expressed.
     Based upon the foregoing and having regard for legal considerations which I deem relevant, I am of the opinion that:
     1. LESSEE is a company validly existing and in good standing under the Laws of . It has the power and authority to carry on its business as presently conducted and to perform its obligations under the Lease Documents.
EXHIBIT H
OPINION OF COUNSEL

     2. No authorization, approval, consent, license or order of, or registration with, or the giving of notice to the Aviation Authority or any other regulatory body or authority is required for the valid authorization, execution, delivery and performance by LESSEE of the Lease Documents.
     3. The Lease Documents have each been duly authorized, executed and delivered by LESSEE. Each such instrument is a valid and binding obligation of LESSEE, enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization or other Laws of general application affecting the enforcement of creditors’ rights.
     4. The execution and delivery of the Lease Documents, the consummation by LESSEE of the transactions contemplated therein and compliance by LESSEE with the terms and provisions thereof do not and will not contravene any Law applicable to LESSEE, or result in any breach of or constitute any default under or result in the creation of any lien, charge or encumbrance upon any property of LESSEE, under any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, charter, bylaw or other agreement or instrument to which LESSEE is a party or by which LESSEE or its properties or assets may be bound or affected.
     5. [Describe the process in with respect to registration of the Aircraft in the name of LESSOR and any other steps required or recommended in in order to protect the interests of LESSOR in the Aircraft]. Such registration of the Aircraft is not inconsistent with, and would not result in the loss of, LESSOR’s title to and ownership of the Aircraft. Except for the foregoing, no other filing or recording of any instrument or document or any other acts are necessary or advisable under the Laws of to protect LESSOR’s title to and ownership of the Aircraft. [In the opinion given at Delivery, also confirm that the Aircraft is registered in the name of LESSOR.]
     6. Except for any filing or recording that may be required with the [NAME OF AIRCRAFT REGISTER] and except for [DESCRIBE SUCH OTHER FILINGS OR RECORDINGS, INCLUDING WITH THE INTERNATIONAL REGISTRY], no filing or recording of any instrument or document (including the filing of any financial statement) is necessary under the Laws of in order for the Lease to constitute a valid and perfected lease of record relating to the Aircraft, it being understood that such counsel expresses no opinion as to the nature of LESSOR’s title to the Aircraft on the Delivery Date. [In opinion given at Delivery, also confirm that the filings and other steps described have been accomplished.]
     7. Except for [DESCRIBE ANY TRANSLATION, NOTARIZATION OR OTHER REQUIREMENTS], none of the Lease Documents needs to be translated, notarized, legalized, apostilled or consularized as a condition to the legality, validity, filing, enforceability or admissibility in evidence thereof. Each of the Lease Documents is in a proper form under the
EXHIBIT H
OPINION OF COUNSEL

Laws of for enforcement or admission thereof into evidence in , without any further action on the part of any party other than the commencement of court proceedings in .
     8. LESSEE will not be required to obtain any licenses for importation and ferrying of the Aircraft into . LESSEE has complied with all import and customs formalities in with respect to the Aircraft.
     9. LESSEE holds all licenses, certificates and permits from applicable governmental authorities in necessary for the conduct of its business as a certificated air carrier and performance of its obligations under the Lease Documents.
     10. To my knowledge, there are no suits or proceedings pending or threatened against LESSEE before any Government Entity against or affecting LESSEE which, if adversely determined, would have a material adverse effect on the financial condition or business of LESSEE or its ability to perform under the Lease Documents, except as described in the filings provided to LESSOR pursuant to Article 22 of the Lease.
     11. Under the Laws of , LESSEE will not be required to make or deduct any withholding or other Tax from any payment it may make under the Lease Documents.
     12. The obligations of LESSEE under the Lease Documents are direct, general and unconditional obligations of LESSEE and rank or will rank at least pari passu with all other present and future unsecured and unsubordinated obligations (including contingent obligations) of LESSEE, with the exception of such obligations as are mandatorily preferred by law.
     13. LESSEE, under the Laws of or of any other jurisdiction affecting LESSEE, is subject to private commercial law and suit. Neither LESSEE nor its properties or assets have the right of immunity from suit or execution on the grounds of sovereignty in such jurisdictions and the performance by LESSEE of its obligations under the Lease Documents constitute commercial acts done for commercial purposes.
     14. On termination of the Lease, LESSOR would be entitled to repossess the Aircraft and, without additional fees or duties, export it from .
[    15. The aviation authority in will not issue a letter to LESSOR at Delivery confirming that the Aviation Authority will deregister the Aircraft at the request of LESSOR.]
     16. Neither LESSEE nor LESSOR is required by the Laws of to obtain any approval, license or consent (including without limitation any exchange control approval) in order to remit to the other any amount payable under the Lease Documents.
     17. There is no applicable usury or interest limitation Law in which may restrict the recovery of payments in accordance with the Lease Documents.
EXHIBIT H
OPINION OF COUNSEL

     18. LESSOR will not violate any Law or become liable to any tax in by reason of entering into or performing its obligations under the Lease Documents and it is not necessary to establish a place of business in in order to enforce any provisions of the Lease Documents.
     19. The choice of California Law to govern the Lease Documents will be upheld in any action in the courts of . Any judgment given by United States or California courts would be recognized and accepted by the courts in .
     20. [DESCRIBE STATUS OF CAPE TOWN CONVENTION IN COUNTRY], for example:
     has ratified the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters specific to Aircraft Equipment which were adopted on November 16, 2001 at a diplomatic conference held in Cape Town, South Africa (commonly known as the “Cape Town Convention”)] [without any reservations or declarations in respect thereto OR with the following reservations and declarations in respect thereto] and the Lease and the other Operative Documents and the rights created thereby are valid, legal and binding thereunder and conform to the terms and conditions thereof.
          or
     [is not] [is] a signatory of, [and] [but] has not yet ratified, the Convention on International Interests in Mobile Equipment and the Protocol to the Convention on International Interests in Mobile Equipment on Matters specific to Aircraft Equipment. [describe the ratification process and status of ratification in ]
Very truly yours,
EXHIBIT H
OPINION OF COUNSEL

     EXHIBIT I           FORM OF POWER OF ATTORNEY
(“ ”) hereby irrevocably appoints INTERNATIONAL LEASE FINANCE CORPORATION (“ILFC”), a corporation located in Los Angeles, California, U.S.A., as ‘s true and lawful attorney so that ILFC may take any of the following actions in the name of and for with respect to the aircraft bearing manufacturer’s serial number (the “Aircraft”) leased by ILFC to pursuant to an Aircraft Lease Agreement dated as of      , (the “Lease”):
     1. In the exercise of the rights of ILFC under the Lease to recover the Aircraft from and after termination of the Lease due to an Event of Default under the Lease or for termination of the Lease due to any other reason, ILFC may take all action otherwise required to be performed by before the authorities and courts in in order to cause the Aircraft to be repossessed by ILFC, deregistered from the [NAME OF REGISTRY] and exported from .
     2. In the exercise of the rights mentioned in paragraph 1, ILFC may make any declarations or statements and sign any public or private documents which may be considered necessary or appropriate.
     3. ILFC may delegate the powers conferred hereby, in whole or in part, to any individual(s), including but not limited to employees of ILFC or legal counsel in .
     ILFC is empowered to determine in its sole discretion when to exercise the powers conferred upon ILFC pursuant to this Power of Attorney. Any person, agency or company relying upon this Power of Attorney need not and will not make any determination or require any court judgment as to whether an Event of Default has occurred under the Lease or whether the Lease has been terminated. hereby waives any claims against (i) any person acting on the instructions given by ILFC or its designee pursuant to this Power of Attorney and (ii) any person designated by ILFC or an officer of ILFC to give instructions pursuant to this Power of Attorney. also agrees to indemnify and hold harmless any person, agency or company which may act in reliance upon this Power of Attorney and pursuant to instructions given by ILFC or its designee.
     This Power of Attorney is irrevocable until the Aircraft has been returned to the possession of ILFC, deregistered and exported from .
     This Power of Attorney will be governed by the laws of the State of California, U.S.A., without regard to any conflict-of-law principles that would otherwise call for the application of the laws of any other jurisdiction.
     has made and delivered this Power of Attorney on                      in                     .
EXHIBIT I
FORM OF POWER OF ATTORNEY

By:

Printed Name:

Title:

EXHIBIT I
FORM OF POWER OF ATTORNEY

     EXHIBIT J FORM OF CAPE TOWN POWER OF ATTORNEY
Form of Irrevocable Deregistration and Export Request Authorization
(Annex referred to in Article 25 of the Consolidated Text of the Cape Town Convention)
[Date]

To:	[name of Registry Authority]

Re:	Irrevocable Deregistration and Export Request Authorization
     The undersigned is the registered operator of the aircraft bearing manufacturer’s serial number and registration mark (together with all installed, incorporated or attached accessories, parts and equipment, the “Aircraft”).
     This instrument is an irrevocable deregistration and export request authorization issued by the undersigned in favor of International Lease Finance Corporation as lessor (the “Authorized Party”) under the authority of Article XIII of the Protocol to the Convention on International Interests in Mobile Equipment on Matters specific to Aircraft Equipment. In accordance with that Article, the undersigned hereby requests:
     (a) recognition that the Authorized Party or the person it certifies as its designee is the sole person entitled to:
(1) procure the deregistration of the Aircraft from the [insert name of aircraft register] maintained by [name of Registry Authority] for the purposes of Chapter III of the Convention on International Civil Aviation, signed at Chicago, on 7 December 1944; and
(2) procure the export and physical transfer of the Aircraft from [insert country]; and
     (b) confirmation that the Authorized Party or the person it certifies as its designee may take the action specified in clause (a) above on written demand without the consent of the undersigned and that, upon such demand, the authorities in [insert country] shall cooperate with the Authorized Party with a view to the speedy completion of such action.
     The rights in favor of the Authorized Party established by this instrument may not be revoked by the undersigned without the written consent of the Authorized Party.
EXHIBIT J
FORM OF CAPE TOWN POWER OF ATTORNEY

     Please acknowledge your agreement to this request and its terms by the appropriate notation in the space provided below and lodge this instrument in the aircraft registry maintained by [name of Registry Authority].

By:

Printed Name:

Title:

Date:

Agreed to and lodged on the date specified below.
[NAME OF REGISTRY AUTHORITY]

By:

Its:

Date:

EXHIBIT J
FORM OF CAPE TOWN POWER OF ATTORNEY

     EXHIBIT K ASSIGNMENT OF RIGHTS (AIRFRAME)
[INSERT PROPER FORM BASED ON MANUFACTURER]
EXHIBIT K
ASSIGNMENT OF RIGHTS (AIRFRAME)

     EXHIBIT L ASSIGNMENT OF RIGHTS (ENGINES)
[INSERT PROPER FORM BASED ON MANUFACTURER]
EXHIBIT L
ASSIGNMENT OF RIGHTS (ENGINE)

     EXHIBIT M RETURN ACCEPTANCE RECEIPT
Date:                                          ,
     1. (“LESSEE”) and INTERNATIONAL LEASE FINANCE CORPORATION (“LESSOR”) have entered into an Aircraft Lease Agreement dated as of      , (the “Lease”). Words used herein with capital letters and not otherwise defined will have the meanings set forth in the Lease.
     2. LESSOR has this                      day of                                                               ,                                          (Time:                     ) at                                          received from LESSEE possession of:
     (a) One Aircraft bearing Manufacturer’s serial number , together with Engines bearing manufacturer’s serial numbers , an APU bearing manufacturer’s serial number                     , and all Parts attached thereto and thereon in an airworthy condition and
     (b) All Aircraft Documentation, including the usual and customary manuals, logbooks, flight records and historical information regarding the Aircraft, Engines, APU and Parts, as listed in the Document Receipt attached hereto.
     3. The Aircraft had the following seating configuration at return:
                                              first                                            business                                          coach
     4. An auxiliary center tank (ACT) is / is not installed (circle one) at return.
     If yes, quantity of auxiliary center tanks:
     5. Lower crew rest (LD-MCR) is / is not installed (circle one) at return.
     6. A Thales Avionics Integrated Standby Flight Display (ISFD)/Integrated Standby Instrument System (ISIS) was / was not installed (circle one) in the Aircraft by LESSEE during the Lease Term (applicable only if Thales ISFD/ISIS was not installed at Delivery).
     7. The Airframe, Engines, APU and Parts had the following hours/cycles at return:
     (a) Airframe:
EXHIBIT M
RETURN ACCEPTANCE RECEIPT

Maximum gross takeoff weight:                                          pounds/kilos (circle one)
Total hours:                                         Total cycles:
     (b) Engine Takeoff Thrust Rating at return:
                                         pounds per FAA type certificate data sheet
     (c) Engine #1 Information:

Serial No	Total Hours	Total Cycles

			Hours since	Cycles since
			last Module	last Module
	Total	Total	Performance	Performance
ENGINE #1 MODULES	Hours	Cycles	Restoration	Restoration

ENGINE #1 LIFE-LIMITED PART	Part	Cycles Remaining to Next
NAME	Number	Life-limited Part Removal

     (d) Engine No. 2 Information:
EXHIBIT M
RETURN ACCEPTANCE RECEIPT

Serial No	Total Hours	Total Cycles

			Hours since	Cycles since
			last Module	last Module
	Total	Total	Performance	Performance
ENGINE #2 MODULES	Hours	Cycles	Restoration	Restoration

ENGINE #2 LIFE-LIMITED PART	Part	Cycles Remaining to Next
NAME	Number	Life-limited Part Removal

     (e) Engine No. 3 Information:

	Serial No	Total Hours	Total Cycles
ENGINE #3:

			Hours since	Cycles since
			last Module	last Module
	Total	Total	Performance	Performance
ENGINE #3 MODULES	Hours	Cycles	Restoration	Restoration

EXHIBIT M
RETURN ACCEPTANCE RECEIPT

			Hours since	Cycles since
			last Module	last Module
	Total	Total	Performance	Performance
ENGINE #3 MODULES	Hours	Cycles	Restoration	Restoration

ENGINE #3 LIFE-LIMITED PART	Part	Cycles Remaining to Next
NAME	Number	Life-limited Part Removal

     (f) Engine No. 4 Information:

Serial No	Total Hours	Total Cycles

			Hours since	Cycles since
			last Module	last Module
	Total	Total	Performance	Performance
ENGINE #4 MODULES	Hours	Cycles	Restoration	Restoration

EXHIBIT M
RETURN ACCEPTANCE RECEIPT

			Hours since	Cycles since
			last Module	last Module
	Total	Total	Performance	Performance
ENGINE #4 MODULES	Hours	Cycles	Restoration	Restoration

ENGINE #4 LIFE-LIMITED PART	Part	Cycles Remaining to Next
NAME	Number	Life-limited Part Removal

     (g) APU:
Part number
Serial number
Total hours:
Total cycles:
                     hours/                      cycles since last hot section refurbishment
                     hours/                      cycles remaining on APU life-limited Parts
     (h) Landing Gear:

		Total	Hrs/Cycles/Days
		Hrs/Cycles/	since last	Date of last
Position	Serial No.	Days	Overhaul	Overhaul
Nose
Left Main
Right Main
EXHIBIT M
RETURN ACCEPTANCE RECEIPT

     8. The amount of fuel on board at return is                                          pounds/gallons/kilos of fuel (circle one).
     9. Other technical information regarding the Aircraft and its components are correctly set forth on the Technical Evaluation Report attached hereto.
     10. With reference to Article 13.9 of the Lease regarding reimbursement from the Reserves after return of the Aircraft:

_____	There are no claims for reimbursement from the Reserves which will be submitted after the date hereof.

or

_____	Claims for reimbursement from the Reserves will be submitted after the date hereof for the following:

	Type of Work	Estimated Invoice Amount
     11. LESSEE confirms that it has delivered to LESSOR all free-of-charge kits for the Aircraft received by LESSEE.
     12. The above specified aircraft, engines and documentation are hereby accepted by LESSOR subject to (i) the provisions of the Lease and (ii) correction by LESSEE (or procurement by LESSEE at LESSEE’s cost) as soon as reasonably possible of the discrepancies specified in the list attached.
     13. Subject to the following paragraph, the leasing of the Aircraft by LESSOR to LESSEE pursuant to the Lease is hereby terminated without prejudice to LESSEE’s continuing obligations under the Lease including, without limitation, paragraph 12(ii) above and Articles 16 and 17 of the Lease.
     14. LESSEE represents and warrants that during the term of the Lease all maintenance and repairs to the Airframe and Engines were performed in accordance with the requirements contained in the Lease. LESSEE further confirms that all of its obligations under the Lease whether accruing prior to the date hereof or which survive the termination of the Lease by their terms and accrue after the date hereof, will remain in full force and effect until all such obligations have been satisfactorily completed.
     15. This Return Acceptance Receipt is executed and delivered by the parties in                                                              [place].
EXHIBIT M
RETURN ACCEPTANCE RECEIPT

     IN WITNESS WHEREOF, the parties hereto have caused this Return Acceptance Receipt to be executed in their respective company names by their duly authorized representatives as of the day and year first above written.

INTERNATIONAL LEASE FINANCE CORPORATION

By:	By:

Printed Name:	Printed Name:

Its:	Its:

ATTACHMENTS:
1.	List of discrepancies

2.	List of Aircraft Documentation

3.	Current Aircraft layout passenger arrangement (LOPA)

4.	Incident/accident letter

5.	Dent and damage chart

6.	List of loose equipment

7.	List of free-of-charge kits

8.	Engine disk sheets

9.	Engine power assurance test conditions and results

10.	Engine trend data

11.	Technical Evaluation Report
EXHIBIT M
RETURN ACCEPTANCE RECEIPT

     EXHIBIT N MONTHLY REPORT
(SEE FOLLOWING SHEET)
EXHIBIT N
MONTHLY REPORT

MONTHLY AIRCRAFT UTILIZATION AND STATUS REPORT
Page 1 of __

Report Due Date:

To:	INTERNATIONAL LEASE FINANCE CORPORATION	Fax: (310) 788-1990
10250 Constellation Boulevard, 34th Floor
Los Angeles, California 90067, U.S.A.
Attn: Finance Department

From:

Contact:	Fax:

AIRCRAFT TYPE:

ENGINE TYPE:	REGISTRATION:

SERIAL NUMBER:	MONTH OF:

NOTE: PLEASE RECORD TIME IN HOURS AND MINUTES NOT DECIMALS.

Aircraft Total Time Since New As Of Last Month:	Hours:	Min:
Aircraft Total Time Since New:	Hours:	Min:
Aircraft Total Cycles Since New:	Cycles:
Airframe Hours Flown During Month:	Hours:	Min:
Airframe Cycles/Landings During Month:	Cycles:

Monthly Aircraft Utilization and Status Report
From:	Page 2 of ___

RESERVES
(if particular
type of
Reserves
calculated by
	HOURS OR		US$ PER		calendar
	CYCLES FLOWN		HOUR OR		month, list
	DURING MONTH	x	CYCLE (if	=	monthly
	(if applicable)		applicable)		amount)
TOTAL AIRFRAME:

TOTAL LANDING GEAR:

TOTAL APU:	Hrs:	x		=

Original Engine Serial Number:	Hrs: Min:	x		=
	Cycles (for Engine LLP Reserves):	x		=

Original Engine Serial Number:	Hrs: Min:	x		=
	Cycles (for Engine LLP Reserves):	x		=

Original Engine Serial Number:	Hrs: Min:	x		=
	Cycles (for Engine LLP Reserves):	x		=

Original Engine Serial Number:	Hrs: Min:	x		=
	Cycles (for Engine LLP Reserves):	x		=

TOTAL AMOUNT OF RESERVES (US$) PAID THIS MONTH:					US$

Monthly Aircraft Utilization and Status Report
From:	Page 3 of ___

ENGINE SERIAL NUMBER:	ENGINE SERIAL NUMBER:

ORIGINAL POSITION:	ORIGINAL POSITION:

ACTUAL LOCATION:	ACTUAL LOCATION:

CURRENT THRUST RATING:	CURRENT THRUST RATING:

HOURS:/MIN:	HOURS:/MIN:

Total Time Since New As Of	Total Time Since New As Of
Last Month:	Last Month:

Total Time Since New:	Total Time Since New:

Total Cycles Since New:	Total Cycles Since New:

Hours Flown During Month:	Hours Flown During Month:

Cycles During Month:	Cycles During Month:

ENGINE SERIAL NUMBER:	ENGINE SERIAL NUMBER:

ORIGINAL POSITION:	ORIGINAL POSITION:

ACTUAL LOCATION:	ACTUAL LOCATION:

CURRENT THRUST RATING:	CURRENT THRUST RATING:

HOURS:/MIN:	HOURS:/MIN:
Total Time Since New As Of	Total Time Since New As Of
Last Month:	Last Month:

Total Time Since New:	Total Time Since New:

Total Cycles Since New:	Total Cycles Since New:

Hours Flown During Month:	Hours Flown During Month:

Cycles During Month:	Cycles During Month:

IMPORTANT:	IF ILFC-OWNED ENGINE IS REMOVED OR INSTALLED ON ANOTHER AIRCRAFT, IT MUST BE REPORTED MONTHLY ON THIS FORM.

     EXHIBIT O AIRCRAFT DOCUMENTATION
AIRCRAFT RECORDS
1.	Copies of original Certificates delivered by , such as:
a.	Airworthiness Certificate for Export

b.	Radio installation conformity certificate

c.	Noise limitation certificate
2.	Copies of original Documents delivered by , such as:
a.	Airworthiness Directive Compliance list

b.	Aircraft inspection report

c.	Readiness Log

d.	Weighing report
3.	Copies of current Certificates:
a.	Airworthiness Certificate

b.	Noise limitation

c.	Radio license

d.	Interior material burn certificates

e.	Certificate of Export

f.	Aircraft deregistration confirmation

g.	Aircraft Registration
4.	Letters signed and stamped by Quality Assurance:
a.	Current aircraft hours and cycles

b.	Current engines hours and cycles

c.	Accident and Incident report

d.	Summary of Maintenance Program

e.	AD compliance during the lease term
5.	Aircraft log books and Readiness Log

6.	Aircraft Hard Time (HT) inspection status

7.	One-year forecast for HT inspection

8.	Aircraft Modification status, including service bulletins

9.	Last weighing report prior to redelivery

10.	AD compliance report with original signoffs

11.	Corrosion Prevention Control Program compliance summary

12.	Routine and non-routine job cards of the Return Check

13.	Routine and non-routine maintenance work cards for tasks performed during the Lease Term that were not repeated at or superseded by the Return Check

14.	Past year pilot and maintenance discrepancies

15.	Major and Minor structural repairs with applicable approvals

16.	Compass Swing report of the last three years
EXHIBIT O
AIRCRAFT DOCUMENTATION

17.	Cabin Configuration drawing (LOPA)

18.	Emergency equipment location drawing

19.	Engineering data package for all Modifications

ENGINES RECORDS

1.	Last test cell run reports

2.	Life-limited Parts status and traceability

3.	AD compliance report with original signoffs

4.	Engine Modification / service bulletin / inspection report and applicable forms

5.	Last heavy maintenance records for each module

6.	Engine log books

7.	Engine removal history

8.	Past year trend monitoring reports

9.	Historical borescope reports

10.	Engine component report

APU RECORDS

1.	APU status (FH, FC, limits)

2.	Life-limited Part status and traceability

3.	AD compliance report with original signoffs

4.	Modification status

5.	Last heavy maintenance documents

6.	APU log books

7.	Last test cell report

COMPONENT RECORDS

1.	Aircraft component inventory

2.	Hard time component inventory

3.	All required serviceable tags

4.	Landing Gear status with last overhaul and life-limited Part status

5.	AD compliance report with original signoffs

6.	Modification status

7.	Auxiliary fuel tank log book
EXHIBIT O
AIRCRAFT DOCUMENTATION

EXHIBIT C
FORM OF MONTHLY REPORT
Monthly Report
[Month] [Year]
[   ]
To:
AIG Funding, Inc., as Lender
180 Maiden Lane, 24th Floor
New York, NY 10038
Attn: Neil Friedman
Federal Reserve Bank of New York
33 Liberty Street
New York, NY 10045
Attn: James R. Hennessey, Legal Department;
          Steven J. Manzari, Credit, Investment & Payment Risk
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of October 13, 2009 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein, and not otherwise defined herein being used herein as therein defined), among International Lease Finance Corporation, a California corporation, States Aircraft, Inc., a California corporation, Shrewsbury Aircraft Leasing Limited, a private limited liability company incorporated under the laws of Ireland, the Designated Borrowers from time to time party thereto, Top Aircraft, Inc., a California corporation, ILFC Ireland Limited, a private limited liability company incorporated under the laws of Ireland, ILFC France S.a.r.l., a société à responsabilité limitée organized under the laws of France, ILFC Labuan Ltd., a Labuan private limited liability company incorporated under the Offshore Companies Act 1990 of Malaysia, the Intermediate Lessees from time to time party thereto, the Lender party thereto and Wells Fargo Bank Northwest, National Association, as Security Trustee.
The undersigned officer hereby certifies (not in his/her individual capacity but solely on behalf of the Parent Borrower as an officer thereof) as of the date hereof that he/she is [the Chief Executive Officer][the Chief Financial Officer][Senior Vice President of Finance][Controller][Treasurer] of the Parent Borrower, and that, as such, he/she is authorized to execute and deliver this Monthly Report to the Required Persons on the behalf of the Parent Borrower in accordance with Section 5.11(a)(i) of the Credit Agreement, and that, to his/her knowledge:
1.	[No Default or Event of Default has occurred and is continuing as of the date hereof, exclusive of any Event of Default under Section 6(f) of the Credit Agreement (other than as a result of a breach of Section 5.28 of the Credit Agreement).][1]

2.	[Except as disclosed on Schedule I hereto, all representations and warranties contained in Article III of the Credit Agreement are true and correct on and as of the date hereof, except (i) to the extent that such

[1]	To be included in each Monthly Report delivered in respect of a Bringdown Report Date.

representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) that for purposes hereof, the representations and warranties contained in Section 3.04(a) shall be deemed to refer to the most recent financial statements furnished pursuant to Section 5.11(a)(ii) and Section 5.11(a)(iii) and (iii) any reference to the “Effective Date” contained in Section 3.05, 3.06, 3.08 or 3.11 shall be deemed to refer to the date hereof.][2]

3.	The Designated Pool complies with the Pool Specifications as of the date hereof.

4.	Pool Aircraft

Aircraft	Lessee	Maintenance Rent Held	Security Deposits Held
MSN #[___]

[include any updates to Schedule 3.18(a) of the Credit Agreement]
5.	Transfer of Pool Aircraft among Borrower Parties
•	On [ ], MSN #[___] was transferred by [Transferor Borrower] to [Transferee Borrower] as provided in Section 2.12(a) of the Credit Agreement.

•	[Transferor Borrower] intends to transfer MSN #[___] to [Transferee Borrower] as provided in Section 2.12(a) of the Credit Agreement on or about [ ].
6.	Removal of Pool Aircraft from the Designated Pool
•	On [ ], MSN #[___] was removed from the Designated Pool by [Borrower] due to [ ].

•	[Borrower] intends to remove MSN #[___] from the Designated Pool on or about [ ] due to [ ].
7.	Proposed Sales or Leases of Pool Aircraft
•	On [ ], a Letter of Intent was signed with [___] for the lease of MSN #[___] for [___] months. This aircraft will be redelivering from [ ]. The lease will [not] have Maintenance Rent/Security Deposits.

•	On [ ], a Letter of Intent was signed with [___] for the sale of MSN #[___] for $[ ]. The sale is scheduled to occur on or about [ ].
8.	Intermediate Leases
•	On [ ], [Borrower] entered into an Intermediate Lease with [Intermediate Lessee] with respect to MSN #[___] for [___] months as provided in Section 2.12(c) of the Credit Agreement.

•	[Borrower] intends to enter into an Intermediate Lease with [Intermediate Lessee] with respect to MSN #[___] as provided in Section 2.12(c) of the Credit Agreement on or about [ ].

[2]	To be included in each Monthly Report delivered in respect of a Bringdown Report Date.

9.	Designated Borrowers
•	On [ ], [Borrower] designated [___] as a Designated Borrower as provided in Section 2.12(d) of the Credit Agreement.

•	[Borrower] intends to designate [___] as a Designated Borrower as provided in Section 2.12(d) of the Credit Agreement on or about [ ].
10.	Events of Loss
[No Event of Loss was reported during the reporting period / Describe Event of Loss]
11.	Claims on Insurance
[No claim on insurance was reported during the reporting period / Describe claims on insurance]
12.	Leases in Arrears

		Months in		Interest in	Other Amounts
Lessee	Aircraft	Arrears	Rent in Arrears	Arrears	in Arrears	Total in Arrears
MSN #[___]

Total
13.	Lessee Litigation
[There are no Pool Aircraft subject to Lessee Litigation / List and describe Lessee Litigation]
14.	Lessee Defaults
[There are no Pool Aircraft subject to a Lease with respect to which a Lessee Default has occurred and is continuing / List Lessee Defaults]
15.	Collection Accounts

Balance on Last Day of
	Prior Balance	Deposits	Withdrawals	Previous Calendar Month
[Collection Account]

     IN WITNESS WHEREOF, the undersigned has executed this Monthly Report as of                                         , 20     .

INTERNATIONAL LEASE FINANCE CORPORATION
By:
Name:
Title:

EXHIBIT D
[Reserved]

EXHIBIT E
FORM OF MORTGAGE
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
Dated as of October 13, 2009
among
INTERNATIONAL LEASE FINANCE CORPORATION
TOP AIRCRAFT, INC.
SHREWSBURY AIRCRAFT LEASING LIMITED
STATES AIRCRAFT, INC.
ILFC IRELAND LIMITED
ILFC FRANCE S.A.R.L.
ILFC LABUAN LTD.
and
THE ADDITIONAL GRANTORS REFERRED TO HEREIN
as the Grantors
WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
as the First Lien Security Trustee,
the Second Lien Security Trustee,
the Third Lien Security Trustee
and
the Fourth Lien Security Trustee
and
THE FEDERAL RESERVE BANK OF NEW YORK

i

ii

SCHEDULES

Schedule I Aircraft, Airframes and Engines
Schedule II Pledged Stock, Pledged Beneficial Interest and Pledged Membership Interests
Schedule III Trade Names
Schedule IV Chief Place of Business and Chief Executive or Registered Office
Schedule V Insurance

EXHIBITS

Exhibit A-1 Form of Collateral Supplement
Exhibit A-2 Form of Grantor Supplement
Exhibit B Form of Consent and Agreement
Exhibit C-1 Form of FAA Aircraft Mortgage — First Lien
Exhibit C-2 Form of FAA Aircraft Mortgage — Second Lien
Exhibit C-3 Form of FAA Aircraft Mortgage — Third Lien
Exhibit C-4 Form of FAA Aircraft Mortgage — Fourth Lien
Exhibit D-1 Form of FAA Aircraft Mortgage and Security Agreement — First Lien
Exhibit D-2 Form of FAA Aircraft Mortgage and Security Agreement — Second Lien
Exhibit D-3 Form of FAA Aircraft Mortgage and Security Agreement — Third Lien
Exhibit D-4 Form of FAA Aircraft Mortgage and Security Agreement — Fourth Lien
Exhibit E-1 Form of FAA Lease Security Assignment — First Lien
Exhibit E-2 Form of FAA Lease Security Assignment — Second Lien
Exhibit E-3 Form of FAA Lease Security Assignment — Third Lien
Exhibit E-4 Form of FAA Lease Security Assignment — Fourth Lien
Exhibit F-1 Form of Notice of Assignment
Exhibit F-2 Form of Acknowledgment

iii

AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
     This AIRCRAFT MORTGAGE AND SECURITY AGREEMENT (this “Agreement”), dated as of October 13, 2009, is made among INTERNATIONAL LEASE FINANCE CORPORATION, a California corporation (“ILFC”), TOP AIRCRAFT, INC., a California corporation (“Holdings”), SHREWSBURY AIRCRAFT LEASING LIMITED, a private limited liability company incorporated under the laws of Ireland (the “Irish SPC”), STATES AIRCRAFT INC., a California corporation (the “California SPC”), ILFC IRELAND LIMITED, a private limited liability company incorporated under the laws of Ireland (the “Irish Initial Intermediate Lessee”), ILFC FRANCE S.A.R.L., a société à responsabilité limitée organized under the laws of France (the “French Initial Intermediate Lessee”), ILFC LABUAN LTD., a Labuan private limited liability company incorporated under the Offshore Companies Act 1990 of Malaysia (the “Labuan Initial Intermediate Lessee”) and the ADDITIONAL GRANTORS who from time to time become grantors under this Agreement (together with ILFC, Holdings, the Irish SPC, the California SPC, the Irish Initial Intermediate Lessee, the French Initial Intermediate Lessee and the Labuan Initial Intermediate Lessee, the “Grantors”), WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association (“Wells Fargo”), as the First Lien Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee, and the FEDERAL RESERVE BANK OF NEW YORK (the “FRBNY”).
PRELIMINARY STATEMENTS:
     (1) The Grantors have entered into the First Lien Borrower Party Guarantee Agreement (the “First Lien Guarantee Agreement”), pursuant to which the Grantors have agreed to guarantee certain of the payment obligations of American International Group, Inc. (“AIG”) under the Credit Agreement dated as of September 22, 2008 between AIG, as borrower, and the FRBNY, as lender (as amended, restated, amended and restated or otherwise modified from time to time, the “Parent Credit Agreement”).
     (2) ILFC, the Irish SPC and the California SPC, and certain other borrowers party thereto, as co-borrowers (the “Borrowers”), the Irish Initial Intermediate Lessee, the French Initial Intermediate Lessee, the Labuan Initial Intermediate Lessee, Holdings, AIG Funding, Inc. (“AIG Funding”), as lender (the “Lender”), and the Second Lien Security Trustee have entered into the Credit Agreement, dated as of the date hereof (the “Credit Agreement”), pursuant to which the Lender has made the Loan to the Borrowers.
     (3) The Grantors have entered into the Third Lien Borrower Party Guarantee Agreement (the “Third Lien Guarantee Agreement”), pursuant to which the Grantors have agreed to guarantee certain of the payment obligations of AIG under the Parent Credit Agreement.
     (4) ILFC and AIG Funding have entered into the Demand Note Agreement, dated as of March 9, 2009, and the Demand Note Agreement, dated as of March 26, 2009 (collectively, the “Demand Note Agreements”), pursuant to which AIG Funding has made certain Advances to ILFC.

     (5) The Demand Note Agreements have been amended and restated as of the date hereof pursuant to an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) among ILFC, the Irish SPC and the California SPC, as co-borrowers, the Irish Initial Intermediate Lessee, the French Initial Intermediate Lessee, the Labuan Initial Intermediate Lessee, AIG Funding and the Fourth Lien Security Trustee and new value is being given to the Grantors (including for the purposes of Section 547(c)(1) and (c)(4) of the United States Bankruptcy Code) in the form of, among other things, an extension of the maturity of the Demand Note Agreements.
     (6) The Grantors are the owners of certain Pool Aircraft and are parties to lease and sub-lease contracts with respect to such Pool Aircraft.
     (7) ILFC and the other Grantors may from time to time grant additional security for the benefit of the Secured Parties.
     (8) The Grantors in each case party thereto have agreed, pursuant to the First Lien Guarantee Agreement, the Third Lien Guarantee Agreement, and the Amended and Restated Credit Agreement, and it is a condition precedent to the making of the Loan by the Lender to the Borrowers under the Credit Agreement, that the Grantors grant the security interests required by this Agreement.
     (9) Each Grantor will derive substantial direct and indirect benefit from the transactions described above.
     (10) Wells Fargo is willing to act as the First Lien Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee under this Agreement.
     NOW, THEREFORE, in consideration of the premises, each Grantor hereby agrees with each Security Trustee for its respective benefit and the benefit of the other Secured Parties as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Definitions. (a) Certain Defined Terms. For the purposes of this Agreement, the following terms have the meanings indicated below:
     “Account Collateral” has the meaning specified in Section 2.01.
     “Acquisition Agreement” means any agreement to provide warranties in connection with any agreement pursuant to which a Pool Aircraft has been or will be acquired by ILFC or any of its Subsidiaries to the extent permitted to be assigned without third party consent.
     “Additional Grantor” has the meaning specified in Section 9.01.
     “Advances” means, collectively, the advances made by AIG Funding to ILFC pursuant to the Demand Note Agreements.

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     “Agreed Currency” has the meaning specified in Section 9.07.
     “Agreement” has the meaning specified in the recital of parties to this Agreement.
     “Agreement Collateral” means, collectively, the Assigned Agreement Collateral and the Lease Collateral.
     “AIG” has the meaning specified in preliminary statements of this Agreement.
     “AIG Funding” has the meaning specified in preliminary statements of this Agreement.
     “AIG Funding Pledge Supplement” means the Pledge Agreement Supplement dated as of October 10, 2008 between AIG Funding and the FRBNY.
     “Aircraft Documents” means all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required pursuant to applicable law to be maintained with respect to the relevant Pool Aircraft, and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, pursuant to applicable law, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by the relevant Lessee.
     “Aircraft Objects” means, collectively, the Aircraft Objects (as defined in the Protocol) described on Schedule I hereto and in any Collateral Supplement or Grantor Supplement.
     “Aircraft Purchase Collateral” has the meaning specified in Section 2.01.
     “Airframe” means, individually, each of the airframes described on Schedule I hereto and in any Collateral Supplement or Grantor Supplement.
     “Amended and Restated Credit Agreement” has the meaning specified in preliminary statements of this Agreement.
     “Assigned Agreement Collateral” has the meaning specified in Section 2.01.
     “Assigned Agreements” has the meaning specified in Section 2.01.
     “Assigned Documents” means, collectively, the Assigned Agreements, the Assigned Leases and the Acquisition Agreements included in the Aircraft Purchase Collateral.
     “Assigned Leases” has the meaning specified in Section 2.01.

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     “Beneficial Interest Collateral” has the meaning specified in Section 2.01.
     “Borrowers” has the meaning specified in the preliminary statements of this Agreement.
     “California SPC” has the meaning specified in the recital of parties to this Agreement.
     “Cape Town Convention” means, collectively, the Convention and the Protocol, together with all regulations and procedures issued in connection therewith, and all other rules, amendments, supplements, modifications, and revisions thereto (in each case using the English language version).
     “Cape Town Lease” means any Lease (including any Lease between Grantors) that has been entered into, extended, assigned or novated after March 1, 2006 (or such later date as the Cape Town Convention may be given effect under the law of any applicable jurisdiction) (A) with a Cape Town Lessee or (B) where the related Aircraft Object is registered in a Contracting State.
     “Cape Town Lessee” means a lessee under a Lease that is “situated in” a “Contracting State”.
     “Certificated Security” means a certificated security (as defined in Section 8-102(a)(4) of the UCC) other than a Government Security.
     “Chattel Paper Original” has the meaning specified in Section 2.05.
     “Collateral” has the meaning specified in Section 2.01.
     “Collateral Supplement” means a supplement to this Agreement in substantially the form attached as Exhibit A-1 executed and delivered by a Grantor.
     “Convention” means the Convention on International Interests in Mobile Equipment, signed in Cape Town, South Africa on November 16, 2001.
     “Credit Agreement” has the meaning specified in the preliminary statements to this Agreement.
     “Demand Note Agreements” has the meaning specified in the preliminary statements to this Agreement.
     “Eligible Institution” means (a) Wells Fargo in its capacity as First Lien Security Trustee under this Agreement; (b) Wells Fargo in its capacity as Second Lien Security Trustee under this Agreement; (c) Wells Fargo in its capacity as Third Lien Security Trustee under this Agreement; (d) Wells Fargo in its capacity as Fourth Lien Security Trustee under this Agreement; (e) any bank not organized under the laws of the United States of America so long as

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it has either (i) a long-term unsecured debt rating of A or better by Standard & Poor’s and A2 or better by Moody’s or (ii) a short-term unsecured debt rating of A-1+ by Standard & Poor’s and P-1 or better by Moody’s; and (f) any bank organized under the laws of the United States of America or any state thereof, or the District of Columbia (or any branch of a foreign bank licensed under any such laws), so long as it (i) has either (A) a long-term unsecured debt rating of AA (or the equivalent) or better by each of Standard & Poor’s and Moody’s or (B) a short-term unsecured debt rating of A-l+ by Standard & Poor’s and P-1 by Moody’s and (ii) can act as a securities intermediary under the New York Uniform Commercial Code.
     “Engine” means, individually, each of the aircraft engines described on Schedule I hereto or in any Collateral Supplement or Grantor Supplement.
     “Event of Default” means any Event of Default (as defined in the Credit Agreement).
     “Excluded Property” shall mean (a) proceeds of public liability insurance (or government or other Person (including the Manufacturer, the Lessee and any sublessee of the Lessee) indemnities in lieu thereof) paid or payable as a result of insurance claims made, or losses suffered, by any Grantor or their Affiliates, (b) proceeds of insurance maintained by any Grantor or their Affiliates for its or their own account or benefit (whether directly or through a Grantor) and not required by the Loan Documents, (c) the proceeds of any requisition for hire not required to be paid to a Security Trustee, (d) any general, Tax or other indemnity payments, expenses, reimbursements and similar payments and interest in respect thereof paid or payable in favor of any Grantor or their Affiliates or their respective successors or assigns, officers, directors, employees, agents, managers and servants, including any such payments pursuant to any Lease, except to the extent such Grantor or Affiliate owes such amounts in respect of the same claim to a Secured Party, (e) any security interest held by a Grantor or any of its Affiliates in any assets of a Lessee or any sublessee thereof or of any of their Affiliates, other than the Security Deposit under a Lease, or a letter of credit in lieu thereof, which secure obligations owed by such Lessee, sublessee or Affiliate pursuant to a grant of collateral not under the applicable Lease, (f) any interest that pursuant to a Lease may from time to time accrue in respect of any of the amounts described in clauses (a) through (d) above, (g) the proceeds from the enforcement of any right to enforce the payment of any amount described in clauses (a) to (f) above, and (h) any right to exercise any election or option or make any decision or determination, or to give or receive any notice, consent, waiver or approval, or to take any other action in respect of, but in each case, only to the extent relating to, any Excluded Property.
     “FAA” means the Federal Aviation Administration of the United States of America.
     “First Lien FAA Aircraft Mortgage” means an FAA Mortgage and Security Agreement substantially in the form attached as Exhibit C-1.
     “First Lien FAA Aircraft Mortgage and Lease Assignment” means an FAA Mortgage and Security Agreement substantially in the form attached as Exhibit D-1.

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     “First Lien FAA Lease Security Assignment” means the Lease Security Assignment in substantially the form attached as Exhibit E-1 hereto.
     “First Lien Guarantee Agreement” has the meaning specified in the preliminary statements to this Agreement.
     “First Lien Secured Obligations” means the “Guaranteed Obligations” as defined in the First Lien Guarantee Agreement.
     “First Lien Secured Party” means any of or, in the plural form, all of the First Lien Security Trustee and the FRBNY.
     “First Lien Security Trustee” means the Person appointed, at the time of determination, as the First Lien Security Trustee under this Agreement. The initial First Lien Security Trustee is Wells Fargo.
     “Fourth Lien FAA Aircraft Mortgage” means an FAA Mortgage and Security Agreement substantially in the form attached as Exhibit C-4.
     “Fourth Lien FAA Aircraft Mortgage and Lease Assignment” means an FAA Mortgage and Security Agreement substantially in the form attached as Exhibit D-4.
     “Fourth Lien FAA Lease Security Assignment” means the Lease Security Assignment in substantially the form attached as Exhibit E-4 hereto.
     “Fourth Lien Secured Obligations” means the “Obligations” as defined in the Amended and Restated Credit Agreement.
     “Fourth Lien Secured Party” means any of or, in the plural form, all of the Fourth Lien Security Trustee, AIG Funding and the FRBNY as assignee of AIG Funding under the Parent Credit Agreement, the Pledge Agreement, the AIG Funding Pledge Supplement and related agreements.
     “Fourth Lien Security Trustee” means the Person appointed, at the time of determination, as the Fourth Lien Security Trustee under this Agreement. The initial Fourth Lien Security Trustee is Wells Fargo.
     “FRBNY” means the Federal Reserve Bank of New York or any other Governmental Authority of the United States, any trust held for the benefit of the Federal Reserve Bank of New York or such other Governmental Authority or any limited liability company of which the Federal Reserve Bank of New York or such other Governmental Authority is the sole member, in each case as may be designated in writing by the Federal Reserve Bank of New York from time to time.
     “French Initial Intermediate Lessee” has the meaning specified in the recital of parties to this Agreement.

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     “Government Security” means any security issued or guaranteed by the United States of America or an agency or instrumentality thereof that is maintained in book-entry on the records of the FRBNY and is subject to Revised Book-Entry Rules.
     “Grantor Supplement” means a supplement to this Agreement in substantially the form attached as Exhibit A-2 executed and delivered by a Grantor.
     “Grantors” has the meaning specified in the recital of parties to this Agreement.
     “Holdings” has the meaning specified in the recital of parties to this Agreement.
     “ILFC” has the meaning specified in the recital of parties in to Agreement.
     “Initial Intermediate Lessees” means the Irish Initial Intermediate Lessee, the French Initial Intermediate Lessee and the Labuan Initial Intermediate Lessee, in each case until such time (if any) as ILFC transfers the Equity Interest in such company to Holdings.
     “Instrument” means any “instrument” as defined in Section 9-102(a)(47) of the UCC.
     “Insurances” means, in relation to each Pool Aircraft, any and all contracts or policies of insurance and reinsurance complying with the provisions of Schedule V hereto or an indemnity from a Governmental Authority as indemnitor, as appropriate, and required to be effected and maintained in accordance with this Agreement.
     “International Registry” means the International Registry under the Cape Town Convention.
     “Investment Collateral” has the meaning specified in Section 2.01.
     “Irish SPC” has the meaning specified in the recital of parties to this Agreement.
     “Irish Initial Intermediate Lessee” has the meaning specified in the recital of parties to this Agreement.
     “Labuan Initial Intermediate Lessee” has the meaning specified in the recital of parties to this Agreement.
     “Lease Assignment Documents” means, in respect of any Assigned Lease, (a) any agreement providing for the novation thereof to substitute, or the assignment thereof to, a Grantor as the lessor, (b) any agreement or instrument supplemental to this Agreement for the purpose of effecting and/or perfecting the assignment of, and the grant of a lien upon, such Assigned Lease in favor of any Security Trustees under any applicable law (other than the law of the State of New York), (c) any notice provided to the applicable Lessee of the assignment thereof pursuant to this Agreement and/or such supplement, (d) any acknowledgment of such

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     assignment by such Lessee and (e) any undertaking of quiet enjoyment given by any Security Trustee in respect thereof.
     “Lease Collateral” has the meaning specified in Section 2.01.
     “Lender” has the meaning specified in the preliminary statements to this Agreement.
     “Lessee Acknowledgment” has the meaning set forth in Section 2.18.
     “Lessee Notice” has the meaning set forth in Section 2.18.
     “Membership Interest Collateral” has the meaning specified in Section 2.01.
     “Parent Credit Agreement” has the meaning specified in the preliminary statements to this Agreement.
     “Parts” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, and (b) any appliance, part, component, instrument, appurtenance, accessory, furnishing, seat or other equipment that would qualify as a removable part and is leased by a Lessee from a third party or is subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any Airframe or any Engine or removed therefrom.
     “Pledge Agreement” means the Guarantee and Pledge Agreement dated as of September 22, 2008, among AIG, the guarantors party thereto and the FRBNY.
     “Pledged Beneficial Interest” means all of the beneficial interest in certain Grantors described in the attached Schedule II or in any Collateral Supplement or Grantor Supplement.
     “Pledged Membership Interests” means all of the membership interests in certain Grantors described in the attached Schedule II or in any Collateral Supplement or Grantor Supplement.
     “Pledged Stock” means the outstanding shares of capital stock and/or issued share capital of the Irish SPC, the California SPC and certain Grantors described in the attached Schedule II or in any Collateral Supplement or Grantor Supplement.
     “Protocol” means the Protocol to the Convention on Matters Specific to Aircraft Equipment, as in effect in any applicable jurisdiction from time to time.
     “Received Currency” has the meaning specified in Section 9.07.

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     “Related Collateral Documents” means a letter of credit, third-party or bank guarantee or cash collateral provided by or on behalf of a Lessee to secure such Lessee’s obligations under a Lease, in each case to the extent assignable without the consent of a third party.
     “Relevant Collateral” has the meaning specified in Section 2.07(a).
     “Relevant FAA Aircraft Mortgages” means (a) from the date hereof until payment in full in cash of the First Lien Secured Obligations then outstanding, collectively, the First Lien FAA Aircraft Mortgage, the Second Lien FAA Aircraft Mortgage, the Third Lien FAA Aircraft Mortgage and the Fourth Lien FAA Aircraft Mortgage, (b) after such payment in full in cash of the First Lien Secured Obligations and until payment in full in cash of the Second Lien Secured Obligations then outstanding, collectively, the Second Lien FAA Aircraft Mortgage, the Third Lien FAA Aircraft Mortgage and the Fourth Lien FAA Aircraft Mortgage, (c) after such payment in full in cash of the First Lien Secured Obligations and the Second Lien Secured Obligations and until payment in full in cash of the Third Lien Secured Obligations then outstanding, collectively, the Third Lien FAA Aircraft Mortgage and the Fourth Lien FAA Aircraft Mortgage and (d) after such payment in full in cash of the First Lien Secured Obligations, the Second Lien Secured Obligations and the Third Lien Secured Obligations, the Fourth Lien FAA Aircraft Mortgage.
     “Relevant FAA Aircraft Mortgages and Lease Assignments” means (a) from the date hereof until payment in full in cash of the First Lien Secured Obligations then outstanding, collectively, the First Lien FAA Aircraft Mortgage and Lease Assignment, the Second Lien FAA Aircraft Mortgage and Lease Assignment, the Third Lien FAA Aircraft Mortgage and Lease Assignment and the Fourth Lien FAA Aircraft Mortgage and Lease Assignment, (b) after such payment in full in cash of the First Lien Secured Obligations and until payment in full in cash of the Second Lien Secured Obligations then outstanding, collectively, the Second Lien FAA Aircraft Mortgage and Lease Assignment, the Third Lien FAA Aircraft Mortgage and Lease Assignment and the Fourth Lien FAA Aircraft Mortgage and Lease Assignment, (c) after such payment in full in cash of the First Lien Secured Obligations and the Second Lien Secured Obligations and until payment in full in cash of the Third Lien Secured Obligations then outstanding, collectively, the Third Lien FAA Aircraft Mortgage and Lease Assignment and the Fourth Lien FAA Aircraft Mortgage and Lease Assignment and (d) after such payment in full in cash of the First Lien Secured Obligations, the Second Lien Secured Obligations and the Third Lien Secured Obligations, the Fourth Lien FAA Aircraft Mortgage and Lease Assignment.
     “Relevant FAA Lease Security Assignments” means (a) from the date hereof until payment in full in cash of the First Lien Secured Obligations then outstanding, collectively, the First Lien FAA Lease Security Assignment, the Second Lien FAA Lease Security Assignment, the Third Lien FAA Lease Security Assignment and the Fourth Lien FAA Lease Security Assignment, (b) after such payment in full in cash of the First Lien Secured Obligations and until payment in full in cash of the Second Lien Secured Obligations then outstanding, collectively, the Second Lien FAA Lease Security Assignment, the Third Lien FAA Lease Security Assignment and the Fourth Lien FAA Lease Security Assignment, (c) after such payment in full in cash of the First Lien Secured Obligations and the Second Lien Secured Obligations and until

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payment in full in cash of the Third Lien Secured Obligations then outstanding, collectively, the Third Lien FAA Lease Security Assignment and the Fourth Lien FAA Lease Security Assignment and (d) after such payment in full in cash of the First Lien Secured Obligations, the Second Lien Secured Obligations and the Third Lien Secured Obligations, the Fourth Lien FAA Lease Security Assignment.
     “Required Cape Town Registrations” has the meaning set forth in Section 2.08(e).
     “Revised Book-Entry Rules” means 31 C.F.R. § 357 (Treasury bills, notes and bonds); 12 C.F.R. § 615 (book-entry securities of the Farm Credit Administration); 12 C.F.R. §§ 910 and 912 (book-entry securities of the Federal Home Loan Banks); 24 C.F.R. § 81 (book-entry securities of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation); 12 C.F.R. § 1511 (book-entry securities of the Resolution Funding Corporation); 31 C.F.R. § 354 (book-entry securities of the Student Loan Marketing Association); and any substantially comparable book-entry rules of any other Federal agency or instrumentality.
     “Second Lien FAA Aircraft Mortgage” means an FAA Mortgage and Security Agreement substantially in the form attached as Exhibit C-2.
     “Second Lien FAA Aircraft Mortgage and Lease Assignment” means an FAA Mortgage and Security Agreement substantially in the form attached as Exhibit D-2.
     “Second Lien FAA Lease Security Assignment” means the Lease Security Assignment in substantially the form attached as Exhibit E-2 hereto.
     “Second Lien Secured Obligations” has the meaning assigned to the term “Obligations” in the Credit Agreement.
     “Second Lien Secured Party” means any of or, in the plural form, all of the Second Lien Security Trustee, the Lender and the FRBNY as assignee of AIG Funding under the Parent Credit Agreement, the Pledge Agreement, the AIG Funding Pledge Supplement and related agreements.
     “Second Lien Security Trustee” means the Person appointed, at the time of determination, as the Second Lien Security Trustee under this Agreement. The initial Second Lien Security Trustee is Wells Fargo.
     “Secured Obligations” means, collectively, the First Lien Secured Obligations, the Second Lien Secured Obligations, the Third Lien Secured Obligations and the Fourth Lien Secured Obligations.
     “Secured Parties” means, collectively, the First Lien Secured Parties, the Second Lien Secured Parties, the Third Lien Secured Parties and the Fourth Lien Secured Party.

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     “Securities Account” means a securities account as defined in Section 8-501(a) of the UCC maintained in the name of the Security Trustee as “entitlement holder” (as defined in Section 8-102(a)(7) of the UCC) on the books and records of a Securities Intermediary in the State of New York.
     “Securities Intermediary” means any “securities intermediary” of the Security Trustee as defined in 31 C.F.R. Section 357.2 or Section 8-102(a)(14) of the UCC.
     “Security Collateral” has the meaning specified in Section 2.01(c).
     “Security Trustees” means, collectively, the First Lien Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee, and “Security Trustee” means any one of them.
     “Senior Secured Parties” means (a) from the date hereof until payment in full in cash of the First Lien Secured Obligations, the First Lien Secured Parties, (b) after such payment in full in cash of the First Lien Secured Obligations and until payment in full in cash of the Second Lien Secured Obligations then outstanding, the Second Lien Secured Parties, (c) after such payment in full in cash of the First Lien Secured Obligations and the Second Lien Secured Obligations and until payment in full in cash of the Third Lien Secured Obligations then outstanding, the Third Lien Secured Parties and (d) after such payment in full in cash of the First Lien Secured Obligations, the Second Lien Secured Obligations and the Third Lien Secured Obligations then outstanding, the Fourth Lien Secured Party.
     “Senior Security Trustee” means (a) from the date hereof until payment in full in cash of the First Lien Secured Obligations, the First Lien Security Trustee, (b) after such payment in full in cash of the First Lien Secured Obligations and until payment in full in cash of the Second Lien Secured Obligations then outstanding, the Second Lien Security Trustee, (c) after such payment in full in cash of the First Lien Secured Obligations and the Second Lien Secured Obligations and until payment in full in cash of the Third Lien Secured Obligations then outstanding, the Third Lien Security Trustee and (d) after such payment in full in cash of the First Lien Secured Obligations, the Second Lien Secured Obligations and the Third Lien Secured Obligations then outstanding, the Fourth Lien Security Trustee.
     “Subordinated Secured Parties” means (a) from the date hereof until payment in full in cash of the First Lien Secured Obligations, collectively, the Second Lien Secured Parties, the Third Lien Secured Parties and the Fourth Lien Secured Party, (b) after such payment in full in cash of the First Lien Secured Obligations and until payment in full in cash of the Second Lien Secured Obligations then outstanding, collectively, the Third Lien Secured Parties and the Fourth Lien Secured Party and (c) after such payment in full in cash of the First Lien Secured Obligations and the Second Lien Secured Obligations and until payment in full in cash of the Third Lien Secured Obligations then outstanding, the Fourth Lien Secured Party.
     “Subordinated Security Trustees” means (a) from the date hereof until payment in full in cash of the First Lien Secured Obligations, collectively, the Second Lien Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee, (b) after such payment in

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full in cash of the First Lien Secured Obligations and until payment in full in cash of the Second Lien Secured Obligations then outstanding, collectively, the Third Lien Security Trustee and the Fourth Lien Security Trustee and (c) after such payment in full in cash of the First Lien Secured Obligations and the Second Lien Secured Obligations and until payment in full in cash of the Third Lien Secured Obligations then outstanding, the Fourth Lien Security Trustee.
     “Third Lien FAA Aircraft Mortgage” means an FAA Mortgage and Security Agreement substantially in the form attached as Exhibit C-3.
     “Third Lien FAA Aircraft Mortgage and Lease Assignment” means an FAA Mortgage and Security Agreement substantially in the form attached as Exhibit D-3.
     “Third Lien FAA Lease Security Assignment” means the Lease Security Assignment in substantially the form attached as Exhibit E-3 hereto.
     “Third Lien Guarantee Agreement” has the meaning specified in the preliminary statements to this Agreement.
     “Third Lien Secured Obligations” means the “Guaranteed Obligations” as defined in the Third Lien Guarantee Agreement.
     “Third Lien Secured Party” means any of or, in the plural form, all of the Third Lien Security Trustee and the FRBNY.
     “Third Lien Security Trustee” means the Person appointed, at the time of determination, as the Third Lien Security Trustee under this Agreement. The initial Third Lien Security Trustee is Wells Fargo.
     “Third Party Event” has the meaning specified in Section 2.18(c).
     “Transaction Documents” means, collectively, the Loan Documents and the “Loan Documents” as defined in the Amended and Restated Credit Agreement.
     “UCC” means the Uniform Commercial Code as in effect on the date of determination in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such perfection or effect of perfection or non-perfection.
     “Uncertificated Security” means an uncertificated security (as defined in Section 8-102(a)(18) of the UCC) other than a Government Security.
     “Wells Fargo” has the meaning specified in the recital of parties to this Agreement.

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     (b) Terms Defined in the Cape Town Convention. The following terms shall have the respective meanings ascribed thereto in the Cape Town Convention: “Administrator”, “Contracting State”, “Contract of Sale”, “International Interest”, “Professional User Entity”, “Prospective International Interest”, “situated in” and “Transacting User Entity”.
     (c) Terms Defined in the Credit Agreement. For all purposes of this Agreement, all capitalized terms used but not defined in this Agreement shall have the respective meanings assigned to such terms in the Credit Agreement.
     Section 1.02 Construction and Usage. Unless the context otherwise requires:
     (a) A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP.
     (b) The terms “herein”, “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.
     (c) Unless otherwise indicated in context, all references to Articles, Sections, Schedules or Exhibits refer to an Article or Section of, or a Schedule or Exhibit to, this Agreement.
     (d) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words in the singular shall include the plural, and vice versa.
     (e) The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.
     (f) References in this Agreement to an agreement or other document (including this Agreement) include references to such agreement or document as amended, replaced or otherwise modified (without, however, limiting the effect of the provisions of this Agreement with regard to any such amendment, replacement or modification), and the provisions of this Agreement apply to successive events and transactions. References to any Person shall include such Person’s successors in interest and permitted assigns.
     (g) References in this Agreement to any statute or other legislative provision shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefor, and references to any governmental Person shall include reference to any governmental Person succeeding to the relevant functions of such Person.
     (h) References in this Agreement to the Loan include the conditions applicable to the Loan and any reference to any amount of money due or payable by reference to the First Lien Guarantee Agreement, the Loan, the Third Lien Guarantee Agreement or the Advances shall include any sum covenanted to be paid by any Grantor under this Agreement in respect thereof.

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     (i) References in this Agreement to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the State of New York, references to such action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security available or appropriate in such jurisdiction as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in this Agreement.
     (j) Where any payment is to be made, funds applied or any calculation is to be made hereunder on a day which is not a Business Day, unless any Transaction Document otherwise provides, such payment shall be made, funds applied and calculation made on the next succeeding Business Day, and payments shall be adjusted accordingly; provided, however, that no additional interest shall be due in respect of such delay.
ARTICLE II
SECURITY
     Section 2.01 Grant of Security.
     (A) Grant of Security Interest — First Lien. To secure the First Lien Secured Obligations, each Grantor hereby assigns and pledges to the First Lien Security Trustee, for its benefit and the benefit of the other First Lien Secured Parties, and hereby grants to the First Lien Security Trustee for its benefit and the benefit of the other First Lien Secured Parties a first priority security interest in, all of such Grantor’s right, title and interest in and to the following (collectively, the “Collateral”):
     (a) with respect to each Grantor, all of such Grantor’s right, title and interest in and to (i) each Pool Aircraft, including the Airframe and Engines as the same is now and will hereafter be constituted, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to the Airframe or any other airframe, together with (ii) all Parts of whatever nature, which are from time to time included within the definitions of “Airframe” or “Engines”, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts), (iii) all Aircraft Documents and (iv) any money or non-money proceeds of an Airframe or Engine arising from the total or partial loss or destruction of such Airframe or its Engine or its total or partial confiscation, condemnation or requisition;
     (b) with respect to each Grantor, all of such Grantor’s right, title and interest in and to all Leases to which such Grantor is or may from time to time be party with respect to the Pool Aircraft and any leasing arrangements among Grantors with respect to such Leases together with all Related Collateral Documents (all such Leases and Related Collateral Documents, the “Assigned Leases”), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to such Assigned Leases, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to such Assigned Leases, (iii) claims of such Grantor for damages arising out of or for breach or default under such Assigned Leases, (iv) all rights under any such Assigned Lease with respect

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to any subleases of the Pool Aircraft subject to such Assigned Lease and (v) the right of such Grantor to terminate such Assigned Leases and to compel performance of, and otherwise to exercise all remedies under, any Assigned Lease, whether arising under such Assigned Leases or by statute or at law or in equity (the “Lease Collateral”);
     (c) with respect to each Grantor, all of the following (the “Security Collateral”):
     (i) the Pledged Stock and the certificates representing such Pledged Stock, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Stock;
     (ii) all additional shares of the capital stock of any other Grantor other than ILFC or an Initial Intermediate Lessee from time to time acquired by such Grantor in any manner, including the capital stock of any other Grantor that may be formed from time to time, and all certificates, if any, representing such additional shares of the capital stock and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such additional shares; and
     (d) with respect to each Grantor, all of the following (the “Beneficial Interest Collateral”):
     (i) the Pledged Beneficial Interest, all certificates, if any, from time to time representing all of such Grantor’s right, title and interest in the Pledged Beneficial Interest, any contracts and instruments pursuant to which any such Pledged Beneficial Interest are created or issued and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Beneficial Interest; and
     (ii) all of such Grantor’s right, title and interest in all additional beneficial interests in any other Grantor other than an Initial Intermediate Lessee from time to time acquired by such Grantor in any manner, including the beneficial interests in any other Grantor that may be formed from time to time, and all certificates, if any, from time to time representing such additional beneficial interests and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such additional beneficial interests;
     (e) with respect to each Grantor, all of the following (the “Membership Interest Collateral”):
     (i) the Pledged Membership Interests, all certificates, if any, from time to time representing all of such Grantor’s right, title and interest in the Pledged Membership Interests, any contracts and instruments pursuant to which any such Pledged Membership Interests are created or issued and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Membership Interests; and

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     (ii) all of such Grantor’s right, title and interest in all additional membership interests in any other Grantor other than an Initial Intermediate Lessee from time to time acquired by such Grantor in any manner, including the membership interests in any other Grantor that may be formed from time to time, and all certificates, if any, from time to time representing such additional membership interests and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such additional membership interests;
     (f) (i) with respect to each Grantor, all right of such Grantor in and to each Blocked Account and all funds or other property at any time or from time to time credited to any Blocked Account and (ii) with respect to each Grantor other than ILFC or an Initial Intermediate Lessee (provided, however, that such Initial Intermediate Lessee shall comply with Section 2.11(a) of the Credit Agreement), all right of such Grantor in and to each account at any time or from time to time established in its name and, in the case of clause (i) and (ii) above, all cash, investment property, investments, securities, instruments or other property (including all “financial assets” within the meaning of Section 8-102(a)(9) of the UCC) at any time or from time to time credited to any such account (collectively, the “Account Collateral”);
     (g) all other “investment property” (as defined in Section 9-102(a)(49) of the UCC) of such Grantor other than ILFC or any Initial Intermediate Lessee (the “Investment Collateral”) including written notification of all interest, dividends, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Investment Collateral, but excluding any loans or advances made, or dividends or other amounts paid, by any Grantor to any other Grantor;
     (h) with respect to each Grantor, all of the following (the “Assigned Agreement Collateral”):
     (i) all of such Grantor’s right, title and interest in and to all security assignments, cash deposit agreements and other security agreements executed in its favor by any other Grantor, other than between ILFC and any Initial Intermediate Lessee, in each case as such agreements may be amended or otherwise modified from time to time (collectively, the “Assigned Agreements”); and
     (ii) all of such Grantor’s right, title and interest in and to all deposit accounts, all funds or other property held in such deposit accounts, all certificates and instruments, if any, from time to time representing or evidencing such deposit accounts and all other property of whatever nature, in each case pledged, assigned or transferred to it or mortgaged or charged in its favor pursuant to any Assigned Agreement;
     (i) with respect to each Grantor, all of such Grantor’s right, title and interest in and to the Acquisition Agreements (the “Aircraft Purchase Collateral”);
     (j) with respect to each Grantor, all of such Grantor’s right, title and interest in and to the personal property identified in a Grantor Supplement or a Collateral Supplement executed and delivered by such Grantor to any Security Trustee; and

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     (k) all proceeds of any and all of the foregoing Collateral (including proceeds that constitute property of the types described in subsections (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j) of this Section 2.01);
provided that the Collateral shall not include any Excluded Property.
     (B) Grant of Security Interest — Second Lien. To secure the Second Lien Secured Obligations, each Grantor hereby assigns and pledges to the Second Lien Security Trustee, for its benefit and the benefit of the other Second Lien Secured Parties, and hereby grants to the Second Lien Security Trustee for its benefit and the benefit of the other Second Lien Secured Parties, a subordinated security interest in (subject and subordinate in all respects to the Lien of the First Lien Secured Parties), all of such Grantor’s right, title and interest in and to the Collateral.
     (C) Grant of Security Interest — Third Lien. To secure the Third Lien Secured Obligations, each Grantor hereby assigns and pledges to the Third Lien Security Trustee, for its benefit and the benefit of the other Third Lien Secured Parties, and hereby grants to the Third Lien Security Trustee for its benefit and the benefit of the other Third Lien Secured Parties, a subordinated security interest in (subject and subordinate in all respects to the Lien of the First Lien Secured Parties and the Lien of the Second Lien Secured Parties), all of such Grantor’s right, title and interest in and to the Collateral.
     (D) Grant of Security Interest — Fourth Lien. To secure the Fourth Lien Secured Obligations, each Grantor hereby assigns and pledges to the Fourth Lien Security Trustee, for its benefit and the benefit of the other Fourth Lien Secured Parties, and hereby grants to the Fourth Lien Security Trustee for its benefit and the benefit of the other Fourth Lien Secured Parties, a subordinated security interest in (subject and subordinate in all respects to the Lien of the First Lien Secured Parties, the Lien of the Second Lien Secured Parties and the Lien of the Third Lien Secured Parties), all of such Grantor’s right, title and interest in and to the Collateral.
     Section 2.02 Security for Obligations. This Agreement secures the payment and performance of all Secured Obligations of the Grantors to each Secured Party (subject to the subordination provisions of this Agreement) and shall be held by the Security Trustees in trust for the Secured Parties. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by any Grantor to any Secured Party but for the fact that Secured Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Grantor.
     Section 2.03 Representations and Warranties of the Grantors. Each Grantor represents and warrants as of the date of this Agreement, and as of each date on which such Grantor subjects a new Pool Aircraft to this Mortgage solely with respect to such Pool Aircraft and such Grantor, as follows:

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     (a) The Grantors are the legal and beneficial owners of the Collateral, including each applicable Pool Aircraft (except for Holdings, the Intermediate Lessees, and any other Grantor that does not hold title to a Pool Aircraft but is the sole beneficial owner thereof under a trust, conditional sale or similar arrangement). None of the Collateral has been pledged, assigned, sold or otherwise encumbered other than pursuant to the terms of the Transaction Documents and except for Permitted Liens, and no Collateral is described in (i) any UCC financing statements filed against any Borrower Party other than UCC financing statements which have been terminated and the UCC financing statements filed in connection with Permitted Liens or (ii) any other mortgage registries, including the International Registry (which for the avoidance of doubt, shall not include any Contract of Sale in favor of any Grantor), or filing records that may be applicable to the Collateral in any other relevant jurisdiction, other than such filings or registrations that have been terminated or that have been made in connection with Permitted Liens, the Mortgage or any other security document in favor of any Security Trustee for the benefit of the Secured Parties, or, with respect to the Leases, in favor of the Borrower Parties or the Lessee thereunder.
     (b) This Agreement creates a valid and (upon the taking of the actions required hereby) perfected security interest in favor of the Security Trustees in the Collateral (other than, as of the Effective Date until (i) with respect to the Required Pool Aircraft and any Aircraft Assets related thereto, the Required Perfection Date and (ii) with respect to the Supplemental Pool Aircraft and any Aircraft Assets related thereto, the applicable date set forth in Section 5.02(a) of the Credit Agreement) as security for the Secured Obligations, subject in priority to no other Liens (other than Permitted Liens), and all filings and other actions necessary to perfect and protect such security interest have been (or in the case of future Collateral will be) duly taken (except that only the Express Perfection Requirements shall be required to be satisfied), enforceable against the applicable Borrower Parties and creditors of and purchasers from such Borrower Parties.
     (c) No Grantor has any trade names except as set forth on Schedule III hereto.
     (d) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other third party (including, for the avoidance of doubt, the International Registry) is required under the laws of the United States or Ireland either (i) for the grant by such Grantor of the assignment and security interest granted hereby, (ii) for the execution, delivery or performance of this Agreement by such Grantor or (iii) for the perfection or maintenance of the pledge, assignment and security interest created hereby, except for (A) with respect to each Pool Aircraft whose country of registration is the United States of America, the filing with the FAA, in due form, for recordation where applicable, pursuant to Section 40102 and Section 44101 through Section 44112 of Title 49, United States Code, “Transportation,” of any and all title, registration and financing documentation necessary to accomplish the purposes of this Agreement, including, without limitation, each of the Relevant FAA Aircraft Mortgages, each of the Relevant FAA Aircraft Mortgages and Lease Assignments and/or each of the Relevant FAA Lease Security Assignments, as applicable, with respect to such Pool Aircraft and/or the related Assigned Lease, (B) the Required Cape Town Registrations, (C) the filing of financing and continuation statements under the UCC, (D) the applicable Irish filings pursuant to Section 2.08(f) and (E)

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such other filings as are required under relevant local law in the case of Grantors that are not domiciled in the United States or a state thereof.
     (e) The chief place of business, organizational identification number (if applicable) and chief executive or registered office of such Grantor and the office where such Grantor keeps records of the Collateral are located at the address specified opposite the name of such Grantor on the attached Schedule IV. If such Grantor is the lessor under a Cape Town Lease, it has the right to assign the International Interest provided for in such Cape Town Lease and all associated rights in respect of such Cape Town Lease that form part of the Collateral.
     (f) The Pledged Stock constitutes the percentage of the issued and outstanding shares of capital stock of the issuers thereof indicated on the attached Schedule II. The Pledged Beneficial Interest constitutes the percentage of the beneficial interest of the issuer thereof indicated on Schedule II hereto. The Pledged Membership Interest constitutes the percentage of the membership interest of the issuer thereof, as indicated on Schedule II hereto.
     (g) The Pledged Stock, the Pledged Beneficial Interest and the Pledged Membership Interests have been duly authorized and validly issued and are fully paid up and nonassessable.
     (h) The Pledged Stock, the Pledged Beneficial Interests and the Pledged Membership Interest constitute “certificated securities” within the meaning of Section 8-102(4) of the UCC. The terms of any Pledged Membership Interest expressly provide that such Pledged Membership Interest shall be governed by Article 8 of the Uniform Commercial Code as in effect in the jurisdiction of the issuer of such Pledged Membership Interest. The Pledged Stock, the Pledged Beneficial Interests and the Pledged Membership Interest have been delivered to the Security Trustee. The Pledged Stock, the Pledged Beneficial Interests and the Pledged Membership Interest either (i) are in bearer form, (ii) have been indorsed, by an effective indorsement, to the Security Trustee or in blank or (iii) have been registered in the name of the Security Trustee. None of the Pledged Stock, the Pledged Beneficial Interests and the Pledged Membership Interest that constitute or evidence the Collateral have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any person other than the Security Trustee.
     (i) A true and complete copy of each Assigned Agreement in effect on the date hereof has been delivered to each Security Trustee. Each Assigned Document upon its inclusion in the Collateral will have been duly authorized, executed and delivered by the relevant Grantors, will be in full force and effect and will be binding upon and enforceable against all parties thereto in accordance with their terms
     Section 2.04 Grantors Remain Liable. Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by any Security Trustee of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and

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(c) in each case, unless any Security Trustee or Secured Party, expressly in writing or by operation of law, assumes or succeeds to the interests of any Grantor hereunder, no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor under the contracts and agreements included in the Collateral or to take any action to collect or enforce any claim for payment assigned under this Agreement.
     Section 2.05 Delivery of Collateral. All certificates or instruments representing or evidencing any Collateral (other than Account Collateral), if deliverable, shall be delivered to and held by or on behalf of the Senior Security Trustee in New York and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to evidence the security interests granted thereby. The Senior Security Trustee shall have the right, upon the occurrence and during the continuance of an Event of Default, to transfer to or to register in the name of the Senior Security Trustee or any of its nominees any or all of the Pledged Stock, the Pledged Beneficial Interest and the Pledged Membership Interests, subject only to the revocable rights specified in Section 2.10(a). In addition, the Senior Security Trustee shall have the right at any time, upon the occurrence and during the continuance of an Event of Default, to exchange certificates or instruments representing or evidencing any Collateral (other than Account Collateral) for certificates or instruments of smaller or larger denominations. To the extent that any Assigned Lease constitutes “tangible chattel paper” (as defined in Section 9-102(a)(78) of the UCC), the Grantors shall, if it has an original of such Assigned Lease in its possession, cause the original of such Assigned Lease (the “Chattel Paper Original”) to be delivered to the Senior Security Trustee promptly (and in any case no later than ten days) after the execution and delivery of such Assigned Lease by all its parties. Notwithstanding anything else to the contrary in any Transaction Document, no Grantor shall be required to deliver to the Senior Security Trustee any letter of credit issued pursuant to an Assigned Lease.
     Section 2.06 As to the Assigned Documents. (a) Upon the inclusion of any Assigned Document (other than an Assigned Lease) in the Collateral, the relevant Grantor will deliver to each Security Trustee a consent, in substantially the form of Exhibit B and executed by each party to such Assigned Document (other than any Grantor) or (where the terms of such Assigned Document expressly provide for a consent to its assignment for security purposes to substantially the same effect as Exhibit B) will give due notice to each such other party to such Assigned Document of its assignment pursuant to this Agreement. Upon the inclusion of any Assigned Lease in the Collateral, promptly after its receipt thereof from the relevant Lessee party thereto, the relevant Grantor will deliver to each Security Trustee (i) such consents, acknowledgments and/or notices as are provided for in the related Lease Assignment Documents and; (ii) such consents, acknowledgments and/or notices as are necessary or customary under the terms of such Assigned Lease and under the applicable law of the jurisdiction governing such Assigned Lease and the jurisdiction in which the relevant lessee is principally located or the applicable Pool Aircraft is registered in order to effect and perfect the assignment of, and grant of a lien upon, such Assigned Lease pursuant to this Agreement (including, with respect to each Assigned Lease which constitutes an International Interest (A) where the applicable Lessee is situated for purposes of the Cape Town Convention in a jurisdiction that is a Contracting State or

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(B) the related Aircraft Object is registered in a Contracting State, registration of such International Interest and the assignment thereof at the International Registry) and/or to assure the payment of all amounts under such Assigned Lease to the appropriate Blocked Account in accordance with the terms of the Credit Agreement. Upon the written request of any Grantor, each Security Trustee (solely in its capacity as such) will execute such undertakings of quiet enjoyment in favor of the Lessee under any Assigned Lease as are provided for in the Lease Assignment Documents or as are substantially to the same effect as the undertakings of quiet enjoyment provided for in such Assigned Lease.
     (b) Upon (i) the inclusion of any Assigned Document in the Collateral or (ii) the amendment or replacement of any Assigned Document or the entering into of any new Assigned Document, the relevant Grantor will deliver a copy thereof to each Security Trustee and will take such other action as may be necessary to perfect the lien of this Agreement as to such Assigned Document or as reasonably requested by the Security Trustee (provided that only the Express Perfection Requirements shall be required to be satisfied).
     (c) Each Grantor shall, at its expense:
     (i) use reasonable commercial efforts, in accordance with Leasing Company Practice to (A) perform and observe all the terms and provisions of the Assigned Documents to be performed or observed by it, (B) enforce the Assigned Documents in accordance with their terms and (C) after an Event of Default has occurred and is continuing take all such action to such end as may be from time to time reasonably requested by any Security Trustee; and
     (ii) furnish to each Security Trustee promptly upon receipt copies of each amendment, supplement or waiver to a Lease received by such Grantor under or pursuant to the Assigned Documents, and from time to time, subject to the provisions of the applicable Assigned Document, relating to the Lessee’s obligation to furnish such information and subject to any confidentiality provisions therein, (A) furnish to each Security Trustee such information and reports regarding the Collateral as such Security Trustee may reasonably request and (B) upon reasonable request of any Security Trustee make to each other party to any Assigned Document such demands and requests for information and reports or for action as such Grantor is entitled to make thereunder.
     (d) So long as no Event of Default shall have occurred and be continuing, and notwithstanding any provision to the contrary in this Agreement, each Grantor shall be entitled, to the exclusion of the Security Trustees but subject always to the terms of the Transaction Documents (x) to exercise and receive, directly or indirectly through one or more agents, any of the claims, rights, powers, privileges, remedies and other benefits under, pursuant to, with respect to or arising out of the Assigned Documents and (y) to take any action or to not take any action, directly or indirectly through one or more agents, related to the Assigned Documents and the lessees or counterparties thereunder, including entering into, amending, supplementing, terminating, performing, enforcing, compelling performance of, exercising all remedies (whether arising under any Assigned Document or by statute or at law or in equity or otherwise) under, exercising rights, elections or options or taking any other action under or in respect of, granting or withholding notices, waivers, approvals and consents in respect of, receiving all payments

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under, dealing with any credit support or collateral security in respect of, or taking any other action in respect of, the Assigned Documents and contacting or otherwise having any dealings with any lessee or counterparty thereunder; provided, however, (i) whether or not an Event of Default has occurred, all amounts payable under each Assigned Document (including all Collections under each Assigned Lease) shall be paid directly to the appropriate Blocked Account in accordance with the terms of the Credit Agreement, (ii) so long as any Assigned Lease remains in effect, no Grantor will abrogate any right, power or privilege granted expressly in favor of any Security Trustee or any Secured Party under any Lease Assignment Document and (ii) during the continuance of an Event of Default, all such rights of each Grantor shall cease, and all such rights shall become vested in the Senior Security Trustee, which shall thereupon have the sole right to exercise or refrain from exercising such rights.
     Section 2.07 As to Security Collateral, Beneficial Interest Collateral, Membership Interest Collateral and Investment Collateral. (a) All Security Collateral, Beneficial Interest Collateral, Membership Interest Collateral and Investment Collateral (the “Relevant Collateral”) shall be delivered to the Senior Security Trustee as follows:
     (i) in the case of each Certificated Security or Instrument, by (A) causing the delivery of such Certificated Security or Instrument to the Senior Security Trustee in the State of New York, registered in the name of the Senior Security Trustee or duly endorsed by an appropriate person to the Senior Security Trustee or in blank and, in each case, held by the Senior Security Trustee in the State of New York, or (B) if such Certificated Security or Instrument is registered in the name of any Securities Intermediary on the books of the issuer thereof or on the books of any Securities Intermediary, by causing such Securities Intermediary to continuously credit by book entry such Certificated Security or Instrument to a Securities Account maintained by such Securities Intermediary in the name of the Senior Security Trustee and confirming in writing to the Senior Security Trustee that it has been so credited;
     (ii) in the case of each Uncertificated Security, by (A) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof in the name of the Senior Security Trustee or (B) if such Uncertificated Security is registered in the name of a Securities Intermediary on the books of the issuer thereof or on the books of any securities intermediary of a Securities Intermediary, by causing such Securities Intermediary to continuously credit by book entry such Uncertificated Security to a Securities Account maintained by such Securities Intermediary in the name of the Senior Security Trustee and confirming in writing to the Senior Security Trustee that it has been so credited; and
     (iii) in the case of each Government Security registered in the name of any Securities Intermediary on the books of the FRBNY or on the books of any securities intermediary of such Securities Intermediary, by causing such Securities Intermediary to continuously credit by book entry such security to the Securities Account maintained by such Securities Intermediary in the name of the Senior Security Trustee and confirming in writing to the Senior Security Trustee that it has been so credited.
     (b) Each Grantor and each Security Trustee hereby represents, with respect to the Relevant Collateral, that it has not entered into, and hereby agrees that it will not enter into, any

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agreement (i) with any of the other parties hereto or any Securities Intermediary specifying any jurisdiction other than the State of New York as any Securities Intermediary’s jurisdiction in connection with any Securities Account with any Securities Intermediary referred to in Section 2.07(a) for purposes of 31 C.F.R. Section 357.11(b), Section 8-110(e) of the UCC or any similar state or Federal law, or (ii) with any other person relating to such account pursuant to which it has agreed that any Securities Intermediary may comply with entitlement orders made by such person. The Senior Security Trustee represents that it will, by express agreement with each Securities Intermediary, provide for each item of property constituting Relevant Collateral held in and credited to the Securities Account, including cash, to be treated as a “financial asset” within the meaning of Section 8-102(a)(9)(iii) of the UCC for the purposes of Article 8 of the UCC.
     (c) Without limiting the foregoing, each Grantor and the Senior Security Trustee agree, and the Senior Security Trustee shall cause each Securities Intermediary, to take such different or additional action as may be required in order to maintain the perfection and priority of the security interest of each Security Trustee in the Relevant Collateral in the event of any change in applicable law or regulation, including Articles 8 and 9 of the UCC and regulations of the U.S. Department of the Treasury governing transfers of interests in Government Securities.
     Section 2.08 Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor shall promptly execute and deliver all further instruments and documents, and take all further action (including under the laws of any foreign jurisdiction), that may be necessary, or that any Security Trustee may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable any Security Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral (except that only the Express Perfection Requirements shall be required to be satisfied). Without limiting the generality of the foregoing, each Grantor shall: (i) mark conspicuously its applicable records pertaining to the Collateral with a legend, indicating that such Collateral is subject to the security interest granted hereby; (ii) if any Collateral shall be evidenced by an instrument or “tangible chattel paper” (as defined in Section 9-102(a)(78) of the UCC) (other than a promissory note, unless an Event of Default shall have occurred and be continuing), deliver and pledge to the Senior Security Trustee hereunder such note or instrument or tangible chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment in blank; (iii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, that may be necessary, or as any Security Trustee may reasonably request, in order to perfect and preserve the pledge, assignment and security interest granted or purported to be granted hereby and (iv) execute, file, record, or register such additional documents and supplements to this Agreement, including any further assignments, security agreements, pledges, grants and transfers, as may be required under the laws of any foreign jurisdiction or as any Security Trustee may reasonably request, to create, attach, perfect, validate, render enforceable, protect or establish the priority of the security interest and lien of this Agreement (except that only the Express Perfection Requirements shall be required to be satisfied).
     (b) Each Grantor hereby authorizes each Security Trustee to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the

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Collateral without the signature of such Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.
     (c) Each Grantor shall furnish or cause to be furnished to each Security Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as any Security Trustee may reasonably request, all in reasonable detail.
     (d) Each Grantor shall, immediately upon the organization or acquisition by such Grantor of any Person (in the case of ILFC or any Initial Intermediate Lessee only, provided that such Person Owns or leases a Pool Aircraft), cause such Person to enter into a Grantor Supplement.
     (e) Each Grantor shall ensure that at all times an individual shall be appointed as administrator with respect to such Grantor for purposes of the International Registry and shall (with respect to the Required Pool Aircraft and the Supplemental Pool Aircraft, by the dates set forth in Section 5.02(a) of the Credit Agreement) register or cause to be registered (or if any Security Trustee is making such registration, without relieving each Grantor of such obligation, consent to such registration) with the International Registry (collectively, the “Required Cape Town Registrations”): (i) the International Interest provided for hereunder with respect to each Aircraft Object in respect of Pool Aircraft where the relevant Grantor is situated in a Contracting State or if such Aircraft Object is registered in a Contracting State; (ii) the International Interest provided for in any Cape Town Lease to which such Grantor is a lessor or lessee; (iii) the assignment to each Security Trustee of each International Interest described in clause (ii) and assigned to each Security Trustee hereunder; and (iv) the Contract of Sale with respect to any Pool Aircraft by which title to such Pool Aircraft is conveyed by or to such Grantor, but only if the seller under such Contract of Sale is situated in a Contracting State or if such Aircraft Object is registered in a Contracting State and if such seller agrees to such registration. To the extent that (A) any Security Trustee’s consent is required for any such registration, or (B) any Security Trustee is required to initiate any such registration, the relevant Security Trustee shall ensure that such consent or such initiation of such registration is effected, and no Grantor shall be in breach of this Section should the relevant Security Trustee fail to do so in a proper fashion (it being understood and agreed that in no event shall any Security Trustee be liable for any failure to so register as a result of such Grantor’s failure to provide any necessary information required for such registration in a timely manner or if such information is inaccurate or incomplete). It is understood and agreed that International Interests provided for hereunder shall be registered in the name of each Security Trustee in the order of priority provided for in clauses (a) through (d) of Section 3.02. The parties hereto agree that for the purposes of the definition of Prospective International Interest in the Cape Town Convention, the making of the Loan by the Lender shall constitute the stated event upon which the Borrower has created or provided for an International Interest in the Aircraft Objects and Assigned Leases.
     (f) With respect to each Pool Aircraft that is registered in the United States of America, each Grantor shall, so long as such Pool Aircraft is so registered, and (i) in the case of a Pool Aircraft that is not subject to an Assigned Lease, register and record with the FAA the

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Relevant FAA Aircraft Mortgages with respect to such Pool Aircraft and (ii) in the case of a Pool Aircraft that is subject to an Assigned Lease, register and record with the FAA the Relevant FAA Aircraft Mortgages and Lease Assignments with respect to such Pool Aircraft. Each Grantor shall, if at any time after the filing with the FAA of a Relevant FAA Aircraft Mortgage with respect to a Pool Aircraft such Pool Aircraft becomes subject to an Assigned Lease, register and record with the FAA the Relevant FAA Lease Security Assignments with respect to such Aircraft. With respect to each Grantor incorporated under the laws of Ireland, such Grantor shall (i) cause each Security Document executed by it and any related Charge Over Shares or, in each case, its relevant particulars to be filed in the Irish Companies Registration Office and, where applicable, the Irish Revenue Commissioners within 21 days of execution thereof and (ii) in respect of each Pool Aircraft owned by such Grantor, execute an Irish Mortgage in respect of such Pool Aircraft and make all applicable Irish Cape Town Registrations.
     Section 2.09 Place of Perfection; Records. Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Collateral at the location therefor specified in Schedule IV or, upon 30 days’ prior written notice to each Security Trustee, at such other locations in a jurisdiction where all actions required by Section 2.03(e) shall have been taken with respect to the Collateral. Subject to applicable confidentiality restrictions, each Grantor shall hold and preserve such records and shall permit representatives of any Security Trustee upon reasonable prior notice at any time during normal business hours reasonably to inspect and make abstracts from such records, all at the sole cost and expense of such Grantor.
     Section 2.10 Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing:
     (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to all or any part of the Security Collateral, Beneficial Interest Collateral and Membership Interest Collateral pledged by such Grantor for any purpose not inconsistent with the terms of this Agreement, the charter documents of such Grantor or the Transaction Documents; provided that such Grantor shall not exercise or shall refrain from exercising any such right if such action would constitute a breach of its obligations under the Transaction Documents; and
     (ii) Each Security Trustee shall execute and deliver (or cause to be executed and delivered) to such Grantor all such proxies and other instruments as such Grantor may reasonably request in writing and provide for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to Section 2.10(a)(i).
     (b) After an Event of Default shall have occurred and be continuing, any and all distributions, dividends and interest paid in respect of the Security Collateral, the Beneficial Interest Collateral and the Membership Interest Collateral pledged by such Grantor, including any and all (i) distributions, dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, such Security Collateral, Beneficial Interest Collateral or Membership Interest Collateral; (ii) distributions, dividends and other distributions paid or payable in cash in

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respect of such Security Collateral, Beneficial Interest Collateral or Membership Interest Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and (iii) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, such Security Collateral, Beneficial Interest Collateral or Membership Interest Collateral shall be forthwith delivered to the Senior Security Trustee and, if received by such Grantor, shall be received in trust for the benefit of the Senior Security Trustee, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Senior Security Trustee in the same form as so received (with any necessary endorsement).
     (c) During the continuance of an Event of Default, all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 2.10(a)(i) and 2.10(a)(ii) shall cease, and all such rights shall thereupon become vested in the Senior Security Trustee, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights.
     Section 2.11 Transfers and Other Liens; Additional Shares or Interests. (a) No Grantor shall (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor, in the case of clause (i) or (ii) other than the pledge, assignment and security interest created by this Agreement and as otherwise provided or permitted herein or in any other Transaction Document.
     (b) Except as otherwise provided pursuant to the Transaction Documents, the Grantors (other than ILFC and the Initial Intermediate Lessees) shall not issue, deliver or sell any shares, interests, participations or other equivalents except those pledged hereunder. Any beneficial interest or capital stock or other securities or interests issued in respect of or in substitution for the Pledged Stock, the Pledged Beneficial Interest or the Pledged Membership Interests shall be issued or delivered (with any necessary endorsement) to the Senior Security Trustee.
     Section 2.12 Security Trustees Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints, as security for the Secured Obligations, each Security Trustee as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in such Security Trustee’s discretion during the occurrence and continuance of an Event of Default, to take any action and to execute any instrument that such Security Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, including:
     (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;
     (b) to receive, indorse and collect any drafts or other instruments and documents in connection included in the Collateral;

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     (c) to file any claims or take any action or institute any proceedings that such Security Trustee may deem necessary for the collection of any of the Collateral or otherwise to enforce the rights of such Security Trustee with respect to any of the Collateral; and
     (d) to execute and file any financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary, in order to perfect (except in the case of the Security Collateral provided pursuant to Section 2.01(c)) and preserve the pledge, assignment and security interest granted hereby;
provided that such Security Trustee’s exercise of any such power shall be subject to Section 2.06(d).
     Section 2.13 Security Trustees May Perform. If any Grantor fails to perform any agreement contained in this Agreement, any Security Trustee may (but shall not be obligated to) after such prior notice as may be reasonable under the circumstances, itself perform, or cause performance of, such agreement, and the expenses of such Security Trustee incurred in connection with doing so shall be payable by the Grantors.
     Section 2.14 Covenant to Pay. Each Grantor covenants with each Security Trustee (for the benefit of the Security Trustees and the Secured Parties) that it will pay or discharge any monies and liabilities whatsoever that are now, or at any time hereafter may be, due, owing or payable by such Grantor in any currency, actually or contingently, solely and/or jointly, and/or severally with another or others, as principal or surety on any account whatsoever pursuant to the Transaction Documents in accordance with their terms. Each Grantor agrees that no payment or distribution by such Grantor pursuant to the preceding sentence shall entitle such Grantor to exercise any rights of subrogation in respect thereof until the related Secured Obligations shall have been paid in full. All such payments shall be made in accordance with Section 3.02.
     Section 2.15 Delivery of Collateral Supplements. Upon the acquisition by any Grantor of any Pool Aircraft or Relevant Collateral, each relevant Grantor shall concurrently execute and deliver to each Security Trustee a Collateral Supplement duly completed with respect to such Collateral and shall take such steps with respect to the perfection of such Collateral as are called for by this Agreement for Collateral of the same type; provided that the foregoing shall not be construed to impair or otherwise derogate from any restriction on any such action in any Transaction Document; and provided further that the failure of any Grantor to deliver any Collateral Supplement as to any such Collateral shall not impair the lien of this Agreement as to such Collateral.
     Section 2.16 Covenant Regarding Control. No Grantor shall cause nor permit any Person other than the Senior Security Trustee to have “control” (as defined in Section 9-104 of the UCC) of any Blocked Account pursuant to the terms of the Credit Agreement. No Grantor (other than ILFC) shall cause or permit any Person other than the Senior Security Trustee to have “control” (as defined in Section 8-106, 9-104, 9-105, 9-106, or 9-107 of the UCC) of any “deposit account,” “electronic chattel paper,” “investment property,” “securities account”,

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“supporting obligations” or “letter of credit right” (as such terms are defined in Article 8 or 9 of the UCC) in which it has an interest.
     Section 2.17 Covenant Regarding Blocked Accounts. ILFC and any other Grantor in whose name a Blocked Account is held shall enter into a Deposit Account Control Agreement or a pledge agreement otherwise acceptable to the parties thereto, providing that “control” (as defined in Section 9-104 of the UCC) of such Blocked Account is retained with the Security Trustees; provided, however, that the Security Trustees shall not exercise such “control” (as defined in Section 9-104 of the UCC), block withdrawals from or give instructions on the Blocked Accounts unless an Event of Default has occurred and is continuing.
     Section 2.18 Operational Covenants.
     (a) Maintenance of Properties. Each Grantor shall, with respect to each Pool Aircraft Owned by such Grantor that is not subject to a Lease, maintain such Pool Aircraft in a state of repair and condition consistent with Leasing Company Practice with respect to similar aircraft.
     (b) Replacement of Parts; Alterations, Modifications and Additions; Substitutions of Engines. Each Grantor shall, with respect to each Pool Aircraft that is not subject to an Eligible Lease, cause (i) any Parts to be replaced and (ii) any alterations, modifications or additions to any such Airframe or Engine to be performed, in each case, in a manner consistent with Leasing Company Practice with respect to similar aircraft. Each Grantor shall, with respect to each Pool Aircraft that is not subject to a Lease, not cause any Engines to be substituted in a manner inconsistent with Leasing Company Practice.
     (c) Operation and Use. Each Grantor agrees that no Pool Aircraft will be maintained, used or operated in violation of any law, rule or regulation (including airworthiness directives) of any government or Governmental Authority having jurisdiction over such Pool Aircraft or in violation of any airworthiness certificate, license or registration relating to such Pool Aircraft issued by any such government, except for minor violations, and except to the extent any Grantor (or, if a Lease is then in effect with respect to such Pool Aircraft, any Lessee of such Pool Aircraft) is contesting in good faith the validity or application of any such law, rule or regulation in any manner that does not involve any material risk of sale, forfeiture or loss of such Pool Aircraft or any material risk of subjecting any Secured Party to criminal liability or materially impair the Liens created by this Agreement; provided that the Grantors shall only be entitled to contest mandatory grounding orders if they (or the applicable Lessee) do not operate such Pool Aircraft during such contest. The Grantors will not operate any Pool Aircraft, or permit any Pool Aircraft to be operated or located, (i) in any area excluded from coverage by any insurance required by the terms of Section 2.19 and Schedule V of this Agreement or (ii) in any war zone or recognized or threatened areas of hostilities unless covered by war risk insurance in accordance with Section 2.19 and Schedule V of this Agreement, in either case unless indemnified by a government authority as provided therein or unless located there due to an emergency or an event outside the Lessee’s control, but only for so long as such emergency or event continues.

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     Notwithstanding the foregoing, no breach of this Section 2.18(c) shall be deemed to have occurred by virtue of any act or omission of a Lessee or sub-lessee, or of any Person claiming by or through a Lessee or a sub-lessee, or of any Person which has possession of the Pool Aircraft or any Engine for the purpose of repairs, maintenance, modification or storage, or by virtue of any requisition, seizure, or confiscation of the Pool Aircraft (other than seizure or confiscation arising from a breach by the Grantors of this Section 2.18(c)) (each, a “Third Party Event”); provided that (i) neither ILFC nor any other Grantor consents or has consented to such Third Party Event; and (ii) ILFC or the Grantor which is the lessor or owner of such Pool Aircraft promptly and diligently takes such commercially reasonable actions in accordance with Leasing Company Practice in respect of such Third Party Event, including, as deemed appropriate (taking into account, inter alia, the laws of the jurisdictions in which the Pool Aircraft are located), seeking to compel such Lessee or other relevant Person to remedy such Third Party Event or seeking to repossess the relevant Pool Aircraft or Engine.
     (d) Identification of Security Trustee’s Interest. The Grantors agree to affix as promptly as practicable after the Effective Date and thereafter to maintain in the cockpit of each Pool Aircraft, in a clearly visible location, and on each Engine, a nameplate bearing the inscription “MORTGAGED TO WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, AS FIRST LIEN SECURITY TRUSTEE, SECOND LIEN SECURITY TRUSTEE, THIRD LIEN SECURITY TRUSTEE AND FOURTH LIEN SECURITY TRUSTEE” (such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Security Trustee).
     (e) Registration. Each Grantor shall cause each Pool Aircraft to remain duly registered, under the laws of a country or jurisdiction that is not a Prohibited Country or that is the country in which such Pool Aircraft is registered as of the date hereof, in the name of the relevant Grantor if so permitted under the applicable registry; provided that, unless such Grantor provides the Security Trustee with local law mortgages and legal opinions concerning their filing and effectiveness in form and substance reasonably acceptable to the Security Trustee, such Grantor shall not register an Aircraft in a jurisdiction that is a party to the Geneva Convention unless (i) such jurisdiction has Ratified the Cape Town Convention or (ii) such Grantor is organized under the laws of Ireland and satisfies the provisions of Section 5.26(c) of the Credit Agreement. Each Security Trustee agrees that it will cooperate with the relevant Grantor in changing the state of registration of any Pool Aircraft, including the implementation of a trust to achieve FAA registration, at the cost of the relevant Grantor and as the relevant Grantor may request, provided that such request does not conflict with the relevant Grantor’s obligations under the Transaction Documents.
     (f) Extension, Amendment or Replacement of Leases. Upon execution of any renewal, extension or replacement Lease, the relevant Grantor shall comply with the provisions of Sections 2.06 and 2.08 of this Agreement, as applicable, and shall deliver the following:
     (i) to the Senior Security Trustee, the Chattel Paper Original, if any, of such renewal, extension or replacement Lease;
     (ii) to each Security Trustee, AIG Funding and the FRBNY, a notice of assignment substantially in the form attached hereto as Exhibit F-1 (a “Lessee Notice”) and an

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acknowledgement from the Lessee substantially in the form attached hereto as Exhibit F-2 (a “Lessee Acknowledgment”), or such forms of such notices as may be pre-agreed in the relevant Lease, addressed to, or for the benefit of, each Security Trustee with respect to such Lease;
     (iii) to each Security Trustee, AIG Funding and the FRBNY, certificates of insurance from qualified brokers of aircraft insurance (or other evidence satisfactory to each Security Trustee, AIG Funding and the FRBNY), evidencing all insurance required to be maintained by the applicable Lessee, together with the endorsements required pursuant to Section 2.19 and Schedule V of this Agreement;
     (iv) to each Security Trustee, AIG Funding and the FRBNY, promptly and in any case within 15 days of the effectiveness of the leasing of such Pool Aircraft, a copy of such Lease, and an amended and restated Schedule 3.19(b) to the Credit Agreement incorporating all information required under such schedule with respect to such renewal, extension or replacement Lease; and
     (v) to each Security Trustee, with respect to any renewal, extension or replacement Lease, copies of such legal opinions with regard to compliance with the registration requirements of the relevant jurisdiction, enforceability of such Lease and such other matters customary for such transactions, in each case to the extent that receiving such legal opinions is consistent with Leasing Company Practice.
     Section 2.19 Insurance. The relevant Grantor shall maintain, or procure that the relevant Lessee maintains, hull and third party liability insurance policies, maintained with insurers or reinsured with reinsurers of recognized responsibility or pursuant to governmental indemnities, in respect of each Pool Aircraft in accordance with the terms of Schedule V hereto.
ARTICLE III
REMEDIES
     Section 3.01 Remedies. Notwithstanding anything herein or in any other Transaction Document to the contrary, if any Event of Default shall have occurred and be continuing, and in each case subject to the quiet enjoyment rights of the applicable Lessee of any Pool Aircraft:
     (a) The Senior Security Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein (including, for the avoidance of doubt, the rights and remedies of the Senior Security Trustee provided for in Section 2.10(c)), all of the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and all of the rights and remedies under applicable law and also may (i) require any Grantor to, and such Grantor hereby agrees that it shall at its expense and upon request of the Senior Security Trustee forthwith, assemble all or any part of the Collateral as directed by the Senior Security Trustee and make it available to the Senior Security Trustee at a place to be designated by the Senior Security Trustee that is reasonably convenient to both parties and (ii) without notice except as specified below, sell or cause the sale of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Senior Security Trustee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such

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other terms as the Senior Security Trustee may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Senior Security Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Senior Security Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     (b) The Senior Security Trustee may, in addition to or in connection with any other remedies available hereunder or under any other applicable law, exercise any and all remedies granted under the Cape Town Convention as it shall determine in its sole discretion. In connection therewith, the parties hereby agree to the extent permitted by the UCC that (i) Article 9(1) and Article 9(2) of the Convention, wherein the parties may agree or the court may order that any Collateral shall vest in any Security Trustee in or towards satisfaction of the applicable Secured Obligations, shall not preclude any Security Trustee from obtaining title to any Collateral pursuant to any other remedies available under applicable law (including but not limited to Article 9-620 of the UCC); (ii) any surplus of cash or cash proceeds held by any Security Trustee and remaining after payment in full of all the Secured Obligations owed to it shall be paid over to the other Security Trustees in accordance with Section 3.02 hereof; and (iii) the Senior Security Trustee may obtain from any applicable court, pending final determination of any claim resulting from an Event of Default, speedy relief in the form of any of the orders specified in Article 13 of the Convention and Article X of the Protocol as the Senior Security Trustee shall determine in its sole and absolute discretion, subject to any procedural requirements prescribed by applicable laws.
     (c) All cash proceeds received by any Security Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied in accordance with Section 3.02. Any sale or sales conducted in accordance with the terms of this Section 3.01 shall be deemed conclusive and binding on each Grantor and the Secured Parties.
     Section 3.02 Priority of Payments. The Security Trustees hereby agree that all cash proceeds received by any Security Trustee in respect of any Collateral pursuant to Section 3.01 hereof and any payments by any Grantor to any Security Trustee following an Event of Default shall be paid by each Security Trustee to the relevant Security Trustee in the order of priority set forth below:
     (a) first, to the First Lien Security Trustee for the benefit of the First Lien Secured Parties, until payment in full in cash of the First Lien Secured Obligations then outstanding;
     (b) second, to the Second Lien Security Trustee for the benefit of the Second Lien Secured Parties (for further credit to the FRBNY Account), until payment in full in cash of the Second Lien Secured Obligations then outstanding; provided that, in calculating the amount of Second Lien Secured Obligations outstanding, amounts paid under clause “first” shall be

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deducted therefrom so that all amounts paid in respect of First Lien Secured Obligations shall be credited against Second Lien Secured Obligations;
     (c) third, to the Third Lien Security Trustee for the benefit of the Third Lien Secured Parties, until payment in full in cash of the Third Lien Secured Obligations then outstanding;
     (d) fourth, to the Fourth Lien Security Trustee for the benefit of the Fourth Lien Secured Parties (for further credit to the FRBNY Account), until payment in full in cash of the Fourth Lien Secured Obligations then outstanding; provided that, in calculating the amount of the Fourth Lien Secured Obligations outstanding, amounts paid under clause “third” shall be deducted therefrom so that all amounts paid in respect of Third Lien Secured Obligations shall be credited against Fourth Lien Secured Obligations; and
     (e) fifth, all remaining amounts to the relevant Grantors or whomsoever may be lawfully entitled to receive such amounts;
provided that the Security Trustees may at the instruction of the Secured Parties and without consent of the Grantors amend the order of clauses (a) through (d) above, but may not amend the effect of the provisos in clauses (b) and (d) or clause (e) above without the consent of the Grantors.
     For the avoidance of doubt, notwithstanding any other provision of the Transaction Documents, in no event shall the Borrowers owe or be charged for or shall Collateral secure an amount in the aggregate greater than the amount equal to the sum of the Second Lien Secured Obligations then outstanding plus the Fourth Lien Secured Obligations then outstanding.
ARTICLE IV
SECURITY INTEREST ABSOLUTE
     Section 4.01 Security Interest Absolute. A separate action or actions may be brought and prosecuted against each Grantor to enforce this Agreement, irrespective of whether any action is brought against any other Grantor or whether any other Grantor is joined in any such action or actions. Except as otherwise provided in the Transaction Documents, all rights of the Security Trustees and the security interests and Liens granted under, and all obligations of each Grantor under, until the Secured Obligations then outstanding are paid in full, this Agreement and each other Transaction Document shall be absolute and unconditional, irrespective of:
     (a) any lack of validity or enforceability of any Transaction Document, Assigned Document or any other agreement or instrument relating thereto;
     (b) any change in the time, manner or place of payment of, the security for, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or

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any consent to any departure from any Transaction Document or Assigned Document or any other agreement or instrument relating thereto;
     (c) any taking, exchange, release or non-perfection of the Collateral or any other collateral or taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;
     (d) any manner of application of Collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Secured Obligations or any other assets of the Grantors;
     (e) any change, restructuring or termination of the corporate structure or existence of any Grantor; or
     (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or a third-party grantor of a security interest or a Person deemed to be a surety.
ARTICLE V
THE SECURITY TRUSTEES
     The Security Trustees and the Secured Parties agree among themselves as follows:
     Section 5.01 Authorization and Action. (a) (i) Each First Lien Secured Party by its acceptance of the benefits of this Agreement hereby appoints and authorizes Wells Fargo as the initial First Lien Security Trustee; (ii) each Second Lien Secured Party by its acceptance of the benefits of this Agreement hereby appoints and authorizes Wells Fargo as the initial Second Lien Security Trustee; (iii) each Third Lien Secured Party by its acceptance of the benefits of this Agreement hereby appoints and authorizes Wells Fargo as the initial Third Lien Security Trustee; and (iv) each Fourth Lien Secured Party by its acceptance of the benefits of this Agreement hereby appoints and authorizes Wells Fargo as the initial Fourth Lien Security Trustee, in each case to take such action as trustee on behalf of the relevant Secured Parties and to exercise such powers and discretion under this Agreement and the other relevant Transaction Documents as are specifically delegated to the relevant Security Trustee by the terms of this Agreement and of the relevant Transaction Documents, and no implied duties and covenants shall be deemed to arise against any Security Trustee. For the avoidance of doubt, (1) each First Lien Secured Party by its acceptance of the benefits of this Agreement hereby requests and instructs the First Lien Security Trustee to enter into all Assigned Lease-related documents and instruments on this date and as may arise from time to time for the purpose of establishing and maintaining its security interest for itself and for the benefit of the other First Lien Secured Parties in respect of any Assigned Lease; (2) each Second Lien Secured Party by its acceptance of the benefits of this Agreement hereby requests and instructs the Second Lien Security Trustee to enter into all Assigned Lease-related documents and instruments on this date and as may arise from time to time for the purpose of establishing and maintaining its security interest for itself and for the benefit of the other Second Lien Secured Parties in respect of any Assigned Lease;

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(3) each Third Lien Secured Party by its acceptance of the benefits of this Agreement hereby requests and instructs the Third Lien Security Trustee to enter into all Assigned Lease-related documents and instruments on this date and as may arise from time to time for the purpose of establishing and maintaining its security interest for itself and for the benefit of the other Third Lien Secured Parties in respect of any Assigned Lease; and (4) each Fourth Lien Secured Party by its acceptance of the benefits of this Agreement hereby requests and instructs the Fourth Lien Security Trustee to enter into all Assigned Lease-related documents and instruments on this date and as may arise from time to time for the purpose of establishing and maintaining its security interest for itself in respect of any Assigned Lease.
     (b) Each Security Trustee accepts such appointment and agrees to perform the same but only upon the terms of this Agreement (including any quiet enjoyment covenants given to the Lessees) and agrees to receive and disburse all moneys received by it in accordance with the terms of this Agreement. No Security Trustee in its individual capacity shall be answerable or accountable under any circumstances, except for its own willful misconduct or gross negligence (or simple negligence in the handling of funds or breach of any of its representations or warranties set forth in this Agreement) and no Security Trustee shall be liable for any action or inaction of any Grantor or any other parties to any of the Transaction Documents.
     Section 5.02 Absence of Duties. The powers conferred on the Security Trustees under this Agreement with respect to the Collateral are solely to protect their interests in this Agreement and shall not impose any duty upon it, except as explicitly set forth herein, to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it under this Agreement, no Security Trustee shall have any duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve or perfect rights against any parties or any other rights pertaining to any Collateral. No Security Trustee shall have any duty to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of any Grantor or Lessee.
     Section 5.03 Representations or Warranties. None of the Security Trustees make nor shall any be deemed to have made any representations or warranties as to the validity, legality or enforceability of this Agreement, any other Transaction Document or any other document or instrument or as to the correctness of any statement contained in any thereof, or as to the validity or sufficiency of any of the pledge and security interests granted hereby, except that each Security Trustee in its individual capacity hereby represents and warrants (a) that each such specified document to which it is a party has been or will be duly executed and delivered by one of its officers who is and will at such time be duly authorized to execute and deliver such document on its behalf, and (b) this Agreement is or will be the legal, valid and binding obligation of such Security Trustee in its individual capacity, enforceable against such Security Trustee in its individual capacity in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.

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     Section 5.04 Reliance; Agents; Advice of Counsel. (a) No Security Trustee shall incur any liability to anyone as a result of acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Security Trustees may accept a copy of a resolution of the board or other governing body of any party to this Agreement or any Transaction Document, certified by the Secretary or an Assistant Secretary thereof or other duly authorized Person of such party as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said board or other governing body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described in this Agreement, the Security Trustees shall be entitled to receive and may for all purposes hereof conclusively rely, and shall be fully protected in acting or refraining from acting, on a certificate, signed by an officer of any duly authorized Person, as to such fact or matter, and such certificate shall constitute full protection to the Security Trustees for any action taken or omitted to be taken by them in good faith in reliance thereon. Each Security Trustee shall assume, and shall be fully protected in assuming, that each other party to this Agreement is authorized by its constitutional documents to enter into this Agreement and to take all action permitted to be taken by it pursuant to the provisions of this Agreement, and shall not inquire into the authorization of such party with respect thereto.
     (b) Each Security Trustee may execute any of its powers hereunder or perform any duties under this Agreement either directly or by or through agents, including financial advisors, or attorneys or a custodian or nominee, provided, however, that the appointment of any agent shall not relieve the Security Trustee of its responsibilities or liabilities hereunder.
     (c) Each Security Trustee may consult with counsel and any opinion of counsel or any advice of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by them under this Agreement in good faith and in accordance with such advice or opinion of counsel.
     (d) Each Security Trustee shall be under no obligation to exercise any of the rights or powers vested in them by this Agreement, or to institute, conduct or defend any litigation under this Agreement or in relation hereto, at the request, order or direction of any of the Secured Parties, pursuant to the provisions of this Agreement, unless such Secured Party shall have offered to the relevant Security Trustee reasonable security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.
     (e) No Security Trustee shall be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require any Security Trustee to perform, or be responsible or liable for the manner of performance of, any obligations of any Grantor under any of the Transaction Documents.

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     (f) If any Security Trustee incurs expenses or renders services in connection with an exercise of remedies specified in Section 3.01, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy law or law relating to creditors’ rights generally.
     (g) No Security Trustee shall be charged with knowledge of an Event of Default unless such Security Trustee obtains actual knowledge of such event or such Security Trustee receives written notice of such event from any of the Secured Parties.
     (h) None of the Security Trustees shall have any duty to monitor the performance of any Grantor or any other party to the Transaction Documents, nor shall any Security Trustee have any liability in connection with the malfeasance or nonfeasance by such parties. None of the Security Trustees shall have any liability in connection with compliance by any Grantor or any Lessee under a Lease with statutory or regulatory requirements related to the Collateral, any Pool Aircraft or any Lease. No Security Trustee shall make or be deemed to have made any representations or warranties with respect to the Collateral, any Pool Aircraft or any Lease or the validity or sufficiency of any assignment or other disposition of the Collateral, any Pool Aircraft or any Lease.
     Section 5.05 Cape Town Convention. Each Security Trustee, during the term of this Agreement, shall establish and maintain a valid and existing account as a Transacting User Entity with the International Registry and appoint an Administrator and/or a Professional User Entity to make registrations in regard to the Collateral as required by this Agreement.
     Section 5.06 No Individual Liability. No Security Trustee shall have any individual liability in respect of all or any part of the Secured Obligations, and all shall look, subject to the lien and priorities of payment provided herein and in the Transaction Documents, only to the property of the Grantors (to the extent provided in the Transaction Documents) for payment or satisfaction of the Secured Obligations pursuant to this Agreement and the other Transaction Documents.
ARTICLE VI
SUCCESSOR SECURITY TRUSTEE
     Section 6.01 Resignation and Removal of a Security Trustee. Any Security Trustee may resign at any time without cause by giving at least 30 days’ prior written notice to ILFC and, (i) in the case of the First Lien Security Trustee, to the FRBNY, (ii) in the case of the Second Lien Security Trustee, to the Lender, (iii) in the case of the Third Lien Security Trustee, to the FRBNY and (iv) in the case of the Fourth Lien Security Trustee, to AIG Funding. The Lender may at any time remove the Second Lien Security Trustee without cause by an instrument in writing delivered to ILFC, the Second Lien Secured Parties and the Second Lien Security Trustee. The FRBNY may at any time remove the First Lien Security Trustee or the Third Lien Security Trustee without cause by an instrument in writing delivered to ILFC and, as applicable, the First Lien Secured Parties and the First Lien Security Trustee or the Third Lien Secured Parties and the Third Lien Security Trustee. AIG Funding may at any time remove the Fourth Lien Security Trustee without cause by an instrument in writing delivered to ILFC, the

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Fourth Lien Secured Parties and the Fourth Lien Security Trustee. No resignation by or removal of any Security Trustee pursuant to this Section 6.01 shall become effective prior to the date of appointment by the Lender of a successor Security Trustee and the acceptance of such appointment by such successor Security Trustee.
     Section 6.02 Appointment of Successor. (a) In the case of the resignation or removal of the First Lien Security Trustee, the FRBNY, on behalf of the First Lien Secured Parties, shall promptly appoint a successor First Lien Security Trustee. In the case of the resignation or removal of the Second Lien Security Trustee, the Lender, on behalf of the Second Lien Secured Parties, shall promptly appoint a successor Second Lien Security Trustee. In the case of the resignation or removal of the Third Lien Security Trustee, the FRBNY, on behalf of the Third Lien Secured Parties, shall promptly appoint a successor Third Lien Security Trustee. So long as no Event of Default shall have occurred and be continuing, any such successor Security Trustee shall as a condition to its appointment be reasonably acceptable to ILFC. In the case of the resignation or removal of the Fourth Lien Security Trustee, AIG Funding, Inc., on behalf of the Fourth Lien Secured Parties, shall promptly appoint a successor Fourth Lien Security Trustee. If a successor Security Trustee shall not have been appointed and accepted its appointment hereunder within 60 days after the applicable Security Trustee gives notice of resignation, the retiring Security Trustee or the relevant Secured Parties may petition any court of competent jurisdiction for the appointment of a successor Security Trustee. Any successor Security Trustee so appointed by such court shall immediately and without further act be superseded by any successor Security Trustee appointed as provided in the first sentence of this paragraph within one year from the date of the appointment by such court.
     (b) Any successor Security Trustee shall execute and deliver to the relevant Secured Parties an instrument accepting such appointment. Upon the acceptance of any appointment as Security Trustee hereunder, a successor Security Trustee, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to this Agreement, and such other instruments or notices, as may be necessary, or, (i) in the case of a successor First Lien Security Trustee, as the FRBNY may request, (ii) in the case of a successor Second Lien Security Trustee, as the Lender may request, (iii) in the case of a successor Third Lien Security Trustee, as the FRBNY may request and (iv) in the case of a successor Fourth Lien Security Trustee, as AIG Funding, Inc. may request, in each case, in order to continue the perfection (if any) of the Liens granted or purported to be granted hereby, shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Security Trustee, and the retiring Security Trustee shall be discharged from its duties and obligations under this Agreement and the other Transaction Documents. The retiring Security Trustee shall take all steps necessary to transfer all Collateral in its possession and all its control over the Collateral to the successor Security Trustee. All actions under this paragraph (b) shall be at the expense of ILFC; provided that if a successor Security Trustee has been appointed as a result of the circumstances described in Section 6.02(d), any actions under this paragraph (b) as relating to such appointment shall be at the expense of the successor Security Trustee.
     (c) Each Security Trustee shall be an Eligible Institution, if there be such an institution willing, able and legally qualified to perform the duties of a Security Trustee

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hereunder and unless such institution is an Affiliate of a Secured Party or an Event of Default has occurred and is continuing, reasonably acceptable to the Grantors.
     (d) Any corporation into which any Security Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Security Trustee shall be a party, or any corporation to which substantially all the business of such Security Trustee may be transferred, shall be such Security Trustee under this Agreement without further act.
ARTICLE VII
AGREEMENT BETWEEN SECURED PARTIES
     Section 7.01 Subordination and Priority. (a) Notwithstanding the date, manner or order of attachment or perfection (if any) or the description of any Collateral or security interests, Liens, claims or encumbrances covered or granted by Section 2.01, each Subordinated Security Trustee agrees that the respective rights and interest of the Subordinated Secured Parties in the Collateral are and shall be subordinate, to the extent and in the manner hereinafter set forth, to all rights and interest of the Senior Secured Parties in the Collateral, and that the Senior Secured Parties shall have at all times interests prior and senior to that of the Subordinated Secured Parties in all Collateral until the payment in full in cash of all Secured Obligations owed to such Senior Secured Parties.
     (b) For the purposes of this Agreement, no Secured Obligations shall be deemed to have been paid in full until and unless the Security Trustee in respect of such Secured Obligations shall have received payment in full in cash of such Secured Obligations.
     Section 7.02 Exercise of Remedies. (a) Until the date on which all the Secured Obligations owed to the Senior Secured Parties shall have been paid in full, the Senior Security Trustee, in its sole discretion and to the exclusion of the Subordinated Security Trustees, shall have, whether or not any Event of Default shall have occurred and be continuing and both before and after the commencement of any proceeding referred to in Section 7.03(a), the sole and exclusive right (as between the Senior Security Trustee, on the one hand, and the Subordinated Security Trustees, on the other) to take all action with respect to the Collateral, including the right to exercise or direct voting or other consensual rights, to foreclose or forebear from foreclosure in respect of the Collateral and to accept the Collateral in full or partial satisfaction of any Secured Obligation owed to the Senior Secured Parties, all in accordance with the terms of this Agreement. The Subordinated Secured Parties agree that, until the Secured Obligations owed to the Senior Secured Parties have been paid in full, the only right of the Subordinated Secured Parties under this Agreement is for the Secured Obligations owed to such Subordinated Secured Parties to be secured by the Collateral for the period and to the extent provided for herein and to receive a share of the proceeds of the Collateral, if any.
     (b) The Subordinated Secured Parties agree that, so long as any of the Secured Obligations owed to the Senior Secured Parties shall remain unpaid, none of the Subordinated Secured Parties will commence, or join with any creditor other than the Senior Security Trustee

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and the Senior Secured Parties in commencing, any enforcement, collection, execution, levy or foreclosure proceeding with respect to the Collateral or proceeds of Collateral. Upon request by the Senior Security Trustee, the Subordinated Secured Parties will, at the expense of the relevant Grantors, join in enforcement, collection, execution, levy or foreclosure proceedings and otherwise cooperate fully in the maintenance of such proceedings by the Senior Security Trustee, including by executing and delivering all such consents, pleadings, releases and other documents and instruments as the Senior Security Trustee may reasonably request in connection therewith, it being understood that the conduct of such proceedings shall at all times be under the exclusive control of the Senior Security Trustee.
     (c) The Subordinated Secured Parties agree, upon written request by the Senior Security Trustee, to release the Liens and security interests in favor of the Subordinated Secured Parties in any Collateral and to execute and deliver all such directions, consents, pleadings, releases and other documents and instruments as the Senior Security Trustee may reasonably request in connection therewith, upon any sale, lease, transfer or other disposition of such Collateral or part thereof in accordance with, or for application of proceeds pursuant to, Sections 3.02 and 7.01(a).
     (d) The Subordinated Secured Parties agree that none of the Subordinated Secured Parties will contest, or bring (or join in) any action or proceeding for the purpose of contesting, the validity, perfection or priority of, or seeking to avoid, the rights of the other Secured Parties (including the Senior Secured Parties) in or with respect to the Collateral.
     Section 7.03 Further Agreements of Subordination. The Subordinated Security Trustees agree during the occurrence and continuance of an Event of Default as follows:
     (a) Upon any distribution of all or any of the Collateral or proceeds of Collateral to creditors of any Grantor upon the dissolution, winding-up, liquidation, examinership, arrangement, reorganization, adjustment, protection, relief, or composition of such Grantor or its debts, whether in any bankruptcy, insolvency, arrangement, reorganization, receivership, examinership, relief or similar proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of such Grantor, or otherwise, any distribution of any kind of Collateral or proceeds of Collateral that otherwise would be deliverable to the Subordinated Security Trustees or the other Subordinated Secured Parties shall be delivered directly to the Senior Security Trustee for application (in the case of cash) to or as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Secured Obligations owed to the Senior Secured Parties until such Secured Obligations shall have been paid in full in accordance with Section 3.02.
     (b) If any proceeding referred to in Section 7.03(a) is commenced by or against any Grantor,
     (i) the Senior Security Trustee is hereby irrevocably authorized and empowered (in its own name or in the name of the Senior Secured Parties or otherwise), but shall have no obligation, to demand, sue for, collect and receive every distribution referred to in subsection (a) above and give acquittance therefor and to file claims and proofs of claim and take such other

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action (including enforcing this Agreement) as it may deem necessary for the exercise or enforcement of any of the rights or interests of the Senior Secured Parties hereunder; and
     (ii) the Subordinated Security Trustees shall duly and promptly take such action, at the expense of the relevant Grantors, as the Senior Security Trustee may request (A) to collect Collateral and proceeds of Collateral for the account of the Senior Secured Parties and to file appropriate claims or proofs of claim in respect of Collateral and proceeds of Collateral, (B) to execute and deliver to the Senior Security Trustee such powers of attorney, assignments, or other instruments as the Senior Security Trustee may request in order to enable it to enforce any and all claims with respect to the Collateral and proceeds of Collateral and (C) to collect and receive any and all payments or distributions that may be payable or deliverable upon or with respect to the Collateral or proceeds of Collateral. Without limiting the generality of any of the foregoing, if any proceeding referred to in Section 7.03(a) is commenced by or against any Grantor, the Subordinated Secured Parties shall, upon written demand from the Senior Security Trustee, file such claims in such proceeding as the Senior Security Trustee shall request in such written demand or any subsequent written demand provided in connection therewith; provided, however, that should one or more Subordinated Secured Parties fail to comply fully with any such demand within thirty (30) days of receipt by such Subordinated Secured Party of the relevant demand, such Subordinated Secured Party Creditor shall be deemed to have irrevocably appointed the Senior Security Trustee its attorney-in-fact to file and prosecute any such claim and to dispose of any proceeds of such filing or prosecution in accordance with the terms hereof and of the other Transaction Documents.
     (c) All payments or distributions upon or with respect to the Collateral or proceeds of Collateral that are received by the Subordinated Security Trustees or the other Subordinated Secured Parties contrary to the provisions of this Agreement shall be received for the benefit of the Senior Secured Parties, shall be segregated from other funds and property held by the Subordinated Security Trustees or the other Subordinated Secured Parties and shall be forthwith paid over to the Senior Security Trustee in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to or held as collateral (in the case of non-cash property or securities) for the payment or prepayment of the Secured Obligations owed to the Senior Secured Parties in accordance with the terms thereof.
     (d) The Senior Security Trustee is hereby authorized to demand specific performance of this Agreement at any time when any of the Subordinated Security Trustees or the other Subordinated Secured Parties shall have failed to comply with any of the provisions of this Agreement applicable to them. The Subordinated Security Trustees hereby irrevocably waive, on their own behalf and on behalf of the Subordinated Secured Parties, any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.
     Section 7.04 Rights of Subrogation. The Subordinated Secured Parties agree that no payment or distributions to the Senior Secured Parties pursuant to the provisions of this Agreement shall entitle any Subordinated Secured Party to exercise any rights of subrogation in respect thereof until all Secured Obligations owed to the Senior Secured Parties shall have been paid in full.

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     Section 7.05 Further Assurances of Subordinated Security Trustees. Each of the Subordinated Security Trustees shall, at the expense of the relevant Grantors, at any time and from time to time promptly execute and deliver all further instruments and documents, and take all further action, that the Senior Security Trustee may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Senior Security Trustee to exercise and enforce its rights and remedies hereunder.
     Section 7.06 No Change in Rights in Collateral. The Subordinated Security Trustees and the other Subordinated Secured Parties will not sell, assign, pledge, encumber or otherwise dispose of any of their rights in the Collateral as such or in proceeds of Collateral as such, without the prior written consent of the Senior Security Trustee. Nothing in this Section 7.06 shall limit the right of any Subordinated Secured Party to transfer any Secured Obligation owed to it.
     Section 7.07 Waiver of Marshalling and Similar Rights. Each of the Subordinated Security Trustees waives, on its own behalf and on behalf of the Subordinated Secured Parties, to the fullest extent permitted by applicable law, any requirement regarding, and agrees not to demand, request, plead or otherwise claim the benefit of, any marshalling, appraisement, valuation or other similar right with respect to the Collateral that may otherwise be available under applicable law or any other similar rights a junior creditor or junior secured creditor may have under applicable law.
     Section 7.08 Enforcement. Each of the Subordinated Secured Parties agrees that this Agreement shall be enforceable against it and the Subordinated Secured Parties under all circumstances, including in any proceeding referred to in Section 7.03(a).
     Section 7.09 Obligations Not Affected. All rights and interests of the Senior Security Trustee and the other Senior Secured Parties hereunder, and all agreements and obligations of the Subordinated Security Trustees and the other Subordinated Secured Parties under this Agreement and any other Transaction Document, shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any Transaction Document, Assigned Document or any other agreement or instrument relating thereto;
     (b) any change in the time, manner or place of payment of, the security for, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Transaction Document, Assigned Agreement or any other agreement or instrument relating thereto;
     (c) any taking, exchange, release or non-perfection of the Collateral or any other collateral, or taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

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     (d) any manner of application of Collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Secured Obligations or any other assets of the Grantors;
     (e) any change, restructuring or termination of the corporate structure or existence of any Grantor; or
     (f) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Subordinated Security Trustees, the Subordinated Secured Parties, a subordinated creditor or a secured subordinated creditor or a Person deemed to be a surety.
This Agreement shall continue to be effective or shall be revived or reinstated, as the case may be, if at any time any payment of any of the Secured Obligations owed to any Senior Secured Party is rescinded or must otherwise be returned by any Senior Secured Party upon the insolvency, bankruptcy or reorganization of any Grantor, or otherwise, all as though such payment had not been made.
     Section 7.10 Waiver. The Subordinated Security Trustees hereby waive, on their own behalf and on behalf of the Subordinated Secured Parties, to the fullest extent permitted by law, any right under Section 9-615 of the N.Y. Uniform Commercial Code to application of the proceeds of disposition (other than as contemplated by this Agreement), any right to notice and objection under Section 9-620 of the N.Y. Uniform Commercial Code and promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations and this Agreement and any requirement that the Senior Security Trustee protect, secure, perfect or insure any security interest or lien hereunder or otherwise or any Collateral or any other property subject thereto or exhaust any right or take any action against the Grantors or any other person or entity or any Collateral or any other collateral.
     Section 7.11 Secured Obligations Unimpaired. Nothing in this Agreement shall impair (a) as between the Grantors and any Secured Party, the obligations of the Grantors to such Secured Party, including the Secured Obligations or (b) as between the Senior Secured Parties and the Subordinated Secured Parties, the provisions relating to the priority of payments in Section 3.02; provided that it is understood that the enforcement of rights and remedies against the Collateral shall be subject to the terms of this Agreement.
     Section 7.12 Upon Discharge of Obligations. Upon the payment in full in cash of the Secured Obligations in respect of which it is acting as Security Trustee, the Senior Security Trustee shall, without any further action on its part, be relieved of any obligation under this Agreement with respect to such discharged Secured Obligations and this Agreement shall continue in effect as an agreement among the Grantors and the remaining Security Trustees. Upon the payment in full in cash of the First Lien Secured Obligations, the Second Lien Secured Obligations and the Third Lien Secured Obligations, this Article VII shall cease to be of any effect except for this Section 7.12.

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ARTICLE VIII
INDEMNITY AND EXPENSES
     Section 8.01 Indemnity. (a) Each of the Grantors shall indemnify, defend and hold harmless each Security Trustee (and its officers, directors, employees, representatives and agents) from and against, any loss, liability or expense (including reasonable legal fees and expenses) incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Agreement and its duties hereunder, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties hereunder and hold it harmless against, any loss, liability or reasonable expense incurred without negligence or bad faith on its part. Each Security Trustee (i) must provide reasonably prompt notice to the applicable Grantor of any claim for which indemnification is sought, provided that the failure to provide notice shall only limit the indemnification provided hereby to the extent of any incremental expense or actual prejudice as a result of such failure; and (ii) must not make any admissions of liability or incur any significant expenses after receiving actual notice of the claim or agree to any settlement without the written consent of the applicable Grantor, which consent shall not be unreasonably withheld. No Grantor shall be required to reimburse any expense or indemnity against any loss or liability incurred by any Security Trustee through negligence or bad faith.
     Each Grantor, as applicable, may, in its sole discretion, and at its expense, control the defense of the claim including, without limitation, designating counsel for the relevant Security Trustee and controlling all negotiations, litigation, arbitration, settlements, compromises and appeals of any claim; provided that (i) the applicable Grantor may not agree to any settlement involving any indemnified person that contains any element other than the payment of money and complete indemnification of the indemnified person without the prior written consent of the affected indemnified person, (ii) the applicable Grantor shall engage and pay the expenses of separate counsel for the indemnified person to the extent that the interests of the relevant Security Trustee are in conflict with those of such Grantor and (iii) the indemnified person shall have the right to approve the counsel designated by such Grantor which consent shall not be unreasonably withheld.
     (b) Each Grantor shall within ten (10) Business Days after demand pay to each Security Trustee the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that such Security Trustee may incur in connection with (i) the administration of this Agreement (in accordance with fee arrangements agreed between such Security Trustee and ILFC), (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of such Security Trustee or any other Secured Party against such Grantor hereunder or (iv) the failure by any Grantor to perform or observe any of the provisions hereof.
     Section 8.02 Secured Parties’ Indemnity. (a) The First Lien Security Trustee shall be entitled to be indemnified (subject to the limitations and requirements described in Section 8.01 mutatis mutandis) by the FRBNY to the sole satisfaction of the First Lien Security Trustee before proceeding to exercise any right or power under this Agreement at the request or direction of the FRBNY.

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     (b) The Second Lien Security Trustee shall be entitled to be indemnified (subject to the limitations and requirements described in Section 8.01 mutatis mutandis) by the Lender to the sole satisfaction of the Second Lien Security Trustee before proceeding to exercise any right or power under this Agreement at the request or direction of the Lender.
     (c) The Third Lien Security Trustee shall be entitled to be indemnified (subject to the limitations and requirements described in Section 8.01 mutatis mutandis) by the FRBNY to the sole satisfaction of the Third Lien Security Trustee before proceeding to exercise any right or power under this Agreement at the request or direction of the FRBNY.
     (d) The Fourth Lien Security Trustee shall be entitled to be indemnified (subject to the limitations and requirements described in Section 8.01 mutatis mutandis) by AIG Funding, Inc. to the sole satisfaction of the Fourth Lien Security Trustee before proceeding to exercise any right or power under this Agreement at the request or direction of AIG Funding.
     (e) In order to recover under clauses (a), (b), (c) or (d) above, the relevant Security Trustee: (i) must provide reasonably prompt notice to the FRBNY or AIG Funding, as applicable, of any claim for which indemnification is sought, provided that the failure to provide notice shall only limit the indemnification provided hereby to the extent of any incremental expense or actual prejudice as a result of such failure; and (ii) must not make any admissions of liability or incur any significant expenses after receiving actual notice of the claim or agree to any settlement without the written consent of the FRBNY or AIG Funding, as applicable, which consent shall not be unreasonably withheld.
     The FRBNY or AIG Funding, as applicable, may, in its sole discretion, and at its expense, control the defense of the claim including, without limitation, designating counsel for the relevant Security Trustee and controlling all negotiations, litigation, arbitration, settlements, compromises and appeals of any claim; provided that (i) the FRBNY or AIG Funding, as applicable, may not agree to any settlement involving any indemnified person that contains any element other than the payment of money and complete indemnification of the indemnified person without the prior written consent of the affected indemnified person, (ii) the FRBNY or AIG Funding, as applicable, shall engage and pay the expenses of separate counsel for the indemnified person to the extent that the interests of the relevant Security Trustee are in conflict with those of the FRBNY or AIG Funding, as applicable, and (iii) the indemnified person shall have the right to approve the counsel designated by the FRBNY or AIG Funding, as applicable, which consent shall not be unreasonably withheld.
     (f) The provisions of Section 8.01 and this Section 8.02 shall survive the termination of this Agreement or the earlier resignation or removal of any Security Trustee.
     Section 8.03 No Compensation from Secured Parties. Each Security Trustee agrees that it shall have no right against the Secured Parties for any fee as compensation for its services in such capacity.
     Section 8.04 Security Trustee Fees. In consideration of each Security Trustee’s performance of the services provided for under this Agreement, the Grantors shall pay to such

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Security Trustee an annual fee set forth under a separate agreement between ILFC and such Security Trustee and shall reimburse Security Trustee for expenses incurred including those associated with the International Registry.
ARTICLE IX
MISCELLANEOUS
     Section 9.01 Amendments; Waivers; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any party from the provisions of this Agreement, shall in any event be effective unless the same shall be in writing and signed by AIG Funding, the FRBNY and each party hereto. No failure on the part of any Security Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Each Security Trustee may, but shall have no obligation to, execute and deliver any amendment or modification which would affect its duties, powers, rights, immunities or indemnities hereunder.
     (b) Upon the execution and delivery by any Person of a Grantor Supplement, (i) such Person shall be referred to as an “Additional Grantor” and shall be and become a Grantor hereunder, and each reference in this Agreement to “Grantor” shall also mean and be a reference to such Additional Grantor, (ii) Annexes I, II, III and IV attached to each Grantor Supplement shall be incorporated into, become a part of and supplement Schedules I, II, III and IV, respectively, and the Security Trustees may attach such Annexes as supplements to such Schedules; and each reference to such Schedules shall be a reference to such Schedules as so supplemented and (iii) such Additional Grantor shall be a Grantor for all purposes under this Agreement and shall be bound by the obligations of the Grantors hereunder.
     (c) Upon the execution and delivery by a Grantor of a Collateral Supplement, Annexes I and II to each Collateral Supplement shall be incorporated into, become a part of and supplement Schedules I and II, respectively, and the Security Trustees may attach such Annexes as supplements to such Schedules; and each reference to such Schedules shall be a reference to such Schedules as so supplemented.
     Section 9.02 Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier) and telecopied or delivered to the intended recipient at its address specified, as follows:
For each Grantor:
International Lease Finance Corporation
10250 Constellation Blvd.
Suite 3400
Los Angeles, CA 90067
Attention: Treasurer with a copy to the General Counsel
Facsimile: (310) 788-1990
Telephone: (310) 788-1999

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For the First Lien Security Trustee:
Wells Fargo Bank Northwest, National Association, as
Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Attention: Corporate Lease Group
Facsimile: (801) 246-5053
Telephone: (801) 246-5630
For the Second Lien Security Trustee:
Wells Fargo Bank Northwest, National Association, as
Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Attention: Corporate Lease Group
Facsimile: (801) 246-5053
Telephone: (801) 246-5630
For the Third Lien Security Trustee:
Wells Fargo Bank Northwest, National Association, as
Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Attention: Corporate Lease Group
Facsimile: (801) 246-5053
Telephone: (801) 246-5630
For the Fourth Lien Security Trustee:
Wells Fargo Bank Northwest, National Association, as
Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Attention: Corporate Lease Group
Facsimile: (801) 246-5053
Telephone: (801) 246-5630

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or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 9.02. Each such notice shall be effective (a) on the date personally delivered to an authorized officer of the party to which sent, or (b) on the date transmitted by legible telecopier transmission with a confirmation of receipt.
     Section 9.03 No Waiver; Remedies. No failure on the part of any Security Trustee to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     Section 9.04 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.
     Section 9.05 Continuing Security Interest; Assignments. Subject to Section 9.06, this Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the earlier of the payment in full in cash of the Secured Obligations then outstanding to the Secured Parties, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of each Security Trustee hereunder, to the benefit of the Secured Parties and their respective successors, permitted transferees and permitted assigns. Without limiting the generality of the foregoing subsection (c), any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under any Transaction Document to which it is a party in accordance with the terms thereof to any other permitted Person or entity, and such other permitted Person or entity shall thereupon become vested with all the rights in respect thereof granted to such Secured Party herein or otherwise.
     Section 9.06 Release and Termination. (a) Upon any sale, lease, transfer or other disposition or removal from the Designated Pool of any item of Collateral in accordance with the terms of the Transaction Documents, such item of Collateral will be deemed released from the Lien hereof, and each Security Trustee will, at such Grantor’s expense, execute and deliver to the Grantor of such item of Collateral such documents as such Grantor shall reasonably request and provide to such Security Trustee to evidence the release of such item of Collateral from the assignment and security interest granted hereby, and to the extent that (A) any Security Trustee’s consent is required for any deregistration of the interests in such released Collateral from the International Registry or other registry or (B) any Security Trustee is required to initiate any such deregistration, the relevant Security Trustee shall ensure that such consent or such initiation of such deregistration is effected.
     Any amounts withdrawn by a Grantor from a Blocked Account in accordance with the terms of the Transaction Documents shall be deemed released from the Lien hereof.
     (b) Upon the payment in full in cash of the First Lien Secured Obligations then outstanding, the pledge, assignment and security interest granted by Section 2.01(A) hereof shall

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terminate, the First Lien Security Trustee shall cease to be a party to this agreement, and all provisions of this Agreement (except for this Section 9.06(b)) relating to the First Lien Secured Obligations, the First Lien Secured Parties or the First Lien Security Trustee shall cease to be of any effect insofar as they relate to the First Lien Secured Obligations, the First Lien Secured Parties or the First Lien Security Trustee. Upon any such termination, the First Lien Security Trustee will, at the relevant Grantor’s expense, execute and deliver to each relevant Grantor such documents as such Grantor shall prepare and reasonably request to evidence such termination.
     (c) Upon the payment in full in cash of the Second Lien Secured Obligations then outstanding, the pledge, assignment and security interest granted by Section 2.01(B) hereof shall terminate, the Second Lien Security Trustee shall cease to be a party to this agreement, and all provisions of this Agreement (except for this Section 9.06(c)) relating to the Second Lien Secured Obligations, the Second Lien Secured Parties or the Second Lien Security Trustee shall cease to be of any effect insofar as they relate to the Second Lien Secured Obligations, the Second Lien Secured Parties or the Second Lien Security Trustee. Upon any such termination, the Second Lien Security Trustee will, at the relevant Grantor’s expense, execute and deliver to each relevant Grantor such documents as such Grantor shall prepare and reasonably request to evidence such termination.
     (d) Upon the payment in full in cash of the Third Lien Secured Obligations then outstanding, the pledge, assignment and security interest granted by Section 2.01(C) hereof shall terminate, the Third Lien Security Trustee shall cease to be a party to this agreement, and all provisions of this Agreement (except for this Section 9.06(d)) relating to the Third Lien Secured Obligations, the Third Lien Secured Parties or the Third Lien Security Trustee shall cease to be of any effect insofar as they relate to the Third Lien Secured Obligations, the Third Lien Secured Parties or the Third Lien Security Trustee. Upon any such termination, the Third Lien Security Trustee will, at the relevant Grantor’s expense, execute and deliver to each relevant Grantor such documents as such Grantor shall prepare and reasonably request to evidence such termination.
     (e) Upon the payment in full in cash of the Secured Obligations then outstanding, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantors; provided that if a Pool Aircraft or a Grantor that holds title to a Pool Aircraft is sold or otherwise disposed of in accordance with the terms of the Transaction Documents and the requisite proceeds in connection with such sale or disposition and any other Collateral held by such Grantor have been received by the Security Trustees in accordance with the Transaction Documents, the Lien of this Agreement over such Grantor shall be deemed released. Upon any such termination, each Security Trustee will, at the relevant Grantor’s expense, execute and deliver to each relevant Grantor such documents as such Grantor shall prepare and reasonably request to evidence such termination.
     (f) With respect to Section 9.05 and clauses (b), (c), (d) and (e) above, for the avoidance of doubt, notwithstanding any other provision of the Transaction Documents, in no event shall the Borrowers owe or be charged for, or shall Collateral secure an amount in the aggregate greater than, the amount equal to the sum of the Second Lien Secured Obligations then outstanding plus the Fourth Lien Secured Obligations then outstanding.

48

     (g) If, prior to the termination of this Agreement, any Senior Security Trustee ceases to be the Senior Security Trustee in accordance with the definition of “Senior Security Trustee” in Section 1.01, all certificates, instruments or other documents being held by such Senior Security Trustee at such time shall, within five (5) Business Days from the date on which it ceases to be the Senior Security Trustee, be delivered to the Security Trustee which shall at such time be the Senior Security Trustee.
     (h) Subject to Section 2.13 of the Credit Agreement, upon the occurrence of the Loan Restructuring Date, all pledges, assignments, security interests and other Liens granted by ILFC under this Agreement shall terminate, all rights of ILFC with respect to the Collateral shall revert to ILFC and ILFC shall have no further obligations under this Agreement (except pursuant to the guaranty contemplated by Section 2.13 of the Credit Agreement). Upon any such termination, each Security Trustee will, at the expense of ILFC execute and deliver to it such documents as ILFC shall prepare and reasonably request to evidence such termination. For the avoidance of doubt, in no event shall this Section 9.06(h) release any Grantor (other than ILFC) from its respective pledge, assignment and security interest granted by such Grantor (other than ILFC) under this Agreement and the rights of each of the Secured Parties in respect of each of such Grantors (other than ILFC) and the related Collateral shall remain in full force and effect and are hereby ratified and confirmed.
     (i) Subject to Section 2.14 of the Credit Agreement, upon the occurrence of an Initial Intermediate Lessee Release Date, all pledges, assignments, security interests and other Liens granted by the applicable Initial Intermediate Lessee under this Agreement shall terminate, all rights of such Initial Intermediate Lessee with respect to the Collateral shall revert to such Initial Intermediate Lessee, as the case may be, and such Initial Intermediate Lessee shall have no further obligations under this Agreement. Upon any such termination, each Security Trustee will, at the expense of such Initial Intermediate Lessee, execute and deliver to it such documents as such Initial Intermediate Lessee shall prepare and reasonably request to evidence such termination. For the avoidance of doubt, in no event shall this Section 9.06(i) release any Grantor (other than such Initial Intermediate Lessee) from its respective pledge, assignment and security interest granted by such Grantor (other than such Initial Intermediate Lessee) under this Agreement and the rights of each of the Secured Parties in respect of each of such Grantors (other than such Initial Intermediate Lessee) and the related Collateral shall remain in full force and effect and are hereby ratified and confirmed.
     (j) Notwithstanding anything to the contrary contained herein, on the Required Perfection Date, all Supplemental Pool Aircraft shall cease to be Pool Aircraft hereunder and under any other Transaction Document; provided that Supplemental Pool Aircraft shall not cease to be Pool Aircraft to the extent that, as of the Required Perfection Date, either before or after giving pro forma effect to the cessation of such Supplemental Pool Aircraft as Pool Aircraft hereunder and under the other Transaction Documents, an Event of Default shall have occurred and be continuing. Once the Supplemental Pool Aircraft cease to be Pool Aircraft hereunder, each Security Trustee’s security interest in, and Lien on, the Supplemental Pool Aircraft (and any other Aircraft Assets directly related to the Supplemental Pool Aircraft) shall be automatically released. The Security Trustees shall promptly execute and deliver to the Parent Borrower, at the Parent Borrower’s expense, all documents that the Parent Borrower shall reasonably request to

49

evidence their release of the security interests in, and Liens on, the Supplemental Pool Aircraft (and any other Aircraft Assets directly related to the Supplemental Pool Aircraft).
     Section 9.07 Currency Conversion. If any amount is received or recovered by any Security Trustee in a currency (the “Received Currency”) other than the currency in which such amount was expressed to be payable (the “Agreed Currency”), then the amount in the Received Currency actually received or recovered by such Security Trustee, to the extent permitted by law, shall only constitute a discharge of the relevant Grantor to the extent of the amount of the Agreed Currency which such Security Trustee was or would have been able in accordance with its or his normal procedures to purchase on the date of actual receipt or recovery (or, if that is not practicable, on the next date on which it is so practicable), and, if the amount of the Agreed Currency which such Security Trustee is or would have been so able to purchase is less than the amount of the Agreed Currency which was originally payable by the relevant Grantor, such Grantor shall pay to such Security Trustee for the benefit of the Secured Parties such amount as it shall determine to be necessary to indemnify such Security Trustee and the Secured Parties against any loss sustained by it as a result (including the cost of making any such purchase and any premiums, commissions or other charges paid or incurred in connection therewith) and so that, to the extent permitted by law, (i) such indemnity shall constitute a separate and independent obligation of each Grantor distinct from its obligation to discharge the amount which was originally payable by such Grantor and (ii) shall give rise to a separate and independent cause of action and apply irrespective of any indulgence granted by such Security Trustee and continue in full force and effect notwithstanding any judgment, order, claim or proof for a liquidated amount in respect of the amount originally payable by any Grantor or any judgment or order and no proof or evidence of any actual loss shall be required.
     Section 9.08 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     Section 9.09 Jurisdiction; Consent to Service of Process. (a) To the extent permitted by applicable law, each party hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender Party or the FRBNY may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Borrower Party or its properties in the courts of any jurisdiction.
     (b) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the

50

laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     Section 9.10 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement (i) will become effective when the Lender shall received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and (ii) thereafter will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy will be effective as delivery of a manually executed counterpart of this Agreement.
     Section 9.11 Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.
     Section 9.12 Non-Invasive Provisions. (a) Notwithstanding any other provision of the Transaction Documents, each Security Trustee agrees that, so long as no Event of Default shall have occurred and be continuing, not to take any action or cause to be taken any action, or permit any person claiming by, through or on behalf of it to take any action or cause any action, that would interfere with the possession, use, operation and quiet enjoyment of and other rights with respect to any Pool Aircraft or Collateral related thereto and all rents, revenues, profits and income therefrom, including, the right to enforce manufacturers’ warranties, the right to apply or obtain insurance proceeds for damage to the Pool Aircraft to the repair of the Pool Aircraft and the right to engage in pooling, leasing and similar actions, in each case in accordance with the terms of this Agreement.
     (b) Notwithstanding any other provision of the Transaction Documents, each Security Trustee agrees that, so long as no “Event of Default” (or similar term) under a Lease (as defined in such Lease) shall have occurred and be continuing, not to take any action or cause to be taken any action, or permit any person claiming by, through or on behalf of it to take any action or cause any action, that would interfere with the possession, use, operation and quiet enjoyment of and other rights of the Lessee with respect to any Pool Aircraft or Collateral related thereto and all rents, revenues, profits and income therefrom, including, the right to enforce manufacturers’ warranties, the right to apply or obtain insurance proceeds for damage to the Pool

51

Aircraft to the repair of the Pool Aircraft and the right to engage in pooling, leasing and similar actions, in each case in accordance with the terms of such Lease.
     (c) Each Security Trustee agrees to release any Lien the Security Trustee may have upon any engine upon (i) a Grantor providing the Security Trustee with written notice of a transfer thereof promptly after receipt of a notice thereof from the relevant Lessee and with a copy of the bill of sale or other instrument evidencing the transfer of title of such replacement engine to a Grantor, (ii) in the case of the transfer of title to an engine initiated by a Grantor, the Grantor providing the Security Trustee with a certificate of such transfer and a copy of the bill of sale or other instrument evidencing the transfer of title of a replacement engine to a Grantor, or (iii) upon the total loss payment or Loan repayment being received (or replacement aircraft being provided) in a case where the airframe, but not such engine, was the subject of a total loss; provided that, for the avoidance of doubt, no Security Trustee shall release any Lien upon an engine that is not replaced by a Grantor or a Lessee, unless such engine is associated with an aircraft that was subject to a total loss or otherwise removed from the Designated Pool. Such Borrower shall at the request of the Security Trustee execute a supplement to the Mortgage to evidence that any such replacement engine has become subject to the Lien of the Mortgage and the Security Trustee shall, at the request of such Borrower, execute a supplement to the Mortgage to evidence the release of the applicable engine from the Lien of the Security Trustee.
     (d) The Lender and each Security Trustee agrees that it will not claim, and upon the request of any Borrower each Security Trustee will confirm in writing that it does not claim, any right, title or interest in any engine or part (including any audio visual, telephonic, entertainment or similar equipment) that is installed on a Pool Aircraft which does not constitute an “engine” or “part” as defined in the applicable Lease.
     (e) For the avoidance of doubt, each Security Trustee agrees that a Borrower or Intermediate Lessee may from time to time lease out an engine that is part of a Pool Aircraft or lease in an engine that is not part of a Pool Aircraft as it determines in accordance with Leasing Company Practice.
     (f) Each Security Trustee agrees to, and is hereby directed by the Required Persons to, notwithstanding the occurrence or existence of an Event of Default and/or the delivery of a Notice of Exclusive Control (as defined in the Controls Agreements), take such action as may be reasonably requested by ILFC to release funds held in the Collection Accounts to the extent of any obligation of the applicable lessor to repay any Security Deposit to a lessee and/or reimburse a lessee in respect of Maintenance Rent in accordance with the terms of any Lease.
     Section 9.13 Limited Recourse. (a) In the event that the direct or indirect assets of the Grantors are insufficient, after payment of all other claims, if any, ranking in priority to the claims of the Security Trustee or any Secured Party hereunder, to pay in full such claims of the Security Trustee or such Secured Party (as the case may be), then the Security Trustee or the Secured Party shall have no further claim against the Grantors in respect of any such unpaid amounts.

52

     (b) To the extent permitted by applicable law, no recourse under any obligation, covenant or agreement of any party contained in this Agreement shall be had against any shareholder (not including any Grantor as a shareholder of any other Grantor hereunder), officer or director of the relevant party as such, by the enforcement of any assessment or by any proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of the relevant party and no personal liability shall attach to or be incurred by the shareholders (not including any Grantor as a shareholder of any other Grantor hereunder), officers or directors of the relevant party as such, or any of them under or by reason of any of the obligations, covenants or agreements of such relevant party contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by such party of any of such obligations, covenants or agreements, either at law or by statute or constitution, of every such shareholder (not including any Grantor as a shareholder of any other Grantor hereunder), officer or director is hereby expressly waived by the other parties as a condition of and consideration for the execution of this Agreement.
     (c) The guarantees, obligations, liabilities and undertakings granted by the French Initial Intermediate Lessee under this Agreement and the other Transaction Documents shall, for each relevant financial year, be, in any and all cases, strictly limited to 90% of the annual net margin generated by the French Initial Intermediate Lessee in connection with back-to-back leasing activities between it and the Parent Borrower with respect to the lease of Pool Aircraft
[The Remainder of this Page is Intentionally Left Blank]

53

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by its representative or officer thereunto duly authorized as of the date first above written.

INTERNATIONAL LEASE FINANCE CORPORATION

By Name:
Title:

TOP AIRCRAFT, INC.

By Name:
Title:

SIGNED SEALED AND DELIVERED
By SHREWSBURY AIRCRAFT LEASING LIMITED
By its duly appointed attorney

In the presence of:

Witness Signature:
Witness Name:
Witness Address:
Witness Occupation:

STATES AIRCRAFT, INC.

By Name:
Title:

54

SIGNED SEALED AND DELIVERED
By ILFC IRELAND LIMITED
By its duly appointed attorney

In the presence of:

Witness Signature:
Witness Name:
Witness Address:
Witness Occupation:

ILFC FRANCE S.A.R.L.

By Name:
Title:

ILFC LABUAN LTD.

By Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as the First Lien Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee

By Name:
Title:

FEDERAL RESERVE BANK OF NEW YORK

By Name:
Title:

55

SCHEDULE I
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
AIRCRAFT OBJECTS

	Airframe Manufacturer		Engine Manufacturer and
Airframe MSN	and Model	Engine MSNs	Model
751	Airbus A330-200	41387, 41388	Rolls-Royce TRENT 772B-60
807	Airbus A330-200	41425, 41426	Rolls-Royce TRENT 772B-60
906	Airbus A330-200	41514, 41515	Rolls-Royce TRENT 772B-60
1917	Airbus A320-200	V11389, V11391	IAE V2527-A5
2149	Airbus A320-200	V11601, V11609	IAE V2527-A5
2158	Airbus A320-200	575738, 575739	CFM56-5B4/P
2166	Airbus A320-200	575761, 575762	CFM56-5B4/P
2171	Airbus A320-200	575770, 575771	CFM56-5B4/P
2182	Airbus A320-200	575784, 575785	CFM56-5B4/P
2191	Airbus A320-200	575796, 575797	CFM56-5B4/P
2193	Airbus A320-200	V11658, V11662	IAE V2527-A5
2199	Airbus A320-200	575803, 575804	CFM56-5B4/P
2206	Airbus A320-200	575812, 575813	CFM56-5B4/P
2278	Airbus A320-200	575899, 577106	CFM56-5B4/P
2349	Airbus A320-200	577165, 577166	CFM56-5B4/P
2371	Airbus A319-100	V11835, V11836	IAE V2524-A5
2396	Airbus A319-100	V11860, V11862	IAE V2524-A5
2406	Airbus A319-100	577206, 577210	CFM56-5B5/P
2408	Airbus A319-100	V11865, V11866	IAE V2524-A5
2422	Airbus A320-200	V11903, V11916	IAE V2527-A5
2424	Airbus A319-100	V11886, V11888	IAE V2524-A5
2426	Airbus A319-100	V11890, V11892	IAE V2524-A5
2430	Airbus A320-200	V11919, V11922	IAE V2527-A5
2433	Airbus A319-100	V11893, V11896	IAE V2524-A5
2435	Airbus A319-100	V11895, V11902	IAE V2524-A5
2448	Airbus A319-100	577242, 577248	CFM56-5B5/P
2458	Airbus A319-100	V11927, V11930	IAE V2524-A5

	Airframe Manufacturer		Engine Manufacturer and
Airframe MSN	and Model	Engine MSNs	Model
2470	Airbus A319-100	V11942, V11946	IAE V2524-A5
2473	Airbus A319-100	V11950, V11963	IAE V2524-A5
2476	Airbus A321-200	V11929, V11931	IAE V2533-A5
2485	Airbus A319-100	V11952, V11965	IAE V2524-A5
2490	Airbus A319-100	V11960, V11971	IAE V2524-A5
2505	Airbus A319-100	V11989, V11991	IAE V2524-A5
2542	Airbus A320-200	577371, 577372	CFM56-5B4/P
2574	Airbus A319-100	V12063, V12067	IAE V2524-A5
2579	Airbus A319-100	V12054, V12056	IAE V2524-A5
2590	Airbus A321-200	V12070, V12072	IAE V2533-A5
2667	Airbus A319-100	V12161, V12163	IAE V2524-A5
2673	Airbus A319-100	V12204, V12239	IAE V2524-A5
2679	Airbus A319-100	V12199, V12207	IAE V2524-A5
2698	Airbus A319-100	V12196, V12205	IAE V2524-A5
2704	Airbus A319-100	V12230, V12232	IAE V2524-A5
2708	Airbus A320-200	577506, 577507	CFM56-5B4/P
2711	Airbus A319-100	V12218, V12225	IAE V2524-A5
2723	Airbus A319-100	V12244, V12246	IAE V2524-A5
2731	Airbus A320-200	V12223, V12227	IAE V2527-A5
2741	Airbus A321-200	V12273, V12275	IAE V2533-A5
2743	Airbus A320-200	577543, 577544	CFM56-5B4/P
2759	Airbus A321-200	V12291, V12293	IAE V2533-A5
2767	Airbus A321-200	V12302, V12304	IAE V2533-A5
2770	Airbus A320-200	577587, 577590	CFM56-5B4/P
2809	Airbus A321-200	V12323, V12325	IAE V2533-A5
2815	Airbus A319-100	V12310, V12320	IAE V2524-A5
2899	Airbus A320-200	577752, 577753	CFM56-5B4/P
2901	Airbus A319-100	V12403, V12405	IAE V2524-A5
2922	Airbus A320-200	V12408, V12410	IAE V2527-A5
2936	Airbus A321-200	V12418, V12430	IAE V2533-A5
2940	Airbus A319-100	V12444, V12453	IAE V2524-A5

	Airframe Manufacturer		Engine Manufacturer and
Airframe MSN	and Model	Engine MSNs	Model
2948	Airbus A319-100	V12450, V12485	IAE V2524-A5
2969	Airbus A319-100	V12452, V12469	IAE V2524-A5
2978	Airbus A319-100	V12474, V12478	IAE V2524-A5
2983	Airbus A319-100	V12482, V12484	IAE V2524-A5
3007	Airbus A319-100	V12458, V12496	IAE V2524-A5
3012	Airbus A320-200	V12480, V12489	IAE V2527-A5
3017	Airbus A319-100	V12506, V12512	IAE V2524-A5
3020	Airbus A319-100	V12527, V12531	IAE V2524-A5
3026	Airbus A319-100	V12518, V12537	IAE V2524-A5
3067	Airbus A321-200	V12542, V12548	IAE V2533-A5
3075	Airbus A321-200	V12558, V12560	IAE V2533-A5
3089	Airbus A320-200	V12567, V12569	IAE V2527-A5
3105	Airbus A320-200	V12573, V12575	IAE V2527-A5
3112	Airbus A321-200	V12593, V12609	IAE V2533-A5
3114	Airbus A319-100	V12588, V12595	IAE V2527M-A5
3116	Airbus A319-100	V12583, V12590	IAE V2527M-A5
3120	Airbus A321-200	V12601, V12603	IAE V2533-A5
3123	Airbus A320-200	697250, 697251	CFM56-5B4/P
3124	Airbus A319-100	V12600, V12630	IAE V2527M-A5
3129	Airbus A320-200	697254, 697256	CFM56-5B4/P
3131	Airbus A320-200	697246, 697265	CFM56-5B4/P
3144	Airbus A319-100	V12626, V12628	IAE V2524-A5
3153	Airbus A320-200	697294, 697296	CFM56-5B4/P
3165	Airbus A319-100	V12607, V12632	IAE V2524-A5
3258	Airbus A319-100	V12709, V12734	IAE V2524-A5
3269	Airbus A319-100	V12717, V12720	IAE V2524-A5
3270	Airbus A320-200	V12721, V12725	IAE V2527-A5
3311	Airbus A319-100	V12780, V12782	IAE V2524-A5
3342	Airbus A319-100	V12789, V12791	IAE V2524-A5
3366	Airbus A320-200	697586, 697588	CFM56-5B4/3
3440	Airbus A320-200	697677, 697681	CFM56-5B4/3

	Airframe Manufacturer		Engine Manufacturer and
Airframe MSN	and Model	Engine MSNs	Model
3444	Airbus A320-200	697679, 697683	CFM56-5B4/3
3456	Airbus A320-200	697764, 697765	CFM56-5B4/3
3463	Airbus A319-100	V12891, V12893	IAE V2524-A5
3476	Airbus A320-200	697718, 697724	CFM56-5B4/3
3491	Airbus A319-100	V12908, V12912	IAE V2524-A5
3501	Airbus A320-200	697766, 697779	CFM56-5B4/3
3590	Airbus A319-100	V13000, V13002	IAE V2524-A5
3599	Airbus A320-200	697903, 697904	CFM56-5B4/3
29356	Boeing 737-700	892110, 892112	CFM56-7B22
29357	Boeing 737-700	892238, 893236	CFM56-7B24
29358	Boeing 737-700	892276, 892279	CFM56-7B24
29361	Boeing 737-700	892350, 893348	CFM56-7B24
29362	Boeing 737-700	893383, 893384	CFM56-7B24
29364	Boeing 737-700	892611, 892612	CFM56-7B24
29365	Boeing 737-700	892644, 892649	CFM56-7B24
29366	Boeing 737-700	892720, 893709	CFM56-7B24
29367	Boeing 737-700	892774, 892775	CFM56-7B24
29368	Boeing 737-800	892801, 892802	CFM56-7B26
29369	Boeing 737-800	892857, 893860	CFM56-7B26
29370	Boeing 737-700	894369, 894370	CFM56-7B24
29371	Boeing 737-700	894201, 894224	CFM56-7B24
29372	Boeing 737-700	894345, 894357	CFM56-7B24
29373	Boeing 737-800	894437, 894438	CFM56-7B26
29374	Boeing 737-800	894504, 894505	CFM56-7B26
30038	Boeing 737-700	892147, 893142	CFM56-7B22
30660	Boeing 737-800	890461, 890462	CFM56-7B27/B1
30666	Boeing 737-800	890740, 890741	CFM56-7B26
30670	Boeing 737-800	890786, 890787	CFM56-7B26
30673	Boeing 737-800	890824, 890826	CFM56-7B27/B1
30679	Boeing 737-800	890621, 890622	CFM56-7B27/B1
30680	Boeing 737-800	890618, 890619	CFM56-7B26

	Airframe Manufacturer		Engine Manufacturer and
Airframe MSN	and Model	Engine MSNs	Model
30681	Boeing 737-800	892286, 892287	CFM56-7B26
30682	Boeing 737-800	892314, 893316	CFM56-7B26
30683	Boeing 737-800	892306, 892307	CFM56-7B27
30685	Boeing 737-800	892543, 892544	CFM56-7B26
30686	Boeing 737-800	892360, 892364	CFM56-7B26
30690	Boeing 737-800	890644, 891637	CFM56-7B26
30691	Boeing 737-800	892363, 893365	CFM56-7B26
30692	Boeing 737-800	890634, 891633	CFM56-7B26
30693	Boeing 737-800	890660, 891655	CFM56-7B26
30694	Boeing 737-800	892693, 892694	CFM56-7B26
30695	Boeing 737-800	892758, 892761	CFM56-7B26
30696	Boeing 737-800	892763, 892764	CFM56-7B26
30697	Boeing 737-800	892811, 892812	CFM56-7B26
30698	Boeing 737-800	892803, 892804	CFM56-7B26
30699	Boeing 737-800	892847, 892848	CFM56-7B26
30700	Boeing 737-800	892864, 892865	CFM56-7B26
30701	Boeing 737-800	892871, 892872	CFM56-7B26
30702	Boeing 737-800	892882, 892883	CFM56-7B26
30703	Boeing 737-800	892905, 892906	CFM56-7B26
30704	Boeing 737-800	892948, 892949	CFM56-7B26
30705	Boeing 737-800	892983, 892985	CFM56-7B26
30708	Boeing 737-800	894263, 894264	CFM56-7B26
30709	Boeing 737-800	892897, 892904	CFM56-7B26
30711	Boeing 737-800	894412, 894413	CFM56-7B26
30715	Boeing 737-800	894560, 894561	CFM56-7B26
30716	Boeing 737-800	894514, 894515	CFM56-7B26
30718	Boeing 737-800	894607, 894608	CFM56-7B26
30723	Boeing 737-800	894656, 894675	CFM56-7B26/3
30725	Boeing 737-800	894691, 894692	CFM56-7B26/3
30728	Boeing 737-800	894883, 894911	CFM56-7B26/3
30733	Boeing 737-800	896143, 896144	CFM56-7B27/3

	Airframe Manufacturer		Engine Manufacturer and
Airframe MSN	and Model	Engine MSNs	Model
32706	Boeing 777-300ER	906139, 906140	GE90-115BG01
32707	Boeing 777-300ER	906170, 906175	GE90-115BG02
32708	Boeing 777-300ER	906171, 906172	GE90-115BG01
32709	Boeing 777-300ER	906197, 906199	GE90-115BG02
32710	Boeing 777-300ER	906212, 906214	GE90-115BG02
32713	Boeing 777-300ER	906300, 906301	GE90-115BG02
32714	Boeing 777-300ER	906321, 906322	GE90-115BG02
32715	Boeing 777-300ER	906230, 906232	GE90-115BG02
32718	Boeing 777-200ER	900475, 900476	GE90-94B
32719	Boeing 777-200ER	900481, 900482	GE90-94B
32728	Boeing 777-300ER	906237, 906250	GE90-115BG02
32729	Boeing 777-300ER	906285, 906286	GE90-115BG02
32730	Boeing 777-300ER	906235, 906236	GE90-115BG02
32799	Boeing 737-800	890756, 890757	CFM56-7B26
32800	Boeing 737-800	892325, 892326	CFM56-7B26
32801	Boeing 737-800	892300, 892301	CFM56-7B26
32802	Boeing 737-800	892404, 892405	CFM56-7B26
32842	Boeing 737-700	893601, 893602	CFM56-7B22
33006	Boeing 737-800	892944, 892945	CFM56-7B26
33007	Boeing 737-800	892951, 892954	CFM56-7B26
33008	Boeing 737-700	892399, 893389	CFM56-7B24
33009	Boeing 737-700	892413, 892414	CFM56-7B24
33501	Boeing 777-300ER	906148, 906149	GE90-115BG01
33793	Boeing 737-700	892172, 893136	CFM56-7B22
35271	Boeing 737-800	896375, 896378	CFM56-7B26/3
35273	Boeing 737-800	896401, 897371	CFM56-7B26/3
35281	Boeing 737-800	896729, 896730	CFM56-7B26/3
35289	Boeing 737-800	802135, 802136	CFM56-7B26/3

	Airframe
Airframe	Manufacturer and	Engine Manufacturer and	Engine	Engine	Engine	Engine
MSN	Model	Model	MSN 1	MSN 2	MSN 3	MSN 4
3614	Airbus A319-100	IAE V2524-A5	V13014	V13016
3484	Airbus A320-200	IAE V2527-A5	V12913	V12918
3519	Airbus A320-200	IAE V2527-A5	V12949	V12953
30658	Boeing B737-800	CFM56-7B26	890450	890451
30665	Boeing B737-800	CFM56-7B26	890690	890691
32798	Boeing B737-800	CFM56-7B26	890765	890766
1884	Airbus A319-100	CFM56-5B6/P	575514	575515
1901	Airbus A319-100	CFM56-5B6/P	575532	575533
529	Airbus A330-200	Rolls Royce TRENT 772B-60	41255	41258
3446	Airbus A320-200	CFM56-5B4/3	697693	697695
3473	Airbus A320-200	CFM56-5B4/3	697697	697721
3490	Airbus A320-200	CFM56-5B4/3	697750	697751
3494	Airbus A320-200	CFM56-5B4/3	697758	697759
1874	Airbus A320-200	CFM56-5B4/P	575483	575487
35298	Boeing B777-300ER	GE90-115BG02	906315	906316
35784	Boeing B777-300ER	GE90-115BG02	906641	906642
3361	Airbus A320-200	CFM56-5B4/3	697512	697591
3396	Airbus A320-200	CFM56-5B4/3	697619	697620
3425	Airbus A320-200	CFM56-5B4/3	697655	697660
3475	Airbus A320-200	CFM56-5B4/3	697727	697731
505	Airbus A330-200	Rolls Royce TRENT 772B-60	41239	41240
526	Airbus A330-200	Rolls Royce TRENT 772B-60	41257	41259
30654	Boeing B737-800	CFM56-7B27	890387	890388
30671	Boeing B737-800	CFM56-7B27	890411	890413
32796	Boeing B737-800	CFM56-7B27	890337	890338
33699	Boeing B737-800	CFM56-7B27	890398	891414
2124	Airbus A319-100	CFM56-5B6/2P	575927	575928
1913	Airbus A320-200	CFM56-5B4/2P	575913	575914
2065	Airbus A320-200	CFM56-5B4/2P	575919	575922
1978	Airbus A321-200	CFM56-5B3/2P	575920	575921
2208	Airbus A321-200	CFM56-5B3/2P	575929	575930
2213	Airbus A319-100	CFM56-5B7/P	575799	575801
2228	Airbus A319-100	CFM56-5B7/P	575815	575816
2279	Airbus A319-100	CFM56-5B7/P	575885	575888
3065	Airbus A319-100	CFM56-5B7/P	697182	697183
1924	Airbus A320-200	CFM56-5B4/P	575534	575535
1949	Airbus A320-200	CFM56-5B4/P	575554	575555
2705	Airbus A320-200	CFM56-5B4/P	577504	577505
2721	Airbus A320-200	CFM56-5B4/P	577526	577530
3051	Airbus A321-200	CFM56-5B3/P	697174	697175
3098	Airbus A321-200	CFM56-5B3/P	697241	697249
3441	Airbus A321-200	CFM56-5B3/3	697456	697685
3401	Airbus A321-200	CFM56-5B3/3	697629	697672
3419	Airbus A321-200	CFM56-5B3/3	697663	697669
3372	Airbus A321-200	CFM56-5B3/3	697515	697607
3399	Airbus A321-200	CFM56-5B3/3	697634	697635

	Airframe
Airframe	Manufacturer and	Engine Manufacturer and	Engine	Engine	Engine	Engine
MSN	Model	Model	MSN 1	MSN 2	MSN 3	MSN 4
503	Airbus A330-200	CF6-80E1-A3	811201	811202
519	Airbus A330-200	CF6-80E1-A3	811218	811219
584	Airbus A330-200	CF6-80E1-A3	811248	811249
635	Airbus A330-200	Rolls Royce TRENT 772B-60	41308	41309
32868	Boeing B747-400	CF6-80C2-B1F	706539	706540	706541	706542
35279	Boeing B737-800	CFM56-7B26/3	896551	896552
32869	Boeing B747-400	CF6-80C2-B1F	706551	706552	706553	706554
32871	Boeing B747-400	CF6-80C2-B1F	706623	706624	706625	706626
32870	Boeing B747-400ERF	CF6-80C2-B5F	706627	706628	706629	706630
32867	Boeing B747-400ERF	CF6-80C2-B5F	706514	706515	706516	706517
29402	Boeing B777-200ER	Pratt & Whitney PW4090	P222225	P222226
35782	Boeing B777-300ER	GE90-115BG02	906603	906607
35783	Boeing B777-300ER	GE90-115BG02	906621	906622
32723	Boeing B777-300ER	GE90-115BG01	906108	906109
32724	Boeing B777-300ER	GE90-115BG01	906112	906113
32850	Boeing B777-300ER	GE90-115BG01	906129	906130
32852	Boeing B777-300ER	GE90-115BG01	906143	906144
32725	Boeing B777-300ER	GE90-115BG01	906134	906137
32711	Boeing B777-300ER	GE90-115BG01	906131	906132
35297	Boeing B777-300ER	GE90-115BG02	906377	906378
739	Airbus A330-200	Pratt & Whitney PW4168A	P733595	P733596
911	Airbus A330-200	Pratt & Whitney PW4168A	P733657	P733658
3033	Airbus A320-200	IAE V2527-A5	V12523	V12525
3066	Airbus A320-200	IAE V2527-A5	V12538	V12553
3074	Airbus A320-200	IAE V2527-A5	V12546	V12555
3462	Airbus A321-200	IAE V2533-A5	V12902	V12904
3527	Airbus A321-200	IAE V2533-A5	V12923	V12946
679	Airbus A330-300	Rolls Royce TRENT 772-60	41340	41341
581	Airbus A330-300	Rolls Royce TRENT 772B-60	41188	41288
692	Airbus A330-300	Rolls Royce TRENT 772B-60	41348	41349
716	Airbus A330-300	Rolls Royce TRENT 772B-60	41357	41358
741	Airbus A330-300	Rolls Royce TRENT 772B-60	41380	41381
786	Airbus A330-300	Rolls Royce TRENT 772B-60	41417	41418
35274	Boeing B737-800	CFM56-7B24/3	896420	897396
35276	Boeing B737-800	CFM56-7B24/3	896513	896514
35285	Boeing B737-800	CFM56-7B24/3	896958	896961
34432	Boeing B777-300ER	GE90-115BG04	906373	906382
35299	Boeing B777-300ER	GE90-115BG04	906354	906381
35300	Boeing B777-300ER	GE90-115BG02	906432	906433
35301	Boeing B777-300ER	GE90-115BG04	906474	906475
30037	Boeing B737-700	CFM56-7B24	890719	890720
30727	Boeing B737-700	CFM56-7B22	888675	888679
30033	Boeing B737-800	CFM56-7B27/B1	888587	888741
30643	Boeing B737-800	CFM56-7B27/B1	888844	888902
822	Airbus A330-200	Pratt & Whitney PW4168A	P733621	P733622
3428	Airbus A319-100	IAE V2524-A5	V12867	V12871

	Airframe
Airframe	Manufacturer and	Engine Manufacturer and	Engine	Engine	Engine	Engine
MSN	Model	Model	MSN 1	MSN 2	MSN 3	MSN 4
3685	Airbus A319-100	IAE V2524-A5	V13066	V13068
2793	Airbus A321-200	IAE V2533-A5	V12305	V12307
3458	Airbus A321-200	IAE V2533-A5	V12892	V12894
3522	Airbus A321-200	IAE V2533-A5	V12931	V12933
1912	Airbus A319-100	IAE V2524-A5	V11399	V11402
1962	Airbus A319-100	IAE V2524-A5	V11447	V11454
1850	Airbus A321-200	IAE V2533-A5	V11361	V11362
1926	Airbus A321-200	IAE V2533-A5	V11415	V11417
2113	Airbus A319-100	CFM56-5B5/P	575724	575725
2122	Airbus A319-100	CFM56-5B5/P	575732	575740
2186	Airbus A319-100	CFM56-5B5/P	575765	575769
2332	Airbus A319-100	CFM56-5B5/P	577137	577138
2382	Airbus A319-100	CFM56-5B5/P	577172	577184
2142	Airbus A320-200	CFM56-5B4/P	575701	575703
2189	Airbus A320-200	CFM56-5B4/P	575790	575792
2291	Airbus A320-200	CFM56-5B4/P	577104	577114
2665	Airbus A320-200	CFM56-5B4/P	577469	577470
3056	Airbus A320-200	CFM56-5B4/P	697159	697160
2768	Airbus A320-200	CFM56-5B4/P	577580	577581
3068	Airbus A320-200	CFM56-5B4/P	697157	697158
811	Airbus A330-200	CF6-80E1-A3	811404	811406
29399	Boeing B777-200ER	GE90-94B	900459	900461
32720	Boeing B777-200ER	GE90-94B	900478	900480
32721	Boeing B777-200ER	GE90-94B	900499	900500
35295	Boeing B777-200ER	GE90-94B	900491	900492
2085	Airbus A320-200	IAE V2527-A5	V11524	V11531
2173	Airbus A320-200	IAE V2527-A5	V11634	V11636
2594	Airbus A320-200	IAE V2527-A5	V12087	V12089
29401	Boeing B777-200ER	Rolls Royce TRENT 895-17	51485	51486
29403	Boeing B777-200ER	Rolls Royce TRENT 895-17	51504	51508
29404	Boeing B777-200ER	Rolls Royce TRENT 895-17	51477	51478
32712	Boeing B777-200ER	Rolls Royce TRENT 895-17	51489	51490
30649	Boeing B737-700	CFM56-7B24	888772	888779
30652	Boeing B737-800	CFM56-7B26	889705	889706
30721	Boeing B737-800	CFM56-7B26/3	894612	894618
35272	Boeing B737-800	CFM56-7B26/3	896356	896357
35284	Boeing B737-800	CFM56-7B26/3	896787	896789
35287	Boeing B737-800	CFM56-7B26/3	896978	896979
725	Airbus A330-300	CF6-80E1-A4	811349	811350
2761	Airbus A320-200	CFM56-5B4/P	577572	577573
2785	Airbus A320-200	CFM56-5B4/P	577594	577596
2794	Airbus A320-200	CFM56-5B4/P	577621	577625
2798	Airbus A320-200	CFM56-5B4/P	577623	577626
2962	Airbus A320-200	CFM56-5B4/P	577815	577818
2988	Airbus A320-200	CFM56-5B4/P	577851	577852
3083	Airbus A320-200	CFM56-5B4/P	697193	697198

	Airframe
Airframe	Manufacturer and	Engine Manufacturer and	Engine	Engine	Engine	Engine
MSN	Model	Model	MSN 1	MSN 2	MSN 3	MSN 4
3321	Airbus A320-200	CFM56-5B4/3	697532	697537
3529	Airbus A320-200	CFM56-5B4/3	697781	697782
814	Airbus A330-200	CF6-80E1-A4B	811407	811408
3421	Airbus A319-100	IAE V2524-A5	V12858	V12860
3424	Airbus A319-100	IAE V2524-A5	V12862	V12865
3454	Airbus A319-100	IAE V2524-A5	V12882	V12890
3694	Airbus A319-100	IAE V2524-A5	V13082	V13084
462	Airbus A330-200	Rolls Royce TRENT 772B-60	41224	41225
29395	Boeing B777-300	Rolls Royce TRENT 892-17	51285	51287
28687	Boeing B777-300	Rolls Royce TRENT 892-17	51416	51417
29396	Boeing B777-300	Rolls Royce TRENT 892-17	51378	51379
32697	Boeing B777-300	Rolls Royce TRENT 892-17	51371	51372
32699	Boeing B777-300	Rolls Royce TRENT 892-17	51397	51398
2389	Airbus A319-100	IAE V2522-A5	V11855	V11856
2429	Airbus A319-100	IAE V2522-A5	V11877	V11887
2694	Airbus A319-100	IAE V2522-A5	V12188	V12198
2697	Airbus A319-100	IAE V2522-A5	V12206	V12208
2720	Airbus A319-100	IAE V2522-A5	V12236	V12238
706	Airbus A340-600	Rolls Royce TRENT 556-61	71342	71343	71344	71363
723	Airbus A340-600	Rolls Royce TRENT 556-61	71362	71364	71365	71369
30687	Boeing B737-700	CFM56-7B24	894609	894610
30710	Boeing B737-700	CFM56-7B24	894464	894467
30040	Boeing B737-800	CFM56-7B27	892344	892346
32841	Boeing B737-800	CFM56-7B27	893370	893371
1866	Airbus A319-100	CFM56-5B6/P	575504	575505
1872	Airbus A319-100	CFM56-5B6/P	575508	575509
1882	Airbus A319-100	CFM56-5B6/P	575516	575517
1925	Airbus A319-100	CFM56-5B6/P	575544	575545
2198	Airbus A319-100	CFM56-5B5/P	575780	575783
2209	Airbus A319-100	CFM56-5B5/P	575776	575795
2236	Airbus A319-100	CFM56-5B5/P	575824	575830
1223	Airbus A319-100	IAE V2524-A5	V10719	V10773
1281	Airbus A319-100	IAE V2524-A5	V10778	V10779
1463	Airbus A319-100	IAE V2524-A5	V10933	V10936
1156	Airbus A320-200	IAE V2527-A5	V10655	V10658
1398	Airbus A320-200	IAE V2527-A5	V10885	V10894
1452	Airbus A320-200	IAE V2527-A5	V10943	V10946
1110	Airbus A320-200	IAE V2527-A5	V10620	V10621
28262	Boeing B737-700	CFM56-7B22	890962	890967
29363	Boeing B737-700	CFM56-7B22	890649	891646
33786	Boeing B737-700	CFM56-7B22	890620	891616
33787	Boeing B737-700	CFM56-7B22	890658	891654
33791	Boeing B737-700	CFM56-7B22	890954	891938
33792	Boeing B737-700	CFM56-7B22	890976	890977
30662	Boeing B737-700	CFM56-7B24	890573	890577
30663	Boeing B737-700	CFM56-7B24	890584	890585

	Airframe
Airframe	Manufacturer and	Engine Manufacturer and	Engine	Engine	Engine	Engine
MSN	Model	Model	MSN 1	MSN 2	MSN 3	MSN 4
30677	Boeing B737-700	CFM56-7B22	890868	890869
30039	Boeing B737-800	CFM56-7B26	877654	889548
30675	Boeing B737-800	CFM56-7B26	888459	888586
30032	Boeing B737-800	CFM56-7B27	889643	889654
30689	Boeing B737-800	CFM56-7B27	889493	889494
30332	Boeing B737-800	CFM56-7B27	888214	889252
28237	Boeing B737-800	CFM56-7B26	888197	888201
28689	Boeing B777-200ER	GE90-94B	900359	900360
28692	Boeing B777-200ER	GE90-94B	900353	900354
28678	Boeing B777-200ER	GE90-90B	900323	900324
28679	Boeing B777-200ER	GE90-90B	900329	900330
625	Airbus A330-200	Rolls Royce TRENT 772B-60	41296	41297
632	Airbus A330-200	Rolls Royce TRENT 772B-60	41303	41304
30730	Boeing B737-800	CFM56-7B27/3	894901	895884

SCHEDULE II
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
PLEDGED STOCK

				Percentage of
	Par	Certificate	Number of	Outstanding
Stock Borrower	Value	No(s).	Shares	Shares
TOP AIRCRAFT, INC.	N/A	1	100	100%
STATES AIRCRAFT, INC.	N/A	1	100	100%
SHREWSBURY AIRCRAFT LEASING LIMITED	US $1 each	1	10	100%
PLEDGED BENEFICIAL INTERESTS

Percentage of
Borrower	Certificate No.	Beneficial Interest
N/A	N/A	N/A
PLEDGED MEMBERSHIP INTERESTS

Percentage of
Issuer	Certificate No.	Membership Interest
N/A	N/A	N/A

SCHEDULE III
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
TRADE NAMES
1.	Grantor: International Lease Finance Corporation Trade Name: ILFC

SCHEDULE IV
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT

Chief Executive Office, Chief Place of
Business or Registered Office
Name of Grantor	and Organizational ID (if applicable)
International Lease Finance Corporation	10250 Constellation Blvd.
Suite 3400
Los Angeles, CA 90067
Facsimile: (310) 788-1990
Telephone: (310) 788-1999

Organizational ID: C1666861

Top Aircraft, Inc.	10250 Constellation Blvd.
Suite 3400
Los Angeles, CA 90067
Facsimile: (310) 788-1990
Telephone: (310) 788-1999

Organizational ID: C3229725

Shrewsbury Aircraft Leasing Limited	30 North Wall Quay
Dublin 1
Ireland
Facsimile: +353 1 672 0270
Telephone: +353 1 802 8901

Company Registration Number: 475896

States Aircraft, Inc.	10250 Constellation Blvd.
Suite 3400
Los Angeles, CA 90067
Facsimile: (310) 788-1990
Telephone: (310) 788-1999

Organizational ID: C3229724

ILFC Ireland Limited	30 North Wall Quay
Dublin 1
Ireland
Facsimile: +353 1 672 0270
Telephone: +353 1 802 8901

Company Registration Number: 209316

ILFC France S.a.r.l.	52 rue de la Victoire
Paris
France 75009
Facsimile: +33-1-450 363 77
Telephone: +33-1-450 360 36

Organizational ID: 513229248

2

Chief Executive Office, Chief Place of
Business or Registered Office
Name of Grantor	and Organizational ID (if applicable)
ILFC Labuan Ltd.	Unit #3 (l)
Main Office Tower
Financial Park Labuan
Jalan Merdeka
87000 Labuan
F.T. Labuan
Malaysia
Facsimile: +60 87 427 409
Telephone: +60 87 427 408

Company No.: LL03255

3

SCHEDULE V
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
INSURANCE
1.	Obligation to Insure

So long as this Agreement shall remain in effect, the Grantors will ensure that there is effected and maintained appropriate insurances in respect of each Pool Aircraft and the Security Trustees, the FRBNY and the Lender and its operation including insurance for:
(a)	loss or damage to each Pool Aircraft and each part thereof; and

(b)	any liability for injury to or death of persons and damage to or the destruction of public or private property arising out of or in connection with the operation, storage, maintenance or use of (in each case to the extent available) the Pool Aircraft and of any other part thereof not belonging to the Grantors but from time to time installed on the airframe.
2.	Specific Insurances

The Grantors will maintain or will cause to be maintained the following specific insurances with respect to each Pool Aircraft (subject to paragraph 3):
(a)	All Risks Hull Insurance — All risks hull insurance policy on the Pool Aircraft in an amount at least equal to 110% of the outstanding principal of the Loan allocable to such Pool Aircraft, calculated based on the most recent appraised value (the “Required Insured Value”) on an agreed value basis and naming the Senior Security Trustee (for and on behalf of itself and the Senior Secured Parties) as a loss payee for the Required Insured Value (provided, however, that, if the applicable Lessee’s insurance program uses AVN67B or a successor London market endorsement similar thereto, the Grantor shall use reasonable commercial efforts to procure that each of the Secured Parties is also named as a “Contract Party” and shall ensure that each of the Secured Parties is also named as a “Contract Party” in respect of any new Lease entered into);

(b)	Hull War Risk Insurance — Hull war risk and allied perils insurance, including hijacking, (excluding, however, confiscation by government of registry or country of domicile to the extent coverage of such risk is not generally available to the applicable Lessee in the relevant insurance market at a commercially reasonable cost or is not customarily obtained by operators in such jurisdiction at such time) on the Pool Aircraft where the custom in the industry is to carry war risk for aircraft operating on routes or kept in locations similar to the Pool Aircraft in an amount not less than the Required Insured Value on an agreed value basis and naming the Senior Security Trustee (for and on behalf of itself and the other Senior Secured Parties) as a loss payee for the Required Insured Value (provided, however, that, if the applicable

Lessee’s insurance program uses AVN67B or a successor London market endorsement similar thereto, the Grantors shall use reasonable commercial efforts to procure that each of the Secured Parties is also named as a “Contract Party” and shall ensure that each of the Secured Parties is also named as a “Contract Party” in respect of any new Lease entered into);

(c)	Legal Liability Insurance — Third party legal liability insurance (including war and allied perils) for a combined single limit (bodily injured and property damage) of not less than $500,000,000 for a Narrowbody Aircraft, and not less than $750,000,000 for Widebody Aircraft. The Security Trustees (on behalf of themselves and the Secured Parties) shall be named as additional insureds on such policies; provided, however, that the Grantors shall use reasonable commercial efforts to procure that each of the Secured Parties is also named as an additional insured and shall ensure that each of the Secured Parties is also named as an additional insured in respect of any new Lease. Notwithstanding the foregoing, the legal liability coverage amounts in respect of the Supplemental Pool Aircraft shall not be required to be maintained in amounts set forth above if the minimum amounts provided to be maintained under the Leases thereof on the Effective Date are less, but shall instead be required to be maintained at such lesser minimum amounts.

(d)	Aircraft Spares Insurance — Insurance for the engines and the parts while not installed on the airframe for their replacement cost or an agreed value basis.
3.	Variations on Specific Insurance Requirements

In certain circumstances, it is customary that not all of the insurances described in paragraph 2 be carried for the Pool Aircraft. For example, when a Pool Aircraft is not on lease to a passenger air carrier or is in storage or is being repaired or maintained, ferry or ground rather than passenger flight coverage for the Pool Aircraft are applicable. Similarly, indemnities may be provided by a Governmental Authority in lieu of particular insurances; provided, however, that the Grantors shall not, without the prior written consent of AIG Funding and the FRBNY, be entitled to accept any new such governmental indemnities other than when such indemnities are granted by a Governmental Authority of a country or jurisdiction that is not a Prohibited Country. The relevant Grantor will determine the necessary coverage for the Pool Aircraft in such situations consistent with Leasing Company Practice with respect to similar aircraft.

4.	Hull Insurances in Excess of Required Insurance Value

For the avoidance of doubt, any Grantor and/or any Lessee may carry hull risks and hull war and allied perils insurance on the Pool Aircraft in excess of the Required Insured Value which (subject in the case of the Grantors to no Event of Default having occurred and being continuing) will not be payable to the Security Trustees. Such excess insurances will be payable to (i) if payable to the Grantors, to the relevant Grantor, unless an Event of Default has occurred and is continuing in which case the excess shall be payable to the Senior Security Trustee or (ii) if payable to the Lessee to the Lessee in all circumstances.

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5.	Currency

All insurance and reinsurances effected pursuant to this Schedule V shall be payable in Dollars, save that in the case of the insurances referred to in paragraph 2(c) (if such denomination is (a) required by the law of the state of registration of the Pool Aircraft; or (b) the normal practice of airlines in the relevant country that operate aircraft leased from lessors located outside such country; or (c) otherwise agreed by the Senior Security Trustee) or paragraph 2(d).

6.	Specific Terms of Insurances

Insurance policies which are underwritten in the London and/or other non-US insurance market and which pertain to financed or leased aircraft equipment contain the coverage and endorsements described in AVN67B as it may be amended or revised or its equivalent. Each of the Grantors agrees that, so long as this Agreement shall remain in effect, the Pool Aircraft will be insured and the applicable insurance policies endorsed either (i) in a manner consistent with AVN67B, as it may be amended or revised or its equivalent or (ii) as may then be customary in the airline industry for aircraft of the same type as the Pool Aircraft utilised by operators in the same country and whose operational network for such Pool Aircraft and credit status is similar to the type of business as the Lessee (if any) and at the time commonly available in the insurance market. In all cases, the relevant Grantor will set the standards, review and manage the insurances on the Pool Aircraft consistent with Leasing Company Practice with respect to similar aircraft.

7.	Insurance Brokers and Insurers

In reviewing and accepting the insurance brokers (if any) and reinsurance brokers (if any) and insurers and reinsurers (if any) providing coverage with respect to the Pool Aircraft, the relevant Grantor will utilize standards consistent with Leasing Company Practice with respect to similar aircraft. It is recognized that airlines in certain countries are required to utilize brokers (and sometimes even no brokers) or carry insurance with local insurance brokers and insurers. If at any time any Pool Aircraft is not subject to a Lease, the relevant Grantor will cause its insurance brokers to provide each of the Security Trustees with evidence that the insurances described in this Schedule V are in full force and effect.

8.	Deductible Amounts, Self-Insurance and Reinsurance

With respect to the type of aircraft concerned, the nationality and creditworthiness of the airline operator, the airline operator’s use and operation thereof and to the scope of and the amount covered by the insurances carried by the Lessee, the relevant Grantor will apply standards consistent with Leasing Company Practice with respect to similar aircraft in reviewing and accepting the amount of any insurance deductibles, whether the Lessee may self-insure any of the risks covered by the insurances and the scope and terms of reinsurance, if any, including a cut-through and assignment clause.

9.	Renewals

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The Grantors will monitor the insurances on the Pool Aircraft and their expiration dates. The relevant Grantor shall, when requested by any Security Trustee, promptly inform such Security Trustee as to whether or not it has been advised that renewal instructions for any of the insurances have been given by the airline operator or its broker prior to or on the scheduled expiry date of the relevant insurance. The relevant Grantor shall promptly notify each of the Security Trustees in writing if it receives notice that any of the insurances have in fact expired without renewal. Promptly after receipt, the relevant Grantor will provide to each of the Security Trustees evidence of renewal of the insurances and reinsurance (if any).

10.	Information

Subject to applicable confidentiality restrictions, each of the Grantors shall provide the Security Trustees or shall ensure that the Security Trustees are provided with any information reasonably requested by them from time to time concerning the insurances maintained with respect to the Pool Aircraft or, if reasonably available to the Grantors, in connection with any claim being made or proposed to be made thereunder.

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EXHIBIT A-1
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF COLLATERAL SUPPLEMENT
Wells Fargo Bank Northwest, National Association,
as the First Lien Security Trustee,
the Second Lien Security Trustee,
the Third Lien Security and
the Fourth Lien Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Attention: Corporate Lease Group
Fax: (801) 246-5053
[Date]
     Re: Aircraft Mortgage and Security Agreement, dated as of October 13, 2009
Ladies and Gentlemen:
          Reference is made to the Aircraft Mortgage and Security Agreement, dated as of October 13, 2009 (the “Aircraft Mortgage and Security Agreement”), among INTERNATIONAL LEASE FINANCE CORPORATION, a Delaware corporation (“ILFC”), TOP AIRCRAFT, INC., a California corporation (“Holdings”), SHREWSBURY AIRCRAFT LEASING LIMITED, a private limited liability company incorporated under the laws of Ireland (the “Irish SPC”), STATES AIRCRAFT, INC. a California corporation (the “California SPC”), ILFC IRELAND LIMITED, a private limited liability company incorporated under the laws of Ireland (the “Irish Initial Intermediate Lessee”), ILFC FRANCE S.A.R.L., a société à responsabilité limitée organized under the laws of France (the “French Initial Intermediate Lessee”), ILFC LABUAN LTD., a Labuan private limited liability company incorporated under the Offshore Companies Act 1990 of Malaysia (the “Labuan Initial Intermediate Lessee”) and the ADDITIONAL GRANTORS who become grantors under the Aircraft Mortgage and Security Agreement from time to time (together with ILFC, Holdings, the Irish SPC, the California SPC, the Irish Initial Intermediate Lessee, the French Initial Intermediate Lessee and the Labuan Initial Intermediate Lessee, the “Grantors”) and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the First Lien Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Aircraft Mortgage and Security Agreement.
          The undersigned hereby delivers, as of the date first above written, the attached Annexes I and II pursuant to Section 2.15 of the Aircraft Mortgage and Security Agreement.

          The undersigned Grantor hereby confirms that the property included in the attached Annexes constitutes part of the Collateral and hereby makes each representation and warranty set forth in Section 2.03 of the Aircraft Mortgage and Security Agreement (as supplemented by the attached Annexes).
          Attached are (i) where required with respect to any Assigned Document (other than an Assigned Lease) included in the foregoing Collateral, a Consent and Agreement in substantially the form of Exhibit B to the Aircraft Mortgage and Security Agreement from the counterparty thereto or, with respect to any Assigned Lease included in the foregoing Collateral, such consents, acknowledgements and/or notices as are called for under Section 2.06(a) of the Aircraft Mortgage and Security Agreement and (ii) duly completed copies of Annexes I and II hereto.
          This Collateral Supplement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.
Very truly yours,
[                                        ]

By:
Name:
Title:
Acknowledged and agreed to as of the date first above written:
WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
not in its individual capacity, but
solely as the First Lien Security Trustee,
the Second Lien Security Trustee, the Third
Lien Security Trustee and the Fourth Lien
Security Trustee

By:
Name:
Title:

ANNEX I
COLLATERAL SUPPLEMENT
AIRCRAFT OBJECTS

	Airframe Manufacturer		Engine Manufacturer and
Airframe MSN	and Model	Engine MSNs	Model

ANNEX II
COLLATERAL SUPPLEMENT
PLEDGED STOCK

Percentage of
	Par	Certificate	Number of	Outstanding
Stock Borrower	Value	No(s).	Shares	Shares

PLEDGED BENEFICIAL INTERESTS

Percentage of
Borrower	Certificate No.	Beneficial Interest

PLEDGED MEMBERSHIP INTERESTS

Percentage of
Issuer	Certificate No.	Membership Interest

EXHIBIT A-2
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF GRANTOR SUPPLEMENT
Wells Fargo Bank Northwest, National Association,
as the First Lien Security Trustee,
the Second Lien Security Trustee,
the Third Lien Security and
the Fourth Lien Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Attention: Corporate Lease Group
Fax: (801) 246-5053
[Date]
     Re: Aircraft Mortgage and Security Agreement, dated as of October 13, 2009
Ladies and Gentlemen:
Reference is made to the Aircraft Mortgage and Security Agreement, dated as of October 13, 2009 (the “Aircraft Mortgage and Security Agreement”), among INTERNATIONAL LEASE FINANCE CORPORATION, a Delaware corporation (“ILFC”), TOP AIRCRAFT, INC., a California corporation (“Holdings”), SHREWSBURY AIRCRAFT LEASING LIMITED, a private limited liability company incorporated under the laws of Ireland (the “Irish SPC”), STATES AIRCRAFT, INC. a California corporation (the “California SPC”), ILFC IRELAND LIMITED, a private limited liability company incorporated under the laws of Ireland (the “Irish Initial Intermediate Lessee”), ILFC FRANCE S.A.R.L., a société à responsabilité limitée organized under the laws of France (the “French Initial Intermediate Lessee”), ILFC LABUAN LTD., a Labuan private limited liability company incorporated under the Offshore Companies Act 1990 of Malaysia (the “Labuan Initial Intermediate Lessee”) and the ADDITIONAL GRANTORS who become grantors under the Aircraft Mortgage and Security Agreement from time to time (together with ILFC, Holdings, the Irish SPC, the California SPC, the Irish Initial Intermediate Lessee, the French Initial Intermediate Lessee and the Labuan Initial Intermediate Lessee, the “Grantors”) and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the First Lien Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Aircraft Mortgage and Security Agreement.
          The undersigned hereby agrees, as of the date first above written, to become a Grantor under the Aircraft Mortgage and Security Agreement as if it were an original party thereto and agrees that each reference in the Aircraft Mortgage and Security Agreement to “Grantor” shall also mean and be a reference to the undersigned.

          (A) Grant of Security Interest – First Lien. To secure the First Lien Secured Obligations, the undersigned Grantor hereby assigns and pledges to the First Lien Security Trustee for its benefit and the benefit of the other First Lien Secured Parties and hereby grants to the First Lien Security Trustee for its benefit and the benefit of the other First Lien Secured Parties a first priority security interest in, all of its right, title and interest in and to the following (collectively, the “Supplementary Collateral”):
          (a) all of such Grantor’s right, title and interest in and to (i) each Pool Aircraft, including the Airframe and Engines as the same is now and will hereafter be constituted, and in the case of such Engines, whether or not any such Engine shall be installed in or attached to the Airframe or any other airframe, together with (ii) all Parts of whatever nature, which are from time to time included within the definitions of “Airframe” or “Engines”, including all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Airframe and Engines (other than additions, improvements, accessions and accumulations which constitute appliances, parts, instruments, appurtenances, accessories, furnishings or other equipment excluded from the definition of Parts), (iii) all Aircraft Documents and (iv) any money or non-money proceeds of an Airframe or Engine arising from the total or partial loss or destruction of such Airframe or its Engine or its total or partial confiscation, condemnation or requisition
          (b) all of such Grantor’s right, title and interest in and to all Leases to which such Grantor is or may from time to time be party with respect to the Pool Aircraft and any leasing arrangements among Grantors with respect to such Leases together with all Related Collateral Documents (all such Leases and Related Collateral Documents, the “Assigned Leases”), including without limitation (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to such Assigned Leases, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to such Assigned Leases, (iii) claims of such Grantor for damages arising out of or for breach or default under such Assigned Leases, (iv) all rights under any such Assigned Lease with respect to any subleases of the Pool Aircraft subject to such Assigned Lease and (v) the right of such Grantor to terminate such Assigned Leases and to compel performance of, and otherwise to exercise all remedies under, any Assigned Lease, whether arising under such Assigned Leases or by statute or at law or in equity (the “Lease Collateral”);
          (c) all of the following (the “Security Collateral”):
          (i) the Pledged Stock identified on the attached Annex II and the certificates representing such Pledged Stock, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Stock;
          (ii) all additional shares of the capital stock of any other Grantor other than ILFC or an Initial Intermediate Lessee from time to time acquired by such Grantor in any manner, including the capital stock of any other Grantor that may be formed from time to time, and all certificates, if any, representing such additional shares of the capital stock and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such additional shares; and

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          (d) all of the following (the “Beneficial Interest Collateral”):
          (i) the Pledged Beneficial Interest identified on the attached Annex II, all certificates, if any, from time to time representing all of such Grantor’s right, title and interest in such Pledged Beneficial Interest, any contracts and instruments pursuant to which any such Pledged Beneficial Interest are created or issued and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Beneficial Interest; and
          (ii) all of such Grantor’s right, title and interest in all additional beneficial interests in any other Grantor other than an Initial Intermediate Lessee from time to time acquired by such Grantor in any manner, including the beneficial interests in any other Grantor that may be formed from time to time, and all certificates, if any, from time to time representing such additional beneficial interests and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such additional beneficial interests;
          (e) all of the following (the “Membership Interest Collateral”):
          (i) the Pledged Membership Interests identified on the attached Annex II, all certificates, if any, from time to time representing all of such Grantor’s right, title and interest in such Pledged Membership Interests, any contracts and instruments pursuant to which any such Pledged Membership Interests are created or issued and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Membership Interests; and
          (ii) all of such Grantor’s right, title and interest in all additional membership interests in any other Grantor other than an Initial Intermediate Lessee from time to time acquired by such Grantor in any manner, including the membership interests in any other Grantor that may be formed from time to time, and all certificates, if any, from time to time representing such additional membership interests and all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all such additional membership interests;
          (f) (i) all right of such Grantor in and to each Blocked Account and all funds or other property at any time or from time to time credited to any Blocked Account and (ii) other than ILFC or an Initial Intermediate Lessee (provided, however, that any Initial Intermediate Lessee shall comply with Section 2.11(a) of the Credit Agreement), all right of such Grantor in and to each account at any time or from time to time established in its name and, in the case of clause (i) and (ii) above, all cash, investment property, investments, securities, instruments or other property (including all “financial assets” within the meaning of Section 8-102(a)(9) of the UCC) at any time or from time to time credited to any such account (collectively, the “Account Collateral”);
          (g) all other “investment property” (as defined in Section 9-102(a)(49) of the UCC) of such Grantor other than ILFC or any Initial Intermediate Lessee (the “Investment Collateral”) including written notification of all interest, dividends, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in

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exchange for any or all of the then existing Investment Collateral, but excluding any loans or advances made, or dividends or other amounts paid, by any Grantor to any other Grantor;
          (h) all of the following (the “Assigned Agreement Collateral”):
          (i) all of such Grantor’s right, title and interest in and to all security assignments, cash deposit agreements and other security agreements executed in its favor by any other Grantor, other than between ILFC and any Initial Intermediate Lessee, in each case as such agreements may be amended or otherwise modified from time to time (collectively, the “Assigned Agreements”); and
          (ii) all of such Grantor’s right, title and interest in and to all deposit accounts, all funds or other property held in such deposit accounts, all certificates and instruments, if any, from time to time representing or evidencing such deposit accounts and all other property of whatever nature, in each case pledged, assigned or transferred to it or mortgaged or charged in its favor pursuant to any Assigned Agreement;
          (i) all of such Grantor’s right, title and interest in and to the Acquisition Agreements (the “Aircraft Purchase Collateral”);
          (j) all of such Grantor’s right, title and interest in and to the personal property identified in a Grantor Supplement or a Collateral Supplement executed and delivered by such Grantor to any Security Trustee; and
          (k) all proceeds of any and all of the foregoing Collateral (including proceeds that constitute property of the types described in subsections (a), (b), (c), (d), (e), (f), (g), (h), (i) and (j) above);
provided that the Collateral shall not include any Excluded Property.
          (B) Grant of Security Interest — Second Lien. To secure the Second Lien Secured Obligations, the undersigned Grantor hereby assigns and pledges to the Second Lien Security Trustee, for its benefit and the benefit of the other Second Lien Secured Parties, and hereby grants to the Second Lien Security Trustee for its benefit and the benefit of the other Second Lien Secured Parties a subordinated security interest in (subject and subordinate in all respects to the Lien of the First Lien Secured Parties), all of its right, title and interest in and to the Supplementary Collateral.
          (C) Grant of Security Interest — Third Lien. To secure the Third Lien Secured Obligations, the undersigned Grantor hereby assigns and pledges to the Third Lien Security Trustee, for its benefit and the benefit of the other Third Lien Secured Parties, and hereby grants to the Third Lien Security Trustee for its benefit and the benefit of the other Third Lien Secured Parties a subordinated security interest in (subject and subordinate in all respects to the Lien of the First Lien Secured Parties and the Lien of the Second Lien Secured Parties), all of its right, title and interest in and to the Supplementary Collateral.
          (D) Grant of Security Interest — Fourth Lien. To secure the Fourth Lien Secured Obligations, the undersigned Grantor hereby assigns and pledges to the Fourth Lien

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Security Trustee, for its benefit and the benefit of the other Fourth Lien Secured Parties, and hereby grants to the Fourth Lien Security Trustee for its benefit and the benefit of the other Fourth Lien Secured Parties a subordinated security interest in (subject and subordinate in all respects to the Lien of the First Lien Secured Parties, the Lien of the Second Lien Secured Parties and the Lien of the Third Lien Secured Parties), all of its right, title and interest in and to the Supplementary Collateral.
          The undersigned Grantor hereby makes each representation and warranty set forth in Section 2.03 of the Aircraft Mortgage and Security Agreement (as supplemented by the attached Annexes) and hereby agrees to be bound as a Grantor by all of the terms and provisions of the Aircraft Mortgage and Security Agreement. Each reference in the Aircraft Mortgage and Security Agreement to the Pledged Stock, the Pledged Beneficial Interest, the Pledged Membership Interests, the Security Collateral, the Beneficial Interest Collateral, the Membership Interest Collateral, the Account Collateral, the Investment Collateral, the Assigned Agreements, the Assigned Agreement Collateral, the Acquisition Agreements, the Aircraft Purchase Collateral, the Assigned Leases, the Lease Collateral, the Assigned Documents and the Assigned Agreement Collateral shall be construed to include a reference to the corresponding Collateral hereunder.
          The undersigned hereby agrees, together with the other Grantors, jointly and severally to indemnify each Security Trustee and its officers, directors, employees and agents in the manner set forth in Section 8.01 of the Aircraft Mortgage and Security Agreement.
          Attached are (i) where required with respect to any Assigned Document (other than an Assigned Lease) included in the foregoing Supplementary Collateral, a Consent and Agreement in substantially the form of Exhibit B to the Aircraft Mortgage and Security Agreement from the counterparty thereto or, with respect to any Assigned Lease included in the foregoing Supplementary Collateral, such consents, acknowledgements and/or notices as are called for under Section 2.06(a) of the Aircraft Mortgage and Security Agreement and (ii) duly completed copies of Annexes I, II, III and IV hereto.
[Signature Page Follows]

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          This Grantor Supplement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance.

Very truly yours,

[NAME OF GRANTOR]

By:
Name:
Title:

Acknowledged and agreed to as of the date first above written:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as the First
Lien Security Trustee, the Second Lien Security
Trustee, the Third Lien Security Trustee and the
Fourth Lien Security Trustee

By:
Name:
Title:

6

ANNEX I
GRANTOR SUPPLEMENT
AIRCRAFT OBJECTS

	Airframe Manufacturer		Engine Manufacturer
Airframe MSN	and Model	Engine MSNs	and Model

ANNEX II
GRANTOR SUPPLEMENT
PLEDGED STOCK

Percentage of
			Number of	Outstanding
Stock Borrower	Par Value	Certificate No(s).	Shares	Shares

PLEDGED BENEFICIAL INTERESTS

Percentage of
Borrower	Certificate No.	Beneficial Interest

PLEDGED MEMBERSHIP INTERESTS

Percentage of
Issuer	Certificate No.	Membership Interest

ANNEX III
GRANTOR SUPPLEMENT
TRADE NAMES

ANNEX IV
GRANTOR SUPPLEMENT

Chief Executive Office, Chief Place of
Business and Registered Office and Organizational
Name of Grantor	ID (if applicable)

EXHIBIT B
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF CONSENT AND AGREEMENT
[DATE]
[Name of the Grantor]
Ladies and Gentlemen:
          Reference is made to the agreement between you and the Grantor dated [                                       ] (the “Assigned Document”).
          Pursuant to the Aircraft Mortgage and Security Agreement, dated October 13, 2009 (the “Aircraft Mortgage and Security Agreement”), between the Grantor, certain other Grantors and Wells Fargo Bank Northwest, National Association, as the First Lien Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee, the Grantor has granted to each of the Security Trustees a security interest in certain property of the Grantor, including, among other things, the following (the “Collateral”): all of such Grantor’s right, title and interest in and to the Assigned Document, including without limitation all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Document, all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Document, claims of such Grantor for damages arising out of or for breach or default under the Assigned Document and the right of such Grantor to terminate the Assigned Document, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, whether arising under the Assigned Document or by statute or at law or in equity. Capitalized terms used herein, unless otherwise defined herein, have the meanings assigned to them in the Aircraft Mortgage and Security Agreement.
          By signing this Consent and Agreement, you acknowledge notice of, and consent to the terms and provisions of, the Aircraft Mortgage and Security Agreement and confirm to each of the Security Trustees that you have received no notice of any other pledge or assignment of the Assigned Document. Further, you hereby agree with each of the Security Trustees that:
          (a) You will make all payments to be made by you under or in connection with the Assigned Document directly to the applicable Collection Account set forth on Schedule I hereto or otherwise in accordance with the instructions of the Senior Security Trustee.
          (b) The Security Trustees shall be entitled to exercise any and all rights and remedies of the Grantor under the Assigned Document in accordance with the terms of the Aircraft Mortgage and Security Agreement, and you will comply in all respects with such exercise.

          (c) You will not, without the prior written consent of each of the Security Trustees, (i) cancel or terminate the Assigned Document or consent to or accept any cancellation or termination thereof or (ii) amend or otherwise modify the Assigned Document.
          This Consent and Agreement shall be binding upon you and your successors and assigns and shall inure to the benefit of the Security Trustees, the Secured Parties and their successors, transferees and assigns.
          This Consent and Agreement shall in all respects, be governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance.

Very truly yours, [NAME OF GRANTOR]
By:
Name:
Title:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as the First Lien Security Trustee,
the Second Lien Security Trustee, the Third
Lien Security Trustee and the Fourth Lien
Security Trustee

By:
Name:
Title:

Acknowledged and agreed to as of
the date first above written:

[NAME OF OBLIGOR]

By:
Name:
Title:

2

SCHEDULE I
CONSENT AND AGREEMENT
COLLECTION ACCOUNT INFORMATION

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EXHIBIT C-1
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF FAA AIRCRAFT MORTGAGE – FIRST LIEN
FAA MORTGAGE AND SECURITY AGREEMENT – FIRST LIEN (MSN [          ])
     THIS FAA MORTGAGE AND SECURITY AGREEMENT – FIRST LIEN (MSN [          ]) (this “Agreement”) dated as of October 13, 2009, is made by and between [          ], as grantor (the “Grantor”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the First Lien Security Trustee (the “Security Trustee”) under the Aircraft Mortgage and Security Agreement (the “Aircraft Mortgage”), dated as of October 13, 2009, among INTERNATIONAL LEASE FINANCE CORPORATION (“ILFC”), TOP AIRCRAFT, INC., SHREWSBURY AIRCRAFT LEASING LIMITED, STATES AIRCRAFT, INC., ILFC IRELAND LIMITED, ILFC FRANCE S.A.R.L., ILFC LABUAN LTD. and the additional grantors referred to therein, as the grantors, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee and the FEDERAL RESERVE BANK OF NEW YORK (the “FRBNY”). Capitalized terms used and not defined herein are used as defined in Appendix A hereto.
W I T N E S S E T H:
     WHEREAS, the Grantor has entered into the Borrower Party Guarantee Agreement (the “First Lien Guarantee Agreement”), pursuant to which the Grantor has agreed to guarantee certain of the obligations of American International Group, Inc. (“AIG”) under the Credit Agreement dated as of September 22, 2008 between AIG, as borrower, and the FRBNY, as lender (as amended, restated, amended and restated or otherwise modified from time to time, the “Parent Credit Agreement”); and
     WHEREAS, the Grantor and the Security Trustee have entered into the Aircraft Mortgage in order to secure the payment and performance of all obligations of the Grantor under the First Lien Guarantee Agreement; and
     WHEREAS, the Grantor has agreed to secure the Secured Obligations by granting to the Security Trustee for the benefit of the Secured Parties a Lien on its interest in the airframes and engines described in Schedule I hereto (collectively, the “Aircraft”) and on certain other property and rights relating thereto; and
     NOW, THEREFORE, in order to (a) induce the Secured Parties to enter into the Transaction Documents and (b) secure the prompt payment and performance of all the Secured Obligations, the Grantor and the Security Trustee hereby agree as follows:
1. SECURITY INTEREST.

     The Grantor does hereby transfer, convey, pledge, mortgage, hypothecate, assign and grant a first priority security interest to the Security Trustee, subject to no prior interests of any Person whatsoever except for a lessee under a Lease, in the following collateral (collectively, the “Mortgage Collateral”) attaching on the date of this Agreement:
a.	each Aircraft;

b.	all Parts, equipment, attachments, accessories, replacement and added Parts and components now or hereafter placed thereon, installed therein or attached thereto, whether or not any of such Parts, equipment, attachments, accessories, replacements or added parts or components may from time to time no longer be installed on any Aircraft or may be installed in any other aircraft;

c.	all of the Grantor’s right, title and interest in the technical data, technical documents, manuals, log books and all inspection, modification, overhaul, service, repair, maintenance, technical and other records that relate to any Aircraft and all the Grantor’s right, title and interest, present and future, therein and thereto and any sale or other transfer agreement relating to any Aircraft, any acceptance certificate, and/or bill of sale relating to any Aircraft, any guaranties, letters of credit or other credit support relating to any Aircraft, and any other certificate, instrument or agreement relating to any Aircraft or a lessee, user or lessor of any Aircraft (collectively, the “Aircraft Documents”);

d.	all proceeds from the sale or other disposition of, all proceeds of insurance due to the Grantor on, and all proceeds of any condemnation due to the Grantor with respect to, any of the equipment described in clauses (a), (b) and (c) above;

e.	all rents, issues, profits, revenues and other income of the property intended, subjected or required to be subjected to the Lien of this Agreement hereby, by the other Transaction Documents or by any supplement to this Agreement in form and substance satisfactory to the Security Trustee, and all of the estate, right, title and interest of every nature whatsoever of the Grantor in and to the same and every part thereof; and

f.	all proceeds, howsoever arising, of the foregoing.
     TO HAVE AND TO HOLD the Mortgage Collateral unto the Security Trustee, and its successors and assigns, as security for the Secured Obligations.
2. INCORPORATION BY REFERENCE. THE SECURITY INTEREST IN THE MORTGAGE COLLATERAL CREATED UNDER THIS AGREEMENT IS GRANTED IN ACCORDANCE WITH THE AIRCRAFT MORTGAGE AND ALL OF THE TERMS AND CONDITIONS THEREOF, INCLUDING BUT NOT LIMITED TO PROVISIONS RELATING TO THE EXERCISE OF REMEDIES, SHALL BE INCORPORATED HEREIN BY REFERENCE.

2

3. MISCELLANEOUS
     3.1 Successors and Assigns. All the terms, provisions, conditions and covenants herein contained shall be binding upon and shall inure to the benefit of the Grantor, the Security Trustee and their respective successors, assigns and transferees.
     3.2 Severability. Any provision of this Agreement prohibited by the laws of any jurisdiction or otherwise held to be invalid by any court of law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions hereof; and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.
     3.3 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     3.4 Further Assurances. At any time and from time to time, upon the request of the Security Trustee, the Grantor shall promptly and duly execute and deliver any and all such further instruments and documents that may be necessary, or that the Security Trustee may reasonably request, in order for the Security Trustee to obtain the full benefits of security interests and assignments created or intended to be created hereby and of the rights and powers granted herein and in the Aircraft Mortgage.
     3.5 Notices. All notices, requests, demands or other communications required hereunder or given pursuant hereto shall be in writing unless otherwise expressly provided to the following specified address or to such other address as either party may from time to time hereafter designate to the other party in writing:
          If to the Grantor:
[          ]
[ADDRESS]
Attention: [          ]
Fax: [          ]
          If to the Security Trustee:
Wells Fargo Bank Northwest, National Association, as
Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Attention: Corporate Lease Group
Fax: (801) 246-5053

3

     3.6 Security Trustee.
     The Security Trustee shall be afforded all of the rights, protections, immunities and indemnities set forth in the Aircraft Mortgage as if such rights, protections, immunities and indemnities were specifically set forth herein.
     3.7 Execution in Counterparts.
     This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.
[Remainder of page intentionally left blank]

4

     IN WITNESS WHEREOF, the parties hereto have, by their indicated officers thereunto duly authorized, caused this FAA Mortgage and Security Agreement – First Lien to be executed as of the day and year first above written and to be delivered in the State of New York.

GRANTOR:	[ ]

By:
Name:
Title:

SECURITY TRUSTEE:	WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee

By:
Name:
Title:

5

APPENDIX A
FAA MORTGAGE AND SECURITY AGREEMENT– FIRST LIEN
DEFINITIONS
     For all purposes of this Agreement, all capitalized terms used, but not defined, in this Agreement shall have the respective meanings assigned to such terms in the Aircraft Mortgage, and the following terms have the meanings indicated below:
          “Agreement” has the meaning specified in the recital of parties to this Agreement.
          “Aircraft” has the meaning specified in the third recital of this Agreement.
          “Aircraft Documents” has the meaning assigned to such term in Section 1(c) of this Agreement.
          “Aircraft Mortgage” has the meaning specified in the preliminary statements to this Agreement.
          “Grantor” has the meaning specified in the recital of parties to this Agreement.
          “Lease” means, with respect to any Aircraft, any aircraft lease agreement, conditional sale agreement, hire purchase agreement or other similar arrangement, as may be in effect between the Grantor and a Lessee, as such agreement or arrangement may be amended, modified, extended, supplemented, assigned or novated from time to time in accordance with the Transaction Documents; provided that if, under any sub-leasing arrangement with respect to the Aircraft permitted by the Lease of the Aircraft and executed by the Lessee and a sub-lessee, the lessor of the Aircraft agrees to receive payments or collateral directly from, or is to make payments directly to, such sub-lessee, in any such case to the exclusion of the related Lessee, then the relevant sub-lease shall constitute the “Lease” of the Aircraft, and the sub-lessee shall constitute the related “Lessee” with respect to the Aircraft, but only to the extent of the provisions of such sub-lease agreement relevant to such payments and collateral and to the extent agreed by the relevant lessor.
          “Lien” means any mortgage, pledge, lien, encumbrance, international interest, charge or security interest, including without limitation any prospective contract of sale or other prospective international interest.
          “Mortgage Collateral” means the Aircraft and other property described in Section 1 hereof and subject to the security interest created by this Agreement.
          “Part” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) engines, and (b) any appliance, part, component, instrument, appurtenance, accessory, furnishing, seat or other equipment that would qualify as a removable part and is leased by a lessee from a third

6

party or is subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any “Airframe” (as defined in the Aircraft Mortgage) or any “Engine” (as defined in the Aircraft Mortgage) or removed therefrom.
          “Person” means any natural person, firm, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any other legal entity, including public bodies.
          “Secured Obligations” has the meaning given to the term “First Lien Secured Obligations” in the Aircraft Mortgage.
          “Secured Parties” has the meaning given to the term “First Lien Secured Parties” in the Aircraft Mortgage.
          “Transaction Documents” has the meaning set forth in the Aircraft Mortgage Agreement.

7

SCHEDULE I
FAA MORTGAGE AND SECURITY AGREEMENT – FIRST LIEN
MORTGAGE COLLATERAL
     1. “Aircraft [___]” means:
     one (1) [                    ] Model [                    ] aircraft bearing manufacturer’s serial no. [           ] and FAA registration number [          ];
     together with two (2) [                    ] Model [                    ] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [          ] and [          ] respectively.
     2. “Aircraft [___]” means:
     one (1) [                      ] Model [                     ] aircraft bearing manufacturer’s serial no. [           ] and FAA registration number [          ];
     together with two (2) [                    ] Model [                     ] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [          ] and [          ] respectively.

8

EXHIBIT C-2
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF FAA AIRCRAFT MORTGAGE – SECOND LIEN
FAA MORTGAGE AND SECURITY AGREEMENT – SECOND LIEN (MSN [          ])
     THIS FAA MORTGAGE AND SECURITY AGREEMENT – SECOND LIEN (MSN [          ]) (this “Agreement”) dated as of October 13, 2009, is made by and between [          ], as grantor (the “Grantor”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the Second Lien Security Trustee (the “Security Trustee”) under the Aircraft Mortgage and Security Agreement (the “Aircraft Mortgage”), dated as of October 13, 2009, among INTERNATIONAL LEASE FINANCE CORPORATION (“ILFC”), TOP AIRCRAFT, INC. (“Holdings”), SHREWSBURY AIRCRAFT LEASING LIMITED (the “Irish SPC”), STATES AIRCRAFT, INC. (the “California SPC”), ILFC IRELAND LIMITED (the “Irish Initial Intermediate Lessee”), ILFC FRANCE S.A.R.L. (the “French Initial Intermediate Lessee”), ILFC LABUAN LTD. (the “Labuan Initial Intermediate Lessee”) and the additional grantors referred to therein, as the grantors, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the First Lien Security Trustee, the Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee and the FEDERAL RESERVE BANK OF NEW YORK. Capitalized terms used and not defined herein are used as defined in Appendix A hereto.
W I T N E S S E T H:
     WHEREAS, ILFC, the Irish SPC and the California SPC, and certain other borrowers party thereto, as co-borrowers (the “Borrowers”), the Irish Initial Intermediate Lessee, the French Initial Intermediate Lessee, the Labuan Initial Intermediate Lessee, Holdings, AIG Funding, Inc., as lender (the “Lender”) and the Security Trustee have entered into the Credit Agreement, dated as of the date hereof (the “Credit Agreement”), pursuant to which the Lender has made the Loan to the Borrowers; and
     WHEREAS, the Grantor and the Security Trustee have entered into the Aircraft Mortgage in order to secure the payment and performance of all obligations of the Grantor under the Credit Agreement, among other things; and
     WHEREAS, the Grantor has agreed to secure the Secured Obligations by granting to the Security Trustee for the benefit of the Secured Parties a Lien on its interest in the airframes and engines described in Schedule I hereto (collectively, the “Aircraft”) and on certain other property and rights relating thereto; and
     NOW, THEREFORE, in order to (a) induce the Secured Parties to enter into the Transaction Documents and (b) secure the prompt payment and performance of all the Secured Obligations, the Grantor and the Security Trustee hereby agree as follows:

1. SECURITY INTEREST.
     The Grantor does hereby transfer, convey, pledge, mortgage, hypothecate, assign and grant a subordinated security interest to the Security Trustee, subject and subordinate in all respects only to the Lien of the Senior Secured Parties, if any, and subject to no other prior interests of any Person whatsoever except for a lessee under a Lease, in the following collateral (collectively, the “Mortgage Collateral”) attaching on the date of this Agreement:
a.	each Aircraft;

b.	all Parts, equipment, attachments, accessories, replacement and added Parts and components now or hereafter placed thereon, installed therein or attached thereto, whether or not any of such Parts, equipment, attachments, accessories, replacements or added parts or components may from time to time no longer be installed on any Aircraft or may be installed in any other aircraft;

c.	all of the Grantor’s right, title and interest in the technical data, technical documents, manuals, log books and all inspection, modification, overhaul, service, repair, maintenance, technical and other records that relate to any Aircraft and all the Grantor’s right, title and interest, present and future, therein and thereto and any sale or other transfer agreement relating to any Aircraft, any acceptance certificate, and/or bill of sale relating to any Aircraft, any guaranties, letters of credit or other credit support relating to any Aircraft, and any other certificate, instrument or agreement relating to any Aircraft or a lessee, user or lessor of any Aircraft (collectively, the “Aircraft Documents”);

d.	all proceeds from the sale or other disposition of, all proceeds of insurance due to the Grantor on, and all proceeds of any condemnation due to the Grantor with respect to, any of the equipment described in clauses (a), (b) and (c) above;

e.	all rents, issues, profits, revenues and other income of the property intended, subjected or required to be subjected to the Lien of this Agreement hereby, by the other Transaction Documents or by any supplement to this Agreement in form and substance satisfactory to the Security Trustee, and all of the estate, right, title and interest of every nature whatsoever of the Grantor in and to the same and every part thereof; and

f.	all proceeds, howsoever arising, of the foregoing.
     TO HAVE AND TO HOLD the Mortgage Collateral unto the Security Trustee, and its successors and assigns, as security for the Secured Obligations.
2. INCORPORATION BY REFERENCE. THE SECURITY INTEREST IN THE MORTGAGE COLLATERAL CREATED UNDER THIS AGREEMENT IS GRANTED IN ACCORDANCE WITH THE AIRCRAFT MORTGAGE AND ALL OF THE TERMS AND CONDITIONS THEREOF, INCLUDING BUT NOT LIMITED TO PROVISIONS RELATING TO THE EXERCISE OF REMEDIES, SHALL BE INCORPORATED HEREIN BY REFERENCE.

2

3. MISCELLANEOUS
     3.1 Successors and Assigns. All the terms, provisions, conditions and covenants herein contained shall be binding upon and shall inure to the benefit of the Grantor, the Security Trustee and their respective successors, assigns and transferees.
     3.2 Severability. Any provision of this Agreement prohibited by the laws of any jurisdiction or otherwise held to be invalid by any court of law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions hereof; and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.
     3.3 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     3.4 Further Assurances. At any time and from time to time, upon the request of the Security Trustee, the Grantor shall promptly and duly execute and deliver any and all such further instruments and documents that may be necessary, or that the Security Trustee may reasonably request, in order for the Security Trustee to obtain the full benefits of security interests and assignments created or intended to be created hereby and of the rights and powers granted herein and in the Aircraft Mortgage.
     3.5 Notices. All notices, requests, demands or other communications required hereunder or given pursuant hereto shall be in writing unless otherwise expressly provided to the following specified address or to such other address as either party may from time to time hereafter designate to the other party in writing:
          If to the Grantor:
[          ]
[ADDRESS]
Attention: [          ]
Fax: [          ]
          If to the Security Trustee:
Wells Fargo Bank Northwest, National Association, as
Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Attention: Corporate Lease Group
Fax: (801) 246-5053

3

     3.6 Security Trustee.
     The Security Trustee shall be afforded all of the rights, protections, immunities and indemnities set forth in the Aircraft Mortgage as if such rights, protections, immunities and indemnities were specifically set forth herein.
     3.7 Execution in Counterparts.
     This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.
[Remainder of page intentionally left blank]

4

     IN WITNESS WHEREOF, the parties hereto have, by their indicated officers thereunto duly authorized, caused this FAA Mortgage and Security Agreement – Second Lien to be executed as of the day and year first above written and to be delivered in the State of New York.

GRANTOR:	[ ]

By:
Name:
Title:

SECURITY TRUSTEE:	WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee

By:
Name:
Title:

5

APPENDIX A
FAA MORTGAGE AND SECURITY AGREEMENT — SECOND LIEN
DEFINITIONS
     For all purposes of this Agreement, all capitalized terms used, but not defined, in this Agreement shall have the respective meanings assigned to such terms in the Aircraft Mortgage, and the following terms have the meanings indicated below:
“Agreement” has the meaning specified in the recital of parties to this Agreement.
“Aircraft” has the meaning specified in the third recital of this Agreement.
“Aircraft Documents” has the meaning assigned to such term in Section 1(c) of this Agreement.
“Aircraft Mortgage” has the meaning specified in the preliminary statements to this Agreement.
“Grantor” has the meaning specified in the recital of parties to this Agreement.
          “Lease” means, with respect to any Aircraft, any aircraft lease agreement, conditional sale agreement, hire purchase agreement or other similar arrangement, as may be in effect between the Grantor and a Lessee, as such agreement or arrangement may be amended, modified, extended, supplemented, assigned or novated from time to time in accordance with the Transaction Documents; provided that if, under any sub-leasing arrangement with respect to the Aircraft permitted by the Lease of the Aircraft and executed by the Lessee and a sub-lessee, the lessor of the Aircraft agrees to receive payments or collateral directly from, or is to make payments directly to, such sub-lessee, in any such case to the exclusion of the related Lessee, then the relevant sub-lease shall constitute the “Lease” of the Aircraft, and the sub-lessee shall constitute the related “Lessee” with respect to the Aircraft, but only to the extent of the provisions of such sub-lease agreement relevant to such payments and collateral and to the extent agreed by the relevant lessor.
          “Lien” means any mortgage, pledge, lien, encumbrance, international interest, charge or security interest, including without limitation any prospective contract of sale or other prospective international interest.
          “Mortgage Collateral” means the Aircraft and other property described in Section 1 hereof and subject to the security interest created by this Agreement.
          “Part” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) engines, and (b) any appliance, part, component, instrument, appurtenance, accessory, furnishing, seat or other equipment that would qualify as a removable part and is leased by a lessee from a third

6

party or is subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any “Airframe” (as defined in the Aircraft Mortgage) or any “Engine” (as defined in the Aircraft Mortgage) or removed therefrom.
          “Person” means any natural person, firm, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any other legal entity, including public bodies.
          “Secured Obligations” has the meaning given to the term “Second Lien Secured Obligations” in the Aircraft Mortgage.
          “Secured Parties” has the meaning given to the term “Second Lien Secured Parties” in the Aircraft Mortgage.
          “Senior Secured Parties” has the meaning given to the term “First Lien Secured Parties” in the Aircraft Mortgage.
          “Transaction Documents” has the meaning set forth in the Aircraft Mortgage.

7

SCHEDULE I
FAA MORTGAGE AND SECURITY AGREEMENT — SECOND LIEN
MORTGAGE COLLATERAL
     1. “Aircraft [___]” means:
     one (1) [                    ] Model [                    ] aircraft bearing manufacturer’s serial no. [                     ] and FAA registration number [                    ];
     together with two (2) [                    ] Model [                    ] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [                    ] and [                    ] respectively.
     2. “Aircraft [___]” means:
     one (1) [                    ] Model [                    ] aircraft bearing manufacturer’s serial no. [                     ] and FAA registration number [                    ];
     together with two (2) [                    ] Model [                    ] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [                    ] and [                    ] respectively.

8

EXHIBIT C-3
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF FAA AIRCRAFT MORTGAGE — THIRD LIEN
FAA MORTGAGE AND SECURITY AGREEMENT —THIRD LIEN (MSN [_____])
     THIS FAA MORTGAGE AND SECURITY AGREEMENT —THIRD LIEN (MSN [                    ]) (this “Agreement”) dated as of October 13, 2009, is made by and between [                    ], as grantor (the “Grantor”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the Third Lien Security Trustee (the “Security Trustee”) under the Aircraft Mortgage and Security Agreement (the “Aircraft Mortgage”), dated as of October 13, 2009, among INTERNATIONAL LEASE FINANCE CORPORATION (“ILFC”), TOP AIRCRAFT, INC., SHREWSBURY AIRCRAFT LEASING LIMITED, STATES AIRCRAFT, INC., ILFC IRELAND LIMITED, ILFC FRANCE S.A.R.L., ILFC LABUAN LTD. and the additional grantors referred to therein, as the grantors, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the First Lien Security Trustee, the Second Lien Security Trustee, the Security Trustee and the Fourth Lien Security Trustee and the FEDERAL RESERVE BANK OF NEW YORK (the “FRBNY”). Capitalized terms used and not defined herein are used as defined in Appendix A hereto.
W I T N E S S E T H:
     WHEREAS, the Grantor has entered into the Third Lien Borrower Party Guarantee Agreement (the “Third Lien Guarantee Agreement”), pursuant to which the Grantor has agreed to guarantee certain of the obligations of American International Group, Inc. (“AIG”) under the Credit Agreement dated as of September 22, 2008 between AIG, as borrower, and the FRBNY, as lender (as amended, restated, amended and restated or otherwise modified from time to time, the “Parent Credit Agreement”); and
     WHEREAS, the Grantor and the Security Trustee have entered into the Aircraft Mortgage in order to secure the payment and performance of all obligations of the Grantor under the Third Lien Guarantee Agreement; and
     WHEREAS, the Grantor has agreed to secure the Secured Obligations by granting to the Security Trustee for the benefit of the Secured Parties a Lien on its interest in the airframes and engines described in Schedule I hereto (collectively, the “Aircraft”) and on certain other property and rights relating thereto; and
     NOW, THEREFORE, in order to (a) induce the Secured Parties to enter into the Transaction Documents and (b) secure the prompt payment and performance of all the Secured Obligations, the Grantor and the Security Trustee hereby agree as follows:
1 SECURITY INTEREST.

     The Grantor does hereby transfer, convey, pledge, mortgage, hypothecate, assign and grant a subordinated security interest to the Security Trustee, subject and subordinate in all respects to the Lien of the Senior Secured Parties, and subject to no other prior interests of any Person whatsoever except for a lessee under a Lease, in the following collateral (collectively, the “Mortgage Collateral”) attaching on the date of this Agreement:
a.	each Aircraft;

b.	all Parts, equipment, attachments, accessories, replacement and added Parts and components now or hereafter placed thereon, installed therein or attached thereto, whether or not any of such Parts, equipment, attachments, accessories, replacements or added parts or components may from time to time no longer be installed on any Aircraft or may be installed in any other aircraft;

c.	all of the Grantor’s right, title and interest in the technical data, technical documents, manuals, log books and all inspection, modification, overhaul, service, repair, maintenance, technical and other records that relate to any Aircraft and all the Grantor’s right, title and interest, present and future, therein and thereto and any sale or other transfer agreement relating to any Aircraft, any acceptance certificate, and/or bill of sale relating to any Aircraft, any guaranties, letters of credit or other credit support relating to any Aircraft, and any other certificate, instrument or agreement relating to any Aircraft or a lessee, user or lessor of any Aircraft (collectively, the “Aircraft Documents”);

d.	all proceeds from the sale or other disposition of, all proceeds of insurance due to the Grantor on, and all proceeds of any condemnation due to the Grantor with respect to, any of the equipment described in clauses (a), (b) and (c) above;

e.	all rents, issues, profits, revenues and other income of the property intended, subjected or required to be subjected to the Lien of this Agreement hereby, by the other Transaction Documents or by any supplement to this Agreement in form and substance satisfactory to the Security Trustee, and all of the estate, right, title and interest of every nature whatsoever of the Grantor in and to the same and every part thereof; and

f.	all proceeds, howsoever arising, of the foregoing.
     TO HAVE AND TO HOLD the Mortgage Collateral unto the Security Trustee, and its successors and assigns, as security for the Secured Obligations.
2. INCORPORATION BY REFERENCE. THE SECURITY INTEREST IN THE MORTGAGE COLLATERAL CREATED UNDER THIS AGREEMENT IS GRANTED IN ACCORDANCE WITH THE AIRCRAFT MORTGAGE AND ALL OF THE TERMS AND CONDITIONS THEREOF, INCLUDING BUT NOT LIMITED TO PROVISIONS RELATING TO THE EXERCISE OF REMEDIES, SHALL BE INCORPORATED HEREIN BY REFERENCE.

2

3. MISCELLANEOUS
     3.1 Successors and Assigns. All the terms, provisions, conditions and covenants herein contained shall be binding upon and shall inure to the benefit of the Grantor, the Security Trustee and their respective successors, assigns and transferees.
     3.2 Severability. Any provision of this Agreement prohibited by the laws of any jurisdiction or otherwise held to be invalid by any court of law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions hereof; and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.
     3.3 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     3.4 Further Assurances. At any time and from time to time, upon the request of the Security Trustee, the Grantor shall promptly and duly execute and deliver any and all such further instruments and documents that may be necessary, or that the Security Trustee may reasonably request, in order for the Security Trustee to obtain the full benefits of security interests and assignments created or intended to be created hereby and of the rights and powers granted herein and in the Aircraft Mortgage.
     3.5 Notices. All notices, requests, demands or other communications required hereunder or given pursuant hereto shall be in writing unless otherwise expressly provided to the following specified address or to such other address as either party may from time to time hereafter designate to the other party in writing:
If to the Grantor:
[                    _]
[ADDRESS]
Attention: [                    ]
Fax: [                    ]
If to the Security Trustee:
Wells Fargo Bank Northwest, National Association, as
Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Attention: Corporate Lease Group
Fax: (801) 246-5053

3

     3.6 Security Trustee.
     The Security Trustee shall be afforded all of the rights, protections, immunities and indemnities set forth in the Aircraft Mortgage as if such rights, protections, immunities and indemnities were specifically set forth herein.
     3.7 Execution in Counterparts.
     This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.
[Remainder of page intentionally left blank]

4

     IN WITNESS WHEREOF, the parties hereto have, by their indicated officers thereunto duly authorized, caused this FAA Mortgage and Security Agreement — Third Lien to be executed as of the day and year first above written and to be delivered in the State of New York.

GRANTOR:	[ ]

By:
Name:
Title:

SECURITY TRUSTEE:	WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee

By:
Name:
Title:

5

APPENDIX A
FAA MORTGAGE AND SECURITY AGREEMENT —THIRD LIEN
DEFINITIONS
     For all purposes of this Agreement, all capitalized terms used, but not defined, in this Agreement shall have the respective meanings assigned to such terms in the Aircraft Mortgage, and the following terms have the meanings indicated below:
“Agreement” has the meaning specified in the recital of parties to this Agreement.
“Aircraft” has the meaning specified in the third recital of this Agreement.
“Aircraft Documents” has the meaning assigned to such term in Section 1(c) of this Agreement.
“Aircraft Mortgage” has the meaning specified in the preliminary statements to this Agreement.
“Grantor” has the meaning specified in the recital of parties to this Agreement.
          “Lease” means, with respect to any Aircraft, any aircraft lease agreement, conditional sale agreement, hire purchase agreement or other similar arrangement, as may be in effect between the Grantor and a Lessee, as such agreement or arrangement may be amended, modified, extended, supplemented, assigned or novated from time to time in accordance with the Transaction Documents; provided that if, under any sub-leasing arrangement with respect to the Aircraft permitted by the Lease of the Aircraft and executed by the Lessee and a sub-lessee, the lessor of the Aircraft agrees to receive payments or collateral directly from, or is to make payments directly to, such sub-lessee, in any such case to the exclusion of the related Lessee, then the relevant sub-lease shall constitute the “Lease” of the Aircraft, and the sub-lessee shall constitute the related “Lessee” with respect to the Aircraft, but only to the extent of the provisions of such sub-lease agreement relevant to such payments and collateral and to the extent agreed by the relevant lessor.
          “Lien” means any mortgage, pledge, lien, encumbrance, international interest, charge or security interest, including without limitation any prospective contract of sale or other prospective international interest.
          “Mortgage Collateral” means the Aircraft and other property described in Section 1 hereof and subject to the security interest created by this Agreement.
          “Part” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) engines, and (b) any appliance, part, component, instrument, appurtenance, accessory, furnishing, seat or other equipment that would qualify as a removable part and is leased by a lessee from a third

6

party or is subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any “Airframe” (as defined in the Aircraft Mortgage) or any “Engine” (as defined in the Aircraft Mortgage) or removed therefrom.
          “Person” means any natural person, firm, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any other legal entity, including public bodies.
“Secured Obligations” has the meaning given to the term “Third Lien Secured Obligations” in the Aircraft Mortgage.
“Secured Parties” has the meaning given to the term “Third Lien Secured Parties” in the Aircraft Mortgage.
          “Senior Secured Parties” means, collectively, the “First Lien Secured Parties” and the “Second Lien Secured Parties”, each as defined in the Aircraft Mortgage.
“Transaction Documents” has the meaning set forth in the Aircraft Mortgage.

7

SCHEDULE I
FAA MORTGAGE AND SECURITY AGREEMENT —THIRD LIEN
MORTGAGE COLLATERAL
     1. “Aircraft [___]” means:
     one (1) [                    ] Model [                    ] aircraft bearing manufacturer’s serial no. [                     ] and FAA registration number [                    ];
     together with two (2) [                    ] Model [                    ] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [                    ] and [                    ] respectively.
     2. “Aircraft [___]” means:
     one (1) [                    ] Model [                    ] aircraft bearing manufacturer’s serial no. [                     ] and FAA registration number [                    ];
     together with two (2) [                    ] Model [                    ] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [                    ] and [                    ] respectively.

8

EXHIBIT C-4
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF FAA AIRCRAFT MORTGAGE — FOURTH LIEN
FAA MORTGAGE AND SECURITY AGREEMENT — FOURTH LIEN (MSN [                    ])
     THIS FAA MORTGAGE AND SECURITY AGREEMENT — FOURTH LIEN (MSN [                    ]) (this “Agreement”) dated as of October 13, 2009, is made by and between [                    ], as grantor (the “Grantor”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the Fourth Lien Security Trustee (the “Security Trustee”) under the Aircraft Mortgage and Security Agreement (the “Aircraft Mortgage”), dated as of October 13, 2009, among INTERNATIONAL LEASE FINANCE CORPORATION (“ILFC”), TOP AIRCRAFT, INC. (“Holdings”), SHREWSBURY AIRCRAFT LEASING LIMITED (the “Irish SPC”), STATES AIRCRAFT, INC. (the “California SPC”), ILFC IRELAND LIMITED (the “Irish Initial Intermediate Lessee”), ILFC FRANCE S.A.R.L. (the “French Initial Intermediate Lessee”), ILFC LABUAN LTD. (the “Labuan Initial Intermediate Lessee”), the additional grantors referred to therein, as the grantors, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the First Lien Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee, and the Security Trustee and the FEDERAL RESERVE BANK OF NEW YORK. Capitalized terms used and not defined herein are used as defined in Appendix A hereto.
W I T N E S S E T H:
     WHEREAS, ILFC and AIG Funding, Inc. (“AIG Funding”) have entered into the Demand Note Agreement, dated as of March 9, 2009, and the Demand Note Agreement, dated as of March 26, 2009 (collectively, the “Demand Note Agreements”), pursuant to which AIG Funding has made certain Advances to ILFC; and
     WHEREAS, the Demand Note Agreements have been amended and restated as of October 13, 2009 pursuant to the Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) among ILFC, the Irish SPC and the California SPC, as co-borrowers, the Irish Initial Intermediate Lessee, the French Initial Intermediate Lessee and the Labuan Initial Intermediate Lessee, AIG Funding and the Security Trustee.
     WHEREAS, the Grantor and the Security Trustee have entered into the Aircraft Mortgage in order to secure the payment and performance of all obligations of the Grantor under the Amended and Restated Credit Agreement; and
     WHEREAS, the Grantor has agreed to secure the Secured Obligations by granting to the Security Trustee for the benefit of the Secured Party a Lien on its interest in the airframes and engines described in Schedule I hereto (collectively, the “Aircraft”) and on certain other property and rights relating thereto; and
     NOW, THEREFORE, in order to (a) induce the Secured Party to enter into the

Transaction Documents and (b) secure the prompt payment and performance of all the Secured Obligations, the Grantor and the Security Trustee hereby agree as follows:
1 SECURITY INTEREST.
     The Grantor does hereby transfer, convey, pledge, mortgage, hypothecate, assign and grant a subordinated security interest to the Security Trustee, subject and subordinate in all respects to the Lien of the Senior Secured Parties, and subject to no other prior interests of any Person whatsoever except for a lessee under a Lease, in the following collateral (collectively, the “Mortgage Collateral”) attaching on the date of this Agreement:
a.	each Aircraft;

b.	all Parts, equipment, attachments, accessories, replacement and added Parts and components now or hereafter placed thereon, installed therein or attached thereto, whether or not any of such Parts, equipment, attachments, accessories, replacements or added parts or components may from time to time no longer be installed on the Aircraft or may be installed in any other aircraft;

c.	all of the Grantor’s right, title and interest in the technical data, technical documents, manuals, log books and all inspection, modification, overhaul, service, repair, maintenance, technical and other records that relate to any Aircraft and all the Grantor’s right, title and interest, present and future, therein and thereto and any sale or other transfer agreement relating to any Aircraft, any acceptance certificate, and/or bill of sale relating to any Aircraft, any guaranties, letters of credit or other credit support relating to any Aircraft, and any other certificate, instrument or agreement relating to any Aircraft or a lessee, user or lessor of any Aircraft (collectively, the “Aircraft Documents”);

d.	all proceeds from the sale or other disposition of, all proceeds of insurance due to the Grantor on, and all proceeds of any condemnation due to the Grantor with respect to, any of the equipment described in clauses (a), (b) and (c) above;

e.	all rents, issues, profits, revenues and other income of the property intended, subjected or required to be subjected to the Lien of this Agreement hereby, by the other Transaction Documents or by any supplement to this Agreement in form and substance satisfactory to the Security Trustee, and all of the estate, right, title and interest of every nature whatsoever of the Grantor in and to the same and every part thereof; and

f.	all proceeds, howsoever arising, of the foregoing.
     TO HAVE AND TO HOLD the Mortgage Collateral unto the Security Trustee, and its successors and assigns, as security for the Secured Obligations.
2. INCORPORATION BY REFERENCE. THE SECURITY INTEREST IN THE MORTGAGE COLLATERAL CREATED UNDER THIS AGREEMENT IS GRANTED IN ACCORDANCE WITH THE AIRCRAFT MORTGAGE AND ALL OF

2

THE TERMS AND CONDITIONS THEREOF, INCLUDING BUT NOT LIMITED TO PROVISIONS RELATING TO THE EXERCISE OF REMEDIES, SHALL BE INCORPORATED HEREIN BY REFERENCE.
3. MISCELLANEOUS
     3.1 Successors and Assigns. All the terms, provisions, conditions and covenants herein contained shall be binding upon and shall inure to the benefit of the Grantor, the Security Trustee and their respective successors, assigns and transferees.
     3.2 Severability. Any provision of this Agreement prohibited by the laws of any jurisdiction or otherwise held to be invalid by any court of law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions hereof; and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.
     3.3 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     3.4 Further Assurances. At any time and from time to time, upon the request of the Security Trustee, the Grantor shall promptly and duly execute and deliver any and all such further instruments and documents that may be necessary, or that the Security Trustee may reasonably request, in order for the Security Trustee to obtain the full benefits of security interests and assignments created or intended to be created hereby and of the rights and powers granted herein and in the Aircraft Mortgage.
     3.5 Notices. All notices, requests, demands or other communications required hereunder or given pursuant hereto shall be in writing unless otherwise expressly provided to the following specified address or to such other address as either party may from time to time hereafter designate to the other party in writing:
If to the Grantor:
[                    ]
[ADDRESS]
Attention: [                    ]
Fax: [                    ]
If to the Security Trustee:
Wells Fargo Bank Northwest, National Association, as
Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111

3

Attention: Corporate Lease Group
Fax: (801) 246-5053
     3.6 Security Trustee.
     The Security Trustee shall be afforded all of the rights, protections, immunities and indemnities set forth in the Aircraft Mortgage as if such rights, protections, immunities and indemnities were specifically set forth herein.
     3.7 Execution in Counterparts.
     This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.
[Remainder of page intentionally left blank]

4

     IN WITNESS WHEREOF, the parties hereto have, by their indicated officers thereunto duly authorized, caused this FAA Mortgage and Security Agreement — Fourth Lien to be executed as of the day and year first above written and to be delivered in the State of New York.

GRANTOR:	[ ]
By:
Name:
Title:

SECURITY TRUSTEE:	WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee

By:
Name:
Title:

5

APPENDIX A
FAA MORTGAGE AND SECURITY AGREEMENT — FOURTH LIEN
DEFINITIONS
     For all purposes of this Agreement, all capitalized terms used, but not defined, in this Agreement shall have the respective meanings assigned to such terms in the Aircraft Mortgage, and the following terms have the meanings indicated below:
          “Agreement” has the meaning specified in the recital of parties to this Agreement.
          “Aircraft” has the meaning specified in the fourth recital of this Agreement.
          “Aircraft Documents” has the meaning assigned to such term in Section 1(c) of this Agreement.
          “Aircraft Mortgage” has the meaning specified in the preliminary statements to this Agreement.
          “Airframe” has the meaning assigned to such term in Schedule I attached hereto.
          “Engines” has the meaning assigned to such term in Schedule I attached hereto.
          “Grantor” has the meaning specified in the recital of parties to this Agreement.
          “Lease” means, with respect to any Aircraft, any aircraft lease agreement, conditional sale agreement, hire purchase agreement or other similar arrangement, as may be in effect between the Grantor and a Lessee, as such agreement or arrangement may be amended, modified, extended, supplemented, assigned or novated from time to time in accordance with the Transaction Documents; provided that if, under any sub-leasing arrangement with respect to the Aircraft permitted by the Lease of the Aircraft and executed by the Lessee and a sub-lessee, the lessor of the Aircraft agrees to receive payments or collateral directly from, or is to make payments directly to, such sub-lessee, in any such case to the exclusion of the related Lessee, then the relevant sub-lease shall constitute the “Lease” of the Aircraft, and the sub-lessee shall constitute the related “Lessee” with respect to the Aircraft, but only to the extent of the provisions of such sub-lease agreement relevant to such payments and collateral and to the extent agreed by the relevant lessor.
          “Lien” means any mortgage, pledge, lien, encumbrance, international interest, charge or security interest, including without limitation any prospective contract of sale or other prospective international interest.
          “Mortgage Collateral” means the Aircraft and other property described in Section 1 hereof and subject to the security interest created by this Agreement.

6

          “Part” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) engines, and (b) any appliance, part, component, instrument, appurtenance, accessory, furnishing, seat or other equipment that would qualify as a removable part and is leased by a lessee from a third party or is subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any “Airframe” (as defined in the Aircraft Mortgage) or any “Engine” (as defined in the Aircraft Mortgage) or removed therefrom.
          “Person” means any natural person, firm, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any other legal entity, including public bodies.
          “Secured Obligations” has the meaning given to the term “Fourth Lien Secured Obligations” in the Aircraft Mortgage.
          “Secured Party” has the meaning given to the term “Fourth Lien Secured Parties” in the Aircraft Mortgage.
          “Senior Secured Parties” means, collectively, the “First Lien Secured Parties”, the “Second Lien Secured Parties” and the “Third Lien Secured Parties”, each as defined in the Aircraft Mortgage.
          “Transaction Documents” has the meaning set forth in the Aircraft Mortgage.

7

SCHEDULE I
FAA MORTGAGE AND SECURITY AGREEMENT — FOURTH LIEN
MORTGAGE COLLATERAL
     1. “Aircraft [___]” means:
     one (1) [                    ] Model [                    ] aircraft bearing manufacturer’s serial no. [                     ] and FAA registration number [                    ];
     together with two (2) [                    ] Model [                    ] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [                    ] and [                    ] respectively.
     2. “Aircraft [___]” means:
     one (1) [                    ] Model [                    ] aircraft bearing manufacturer’s serial no. [                     ] and FAA registration number [                    ];
     together with two (2) [                    ] Model [                    ] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [                    ] and [                    ] respectively.

8

EXHIBIT D-1
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF FAA AIRCRAFT MORTGAGE AND SECURITY AGREEMENT — FIRST LIEN [LEASE ASSIGNMENT]
FAA MORTGAGE AND SECURITY AGREEMENT — FIRST LIEN (MSN [                    ])
     THIS FAA MORTGAGE AND SECURITY AGREEMENT — FIRST LIEN (MSN [                    ]) (this “Agreement”) dated as of October 13, 2009, is made by and between [                    ], as grantor (the “Grantor”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the First Lien Security Trustee (the “Security Trustee”) under the Aircraft Mortgage and Security Agreement (the “Aircraft Mortgage”), dated as of October 13, 2009, among INTERNATIONAL LEASE FINANCE CORPORATION (“ILFC”), TOP AIRCRAFT, INC., SHREWSBURY AIRCRAFT LEASING LIMITED, STATES AIRCRAFT, INC., ILFC IRELAND LIMITED, ILFC FRANCE S.A.R.L., ILFC LABUAN LTD. and the additional grantors referred to therein, as the grantors, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee and the FEDERAL RESERVE BANK OF NEW YORK (the “FRBNY”). Capitalized terms used and not defined herein are used as defined in Appendix A hereto.
W I T N E S S E T H:
     WHEREAS, the Grantor has entered into the First Lien Borrower Party Guarantee Agreement (the “First Lien Guarantee Agreement”), pursuant to which the Grantor has agreed to guarantee certain of the obligations of American International Group, Inc. (“AIG”) under the Credit Agreement dated as of September 22, 2008 between AIG, as borrower, and the FRBNY, as lender (as amended, restated, amended and restated or otherwise modified from time to time, the “Parent Credit Agreement”); and
     WHEREAS, the Grantor and the Security Trustee have entered into the Aircraft Mortgage in order to secure the payment and performance of all obligations of the Grantor under the First Lien Guarantee Agreement; and
     WHEREAS, the Grantor has agreed to secure the Secured Obligations by granting to the Security Trustee for the benefit of the Secured Parties a Lien on its interest in the airframes and engines described in Schedule I hereto (collectively, the “Aircraft”) and by granting to the Security Trustee a Lien on and security interest in its rights under the lease agreements described in Schedule I hereto (the “Assigned Leases”) and on certain other property and rights relating thereto; and
     NOW, THEREFORE, in order to (a) induce the Secured Parties to enter into the Transaction Documents and (b) secure the prompt payment and performance of all the Secured Obligations, the Grantor and the Security Trustee hereby agree as follows:

     1. SECURITY INTEREST. The Grantor does hereby transfer, convey, pledge, mortgage, hypothecate, assign and grant a first priority security interest to the Security Trustee, subject to no prior interests of any Person whatsoever except for the lessee under each Assigned Lease, in the following collateral (collectively, the “Mortgage Collateral”) attaching on the date of this Agreement:
a.	each Aircraft;

b.	all Parts, equipment, attachments, accessories, replacement and added Parts and components now or hereafter placed thereon, installed therein or attached thereto, whether or not any of such Parts, equipment, attachments, accessories, replacements or added parts or components may from time to time no longer be installed on any Aircraft or may be installed in any other aircraft;

c.	all of the Grantor’s right, title and interest in the technical data, technical documents, manuals, log books and all inspection, modification, overhaul, service, repair, maintenance, technical and other records that relate to any Aircraft and all the Grantor’s right, title and interest, present and future, therein and thereto and any sale or other transfer agreement relating to any Aircraft or any Assigned Lease, any lease assignments, novations or assumption agreements, relating to any Aircraft or any Assigned Lease, any acceptance certificate, and/or bill of sale relating to any Aircraft or any Assigned Lease, any guaranties, letters of credit or other credit support relating to any Aircraft or any Assigned Lease, and any other certificate, instrument or agreement relating to any Aircraft or a lessee, user or lessor of any Aircraft (collectively, the “Aircraft Documents”);

d.	all proceeds from the sale or other disposition of, all proceeds of insurance due to the Grantor on, and all proceeds of any condemnation due to the Grantor with respect to, any of the equipment described in clauses (a), (b) and (c) above;

e.	each Assigned Lease, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto, together with all of the Grantor’s rights as lessor thereunder including without limitation: (i) all rights, if any, under § 1110 of the Bankruptcy Code of the United States or any statute of similar import (whether of the United States or any other jurisdiction and whether now in effect or hereinafter enacted); (ii) all rights to receive payment of insurance proceeds and payments with respect to any manufacturer’s warranty, in each case payable with respect to the aircraft, the aircraft engines or other property which is the subject of any Assigned Lease; and (iii) upon the occurrence of an Event of Default to demand, collect, receive and retain all rent and other sums which may from time to time become payable under or in connection with any Assigned Lease;

f.	all rents, issues, profits, revenues and other income of the property intended, subjected or required to be subjected to the Lien of this Agreement hereby, by the other Transaction Documents or by any supplement to this Agreement in form and substance satisfactory to the Security Trustee (a “Mortgage Supplement”), and all of the estate, right, title and

2

interest of every nature whatsoever of the Grantor in and to the same and every part thereof; and

g.	all proceeds, howsoever arising, of the foregoing.
     TO HAVE AND TO HOLD the Mortgage Collateral unto the Security Trustee, and its successors and assigns, as security for the Secured Obligations.
2. INCORPORATION BY REFERENCE. THE SECURITY INTEREST IN THE MORTGAGE COLLATERAL CREATED UNDER THIS AGREEMENT IS GRANTED IN ACCORDANCE WITH THE AIRCRAFT MORTGAGE AND ALL OF THE TERMS AND CONDITIONS THEREOF, INCLUDING BUT NOT LIMITED TO PROVISIONS RELATING TO THE EXERCISE OF REMEDIES, SHALL BE INCORPORATED HEREIN BY REFERENCE.
  3. MISCELLANEOUS
     3.1 Successors and Assigns. All the terms, provisions, conditions and covenants herein contained shall be binding upon and shall inure to the benefit of the Grantor, the Security Trustee and their respective successors, assigns and transferees.
     3.2 Severability. Any provision of this Agreement prohibited by the laws of any jurisdiction or otherwise held to be invalid by any court of law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions hereof; and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.
     3.3 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     3.4 Further Assurances. At any time and from time to time, upon the request of the Security Trustee, the Grantor shall promptly and duly execute and deliver any and all such further instruments and documents that may be necessary, or that the Security Trustee may reasonably request, in order for the Security Trustee to obtain the full benefits of security interests and assignments created or intended to be created hereby and of the rights and powers granted herein and in the Aircraft Mortgage.
     3.5 Notices. All notices, requests, demands or other communications required hereunder or given pursuant hereto shall be in writing unless otherwise expressly provided to the following specified address or to such other address as either party may from time to time hereafter designate to the other party in writing:
If to the Grantor:

3

[                    ]
[ADDRESS]
Attention: [                    ]
Fax: [                    ]
If to the Security Trustee:
Wells Fargo Bank Northwest, National Association, as
Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Attention: Corporate Lease Group
Fax: (801) 246-5053
     3.6 Security Trustee.
          The Security Trustee shall be afforded all of the rights, protections, immunities and indemnities set forth in the Aircraft Mortgage as if such rights, protections, immunities and indemnities were specifically set forth herein.
     3.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.
[Remainder of page intentionally left blank]

4

     IN WITNESS WHEREOF, the parties hereto have, by their indicated officers thereunto duly authorized, caused this FAA Mortgage and Security Agreement — First Lien to be executed as of the day and year first above written and to be delivered in the State of New York.

GRANTOR:	[ ]
By:
Name:
Title:

SECURITY TRUSTEE:	WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee

By:
Name:
Title:

5

APPENDIX A
FAA MORTGAGE AND SECURITY AGREEMENT — FIRST LIEN
DEFINITIONS
     For all purposes of this Agreement, all capitalized terms used, but not defined, in this Agreement shall have the respective meanings assigned to such terms in the Aircraft Mortgage, and the following terms have the meanings indicated below:
          “Agreement” has the meaning specified in the recital of parties to this Agreement.
          “Aircraft” has the meaning specified in the third recital of this Agreement.
          “Aircraft Documents” has the meaning assigned to such term in Section 1(c) of this Agreement.
          “Aircraft Mortgage” has the meaning specified in the preliminary statements to this Agreement.
          “Assigned Lease” has the meaning specified in the third recital of this Agreement.
          “Grantor” has the meaning specified in the recital of parties to this Agreement.
          “Lien” means any mortgage, pledge, lien, encumbrance, international interest, charge or security interest, including without limitation any prospective contract of sale or other prospective international interest.
          “Mortgage Collateral” means the Aircraft, the Assigned Leases and other property described in Section 1 hereof and subject to the security interest created by this Agreement.
          “Part” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) engines, and (b) any appliance, part, component, instrument, appurtenance, accessory, furnishing, seat or other equipment that would qualify as a removable part and is leased by a lessee from a third party or is subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any “Airframe” (as defined in the Aircraft Mortgage) or any “Engine” (as defined in the Aircraft Mortgage) or removed therefrom.
          “Person” means any natural person, firm, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any other legal entity, including public bodies.
          “Secured Obligations” has the meaning given to the term “First Lien Secured Obligations” in the Aircraft Mortgage.
          “Secured Parties” has the meaning given to the term “First Lien Secured Parties”

6

in the Aircraft Mortgage.
          “Transaction Documents” has the meaning set forth in the Aircraft Mortgage.

7

SCHEDULE I
FAA MORTGAGE AND SECURITY AGREEMENT — FIRST LIEN
MORTGAGE COLLATERAL
     “Airframe [___]” means one (1) [___] Model [___] aircraft bearing manufacturer’s serial no. [___] and FAA registration number [___].
     “Engines [___]” means two (2) [___] Model [___] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [___] and [___] respectively.
     [Lease Agreement] dated [___], between [___] and [___] relating to Airframe [___] and Engines [___].
     “Airframe [___]” means one (1) [___] Model [___] aircraft bearing manufacturer’s serial no. [___] and FAA registration number [___].
     “Engines [___]” means two (2) [___] Model [___] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [___] and [___] respectively.
     [Lease Agreement] dated [___], between [___] and [___] relating to Airframe [___] and Engines [___].

8

EXHIBIT D-2
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF FAA AIRCRAFT MORTGAGE AND SECURITY AGREEMENT — SECOND LIEN [LEASE ASSIGNMENT]
FAA MORTGAGE AND SECURITY AGREEMENT — SECOND LIEN (MSN [___])
     THIS FAA MORTGAGE AND SECURITY AGREEMENT — SECOND LIEN (MSN [___]) (this “Agreement”) dated as of October 13, 2009, is made by and between [___], as grantor (the “Grantor”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the Second Lien Security Trustee (the “Security Trustee”) under the Aircraft Mortgage and Security Agreement (the “Aircraft Mortgage”), dated as of October 13, 2009, among INTERNATIONAL LEASE FINANCE CORPORATION (“ILFC”), TOP AIRCRAFT, INC. (“Holdings”), SHREWSBURY AIRCRAFT LEASING LIMITED (the “Irish SPC”), STATES AIRCRAFT, INC. (the “California SPC”), ILFC IRELAND LIMITED (the “Irish Initial Intermediate Lessee”), ILFC FRANCE S.A.R.L. (the “French Initial Intermediate Lessee”), ILFC LABUAN LTD. (the “Labuan Initial Intermediate Lessee”) and the additional grantors referred to therein, as the grantors, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the First Lien Security Trustee, the Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee and the FEDERAL RESERVE BANK OF NEW YORK. Capitalized terms used and not defined herein are used as defined in Appendix A hereto.
W I T N E S S E T H:
     WHEREAS, ILFC, the Irish SPC and the California SPC, and certain other borrowers party thereto, as co-borrowers (the “Borrowers”), the Irish Initial Intermediate Lessee, the French Initial Intermediate Lessee, the Labuan Initial Intermediate Lessee, Holdings, AIG Funding Inc., as the lender (the “Lender”) and the Security Trustee have entered into the Credit Agreement, dated as of the date hereof (the “Credit Agreement”), pursuant to which the Lender has made certain Loan to the Borrowers; and
     WHEREAS, the Grantor and the Security Trustee have entered into the Aircraft Mortgage in order to secure the payment and performance of all obligations of the Grantor under the Credit Agreement, among other things; and
     WHEREAS, the Grantor has agreed to secure the Secured Obligations by granting to the Security Trustee for the benefit of the Secured Parties a Lien on its interest in the airframes and engines described in Schedule I hereto (collectively, the “Aircraft”) and by granting to the Security Trustee a Lien on and security interest in its rights under the lease agreements described in Schedule I hereto (the “Assigned Leases”) and on certain other property and rights relating thereto; and
     NOW, THEREFORE, in order to (a) induce the Secured Parties to enter into the

Transaction Documents and (b) secure the prompt payment and performance of all the Secured Obligations, the Grantor and the Security Trustee hereby agree as follows:
          1. SECURITY INTEREST. The Grantor does hereby transfer, convey, pledge, mortgage, hypothecate, assign and grant a subordinated security interest to the Security Trustee, subject and subordinate in all respects to the Lien of the Senior Secured Parties, and subject to no other prior interests of any Person whatsoever except for the lessee under each Assigned Lease, in the following collateral (collectively, the “Mortgage Collateral”) attaching on the date of this Agreement:
a.	each Aircraft;

b.	all Parts, equipment, attachments, accessories, replacement and added Parts and components now or hereafter placed thereon, installed therein or attached thereto, whether or not any of such Parts, equipment, attachments, accessories, replacements or added parts or components may from time to time no longer be installed any the Aircraft or may be installed in any other aircraft;

c.	all of the Grantor’s right, title and interest in the technical data, technical documents, manuals, log books and all inspection, modification, overhaul, service, repair, maintenance, technical and other records that relate to any Aircraft and all the Grantor’s right, title and interest, present and future, therein and thereto and any sale or other transfer agreement relating to any Aircraft or any Assigned Lease, any lease assignments, novations or assumption agreements, relating to any Aircraft or any Assigned Lease, any acceptance certificate, and/or bill of sale relating to any Aircraft or any Assigned Lease, any guaranties, letters of credit or other credit support relating to any Aircraft or any Assigned Lease, and any other certificate, instrument or agreement relating to any Aircraft or a lessee, user or lessor of any Aircraft (collectively, the “Aircraft Documents”);

d.	all proceeds from the sale or other disposition of, all proceeds of insurance due to the Grantor on, and all proceeds of any condemnation due to the Grantor with respect to, any of the equipment described in clauses (a), (b) and (c) above;

e.	each Assigned Lease, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto, together with all of the Grantor’s rights as lessor thereunder including without limitation: (i) all rights, if any, under § 1110 of the Bankruptcy Code of the United States or any statute of similar import (whether of the United States or any other jurisdiction and whether now in effect or hereinafter enacted); (ii) all rights to receive payment of insurance proceeds and payments with respect to any manufacturer’s warranty, in each case payable with respect to the aircraft, the aircraft engines or other property which is the subject of any Assigned Lease; and (iii) upon the occurrence of an Event of Default to demand, collect, receive and retain all rent and other sums which may from time to time become payable under or in connection with any Assigned Lease;

2

f.	all rents, issues, profits, revenues and other income of the property intended, subjected or required to be subjected to the Lien of this Agreement hereby, by the other Transaction Documents or by any supplement to this Agreement in form and substance satisfactory to the Security Trustee (a “Mortgage Supplement”), and all of the estate, right, title and interest of every nature whatsoever of the Grantor in and to the same and every part thereof; and

g.	all proceeds, howsoever arising, of the foregoing.
          TO HAVE AND TO HOLD the Mortgage Collateral unto the Security Trustee, and its successors and assigns, as security for the Secured Obligations.

3

2. INCORPORATION BY REFERENCE. THE SECURITY INTEREST IN THE MORTGAGE COLLATERAL CREATED UNDER THIS AGREEMENT IS GRANTED IN ACCORDANCE WITH THE AIRCRAFT MORTGAGE AND ALL OF THE TERMS AND CONDITIONS THEREOF, INCLUDING BUT NOT LIMITED TO PROVISIONS RELATING TO THE EXERCISE OF REMEDIES, SHALL BE INCORPORATED HEREIN BY REFERENCE.
     3. MISCELLANEOUS
          3.1 Successors and Assigns. All the terms, provisions, conditions and covenants herein contained shall be binding upon and shall inure to the benefit of the Grantor, the Security Trustee and their respective successors, assigns and transferees.
          3.2 Severability. Any provision of this Agreement prohibited by the laws of any jurisdiction or otherwise held to be invalid by any court of law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions hereof; and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.
          3.3 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
          3.4 Further Assurances. At any time and from time to time, upon the request of the Security Trustee, the Grantor shall promptly and duly execute and deliver any and all such further instruments and documents that may be necessary, or that the Security Trustee may reasonably request, in order for the Security Trustee to obtain the full benefits of security interests and assignments created or intended to be created hereby and of the rights and powers granted herein and in the Aircraft Mortgage.
          3.5 Notices. All notices, requests, demands or other communications required hereunder or given pursuant hereto shall be in writing unless otherwise expressly provided to the following specified address or to such other address as either party may from time to time hereafter designate to the other party in writing:
               If to the Grantor:
[_____]
[ADDRESS]
Attention: [_____]
Fax: [_____]
               If to the Security Trustee:

4

Wells Fargo Bank Northwest, National Association, as
Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Attention: Corporate Lease Group
Fax: (801) 246-5053
          3.6 Security Trustee.
               The Security Trustee shall be afforded all of the rights, protections, immunities and indemnities set forth in the Aircraft Mortgage as if such rights, protections, immunities and indemnities were specifically set forth herein.
          3.7 Execution in Counterparts.
               This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.
[Remainder of page intentionally left blank]

5

     IN WITNESS WHEREOF, the parties hereto have, by their indicated officers thereunto duly authorized, caused this FAA Mortgage and Security Agreement — Second Lien to be executed as of the day and year first above written and to be delivered in the State of New York.

GRANTOR:	[ ]

By:

Name:
Title:

SECURITY TRUSTEE:	WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee

By:

Name:
Title:

6

APPENDIX A
FAA MORTGAGE AND SECURITY AGREEMENT — SECOND LIEN
DEFINITIONS
     For all purposes of this Agreement, all capitalized terms used, but not defined, in this Agreement shall have the respective meanings assigned to such terms in the Aircraft Mortgage, and the following terms have the meanings indicated below:
          “Agreement” has the meaning specified in the recital of parties to this Agreement.
          “Aircraft” has the meaning assigned to such term in the third recital of this Agreement.
          “Aircraft Documents” has the meaning assigned to such term in Section 1(c) of this Agreement.
          “Aircraft Mortgage” has the meaning specified in the preliminary statements to this Agreement.
          “Assigned Lease” has the meaning specified in the third recital of this Agreement.
          “Grantor” has the meaning specified in the recital of parties to this Agreement.
          “Lien” means any mortgage, pledge, lien, encumbrance, international interest, charge or security interest, including without limitation any prospective contract of sale or other prospective international interest.
          “Mortgage Collateral” means the Aircraft, the Assigned Leases and other property described in Section 1 hereof and subject to the security interest created by this Agreement.
          “Part” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) engines, and (b) any appliance, part, component, instrument, appurtenance, accessory, furnishing, seat or other equipment that would qualify as a removable part and is leased by a lessee from a third party or is subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any “Airframe” (as defined in the Aircraft Mortgage) or any “Engine” (as defined in the Aircraft Mortgage) or removed therefrom.
          “Person” means any natural person, firm, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any other legal entity, including public bodies.
          “Secured Obligations” has the meaning given to the term “Second Lien Secured Obligations” in the Aircraft Mortgage.

7

          “Secured Parties” has the meaning given to the term “Second Lien Secured Parties” in the Aircraft Mortgage.
          “Senior Secured Parties” has the meaning given to the term “First Lien Secured Parties” in the Aircraft Mortgage.
          “Transaction Documents” has the meaning set forth in the Aircraft Mortgage.

8

SCHEDULE I
FAA MORTGAGE AND SECURITY AGREEMENT — SECOND LIEN
MORTGAGE COLLATERAL
     “Airframe [___]” means one (1) [___] Model [___] aircraft bearing manufacturer’s serial no. [___] and FAA registration number [___].
     “Engines [___]” means two (2) [___] Model [___] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [___] and [___] respectively.
     [Lease Agreement] dated [___], between [___] and [___] relating to Airframe [___] and Engines [___].
     “Airframe [___]” means one (1) [___] Model [___] aircraft bearing manufacturer’s serial no. [___] and FAA registration number [___].
     “Engines [___]” means two (2) [___] Model [___] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [___] and [___] respectively.
     [Lease Agreement] dated [___], between [___] and [___] relating to Airframe [___] and Engines [___].

9

EXHIBIT D-3
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF FAA AIRCRAFT MORTGAGE AND SECURITY AGREEMENT — THIRD LIEN [LEASE ASSIGNMENT]
FAA MORTGAGE AND SECURITY AGREEMENT — THIRD LIEN (MSN [___])
     THIS FAA MORTGAGE AND SECURITY AGREEMENT — THIRD LIEN (MSN [___]) (this “Agreement”) dated as of October 13, 2009, is made by and between [___], as grantor (the “Grantor”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the Third Lien Security Trustee (the “Security Trustee”) under the Aircraft Mortgage and Security Agreement (the “Aircraft Mortgage”), dated as of October 13, 2009, among INTERNATIONAL LEASE FINANCE CORPORATION (“ILFC”), TOP AIRCRAFT, INC., SHREWSBURY AIRCRAFT LEASING LIMITED, STATES AIRCRAFT, INC., ILFC IRELAND LIMITED, ILFC FRANCE S.A.R.L., ILFC LABUAN LTD. and the additional grantors referred to therein, as the grantors, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the First Lien Security Trustee, the Second Lien Security Trustee, the Security Trustee and the Fourth Lien Security Trustee and the FEDERAL RESERVE BANK OF NEW YORK (the “FRBNY”). Capitalized terms used and not defined herein are used as defined in Appendix A hereto.
W I T N E S S E T H:
     WHEREAS, the Grantor has entered into the Third Lien Borrower Party Guarantee Agreement (the “Third Lien Guarantee Agreement”), pursuant to which the Grantor has agreed to guarantee certain of the obligations of American International Group, Inc. (“AIG”) under the Credit Agreement dated as of September 22, 2008 between AIG, as borrower, and the FRBNY, as lender (as amended, restated, amended and restated or otherwise modified from time to time, the “Parent Credit Agreement”); and
     WHEREAS, the Grantor and the Security Trustee have entered into the Aircraft Mortgage in order to secure the payment and performance of all obligations of the Grantor under the Third Lien Guarantee Agreement; and
     WHEREAS, the Grantor has agreed to secure the Secured Obligations by granting to the Security Trustee for the benefit of the Secured Parties a Lien on its interest in the airframes and engines described in Schedule I hereto (collectively, the “Aircraft”) and by granting to the Security Trustee a Lien on and security interest in its rights under the lease agreements described in Schedule I hereto (the “Assigned Leases”) and on certain other property and rights relating thereto; and
     NOW, THEREFORE, in order to (a) induce the Secured Parties to enter into the Transaction Documents and (b) secure the prompt payment and performance of all the Secured Obligations, the Grantor and the Security Trustee hereby agree as follows:

          1. SECURITY INTEREST. The Grantor does hereby transfer, convey, pledge, mortgage, hypothecate, assign and grant a subordinated security interest to the Security Trustee, subject and subordinate in all respects to the Lien of the Senior Secured Parties, and subject to no other prior interests of any Person whatsoever except for the lessee under each Assigned Lease, in the following collateral (collectively, the “Mortgage Collateral”) attaching on the date of this Agreement:
a.	each Aircraft;

b.	all Parts, equipment, attachments, accessories, replacement and added Parts and components now or hereafter placed thereon, installed therein or attached thereto, whether or not any of such Parts, equipment, attachments, accessories, replacements or added parts or components may from time to time no longer be installed on an Aircraft or may be installed in any other aircraft;

c.	all of the Grantor’s right, title and interest in the technical data, technical documents, manuals, log books and all inspection, modification, overhaul, service, repair, maintenance, technical and other records that relate to any Aircraft and all the Grantor’s right, title and interest, present and future, therein and thereto and any sale or other transfer agreement relating to any Aircraft or any Assigned Lease, any lease assignments, novations or assumption agreements, relating to any Aircraft or any Assigned Lease, any acceptance certificate, and/or bill of sale relating to any Aircraft or any Assigned Lease, any guaranties, letters of credit or other credit support relating to any Aircraft or any Assigned Lease, and any other certificate, instrument or agreement relating to any Aircraft or a lessee, user or lessor of any Aircraft (collectively, the “Aircraft Documents”);

d.	all proceeds from the sale or other disposition of, all proceeds of insurance due to the Grantor on, and all proceeds of any condemnation due to the Grantor with respect to, any of the equipment described in clauses (a), (b) and (c) above;

e.	each Assigned Lease, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto, together with all of the Grantor’s rights as lessor thereunder including without limitation: (i) all rights, if any, under § 1110 of the Bankruptcy Code of the United States or any statute of similar import (whether of the United States or any other jurisdiction and whether now in effect or hereinafter enacted); (ii) all rights to receive payment of insurance proceeds and payments with respect to any manufacturer’s warranty, in each case payable with respect to the aircraft, the aircraft engines or other property which is the subject of any Assigned Lease; and (iii) upon the occurrence of an Event of Default to demand, collect, receive and retain all rent and other sums which may from time to time become payable under or in connection with any Assigned Lease;

f.	all rents, issues, profits, revenues and other income of the property intended, subjected or required to be subjected to the Lien of this Agreement hereby, by the other Transaction Documents or by any supplement to this Agreement in form and substance

2

satisfactory to the Security Trustee (a “Mortgage Supplement”), and all of the estate, right, title and interest of every nature whatsoever of the Grantor in and to the same and every part thereof; and

g.	all proceeds, howsoever arising, of the foregoing.
          TO HAVE AND TO HOLD the Mortgage Collateral unto the Security Trustee, and its successors and assigns, as security for the Secured Obligations.

3

2. INCORPORATION BY REFERENCE. THE SECURITY INTEREST IN THE MORTGAGE COLLATERAL CREATED UNDER THIS AGREEMENT IS GRANTED IN ACCORDANCE WITH THE AIRCRAFT MORTGAGE AND ALL OF THE TERMS AND CONDITIONS THEREOF, INCLUDING BUT NOT LIMITED TO PROVISIONS RELATING TO THE EXERCISE OF REMEDIES, SHALL BE INCORPORATED HEREIN BY REFERENCE.
     3. MISCELLANEOUS
          3.1 Successors and Assigns. All the terms, provisions, conditions and covenants herein contained shall be binding upon and shall inure to the benefit of the Grantor, the Security Trustee and their respective successors, assigns and transferees.
          3.2 Severability. Any provision of this Agreement prohibited by the laws of any jurisdiction or otherwise held to be invalid by any court of law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions hereof; and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.
          3.3 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
          3.4 Further Assurances. At any time and from time to time, upon the request of the Security Trustee, the Grantor shall promptly and duly execute and deliver any and all such further instruments and documents that may be necessary, or that the Security Trustee may reasonably request, in order for the Security Trustee to obtain the full benefits of security interests and assignments created or intended to be created hereby and of the rights and powers granted herein and in the Aircraft Mortgage.
          3.5 Notices. All notices, requests, demands or other communications required hereunder or given pursuant hereto shall be in writing unless otherwise expressly provided to the following specified address or to such other address as either party may from time to time hereafter designate to the other party in writing:
               If to the Grantor:
[_____]
[ADDRESS]
Attention: [_____]
Fax: [_____]
               If to the Security Trustee:

4

Wells Fargo Bank Northwest, National Association, as
Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Attention: Corporate Lease Group
Fax: (801) 246-5053
          3.6 Security Trustee.
                The Security Trustee shall be afforded all of the rights, protections, immunities and indemnities set forth in the Aircraft Mortgage as if such rights, protections, immunities and indemnities were specifically set forth herein.
          3.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.
[Remainder of page intentionally left blank]

5

     IN WITNESS WHEREOF, the parties hereto have, by their indicated officers thereunto duly authorized, caused this FAA Mortgage and Security Agreement — Third Lien to be executed as of the day and year first above written and to be delivered in the State of New York.

GRANTOR:	[ ]

By:

Name:
Title:

SECURITY TRUSTEE:	WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee

By:

Name:
Title:

6

APPENDIX A
FAA MORTGAGE AND SECURITY AGREEMENT — THIRD LIEN
DEFINITIONS
     For all purposes of this Agreement, all capitalized terms used, but not defined, in this Agreement shall have the respective meanings assigned to such terms in the Aircraft Mortgage, and the following terms have the meanings indicated below:
          “Agreement” has the meaning specified in the recital of parties to this Agreement.
          “Aircraft” has the meaning specified in the third recital of this Agreement.
          “Aircraft Documents” has the meaning assigned to such term in Section 1(c) of this Agreement.
          “Aircraft Mortgage” has the meaning specified in the preliminary statements to this Agreement.
          “Assigned Lease” has the meaning specified in the third recital of this Agreement.
          “Grantor” has the meaning specified in the recital of parties to this Agreement.
          “Lien” means any mortgage, pledge, lien, encumbrance, international interest, charge or security interest, including without limitation any prospective contract of sale or other prospective international interest.
          “Mortgage Collateral” means the Aircraft, the Assigned Leases and other property described in Section 1 hereof and subject to the security interest created by this Agreement.
          “Part” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) engines, and (b) any appliance, part, component, instrument, appurtenance, accessory, furnishing, seat or other equipment that would qualify as a removable part and is leased by a lessee from a third party or is subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any “Airframe” (as defined in the Aircraft Mortgage) or any “Engine” (as defined in the Aircraft Mortgage) or removed therefrom.
          “Person” means any natural person, firm, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any other legal entity, including public bodies.
          “Secured Obligations” has the meaning given to the term “Third Lien Secured Obligations” in the Aircraft Mortgage.
          “Secured Parties” has the meaning given to the term “Third Lien Secured Parties”

7

in the Aircraft Mortgage.
          “Senior Secured Parties” means, collectively, the “First Lien Secured Parties” and the “Second Lien Secured Parties”, each as defined in the Aircraft Mortgage.
          “Transaction Documents” has the meaning set forth in the Aircraft Mortgage.

8

SCHEDULE I
FAA MORTGAGE AND SECURITY AGREEMENT — THIRD LIEN
MORTGAGE COLLATERAL
     “Airframe [___]” means one (1) [___] Model [___] aircraft bearing manufacturer’s serial no. [___] and FAA registration number [___].
     “Engines [___]” means two (2) [___] Model [___] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [___] and [___] respectively.
     [Lease Agreement] dated [___], between [___] and [___] relating to Airframe [___] and Engines [___].
     “Airframe [___]” means one (1) [___] Model [___] aircraft bearing manufacturer’s serial no. [___] and FAA registration number [___].
     “Engines [___]” means two (2) [___] Model [___] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [___] and [___] respectively.
     [Lease Agreement] dated [___], between [___] and [___] relating to Airframe [___] and Engines [___].

9

EXHIBIT D-4
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF FAA AIRCRAFT MORTGAGE AND SECURITY AGREEMENT – FOURTH LIEN [LEASE ASSIGNMENT]
FAA MORTGAGE AND SECURITY AGREEMENT – FOURTH LIEN (MSN [                    ])
          THIS FAA MORTGAGE AND SECURITY AGREEMENT – FOURTH LIEN (MSN [                    ]) (this “Agreement”) dated as of October 13, 2009, is made by and between [                    ], as grantor (the “Grantor”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the Fourth Lien Security Trustee (the “Security Trustee”) under the Aircraft Mortgage and Security Agreement (the “Aircraft Mortgage”), dated as of October 13, 2009, among INTERNATIONAL LEASE FINANCE CORPORATION (“ILFC”), TOP AIRCRAFT, INC. (“Holdings”), SHREWSBURY AIRCRAFT LEASING LIMITED (the “Irish SPC”), STATES AIRCRAFT, INC. (the “California SPC”), ILFC IRELAND LIMITED (the “Irish Initial Intermediate Lessee”), ILFC FRANCE S.A.R.L. (the “French Initial Intermediate Lessee”), ILFC LABUAN LTD. (the “Labuan Initial Intermediate Lessee”), and the additional grantors referred to therein, as the grantors, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the First Lien Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee and the Security Trustee and the FEDERAL RESERVE BANK OF NEW YORK. Capitalized terms used and not defined herein are used as defined in Appendix A hereto.
W I T N E S S E T H:
          WHEREAS, ILFC and AIG Funding, Inc. (“AIG Funding”) have entered into the Demand Note Agreement, dated as of March 9, 2009, and the Demand Note Agreement, dated as of March 26, 2009 (collectively, the “Demand Note Agreements”), pursuant to which AIG Funding has made certain Advances to ILFC; and
          WHEREAS, the Demand Note Agreements have been amended and restated as of October 13, 2009 pursuant to the Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) among ILFC, the Irish SPC and the California SPC, as co-borrowers, the Irish Initial Intermediate Lessee, the French Initial Intermediate Lessee and the Labuan Initial Intermediate Lessee, AIG Funding and the Security Trustee; and
          WHEREAS, the Grantor and the Security Trustee have entered into the Aircraft Mortgage in order to secure the payment and performance of all obligations of the Grantor under the Amended and Restated Credit Agreement; and
          WHEREAS, the Grantor has agreed to secure the Secured Obligations by granting to the Security Trustee for the benefit of the Secured Party a Lien on its interest in the airframes and engines described in Schedule I hereto (collectively, the “Aircraft”) and by granting to the Security Trustee a Lien on and security interest in its rights under the lease agreements described in Schedule I hereto (the “Assigned Leases”) and on certain other property and rights relating thereto; and
          NOW, THEREFORE, in order to (a) induce the Secured Party to enter into the Transaction Documents and (b) secure the prompt payment and performance of all the Secured Obligations, the Grantor and the Security Trustee hereby agree as follows:
          1. SECURITY INTEREST. The Grantor does hereby transfer, convey, pledge, mortgage, hypothecate, assign and grant a subordinated security interest to the Security Trustee, subject and subordinate in all respects to the Lien of the Senior Secured Parties, and subject to no other prior interests of any Person whatsoever except for the lessee under each Assigned Lease, in the following collateral (collectively, the “Mortgage Collateral”) attaching on the date of this Agreement:
a.	each Aircraft;

b.	all Parts, equipment, attachments, accessories, replacement and added Parts and components now or hereafter placed thereon, installed therein or attached thereto, whether or not any of such Parts, equipment, attachments, accessories, replacements or added parts or components may from time to time no longer be installed on an Aircraft or may be installed in any other aircraft;

c.	all of the Grantor’s right, title and interest in the technical data, technical documents, manuals, log books and all inspection, modification, overhaul, service, repair, maintenance, technical and other records that relate to any Aircraft and all the Grantor’s right, title and interest, present and future, therein and thereto and any sale or other transfer agreement relating to any Aircraft or any Assigned Lease, any lease assignments, novations or assumption agreements, relating to any Aircraft or any Assigned Lease, any acceptance certificate, and/or bill of sale relating to any Aircraft or any Assigned Lease, any guaranties, letters of credit or other credit support relating to any Aircraft or any Assigned Lease, and any other certificate, instrument or agreement relating to any Aircraft or a lessee, user or lessor of any Aircraft (collectively, the “Aircraft Documents”);

d.	all proceeds from the sale or other disposition of, all proceeds of insurance due to the Grantor on, and all proceeds of any condemnation due to the Grantor with respect to, any of the equipment described in clauses (a), (b) and (c) above;

e.	each Assigned Lease, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto, together with all of the Grantor’s rights as lessor thereunder including without limitation: (i) all rights, if any, under § 1110 of the Bankruptcy Code of the United States or any statute of similar import (whether of the United States or any other jurisdiction and whether now in effect or hereinafter enacted); (ii) all rights to receive payment of insurance proceeds and payments with respect to any manufacturer’s warranty, in each case payable with respect to the aircraft, the aircraft engines or other property which is the subject of any Assigned Lease; and (iii) upon the occurrence of an Event of Default to demand,

2

collect, receive and retain all rent and other sums which may from time to time become payable under or in connection with any Assigned Lease;

f.	all rents, issues, profits, revenues and other income of the property intended, subjected or required to be subjected to the Lien of this Agreement hereby, by the other Transaction Documents or by any supplement to this Agreement in form and substance satisfactory to the Security Trustee (a “Mortgage Supplement”), and all of the estate, right, title and interest of every nature whatsoever of the Grantor in and to the same and every part thereof; and

g.	all proceeds, howsoever arising, of the foregoing.
          TO HAVE AND TO HOLD the Mortgage Collateral unto the Security Trustee, and its successors and assigns, as security for the Secured Obligations.
          2. INCORPORATION BY REFERENCE. The security interest in the Mortgage Collateral created under this Agreement is granted in accordance with the Aircraft Mortgage and all of the terms and conditions thereof, including but not limited to provisions relating to the exercise of remedies, shall be incorporated herein by reference.
          3. MISCELLANEOUS
          3.1 Successors and Assigns.
          All the terms, provisions, conditions and covenants herein contained shall be binding upon and shall inure to the benefit of the Grantor, the Security Trustee and their respective successors, assigns and transferees.
          3.2 Severability.
          Any provision of this Agreement prohibited by the laws of any jurisdiction or otherwise held to be invalid by any court of law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, or modified to conform with such laws, without invalidating the remaining provisions hereof; and any such prohibition in any jurisdiction shall not invalidate such provisions in any other jurisdiction.
          3.3 Governing Law.
          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
          3.4 Further Assurances.
          At any time and from time to time, upon the request of the Security Trustee, the Grantor shall promptly and duly execute and deliver any and all such further instruments and documents that may be necessary, or that the Security Trustee may reasonably request, in order for the Security Trustee to obtain the full benefits of security interests and assignments created or

3

intended to be created hereby and of the rights and powers granted herein and in the Aircraft Mortgage.
          3.5 Notices.
          All notices, requests, demands or other communications required hereunder or given pursuant hereto shall be in writing unless otherwise expressly provided to the following specified address or to such other address as either party may from time to time hereafter designate to the other party in writing:
If to the Grantor:
[                    ]
[ADDRESS]
Attention: [                    ]
Fax: [                    ]
If to the Security Trustee:
Wells Fargo Bank Northwest, National Association, as
Security Trustee
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
Attention: Corporate Lease Group
Fax: (801) 246-5053
               3.6 Security Trustee.
               The Security Trustee shall be afforded all of the rights, protections, immunities and indemnities set forth in the Aircraft Mortgage as if such rights, protections, immunities and indemnities were specifically set forth herein.
               3.7 Execution in Counterparts.
          This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument.
[Remainder of page intentionally left blank]

4

          IN WITNESS WHEREOF, the parties hereto have, by their indicated officers thereunto duly authorized, caused this FAA Mortgage and Security Agreement – Fourth Lien to be executed as of the day and year first above written and to be delivered in the State of New York.

GRANTOR:	[ ]

By:
Name:
Title:

SECURITY TRUSTEE:	WELLS FARGO BANK NORTHWEST,
NATIONAL ASSOCIATION, not in its individual
capacity but solely as Security Trustee

By:

Name:
Title:

5

APPENDIX A
FAA MORTGAGE AND SECURITY AGREEMENT – FOURTH LIEN
DEFINITIONS
          For all purposes of this Agreement, all capitalized terms used, but not defined, in this Agreement shall have the respective meanings assigned to such terms in the Aircraft Mortgage, and the following terms have the meanings indicated below:
               “Agreement” has the meaning specified in the recital of parties to this Agreement.
               “Aircraft” has the meaning specified in the fourth recital of this Agreement.
               “Aircraft Documents” has the meaning assigned to such term in Section 1(c) of this Agreement.
               “Aircraft Mortgage” has the meaning specified in the preliminary statements to this Agreement.
               “Amended and Restated Credit Agreement” has the meaning specified in the second recital of this Agreement.
               “Assigned Lease” has the meaning specified in the fourth recital of this Agreement.
               “Grantor” has the meaning specified in the recital of parties to this Agreement.
               “Lien” means any mortgage, pledge, lien, encumbrance, international interest, charge or security interest, including without limitation any prospective contract of sale or other prospective international interest.
               “Mortgage Collateral” means the Aircraft, the Assigned Leases and other property described in Section 1 hereof and subject to the security interest created by this Agreement.
               “Part” means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) engines, and (b) any appliance, part, component, instrument, appurtenance, accessory, furnishing, seat or other equipment that would qualify as a removable part and is leased by a lessee from a third party or is subject to a security interest granted to a third party), that may from time to time be installed or incorporated in or attached or appurtenant to any “Airframe” (as defined in the Aircraft Mortgage) or any “Engine” (as defined in the Aircraft Mortgage) or removed therefrom.
               “Person” means any natural person, firm, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any political subdivision thereof or any other legal entity, including public bodies.

6

               “Secured Obligations” has the meaning given to the term “Fourth Lien Secured Obligations” in the Aircraft Mortgage.
               “Secured Party” has the meaning given to the term “Fourth Lien Secured Party” in the Aircraft Mortgage.
               “Senior Secured Parties” means, collectively, the “First Lien Secured Parties”, the “Second Lien Secured Parties” and the “Third Lien Secured Parties”, each as defined in the Aircraft Mortgage.
               “Transaction Documents” has the meaning set forth in the Aircraft Mortgage.

7

SCHEDULE I
FAA MORTGAGE AND SECURITY AGREEMENT – FOURTH LIEN
MORTGAGE COLLATERAL
          “Airframe [___]” means one (1) [                    ] Model [                    ] aircraft bearing manufacturer’s serial no. [___] and FAA registration number [___].
          “Engines [___]” means two (2) [                    ] Model [                    ] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [___] and [___] respectively.
          [Lease Agreement] dated [                    ], between [                    ] and [                     ] relating to Airframe [___] and Engines [___].
          “Airframe [___]” means one (1) [                    ] Model [                    ] aircraft bearing manufacturer’s serial no. [___] and FAA registration number [___].
          “Engines [___]” means two (2) [                    ] Model [                    ] aircraft engines (each of which engines has 550 or more rated takeoff horsepower or the equivalent thereof) bearing manufacturer’s serial nos. [___] and [___] respectively.
          [Lease Agreement] dated [                     ], between [                     ] and [                     ] relating to Airframe [___] and Engines [___].

8

EXHIBIT E-1
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF FAA LEASE SECURITY ASSIGNMENT – FIRST LIEN
FAA LEASE SECURITY ASSIGNMENT – FIRST LIEN (MSN [___])
          THIS FAA LEASE SECURITY ASSIGNMENT – FIRST LIEN (MSN [___]) (this “Assignment”), dated as of October 13, is made by and between [___], as grantor (the “Grantor”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the First Lien Security Trustee (the “Security Trustee”) under the Aircraft Mortgage and Security Agreement (the “Aircraft Mortgage”), dated as of October 13, 2009, among INTERNATIONAL LEASE FINANCE CORPORATION (“ILFC”), TOP AIRCRAFT, INC., SHREWSBURY AIRCRAFT LEASING LIMITED, STATES AIRCRAFT, INC., ILFC IRELAND LIMITED, ILFC FRANCE S.A.R.L., ILFC LABUAN LTD. and the additional grantors referred to therein, as the grantors, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee and the FEDERAL RESERVE BANK OF NEW YORK (the “FRBNY”). Capitalized terms used and not defined herein are used as defined in the Aircraft Mortgage.
W I T N E S S E T H:
          WHEREAS, the Grantor has entered into the First Lien Borrower Party Guarantee Agreement (the “First Lien Guarantee Agreement”), pursuant to which the Grantor has agreed to guarantee certain of the obligations of American International Group, Inc. (“AIG”) under the Credit Agreement dated as of September 22, 2008 between AIG, as borrower, and the FRBNY, as lender (as amended, restated, amended and restated or otherwise modified from time to time, the “Parent Credit Agreement”); and
          WHEREAS, the Grantor and the Security Trustee have entered into the Aircraft Mortgage in order to secure the payment and performance of all obligations of the Grantor under the First Lien Guarantee Agreement; and
          WHEREAS, the Grantor has agreed to secure the First Lien Secured Obligations by assigning to the Security Trustee the Lease Agreements as more fully described on Schedule 1 hereto, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto (the “Assigned Leases”); and
          NOW THEREFORE, the Grantor hereby agrees as follows with the Security Trustee for its benefit and the benefit of the other First Lien Secured Parties:
1. The Grantor hereby bargains, sells, transfers and conveys to the Security Trustee, for its benefit and the benefit of the other First Lien Secured Parties, and grants to the Security Security Trustee for its benefit and the benefit of the other First Lien Secured Parties, a first priority security interest in and to each Assigned Lease, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto, and subject to section 2 below together with all of the Grantor’s rights as lessor thereunder including without limitation: (i) all rights, if any, under § 1110 of the Bankruptcy Code of the United States or any statute of similar import (whether of the United States or any other jurisdiction and whether now in effect or hereinafter enacted); (ii) all rights to receive payment of insurance proceeds and payments with respect to any manufacturer’s warranty, in each case payable with respect to the aircraft, the aircraft engines or other property which is the subject of any Assigned Lease; and (iii) upon the occurrence of an Event of Default to demand, collect, receive and retain all rent and other sums which may from time to time become payable under or in connection with any Assigned Lease.
2. INCORPORATION BY REFERENCE. THE SECURITY INTEREST CREATED UNDER THIS AGREEMENT IS GRANTED IN ACCORDANCE WITH THE AIRCRAFT MORTGAGE AND ALL OF THE TERMS AND CONDITIONS THEREOF, INCLUDING BUT NOT LIMITED TO PROVISIONS RELATING TO THE GRANTOR’S RIGHTS IN RESPECT OF DEALING WITH ANY ASSIGNED LEASE AND THE SECURITY TRUSTEE’S EXERCISE OF REMEDIES, SHALL BE INCORPORATED HEREIN BY REFERENCE.
[The remainder of this page is intentionally blank.]

2

IN WITNESS WHEREOF, the undersigned have executed or caused this Assignment to be executed on the day and year first written above.

GRANTOR:

[ ]

By:

Name:

Title:

SECURITY TRUSTEE:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee

By:

Name:

Title:

3

Schedule 1
to FAA Lease Security Assignment (MSN [                    ])
Description of Lease Agreements

4

EXHIBIT E-2
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF FAA LEASE SECURITY ASSIGNMENT – SECOND LIEN
FAA LEASE SECURITY ASSIGNMENT – FIRST LIEN (MSN [___])
          THIS FAA LEASE SECURITY ASSIGNMENT – FIRST LIEN (MSN [___]) (this “Assignment”), dated as of October 13, is made by and between [___], as grantor (the “Grantor”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the Second Lien Security Trustee (the “Security Trustee”) under the Aircraft Mortgage and Security Agreement (the “Aircraft Mortgage”), dated as of October 13, 2009, among INTERNATIONAL LEASE FINANCE CORPORATION (“ILFC”), TOP AIRCRAFT, INC. (“Holdings”), SHREWSBURY AIRCRAFT LEASING LIMITED (the “Irish SPC”), STATES AIRCRAFT, INC. (the “California SPC”), ILFC IRELAND LIMITED (the “Irish Initial Intermediate Lessee”), ILFC FRANCE S.A.R.L. (the “French Initial Intermediate Lessee”), ILFC LABUAN LTD. (the “Labuan Initial Intermediate Lessee”) and the additional grantors referred to therein, as the grantors, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the First Lien Security Trustee, the Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee and the FEDERAL RESERVE BANK OF NEW YORK. Capitalized terms used and not defined herein are used as defined in the Aircraft Mortgage.
W I T N E S S E T H:
          WHEREAS, ILFC, the Irish SPC and the California SPC, and certain other borrowers party thereto, as co-borrowers (the “Borrowers”), the Irish Initial Intermediate Lessee, French Initial Intermediate Lessee, Labuam Initial Intermediate Lessee, Holdings, AIG Funding, Inc., as the lender (the “Lender”), and the Security Trustee have entered into the Credit Agreement, dated as of the date hereof (the “Credit Agreement”), pursuant to which the Lender has made the Loan to the Borrowers; and
          WHEREAS, the Grantor and the Security Trustee have entered into the Aircraft Mortgage in order to secure the payment and performance of all obligations of the Grantor under the Credit Agreement, among other things; and
          WHEREAS, the Grantor has agreed to secure the Second Lien Secured Obligations by assigning to the Security Trustee the Lease Agreements as more fully described on Schedule 1 hereto, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto (the “Assigned Leases”); and
          NOW THEREFORE, the Grantor hereby agrees as follows with the Security Trustee for its benefit and the benefit of the other Second Lien Secured Parties:
1. The Grantor hereby bargains, sells, transfers and conveys to the Security Trustee, for its benefit and the benefit of the other Second Lien Secured Parties, and grants to the Security

Trustee for its benefit and the benefit of the other Second Lien Secured Parties, a subordinated security interest (subject and subordinate in all respects to the Lien of the Senior Secured Parties) in and to each Assigned Lease, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto, and subject to section 2 below together with all of the Grantor’s rights as lessor thereunder including without limitation: (i) all rights, if any, under § 1110 of the Bankruptcy Code of the United States or any statute of similar import (whether of the United States or any other jurisdiction and whether now in effect or hereinafter enacted); (ii) all rights to receive payment of insurance proceeds and payments with respect to any manufacturer’s warranty, in each case payable with respect to the aircraft, the aircraft engines or other property which is the subject of any Assigned Lease; and (iii) upon the occurrence of an Event of Default to demand, collect, receive and retain all rent and other sums which may from time to time become payable under or in connection with any Assigned Lease.
2. INCORPORATION BY REFERENCE. THE SECURITY INTEREST CREATED UNDER THIS AGREEMENT IS GRANTED IN ACCORDANCE WITH THE AIRCRAFT MORTGAGE AND ALL OF THE TERMS AND CONDITIONS THEREOF, INCLUDING BUT NOT LIMITED TO PROVISIONS RELATING TO THE GRANTOR’S RIGHTS IN RESPECT OF DEALING WITH ANY ASSIGNED LEASE AND THE SECURITY TRUSTEE’S EXERCISE OF REMEDIES, SHALL BE INCORPORATED HEREIN BY REFERENCE.
[The remainder of this page is intentionally blank.]

2

IN WITNESS WHEREOF, the undersigned have executed or caused this Assignment to be executed on the day and year first written above.

GRANTOR:

[ ]

By:

Name:

Title:

SECURITY TRUSTEE:

WELLS FARGO BANK NORTHWEST, NATIONAL
ASSOCIATION, not in its individual capacity but solely as
Security Trustee

By:

Name:

Title:

3

Schedule 1
to FAA Lease Security Assignment — First Lien (MSN [          ])
Description of Lease Agreements

4

EXHIBIT E-3
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF FAA LEASE SECURITY ASSIGNMENT — THIRD LIEN
FAA LEASE SECURITY ASSIGNMENT — THIRD LIEN (MSN [          ])
     THIS FAA LEASE SECURITY ASSIGNMENT — THIRD LIEN (MSN [          ]) (this “Assignment”), dated as of October 13, is made by and between [          ], as grantor (the “Grantor”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the Third Lien Security Trustee (the “Security Trustee”) under the Aircraft Mortgage and Security Agreement (the “Aircraft Mortgage”), dated as of October 13, 2009, among INTERNATIONAL LEASE FINANCE CORPORATION (“ILFC”), TOP AIRCRAFT, INC., SHREWSBURY AIRCRAFT LEASING LIMITED, STATES AIRCRAFT, INC., ILFC IRELAND LIMITED, ILFC FRANCE S.A.R.L., ILFC LABUAN LTD. and the additional grantors referred to therein, as the grantors, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the First Lien Security Trustee, the Second Lien Security Trustee, the Security Trustee and the Fourth Lien Security Trustee and the FEDERAL RESERVE BANK OF NEW YORK (the “FRBNY”). Capitalized terms used and not defined herein are used as defined in the Aircraft Mortgage.
W I T N E S S E T H:
     WHEREAS, the Grantor has entered into the Third Lien Borrower Party Guarantee Agreement (the “Third Lien Guarantee Agreement”), pursuant to which the Grantor has agreed to guarantee certain of the obligations of American International Group, Inc. (“AIG”) under the Credit Agreement dated as of September 22, 2008 between AIG, as borrower, and the FRBNY, as lender (as amended, restated, amended and restated or otherwise modified from time to time, the “Parent Credit Agreement”); and
     WHEREAS, the Grantor and the Security Trustee have entered into the Aircraft Mortgage in order to secure the payment and performance of all obligations of the Grantor under the Third Lien Guarantee Agreement; and
     WHEREAS, the Grantor has agreed to secure the Third Lien Secured Obligations by assigning to the Security Trustee the Lease Agreements as more fully described on Schedule 1 hereto, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto (the “Assigned Leases”); and
     NOW THEREFORE, the Grantor hereby agrees as follows with the Security Trustee for its benefit and the benefit of the other Third Lien Secured Parties:
1. The Grantor hereby bargains, sells, transfers and conveys to the Security Trustee, for its benefit and the benefit of the other Third Lien Secured Parties, and grants to the Security Trustee for its benefit and the benefit of the other Third Lien Secured Parties, a subordinated security interest (subject and subordinate in all respects to the Lien of the Senior Secured Parties) in and to each Assigned Lease, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto, and subject to section 2 below together with all of the Grantor’s rights as lessor thereunder including without limitation: (i) all rights, if any, under § 1110 of the Bankruptcy Code of the United States or any statute of similar import (whether of the United States or any other jurisdiction and whether now in effect or hereinafter enacted); (ii) all rights to receive payment of insurance proceeds and payments with respect to any manufacturer’s warranty, in each case payable with respect to the aircraft, the aircraft engines or other property which is the subject of any Assigned Lease; and (iii) upon the occurrence of an Event of Default to demand, collect, receive and retain all rent and other sums which may from time to time become payable under or in connection with any Assigned Lease.
2. INCORPORATION BY REFERENCE. THE SECURITY INTEREST CREATED UNDER THIS AGREEMENT IS GRANTED IN ACCORDANCE WITH THE AIRCRAFT MORTGAGE AND ALL OF THE TERMS AND CONDITIONS THEREOF, INCLUDING BUT NOT LIMITED TO PROVISIONS RELATING TO THE GRANTOR’S RIGHTS IN RESPECT OF DEALING WITH ANY ASSIGNED LEASE AND THE SECURITY TRUSTEE’S EXERCISE OF REMEDIES, SHALL BE INCORPORATED HEREIN BY REFERENCE.
[The remainder of this page is intentionally blank.]

2

IN WITNESS WHEREOF, the undersigned have executed or caused this Assignment to be executed on the day and year first written above.

GRANTOR:

[ ]

By:

Name:

Title:

SECURITY TRUSTEE:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee

By:

Name:

Title:

3

Schedule 1
to FAA Lease Security Assignment — Third Lien (MSN [          ])
Description of Lease Agreements

4

EXHIBIT E-4
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF FAA LEASE SECURITY ASSIGNMENT — FOURTH LIEN
FAA LEASE SECURITY ASSIGNMENT — FOURTH LIEN (MSN [          ])
     THIS FAA LEASE SECURITY ASSIGNMENT — FOURTH LIEN (MSN [          ]) (this “Assignment”), dated as of October 13, is made by and between [          ], as grantor (the “Grantor”), and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association, as the Fourth Lien Security Trustee (the “Security Trustee”) under the Aircraft Mortgage and Security Agreement (the “Aircraft Mortgage”), dated as of October 13, 2009, among INTERNATIONAL LEASE FINANCE CORPORATION (“ILFC”), TOP AIRCRAFT, INC. (“Holdings”), SHREWSBURY AIRCRAFT LEASING LIMITED (the “Irish SPC”), STATES AIRCRAFT, INC. (the “California SPC”), ILFC IRELAND LIMITED (the “Irish Initial Intermediate Lessee”), ILFC FRANCE S.A.R.L. (the “French Initial Intermediate Lessee”), ILFC LABUAN LTD. (the “Labuan Initial Intermediate Lessee”), and the additional grantors referred to therein, as the grantors, WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the First Lien Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee and the Security Trustee and the FEDERAL RESERVE BANK OF NEW YORK. Capitalized terms used and not defined herein are used as defined in the Aircraft Mortgage.
W I T N E S S E T H:
     WHEREAS, ILFC and AIG Funding, Inc. (“AIG Funding”) have entered into the Demand Note Agreement, dated as of March 9, 2009, and the Demand Note Agreement, dated as of March 26, 2009 (collectively, the “Demand Note Agreements”), pursuant to which AIG Funding has made certain Advances to ILFC; and
     WHEREAS, the Demand Note Agreements have been amended and restated as of October 13, 2009 pursuant to the Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) among ILFC, the Irish SPC and the California SPC, as co-borrowers, the Irish Initial Intermediate Lessee, the French Initial Intermediate Lessee, the Labuan Initial Intermediate Lessee, AIG Funding and the Security Trustee; and
     WHEREAS, the Grantor and the Security Trustee have entered into the Aircraft Mortgage in order to secure the payment and performance of all obligations of the Grantor under the Amended and Restated Credit Agreement; and
     WHEREAS, the Grantor has agreed to secure the Fourth Lien Secured Obligations by assigning to the Security Trustee the Lease Agreements as more fully described on Schedule 1 hereto, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto (the “Assigned Leases”); and

     NOW THEREFORE, the Grantor hereby agrees as follows with the Security Trustee for its benefit and the benefit of the other Fourth Lien Secured Party:
1. The Grantor hereby bargains, sells, transfers and conveys to the Security Trustee, for its benefit and the benefit of the Fourth Lien Secured Party, and grants to the Security Trustee for its benefit and the benefit of the Fourth Lien Secured Party, a subordinated security interest (subject and subordinate in all respects to the Lien of the Senior Secured Parties) in and to each Assigned Lease, and all amendments, supplements, schedules, receipts and acceptance certificates executed or delivered pursuant thereto, and subject to section 2 below together with all of the Grantor’s rights as lessor thereunder including without limitation: (i) all rights, if any, under § 1110 of the Bankruptcy Code of the United States or any statute of similar import (whether of the United States or any other jurisdiction and whether now in effect or hereinafter enacted); (ii) all rights to receive payment of insurance proceeds and payments with respect to any manufacturer’s warranty, in each case payable with respect to the aircraft, the aircraft engines or other property which is the subject of any Assigned Lease; and (iii) upon the occurrence of an Event of Default to demand, collect, receive and retain all rent and other sums which may from time to time become payable under or in connection with any Assigned Lease.
2. INCORPORATION BY REFERENCE. THE SECURITY INTEREST CREATED UNDER THIS AGREEMENT IS GRANTED IN ACCORDANCE WITH THE AIRCRAFT MORTGAGE AND ALL OF THE TERMS AND CONDITIONS THEREOF, INCLUDING BUT NOT LIMITED TO PROVISIONS RELATING TO THE GRANTOR’S RIGHTS IN RESPECT OF DEALING WITH ANY ASSIGNED LEASE AND THE SECURITY TRUSTEE’S EXERCISE OF REMEDIES, SHALL BE INCORPORATED HEREIN BY REFERENCE.
[The remainder of this page is intentionally blank.]

2

IN WITNESS WHEREOF, the undersigned have executed or caused this Assignment to be executed on the day and year first written above.

GRANTOR:

[ ]

By:

Name:

Title:

SECURITY TRUSTEE:

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as Security Trustee

By:

Name:

Title:

3

Schedule 1
to FAA Lease Security Assignment — Fourth Lien (MSN [          ])
Description of Lease Agreements

4

EXHIBIT F-1
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF NOTICE OF ASSIGNMENT

From:	[ ] (the “Lessor”)

To:	[ ] (the “Lessee”)
[DATE]
Ladies and Gentlemen:
We refer to the [Aircraft Lease Agreement] dated as of [                    ] (as amended and supplemented, the “Lease”) entered into between Lessee and Lessor pertaining to one (1) [MANUFACTURER/MODEL] aircraft bearing manufacturer’s serial number [MSN] and registration number [REG] and [MANUFACTURER/MODEL] engines bearing manufacturer’s serial numbers [ESN] and [ESN], each of which is a jet propulsion engine bearing at least 1750 pounds of thrust or the equivalent thereof.
Any and all initially capitalized terms used herein shall have the meanings ascribed thereto in the Lease, unless specifically defined herein.
The Lessor hereby gives you notice that by that certain Aircraft Mortgage and Security Agreement dated as of [                    ], 2009, and made between the parties named therein including Lessor and WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as the First Lien Security Trustee (the “Senior Security Trustee”), the Second Lien Security Trustee (the “Second Lien Security Trustee”), the Third Lien Security Trustee (the “Third Lien Security Trustee”) and the Fourth Lien Security Trustee (the “Fourth Lien Security Trustee”) (together with the Senior Security Trustee, the Second Lien Security Trustee and the Third Lien Security Trustee, collectively, the “Security Trustees”), the Lessor has assigned to the Security Trustees by way of security all its right, title and interest in and to the Lease and the proceeds thereof, including certain insurance proceeds (the “Security Assignment”). The Lessor also notifies you that each of the Security Trustees is a [Security Trustee] as defined under the Lease.
Notwithstanding any contrary provision in the Lease, (a) WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Senior Security Trustee, shall be the loss payee, a contract party and an additional insured on all hull and war risk policies of insurance; and
(b) from the date hereof, all amounts payable by you under the Lease shall be paid to Account No. [       ] in the name of the Lessor at JP Morgan Chase Bank, NA, New York, [additional details], until and unless the Security Trustee otherwise directs you in writing.

You are hereby authorized and required to comply with the directions of the Security Trustees in this letter and in your acknowledgment letter.
This notice and the instructions herein contained are irrevocable. Please acknowledge receipt of this notice to the Security Trustees on the enclosed Acknowledgment it being provided hereby that your signature on such Acknowledgment shall confirm your acknowledgment of and agreement for the benefit of the Security Trustees that the Security Trustees shall not be bound by, nor have any liability to you for the performance of, any of the obligations of the Lessor under the Lease save and to the extent otherwise expressly agreed in writing by the Security Trustees with you. You are hereby irrevocably authorized to assume the obligations expressed to be assumed by you under the enclosed Acknowledgment to the effect that, so far as the same would otherwise be incompatible with the Lease, your obligations to us under the Lease shall be modified accordingly.
This notice shall be governed by and construed in accordance with [New York]/[English] law.
Very truly yours,
[                    ]

By:
Name:
Title:

2

EXHIBIT F-2
AIRCRAFT MORTGAGE AND SECURITY AGREEMENT
FORM OF ACKNOWLEDGMENT

From:	[LESSEE] (the “Lessee”)

To:	WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as First Lien Security Trustee, Second Lien Security Trustee, Third Lien Security Trustee and Fourth Lien Security Trustee

[ ] (the “Lessor”)
[DATE]
Ladies and Gentlemen:
We acknowledge receipt of a Notice of Assignment dated [                    ] (the “Assignment Notice”), relating to the assignment by the Lessor to the Security Trustees of the Lease referred to below pursuant to the Security Assignment. Any and all initially capitalized terms used herein shall have the meanings ascribed thereto in the Assignment Notice, unless specifically defined herein.
We acknowledge that Lessor has advised us that the intent and effect of the Security Assignment is to assigned by way of security to the Security Trustees all rights, title and interest of the Lessor under the Aircraft Lease Agreement dated as of [                    ] (as amended and supplemented, the “Lease”) entered into between Lessee and Lessor pertaining to one (1) [MANUFACTURER/MODEL] aircraft bearing manufacturer’s serial number [MSN] and registration number [REG] and [MANUFACTURER/MODEL] engines bearing manufacturer’s serial numbers [ESN] and [ESN], each of the engines which is a jet propulsion bearing at least 1750 pounds of thrust of the equivalent thereof. In consideration of payment to us of US$1 [and the issue to us of a quiet enjoyment letter], receipt of which we hereby acknowledge, we hereby agree as follows:
Subject to (2) below, to comply with the provisions of the Assignment Notice.
1.	If any Security Trustee issues to us a notice (a “Relevant Notice”) that its rights as assignee under the Security Assignment have become exercisable we agree that we shall thereafter (a) perform, observe and comply with all our other undertakings and obligations under the Lease in favor and for the benefit of such Security Trustee as if such Security Trustee were named as lessor therein instead of the Lessor; and (b) if such Security Trustee so requests and has succeeded to the interests of the Lessor under the Lease, enter into a lease with such Security Trustee or its nominee, on the same terms (mutatis mutandis) as the Lease, provided that (i) no such new lease shall have the effect of releasing the Lessor from any of its obligations to us under the Lease, (ii) Lessee shall not be responsible for any additional costs, expenses or charges, including but not limited to increased withholding tax liability, which result from entering into such lease and (iii) from and after the date of the Assignment Notice we shall make all payments under the Lease as provided in the Assignment Notice or as such Security Trustee shall direct.
2.	If the Lessor is in breach of any of its obligations, express or implied, under the Lease, or if any event occurs which would permit us to terminate, cancel or surrender the Lease we will, without waiving any such breach or right after the 14-day period referenced below if such breach has not been performed or a new lease has not been entered into, (a) promptly upon becoming aware of it, give each of the Security Trustees notice of such breach or event, (b) accept as adequate remedy for any such breach performance by any Security Trustee of such obligations within 14 days of our written notice to the Security Trustees; and/or (c) if any Security Trustee so requests and has succeeded to the interests of the Lessor under the Lease, enter into a lease with such Security Trustee on terms identical to the Lease, mutatis mutandis; provided, however, that Lessee shall not be responsible for any additional costs, expenses or charges, including but not limited to increased withholding tax liability, which result on the date hereof from entering into such lease.

3.	We agree that after issue by any Security Trustee of any Relevant Notice, we shall not recognize the exercise by the Lessor of any of its rights and powers under the Lease unless and until requested to do so by such Security Trustee.

4.	We agree that after receipt of a Relevant Notice the Security Trustees shall have the benefits, rights and privileges of the net lease provisions of the Lease and agree that we are bound by provisions as though the same were set out herein in full mutatis mutandis.

5.	No notice of assignment (other than the Assignment Notice) has been received by the Lessee or, if the Lessee has received any notice of assignment, such notice has been terminated.

6.	This acknowledgment shall be governed by and construed in accordance with [New York]/[English] law.
Very truly yours,
[LESSEE]

By:
Name:
Title:

2

EXHIBIT F
FORM OF DESIGNATED
BORROWER/INTERMEDIATE LESSEE
REQUEST AND ASSUMPTION AGREEMENT
Date:                     ,
To:
AIG Funding, Inc., as Lender
180 Maiden Lane, 24th Floor
New York, NY 10038
Attn: Neil Friedman
Federal Reserve Bank of New York
33 Liberty Street
New York, NY 10045
Attn: James R. Hennessey, Legal Department;
           Steven J. Manzari, Credit, Investment & Payment Risk
Ladies and Gentlemen:
     This Designated Borrower/Intermediate Lessee Request and Assumption Agreement (the “Agreement”) is made and delivered pursuant to Section 2.12[(c)][(d)] of that certain Credit Agreement, dated as of October 13, 2009 among International Lease Finance Corporation, a California corporation (the “Company”), States Aircraft, Inc., a California corporation, Shrewsbury Aircraft Leasing Limited, a private limited liability company incorporated under the laws of Ireland, the Designated Borrowers from time to time party thereto, Top Aircraft, Inc., a California corporation, ILFC Ireland Limited, a private limited liability company incorporated under the laws of Ireland, ILFC France S.a.r.l., a société à responsabilité limitée organized under the laws of France, ILFC Labuan Ltd., a Labuan private limited liability company incorporated under the Offshore Companies Act 1990 of Malaysia, the Intermediate Lessees from time to time party thereto, the Lender party thereto and Wells Fargo Bank Northwest, National Association, as Security Trustee (the “Credit Agreement”).
     Each of                                          [(the “Designated Borrower”)][(the “Intermediate Lessee”)] and the Company hereby confirms, represents and warrants to the Lender Parties and the FRBNY that the [Designated Borrower][Intermediate Lessee] is an SPC that is a Subsidiary of Holdings.
     The documents required to be delivered to the Administrative Agent and the Security Trustee under Section 2.12[(c)][(d)] of the Credit Agreement have been furnished to the Lender Parties and the FRBNY in accordance with the requirements of the Credit Agreement.
     The true and correct unique identification number that has been issued to the [Designated Borrower][Intermediate Lessee] by its jurisdiction of organization and the name of such jurisdiction are set forth below:

Identification Number	Jurisdiction of Organization

     The parties hereto hereby confirm that with effect from the date hereof, the [Designated Borrower][Intermediate Lessee] shall have obligations, duties and liabilities toward each of the other parties to the Loan Documents identical to those which the [Designated Borrower][Intermediate Lessee] would have had if the [Designated Borrower][Intermediate Lessee] had been named as an original party to the Loan Documents on the Effective Date. The [Designated Borrower][Intermediate Lessee] confirms its acceptance of, and consents to, all representations and warranties, covenants and other terms and provisions of the Loan Documents applicable to such [Designated Borrower][Intermediate Lessee] as if it had been named as an original party to the Loan Documents on the Effective Date.
     This Agreement shall constitute a Loan Document.
     THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[NAME OF DESIGNATED BORROWER/INTERMEDIATE LESSEE]
By:
Name:
Title:

INTERNATIONAL LEASE FINANCE CORPORATION
By:
Name:
Title:

Accepted and agreed:

AIG FUNDING, INC.

By:
Name:
Title:

FEDERAL RESERVE BANK OF NEW YORK

By:
Name:
Title:

EXHIBIT G-1A
Form of Opinion of Clifford Chance US LLP
To the Addressees Listed on Schedule 1
Ladies and Gentlemen:
We have acted as New York counsel to International Lease Finance Corporation (the “Company”) and the other Obligors as defined below in connection with the Credit Agreement (the “Credit Agreement”) dated as of October 13, 2009 among the Company, ILFC Labuan Ltd. (“ILFC Labuan”), ILFC France S.a.r.l. (“ILFC France”), ILFC Ireland Limited (“ILFC Ireland”), Top Aircraft, Inc. (“Holdings”), States Aircraft, Inc. (“US Borrower”), Shrewsbury Aircraft Leasing Limited (“Irish Borrower”), Wells Fargo Bank Northwest, National Association as security trustee (the “Security Trustee”) and AIG Funding, Inc. (“Lender”).
Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Credit Agreement and in the Restated Credit Agreement (as defined below). This opinion is delivered pursuant to Section 4.01(c)(i) of each of the Credit Agreement and the Restated Credit Agreement.
In rendering the opinions expressed below, we have examined executed copies of the following documents:
(a)	Credit Agreement;

(b)	Note dated October 15, 2009 issued by the Company, US Borrower and Irish Borrower in favor of the Lender in the original principal amount of $2,000,000,000 (the “Note”);

(c)	Amended and Restated Credit Agreement dated as of October 13, 2009 among the same parties as are parties to the Credit Agreement (the “Restated Credit Agreement”);

(d)	Amended and Restated Note dated October 15, 2009 issued by the Company, US Borrower and Irish Borrower in favor of the Lender in the original principal amount of $1,700,000,000 (the “Restated Note”);

(e)	Aircraft Mortgage and Security Agreement (the “Security Agreement”) dated as of October 13, 2009 among the Company, ILFC Labuan, ILFC France, ILFC Ireland, US Borrower, Irish Borrower, Holdings, the additional grantors party thereto, the Security Trustee and the Federal Reserve Bank of New York (“FRBNY”);

(f)	Deposit Account Control Agreement (the “ILFC Deposit Account Control Agreement”) dated as of October 13, 2009 among the Company, the Security Trustee and JPMorgan Chase Bank N.A., as depositary bank (the “Depositary”);

(g)	Deposit Account Control Agreement (the “ILFC Labuan Deposit Account Control Agreement”) dated as of October 13, 2009 among ILFC Labuan, the Security Trustee and JPMorgan Chase Bank N.A., as depositary bank (the “Depositary”);

(h)	First Lien Borrower Party Guarantee (the “First Lien Guarantee”) dated as of October 13, 2009 among the Company, ILFC Labuan, ILFC France, ILFC Ireland, US

Borrower, Irish Borrower, Holdings, the additional guarantors party thereto in favor of the FRBNY;

(i)	Third Lien Borrower Party Guarantee (the “Third Lien Guarantee”) dated as of October 13, 2009 among the Company, ILFC Labuan, ILFC France, ILFC Ireland, US Borrower, Irish Borrower, Holdings, the additional guarantors party thereto in favor of the FRBNY;

(j)	Share Certificate of Holdings dated as of September 18, 2009 (the “Holdings Share Certificate”) delivered at the Closing; and

(k)	Share Certificate of US Borrower dated as of September 18, 2009 (the “US Borrower Share Certificate”) delivered at the Closing ((g) and (h) collectively, the “Pledged Shares”).
Each of Holdings, US Borrower and the Company is referred to herein as a “US Obligor”. ILFC France, ILFC Ireland, ILFC Labuan and Irish Borrower and each US Obligor is referred to herein as an “Obligor”. Each of the Credit Agreement, the Note, the Restated Credit Agreement, the Restated Note, the Security Agreement, the ILFC Deposit Account Control Agreement, the ILFC Labuan Deposit Account Control Agreement, the First Lien Guarantee and the Third Lien Guarantee, is referred to herein as a “Transaction Document”. Each of the Security Agreement and the Deposit Account Agreement is referred to herein as a “Security Document”.
We have also examined and relied upon such records and statements and certificates of public officials and representatives and officers of the Obligors and other persons as we have deemed necessary as a basis for the opinions expressed below. As to factual matters relevant to our opinions expressed below, we have, without independent investigation, relied upon the foregoing and the representations and warranties made in or pursuant to the Transaction Documents. We have not reviewed the dockets or other records of any court, arbitrator or governmental or regulatory body or agency or conducted any other investigation or inquiry or otherwise established or verified any factual matter.
In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as certified or photostatic copies.
Except as expressly opined on by us below, we have assumed, without investigation: (i) the due organization, valid existence and, to the extent applicable, good standing of each party to the Transaction Documents; (ii) that each party to the Transaction Documents has requisite power and authority to execute, deliver and perform its obligations under the Transaction Documents to which it is a party; (iii) that each Transaction Document has been duly authorized, executed and delivered by each party thereto; (iv) that each Transaction Document constitutes a valid, binding and enforceable obligation of each party thereto; (v) that the execution, delivery and performance by each party of the Transaction Documents to which it is a party do not contravene such party’s constitutional documents, violate any law, rule or regulation applicable to such party or result in any conflict with or breach of any agreement or instrument to which such party is a party or by which such party is bound; (vi) that each party to the Transaction Documents has obtained or made all consents, approvals, authorizations, filings, registrations, qualifications or recordations with each Governmental Authority required in connection with the execution, delivery and performance of the Transaction Documents; (vii) for purpose of the Uniform Commercial Code of the State of New York (the “NYUCC”) Irish Borrower, ILFC Ireland, ILFC Labuan and ILFC France are deemed located in Washington D.C.; (viii) all applicable filings, registrations, recordations or other actions necessary to perfect as to ownership or security interest (except as set forth herein) including under the Cape Town Convention have been made; and (ix) the accuracy and completeness as of the date hereof of the certificates and other information and statements delivered or made to us by representatives and officers of each Obligor.
We have made no investigation or review of any matters relating to the Obligors or any other person or entity other than as expressly described herein. Further, we have made no special investigation of the business operations of the Obligors or any other person or entity for the purpose of identifying laws or regulations to which the Obligors or any other person or entity are subject. With reference particularly to our opinion in paragraph 3 below, we note that our representation of the Obligors is limited to this and similar transactions and that we are not generally familiar with their respective affairs or operations.
We have also assumed that:
(i)	all applicable chattel paper (as such term is defined in Article 9 of the NYUCC) constitutes “tangible chattel paper” within the meaning of Section 9-102 of the NYUCC and is located only in the State of Utah, and any “certificated securities” (as such term is defined in Article 9 of the NYUCC) constituting Collateral under any Security Document, including each certificate for the Shares, together with transfer instruments executed in blank with respect thereto, are located only in the State of New York and, in each case, are in the possession of the Security Trustee;

(ii)	the Collateral subject to the Lien of such of the Security Documents exists, and each applicable Obligor has rights in the applicable Collateral and has the power to transfer its respective rights in the applicable Collateral;

(iii)	the descriptions of the Collateral contained in, or attached as schedules to, the applicable Security Documents sufficiently describe the Collateral intended to be covered by such Security Documents;

(iv)	the Collateral does not include any “cooperative interest” or “commercial tort claim” (as such terms are defined in Article 9 of the NYUCC); and

(vi)	except for the Cape Town Convention and the FAA Act, for purposes of Article 9 of the NY UCC, no statute, regulation or treaty of the United States is applicable to any of the Collateral.
Based upon the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

     1. Each Transaction Document is a valid and binding obligation of each Obligor party thereto, enforceable against such Obligor in accordance with its terms.
     2. The execution and delivery by each Obligor of the Transaction Documents to which it is a party does not, and the performance by each Obligor of its obligations thereunder will not, cause such Obligor to violate any Generally Applicable Law (defined below).
     3. No consent, approval or authorization of, and no filing, registration, qualification or recordation with, United States federal or State of New York governmental authorities pursuant to any Generally Applicable Law is required in connection with the execution, delivery and performance by any Obligor of the Transaction Documents to which it is a party, other than (a) those that are specified in the Transaction Documents, (b) filings necessary to create, record, perfect or maintain the security interests created by the Security Documents, (c) those that have been duly obtained, taken or made and (d) in the case of Collateral constituting securities, as may be required in connection with any disposition of such Collateral.
     4. Each Security Document is effective to create in favor of the Security Trustee a valid security interest in all right, title and interest of each Obligor in the Collateral (as defined therein) to secure the Secured Obligations, in each case to the extent a security interest may be created under Article 9 of the NYUCC.
     5. Each Uniform Commercial Code financing statement a copy of which is attached hereto (“Financing Statement”) is in the form required by the Uniform Commercial Code of the jurisdiction named therein.
     6. Upon the filing of each Financing Statement in the filing office named therein, the registration on the International Registry of all applicable International Interests with respect to the Collateral described therein, and the filing for recordation of the FAA Aircraft Mortgage and Security Agreements with respect to all Aircraft registered with the FAA, the Security Trustee will have a perfected security interest in the Collateral, to the extent the perfection of a security interest may be effected under the NYUCC, the Uniform Commercial Code of the State of California (the “CALUCC”) and the Uniform Commercial Code of the District of Columbia (the “DCUCC”) by the filing of a financing statement; provided, however, that under statutes, regulations and treaties of the United States the recordation of the FAA Aircraft Mortgage and Security Agreements with the FAA, and the registration on the International Registry of the applicable International Interests, are required to perfect a security interest in Aircraft, Engines and Parts as provided in the FAA Act and Aircraft Objects as provided in the Cape Town Convention.
     7. Upon delivery to the Security Trustee in the State of New York of a security certificate in registered form representing the Pledged Shares or a portion thereof together with endorsement of such security certificate to the Security Trustee or in blank by an effective endorsement, the Security Trustee will have a perfected security interest in such Collateral (or portion thereof) for so long as such security certificate is held by the Security Trustee in the State of New York.
     8. Upon execution and delivery of the ILFC Deposit Account Control Agreement and of the Labuan Deposit Account Control Agreement, the Security Trustee will have a perfected security interest in each deposit account identified in the ILFC Deposit Account Control Agreement and the Labuan Deposit Account Control Agreement.
As used herein, “Generally Applicable Law” means any law otherwise included within the scope of this opinion that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being currently applicable to the Obligors, the Transaction Documents or the transactions contemplated thereby, including the grants of the security interests, excluding securities laws and any law that is applicable to the Obligors, the Transaction Documents or the transactions contemplated thereby, including the grants of the security interests, solely because of the specific assets or business of any party to any of the Transaction Documents or any of its affiliates. In particular, but without limitation, we express no opinion upon the application or effect of (i) any customs, international trade or other laws relating to the possession, import, export, use, operation, maintenance, repair or replacement of or the nature of any equipment, or any interest therein; (ii) federal or state antitrust and unfair competition, environmental, intellectual property, pension and employee benefit, or securities (including “blue sky”) laws; (iii) federal or state laws relating to aviation, banking, communications, customs, insurance, international trade, public utilities or taxation; (iv) federal and state laws and policies relating to (A) national and local emergencies and (B) deference to acts of sovereign states, including court orders; (v) federal or state criminal and civil forfeiture laws; (vi) other federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); and (vii) the laws of any counties, cities, towns, municipalities and special political subdivisions or agencies thereof; and in the case of each of the foregoing, all rules and regulations promulgated thereunder or administrative or judicial decisions with respect thereto.
Our opinions set forth above are subject to the following qualifications and limitations:
          (a) Our opinion set forth in paragraph 1 above is subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          (b) We express no opinion on the effect of the Cape Town Convention on any issue covered in this opinion letter except as expressly provided in paragraph 6 above.
          (c) We express no opinion as to any provision of a Transaction Document that provides the terms thereof may not be waived or modified except in writing, which may be limited under certain circumstances.
          (d) We express no opinion as to any provision in a Transaction Document asserting that the partial invalidity of one or more provisions thereof shall not invalidate the remaining provisions thereof.
          (e) We express no opinion with respect to any indemnification or reimbursement obligation or limitation on liability contained in a Transaction Document, insofar as such provision provides exculpation or exemption from, or requires indemnification or reimbursement of a party for, its own action or inaction, where such action or inaction involves such party’s gross negligence, recklessness or wilful or unlawful misconduct or to the extent any such provision is contrary to public policy.
          (f) Certain of the remedial provisions of a Security Document may be further limited or rendered unenforceable by applicable law, but in our opinion such law does not make the remedies afforded by such Security Document inadequate for the practical realization of the principal benefits intended to be provided thereby.
          (g) United States federal court jurisdiction is limited by Section 28 U.S.C. § 1332 where diversity of citizenship is lacking and, even where diversity exists, federal courts retain the power to transfer an action from one federal court to another under 28 U.S.C. § 1404(a) or to dismiss by reason of the doctrine of forum non conveniens.
          (h) We express no opinion as to title to any property or whether a United States federal court or state court outside of the State of New York would give effect to the choice of New York law provided for in a Transaction Document. Our opinion as to the legality, validity, binding effect and enforceability of the governing law provisions of each Transaction Document is based solely on Section 5-1401 of the New York General Obligations Law. Our opinion as to the legality, validity, binding effect and enforceability of the provisions of each Transaction Document in respect of the submission to the jurisdiction of the courts of the State of New York is based solely on Section 5-1402 of the New York General Obligations Law.
          (i) We express no opinion, except as expressly set forth herein, as to the creation, perfection or priority of any lien, pledge or security interest.
          (j) We express no opinion as to Section 9.07 of the Security Agreement insofar as such Sections relate to indemnities against loss in converting from amounts denominated or paid in one currency into a second currency. We note that, generally, all judgments and decrees rendered by a federal or state court sitting in the State of New York are denominated in U.S. Dollars; under the laws of the State of New York, however, where a cause of action is based on an obligation denominated in another currency, any judgments or decrees must be rendered or entered in such currency and be converted into U.S. Dollars at the rate of exchange prevailing on the date of entry of the judgment or decree.
          (k) We express no opinion as to any provision of a Transaction Document that purports to (i) grant rights of set-off to any person not a party thereto or (ii) permit set-off to be made without notice.
          (l) We express no opinion as to any provision of any Transaction Documents that purports to waive or exclude the rights of any person to commence any bankruptcy, reorganization, insolvency or similar proceeding or purports to waive notice of acceleration.
          (m) We express no opinion as to the effect of (i) the compliance or non-compliance of any Obligor, the Security Trustee or any other person or entity with any state or federal laws or regulations applicable to such party because of its legal or regulatory status or the nature of its business or (ii) the failure of any person or entity to be duly authorized to conduct business in any jurisdiction.
          (n) We also express no opinion as to the applicability to, or effect on, the obligations of any Opinion Party under any Transaction Document of Section 547 or 548 of the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (as amended from time to time, the “Bankruptcy Code”) or Article 10 of the New York Debtor and Creditor Law or any other New York or Federal law relating to preferences or fraudulent transfers and obligations.
          (o) We call to your attention that a security interest of the Security Trustee in any Collateral constituting “payment intangibles”, “general intangibles” or “accounts” (as such terms are defined in Article 9 of the NYUCC) may be subject to the rights, claims and defenses of account debtors and the terms of agreements with account debtors. In the case of any Collateral which is itself secured by other property, we express no opinion with respect to the Security Trustee’s rights in and to such underlying property.
          (p) Our opinion set forth in paragraph 4 above is subject to the further qualification that: (i) in the case of proceeds, the Security Trustee’s security interest is limited as provided in Sections 9-315 and 9-322 of the NYUCC; and (ii) Section 552 of the Bankruptcy Code limits (subject to the exceptions set forth therein) the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.
          (q) In rendering our opinion set forth in paragraph 4 above, we have assumed that value has been given to each Obligor party to a Security Document.
          (r) In rendering our opinion set forth in paragraph 6 above, we have assumed that the place of business or chief executive office, as applicable, for each of ILFC Ireland, ILFC Labuan, ILFC France and the Irish Borrower, is not located in a jurisdiction whose law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, recording or registration system as a condition or result of the security interest’s obtaining priority over the rights of a lien creditor with respect to the collateral.
          (s) In the case of Collateral in which the security interest of the Security Trustee has been perfected by the filing of a Financing Statement, Article 9 of the Uniform Commercial Code requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the original filings in order to maintain the effectiveness of such filings.
          (t) The perfection of the Security Trustee’s security interest will be terminated as to any Collateral acquired by a US Obligor more than four months after such US Obligor so changes its name as to make the Financing Statement filed in respect of such US Obligor seriously misleading, unless an amendment to such Financing Statement indicating the new name of the relevant entity is properly filed before the expiration of such four months.

          (u) If any US Obligor changes its jurisdiction of organization to a new jurisdiction, the Security Trustee’s security interest in certain of the Collateral will terminate four months after such change (or, if earlier, when perfection would have ceased under the law of the former jurisdiction), unless such security interest is perfected in such new jurisdiction before termination.
The opinions expressed herein are limited to the federal laws of the United States, the laws of the State of New York and, insofar as may be relevant to our opinions expressed herein in paragraphs 5 and 6, the CALUCC and the DCUCC. We are members of the bar of the State of New York and our opinions relating to the CALUCC or the DCUCC are based solely on our review of statutory compilations of such laws appearing in recognized reporting services.
The opinions set forth herein are rendered as of the date hereof and we disclaim any undertaking to update this letter or otherwise advise you as to any changes of law or fact that may hereafter be brought to our attention.
This opinion is rendered solely for your benefit in connection with the Credit Agreement and may not be relied upon for any other purpose, or relied upon by any other person or entity without our prior written consent in each instance.

Schedule 1
AIG Funding, Inc.
Wells Fargo Bank Northwest, National Association, as Security Trustee
The Federal Reserve Bank of New York

EXHIBIT G-1B
Form of Opinion of In-House Counsel to the Parent Borrower
To the addressees listed on Schedule I attached hereto
Ladies and Gentlemen:
          This opinion is being delivered to you by the undersigned as a Corporate Counsel of International Lease Finance Corporation, a California corporation (the “Parent Borrower”), in connection with that certain (i) Credit Agreement, dated as of October 13, 2009 (the “Credit Agreement”), by and among the Parent Borrower, States Aircraft, Inc., a California corporation (the “U.S. Subsidiary Borrower”), Shrewsbury Aircraft Leasing Limited, a private limited liability company incorporated under the laws of Ireland with registration number 475896 (the “Irish Subsidiary Borrower” and together with the Parent Borrower and the U.S. Subsidiary Borrower, the “Borrowers”), Top Aircraft, Inc., a California corporation (“Holdings”), ILFC Ireland Limited, a private limited liability company incorporated under the laws of Ireland with registration number 20936 (“ILFC Ireland”), ILFC France S.a.r.l., a société anonyme à responsabilité limitée incorporated under the laws of France (“ILFC France”), ILFC Labuan Ltd., a Labuan private limited liability company incorporated under the Offshore Companies Act 1990 of Malaysia (“ILFC Labuan” and together with ILFC Ireland and ILFC France, the “Initial Intermediate Lessees” and each, an “Initial Intermediate Lessee”), AIG Funding, Inc., a Delaware corporation (the “Lender”) and Wells Fargo Bank Northwest, National Association, as Security Trustee (in such capacity, the “Security Trustee”), and (ii) Amended and Restated Credit Agreement, dated as of October 13, 2009 (the “Amended Credit Agreement”), by and among the Borrowers, Holdings, the Initial Intermediate Lessees, the Lender and the Security Trustee.
          This opinion is being furnished pursuant to Section 4.01(c) of the Credit Agreement and the Amended Credit Agreement, respectively. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.
          In rendering the opinions set forth herein, I have examined and relied on originals or copies of the following:
          (a) an executed copy of the Credit Agreement;
          (b) an executed copy of that certain Promissory Note, dated as of October 15, 2009 (the “Note”), made payable by the Borrowers to the order of the Lender in the original principal amount of Two Billion Dollars ($2,000,000,000);
          (c) an executed copy of the Amended Credit Agreement;

          (d) an executed copy of that certain Promissory Note, dated as of October 15, 2009 (the “Amended Note”), made payable by the Borrowers to the order of the Lender in the original principal amount of One Billion Seven Hundred Million Dollars (US$1,700,000,000);
          (e) an executed copy of that certain First Lien Borrower Party Guarantee Agreement, dated as of October 13, 2009 (the “First Lien Borrower Party Guarantee”), made by the Parent Borrower, the U.S. Subsidiary Borrower, the Irish Subsidiary Borrower, Holdings, the Initial Intermediate Lessees, the additional guarantors from time to time party thereto in favor of the Federal Reserve Bank of New York with respect to the loans outstanding from time to time under the Parent Facility provided that recourse under the Borrower Party Guarantee shall be limited to the amount of the Obligations outstanding in connection with the Credit Agreement;
          (f) an executed copy of that certain Third Lien Borrower Party Guarantee Agreement, dated as of October 13, 2009 (the “Third Lien Borrower Party Guarantee” and together with the First Lien Borrower Party Guarantee, the “Borrower Party Guarantees”), made by the Parent Borrower, the U.S. Subsidiary Borrower, the Irish Subsidiary Borrower, Holdings, the Initial Intermediate Lessees, the additional guarantors from time to time party thereto in favor of the Federal Reserve Bank of New York with respect to the loans outstanding from time to time under the Parent Facility provided that recourse under the Borrower Party Guarantee shall be limited to the amount of the Obligations outstanding in connection with the Amended Credit Agreement;
          (g) an executed copy of that certain Aircraft Mortgage and Security Agreement, dated as of October 13, 2009 (the “Aircraft Mortgage and Security Agreement”), by and among the Parent Borrower, the U.S. Subsidiary Borrower, the Irish Subsidiary Borrower, Holdings, the Initial Intermediate Lessees, the additional grantors from time to time party thereto, Wells Fargo Bank Northwest, National Association, as the First Lien Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trustee and the Fourth Lien Security Trustee and the Federal Reserve Bank of New York;
          (h) an executed copy of that certain Share Charge, dated as of October 13, 2009 (the “Irish Share Charge”), between Holdings, as Chargor and Wells Fargo Bank Northwest, National Association, as Security Trustee in respect of the shares of the Irish Subsidiary Borrower;
          (i) an executed copy of that certain Deposit Account and Account Control Agreement, dated as of October 13, 2009 (the “Parent Borrower Control Agreement”), by and among the Parent Borrower, JPMorgan Chase Bank, NA and Wells Fargo Bank Northwest, National Association, as Security Trustee in respect of the Parent Borrower’s Collection Account and the Loan Disbursement Account;
          (j) the Restated Articles of Incorporation of the Parent Borrower, as certified by the Secretary of the Parent Borrower on October 12, 2009 (“Parent Borrower’s Articles of Incorporation”);

          (k) the Articles of Incorporation of the U.S. Subsidiary Borrower, as certified by the Secretary of State of the State of California on September 18, 2009 (“U.S. Subsidiary Borrower’s Articles of Incorporation”);
          (l) the Articles of Incorporation of Holdings, as certified by the Secretary of State of the State of California on September 18, 2009 (“Holdings’ Articles of Incorporation”);
          (m) the Amended and Restated Bylaws of the Parent Borrower, as certified by the Secretary of the Parent Borrower on September 22, 2009 (“Parent Borrower’s Bylaws”);
          (n) the Bylaws of the U.S. Subsidiary Borrower, as certified by the Secretary of the U.S. Subsidiary Borrower on September 18, 2009 (“U.S. Subsidiary Borrower’s Bylaws”);
          (o) the Bylaws of Holdings, as certified by the Secretary of Holdings on September 18, 2009 (“Holding’s Bylaws”);
          (p) the resolutions of the Board of Directors of the Parent Borrower, adopted September 22, 2009 (“Parent Borrower’s Resolutions”) at a meeting duly noticed and held on such date;
          (q) the resolutions of the Board of Directors of the U.S. Subsidiary Borrower, adopted October 12, 2009 (“U.S. Subsidiary Borrower’s Resolutions”) by unanimous written consent;
          (r) the resolutions of the Board of Directors of Holdings, adopted October 12, 2009 (“Holdings’ Resolutions”) by unanimous written consent;
          (s) the certificates, each dated September 30, 2009, from the Secretary of State of the State of California and the Franchise Tax Board of the State of California as to the Parent Borrower’s existence and good standing in the State of California;
          (t) the certificates, dated September 30, 2009 and October 5, 2009, from the Secretary of State of the State of California and the Franchise Tax Board of the State of California as to the U.S. Subsidiary Borrower’s existence and good standing in the State of California; and
          (u) the certificates, dated September 30, 2009 and October 5, 2009, from the Secretary of State of the State of California and the Franchise Tax Board of the State of California as to Holdings’ existence and good standing in the State of California;
          The Credit Agreement, the Note, the Amended Credit Agreement, the Amended Note, the Aircraft Mortgage and Security Agreement, the Borrower Party Guarantees, the Irish Share Charge and the Parent Borrower Control Agreement are referred to herein, individually, as a “Loan Document” and, collectively, as the “Loan Documents”.

          I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Parent Borrower, the U.S. Subsidiary Borrower and Holdings and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Parent Borrower, the U.S. Subsidiary Borrower and Holdings and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.
          In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and representations of other officers and other representatives of the Parent Borrower, the U.S. Subsidiary Borrower, Holdings and others and of public officials.
          The qualification of any opinion or statement herein by the use of the words “to my knowledge” or similar phrases means that no information has come to my attention, after conferring with those attorneys within the Legal Department of the Parent Borrower as deemed appropriate, which gave me any actual knowledge of the existence of the matters, actions, proceedings, items, documents or facts so qualified. Except as expressly set forth herein, I have not undertaken any independent investigation or inquiry to determine the existence of such matters, actions, proceedings, items, documents or facts and no inference as to my knowledge should be drawn from the fact that I am a Corporate Counsel of the Parent Borrower.
          The opinions set forth below are subject to the following further qualifications, further assumptions and limitations:
          (a) the opinions set forth in paragraphs 1, 2 and 3 below with respect to the due incorporation, valid existence and good standing status of the Parent Borrower, the U.S. Subsidiary Borrower and Holdings under the laws of the State of California is based solely upon the certificates issued by the Secretary of State of the State of California and the Franchise Tax Board of the State of California;
          (b) for purposes of the opinions set forth below, (i) “Applicable Laws” means those laws, rules and regulations of the State of California and those federal laws, rules and regulations of the United States of America, in each case that, in my experience, are normally or customarily applicable to transactions of the type contemplated by the Loan Documents, but without having made any special investigation as to the applicability of any specific law, rule or regulation; (ii) “Applicable Contracts” means those agreements or instruments identified on Schedule II attached hereto which are all of the agreements or instruments that are material to the business or financial condition of the Parent Borrower, the U.S. Subsidiary Borrower and Holdings; (iii) “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws where the failure to obtain such consent, approval, license, authorization, validation, filing, qualification or registration will result in a Material Adverse Effect, and other than any consent, approval, license, authorization, validation, filing, qualification or registration that may have become applicable as a result of the involvement of any party (other than the Parent Borrower, the U.S. Subsidiary Borrower and Holdings) in the transactions contemplated by the Loan Documents or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties or required to be obtained after the date hereof; and (iv) “Governmental Authority” means any court, regulatory body, administrative agency or governmental body of the State of California or the United States of America having jurisdiction over the Parent Borrower, the U.S. Subsidiary Borrower and Holdings under Applicable Laws;
          (c) I do not express any opinion as to the validity, binding effect or enforceability of the Loan Documents; and
          (d) I do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to the Loan Documents (other than the Parent Borrower, the U.S. Subsidiary Borrower and Holdings to the extent necessary to render the opinions set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party (other than with respect to the Parent Borrower, the U.S. Subsidiary Borrower and Holdings to the extent necessary to render the opinions set forth herein).
          I am admitted to the bar of the State of California, and I do not express any opinion as to any laws other than the laws of the State of California and the federal laws of the United States of America to the extent referred to specifically herein. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, I have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.
          Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:
          1. The Parent Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of California.
          2. The U.S. Subsidiary Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of California.
          3. Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of California.
          4. The Parent Borrower has the requisite corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party. The execution, delivery and performance by the Parent Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of the Parent Borrower.
          5. The U.S. Subsidiary Borrower has the requisite corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party. The execution, delivery and performance by the U.S. Subsidiary Borrower of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of the U.S. Subsidiary Borrower.
          6. Holdings has the requisite corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party. The execution, delivery and performance by Holdings of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Holdings.
          7. The execution and delivery of each of the Loan Documents to which it is a party, does not, and the performance by the Parent Borrower of its obligations thereunder, each in accordance with its terms, do not (a) conflict with the Parent Borrower’s Articles of Incorporation or the Parent Borrower’s Bylaws, (b) contravene any provision of any Applicable Law, (c) constitute a violation of or a default under any Applicable Contract or (d) result in or cause the creation of any security interest or lien upon any of the property of the Parent Borrower pursuant to any Applicable Contract.
          8. The execution and delivery of each of the Loan Documents to which it is a party, does not, and the performance by the U.S. Subsidiary Borrower of its obligations thereunder, each in accordance with its terms, do not (a) conflict with the U.S. Subsidiary Borrower’s Articles of Incorporation or the U.S. Subsidiary Borrower’s Bylaws, (b) contravene any provision of any Applicable Law, (c) constitute a violation of or a default under any Applicable Contract or (d) result in or cause the creation of any security interest or lien upon any of the property of the U.S. Subsidiary Borrower pursuant to any Applicable Contract.
          9. The execution and delivery of each of the Loan Documents to which it is a party, does not, and the performance by Holdings of its obligations thereunder, each in accordance with its terms, do not (a) conflict with Holdings’ Articles of Incorporation or Holdings’ Bylaws, (b) contravene any provision of any Applicable Law, (c) constitute a violation of or a default under any Applicable Contract or (d) result in or cause the creation of any security interest or lien upon any of the property of Holdings pursuant to any Applicable Contract.
          10. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of each of the Loan Documents to which it is a party, each in accordance with its terms, by the Parent Borrower, the U.S. Subsidiary Borrower and Holdings.
          11. In any proceedings duly taken in the courts of the State of California or a United States federal court sitting in the State of California to enforce the Credit Agreement, the

Note, the Amended Credit Agreement, the Amended Note, the Aircraft Mortgage and Security Agreement, the Borrower Party Guarantees and the Parent Borrower Control Agreement, the choice of New York law as the substantive law governing such Loan Documents should be recognized and such law should be applied and given effect except as may otherwise be provided under the Loan Documents and the California Uniform Commercial Code, including the California Uniform Commercial Code Sections 9-301 to 9-307. The foregoing assumes that the transactions contemplated by such Loan Documents bear a reasonable relationship to the State of New York and that the application of New York law would not result in a violation of a fundamental public policy of the State of California.
          The opinions set forth herein are solely for the benefit of the addressees identified at the beginning of this opinion letter (the “Addressees”) in connection with the execution and delivery of the Loan Documents by the Parent Borrower, the U.S. Subsidiary Borrower and Holdings, and may not be relied upon in any manner or for any purpose by, nor may copies of this opinion letter be delivered or distributed to, any other person or entity without my prior written consent. The opinions set forth herein are limited to the matters stated herein and expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly stated herein. This opinion letter is being provided to the Addressees as of the date hereof, and the Parent Borrower, the U.S. Subsidiary Borrower, Holdings and I do not assume any obligation to update this opinion letter for events occurring after the date of this opinion letter or to provide the Addressees with any additional information that may come to our attention after the date hereof. Each Addressee’s recourse, if any, on account of any opinion herein proving inaccurate, shall be against the Parent Borrower, the U.S. Subsidiary Borrower and Holdings. I am rendering these opinions and this opinion letter in my capacity as Corporate Counsel of the Parent Borrower and not individually.

Schedule I
AIG Funding, Inc.,
72 Wall Street
10th Floor
New York, NY 10005
Attention: Neil Friedman
Federal Reserve Bank of New York
33 Liberty Street
New York, NY 10045
Attention: James R. Hennessey, Legal Department
with a copy to: Steven J. Manzari, Credit, Investment & Payment Risk
Wells Fargo Bank Northwest, National Association, as Security Trustee
299 South Main Street
12th Floor
Salt Lake City, UT 84111
Attention: Corporate Lease Group

EXHIBIT G-1C
Form of Opinion of A&L Goodbody
The addressees outlined in Schedule 1 hereto (the Addressees)
Dear Sirs,
We have acted on behalf of International Lease Finance Corporation (ILFC) which has requested us to give you this opinion in connection with a credit agreement dated 13 October, 2009 (the Credit Agreement) between ILFC as parent borrower, States Aircraft, Inc. as US Subsidiary Borrower, Shrewsbury Aircraft Leasing Ireland Limited, as the Irish Subsidiary Borrower, Top Aircraft, Inc. as a guarantor, ILFC Ireland Limited, ILFC France S.a.r.l. and ILFC Lauban Ltd. as intermediate lessees, AIG Funding Inc., as lender and Wells Fargo Bank Northwest, National Association, as Second Lien Security Trustee (the Transaction).
1.	We have examined copies of
1.1.	the documents listed in Schedule 2 hereto (the Agreements)

1.2.	a corporate certificate of Shrewsbury Aircraft Leasing Limited dated 13 October 2009 attaching:
1.2.1.	copies of the certificate of incorporation and memorandum and articles of association of Shrewsbury Aircraft Leasing Limited;

1.2.2.	list of directors and secretary of Shrewsbury Aircraft Leasing Limited;

1.2.3.	a copy of the resolutions passed at two meetings of the board of directors of Shrewsbury Aircraft Leasing Limited dated 12 October 2009;

1.2.4.	a copy of the power of attorney of Shrewsbury Aircraft Leasing Limited dated 12 October 2009;

1.2.5.	a copy of the statutory declaration of the majority of directors of Shrewsbury Aircraft Leasing Limited dated 12 October 2009;

1.2.6.	a copy of the special resolution of Shrewsbury Aircraft Leasing Limited dated 12 October 2009;

1.2.7.	a copy of the specimen signatures;

1.3.	a corporate certificate of ILFC Ireland Limited dated 13 October 2009 attaching:
1.3.1.	copies of the certificate of incorporation and memorandum and articles of association of ILFC Ireland Limited;

1.3.2.	list of directors and secretary of ILFC Ireland Limited;

1.3.3.	a copy of the resolutions passed at two meetings of the board of directors of ILFC Ireland Limited dated 12 October 2009;

1.3.4.	a copy of the power of attorney of ILFC Ireland Limited dated 12 October 2009;

1.3.5.	a copy of the statutory declaration of the majority of directors of ILFC Ireland Limited dated 12 October 2009;

1.3.6.	a copy of the special resolution of ILFC Ireland Limited dated 12 October 2009;

1.3.7.	a copy of the specimen signatures.
and such other documents as we have considered necessary or desirable to examine in order that we may give this opinion.

ILFC Ireland Limited and Shrewsbury Aircraft Leasing Limited are together called the Companies and each a Company.

The Certificates listed at 1.2 and 1.3 above and attached hereto at Schedule 3 are together called the Certificates and each a Certificate. The documents listed in Part 1 of the Schedule 2 are herein together called the New York Law Agreements. The documents listed in Part 2 of the Schedule 2 are herein together called the Irish Law Agreements.

Terms defined in the Credit Agreement have the same meaning in this opinion letter.

2.	For the purpose of giving this opinion we have assumed:
2.1.	the authenticity of all documents submitted to us as originals and the completeness and conformity to the originals of all copies of documents of any kind furnished to us;

2.2.	that the copies produced to us of minutes of meetings and/or of resolutions are true copies and correctly record the proceedings of such meetings and/or the subject-matter which they purport to record and that any meetings referred to in such copies were duly convened and held and that all resolutions set out in such minutes were duly passed and are in full force and effect;
2.3.	the genuineness of the signatures and seals on all original and copy documents which we have examined;

2.4.	that the memorandum and articles of association of each Company attached to the Certificates are correct and up to date;

2.5.	the accuracy and completeness as to factual matters of the representations, warranties and certificates of the Companies contained in the Certificates and the accuracy of all certificates provided to us by the Companies;

2.6.	that there are no agreements or arrangements in existence which in any way amend or vary the terms of the Transaction as disclosed by the Agreements;

2.7.	without having made any investigation that the terms of the New York Law Agreements are lawful and fully enforceable under the laws of the State of New York and any other applicable laws other than the laws of Ireland and that the New York Security Agreement (as defined in Schedule 2) creates valid and enforceable security interests in accordance with its terms under the laws of the State of New York;

2.8.	without having made any investigation that Top Aircraft, Inc. is the beneficial owner free from encumbrances of all right, title and interest in and to the Charged Shares (as defined in the Irish Law Share Charge) and that it has delivered or will deliver to the First Lien Security Trustee each of the documents listed in Clause 3.5 of the Irish Law Share Charge;

2.9.	that the stock transfer form prepared in connection with the Irish Law Share Charge has been validly, duly and accurately completed and executed in respect of all of the shares of the Irish Subsidiary Borrower purported to be charged pursuant to the Irish Law Share Charge;

2.10.	that the shares the subject matter of the Irish Law Share Charge have been fully paid up, no calls have been, or can be, made in respect of same;

2.11.	that the shares charged pursuant to the Irish Law Share Charge are wholly owned by Top Aircraft, Inc., the chargor under the Irish Law Share Charge and that the same are not now nor will be subject to any equities or any rights or interests of any other person other than the Security Trustees (or a nominee of any Security Trustee) and that same may be charged, assigned and transferred free of encumbrance;

2.12.	that Top Aircraft, Inc. has duly executed the Irish Law Share Charge and has the necessary power and authority, and all necessary corporate and other action has been taken by Top Aircraft, Inc., to enable it to execute, deliver and perform the obligations undertaken by it under the Irish Law Share Charge, and the implementation by Top Aircraft, Inc. of the foregoing will not cause:
2.12.1.	any limit on it or on its directors (whether imposed by the documents constituting that company or by statute or regulation) to be exceeded; or

2.12.2.	any law or order to be contravened;
2.13.	the accuracy and completeness of all information appearing on public records; and

2.14.	that each of the Companies has entered into the Transaction in good faith, for its legitimate business purposes, for good consideration, and that it derives commercial benefit from the Transaction commensurate with the risks undertaken by it in the Transactions.
3.	We express no opinion as to any matters falling to be determined other than under the laws of Ireland and, without reference to provisions of other laws imported by Irish private international law, in Ireland as of the date of this letter. Subject to that qualification and to the other qualifications set out herein, we are of the opinion that:
3.1.	each of the Companies is a company duly incorporated under the laws of Ireland and is a separate legal entity, subject to suit in its own name. Based only on searches carried out in the Irish Companies Registration Office and the Central Office of the High Court on the date hereof, each Company is validly existing under the laws of Ireland and no steps have been taken or are being taken to appoint a receiver, examiner or liquidator over it or to wind it up;

3.2.	each Company has the necessary power and authority, and all necessary corporate and other action has been taken, to enable it to execute, deliver and perform the obligations undertaken by it under the Agreements to which it is party, and the implementation by each Company of the foregoing will not cause:
3.2.1.	any limit on it or on its directors (whether imposed by the documents constituting that Company or by statute or regulation) to be exceeded; or

3.2.2.	any law or order to be contravened;
3.3.	each of the Agreements to which a Company is party has been duly executed on its behalf and the obligations on the part of the parties to the Irish Law Agreements are, in each case, valid and legally binding and are in a form capable of enforcement against the parties under the laws of Ireland in the courts of Ireland, in accordance with its terms;

3.4.	no authorisations, approvals, licences, exemptions or consents of governmental or regulatory authorities with respect to the Agreements are required to be obtained in Ireland;

3.5.	under the laws of Ireland in force at the date hereof, the claims of each Security Trustee and the FRBNY (as defined below) against a Company under the Agreements to which such Security Trustee or the FRBNY (as applicable) is a party will rank at least pari passu with the claims of all other unsecured creditors, except claims which rank at law as preferential claims in a winding up, examinership or receivership;

3.6.	it is not necessary or advisable under the laws of Ireland in order to ensure the legality, validity, enforceability or priority of the obligations or rights of any party to the Agreements, or the perfection or priority of any Security Interest created under any Agreements, that any of the Agreements be filed, registered, recorded, or notarised in any public office or elsewhere or that any other instrument relating thereto be signed, delivered, filed, registered or recorded other than the requirement to:
(i)	file particulars of the charges created pursuant to the New York Security Agreement and the Irish Law Agreements with the Irish Registrar of Companies within 21 days of their execution; and

(ii)	the filing of the statutory declarations referred to at 1.2.3 and 1.3.3 above with the Irish Companies Office within 21 days of the date of granting of the financial assistance;
3.7.	the Companies are not entitled to claim any immunity from suit, execution, attachment or other legal process in Ireland;

3.8.	in any proceedings taken in Ireland for the enforcement of the New York Law Agreements, the choice of the law of the State of New York as the governing law of the contractual rights and obligations of the parties under the New York Law Agreements would be upheld by the Irish Courts;

3.9.	in any proceedings taken in Ireland for the enforcement of a judgment obtained against a Company in the courts of New York (a Foreign Judgment) the Foreign Judgment should be recognised and enforced by the courts of Ireland save that to enforce such a Foreign Judgment in Ireland it would be necessary to obtain an order of the Irish courts. Such order should be granted on proper proof of the Foreign Judgment without any re-trial or examination of the merits of the case subject to the following qualifications:
3.9.1.	that the foreign court had jurisdiction, according to the laws of Ireland;

3.9.2.	that the Foreign Judgment was not obtained by fraud;

3.9.3.	that the Foreign Judgment is not contrary to public policy or natural justice as understood in Irish law;

3.9.4.	that the Foreign Judgment is final and conclusive;

3.9.5.	that the Foreign Judgment is for a definite sum of money; and

3.9.6.	that the procedural rules of the court giving the Foreign Judgment have been observed.
Any such order of the Irish courts may be expressed in a currency other than euro in respect of the amount due and payable by the relevant Company but such order may be issued out of the Central Office of the Irish High Court expressed in euro by reference to the official rate of exchange prevailing on the date of issue of such order. However, in the event of a winding up of the a Company, amounts claimed by against such Company in a currency other than the euro (the Foreign Currency) would, to the extent properly payable in the winding up, be paid if not in the Foreign Currency in the euro equivalent of the amount due in the Foreign Currency converted at the rate of exchange pertaining on the date of the commencement of such winding up;

3.10.	it is not necessary under the laws of Ireland (a) in order to enable any Security Trustee or the FRBNY to enforce its rights under the Agreements to which they each are a party or (b) by reason of the execution of the Agreements, that any such party should be licensed, qualified or otherwise entitled to carry on business in Ireland;

3.11.	the Agreements will not be liable to any ad valorem tax or duty, registration tax, stamp duty or any similar tax or duty imposed by a competent authority of or within Ireland;

3.12.	by reason only of the execution, delivery and performance of the Agreements to which it is a party by each Security Trustee and the FRBNY, no such party shall be deemed to be resident, domiciled or carrying on a trade or business in Ireland;

3.13.	there is no applicable usury or interest limitation law in Ireland which would restrict the recovery of payments in accordance with the Agreements;

3.14.	the Irish Subsidiary Borrower will have no obligation to deduct or withhold any amount on account of Irish tax from payments of interest made to the Lender pursuant to the provisions of either the Credit Agreement or the Amended and Restated Credit Agreement for as long as the Lender is a Lender Party as described in paragraph (a), (b), (c), (e), (f), (g), (h), (i) or (j) of the definition of “Qualifying Lender” as defined in the Credit Agreement;

3.15.	each of the Irish Law Agreements creates a valid and binding security interest over the assets contemplated thereby in accordance with its terms under the laws of Ireland assuming that the party creating the security has absolute title, free from encumbrances and other third party rights, to such assets;

3.16.	the Irish Courts will generally recognise the security interests created by the Companies pursuant to the New York Security Agreement in accordance with its terms, provided that such interests or their enforcement are not illegal or contrary to public policy as a matter of Irish law, that all Irish law formalities with regard to security interests and their enforcement have been complied with and that the party creating the security has absolute title, free from encumbrances and other third party rights, to such assets.
4.	The opinions set forth in this opinion letter are given subject to the following qualifications:
4.1.	an order of specific performance or any other equitable remedy is a discretionary remedy and is not available when damages are considered to be an adequate remedy;

4.2.	this opinion is given subject to general provisions of Irish law relating to insolvency, bankruptcy, liquidation, reorganisation, receivership, moratoria, court scheme of arrangement, administration and examination, and the fraudulent preference of creditors and other Irish law generally affecting the rights of creditors;

4.3.	this opinion is subject to the general laws relating to the limitation of actions in Ireland;

4.4.	a determination, description, calculation, opinion or certificate of any person as to any matter provided for in the Agreements might be held by the Irish courts not to be final, conclusive or binding if it could be shown to have an unreasonable, incorrect, or arbitrary basis or not to have been made in good faith;

4.5.	additional interest imposed by any clause of any Agreement might be held to constitute a penalty and the provisions of that clause imposing additional interest would thus be held to be void. The fact that such provisions are held to be void would not in itself prejudice the legality and enforceability of any other provisions of the relevant Agreement but could restrict the amount recoverable by way of interest under such Agreement;

4.6.	claims may be or become subject to defences of set-off or counter-claim;

4.7.	in the event of any Security Trustee seeking to dispose of the shares which are the subject of the security created pursuant to the Irish Law Share Charge, an application for a clearance from the Competition Authority pursuant to the

Competition Acts 2002 and 2006 may have to be made;
4.8.	pursuant to section 1001 of the Taxes Consolidation Act, 1997, the Security Trustees may become liable to make certain payments to the Irish Revenue Commissioners (the Revenue) by reason of having been granted a fixed charge on book debts of a Company pursuant to any of the Agreements. Such liability would be computed by reference to (i) amounts of income tax deducted by that Company from the wages of its employees and (ii) amounts of value added tax in each case owing but not paid by that Company to the Revenue (Relevant Amounts). However, the liability to pay to the Revenue amounts received by it from a Company will be limited to amounts received after that Company shall have been notified in writing by the Revenue that such Relevant Amounts are due (the Revenue Notice). Further, if the Revenue have received, within 21 days of execution, prescribed details of the charge created thereby by the relevant Agreements the liability of the Security Trustees to discharge the Relevant Amounts will be limited to the Relevant Amounts accruing after the date of the Revenue Notice;

4.9.	under Section 1002 of the Taxes Consolidation Act, 1997, any debt to a person (including any deposit with a financial institution) may be attached by the Revenue Commissioners in order to discharge any liabilities of that person in respect of outstanding tax whether the liabilities are due on its own account or as an agent or trustee. This right of the Revenue Commissioners (on which there is no case law) may override the rights of the holders of security (whether fixed or floating) in relation to the debt in question. Section 1002 could be relevant to the security created by any of the Agreements;

4.10.	an Irish court has power to stay an action where it is shown that there is some other forum having competent jurisdiction which is more appropriate for the trial of the action, in which the case can be tried more suitably for the interests of all the parties and the ends of justice, and where staying the action is not inconsistent with the Regulation;

4.11.	there is some possibility that depending on the actual course of dealing between the parties to the Agreements, the fixed charges contained in the Agreements may not be construed as fixed charges but as floating charges and so become subject to prior claims of certain statutory preferential creditors;

4.12.	the enforceability of severance clauses is at the discretion of the court and may not be enforceable in all circumstances;

4.13.	a waiver of all defences to any proceedings may not be enforceable;

4.14.	provisions in any of the Agreements providing for indemnification resulting from loss suffered on conversion of the amount of a claim made in a foreign currency into euro in a liquidation may not be enforceable;

4.15.	any undertakings contained in any of the Agreements by any of the Companies in respect of stamp duty may not be held to be binding on the Companies;

4.16.	an Irish court may refuse to give effect to undertakings contained in any of the Agreements that the Company will pay legal expenses and costs in respect of any action before the Irish courts;

4.17.	we express no opinion as to the priority of any of the security created by the Agreements or whether the property or assets comprised in such security is owned by a Company or by Top Aircraft, Inc., or whether such property or assets is or are now or may become subject to any equities or subject to any rights or interests of any other person ranking in priority to or free of such security or whether they could be transferred to any other person free of any such security;

4.18.	we express no opinion on any taxation matters other than as expressly set out in paragraph 3.11 and paragraph 3.14 or on the contractual terms of the relevant documents other than by reference to the legal character thereof;
This opinion is addressed only to the Addressees and may be relied upon only by each such Addressee for its sole benefit in connection with the Transaction and may not be relied on by any assignees of any such persons or any other person.

SCHEDULE 1
The Addressees
Wells Fargo Bank Northwest, National Association
299 South Main Street / 12th Floor
Salt Lake City, Utah 84111
USA
(in its capacity as First Lien Security Trustee, Second Lien Security Trustee, Third Lien Security Trustee and Fourth Lien Security Trustee, the Security Trustees and each a Security Trustee)
The Federal Reserve Bank of New York
33 Liberty Street
New York, NY 10045
USA
(FRBNY)
AIG Funding Inc.
72 Wall Street / 10th Floor
New York, NY 10005
USA

SCHEDULE 2
The Agreements
All documents are dated as of 13 October 2009 unless otherwise stated
Part 1
New York Law Agreements
1.	Credit Agreement;

2.	Amended and Restated Credit Agreement between ILFC as Parent Borrower, States Aircraft, Inc. as US Subsidiary Borrower, Shrewsbury Aircraft Leasing Limited as Irish Subsidiary Borrower, certain subsidiaries of ILFC party thereto as Designated Borrowers, Top Aircraft, Inc. as a Guarantor, ILFC Ireland Limited, ILFC France S.a.r.l. and ILFC Labuan Ltd as Intermediate Lessees, AIG Funding Inc. as lender and Wells Fargo Bank Northwest, National Association as fourth lien security trustee, which amends and restates the terms and conditions of the demand note agreement dated as of 9 March, 2009 between ILFC and AIG Funding Inc. and the Demand Note Agreement dated as of 26 March, 2009 between ILFC and AIG Funding Inc. in an aggregate amount of US$1,700,000,000 (the US$1.7bn Amended and Restated Credit Agreement);

3.	Aircraft Mortgage and Security Agreement among ILFC, Top Aircraft, Inc., Shrewsbury Aircraft Leasing Limited, States Aircraft, Inc., ILFC Ireland Limited, ILFC France S.a.r.l., ILFC Labuan Ltd and the additional grantors referred to therein and the Security Trustees (the New York Security Agreement);

4.	First Lien Borrower Party Guarantee among ILFC, Top Aircraft, Inc., Shrewsbury Aircraft Leasing Limited, States Aircraft Inc., ILFC Ireland Limited, ILFC France S.a.r.l., ILFC Labuan Ltd., FRBNY and the additional guarantors referred to therein;

5.	Third Lien Borrower Party Guarantee among ILFC, Top Aircraft, Inc., Shrewsbury Aircraft Leasing Limited, States Aircraft Inc., ILFC Ireland Limited, ILFC France S.a.r.l., ILFC Labuan Ltd., FRBNY and the additional guarantors referred to therein;
Part 2
Irish Law Agreements
1.	Equitable Charge of Shares between Top Aircraft, Inc. as chargor and the Security Trustees in respect of shares in Shrewsbury Aircraft Leasing Limited dated 15 October 2009 (the Irish Law Share Charge);

2.	Assignment over a Bank Account between ILFC Ireland Limited as chargor and the

Security Trustees in respect of a Collection Account dated 15 October 2009;

SCHEDULE 3
The Certificates
1.	Corporate certificate of Shrewsbury Aircraft Leasing Limited dated 13 October 2009;

2.	Corporate certificate of ILFC Ireland Limited dated 13 October 2009.

EXHIBIT G-1D
Form of Opinion of White & Case
To the addressees listed in the Schedule attached hereto
Dear Ladies and Gentlemen:

Re:	Credit Agreement dated as of October 13, 2009 among, inter alia, International Lease Finance Corporation, as Borrower (“ILFC”), ILFC France S.A.R.L., as Initial Intermediate Lessee (“ILFC France”), AIG Funding, Inc., as Lender (the “Lender”), and Wells Fargo Bank Northwest, National Association, as Security Trustee (the “Security Trustee”)
1.	You have asked us to render an opinion in connection with the transactions governed, inter alia, by the under-mentioned documents. Capitalized words and expressions used and not otherwise defined herein shall bear the meanings attributed to them in the Credit Agreement (as defined below). We are qualified to give you this legal opinion under the laws of France.

2.	For the purposes of giving this opinion we have examined:
(a)	The Credit Agreement dated as of October 13, 2009 among, inter alia, ILFC, ILFC France, the Lender and the Security Trustee (the “Credit Agreement”);

(b)	The Amended and Restated Credit Agreement dated as of October 13, 2009 among, inter alia, ILFC, ILFC France, the Lender and the Security Trustee (the “Amended and Restated Credit Agreement”);

(c)	The Aircraft Mortgage and Security Agreement dated as of October 13, 2009 among, inter alia, ILFC, ILFC France and the Security Trustee (the “Aircraft Mortgage and Security Agreement”);

(d)	The First Lien Borrower Party Guarantee dated as of October 13, 2009 among, inter alia, ILFC, ILFC France and the Federal Reserve Bank of New York, (the “ First Lien Borrower Party Guarantee”);

(e)	The Third Lien Borrower Party Guarantee dated as of October 13, 2009 among, inter alia, ILFC, ILFC France and the Federal Reserve Bank of New York (the “Third Lien Borrower Party Guarantee”);
(the documents in paragraphs (a) — (e) are hereinafter referred to individually as an “Agreement” and collectively as the “Agreements”);

(f)	A copy of the certified constitutional documents (statuts) of ILFC France registered with the Clerk of the Commercial Court of Paris (Greffe du Tribunal de Commerce de Paris) on June 29, 2009;

(g)	An official extract of information (Extrait K-bis) concerning ILFC France and an official non-bankruptcy certificate (Certificat de non-faillite) taken from the Paris Commercial and Companies Registry respectively dated October 2, 2009, and a copy of a search carried out on October 9, 2009 in the Bulletin des Annonces Civiles et Commerciales in relation to ILFC France;

(h)	The Minutes of the Decisions of the Sole Shareholder (Procès-Verbal de l’Associé Unique) of ILFC France dated October 13, 2009 authorizing the execution of the Agreements by ILFC France, approving the Security Trustee (acting on behalf of the Secured Parties), as shareholder of ILFC France, and giving powers of attorney to the persons designated in such decisions of the Sole Shareholder; and

(i)	All other documents, approvals and consents of whatever nature which were, in our judgment and to our knowledge, necessary or appropriate to examine to enable us to give the opinion expressed below.
3.	For the purpose of this opinion we have assumed, without investigation or independent inquiry:
(a)	That all the persons which are or are to become parties to the Agreements other than ILFC France, (a) are, whenever applicable, duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, (b) have the full power, capacity and authority to enter into, and perform their obligations under, each of the Agreements to which they are parties and (c) have taken all necessary actions, corporate or otherwise, to authorize the execution of the Agreements and the performance of their obligations thereunder;

(b)	That the Agreements have been duly executed and delivered by each of the parties thereto other than ILFC France;

(c)	The authenticity, completeness and genuineness of all signatures and seals on all documents referred to above, and the completeness and the conformity to original documents, of all copies submitted to us (be it under the form of photocopies, facsimile, electronic copies or otherwise) or excerpts thereof;

(d)	That the Agreements constitute legal, valid and binding obligations, under the laws of New York State, of each of the parties thereto in accordance with their respective terms;

(e)	That there are no provisions of the laws of any jurisdiction outside France which would be contravened by the execution or delivery of the Agreements and that, insofar as any obligation or action to be taken under the Agreements is to be performed or taken in any jurisdiction outside France, the performance of such obligation or the taking of such action will not be illegal by virtue of the laws of, nor contrary to the public policy of, that jurisdiction;
(f)	That no winding up, liquidation, dissolution, insolvency, bankruptcy, examination, reorganization or any similar proceedings have been commenced by or in respect of any party to the Agreements other than ILFC France;

(g)	That all documents referred to in paragraphs 2(a) through 2(i) above dated prior to the date of the present opinion are true, accurate and complete on and as of the date of the present opinion;

(h)	That the official extract of information (Extrait K-bis) referred to in paragraph 2(g) above was complete, true and accurate in all respects as at the date it was issued, and that it remains complete, true and accurate in all respects as at the date of this opinion by reference to the facts and circumstances now existing;

(i)	That all factual statements and representations and warranties made in the Agreements and in the documents referred to in paragraphs 2(f) to 2(i) above (other than those on legal matters covered in this opinion) are true and accurate as at the date of this opinion;

(j)	That, where a document has been examined by us in draft form, it will be or has been executed in the form of that draft;

(k)	That the documents examined by us have not been subsequently amended, superseded or rescinded;

(l)	That when a document referred to in paragraphs 2(f) to 2(i) above examined by us reflects the taking of an action or a decision, such document referred to in paragraphs 2(f) to 2(i) above (x) correctly records the proceedings of the relevant meeting and/or the subject-matter which it purports to record, and the resolutions set forth in such document referred to in paragraphs 2(f) to 2(i) above have been duly passed by the relevant corporate body (including the shareholders) of the relevant company (including, as the case may be, by a properly convened meeting of duly appointed members of that body), (y) has not been amended, superseded or rescinded and (z) is in full force and effect;

(m)	That the submission to the non-exclusive jurisdiction of the courts of the state and federal courts of New York is valid and enforceable against each of the parties thereto under all relevant laws other than French law;

(n)	That the choice of the laws of the State of New York to govern the Agreements is a valid choice under all relevant laws other than French law;

(o)	The absence of fraud, bad faith, willful misconduct or gross negligence on the part of the ILFC France or of the other persons which are participating to the actions or decisions who are the subject matter of the Agreements or the documents referred to in paragraphs 2(f) to 2(i) above and on the part of the persons required to take any actions pursuant to such documents; and
(p)	That the entering into the Agreements will be of commercial benefit to, and the corporate interest of, ILFC France and ILFC.
4.	Based upon the above assumptions and subject to the qualifications hereinafter set forth, we are of the opinion that under French law as now in effect and interpreted by French courts:

With respect to ILFC France:
(a)	ILFC France is a société à responsabilité limitée organized and validly existing under the laws of France;

(b)	ILFC France has the power, authority and capacity to enter into and perform its obligations under each Agreement to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of its obligations under each Agreement to which it is a party in accordance with its terms;

(c)	The execution by ILFC France of the Agreements to which it is a party does not contravene any provision of its certified constitutional documents (statuts) or French law and regulation and the performance by ILFC France of the Agreements to which it is a party does not contravene its certified constitutional documents (statuts) or applicable French law or regulation governing the authority and capacity of ILFC France to perform such Agreements;

(d)	Each Agreement to which ILFC France is a party has been duly entered into and delivered by ILFC France;

(e)	Based on the document referred to in paragraph 2(f) above ILFC is the holder of all outstanding shares and is the sole shareholder of ILFC France;

(f)	ILFC France is subject to private commercial law in France and is generally subject to suit, and neither it nor its properties have any immunity from the jurisdiction of any court or any legal process (whether through service or notice, attachment prior to notice, attachment prior to judgment, attachment in aid of execution or otherwise);

(g)	Based on the non-bankruptcy certificate referred to in paragraph 2(g) above, ILFC France is not recorded as being in a state of conciliation, safeguard (sauvegarde), judicial reorganization or liquidation proceedings pursuant to Book VI of the French Commercial Code (the “Bankruptcy Law”);

With respect to the Agreements:
(h)	Other than the formalities referred to in paragraphs 5(x) below, no consent, license, authorization, registration, declaration or filing with approval or permit of any governmental authority, agency or instrumentality of or in France is required in connection with the validity, or the execution, delivery, performance or enforceability of each Agreement;

(i)	Subject to the formalities referred to in paragraphs 5(x), it is not necessary or desirable to ensure the priority, validity and enforceability of all the obligations of the parties to the Agreements that the Agreements be filed, registered, recorded or notarized in any public office or elsewhere, that any other instrument relating thereto be signed, delivered, filed registered or recorded, that any tax or duty be paid, or that any other action whatsoever be taken in each case in France;

(j)	It is not necessary to establish a place of business in France or to be licensed, qualified or entitled to do business in France in order to exercise any provisions of the Agreements, and no party (other than ILFC France) to any of the Agreements will be deemed a resident, domiciled or carrying on any commercial activity or business in France or subject to tax in France as a result of the execution, delivery and performance of any of the Agreements or the consummation of any of the transactions contemplated by the Agreements;

(k)	None of the addressees hereof will violate any law or regulation in France by reason of entering into the Agreements, or performing its obligations thereunder;

(l)	There are no registration, stamp or other taxes or duties of any kind payable in France in connection with the signature, performance or enforcement by legal proceedings of the Agreements other than French court fees in the event of enforcement proceedings;

(m)	The choice of the laws of the State of New York to govern the Agreements will be upheld as a valid choice of law in and binding in any action in the courts of France, and each of such Agreements is in proper legal form for enforcement in the courts of France to the extent that such choice of law was not made by any party in fraud of and to avoid any public provision of any other law and provided further that (x) French law will be applied by the French courts insofar as it is mandatory irrespective of the governing law of the Agreements (it being specified, for the avoidance of doubt, that this exclusion would not apply to the situation described in sub-paragraph (n) below) and (y) the application of the laws of the State of New York laws may be denied by French courts if it conflicts with French international public policy (ordre public international);

(n)	The submission by ILFC France to the non-exclusive jurisdiction of the state and federal courts sitting in New York contained in the Agreements to which ILFC France is a party is valid and binding upon ILFC France. Subject to the rules governing international lis pendens under French private international law, a final judgment for a fixed and definite sum of money obtained after services of process in the required form and rendered by a state or federal court of competent jurisdiction sitting in New York, in respect of an action under the Agreements (a “New York Judgment”), would be capable of recognition and enforcement in France, without a review of the substantive matters thereby adjudicated, through an action for Exequatur brought before the competent French court, provided that such French court is furnished with the original and a translation into French (by a sworn translator) of the relevant Agreements and the New York Judgment and determines that the requirements developed by jurisprudence for the enforcement of foreign judgments are satisfied, in particular that:
(i)	the court that rendered the New York Judgment had jurisdiction over the matter under both its own rules of jurisdiction and in accordance with French rules of international conflicts of jurisdiction and the French courts did not have exclusive jurisdiction to hear the matter;

(ii)	the procedure followed by the court that rendered the New York Judgment does not conflict with the principles of due process applied in France or with French international public policy (ordre public international français);

(iii)	the New York Judgment does not conflict with French international public policy, is not tainted with fraud and is not incompatible with an earlier judgment rendered by a French court in the same matter; and

(iv)	the New York Judgment concerned is not subject to appeal, its enforcement has not been stayed and it is enforceable in the state or federal court of competent jurisdiction sitting in New York;
(o)	Except as set forth in paragraph 5(x) below, it is not necessary under the laws of France that the Aircraft Mortgage and Security Agreement be filed, recorded or enrolled with any public office, governmental authority or court in France in order to ensure the legality, validity or enforceability thereof in France or the admissibility in evidence thereof in France.
5.	This opinion is subject to the following qualifications and observations:
(a)	This Opinion relates to matters of law exclusively and, in particular, we have not made any independent and personal inquiry regarding the accuracy and completeness of, and do not opine on, the various representations and warranties of ILFC France under the Agreements. More generally, we express no opinion as to matters of fact, nor as to questions of law which can be decided only on the basis of matters of fact (such as whether entering into the Agreements will be of commercial benefit to, nor in the corporate interest of, the persons which are to become parties to such document) not as to the effect facts, whether known to us or not, may have on the opinions given herein;

(b)	The documents referred to in paragraph 2(g) above are not capable of conclusively revealing whether or not:
2.1.1.	ILFC France has been wound up (dissolution), has been declared null, has been merged or had its operations terminated (cessation d’activité), or any action in this respect has been taken,

2.1.2.	a stay period (suspension des poursuites) has been decided by a court or a petition in that respect has been filed,

2.1.3.	a declaration that ILFC France has ceased its payments (déclaration de cessation des paiements) has been filed, or acknowledged by the court (jugement constatant la cessation des paiements), or a petition has been filed or an order rendered for the sauvegarde, redressement judiciaire or liquidation judiciaire of ILFC France has been made, or

2.1.4.	a judgment opening main insolvency proceedings with respect to ILFC France has been rendered by a court of a Member state of the European Community pursuant to the provisions of the Council Regulation (EC) n°1346/2000 on insolvency proceedings, or

2.1.5.	the authorized representatives of the ILFC France have changed (including the nomination of an administrateur provisoire),
(a) as notice of these matters may not be filed immediately and, when filed, may not be entered on the record immediately;

(c)	The official extract of information (Extrait K-bis) referred to in paragraph 2(g) above in relation to ILFC France provided by the Registre du Commerce et des Sociétés does not contain any information as to whether a composition with creditors (règlement amiable), a conciliation proceeding (procédure de conciliation) or any similar procedure is being negotiated or has been entered into, as notice of such matters is not filed with the Registre du Commerce et des Sociétés;

(d)	We have assumed that the persons which are required or authorized to take any actions pursuant to the Agreements or the documents referred to in paragraphs 2(f) to 2(i), have and will, when relevant, exercise(d) their powers in good faith and reasonable manner;

(e)	Any document, which is not in the French language, must be translated into French by an official sworn translator in order to be submitted as evidence in any action or proceedings before a French court or public body or used for any purpose with public bodies;

(f)	A French court may stay proceedings if concurrent proceedings are being brought elsewhere;

(g)	The validity and/or enforcement of the Agreements may be affected or limited by laws, regulations and proceedings relating to or affecting the enforcement of creditors’ rights generally including applicable bankruptcy, insolvency arrangement or moratorium laws, regulations and proceedings. In particular, pursuant to the Bankruptcy Law, a commercial company (as such ILFC France) may become subject to conciliation, safeguard (sauvegarde), judicial reorganization or liquidation proceedings. In addition, the French courts have the discretion under the Bankruptcy Law to appoint a mandataire ad hoc in respect of a commercial company at the request of the company’s managers. A commercial company may furthermore place itself in non-judicial liquidation pursuant to a decision of its shareholders;
(h)	A French court might void a guarantee or any grant of security made under any of the Agreements if such guarantee or grant of security is not in ILFC France’s corporate interest, ILFC France has not derived an actual benefit, consideration of advantage from the transaction involving the guarantee or grant of security and the amount of the guarantee or the amount secured by the grant of security is not commensurate with the financial capabilities of ILFC France or with the value of its assets;

(i)	We express no opinion as to the evidentiary value of facsimile transmissions, electronic mails, photocopies or telephonic recordings before a French court;

(j)	This opinion is strictly limited to the matters stated herein and is not to be interpreted or construed as extending by implication to any other matters not specifically referred to herein;

(k)	Under French law :
(i)	enforcement may be limited by the priority rights of certain creditors which arise by operation of law;

(ii)	in accordance with Article 1244-1 of the French Civil Code:
a)	a court may grant time to any debtor or reschedule payments under any agreement for a period of up to two years (which period may be extended under certain circumstances);

b)	a court may, by a special order, decide that any payments should be applied to the repayment of principal or, with respect to amounts for which time has been granted or the payment of which has been rescheduled, that such amounts shall bear interest not at the contractual rate but at a lower rate which shall be not less than the official rate (taux légal); and

c)	any enforcement measures which are pending will be suspended by a court order under Article 1244-1 of the French Civil Code and any additional interest or penalty for late payment will not be due for the period ordered by the court;

(iii)	claims may become time-barred or may be or become subject to defences of set-off or counterclaim or exceptio non adimpleti contractus (exception d’inexécution) ;

(iv)	a waiver of all defenses to all proceedings may not be enforceable; and

(v)	enforcement may be restricted by the rules relating to “force majeure”.
(l)	A French court might not enforce the provisions of any Agreement requiring a party thereto to indemnify other parties or third parties for court costs and legal fees;

(m)	It is a principle of French law that obligations are not generally capable of being specifically enforced (except where such obligations relate to the payment of a sum of money) and French courts may issue an award of damages where specific performance cannot be ordered or an award of damages is determined adequate;

(n)	French courts might not enforce a provision of an agreement on the grounds that such provision is a penalty within the meaning of Article 1152 and Article 1231 of the French Civil Code. In such event, if the court considers that any party thereto is required to pay an amount clearly excessive or underestimated as a pre-estimate of damages, the court may reduce or increase the amount of such damages;

(o)	The question of whether or not any provisions of a document which may be invalid, illegal or unenforceable under any applicable law may be severed from the other provisions thereof in order to preserve the validity, lawfulness or enforceability of all or part of those other provisions will depend on whether the court holds the offending provision to be an essential condition of the document, in which case the document as a whole may be declared null and void;

(p)	Any provision of any agreement stating that such agreement may only be amended or varied or any provisions thereof waived by an instrument in writing may not be effective;

(q)	Any provision of a document stating that no failure or delay in exercising any right or remedies shall operate as a waiver of such rights or remedies may not be effective;

(r)	There could be circumstances in which a French court would not treat as conclusive, final or binding those certificates and determinations which a document states are to be so treated;

(s)	Where a debt is expressed in a foreign currency, a French court may, if so requested, grant an order in such currency. If the order is given in Euros, it would normally be given by reference to the relevant amount of foreign currency converted at the rate of exchange applicable on the effective date of payment. If a separate order is sought on the basis of a currency indemnity, after an order has been previously obtained, the court may hold that the currency indemnity is superseded by such previous order; furthermore, with respect to a bankruptcy, insolvency, liquidation, moratorium, reorganization, reconstruction or similar proceeding, French law requires that all claims or debts be converted to equivalent Euro amounts at an exchange rate determined at the date of the judgment declaring the commencement of the proceeding;
(t)	A French court may consider that the French law mandatory principle according to which agreements must be performed in good faith applies to the Agreements;

(u)	Generally French courts would not enforce a contractual waiver or limitation of liability in circumstances where the beneficiary of such waiver of limitation is found to have committed gross negligence (faute lourde) or willful misconduct (faute intentionnelle);

(v)	We express no opinion generally in respect of any provision of any Agreement that enables a party to enforce a right, or appropriate an asset or a right granted as security without having recourse to a court;

(w)	It is unclear whether a French court would give effect to an undertaking of a French debtor to gross up its payments if these were to become subject to withholding taxes;

(x)	Under French private international law, any assignment of rights must be perfected (i) vis-à-vis the assigned debtor in accordance with the governing law of the relevant assigned rights, and (ii) vis-à-vis third parties in accordance with the laws of the State in which the assigned debtor is domiciled. An assignment of rights which relates either to rights arising under a contract governed by French law, or to rights against an entity domiciled in France, will therefore only be fully enforceable (opposable) in France if notified to the assigned debtor by a huissier (process server) in accordance with French procedural rules. French law does not provide for a time limit to effect such notification. Accordingly, the Aircraft Mortgage and Security Agreement shall only be fully enforceable in France once it has been notified to ILFC France, in accordance with such procedural rules; and

(y)	Although certain security documents contain provisions to the effect that the rights of the secured parties shall not be diminished by actions taken or not taken by the secured parties, a French court could decline to enforce the obligations of a pledgor or a guarantor, as the case may be, on the basis of French “ordre public” provisions if the fundamental interests of the same had been impaired by such an action or omission on the part of the secured parties. In considering this issue the French courts would look principally to the question of whether the pledgor’s or the guarantor’s, as the case may be, subrogation rights against the primary obligor had been impaired as a result of the secured parties’ action or omission.

6.	We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions based on any law other than the laws of France and accordingly express no legal opinion herein based upon any law other than the laws of France as of the date hereof.

7.	References to laws of the French Republic are to be read as references to the laws and regulations of the French Republic in full force and effect on the date hereof, as interpreted by the Cour de cassation and the Conseil d’Etat (being the supreme courts of the French judiciary and administrative court systems respectively) in their decisions reported in major legal publications thirty days prior to the date hereof.

8.	In this opinion, some French legal concepts are expressed in the English language and not in French. The concepts concerned may not be identical to the concepts described by the equivalent English terminology. Therefore, terms and concepts used in this opinion have the meaning which French law gives them. Where such concepts are accompanied by their translation into French, the translation prevails.

9.	We shall not be liable and expressly exclude in advance any liability to keep you informed of any event, action, or change of French law, subsequent to the date hereof, whether or not it may have an effect on this opinion.

10.	This opinion is addressed to you solely for your own benefit and that of your permitted successors and assignees and your professional advisers in connection with the transaction referred to in the heading to this letter, and, except with our prior written consent, is not to be transmitted to or discussed with or used or relied upon by any other person or used or relied upon for any other purpose.

SCHEDULE
List of Addressees
AIG Funding, Inc.
72 Wall Street, 10th Floor,
New York, New York 10005
United States of America
(as Lender)
Wells Fargo Bank Northwest, National Association
Corporate Lease Group,
MAC: U1228-120,
299 South Main Street, 12th Floor,
Salt Lake City, Utah 84111
United States of America
(as Security Trustee)
International Lease Finance Corporation
10250 Constellation Blvd., Suite 3400,
Los Angeles, California 90067
United States of America
(as Initial Intermediate Lessee)
Federal Reserve Bank of New York
33 Liberty Street,
New York, New York 10045
United States of America

EXHIBIT G-1E
Form of Opinion of Zul Rafique & partners

Our Ref:		FZF/20906763

Date:		[*] October 2009

To:	1.	AIG Funding, Inc. (“Lender”)
72 Wall St / 10th Floor
New York, NY 10005
The United States of America

	2.	Wells Fargo Bank Northwest, National Association (“Security Trustee”)
299 South Main Street / 12th Floor,
Salt Lake City, UT 84111
The United States of America

	3.	International Lease Finance Corporation (“ILFC”)
10250 Constellation Blvd, Suite 3400
Los Angeles, California 90067
The United States of America

	4.	ILFC Labuan Ltd. (“ILFC Labuan as Intermediate Lessee”)
Unit 3(I) Main Office Tower,
Financial Park Labuan, Jalan Merdeka
87000 Federal Territory of Labuan
Malaysia

	5.	Federal Reserve Bank of New York (“FRBNY”)
33 Liberty Street
New York NY 10045
The United States of America
Ladies and Gentlemen:

Re:	Secured financing transaction by FRBNY to the Lender and its subsidiaries: Malaysian Airline System Berhad (“Lessee”)
•	B737-800 Aircraft bearing Manufacturer’s Serial Number 30702 and Malaysian Registration Mark 9M-MLB;

•	B737-800 Aircraft bearing Manufacturer’s Serial Number 30703 and Malaysian Registration Mark 9M-MLA;
(collectively known as the “Aircraft”).

1.	Introduction

You have asked us to render an opinion in connection with the transaction governed, inter alia, by the under-mentioned documents.

Words and expressions used herein shall bear the same meanings as defined in the Credit Agreement dated as at 13 October 2009 (the “Credit Agreement”) between ILFC as the Parent Borrower, States Aircraft Inc. as the U.S. Subsidiary Borrower, Shrewsbury Aircraft Leasing Limited as the Irish Subsidiary Borrower, Top Aircraft, Inc. as the Guarantor, and the

Intermediate Lessees including ILFC Ireland Limited, ILFC France S.a.r.l. and ILFC Labuan Ltd., Wells Fargo Bank Northwest, National Association as the Security Trustee and the Lender.

2.	Documents

We have reviewed and/or as applicable, relied on copies, some of which were certified to our satisfaction, of the following:

Loan Documents:
2.1	The Credit Agreement;

2.2	Amended and Restated Credit Agreement dated as at 13 October 2009 (the “Amended and Restated Credit Agreement”) between ILFC as the Parent Borrower, States Aircraft Inc. as the U.S. Subsidiary Borrower, Shrewsbury Aircraft Leasing Limited as the Irish Subsidiary Borrower, Top Aircraft, Inc. as the Guarantor, and the Intermediate Lessees including ILFC Ireland Limited, ILFC France S.a.r.l. and ILFC Labuan Ltd., Wells Fargo Bank Northwest, National Association as the Security Trustee and the Lender;

2.3	The Aircraft Mortgage and Security Agreement dated as at 13 October 2009 between the Parent Borrower, the U.S. Subsidiary Borrower, the Irish Subsidiary Borrower, the Guarantor, the Intermediate Lessees and the Security Trustee (the “Aircraft Mortgage and Security Agreement”);

2.4	The First Lien Borrower Party Guarantee dated as at 13 October 2009 between the Parent Borrower, the U.S. Subsidiary Borrower, the Irish Subsidiary Borrower, the Guarantor, the Intermediate Lessees, and FRBNY as Beneficiary (the “Borrower Party Guarantee”);

2.5	The Third Lien Borrower Party Guarantee dated as at 13 October 2009 between the Parent Borrower, the U.S. Subsidiary Borrower, the Irish Subsidiary Borrower, the Guarantor, the Intermediate Lessees, and FRBNY as Beneficiary (the “Third Lien Borrower Party Guarantee”); and

2.6	The Depository Account and Account Control Agreement dated as at 13 October 2009 between ILFC Labuan the Intermediate Lessee, JPMorgan Chase Bank, NA (“Bank”), and the Security Trustee as Secured Party (the “Depository Account and Account Control Agreement”).
(The documents referred to in paragraphs 2.1 to 2.6 above are collectively referred to in this opinion as “Loan Documents”)

Statutory/ Corporate Information relating to ILFC Labuan as Intermediate Lessee
2.7	the Certificate of Incorporation (Form 7) dated 28 May 2002 and the memorandum and articles of association of ILFC Labuan as Intermediate Lessee, each certified as true by the secretary of ILFC Labuan as Intermediate Lessee on 6 October 2009;

2.8	Form 20 (Notice of Situation of Registered Office and of Changes) dated 5 November 2008 and Form 22 (Return Giving Particulars of Directors and Secretaries and Changes of Particulars) dated 5 November 2008 of ILFC Labuan as Intermediate Lessee, each certified as true by the secretary of ILFC Labuan as Intermediate Lessee on 8 October 2009;

2.9	a certificate of director of the resolutions in writing of the directors of ILFC Labuan as Intermediate Lessee adopted on as at 13 October, approving ILFC Labuan as Intermediate

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Lessee’s entry into and performance of such of the Loan Documents to which ILFC Labuan as Intermediate Lessee is a party and authorising the use of the common seal thereon, where applicable; and
2.10	Excerpt of the Register of Directors of ILFC Labuan as Intermediate Lessee certified as true by the secretary of ILFC Labuan as Intermediate Lessee on 8 October 2009
Regulatory Approvals
2.11	The letter dated 23 May 2002 from the Labuan Offshore Financial Services Authority (“LOFSA”) of Malaysia to ILFC Labuan as Intermediate Lessee or its agent granting its approval:
2.11.1	under Section 23B of the Offshore Banking Act 1990 for the carrying on of an offshore leasing business and the appointment of the directors, controller or chief executive officer of ILFC Labuan as Intermediate Lessee; and

2.11.2	under Section 7(3) of the Offshore Companies Act 1990 for ILFC Labuan as Intermediate Lessee to carry on its business with Malaysian Airline System Berhad, a Malaysian company (a resident company).
2.12	The letter dated [*] from the Controller of Foreign Exchange of Malaysia to [*] granting its approval for the Lessee to obtain the aircraft leasing facility from ILFC Labuan as Intermediate Lessee;

2.13	A copy of the letter dated 5 June 2002 issued by LOFSA pursuant to the Exchange Control of Malaysia Notice 15 under the Exchange Control Act 1953 of Malaysia declaring ILFC Labuan as Intermediate Lessee to be a non-resident for exchange control purposes;
Other Documents
2.14	The Aircraft Register Record dated 6 October 2009 issued by the DCA in respect of the Aircraft pursuant to a search conducted by Zul Rafique & Partners on the aircraft register maintained by the Department of Civil Aviation of Malaysia (“DCA”), confirming inter alia, that ILFC is the owner and the Lessee is Malaysian Airline System Berhad and confirming further that there is no mortgage, priority notice or lien registered against the Aircraft as at the date of the search;

2.15	The letters of information dated 7 October 2009 issued by LOFSA to Zul Rafique & Partners in respect of, amongst others, the incorporation status, share capital structure, shareholding, board constitution and registered office of ILFC Labuan as Intermediate Lessee and whether any winding-up order has been made against ILFC Labuan as Intermediate Lessee;

2.16	The letter of confirmation dated as at 13 October 2009 issued by IFS Trust Labuan Limited (in its capacity as resident secretary of ILFC Labuan as Intermediate Lessee) to Zul Rafique & Partners confirming, amongst others, that no documents or notice in respect of ILFC Labuan as Intermediate Lessee have been lodged at or filed with or served on ILFC Labuan as Intermediate Lessee and that no changes or addition to any of the registers or records maintained at the registered office of ILFC Labuan as Intermediate Lessee have been made during the period between 7 October 2009 until 13 October 2009 (both dates inclusive);
2.17	In respect of any security interest made or to be made by the Company pursuant to the Aircraft Mortgage and Security Agreement dated as at 13 October 2009, lodgment by or

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on behalf of the Company within 30 days therefrom, of a Form 18 (Statement of Particulars in respect of Charge) with the LOFSA pursuant to Section 84 of the Offshore Companies Act 1990;
2.18	In respect of any security interest made or to be made by the Company pursuant to Depository Account and Account Control Agreement dated as at 13 October 2009, lodgment by or on behalf of the Company within 30 days therefrom, of a Form 18 (Statement of Particulars in respect of Charge) with the LOFSA pursuant to Section 84 of the Offshore Companies Act 1990;

2.19	Notice of Assignment dated as at 13 October by ILFC Labuan as Intermediate Lessee to the Lessee and the Acknowledgement dated as at 13 October by the Lessee of the Notice of Assignment under the Aircraft Mortgage and Security Agreement in the forms at Exhibits F(1) and F(2);

2.20	All other documents, approvals and consents of whatever nature which were furnished to us and which were in our judgment and to our knowledge, necessary or appropriate to examine to enable us to give the opinion expressed below.
The documents referred to in paragraphs 2.1 to 2.20 (inclusive) are hereinafter referred to as the “Documents”. References hereinafter to the Credit Agreement shall be construed as references to the Credit Agreement as defined herein.

3.	Opinion

Having considered the Documents listed in paragraph 0 above, and having regard to the assumptions and the qualifications set out herein below and the relevant laws of Malaysia, we are pleased to advise that, in our opinion:
3.1	ILFC Labuan as Intermediate Lessee was incorporated in Labuan, Malaysia, on 28 May 2002 for an indefinite period as a limited company and is a separate legal entity duly organized and validly existing under the laws of Malaysia and is subject to suit in its own name, and to the best of our knowledge, no receiver or liquidator has been appointed over ILFC Labuan as Intermediate Lessee, nor any winding-up order made against ILFC Labuan as Intermediate Lessee;

3.2	ILFC Labuan as Intermediate Lessee has the necessary power and authority, and all necessary corporate actions (including approvals and consents of members) have been taken to enable ILFC Labuan as Intermediate Lessee to sign and deliver the Loan Documents to which ILFC Labuan as Intermediate Lessee is a party and perform the obligations undertaken by it thereunder, and implementation by ILFC Labuan as Intermediate Lessee of the foregoing will not cause:
3.2.1	any limit on ILFC Labuan as Intermediate Lessee or its directors (imposed by the documents constituting ILFC Labuan as Intermediate Lessee, or any statute or regulation) to be exceeded; or

3.2.2	any law or order to be contravened;
3.3	No consents, licenses, approvals or registrations (other than those listed in Paragraphs 2.11 to 2.20, which have been obtained) are necessary to be obtained from, or filed with, any governmental or other regulatory authorities in Malaysia to enable ILFC Labuan as Intermediate Lessee:

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3.3.1	to enter into and perform the transactions contemplated by the Loan Documents; and

3.3.2	to make payments in United States Dollars as provided for in the Loan Documents;
save for the registration of the security interest in the Aircraft Mortgage and Security Agreement at Section 2.01A(a) with the Malaysian Aircraft Register;

3.4	It is not necessary or desirable to ensure the priority, validity and enforceability of the obligations of ILFC Labuan as Intermediate Lessee under the Loan Documents (including the security interest, if any deposits or funds held by, or on behalf of, ILFC Labuan as Intermediate Lessee thereunder), that the Loan Documents to which ILFC Labuan as Intermediate Lessee is a party be filed, registered or recorded in any public office or elsewhere or that any other instrument relating thereto be signed, delivered, filed, registered or recorded, that any tax or duty be paid or that any other action whatsoever be taken (other than those listed in Paragraphs 2.11 to 2.20, which have been obtained), save for the adjudication of the Loan Documents by the Stamp Office as being exempt from stamp duty under the Stamp Duty (Exemption) Order 2000 and the registration of the security interest in the Aircraft Mortgage and Security Agreement at Section 2.01A(a) with the Malaysian Aircraft Register;

3.5	On the termination of the Credit Agreement (whether on expiry or otherwise) as contemplated in the Aircraft Mortgage and Security Agreement, ILFC Labuan as Intermediate Lessee and, on the security constituted by the Aircraft Mortgage and Security Agreement becoming enforceable, the Security Trustee would be entitled:
3.5.1	to repossess the Aircraft;

3.5.2	to deregister the Aircraft from the aircraft register in Malaysia; and

3.5.3	to export the Aircraft from Malaysia;
without requiring any further consents, approvals or licenses from any governmental or regulatory authority in Malaysia but subject to the terms of any covenant given respectively by ILFC Labuan as Intermediate Lessee or the Security Trustee to the Lessee not to interfere with the Lessee’s quiet enjoyment of the Aircraft;

3.6	The Loan Documents to which ILFC Labuan as Intermediate Lessee is a party have been properly signed and delivered on behalf of ILFC Labuan as Intermediate Lessee and the obligations on the part of ILFC Labuan as Intermediate Lessee contained therein are valid and legally binding on and enforceable in accordance with their terms against ILFC Labuan as Intermediate Lessee under the laws of Malaysia and in the courts of Malaysia;

3.7	The obligations of ILFC Labuan as Intermediate Lessee under the Loan Documents to which ILFC Labuan as Intermediate Lessee is a party rank at least equally and ratably (pari passu) in point of priority and security with all other unsecured and unsubordinated obligations of ILFC Labuan as Intermediate Lessee save and except preferential debts (a list of which appears in Annex A) in a winding up of ILFC Labuan as Intermediate Lessee;

3.8	There is no applicable usury or interest limitation law in Malaysia which may restrict the recovery of payments in accordance with the Credit Agreement;

3.9	There are no stamp duties, transfer taxes or documentary taxes of any kind payable in Malaysia in connection with the signature, execution and delivery of the Loan Documents

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or in connection with payments made pursuant to the Loan Documents to which ILFC Labuan as Intermediate Lessee is a party and the Loan Documents will be adjudicated by the Stamp Office as being exempt from stamp duty under the Stamp Duty (Exemption) Order 2000;
3.10	The Loan Documents do not need to be notarized, legalized, apostilled or consularized as a condition to the legality, validity, filing, enforceability or admissibility in evidence thereof in Malaysia save for the Loan Documents by the Stamp Office as being exempt from stamp duty under the Stamp Duty (Exemption) Order 2000;

3.11	Subject to the approvals set out in paragraph 2 being obtained, none of the addressees hereof will violate any law or regulation in Malaysia by reason of entering into the Loan Documents, or performing its obligations thereunder;

3.12	It is not necessary to establish a place of business in Malaysia or to be licensed, qualified or entitled to do business in Malaysia in order to exercise or enforce any provisions of the Loan Documents and no party (other than ILFC Labuan as Intermediate Lessee) to any of the Loan Documents will be deemed to be resident, domiciled or carrying on any commercial activity or business in Malaysia or subject to any tax in Malaysia as a result only of the execution, delivery and performance of any of the Loan Documents or the consummation of any of the transactions contemplated by the Loan Documents;

3.13	The choice of New York to govern the Loan Documents to which ILFC Labuan as the Intermediate Lessee is a party will be upheld as a valid choice of law in and binding in any action in the courts of Malaysia, and each of such Loan Documents is in proper legal form for enforcement in the courts of Malaysia;

3.14	The consent to the jurisdiction by ILFC Labuan as Intermediate Lessee contained in the Loan Documents to which ILFC Labuan as Intermediate Lessee is a party is valid and binding on ILFC Labuan as Intermediate Lessee and not subject to revocation;

3.15	Neither ILFC Labuan as Intermediate Lessee nor any of its assets is entitled to immunity on the grounds of sovereign immunity or other immunity or otherwise in any legal action or proceeding in connection with the Loan Documents to which Intermediate Lessee is a party;

3.16	It is not necessary under the laws of Malaysia to obtain any consent, permission, or administrative approval from any governmental or other regulatory authorities of Malaysia for, nor under such laws is there any prohibition on, any payment to be made by ILFC Labuan as Intermediate Lessee to the Security Trustee or in connection with the Aircraft or any part thereof;

3.17	Any judgment obtained in the courts of New York in respect of any of the Loan Documents will be enforceable in the courts of Malaysia subject to the following:

By virtue of the Reciprocal Enforcement of Judgments Act 1958 (“REJA”) of Malaysia, only a judgment obtained in a superior court of certain commonwealth countries (“reciprocating countries”) as set out in the First Schedule thereto shall, subject to the provisions of the REJA, upon registration with the courts of Malaysia within 6 years after the date of judgment, or where there have been proceedings by way of appeal against the judgment, after the date of the last judgment, have the same force and effect as if it had been a judgment originally entered or obtained, as of the date of registration, in the registering court.

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As the United States of America is not a reciprocating country under the REJA, a judgment obtained in any state in the United States of America is not registrable under the REJA, and hence not directly enforceable by the courts of Malaysia. A judgment obtained from a court of the State of New York, the United States of America, may however, be enforced in Malaysia by bringing a fresh action based on the judgment of such court before the Malaysian courts.

As far as we are aware, courts of Malaysia having jurisdiction over ILFC Labuan as Intermediate Lessee will, provided that the submission of ILFC Labuan as Intermediate Lessee to the jurisdiction of the State of New York and the manner in which service of process is to be effected upon ILFC Labuan as Intermediate Lessee are in compliance with the laws governing such submission or service of process, recognise and enforce an action based on the judgment of any federal or state court in the State of New York, United States of America. In such proceedings in Malaysia, the Malaysian courts will not re-examine the issues in dispute, subject to the Lessee raising one or more of the following defences:
(a)	that the court in the State of New York, the United States of America, had no jurisdiction to adjudicate over the subject matter of the dispute based on the Loan Documents;

(b)	that the judgment was obtained by fraud or duress;

(c)	that enforcement of the judgment would be contrary to public policy;

(d)	that the proceedings in which the judgment was obtained were opposed to natural justice;

(e)	that the judgment was directly or indirectly for the payment of taxes or other charges of a like nature or of a fine or other penalty;

(f)	that the judgment was not final and conclusive;

(g)	that the judgment was wholly satisfied;

(h)	that the judgment is not for a fixed sum; and

(i)	that the judgment was either directly or indirectly intended to enforce the penal laws or sanctions imposed by the authorities of either the State of New York of the United States of America.
In deciding whether to enforce the agreement between the parties as to the proper forum to resolve any disputes between them, the Malaysian courts will apply the principles enunciated in the case of the Fehmarn (1958) 1 All ER 333. The Malaysian courts have taken the view that where a cause of action in respect of any dispute in relation to a contract arises and is therefore properly within its jurisdiction, the court has a discretion whether or not to adjudicate upon the claim in the action even where the parties have agreed to refer such dispute to a foreign court, and that the question of jurisdiction is quite separate from the question of the proper law of the contract to be applied.

3.18	The Federal Constitution of Malaysia guarantees the protection of property from expropriation without adequate compensation. The Aircraft may, however, be detained and forfeited pursuant to court proceedings in any of the following circumstances:

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               1. Civil Aviation Regulations 1996
               Pursuant to Regulations 141 to 144 of the Malaysian Civil Aviation Regulations 1996 (“MCAR”), where an owner or operator of an aircraft defaults in payment to the Director-General of the DCA of any charges incurred by virtue of the MCAR, the Director-General of the DCA may enter in the Aircraft Register a lien over (a) the aircraft in respect of which the charges was incurred; and (b) any other aircraft of which the person in default is the owner or operator at the time when the detention begins. The aircraft lien vested in the Director-General of the DCA shall secure the following:
              (a) the unpaid charges
(b)	any penalty that is or becomes payable in respect of the unpaid charge; or

(c)	any further outstanding amounts in respect of the aircraft.
               2. Income Tax Act 1967
               Where any income tax payable by the Lessee remains unpaid for a period exceeding 3 months, the Director-General of the Inland Revenue Board of Malaysia may with the approval of the Minister of Finance of Malaysia, direct the customs authority to refuse clearance from any airport in Malaysia to any aircraft wholly or partly owned or chartered by the Lessee until the tax is paid. Whilst the above provision does not amount to a lien, possessory right or right of detention, they may restrict the ability of the owner of the aircraft to repossess the aircraft.
               3. Customs Act 1967
               Pursuant to Section 41 of the Customs Act 1967 of Malaysia, clearance in respect of any aircraft operated by the Lessee and departing from any customs airport in Malaysia may be refused by an officer of the Customs and Excise Department of Malaysia if any provisions of the Customs Act 1967 or regulations thereunder are not complied with by the Lessee or any charges or penalties due by such aircraft or the Lessee until all duties payable in respect of any goods shipped therein have been paid or their payment secured by such deposit or written guarantee as may be required by the customs officer. Under Section 109 of the Customs Act 1967, the customs officer also has the power to go on board any aircraft and search the aircraft. Whilst the above provisions do not amount to a lien, possessory right or right of detention, they may restrict the ability of the owner of the aircraft to repossess the aircraft.
               4. Admiralty Law
Under the Courts of Judicature Act 1968 and the UK Supreme Court Act 1981, the aircraft may be arrested for claims for pilotage, towage and salvage.
5.	International Interests in Mobile Equipment (Aircraft) Act 2006 (Cape Town Convention)
               In the event of default as provided in the Convention, the chargee may, to the extent that the chargor has at any time so agreed and subject to any declaration that may be made by a Contracting State under the Convention, exercise any one or more of the following remedies:
(a)	take possession or control of any object charged to it;

(b)	sell or grant a lease of any such object;

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(c)	collect or receive any income or profits arising from the management or use of any such object.
               (Protocol)
               Further, Malaysia declared that the following liens have priority:
(a)	liens in favour of airline employees for unpaid wages arising since the time of a declared default by that airline under a contract to finance or lease an aircraft object;

(b)	liens in favour of repairers of an aircraft object in their possession to the extent of service or services performed on and value added to that aircraft object.
3.19	The payment of foreign currency under the Loan Documents is not subject to any exchange control restrictions, provided that the approvals set out in paragraph 2 have been obtained;

3.20	In any action in Malaysia against the Lessee under any of the Loan Documents to which it is a party judgment may be given in United States currency. A judgment in United States currency would, upon enforcement by the court, be converted to Ringgit Malaysia;

3.21	ILFC Labuan as Intermediate Lessee may be subject to voluntary or involuntary liquidation or scheme of arrangement or compromise or placed in receivership pursuant to the terms of the Companies Act 1965. Apart from the Companies Act 1965 as aforesaid, we do not consider that there are any other Malaysian laws which would be applicable to the Lessee in respect of the bankruptcy, protection from creditors, administration, receivership, reorganisation, scheme of arrangement or compromise or special administration of the same. If the Lessee were to be placed in liquidation or in receivership pursuant to the laws of Malaysia, ILFC Labuan as Intermediate Lessee would be entitled to recover possession of the Aircraft in accordance with the terms of the Aircraft Mortgage and Security Agreement and could not be inhibited legally by any liquidator/receiver of ILFC Labuan as Intermediate Lessee;

3.22	The Loan Documents provide for the remedies that are customary under the laws of Malaysia to provide for the protection of the parties’ interests and rights against ILFC Labuan as Intermediate Lessee and the Aircraft; and

3.23	There are no liens, mortgages or charges registered over the Aircraft;

3.24	The security interests created under the Aircraft Mortgage and Security Agreement namely the Aircraft Mortgages are interests registrable on the Malaysian Aircraft Register, LOFSA and the Register of Charges of ILFC Labuan; and

3.25	The security interests created under the Depository Account and Account Control Agreement namely the Account Collateral are interests registrable with LOFSA and the Register of Charges of ILFC.
4.	Qualifications

We do not purport to be experts on and do not purport to be generally familiar with or qualified to express legal opinions based on any law other than the laws of Malaysia as currently applied and accordingly express no legal opinion herein based upon any law other than the laws of Malaysia.

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To the extent that the laws of New York, the United States of America, which is expressed to be the governing law of any of the Loan Documents may be relevant, we have made no independent investigation thereof and our opinion may therefore be subject to the effect of such laws.

Our opinion as to enforceability of the Loan Documents relates only to their enforceability in Malaysia in circumstances where the courts in Malaysia have and accept jurisdiction. The term “enforceability” in this opinion refers to the legal character of the obligations assumed by ILFC Labuan as Intermediate Lessee under the Loan Documents, i.e. it is of a character which is enforceable or recognized under Malaysian laws. It does not mean or imply that the Loan Documents will be enforced in all circumstances by or against third parties or that any particular remedy will be available.
4.1	Insolvency Laws: Enforcement of the Loan Documents may be limited by any laws relating to bankruptcy, insolvency, liquidation, receivership, reorganisation, scheme of arrangement or compromise, fraudulent conveyance, moratorium, special administration or other similar laws relating to or affecting creditors’ rights generally;

4.2	Statute of Limitation, Estoppel etc: A claim under any of the Loan Documents may be or become barred under laws relating to the limitation of actions, estoppel, exercise of judicial discretion or similar principles or may be or become subject to set-off or counterclaim or any possessory lien generally;

4.3	General Principles of Equity: Enforcement may be limited by general principles of equity, for example, equitable remedies such as injunctions and orders for specific performance, are discretionary, will not be granted automatically, and may not be available where damages are considered to be an adequate remedy;

4.4	Performance outside Malaysia: Where obligations are to be performed in a jurisdiction outside Malaysia, they may not be enforceable in Malaysia to the extent that performance would be illegal or contrary to public policy under the laws of that jurisdiction;

4.5	Frustration: Enforcement may be limited by provisions of Malaysian laws applicable to agreements held to have been frustrated by events happening after its execution.

In addition, this opinion is subject to the following qualifications:

4.6	Exercise of Discretion: Where any of the parties to the Document is vested with a discretion or may determine a matter in its opinion, the courts in Malaysia may require that such discretion be exercised reasonably or that such opinion be based on reasonable grounds;

4.7	Conclusive evidence clause: Any provision in any of the Loan Documents to the effect that any calculation, determination, certification, notification or opinion will be conclusive and binding, may not be enforceable if such calculations, determinations or certifications, notification or opinions are fraudulent or manifestly inaccurate and may not necessarily prevent judicial enquiry into the merits of any claim based on such calculations, determinations, certifications, notifications or opinion by an aggrieved party;

4.8	Certificate of Indebtedness: Any provision in the Loan Documents in respect of tax, currency and other indemnities, which provides for ILFC Labuan as Intermediate Lessee to indemnify the other parties thereto against all losses, claims, costs, charges and expenses incurred by any of them in relation to or arising out of the Loan Documents, such other parties are nevertheless obliged to show the amount of loss or expenses incurred or suffered by them in relation to or arising under the relevant Loan Documents if the matter were brought before the courts in Malaysia.

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Where there is an express provision that the guarantor under a document accepts a certificate of indebtedness signed by an authorised officer of the lender as being conclusive evidence, there is no requirement for the beneficiary of the guarantee to prove the underlying debt. However, where there is manifest error on the face of the certificate, the guarantor is not precluded from adducing evidence which casts doubt on the accuracy of the certificate. It is then for the lender to prove the quantum of debt (Chen Heng Ping & Ors v. Intradagang Merchant Bankers (M) Bhd (1995) 2 MLJ 363);

4.9	Choice of Laws: The courts in Malaysia may not give effect to the choice of a foreign law as the governing law if:
4.9.1	the choice of such law as the governing law is contrary to public policy in Malaysia; or

4.9.2	the choice of such law was not made bona fide.
In addition, where obligations are to be performed or have effect in a jurisdiction outside Malaysia, they may not be enforceable in Malaysia to the extent such performance or effect would be illegal under the laws of that jurisdiction;

4.10	Concurrent Proceedings: Proceedings before a court in Malaysia may be stayed if the subject of the proceedings is currently before any other court or tribunal;

4.11	Security for Costs: If an action is commenced in Malaysia by a foreign party, security for costs calculated by reference to the quantum of the claim may have to be furnished by that party on the application of the local party;

4.12	Submission to Jurisdiction and Stay of Proceedings: The submission to the jurisdiction of a foreign court may result in an action commenced in Malaysia by the party submitting to the jurisdiction of the Malaysian courts being stayed. The courts in Malaysia, in assessing the merits of an application for a stay, will generally consider factors as to the suitability of any other forum compared with Malaysia;

4.13	Legislation with Retrospective Effect: The relevant Minister may by government gazette make an order that certain legislative provisions are to have retrospective effect provided that the said legislation expressly provides that it shall have retrospective effect;

4.14	Notices: Certain notices, consisting principally of notices of default and termination, will only be considered to have been properly delivered under Malaysian law if delivered via a Malaysian notary or by telegram or by registered mail (return receipt requested) and will be deemed to have been given only as of the date of proper service in accordance with the laws of Malaysia;

4.15	Amendment of Agreements: Although certain of the Loan Documents provide that any amendments, variations, supplements or modifications to be made in any of the Loan Documents must be in writing, a Loan Document may nevertheless be varied, amended or discharged without such express written agreement but by an oral agreement or a course of dealing between the parties;

4.16	Search Results obtained from the LOFSA: A search at the records of ILFC Labuan as Intermediate Lessee maintained at LOFSA in Labuan, Malaysia may only reveal the status of ILFC Labuan as Intermediate Lessee based on the records maintained with the LOFSA at a certain date and available for inspection and as such, may not be complete or up-to-date. If a winding up petition has been presented against ILFC Labuan as Intermediate Lessee, searches on the records maintained at LOFSA may not be capable of revealing this. In addition, a winding up order made or a resolution passed for the winding up of ILFC

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Labuan as Intermediate Lessee or the appointment of a receiver or manager may not be filed immediately with LOFSA;

4.17	Opinion on Facts: We have not investigated and, except as specifically stated in this opinion, make no comment with regard to any warranties, facts, opinions or representations in the Loan Documents or otherwise on their accuracy or adequacy. No documents other than those listed in paragraph 1 which we have deemed necessary and relevant in connection with the opinion hereinbefore set forth have been examined by us;

4.18	Severability: Notwithstanding the severability provision in any of the Loan Documents, the Malaysian court may determine whether or not an illegal or unenforceable provision may be severed from the document in question;

4.19	Indemnity for Legal Costs: The Malaysian courts may, at its discretion, decline to give effect to any indemnity for legal costs incurred;

4.20	Currency of Judgment: The Malaysian courts have the discretion to decline to give judgment in a currency other than Ringgit Malaysia;

4.21	Exchange control regulations: In any proceedings taken in Malaysia for the enforcement of the Loan Documents, any sum required to be paid under any judgment or order of any court in Malaysia (whether as a debt, damages or otherwise) to or for the credit of any person resident outside Malaysia must be paid into court, and may be paid to or for the credit of such person only with the permission of the Controller of Foreign Exchange: Paragraph 1, Fourth Schedule of the Exchange Control Act 1953. In this respect, the Controller of Foreign Exchange has pursuant to ECM4, granted general permission for Malaysian resident to make payment in foreign currency to a non-resident for any purpose other than payment for investment abroad in any form or payment under a guarantee for non-trade purposes, subject to the completion of a statistical Form P in the event the payment exceeds RM200,000.00 or USD58,317.54 (based on the exchange rate of RM3.4295 for every RM1.00);

4.22	Default Interest: In relation to the validity or binding effect of the provision relating to default interest in any of the Loan Documents, a Malaysian court will give effect to a provision allowing for default interest to be charged so long as the rate of interest charged can be justified on commercial grounds, and the interest charged is not exorbitant or in the nature of a penalty. Default interest may or may not be a penalty depending on the circumstances (Realvest Properties Sdn Bhd v. The Cooperative Central Bank Limited (under receivership) [1996] 3 CLJ 823).

Should a Malaysian court decide that such a provision was in the nature of a penalty, the court would only award interest on sums not paid under the relevant Loan Documents when due at whatever rate the court considered in the particular circumstances to be the normal rate. In the case of OCBC Bank (Malaysia) Berhad v. Livision Sdn Bhd [1998] 1 LNS 46, the court held that a default interest of 1% above the prescribed rate was not exorbitant and thus, enforceable against the borrower;

4.23	Payment in a Restricted Currency: A provision in any of the Loan Documents requiring ILFC Labuan as Intermediate Lessee to make payment in any currency other than US Dollars, is unenforceable to the extent that the notice or demand for payment requires payment to be made by ILFC Labuan as Intermediate Lessee in any “Restricted Currency” as defined in ECM 1, (namely any currency of Israel) unless the prior approval of the Controller of Foreign Exchange of Malaysia has been obtained;

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4.24	Payment to a Specified Person: A provision in any of the Loan Documents requiring ILFC Labuan as Intermediate Lessee to make payment to or perform any other obligations in favour of a “Specified Person” is unenforceable. Pursuant to ECM1, a “Specified Person” means (a) Israel or its residents; (b) the authorities of Israel; (c) the agencies and instrumentalities of Israel or their residents; or (d) any entity owned or controlled, directly or indirectly, by Israel or their residents unless the prior approval of the Controller of Foreign Exchange of Malaysia has been obtained;

4.25	Increase of Share Capital of Intermediate Lessee: We express no opinion on the validity or binding effect of the relevant provisions of the Agreement to the extent that it restrict or prohibit ILFC Labuan as Intermediate Lessee’s exercise of its power to increase its share capital. An offshore company may, pursuant to section 51(1) of the Offshore Companies Act 1990 of Malaysia, by special resolution increase its share capital by the creation of new shares, and pursuant to section 47(1) of the Offshore Companies Act 1990 shall have the power to issue the number of shares stated in its memorandum of association;

4.26	Exportation of the Aircraft from Malaysia: The exportation of the Aircraft from Malaysia is subject to the completion and satisfaction of all such surveys, inspections and other administrative and other requirements to be complied with in respect of the Aircraft as may be determined from time to time by the DCA or by the importing aviation authority and subject further to the issuance of an export certificate of airworthiness by the DCA;

4.27	Non-Registration of the Aircraft Mortgage and Security Agreement at the DCA: Under the Civil Aviation Act 1969 and the MCAR, the only form of security interest which is registrable on the aircraft register is a mortgage, which by the definition in the MCAR, does not include a floating charge. In view of this, any security interest created by ILFC Labuan as Intermediate Lessee made under the Aircraft Mortgage and Security Agreement to the extent not amounting to a mortgage over the Aircraft is not registrable on the aircraft register and the doctrine of the bona fide purchaser may operate to defect the interest of the Security Trustee;

4.28	Qualification relating to registrability of a charge over the proceeds of an insurance or a reinsurance contract constituted by a deed of assignment of insurance or reinsurance proceeds: The Malaysian court has decided in Malaysia National Insurance Berhad & Anor v Suruhanjaya Syarikat Malaysia & Anor [2004] 4 MLJ 472; that there is no requirement for charge over the proceeds of a reinsurance contract constituted by a deed of assignment of reinsurance proceeds to be registered under Section 108 of the Companies Act 1965. The court also stated that reinsurance proceeds and insurance proceeds have the same character, and that a reinsurance contract is no more than a specialised form of an insurance contract, being an insurance of an insurance policy.

4.29	Security under the Aircraft Mortgage and Security Agreement over Third Party Debts: As regards to any relevant qualification, the effectiveness of the security in respect of debts owing from or contractual or other rights against third parties (other than ILFC Labuan as Intermediate Lessee) depends on the terms of the contractual agreements between third parties concerned and ILFC Labuan as Intermediate Lessee and any restrictions thereunder. The effectiveness of the security in respect of assets, property or rights outside Malaysia is further subject to the compliance with all laws of the jurisdiction in which such assets, property or rights are located.
5.	Assumptions

For the purposes of this Opinion, we have assumed that:

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5.1	ILFC Labuan as Intermediate Lessee has not taken any corporate or other action nor have any steps been taken or legal proceedings been started against ILFC Labuan as Intermediate Lessee for the liquidation, winding-up, dissolution, reorganisation or administration of ILFC Labuan as Intermediate Lessee or for the appointment of a liquidator, receiver, trustee, administrator, administrative receiver or similar officer of ILFC Labuan as Intermediate Lessee or all or any of its assets and that ILFC Labuan as Intermediate Lessee is not insolvent or unable to pay its debts and has not been dissolved;

5.2	such of the Loan Documents which are subject to laws other than the laws of Malaysia, have been executed and are legally valid and binding under the laws to which they are expressed to be subject.

5.3	All original documents supplied to us are complete, authentic and up-to-date, and that all photocopies of documents supplied to us whether by facsimile or otherwise are complete and conform to the originals;

5.4	All signatures, seals and stamp duty markings on the documents supplied to us are genuine;

5.5	All certificates, confirmations, opinion letters or other documents submitted to us for the purposes of this opinion or relied on by us continue to be valid, accurate and in full force and effect;

5.6	Each of the signatories to the Loan Documents (other than ILFC Labuan as Intermediate Lessee) has the authority, capacity and power to execute or, as applicable, issue the Loan Documents;

5.7	Where any of the Loan Documents are executed or as applicable, issued outside Malaysia, the formalities for execution, and if applicable, stamping or registration required by the laws of the place of execution have been or will be complied with;

5.8	All factual matters, representations and warranties contained in the Documents are accurate, true, correct and complete;

5.9	The Loan Documents have been duly authorised, executed and delivered, or as applicable, issued, by each of the parties thereto (other than ILFC Labuan as Intermediate Lessee) in accordance with its constitutive documents, by-laws or articles of incorporation and all applicable law;

5.10	No party has entered into or will enter into or has issued or will issue any of the Loan Documents by reason or in consequence of (whether wholly or partially) fraud, mistake, duress, undue influence, misrepresentations or any other similar act, matter or thing which would or might vitiate or prejudicially affect the validity of any of the Loan Documents or otherwise entitle a party to avoid, rescind or have rectified any of the Loan Documents or any of their obligations under the Loan Documents or give rise to a claim for damages;

5.11	All other documents, agreements, certificates or other instruments referred to in any of the Loan Documents and which may affect the legality, validity and enforceability of the Loan Documents are themselves legal, valid and enforceable;

5.12	All files, records and documents maintained in the office of the LOFSA and DCA, as the case may be, in respect of each of ILFC Labuan as Intermediate Lessee contain all particulars, documents, matters and things which should have been recorded therein and that the results of the searches conducted were, accordingly, accurate, up-to-date and complete, and that such particulars, documents, matters and things have not been materially altered since the date of the relevant searches;

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5.13	The Loan Documents have been duly executed and delivered by the parties thereto and will effect and constitute legal, valid, binding and enforceable obligations of those parties under New York laws, as applicable;

5.14	There are no provisions of law or regulations of any jurisdictions (other than Malaysia) which would be contravened by the execution or delivery of the Loan Documents or which would have any implication in relation to this opinion and that insofar as any obligation under, or action to be taken under, the Loan Documents is required to be taken or performed in any jurisdiction outside Malaysia, the performance of such obligation or the taking of such action will constitute valid and binding obligations of ILFC Labuan as Intermediate Lessee under the laws of the jurisdiction and will not be impossible, illegal, void or voidable by virtue of the laws of that jurisdiction; none of the parties to the Loan Documents intends to perform any transaction contemplated by the Loan Documents in an illegal manner under the laws of Malaysia;

5.15	The person or persons who signed the Loan Documents on behalf of ILFC Labuan as Intermediate Lessee are the person(s) who were authorised to do so by the relevant directors’ resolutions of ILFC Labuan as Intermediate Lessee, as the case may be, or will be recognised or acknowledged by ILFC Labuan as Intermediate Lessee whether express or otherwise, as having such authority;

5.16	There have been no amendments to the memorandum and articles of association of ILFC Labuan as Intermediate Lessee in the form certified on 6 October 2009 for the purposes of this opinion and the memorandum and articles of association of ILFC Labuan as Intermediate Lessee have annexed thereto all resolutions as are by law required to be attached thereto and are complete and accurate in all respects;

5.17	The directors’ resolutions of ILFC Labuan as Intermediate Lessee fully and accurately reflect the matters contained therein and were duly passed at properly convened meetings of duly appointed directors of ILFC Labuan as Intermediate Lessee, as the case may be, a duly qualified quorum of such directors voted in favour of approving the resolutions, any statutory or other provision relating to the declaration of directors’ interests or the power of interested directors to vote was duly observed and such resolutions have not been amended, revoked or rescinded (whether in whole or in part) and, in the case of ILFC Labuan as Intermediate Lessee, the execution of the relevant Loan Documents prior to the date of the resolution have been duly ratified by the resolution of the directors of ILFC Labuan as Intermediate Lessee;

5.18	Each of the parties to the Loan Documents as well as each of its officers, employees and agents, does not have notice of:
5.18.1	any matter which would adversely affect the bona fides of the execution and delivery by ILFC Labuan as Intermediate Lessee of the Loan Documents; and

5.18.2	any other matter which would adversely affect the validity of the directors’ resolutions referred to in paragraphs 2.9 above.
5.19	At the time of, and immediately after, the execution and delivery of the Loan Documents, ILFC Labuan as Intermediate Lessee was not and will not be unable to pay its debts within the meaning of Section 218 of the Companies Act 1965 of Malaysia and will not be rendered insolvent as a result of its execution and delivery of the Loan Documents;

5.20	The choice of New York law to govern the Loan Documents was freely made, for bona fide purposes and not to evade the laws of any jurisdiction;

15

5.21	The parties to the Loan Documents (other than ILFC Labuan as Intermediate Lessee) have complied with all laws and regulations relating to their respective businesses which are relevant to Loan Documents;

5.22	There are no material facts, the omission of which would adversely affect the validity of the Loan Documents, or the opinion contained in this letter;

5.23	Any decision to enter into and execute the Loan Documents was reached by the directors of ILFC Labuan as Intermediate Lessee in good faith, for the benefit of ILFC Labuan as Intermediate Lessee, and without intention to defraud the creditors of ILFC Labuan as Intermediate Lessee and was a decision the directors of ILFC Labuan as Intermediate Lessee could reasonably take in the commercial interests of ILFC Labuan as Intermediate Lessee, on the basis of the information available to them;

5.24	The approvals, orders or authorizations referred to in paragraph 2 will remain in full force and will not be varied, revoked or amended for as long as each of the Loan Documents remains in force; and each of the terms and conditions attached to such approvals, orders or authorizations have been or will be complied with in accordance its terms; and

5.25	There have not been and are no contractual or similar restrictions binding on ILFC Labuan as Intermediate Lessee which would affect the conclusions in this opinion and that the execution, delivery and performance by ILFC Labuan as Intermediate Lessee of the Loan Documents have not violated and do not and will not violate in any respect any provisions of any contracts or arrangements to which it is a party or which are binding on it.
6.	Reliance on Opinion

This opinion may be relied upon by and is issued for the benefit of the persons to whom it is addressed solely for their use. Except with our prior written consent, it may not be disclosed or quoted or relied upon by any other person or for any purposes (other than their legal advisers). This opinion is limited to the matters expressly stated herein, and does not extend to, and is not to be read as extended by implication to, any other matter in connection with the Loan Documents referred to therein.

16

ANNEX A
List of Preferential Debts

	Order of Priority	Description of Preferential Debt
1.	FIRST	the costs and expenses of the winding up including the taxed costs of a petitioner payable under section 220 of the Companies Act 1965, the remuneration of the liquidator and the costs of any audit carried out pursuant to section 281 of the Companies Act 1965

The provisions of the Companies Act 1965 above are applicable to ILFC Labuan as Intermediate Lessee by virtue of Section 131 Offshore Companies Act 1965.

2.	SECONDLY	all wages or salary (whether or not earned wholly or in part by way of commission) including any amount payable by way of allowance or reimbursement under any contract of employment or award or agreement regulating conditions of employment, of any employee not exceeding one thousand five hundred ringgit or such other amount as may be prescribed from time to time whether for time or piecework in respect of services rendered by him to the company within a period of four months before the commencement of the winding up;

3.	THIRDLY	all amounts due in respect of worker’s compensation under any written law relating to worker’s compensation accrued before the commencement of the winding up;

4.	FOURTHLY	all remuneration payable to any employee in respect of vacation leave, or in the case of his death to any other person in his right, accrued in respect of any period before the commencement of the winding up;

5.	FIFTHLY	all amounts due in respect of contributions payable during the twelve months next before the commencement of the winding up by the company as the employer of any person under any written law relating to employees superannuation or provident funds or under any scheme of superannuation or retirement benefit which is an approved scheme under the federal law relating to income tax

6.	SIXTHLY	the amount of all federal tax assessed under any written law before the date of the commencement of the winding up or assessed at any time before the time fixed for the proving of debts has expired.

EXHIBIT G-2
Form of Opinion of Daugherty, Fowler, Peregrin, Haught & Jenson
To the Parties Named on
      Schedule 1 attached hereto
RE:
     One (1) Airbus model A319-132 (shown on the IR as AIRBUS model A319) aircraft bearing manufacturer’s serial number 3463 and U.S. Registration No. N502VL (the “Airframe”) and two (2) International Aero Engines AG (IAE) model V2524-A5 (shown on the IR as INTERNATIONAL AERO ENGINES model V2500-A5) aircraft engines bearing manufacturer’s serial numbers V12891 and V12893 (the “Engines”)
Ladies and Gentlemen:
          Acting as special legal counsel in connection with the transactions contemplated by the instruments described below, this opinion is furnished to you with respect to (i) the registration of interests with the International Registry (the “IR”) created pursuant to, and according to the provisions of, the Convention on International Interests in Mobile Equipment (the “Convention”), the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Protocol”), both signed in Cape Town, South Africa on November 16, 2001, together with the Regulations for the International Registry (the “Regulations”), the International Registry Procedures (the “Procedures”), and all other rules, amendments, supplements, and revisions thereto (collectively the “CTT”), all as in effect on this date in the United States of America, as a Contracting State, and (ii) the recordation of instruments and the registration of airframes with the Federal Aviation Civil Aircraft Registry (the “FAA”) under the requirements of Title 49 of the United States Code (the “Transportation Code”).
          Terms capitalized herein and not otherwise defined herein shall have the meanings given in the CTT and on Schedule 3 attached hereto.
          On October ___, 2009, we examined and filed with the FAA the following described instruments at the respective times listed below:
(a)	FAA Mortgage and Security Agreement-First Lien (MSN 3463) dated as of October ___, 2009 (“Security Agreement A”) by and between International Lease Finance Corporation (“ILFC”), as grantor, and Wells Fargo Bank Northwest, National Association, as first lien security trustee (“Security Trustee A”), granting a security interest in the Airframe, the Engines and the Lease, which Security Agreement A was filed at _______ _.m., C.D.T.;

To the Parties Named on
     Schedule 1 attached hereto
October __________, 2009

(b)	FAA Mortgage and Security Agreement-Second Lien (MSN 3463) dated as of October ___, 2009 (“Security Agreement B”) by and between ILFC, as grantor, and Wells Fargo Bank Northwest, National Association, as second lien security trustee (“Security Trustee B”), granting a security interest in the Airframe, the Engines and the Lease, which Security Agreement B was filed at _______ _.m., C.D.T.;

(c)	FAA Mortgage and Security Agreement-Third Lien (MSN 3463) dated as of October ___, 2009 (“Security Agreement C”) by and between ILFC, as grantor, and Wells Fargo Bank Northwest, National Association, as third lien security trustee (“Security Trustee C”), granting a security interest in the Airframe, the Engines and the Lease, which Security Agreement C was filed at _______ ___.m., C.D.T.; and,

(d)	FAA Mortgage and Security Agreement-Fourth Lien (MSN 3463) dated as of October ___, 2009 (“Security Agreement D”) by and between ILFC, as grantor, and Wells Fargo Bank Northwest, National Association, as fourth lien security trustee (“Security Trustee D”), granting a security interest in the Airframe, the Engines and the Lease, which Security Agreement D was filed at _______ ___.m., C.D.T.
          The interest created by the Lease is referred to herein as the “CTT Lease Interest”. The interest created by Security Agreement A is referred to herein as “CTT Security Interest A”. The security assignment of the Lease created by Security Agreement A is referred to herein as “CTT Security Assignment Interest A”. The interest created by Security Agreement B is referred to herein as “CTT Security Interest B”. The security assignment of the Lease created by Security Agreement B is referred to herein as “CTT Security Assignment Interest B”. The interest created by Security Agreement C is referred to herein as “CTT Security Interest C”. The security assignment of the Lease created by Security Agreement C is referred to herein as “CTT Security Assignment Interest C”. The interest created by Security Agreement D is referred to herein as “CTT Security Interest D”. The security assignment of the Lease created by Security Agreement D is referred to herein as “CTT Security Assignment Interest D”. The CTT Lease Interest, CTT Security Interest A, CTT Security Assignment Interest A, CTT Security Interest B, CTT Security Assignment Interest B, CTT Security Interest C, CTT Security Assignment Interest C, CTT Security Interest D and CTT Security Assignment Interest D are referred to herein collectively as the “CTT Interests”.
          Based upon our examination of the foregoing instruments and such records of the FAA and the IR as we deemed necessary to render this opinion, it is our opinion that:

To the Parties Named on
     Schedule 1 attached hereto
October ___, 2009

5.	the Airframe and the Engines constitute Aircraft Objects based upon the Interim Updatable List of Eligible Aircraft Objects compiled by the FAA;

6.	Security Agreement A, Security Agreement B, Security Agreement C and Security Agreement D are in due form for recordation by, and have been duly filed for recordation with, the FAA pursuant to and in accordance with the Transportation Code;

7.	the Airframe is duly registered in the name of ILFC pursuant to and in accordance with the Transportation Code;

8.	the owner of the Airframe for registration purposes at the FAA is ILFC and the Airframe and the Engines are free and clear of liens and encumbrances of record at the FAA except as created by:

(a)	the Lease, which has been assigned for security purposes by:

(i)	Security Agreement A;

(ii)	Security Agreement B;

(iii)	Security Agreement C; and,

(iv)	Security Agreement D;

(b)	Security Agreement A;

(c)	Security Agreement B;

(d)	Security Agreement C; and,

(e)	Security Agreement D;

9.	Security Agreement A creates a duly perfected first priority security interest, subject to the rights of the parties under the Lease, in favor of Security Trustee A, pursuant to the Transportation Code, in the Airframe and the Engines, it being understood that no opinion is rendered herein as to the validity, priority or enforceability of such security interest under applicable local or foreign law, or as to recognition of the perfection

To the Parties Named on
     Schedule 1 attached hereto
October ___, 2009

of the security interest as against third parties in any legal proceeding outside the United States;

10.	Security Agreement B creates a duly perfected security interest, subject to the rights of the parties under the Lease, in favor of Security Trustee B, pursuant to the Transportation Code, in the Airframe and the Engines, it being understood that no opinion is rendered herein as to the validity, priority or enforceability of such security interest under applicable local or foreign law, or as to recognition of the perfection of the security interest as against third parties in any legal proceeding outside the United States;

11.	Security Agreement C creates a duly perfected security interest, subject to the rights of the parties under the Lease, in favor of Security Trustee C, pursuant to the Transportation Code, in the Airframe and the Engines, it being understood that no opinion is rendered herein as to the validity, priority or enforceability of such security interest under applicable local or foreign law, or as to recognition of the perfection of the security interest as against third parties in any legal proceeding outside the United States;

12.	Security Agreement D creates a duly perfected security interest, subject to the rights of the parties under the Lease, in favor of Security Trustee D, pursuant to the Transportation Code, in the Airframe and the Engines, it being understood that no opinion is rendered herein as to the validity, priority or enforceability of such security interest under applicable local or foreign law, or as to recognition of the perfection of the security interest as against third parties in any legal proceeding outside the United States;

13.	the rights of ILFC, as lessor, and Concesionaria Vuela Compania de Aviacion, S.A. de C.V., as lessee, under the Lease, with respect to the Airframe and the Engines, are perfected at the FAA;

14.	Security Agreement A creates a duly perfected assignment for security purposes in favor of Security Trustee A of all of the right, title and interest of ILFC in, to and under the Lease (insofar as such assignment affects an interest covered by the recording system established by the FAA pursuant to 49 U.S.C. Section 44107), it being understood that no opinion is herein expressed as to the validity, priority or enforceability of such assignment under local law or as to the recognition of the perfection of

To the Parties Named on
     Schedule 1 attached hereto
October ___, 2009

such assignment as against third parties in any legal proceeding outside the United States;

15.	Security Agreement B creates a duly perfected assignment for security purposes in favor of Security Trustee B of all of the right, title and interest of ILFC in, to and under the Lease (insofar as such assignment affects an interest covered by the recording system established by the FAA pursuant to 49 U.S.C. Section 44107), it being understood that no opinion is herein expressed as to the validity, priority or enforceability of such assignment under local law or as to the recognition of the perfection of such assignment as against third parties in any legal proceeding outside the United States;

16.	Security Agreement C creates a duly perfected assignment for security purposes in favor of Security Trustee C of all of the right, title and interest of ILFC in, to and under the Lease (insofar as such assignment affects an interest covered by the recording system established by the FAA pursuant to 49 U.S.C. Section 44107), it being understood that no opinion is herein expressed as to the validity, priority or enforceability of such assignment under local law or as to the recognition of the perfection of such assignment as against third parties in any legal proceeding outside the United States;

17.	Security Agreement D creates a duly perfected assignment for security purposes in favor of Security Trustee D of all of the right, title and interest of ILFC in, to and under the Lease (insofar as such assignment affects an interest covered by the recording system established by the FAA pursuant to 49 U.S.C. Section 44107), it being understood that no opinion is herein expressed as to the validity, priority or enforceability of such assignment under local law or as to the recognition of the perfection of such assignment as against third parties in any legal proceeding outside the United States;

18.	based upon the Priority Search Certificates dated October ___, 2009 obtained from the IR, copies of which are attached hereto as Schedule 2 and incorporated herein by reference:

(a)	the Airframe and the Engines are subject only to:

(i)	the CTT Lease Interest, which has been assigned by:

To the Parties Named on
     Schedule 1 attached hereto
October ___, 2009

(1)	CTT Security Assignment Interest A;

(2)	CTT Security Assignment Interest B;

(3)	CTT Security Assignment Interest C; and,

(4)	CTT Security Assignment Interest D;

(ii)	CTT Security Interest A;

(iii)	CTT Security Interest B;

(iv)	CTT Security Interest C; and,

(v)	CTT Security Interest D;

(b)	the CTT Lease Interest has been duly registered on the IR and constitutes a first priority International Interest in the Airframe and the Engines;

(c)	CTT Security Interest A has been duly registered on the IR and constitutes an International Interest in the Airframe and the Engines;

(d)	CTT Security Interest B has been duly registered on the IR and constitutes an International Interest in the Airframe and the Engines;

(e)	CTT Security Interest C has been duly registered on the IR and constitutes an International Interest in the Airframe and the Engines;

(f)	CTT Security Interest D has been duly registered on the IR and constitutes an International Interest in the Airframe and the Engines;

(g)	CTT Security Assignment Interest A has been duly registered on the IR as an Assignment of the CTT Lease Interest;

(h)	CTT Security Assignment Interest B has been duly registered on the IR as an Assignment of the CTT Lease Interest;

To the Parties Named on
     Schedule 1 attached hereto
October ___, 2009

(i)	CTT Security Assignment Interest C has been duly registered on the IR as an Assignment of the CTT Lease Interest; and,

(j)	CTT Security Assignment Interest D has been duly registered on the IR as an Assignment of the CTT Lease Interest;

19.	the CTT Interests are entitled to the priorities, protections and benefits of the CTT, subject to the statements on Exhibit A attached hereto;

20.	no further registration on the IR of the CTT Interests is required under the CTT in order to maintain the effectiveness and priority thereof and no other registration of the Airframe or filings other than filings with the FAA (which have been duly effected) are necessary in order to:

(a)	maintain the registration of the Airframe in the name of ILFC; and,

(b)	maintain the lien and priority of:

(i)	the Lease, with respect to the Airframe and the Engines;

(ii)	Security Agreement A, with respect to the Airframe, the Engines and the Lease;

(iii)	Security Agreement B, with respect to the Airframe, the Engines and the Lease;

(iv)	Security Agreement C, with respect to the Airframe, the Engines and the Lease; and,

(v)	Security Agreement D, with respect to the Airframe, the Engines and the Lease; and,

21.	no authorization, approval, consent, license or order of, or registration with, or the giving of notice to, the FAA is required for the valid authorization, delivery and performance of the Lease, Security Agreement A, Security Agreement B, Security Agreement C and Security Agreement D, except for such filings as are referred to above and the prior filing of the Lease with the FAA.
In the event the CTT Interests are not subject to the CTT, then the interests created thereby are governed by the Transportation Code or applicable law.

To the Parties Named on
     Schedule 1 attached hereto
October ___, 2009

This opinion is subject to certain comments, limitations and assumptions as listed in Exhibit A attached hereto and incorporated herein by reference.

SCHEDULE 1
Wells Fargo Bank Northwest, National Association, as first lien security trustee
Wells Fargo Bank Northwest, National Association, as second lien security trustee
Wells Fargo Bank Northwest, National Association, as third lien security trustee
Wells Fargo Bank Northwest, National Association, as fourth lien security trustee
International Lease Finance Corporation
Concesionaria Vuela Compania de Aviacion, S.A. de C.V.
Federal Reserve Bank of New York

SCHEDULE 2
[the Priority Search Certificates attached hereto]

SCHEDULE 3
Description of Lease

EXHIBIT A
Assumptions and Limitations
In rendering the foregoing opinion we have assumed that:
(i)	the records maintained by the FAA are accurate in all respects;

(ii)	the Priority Search Certificates are accurate in all respects, contain all the registered information and data on the IR in connection with the Airframe and the Engines to which they relate, and have not been altered since the date of such Priority Search Certificates;

(iii)	the IR descriptions of the Airframe and the Engines are as noted above and are accurate and complete descriptions with respect to the registrations on the IR;

(iv)	at the time each of Security Agreement A, Security Agreement B, Security Agreement C and Security Agreement D was concluded, the Debtor was situated, pursuant to the CTT, in the United States;

(v)	the necessary parties under each of the Lease, Security Agreement A, Security Agreement B, Security Agreement C and Security Agreement D have given the consents in writing to the registration with the IR of the interests in the Airframe and the Engines created thereby;

(vi)	each of the CTT Interests is effective under applicable local law to constitute an Interest or an Assignment subject to the CTT and registration on the IR;

(vii)	all of the registrations indicated on the Priority Search Certificates are fully and properly constituted and validly created under the CTT;

(viii)	all documents identified in this opinion, all documents in the records maintained by the FAA for the Airframe and the Engines, as well as any registrations on the IR pertaining to the Airframe and the Engines, are valid, enforceable and sufficient under the relevant applicable law or the CTT to create, effect or terminate the rights and interests they purport to create, effect or terminate;

(ix)	in rendering this opinion, we have assumed that:

(a)	ILFC qualifies as a “citizen of the United States” as defined in the Transportation Code;

(b)	the instruments described above are valid and enforceable under applicable local law; and,

(c)	there are no documents with respect to the Airframe and the Engines which have been filed for recordation with the FAA under the FAA’s recording system but which have not yet been listed in the available records of such system as having been so filed;

(x)	there has been no subordination or variation of any priority that would be acquired pursuant to the terms of the CTT, in connection with the registrations on the IR evidenced by the Priority Search Certificates other than pursuant to any subordination indicated on the Priority Search Certificates;

(xi)	the Airframe is not registered under the civil aircraft registry of any other country;

(xii)	the Interim Updatable List of Eligible Aircraft Objects compiled by the FAA, insofar as it relates to the Airframe and the Engines, is accurate in all respects;

(xiii)	the Airframe and the Engines have been accurately described by manufacturer’s name, model and serial number by the parties in each of the Lease, Security Agreement A, Security Agreement B, Security Agreement C and Security Agreement D; and,

(xiv)	the United States Contracting State search certificate description of declarations, withdrawals of declarations and categories of non-consensual rights or interests, as communicated to the Registrar by UNIDROIT as the Depositary as having been declared by the United States, and the date on which each such declaration or withdrawal of declaration is recorded, are accurate in all respects.
In addition, our opinion is subject to the following limitations:
(xv)	the opinion relating to the registration of the Airframe with the FAA is issued only as to its current eligibility for registration and not with respect to events which may occur in the future which may affect the continued eligibility for registration;

(xvi)	because the FAA does not maintain registration records for engines for nationality purposes, we cannot independently verify the owner, make, model, or serial numbers of the Engines;

(xvii)	in rendering this opinion, we are subject to the accuracy of the FAA, its employees and agents in the filing, indexing, cross-referencing, imaging and recording of instruments filed with the FAA;

(xviii)	no opinion is expressed herein as to laws other than the CTT and the Transportation Code;

(xix)	this opinion as to the status of the records of the FAA as to the Airframe covers only that period of time during which the Airframe has been subject to United States Registration; and,

(xx)	since our examination was limited to records maintained by the FAA and the IR, our opinion:

(a)	in respect of rights derived from FAA filings, does not cover liens, claims or encumbrances of which the parties have actual notice as contemplated by 49 U.S.C. §44108(a);

(b)	in respect of rights derived from FAA filings or registrations with the IR, does not cover liens, claims or encumbrances which are perfected without the filing of notice thereof with the FAA or the IR, including without limitation, federal tax liens, liens arising under Section 1368(a) of Title 29 of the United States Code, liens arising under 49 U.S.C. §46304 and certain artisan’s liens;

(c)	does not cover liens perfected in foreign jurisdictions, except to the extent applicable law would regulate their priority based on registration with the IR; and,

(d)	does not cover any rights to arrest or detain an airframe or an engine under any applicable law.

To the Parties Named on
     Schedule 1 attached hereto
RE:
      One (1) AIRBUS model A319 aircraft bearing manufacturer’s serial number 2698 (the “Airframe”) and two (2) INTERNATIONAL AERO ENGINES model V2500-A5 aircraft engines bearing manufacturer’s serial numbers V12196 and V12205 (the “Engines”)
Ladies and Gentlemen:
          Acting as special legal counsel this opinion is furnished to you with respect to the registration of interests with the International Registry (the “IR”) created pursuant to, and according to the provisions of, the Convention on International Interests in Mobile Equipment (the “Convention”), the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Protocol”), both signed in Cape Town, South Africa on November 16, 2001, together with the Regulations for the International Registry (the “Regulations”), the International Registry Procedures (the “Procedures”), and all other rules, amendments, supplements, and revisions thereto (collectively the “CTT”).
          Terms capitalized herein and not otherwise defined herein shall have the meanings given in the CTT and on Schedule 3 attached hereto.
          Based upon our examination of such records of the IR as we deemed necessary to render this opinion, it is our opinion that:
1.	the Airframe and the Engines constitute Aircraft Objects based upon the Interim Updatable List of Eligible Aircraft Objects compiled by the FAA;

2.	based upon the Priority Search Certificates dated October 15, 2009 obtained from the IR, copies of which are attached hereto as Schedule 2 and incorporated herein by reference:
(a)	the Airframe and the Engines are subject only to:
(i)	the Head Lease International Interest, which has been assigned by:
1.	Head Lease Security Assignment Interest A;

2.	Head Lease Security Assignment Interest B;

To the Parties Named on
     Schedule 1 attached hereto
October ___, 2009

3.	Head Lease Security Assignment Interest C; and,

4.	Head Lease Security Assignment Interest D;
(ii)	the Sublease International Interest, which has been assigned by:
1.	Sublease Security Assignment Interest A;

2.	Sublease Security Assignment Interest B;

3.	Sublease Security Assignment Interest C; and,

4.	Sublease Security Assignment Interest D;
(iii)	Security Agreement International Interest A;

(iv)	Security Agreement International Interest B;

(v)	Security Agreement International Interest C; and,

(vi)	Security Agreement International Interest D;
(b)	the Head Lease International Interest has been duly registered on the IR and constitutes a first priority International Interest in the Airframe and the Engines;

(c)	the Sublease International Interest has been duly registered on the IR and constitutes an International Interest in the Airframe and the Engines;

(d)	Security Agreement International Interest A has been duly registered on the IR and constitutes an International Interest in the Airframe and the Engines;

(e)	Security Agreement International Interest B has been duly registered on the IR and constitutes an International Interest in the Airframe and the Engines;

(f)	Security Agreement International Interest C has been duly registered on the IR and constitutes an International Interest in the Airframe and the Engines;

To the Parties Named on
     Schedule 1 attached hereto
October ___, 2009

(g)	Security Agreement International Interest D has been duly registered on the IR and constitutes an International Interest in the Airframe and the Engines;

(h)	Head Lease Security Assignment Interest A has been duly registered on the IR as an assignment of the Head Lease International Interest;

(i)	Head Lease Security Assignment Interest B has been duly registered on the IR as an assignment of the Head Lease International Interest;

(j)	Head Lease Security Assignment Interest C has been duly registered on the IR as an assignment of the Head Lease International Interest;

(k)	Head Lease Security Assignment Interest D has been duly registered on the IR as an assignment of the Head Lease International Interest;

(l)	Sublease Security Assignment Interest A has been duly registered on the IR as an assignment of the Sublease International Interest;

(m)	Sublease Security Assignment Interest B has been duly registered on the IR as an assignment of the Sublease International Interest;

(n)	Sublease Security Assignment Interest C has been duly registered on the IR as an assignment of the Sublease International Interest; and,

(o)	Sublease Security Assignment Interest D has been duly registered on the IR as an assignment of the Sublease International Interest;

3.	the CTT International Interests are entitled to the priorities, protections and benefits of the CTT, subject to the statements on Exhibit A attached hereto; and,

4.	no further registration on the IR of the CTT International Interests is required under the CTT in order to maintain the effectiveness and priority thereof.
In the event the CTT International Interests are not subject to the CTT, then the interests created thereby are governed by applicable law.

To the Parties Named on
     Schedule 1 attached hereto
October ___, 2009

This opinion is subject to certain comments, limitations and assumptions as listed in Exhibit A attached hereto and incorporated herein by reference.

SCHEDULE 1
Wells Fargo Bank Northwest, National Association, as first lien security trustee
Wells Fargo Bank Northwest, National Association, as second lien security trustee
Wells Fargo Bank Northwest, National Association, as third lien security trustee
Wells Fargo Bank Northwest, National Association, as fourth lien security trustee
International Lease Finance Corporation
Federal Reserve Bank of New York

SCHEDULE 2
SCHEDULE 3
Description of Head Lease International Interest
International Interest registered December 4, 2008 between ILFC Ireland Limited, as Debtor, and International Lease Finance Corporation, as Creditor, registered with the International Registry as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.
Description of Sublease International Interest
International Interest registered December 15, 2008 between Wind Jet S.p.a., as Debtor, and ILFC Ireland Limited, as Creditor, registered with the International Registry as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.
Description of Security Agreement International Interest A
International Interest registered October 15, 2009 between International Lease Finance Corporation, as Debtor, and Wells Fargo Bank Northwest, National Association, as Trustee, as Creditor, registered with the International Registry as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.
Description of Security Agreement International Interest B
International Interest registered October 15, 2009 between International Lease Finance Corporation, as Debtor, and Wells Fargo Bank Northwest, National Association, as Trustee, as Creditor, registered with the International Registry as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.
Description of Security Agreement International Interest C
International Interest registered October 15, 2009 between International Lease Finance Corporation, as Debtor, and Wells Fargo Bank Northwest, National Association, as Trustee, as Creditor, registered with the International Registry as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.

S3-1

Description of Security Agreement International Interest D
International Interest registered October 15, 2009 between International Lease Finance Corporation, as Debtor, and Wells Fargo Bank Northwest, National Association, as Trustee, as Creditor, registered with the International Registry as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.
Description of Head Lease Security Assignment Interest A
Assignment of an International Interest registered October 15, 2009 between International Lease Finance Corporation, as Assignor, and Wells Fargo Bank Northwest, National Association, as Trustee, as Assignee, registered with the International Registry as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.
Description of Head Lease Security Assignment Interest B
Assignment of an International Interest registered October 15, 2009 between International Lease Finance Corporation, as Assignor, and Wells Fargo Bank Northwest, National Association, as Trustee, as Assignee, registered with the International Registry as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.
Description of Head Lease Security Assignment Interest C
Assignment of an International Interest registered October 15, 2009 between International Lease Finance Corporation, as Assignor, and Wells Fargo Bank Northwest, National Association, as Trustee, as Assignee, registered with the International Registry as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.
Description of Head Lease Security Assignment Interest D
Assignment of an International Interest registered October 15, 2009 between International Lease Finance Corporation, as Assignor, and Wells Fargo Bank Northwest, National Association, as Trustee, as Assignee, registered with the International Registry as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.

S3-2

Description of Sublease Security Assignment Interest A
Assignment of an International Interest registered October 15, 2009 between ILFC Ireland Limited, as Assignor, and Wells Fargo Bank Northwest, National Association, as Trustee, as Assignee, registered with the International Registry as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.
Description of Sublease Security Assignment Interest B
Assignment of an International Interest registered October 15, 2009 between ILFC Ireland Limited, as Assignor, and Wells Fargo Bank Northwest, National Association, as Trustee, as Assignee, registered with the International Registry as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.
Description of Sublease Security Assignment Interest C
Assignment of an International Interest registered October 15, 2009 between ILFC Ireland Limited, as Assignor, and Wells Fargo Bank Northwest, National Association, as Trustee, as Assignee, registered with the International Registry as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.
Description of Sublease Security Assignment Interest D
Assignment of an International Interest registered October 15, 2009 between ILFC Ireland Limited, as Assignor, and Wells Fargo Bank Northwest, National Association, as Trustee, as Assignee, registered with the International Registry as set forth on the Priority Search Certificates, with respect to the Airframe and the Engines.
Description of CTT International Interests
The Head Lease International Interest, the Sublease International Interest, Security Agreement International Interest A, Security Agreement International Interest B, Security Agreement International Interest C, Security Agreement International Interest D, Head Lease Security Assignment Interest A, Head Lease Security Assignment Interest B, Head Lease Security Assignment Interest C, Head Lease Security Assignment Interest D, Sublease Security Assignment Interest A, Sublease Security Assignment Interest B, Sublease Security Assignment Interest C and Sublease Security Assignment Interest D are referred to collectively as the “CTT International Interests”.

S3-3

EXHIBIT A
Assumptions and Limitations
In rendering the foregoing opinion we have assumed that:
(i)	the Priority Search Certificates are accurate in all respects, contain all the registered information and data on the IR in connection with the Airframe and the Engines to which they relate, and have not been altered since the date of such Priority Search Certificates;

(ii)	the IR descriptions of the Airframe and the Engines are as noted above and are accurate and complete descriptions with respect to the registrations on the IR;

(iii)	the CTT International Interests are effective to constitute an International Interest or an Assignment of an International Interest subject to the CTT and registration on the IR;

(iv)	all of the registrations indicated on the Priority Search Certificates are fully and properly constituted and validly created under the CTT;

(v)	any registrations on the IR pertaining to the Airframe and the Engines are valid, enforceable and sufficient under the relevant applicable law or the CTT to create, effect or terminate the rights and interests they purport to create, effect or terminate;

(vi)	there has been no subordination or variation of any priority that would be acquired pursuant to the terms of the CTT, in connection with the registrations on the IR evidenced by the Priority Search Certificates other than pursuant to any subordination indicated on the Priority Search Certificates.
In addition, since our examination was limited to records maintained by the IR, our opinion is subject to the following limitations:
(i)	in respect of rights derived from registrations with the IR does not cover liens, claims or encumbrances which are perfected without the filing of notice thereof;

(ii)	does not cover liens perfected in foreign jurisdictions, except to the extent applicable law would regulate their priority based on registration with the IR; and,

(iii)	does not cover any rights to arrest or detain an airframe or an engine under any applicable law.

A-1

EXHIBIT H
FIRST LIEN BORROWER PARTY GUARANTEE AGREEMENT
     FIRST LIEN BORROWER PARTY GUARANTEE AGREEMENT dated as of October 13, 2009 (this “Guarantee”) by International Lease Finance Corporation, a California corporation (“ILFC”), States Aircraft, Inc., a California corporation (“States”), Shrewsbury Aircraft Leasing Limited, a private limited liability company incorporated under the laws of Ireland (“Shrewsbury”, and together with ILFC and States, the “Borrowers”), Top Aircraft, Inc., a California corporation (“Top Aircraft”), ILFC Ireland Limited, a private limited liability company incorporated under the laws of Ireland (“ILFC Ireland”), ILFC France S.a.r.l., a société à responsabilité limitée organized under the laws of France (“ILFC France”), and ILFC Labuan Ltd., a Labuan private limited liability company incorporated under the Offshore Companies Act 1990 of Malaysia (“ILFC Labuan”, and together with ILFC Ireland and ILFC France, the “Intermediate Lessees”) and the Additional Guarantors (as defined in Section 11) (the Borrowers, Top Aircraft, the Intermediate Lessees and the Additional Guarantors, collectively, the “Guarantors” and each a “Guarantor”) for the benefit of the Federal Reserve Bank of New York (with its successors and assigns, the “Beneficiary”).
     WHEREAS, each Guarantor is a direct or indirect wholly owned subsidiary of American International Group, Inc., a Delaware corporation (together with its successors, the “Obligor”);
     WHEREAS, the Obligor has entered into the Credit Agreement dated as of September 22, 2008 among the Obligor, as borrower, and the Beneficiary, as lender (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Parent Facility”);
     WHEREAS, the Borrowers desire to borrow term loans in an aggregate principal amount of $2,000,000,000 (the “Term Loans”) under the Credit Agreement dated as of the date hereof among the Borrowers, Top Aircraft, the Intermediate Lessees, AIG Funding, Inc., as lender (the “Borrower Facility Lender”), and Wells Fargo Bank Northwest, National Association, as security trustee (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Borrower Facility”);
     WHEREAS, in order for the Borrower Facility Lender to make the Term Loans to the Borrowers under the Borrower Facility, the Obligor must first make a Borrowing (the “New FRBNY Borrowing”) under the Parent Facility in an amount equal to the Term Loans, with the funds so borrowed being advanced immediately to the Borrowers in the form of the Term Loans;
     WHEREAS, the Parent Facility prohibits the making of the Term Loans by the Borrower Facility Lender to the Borrowers as currently contemplated by the Borrower Facility because the Borrowers are not Loan Parties under the Parent Facility (the “Existing Restriction”);
     WHEREAS, the Beneficiary is willing to make the necessary waiver of the Existing Restriction and the other applicable provisions of the Parent Facility, pursuant to the Letter Agreement dated as of October 13, 2009 among the Obligor and the Beneficiary, to enable and permit the making of Term Loans under the Borrower Facility, but only if each Guarantor (i) guarantees the Guaranteed Obligations (as defined below) as more fully set forth herein and (ii) secures such guarantee by granting a first-priority security interest in, and lien on, certain of its assets in favor of Wells Fargo Bank Northwest, National Association (the “Security Trustee”), for the benefit of the Beneficiary, as more fully set forth in the Aircraft Mortgage and Security Agreement dated as of the date hereof (the “Mortgage”) among the Guarantors, the Security Trustee and the other Security Trustees (as defined therein); and
     WHEREAS, in consideration of the financial accommodation and other support that the Obligor has provided, directly or indirectly, pursuant to the Borrower Facility and such financial and other support as the Obligor may in the future provide to the Guarantors, and in order to induce the Beneficiary to consent to the making of the Term Loans the Guarantors are willing to enter into this Guarantee and to secure their obligations hereunder pursuant to the terms set forth in the Mortgage.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:
     1. Terms Defined in the Parent Facility; Loan Document. For all purposes of this Guarantee, all capitalized terms used but not defined in this Guarantee (including in the recitals above) shall have the respective meanings assigned to such terms in the Parent Facility. This Guarantee shall be considered a “Loan Document” under the Parent Facility.
     2. The Guarantee. Each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as a guarantee of payment and not merely as a guarantee of collection, the full and punctual payment when due (whether at stated maturity, upon acceleration or otherwise) of each Guaranteed Obligation, as hereinafter defined; provided that the recourse of the Beneficiary against the Guarantors under this Guarantee at any time will be limited to an aggregate amount equal to the lesser of (a) $2,000,000,000 plus all unpaid interest accrued thereon under the Borrower Facility through and including such time and (b) the amount of Obligations (as defined in the Borrower Facility) outstanding under the Borrower Facility at such time. Upon failure by the Obligor to pay punctually any Guaranteed Obligation, the Guarantors shall pay the amount of Guaranteed Obligations not so paid at the FRBNY Account (as defined in the Borrower Facility). The Beneficiary shall notify the Guarantors when payment of any Guaranteed Obligation is due hereunder (and the amount so due), unless prevented from doing so by applicable law, including any Bankruptcy Law; provided that any failure of the Beneficiary to so notify the Guarantors shall not affect the obligations of the Guarantors hereunder. Without limiting the generality of the foregoing, the liability of each Guarantor shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Loan Party to the Beneficiary but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Loan Party. In furtherance of the foregoing, the Guarantors hereby agree to make payments of principal and interest in respect of the Term Loans to the FRBNY Account set forth in the Borrower Facility and each payment of principal of the Term Loans shall be credited against and reduce on a dollar-for-dollar basis the maximum amount of the Guarantors’ obligations hereunder. For the avoidance of doubt, any and all payments by any Guarantor under this Guarantee shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes as though such payment were made pursuant to Section 2.12 of the Parent Facility and such Guarantor were a Borrower thereunder.
“Guaranteed Obligations” means (i) all principal of all Loans outstanding from time to time under the Parent Facility, all interest (including Post-Petition Interest) on such Loans and all other amounts now or hereafter payable by the Obligor under the Loan Documents and (ii) any renewals, refinancings or extensions of any of the foregoing (including Post-Petition Interest).
     3. Guarantee Unconditional. The obligations of each Guarantor under this Guarantee are those of primary obligor, and not merely of surety, and shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
     (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Obligor, any other Guarantor, any “Guarantor” (as defined in the Parent Facility) (an “Existing Guarantor”) or any other Person under any Loan Document, by operation of law or otherwise;
     (ii) any modification or amendment of or supplement to any Loan Document or any “Loan Document” (as defined in the Borrower Facility) (a “Borrower Facility Loan Document”);
     (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Obligor, any other Guarantor, any Existing Guarantor or any other Person under any Loan Document or Borrower Facility Loan Document;

     (iv) any change in the corporate existence, structure or ownership of the Obligor, any other Guarantor, any Existing Guarantor or any other Person or any of their respective subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Obligor, any other Guarantor, any Existing Guarantor or any other Person or any of their assets or any resulting release or discharge of any obligation of the Obligor, any other Guarantor, any Existing Guarantor or any other Person under any Loan Document or Borrower Facility Loan Document;
     (v) the existence of any claim, set-off or other right that such Guarantor may have at any time against the Obligor, any other Guarantor, any Existing Guarantor, the Beneficiary or any other Person, whether in connection with the Loan Documents or the Borrower Facility Loan Documents or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;
     (vi) any invalidity or unenforceability relating to or against the Obligor, any other Guarantor, any Existing Guarantor or any other Person for any reason of any Loan Document or any Borrower Facility Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment of any Obligation, “Obligation” (as defined in the Borrower Facility), Guaranteed Obligation or Secured Obligation by the Obligor, any other Guarantor, any Existing Guarantor or any other Person; or
     (vii) any other act or omission to act or delay of any kind by the Obligor, any other Guarantor, any Existing Guarantor, any other party to any Loan Document or Borrower Facility Loan Document, the Beneficiary or any other Person, or any other circumstance whatsoever that might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of or defense to any obligation of any Guarantor hereunder.
     4. Limit of Liability. (a) Each Guarantor, and by its acceptance of this Guarantee, the Beneficiary, hereby confirms that it is the intention of all such Persons that this Guarantee and the Guaranteed Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guarantee and the Guaranteed Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Beneficiary and the Guarantors hereby irrevocably agree that the Guaranteed Obligations of each Guarantor under this Guarantee at any time shall be limited to the maximum amount as will result in the Guaranteed Obligations of such Guarantor under this Guarantee not constituting a fraudulent transfer or conveyance under Bankruptcy Law or any comparable provision of applicable law. For purposes hereof,

“Bankruptcy Law” means any proceeding of the type referred to in paragraph (g) of Article 7 of the Parent Facility or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.
     (b) In the event that the direct or indirect assets of any Guarantor organized under the laws of Ireland are insufficient to pay in full all claims made by the Beneficiary in respect of the Guaranteed Obligations of such Guarantor under this Agreement, then the Beneficiary shall have no further claim against such Guarantor with respect to its Guaranteed Obligations for amounts that exceed its direct or indirect assets at such time.
     (c) The guarantees, obligations, liabilities and undertakings granted by ILFC France under this Guarantee shall, for each relevant financial year, be, in any and all cases, strictly limited to 90% of the annual net margin generated by ILFC France in connection with back-to-back leasing activities between it and ILFC with respect to the lease of Pool Aircraft (as defined in the Borrower Facility).
     5. Discharge Only Upon Payment in Full; Reinstatement In Certain Circumstances. Each Guarantor’s obligations hereunder shall remain in full force and effect until the earlier of the time (a) all Guaranteed Obligations shall have been paid in full and no Commitment remains outstanding and (b) all outstanding “Obligations” (as defined in the Borrower Facility) shall have been paid in full. If at any time any payment of any Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Obligor or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time, but in no event shall any Guarantor have any liability in excess of the amount described in Section 2 above.
     6. Waiver by Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Obligor, any other Guarantor, any Existing Guarantor or any other Person.
     7. Subrogation. Upon making full payment with respect to any obligation of the Obligor hereunder, a Guarantor shall be subrogated to the rights of the payee against the Obligor with respect to such obligation; provided that such Guarantor shall not enforce any payment by way of subrogation so long as any Guaranteed Obligation remains unpaid.
     8. Stay of Acceleration. If acceleration of the time for payment of any Guaranteed Obligation is stayed upon the insolvency, bankruptcy or reorganization of the Obligor, all such Guaranteed Obligations otherwise subject to acceleration under the terms of the Parent Facility or any other Loan Document shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Beneficiary.
     9. Representations and Warranties. Each Guarantor represents and warrants to the Beneficiary that:
     (a) Such Guarantor is a Person duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization; and such Guarantor has the power and authority to own its property and to carry on its business as now being conducted and is duly qualified and, if applicable, in good standing as a foreign corporation or other entity authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect (as defined in the Borrower Facility).
     (b) The execution and delivery by such Guarantor of this Guarantee and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby (i) are within its organizational powers, (ii) have been duly authorized by all necessary corporate action, (iii) have received all necessary approvals, authorizations, consents, registrations, notices, exemptions, licenses, declarations, orders and other actions (if any shall be required) from Governmental Authorities (as defined in the Borrower Facility), (iv) do not and will not contravene, constitute a default under or conflict with any provision of (A) law (including any Environmental Law (as defined in the Borrower Facility)), rule or regulation applicable to such Guarantor or with respect to any of its properties, (B) any writ, judgment, decree or order to which such Guarantor is a party or by which it is bound or affected, (C) its Operating Documents or Organizational Documents (each as defined in the Borrower Facility) or (D) any provision of any agreement or instrument binding on such Guarantor, or any agreement or instrument of which such Guarantor is aware affecting the properties of such Guarantor and (iv) do not and will not result in or require the creation or imposition of any Adverse Claim (as defined in the Borrower Facility) on any of such Guarantor’s properties pursuant to the terms of any such agreement or instrument referred to in clause (iv)(D) of this Section 9(b), other than the Security Documents (as defined in the Borrower Facility). This Guarantee has been duly authorized, executed and delivered by such Guarantor.
     (c) This Guarantee constitutes the legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (d) As of the date hereof, all Litigation Actions (as defined in the Borrower Facility), when taken as a whole, could not reasonably be expected to have a Material Adverse Effect(as defined in the Borrower Facility). As of the date hereof, other than any liability incident to such Litigation Actions or provided for or disclosed in the financial statements referred to in Section 3.04 of the Borrower Facility, and other than as set forth in ILFC’s filings with the Securities and Exchange Commission, no Guarantor has any contingent liabilities which are material to its business, credit, operations or financial condition of the Guarantors taken as a whole.
     10. Covenants. Each Guarantor covenants and agrees that, so long as any Obligations (as defined in the Borrower Facility) shall remain unpaid, such Guarantor will perform and observe all of the terms, covenants and agreements set forth in the Borrower Facility Loan Documents on its part to be performed or observed.
     11. Guarantee Supplements. Upon the execution and delivery by any Person of a guarantee supplement in substantially the form of Annex A hereto (each, a “Guarantee Supplement”), (a) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guarantee to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Borrower Facility Loan Document to a “Guarantor” or “Borrower Party” shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to “this Guarantee”, “hereunder”, “hereof” or words of like import referring to this Guarantee, and each reference in any other Borrower Facility Loan Document to the “Borrower Party Guarantee”, “thereunder”, “thereof” or words of like import referring to this Guarantee, shall mean and be a reference to this Guarantee as supplemented by such Guarantee Supplement.
     12. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, in the manner provided in Section 8.01 of the Borrower Facility. All notices and other communications given in accordance with the provisions of this Guarantee will be deemed to have been given on the date of receipt.
     13. No Waiver. No failure or delay by the Beneficiary or any First Lien Secured Party (as defined in the Mortgage) in exercising any right, power or privilege under this Guarantee, the Parent Facility, any other Loan Document or any other Borrower Facility Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     14. Amendments and Waivers. Any provision of this Guarantee may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Beneficiary and each Guarantor.
     15. Successors and Assigns. This Guarantee shall be binding upon each Guarantor and its successors and assigns, for the benefit of the Beneficiary and its successors and assigns, except that no Guarantor may transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Beneficiary.
     16. Choice of Law. This Guarantee shall be construed in accordance with and governed by the laws of the State of New York.
     17. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTEE. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     18. Jurisdiction; Consent to Service of Process. (a) Each of the Guarantors hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee, or for recognition or enforcement of any judgment, and each of the Guarantors hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Guarantors agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guarantee shall affect any right that the Beneficiary may otherwise have to bring any action or proceeding relating to this Guarantee or the other Borrower Facility Loan Documents against any Guarantor or its respective properties in the courts of any jurisdiction.
     (b) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guarantee or the other Borrower Facility Loan Documents in any New York State or Federal court. Each Guarantor hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each party to this Guarantee irrevocably consents to service of process in the manner provided for notices in Section 8.01 of the Borrower Facility. Nothing in this Guarantee will affect the right of any party to this Guarantee to serve process in any other manner permitted by law.
     19. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Guarantee and are not to affect the construction of, or to be taken into consideration in interpreting, this Guarantee.
     20. Severability. If any provision of this Guarantee is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of this Guarantee shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Beneficiary in order to carry out the intentions of the parties thereto as nearly as may be possible, and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.
     21. Counterparts. This Guarantee may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Guarantee by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Guarantee.
[Signature Page(s) to Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this First Lien Borrower Party Guarantee Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

INTERNATIONAL LEASE FINANCE CORPORATION
By:
Name:
Title:

STATES AIRCRAFT, INC.
By:
Name:
Title:

SIGNED SEALED AND DELIVERED by SHREWSBURY AIRCRAFT LEASING LIMITED by its duly appointed attorney in the presence of:	SHREWSBURY AIRCRAFT LEASING LIMITED

By:	By:
Name:		Name:
Address:		Title:
Occupation:

TOP AIRCRAFT, INC.
By:
Name:
Title:

SIGNED SEALED AND DELIVERED by ILFC IRELAND LIMITED by its duly appointed attorney in the presence of:	ILFC IRELAND LIMITED

By:	By:
Name:		Name:
Address:		Title:
Occupation:

ILFC FRANCE S.A.R.L.
By:
Name:
Title:

ILFC LABUAN LTD.
By:
Name:
Title:

Agreed to and accepted by: FEDERAL RESERVE BANK OF NEW YORK
By:
Name:
Title:

Annex A
to the Guarantee Agreement
FORM OF GUARANTEE SUPPLEMENT
                          ,
The Federal Reserve Bank of New York
33 Liberty Street
New York, New York 10045
Attention:
Ladies and Gentlemen:
     Reference is made to the First Lien Borrower Party Guarantee Agreement dated as of October 13, 2009, made by the Guarantors party thereto in favor of the Federal Reserve Bank of New York (such Borrower Party Guarantee, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guarantee Supplement (this “Guarantee Supplement”), being the “Guarantee”). The capitalized terms defined in the Guarantee and not otherwise defined herein are used herein as therein defined.
     Section 1. Guarantee. (a) The undersigned hereby, jointly and severally with the other Guarantors, absolutely, unconditionally and irrevocably guarantees, as a guarantee of payment and not merely as a guarantee of collection, the punctual payment when due, whether at scheduled maturity or by acceleration, demand or otherwise, of all of the Guaranteed Obligations; provided that the recourse of the Beneficiary against the Guarantors under the Guarantee at any time will be limited to an aggregate amount equal to the lesser of (i) $2,000,000,000 plus all unpaid interest accrued under the Borrower Facility through and including such time and (ii) the amount of Obligations (as defined in the Borrower Facility) owing by the Borrowers under the Borrower Facility at such time. Upon failure by the Obligor to pay punctually any Guaranteed Obligation, the undersigned shall forthwith pay the amount of Guaranteed Obligations not so paid at FRBNY Account. The Beneficiary shall notify the undersigned when payment of any Guaranteed Obligation is due hereunder (and the amount so due), unless prevented from doing so by applicable law, including any Bankruptcy Law; provided that any failure of the Beneficiary to so notify the undersigned shall not affect the obligations of the undersigned hereunder or under the Guaranee. Without limiting the generality of the foregoing, the undersigned’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Loan Party to the Beneficiary but for the fact that they are unenforceable, rejected, rejectable or otherwise not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Loan Party. In furtherance of the foregoing, the undersigned hereby agrees to make payments of principal and interest in respect of the Term Loans to the FRBNY Account set forth in the Borrower Facility and each payment of principal of the Term Loans shall be credited against and reduce on a dollar-for-dollar basis the maximum amount of the Guarantors’ obligations under the Guarantee. For the avoidance of doubt, any and all payments by the undersigned under the Guarantee shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes as though such payment were made pursuant to Section 2.12 of the Parent Facility and the undersigned were a Borrower thereunder.
     (b) The undersigned, and by its acceptance of this Guarantee Supplement, the Beneficiary, hereby confirms that it is the intention of all such Persons that this Guarantee Supplement, the Guarantee and the Guaranteed Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guarantee Supplement, the Guarantee and the Guaranteed Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Beneficiary and the undersigned hereby irrevocably agree that the obligations of the undersigned under this Guarantee Supplement and the Guarantee at any time shall be limited to the maximum amount as will result in the obligations of the undersigned under this Guarantee Supplement and the Guarantee not constituting a fraudulent transfer or conveyance under Bankruptcy Law or any comparable provision of applicable law. [In the event that the direct or indirect assets of the undersigned are insufficient to pay in full all claims made by the Beneficiary in respect of the Guaranteed Obligations of the undersigned under this Guarantee Supplement and the Guarantee, then the Beneficiary shall have no further claim against the undersigned with respect to its Guaranteed Obligations for amounts that exceed its direct or indirect assets at such time.]1 [The guarantees, obligations, liabilities and undertakings granted by the undersigned under this Guarantee Supplement and the Guarantee shall, for each relevant financial year, be, in any and all cases, strictly limited to [90]% of the annual net margin generated by the undersigned in connection with back-to-back leasing activities between it and ILFC with respect to the lease of Pool Aircraft (as defined in the Borrower Facility).]2
     (c) Subject to Section 7 of the Guarantee, the undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to the Beneficiary under this Guarantee Supplement, the

[1]	To be included for entities organized under Irish law only.

[2]	To be included for entities organized under French law only.

Guarantee, or any other guarantee, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor and Existing Guarantor so as to maximize the aggregate amount paid to the Beneficiary under or in respect of the Loan Documents.
     (d) The undersigned hereby agrees that any Indebtedness owed by it to another Loan Party shall be subordinated to the Guaranteed Obligations of the undersigned and that any Indebtedness owed to it by another Loan Party shall be subordinated to the Guaranteed Obligations of such other Loan Party.
     Section 2. Guaranteed Obligations Under the Guarantee. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Guarantee to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Guarantee to an “Additional Guarantor” or a “Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Borrower Facility Loan Document to a “Guarantor” or a “Borrower Party” shall also mean and be a reference to the undersigned.
     Section 3. Counterparts. This Guarantee Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Guarantee Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Guarantee Supplement.
     Section 4. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC. (a) This Guarantee Supplement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than the State of New York are governed by the laws of such jurisdiction.
     (b) The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guarantee Supplement or the Guarantee, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. The undersigned agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guarantee Supplement shall affect any right that the Beneficiary may otherwise have to bring any action or proceeding relating to this Guarantee Supplement or the Guarantee or the other Borrower Facility Loan Documents against the undersigned or its respective properties in the courts of any jurisdiction.

     (c) THE UNDERSIGNED WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTEE SUPPLEMENT, ANY LOAN DOCUMENT OR BORROWER FACILITY LOAN DOCUMENT OR ANY TRANSACTION CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE UNDERSIGNED (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTEE SUPPLEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND THE GUARANTEE.

Very truly yours, [NAME OF ADDITIONAL GUARANTOR]
By:
Name:
Title:

Accepted and agreed:

THE FEDERAL RESERVE BANK OF NEW YORK
By:
Name:
Title:

EXHIBIT I
PROMISSORY NOTE

$2,000,000,000	October 15, 2009
     FOR VALUE RECEIVED, the undersigned (the “Borrowers”), hereby jointly and severally promise to pay to AIG Funding, Inc. (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the aggregate unpaid principal amount of the Loan made by the Lender to International Lease Finance Corporation, a California corporation (the “Parent Borrower”), under that certain Credit Agreement, dated as of October 13, 2009 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Parent Borrower, States Aircraft, Inc., a California corporation, Shrewsbury Aircraft Leasing Limited, a private limited liability company incorporated under the laws of Ireland, the Designated Borrowers from time to time party thereto, Top Aircraft, Inc., a California corporation, ILFC Ireland Limited, a private limited liability company incorporated under the laws of Ireland, ILFC France S.a.r.l., a société à responsabilité limitée organized under the laws of France, ILFC Labuan Ltd., a Labuan private limited liability company incorporated under the Offshore Companies Act 1990 of Malaysia, the Intermediate Lessees from time to time party thereto, the Lender party thereto and Wells Fargo Bank Northwest, National Association, as Security Trustee.
     The Borrowers jointly and severally promise to pay interest on the unpaid principal amount of this Note from the date of this Note until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the FRBNY Account in Dollars in immediately available funds, pursuant to the terms of the Credit Agreement. If there shall exist an Event of Default, then as and to the extent provided in the Credit Agreement, all outstanding Obligations shall thereafter, for so long as such Event of Default shall exist, bear interest at a fluctuating interest rate per annum at all times equal to the rate specified in Section 2.04(b) of the Credit Agreement to the fullest extent permitted by applicable laws.
     This Note is the Note referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the guaranties provided in the Credit Agreement and is secured by the Collateral as provided in the Loan Documents. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall in certain circumstances become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement. The Loan made by the Lender shall be evidenced by a loan account or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of the Loan and payments with respect thereto.
     In the event that the direct or indirect assets of any Borrower organized under the laws of Ireland are insufficient to pay in full all claims made by the Lender in respect of the Obligations of such Borrower, then the Lender shall have no further claim against such Borrower with respect to its Obligations for amounts that exceed its direct or indirect assets at such time.
     Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
[Remainder of page intentionally blank]

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

INTERNATIONAL LEASE FINANCE CORPORATION
By:
Name:
Title:

STATES AIRCRAFT, INC.
By:
Name:
Title:

SIGNED SEALED AND DELIVERED by SHREWSBURY AIRCRAFT LEASING LIMITED by its duly appointed attorney in the presence of:	SHREWSBURY AIRCRAFT LEASING LIMITED
By:

By:		Name:

Name:		Title:
Address:
Occupation:

EXHIBIT J
CERTIFICATE FOR PURPOSES OF EXEMPTION FROM IRISH WITHHOLDING TAX
[Name of Lender Party]
[Address of Lender Party]
[Shrewsbury Aircraft Leasing Limited]
[Address]
Fax no:           [    ]
Attention:       The Directors
[Date]
Re: [Credit Agreement dated 13 October 2009 between International Lease Finance Corporation as Parent Borrower, States Aircraft, Inc. as US Subsidiary Borrower, Shrewsbury Aircraft Leasing Limited as Irish Subsidiary Borrower, Top Aircraft Limited as Guarantor, ILFC Ireland Limited, ILFC France S.a.r.l. and ILFC Labuan Ltd. as Intermediate Lessees, AIG Funding, Inc. as Lender and Wells Fargo Bank Northwest, National Association as Security Trustee] (the Credit Agreement)
Dear Sirs,
We confirm that we are entitled to all payments of principal and interest paid to us under the Credit Agreement as defined above and that we are a Qualifying Lender as defined in the Credit Agreement. We further confirm that we fall within paragraph [    ] of the definition of Qualifying Lender in the Credit Agreement. We will promptly inform the Irish Subsidiary Borrower in writing, in the event we cease to be a Qualifying Lender or in the event there is a change as to which paragraph of the definition of Qualifying Lender we satisfy. We further confirm that we will provide evidence of such residence (such as a certificate from the relevant tax authority), should this be requested by the Irish Subsidiary Borrower.
Yours faithfully

For and on behalf
[NAME OF LENDER PARTY]

EXHIBIT K
SHARE CHARGE
between
TOP AIRCRAFT, INC.
as Chargor
and
WELL FARGO BANK NORTHWEST, NATIONAL ASSOCIATION
as the First Lien Security Trustee, the Second Lien Security Trustee,
the Third Lien Security Trustee and the Fourth Lien Security Trustee
in respect of shares of
Shrewsbury Aircraft Leasing Limited
A & L GOODBODY

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THIS SHARE CHARGE is made on                     , 2009
BETWEEN
(1)	TOP AIRCRAFT, INC., a company incorporated under the laws of California (the Chargor); and
(2)	WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, a national banking association not in its individual capacity but solely as the First Lien Security Trustee under the Mortgage (as defined below), the Second Lien Security Trustee under the Mortgage, the Third Lien Security Trustee under the Mortgage and the Fourth Lien Security Trustee under the Mortgage (each a “Security Trustee” and together, the “Security Trustees”,.
WHEREAS:
A.	By a credit agreement among International Lease Finance Corporation (ILFC) as Parent Borrower, States Aircraft, Inc. as US Subsidiary Borrower, the Company (as defined below) as Irish Subsidiary Borrower and certain other borrowers party thereto as co-borrowers, the Chargor as Guarantor, ILFC Ireland Limited, ILFC France S.a r.l. and ILFC Labuan Ltd. as Initial Intermediate Lessees, AIG Funding, Inc. as lender (the Lender) and the Second Lien Security Trustee dated as of October 13, 2009 (the US$2bn Credit Agreement), the Lenders have agreed to make available certain facilities to the Borrowers.
B.	By an amended and restated credit agreement (the US$1.7bn Amended and Restated Credit Agreement) between the Borrowers, Top Aircraft, Inc. as a Guarantor, the Intermediate Lessees, the Lender. as lender and Wells Fargo Bank Northwest, National Association as security trustee, which amends and restates the terms and conditions of the demand note agreement dated as of 9 March, 2009 between ILFC and the Lender and the Demand Note Agreement dated as of 26 March, 2009 between ILFC and the Lender in an aggregate amount of US$1,700,000,000 (collectively, the Existing Loans), the Existing Loans were made by the Lender.
C.	By the Mortgage, the Chargor, the Company and the other Grantors have agreed to grant certain security to the Security Trustees.
D.	Pursuant to the terms of the Credit Agreements (as defined below), the Chargor has agreed to grant this charge over the shares in the Company.
E. The terms and conditions of this Charge are acceptable to the Security Trustees.
NOW THIS CHARGE WITNESSETH as follows:
1. DEFINITIONS AND INTERPRETATION
1.1.	In this Charge (including the Recitals), words and expressions defined in the Mortgage shall (unless otherwise defined herein or the context requires otherwise) have the same meaning herein and the following words and expressions shall have the following meanings, except where the context otherwise requires:

this Charge means this share charge;

Company means Shrewsbury Aircraft Leasing Limited (registered number 475896), a company incorporated in Ireland having its registered office at 30 North Wall Quay, Dublin 1;

Charged Property means:
(1)	all the issued shares in the capital of the Company as described in Schedule A and all other shares and share warrants in the capital of the Company from time to time legally or beneficially owned by the Chargor during the Security Period (together the Charged Shares); and
(2)	including in each case all proceeds of sale thereof and all dividends, interest or other distributions hereafter declared, made, paid or payable in respect of the same and all allotments, accretions, offers, rights, benefits and advantages whatsoever at any time accruing, offered or arising in respect of or incidental to the same and all stocks, shares, rights, money or property accruing thereto or offered at any time by way of conversion, redemption, bonus, preference,

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option, substitution, capital redemption or otherwise in respect thereof;
Charged Shares has the meaning assigned thereto in the definition of Charged Property;

Credit Agreements means collectively, the US$2bn Credit Agreement and the US$1.7bn Amended and Restated Credit Agreement;

Event of Default means any Event of Default as defined in the Credit Agreements;

Mortgage means the aircraft mortgage and security agreement dated as of [ ] October 2009 between International Finance Lease Corporation, Top Aircraft, Inc., the Company, States Aircraft, Inc., the Initial Intermediate Lessees, the additional grantors from time to time thereunder, Wells Fargo Bank Northwest, National Association as the First Lien Security Trustee, Wells Fargo Bank Northwest, National Association as the Second Lien Security Trustee, Wells Fargo Bank Northwest, National Association as the Third Lien Security Trustee and Wells Fargo Bank Northwest, National Association as the Fourth Lien Security Trustee (as amended, restated, supplemented or otherwise modified from time to time);

Parties mean the parties to this Charge;

Receiver means a receiver (whether appointed pursuant to this Charge, pursuant to any statute, by a court or otherwise) of the Charged Property or any part of it;

Secured Obligations has the meaning given to it in the Mortgage;

Security Period means the period commencing on the date of execution of this Charge and terminating upon the date on which the Secured Obligations have been unconditionally and irrevocably paid and discharged in full; and

Senior Security Trustee means (a) from the date hereof until payment in full in cash of the First Lien Secured Obligations, the First Lien Security Trustee, (b) after such payment in full in cash of the First Lien Secured Obligations and until payment in full in cash of the Second Lien Secured Obligations then outstanding, the Second Lien Security Trustee, (c) after such payment in full in cash of the First Lien Secured Obligations and the Second Lien Secured Obligations and until payment in full in cash of the Third Lien Secured Obligations then outstanding, the Third Lien Security Trustee and (d) after such payment in full in cash of the First Lien Secured Obligations, the Second Lien Secured Obligations and the Third Lien Secured Obligations then outstanding, the Fourth Lien Security Trustee.

1.2.	In this Charge:
1.2.1.	words and phrases the definition of which is contained in or referred to section 2 of the Companies Act, 1963 are to be construed as having the meaning attributed to them therein;
1.2.2.	references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are reenactments (whether with or without modification);
1.2.3.	references to clauses, recitals and schedules are references to clauses hereof, recitals hereof and schedules hereto; references to sub-clauses or paragraphs are, unless otherwise stated, references to sub-clauses of the clause or paragraphs of the schedule in which the reference appears;
1.2.4.	references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine or neuter and vice versa;
1.2.5.	references to persons shall include natural persons, firms, partnerships, companies, corporations, associations, organisations, governments, states, foundations, trusts, bodies of persons whether incorporated or unincorporated (in each case whether or not having a separate legal personality);

1.2.6.	references to assets include property, rights and assets of every description;
1.2.7.	references to any document are to be construed as references to such document as amended, varied, assigned, novated, restated or supplemented from time to time;
1.2.8.	references to any person shall be construed so as to include that person’s successors, assigns and transferees;

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1.2.9.	any reference to a legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing is, in respect of any jurisdiction other than Ireland, shall be deemed to include a reference to what mostly nearly approximates in that jurisdiction to the Irish legal term;
1.2.10.	the headings are inserted for convenience only and are not to affect the construction of this Charge; and
1.2.11.	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression is to be construed as illustrative and shall not limit the sense of the words proceeding those terms.
2. COVENANT TO PAY AND PERFORM
2.1.	The Chargor hereby covenants and undertakes with the Security Trustees that it shall pay and discharge the Secured Obligations as and when they become due to be paid or discharged as and to the extent provided in the Credit Agreements, this Charge or any other Transaction Document.
2.2.	The Chargor shall pay interest on any delinquent sum (before and after any judgment) from the date of demand until the date of payment calculated on a daily basis in accordance with the provisions of the Credit Agreements.
2.3.	Any payment made by the Chargor under this Charge shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.
3. SECURITY
3.1.	First Lien:

As a continuing security for the payment and performance of the First Lien Secured Obligations, the Chargor as legal and beneficial owner hereby charges to the First Lien Security Trustee (as trustee for the First Lien Secured Parties), by way of a first fixed charge, all of its right, title and interest in and to the Charged Property.

3.2.	Second Lien:

As a continuing security for the payment and performance of the Second Lien Secured Obligations, the Chargor as legal and beneficial owner hereby charges to the Second Lien Security Trustee (as trustee for the Second Lien Secured Parties), by way of a second fixed charge, all of its right, title and interest in and to the Charged Property; provided always that the security created by this clause 3.2 shall rank immediately behind the security created by clause 3.1 but shall take priority over, and rank ahead of, the security created by clauses 3.3 and 3.4.

3.3.	Third Lien:

As a continuing security for the payment and performance of the Third Lien Secured Obligations, the Chargor as legal and beneficial owner hereby charges to the Third Lien Security Trustee (as trustee for the Third Lien Secured Parties), by way of a third fixed charge, all of its right, title and interest in and to the Charged Property; provided always that the security created by this clause 3.3 shall rank immediately behind the security created by clauses 3.1 and 3.2 but shall take priority over, and rank ahead of, the security created by clause 3.4.

3.4.	Fourth Lien:

As a continuing security for the payment and performance of the Fourth Lien Secured Obligations, the Chargor as legal and beneficial owner hereby charges to the Fourth Lien Security Trustee (as trustee for the Fourth Lien Secured Parties), by way of a fourth fixed charge, all of its right, title and interest in and to the Charged Property; provided always that the security created by this clause 3.4 shall rank immediately behind the security created by clauses 3.1, 3.2 and 3.3.
3.5.	The Chargor hereby agrees to deliver to the First Lien Security Trustee, on the date of execution of this Charge:
3.5.1.	an undated stock transfer form (executed in blank by or on behalf of the Chargor) in respect of all the Charged Shares;

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3.5.2.	all share certificates, warrants and other documents of title representing the Charged Shares together with a certified copy of the up to date register of members of the Company;
3.5.3.	an undated irrevocable proxy in respect of the Charged Shares executed by the Chargor, in the for set out in Schedule C to this Charge;
3.5.4.	an irrevocable appointment signed by the Chargor in respect of the Charged Shares, in the form set out in Schedule D to this Charge; and
3.5.5.	executed but undated letters of resignation and release from each of the directors, alternate directors and secretary of the Company appointed by the Chargor in the forms set out in Schedule B to this Charge.
The First Lien Security Trustee acknowledges and agrees that if at any time the First Lien Secured Obligations have been unconditionally and irrevocably paid and discharged in full it shall, unless otherwise required pursuant to this Charge or the Mortgage or the Credit Agreements, or in accordance with the Credit Agreements or the Mortgage deliver the documents referred to in this clause 3.5 to the then Senior Security Trustee and thereafter during the Security Period, such documents shall be held by the Senior Security Trustee.

3.6.	The Chargor will procure that, for the duration of the Security Period, there shall be (a) no increase or reduction in the authorised or issued share capital of the Company, (b) no variation of the rights attaching to or conferred by the Charged Property or any part of it, (c) no appointment of any further director or officers of the company, and (d) no alteration to the constitutive documents of the Company, in each case, without the prior consent in writing of the Senior Security Trustee, but the foregoing shall not be interpreted as requiring the Senior Security Trustee’s consent to further capital contribution to the Company by the Chargor.
3.7.	The Chargor will deliver, or cause to be delivered, to the Senior Security Trustee immediately upon (subject to clause 3.6) the issue of any further Charged Shares, the items listed in clauses 3.5.1 and 3.5.2 in respect of all such further Charged Shares.
3.8.	The Chargor will deliver or cause to be delivered, to the Senior Security Trustee immediately upon (subject to clause 3.6) the appointment of any further director, alternate director or officer of the Company an undated, signed letter of resignation from such further director, alternate director or officer in a form acceptable to the Senior Security Trustee.
3.9.	The Chargor hereby covenants that, except as otherwise provided in the Transaction Documents, during the Security Period:
3.9.1.	it will remain the legal and beneficial owner of the Charged Property:

3.9.2.	it will not create or suffer the creation or existence of any Liens (other than Permitted Liens) on or in respect of the whole of any part of the Charged Property or any of its interest therein;
3.9.3.	it will not sell, assign, transfer or otherwise dispose of any of its interest in the Charged Property in any such case, without the prior consent in writing of the Senior Security Trustee;
3.9.4.	it will not permit any person other than the Senior Security Trustee (or such person as may be specified for this purpose in writing by the Senior Security Trustee) to be registered as holder of the Shares or any part thereof;
3.9.5.	it will duly and promptly pay all calls, instalments or other payments which may be or become due in respect of the Charged Shares as and when the same from time to time become due;
3.9.6.	it will promptly give to the Security Trustees all material notices and other documents received in respect of the Charged Shares;
3.9.7.	it will ensure that the Charged Shares are, and at all times remain, free from any restriction on transfer to the Security Trustees or any of them or any of their respective nominee(s) or to any purchaser from any Security Trustee pursuant to the exercise of any rights or remedies of the Security Trustees under or pursuant to this Charge;
3.9.8.	it will notify the Security Trustees immediately upon receipt of any notice issued under section 16(1) of the Companies Act, 1990 in respect of all or any of the Charged Shares or upon becoming aware that any

5

such notice has been issued or that steps have been taken or are about to be taken to obtain an order for the sale of all or any of the Charged Shares under section 16(7) of the Companies Act 1990;

3.9.9.	it will not claim any set-off or counterclaim against the Security Trustees or any Secured Party;

3.9.10.	following the occurrence of an Event of Default which is continuing, it will not claim or prove in competition with the Security Trustees or any Secured Party in the bankruptcy or liquidation of the Company or have the benefit of, or share in, any payment from or composition with, the Company for any indebtedness of the Company provided that if so directed by the Security Trustees (or any of them), it will prove for the whole or any part of its claim in the liquidation or bankruptcy of the Company on terms that the benefit of such proof and of all money received by it in respect thereof shall be held on trust for the Security Trustees and applied in or towards the discharge of the liabilities and obligations of the Chargor to the Security Trustees under this Charge in such manner as the Senior Security Trustee shall deem appropriate;

3.9.11.	it will not exercise its rights of subrogation against the Company;
3.9.12.	following the occurrence of an Event of Default which is continuing, it will take such action as the Senior Security Trustees may, in its absolute discretion, direct in the event that it becomes possible (whether under the terms of issue of the Charged Shares, a reorganisation or otherwise) to convert or exchange the Charged Shares or have them repaid or in the event that any offer to purchase is made in respect of the Charged Shares or any proposal is made for varying or abrogating any rights attaching to them; and

3.9.13.	it will not permit any of the Charged Shares to be redeemed and repaid.
3.10.	The Chargor shall remain liable to perform all the obligations assumed by it in relation to the Charged Property and the Security Trustees shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Chargor to perform its obligations in respect thereof.
3.11.	For the avoidance of doubt, the Security Trustees shall not in any circumstances incur and liability whatsoever in respect of any calls, instalments or otherwise in connection with the Charged Property.
3.12.	Upon the Security Trustees being satisfied that the Secured Obligations have been unconditionally and irrevocably paid and discharged in full, or as otherwise provided in the Credit Agreements or the other Transaction Documents, and following a written request therefor from the Chargor, the Security Trustees will, subject to being indemnified to their reasonable satisfaction for the costs and expenses incurred by the Security Trustees in connection therewith, release the security constituted by this Charge.
4. REPRESENTATIONS AND WARRANTIES OF THE CHARGOR
4.1.	The Chargor hereby represents and warrants to the Security Trustees and the Secured Parties that:
4.1.1.	it is not in breach of any of its obligations under this Charge;
4.1.2.	the Chargor is the sole legal and beneficial owner of all of the Charged Property free from any Lien (other than any Permitted Lien) and any options or rights of pre-emption;
4.1.3.	the Chargor has not sold or otherwise disposed of or agreed to sell or otherwise dispose of or granted or agreed to grant any option in respect of the Charged Property and will not do any of the foregoing at any time during the Security Period;
4.1.4.	it is not necessary that this Charge be filed, recorded or enrolled with any court or other authority in Ireland or any other jurisdiction (except filing with the Irish Companies Registration Office pursuant to Section 111 of the Companies Act 1963 and under the Uniform Commercial Code enacted in any jurisdiction;

4.1.5.	the Charged Shares constitute all of the issued share capital of the Company;
4.1.6.	the Charged Shares have been duly authorised, validly issued and are fully paid or credited as fully paid, no calls have been made in respect thereof and remain unpaid and no calls can be made in respect of such Charged Shares in the future;

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4.1.7.	the terms of the Charged Shares and of the constitutive documents of the Company do not restrict or otherwise limit the Chargor’s right to transfer or charge the Charged Shares and the directors of the Company cannot refuse to register any transfer of the Charged Shares to the Security Trustee or any party nominated by the Security Trustee;
4.1.8.	it will not be required to make any deduction or withholding from any payment it may make under this Charge.
4.2.	The Chargor acknowledges that the Security Trustee has entered into this Charge in reliance on the representations and warranties set out in Clause 4.1.
5. DEALINGS WITH CHARGED PROPERTY
5.1.	Unless and until the occurrence of an Event of Default which is continuing:
5.1.1.	subject always to Clause 3.6, the Chargor shall continue to be entitled to exercise all voting and consensual powers pertaining to the Charged Property or any part thereof for all purposes not inconsistent with the terms of this Charge; and
5.1.2.	the Chargor shall be entitled to receive and retain any cash dividends, but not other moneys or assets accruing on or in respect of the Charged Property or any part thereof provided that the Chargor shall not exercise such voting rights in any manner which, in the opinion of the Chargor, would, or would be reasonably likely to, violate the Credit Agreements or the Mortgage.

5.2.	The Chargor shall pay when due all calls, installments or other payments and shall discharge all other obligations, which may become due in respect of any of the Charged Property and following the occurrence of an Event of Default which is continuing, the Senior Security Trustee may if it thinks fit (but shall not be obliged to) make such payments or discharge such obligations on behalf of the Chargor. Any sums so paid by the Senior Security Trustee in respect thereof shall be repayable on demand by the Chargor with interest thereon calculated in accordance with clause 2.2 and pending such repayment shall constitute part of the Secured Obligations.
5.3.	The Security Trustees shall not have any duty to ensure that any dividends, interest or other moneys and assets receivable in respect of the Charged Property are duly and punctually paid, received or collected as and when the same become due and payable or to ensure that the correct amounts (if any) are paid or received on or in respect of the Charged Property or to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property paid, distributed, accruing or offered at any time by way of redemption, bonus, rights, preference, or otherwise on or in respect of, any of the Charged Property.
5.4.	The Chargor hereby authorises the Senior Security Trustee to arrange at any time and from time to time (after the occurrence of an Event of Default which is continuing) for the Charged Property or any part thereof to be registered in the name of the Senior Security Trustee (or its nominee) thereupon to be held, as so registered, subject to the terms of this Charge.
6. PRESERVATION OF SECURITY
6.1.	It is hereby agreed and declared that:
6.1.1.	the security created by this Charge shall be held by the Security Trustees as a continuing security for the payment and discharge of the Secured Obligations and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Obligations;
6.1.2.	the security created by this Charge is in addition to and independent of and shall not prejudice or merge with any other security (or any right of set-off) which the Security Trustees (or any of them) may hold at any time for the Secured Obligations or any of them;
6.1.3.	the Security Trustees shall not be bound to seek to recover any amounts due from the Borrowers or any other person, exercise any rights against a Borrower or any other person or enforce any other security before enforcing the security created by this Charge;

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6.1.4.	no delay or omission on the part of any Security Trustee in exercising any right, power or remedy under this Charge shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as any Security Trustee may deem expedient; and
6.1.5.	any waiver by any Security Trustee of any terms of this Charge shall only be effective if given in writing and then only against such Security Trustee and for the purpose and upon the terms for which it is given.
6.2.	Where any discharge is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be repaid on bankruptcy, liquidation, by virtue of Section 1001 of the Taxes Consolidation Act 1997 or otherwise without limitation, this Charge shall continue in force as if there had been no such discharge or arrangement. The Security Trustees shall be entitled to concede or compromise in good faith any claim that any such payment, security or other disposition is liable to avoidance or repayment.
6.3.	Until the Secured Obligations have been unconditionally and irrevocably satisfied and discharged in full to the satisfaction of the Security Trustees or as otherwise provided in the Credit Agreements or the Mortgage, the Senior Security Trustee may at any time keep in a separate account or accounts (without liability to pay interest thereon) in the name of the Security Trustees for as long as the Senior Security Trustee may think fit, any moneys received recovered or realised under this Charge or under any other guarantee, security or agreement relating in whole or in part to the Secured Obligations without being under any intermediate obligation to apply the same or any part thereof in or towards the discharge of such amount.
7. ENFORCEMENT OF SECURITY
7.1.	The security hereby constituted shall become enforceable upon the occurrence of an Event of Default which is continuing.
7.2.	At any time after the occurrence of an Event of Default which is continuing, the rights conferred on the Senior Security Trustee under this Charge or by law shall be immediately exercisable upon and at any time thereafter and, without prejudice to the generality of the foregoing, the Senior Security Trustee or any Receiver appointed hereunder without further notice to the Chargor:
7.2.1.	may solely and exclusively exercise all voting and/or consensual powers pertaining to the Charged Property or any part thereof and may exercise such powers in a such manner as the Senior Security Trustee may think fit; and/or
7.2.2.	may complete any share transfer forms then held by the Senior Security Trustee pursuant to this Charge in the name of the Senior Security Trustee (or its nominee) and the Chargor shall do whatever the Senior Security Trustee requires in order to procure the prompt registration of such transfer and the prompt issue of a new certificate or certificates for the relevant Charged Property in the name of the Senior Security Trustee; and/or
7.2.3.	date any or all, as the Senior Security Trustee in its absolute discretion may deem appropriate, of the letters of resignation of the Directors and Secretary of the Company provided to the Security Trustee pursuant to clause 3.5.5, the proxy provided to the Senior Security Trustee pursuant to clause 3.5.3 and the appointment provided to the Senior Security Trustee pursuant to clause 3.5.4 and sign, seal, execute, deliver, acknowledge, file and register all such documents, instruments, agreements, certificates and any other document (including, but not limited to, such letters of resignation) and do any and all such other acts or things as the Senior Security Trustee may in its absolute discretion deem necessary or desirable to remove any or all of the Directors and/or Secretary from the office of director or, as the case may be, secretary of the Company.
7.2.4.	may receive and retain all dividends, interest or other moneys or assets accruing on or in respect of the Charged Property or any part thereof, such dividends, interest or other moneys or assets to be held by the Senior Security Trustee, as additional security charged under and subject to the terms of this Charge and any such dividends, interest and other moneys or assets received by the Chargor after such time shall be held in trust by the Chargor for the Senior Security Trustee and paid or transferred to the Security Trustee on demand; and/or
7.2.5.	may sell, transfer, grant options over or otherwise dispose of the Charged Property or any part thereof at

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such place and in such manner and at such price or prices as the Senior Security Trustee may deem fit, and thereupon the Senior Security Trustee shall have the right to deliver, assign and transfer in accordance therewith the Charged Property so sold, transferred, granted options over or otherwise disposed of.
7.3.	Sections 17 (Restriction on the Consolidation of Mortgages), 19 (Powers of Mortgagee) and 20 (Exercise of the Power of Sale) of the Conveyancing and Law of Property Act, 1881 shall not apply to this Charge or to any exercise by any Security Trustee of its right to consolidate mortgages or its power of sale.
7.4.	Upon any sale of the Charged Property or any part thereof by any Security Trustee, the purchaser shall not be bound to see or enquire whether such Security Trustee’s power of sale has become exercisable in the manner provided in this Charge and for the purposes and benefit of such purchaser the sale shall be deemed to be within the power of such Security Trustee, and the receipt of such Security Trustee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.
7.5.	No Security Trustee shall be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Charge or to make any claim or to take any action to collect any moneys assigned by this Charge or to enforce any rights or benefits assigned to it by this Charge or to which the it may at any time be entitled hereunder.
7.6.	Neither the Security Trustees nor any of their respective agents, managers, officers, employees, delegates and advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions hereunder in the absence of gross negligence, dishonesty or willful default.
7.7. Receivers
7.7.1.	at any time after the occurrence of an Event of Default, the Senior Security Trustee may by a written instrument and without notice to any party appoint a Receiver of the Charged Property or any part of it. A Receiver so appointed shall be the agent of the Chargor and the Chargor shall be solely responsible for his acts, defaults and remuneration but the Senior Security Trustee will have power from time to time to fix the remuneration of any Receiver and direct payment thereof out of the proceeds of the Charged Property. The provisions of Section 24 of the Conveyancing and Law Property Act 1881 (Appointment, powers, remuneration and duties of receiver) as modified by this Charge shall apply hereto with the exception of sub-section 24(6) and 24(8) which shall not apply;
7.7.2.	the Senior Security Trustee may by instrument in writing delegate to any such Receiver all or any of the rights, powers and discretions vested in it by this Charge;
7.7.3.	in addition to the powers conferred on the Security Trustees by this Charge, the Receiver appointed pursuant to Clause 7.7.1 shall have in relation to the Charged Property all the powers conferred by the Conveyancing and Law of Property Act, 1881 (as extended by this Charge) on a Receiver appointed under that Act;
7.7.4.	the Security Trustees shall not be responsible for any negligence on the part of a Receiver, provided that the Senior Security Trustee shall have used bona fides in the appointment of such Receiver;
7.7.5.	neither the Security Trustees nor any Receiver appointed under this Charge shall be liable to account as mortgagee in possession in respect of any of the Charged Property or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever (except to the extent that the same results from their or his gross negligence or willful default in connection with any of the Charged Property) for which a mortgagee in possession might as such be liable and all costs, charges and expenses incurred by the Security Trustees or any Receiver appointed hereunder (including the costs of any proceedings to enforce the security) together with all Value Added Tax thereon shall be paid by the Chargor on a solicitor and own client basis and shall form part of the Secured Obligations and be charged on and paid out of the Charged Property; and

7.7.6.	all amounts realized by the Security Trustee in connection with the exercise of rights and remedies hereunder shall be applied by the Senior Security Trustee as provided in section 3.02 (Priority of Payments) of the Mortgage. To the extent relevant, the subordination arrangements set forth in article VII of the Mortgage shall apply to this Charge.

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8. FURTHER ASSURANCES
8.1.	The Chargor shall from time to time at its expense, execute and deliver any and all such further instruments and documents and take all such actions as the Senior Security Trustee in its reasonable discretion may require for:
8.1.1.	perfecting, protecting or ensuring the priority of the security hereby created (or intended to be created);

8.1.2.	preserving or protecting any of the rights of any Security Trustee under this Charge;
8.1.3.	ensuring that the security constituted by this Charge and the covenants and obligations of the Chargor under this Charge shall enure to the benefit of any assignee of any Security Trustee;
8.1.4.	facilitating the appropriation or realisation of the Charged Property or any part thereof; or
8.1.5.	the exercise of any power, authority or discretion vested in any Security Trustee under this Charge, in any such case, forthwith upon demand by the Senior Security Trustee and at the expense of the Chargor.
9. INDEMNITIES
9.1.	The Chargor will indemnify and save harmless each Security Trustee and each of their respective agents or attorneys appointed under or pursuant to this Charge from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by such Security Trustee or such agent or attorney:
9.1.1.	in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Charge;
9.1.2.	in the preservation or enforcement of such Security Trustee’s rights under this Charge or the priority thereof; or
9.1.3.	on the release of any part of the Charged Property from the security created by this Charge, as provided in the Mortgage and subject to the terms thereof.

9.2	If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against the Chargor or the bankruptcy or liquidation of the Chargor or for any other reason any payment under or in connection with this Charge is made or fails to be satisfied in a currency (the Payment Currency) other than the currency in which such payment is due under or in connection with this Charge (the Contractual Currency), then to the extent that the amount of such payment actually received by any Security Trustee when converted into the Contractual Currency at the rate of exchange, falls short of the amount due under or in connection with this Charge, the Chargor, as a separate and independent obligation, shall indemnify and hold harmless such Security Trustee against the amount of such shortfall. For the purposes of this clause 9.2, rate of exchange means the rate at which such Security Trustee is able on or about the date of such payment to purchase the Contractual Currency with the Payment Currency and shall take into account any premium and other costs of exchange with respect thereto.
10. POWER OF ATTORNEY
10.1.	The Chargor by way of security hereby irrevocably appoints and constitutes each Security Trustee and any Receiver jointly and also severally the attorney or attorneys of the Chargor on the Chargor’s behalf and in the name of the Chargor or otherwise and to do all acts and to execute, seal or otherwise affect any deed, assurance, agreement, instrument, document or act which the Chargor could itself do in relation to the Charged Property or which may be required or which may be deemed proper for any of the matters provided for in this Charge.
10.2.	The power hereby conferred shall be a general power of attorney and the Chargor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any such attorney may execute or do. In relation to the power referred to herein, the exercise by any Security Trustee of such power shall be conclusive evidence of its right to exercise the same.

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10.3.	This power shall not become exercisable unless and until an Event of Default has occurred and is continuing.
11. EXPENSES
11.1.	The Chargor shall pay to the Security Trustees within 10 Business Days of demand all costs, fees and expenses (including, but not limited to, legal fees and expenses) and taxes thereon incurred by the Security Trustees (or any Secured Party) or for which any Security Trustee may become liable in connection with:
11.1.1.	the negotiation, preparation and execution of this Charge;
11.1.2.	the preserving or enforcing of, or attempting to preserve or enforce, any of its rights under this Charge or the priority hereof;
11.1.3.	any variation of, or amendment or supplement to, any of the terms of this Charge; and /or

11.1.4.	any consent or waiver required from any Security Trustee in relation to this Charge, and in the case referred to in clauses 11.1.3 and 11.1.4 regardless of whether the same is actually implemented, completed or granted, as the case may be.
11.2.	The Chargor shall pay promptly all stamp, documentary, registration and other like duties and taxes to which this Charge may be subject or give rise and shall indemnify the Security Trustees on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of the Chargor to pay any such duties or taxes.
12. ASSIGNMENTS
12.1.	This Charge shall be binding upon and shall enure to the benefit of the Chargor and the Security Trustees and each of their respective successors and (subject as hereinafter provided) assigns and references in this Charge to any of them shall be construed accordingly.
12.2.	The Chargor may not assign or transfer all or any part of its rights and/or obligations under this Charge.
12.3.	Any Security Trustee may assign or transfer all or any part of its rights or obligations under this Charge as provided in the Mortgage. Each Security Trustee will be entitled to disclose any information concerning the Chargor to any proposed assignee or transferee. The relevant Security Trustee shall notify the Chargor promptly following any such assignment or transfer.
12.4.	In the event of assignment or transfer by any Security Trustee as permitted by clause 12.3, the Chargor shall at the request of such Security Trustee join in such assignment or transfer so as to cause the full benefit of this Charge to be passed to the relevant assignee or transferee,
13. MISCELLANEOUS
13.1.	Any Security Trustee, at any time and from time to time, may delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by such Security Trustee under this Charge in relation to the Charged Property or any part thereof. Any such delegation may be made upon such terms and be subject to such regulations as such Security Trustee may think fit. Such Security Trustee shall not be in any way liable or responsible to the Chargor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate provided that such Security Trustee has acted reasonably in selecting such delegate.
13.2.	If any of the clauses, conditions, covenants or restrictions (the Provision) of this Charge or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then the Provision shall apply with such deletion or modification as may be necessary to make it valid and effective.
13.3.	This Charge (together with any documents referred to herein) constitutes the whole agreement between the Parties relating to its subject matter and no variations hereof shall be effective unless made in writing and signed by each of the Parties.

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13.4.	This Charge may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.
13.5.	A certificate of any Security Trustee as to the amount of any Secured Obligation owed to it (whether for itself or in a representative capacity) shall, in the absence of manifest error, be conclusive evidence of the existence and amount of such Secured Obligation.
13.6.	If the Senior Security Trustee causes or requires Charged Property to be registered in the name of a nominee for the Senior Security Trustee, any reference in this Charge to the Senior Security Trustee shall, if the context so permits or requires, be construed as a reference to each of the Senior Security Trustee and such nominee.
13.7.	The rights and remedies of each Security Trustee under this Charge are cumulative and without prejudice and in addition to any rights or remedies which such Security Trustee may have at law or in equity. No exercise by any Security Trustee of any right or remedy under this Charge or at law or in equity shall (save to the extent, if any, provided expressly in this Charge, or at law or in equity) operate so as to hinder or prevent the exercise by it of any other right or remedy. Each and every right and remedy may be exercised from time to time as often and in such order as may be deemed expedient by such Security Trustee.
14. LIMIT OF LIABILITY
The provisions of section 9.13 (Limited Recourse) of the Mortgage shall apply mutatis mutandis to this Charge as if written out in full herein.
15. LAW AND JURISDICTION
15.1.	This Charge, and any non-contractual obligations arising out of or in connection with this Charge, shall be governed and construed in accordance with Irish law.
15.2.	The Chargor irrevocably agrees for the benefit of the Security Trustees that the courts of Ireland shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, whether relating to a contractual or non-contractual obligation, which may arise out of or in connection with this Charge and, for such purposes, irrevocably submits to the jurisdiction of such courts.
15.3.	The Chargor irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 15.2 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Charge and agrees not to claim that any such court is not a convenient or appropriate forum in each case whether on the grounds of venue or forum non convenient or any similar grounds or otherwise.
15.4.	The submission to the jurisdiction of the courts referred to in Clause 15.2 shall not (and shall not be construed so as to) limit the right of any Security Trustee to take proceedings against the Chargor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.
15.5.	To the extent that the Chargor, or any of the property of the Chargor is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, the Chargor for itself, and its property does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its or his, as the case may be, obligations, liabilities or any other matter under or arising out of or in connection with this Charge or the subject matter hereof or thereof.
16. SERVICE OF PROCESS AGENT
The Chargor hereby irrevocably appoints ILFC Ireland Limited of 30 North Wall Quay, Dublin 1 as its Agent with full authority to receive, accept and acknowledge, for itself and on its behalf, service of all process issued out of or relating to any proceedings referred to in clause 15 in the Courts of Ireland.

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Schedule A

Number and
Company	Description of Shares	Registered Holder
Shrewsbury Aircraft Leasing Limited	10 Ordinary Shares of US$1.00 each	Top Aircraft, Inc.

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SCHEDULE B
Part I

To:	[ ] (the Security Trustee)
Date:                      200[ ]
(Date of Deed)
Dear Sirs
Shrewsbury Aircraft Leasing Limited (the Company)
I hereby unconditionally and irrevocably authorise you to date the resignation letter in respect of the Company deposited by me with you pursuant to the share charge dated [ ], 200[ ] (the Charge) between TOP Aircraft, Inc. and yourselves, as and when you become entitled to date and complete the same pursuant to the terms of the Charge.
Yours faithfully,
[name]
[Director] / [Secretary]

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SCHEDULE B
PART II
Date
The Board of Directors
Shrewsbury Aircraft Leasing Limited (the Company)
Dear Sirs,
Resignation of Directors/Secretary
[I]/[We] hereby tender [my]/[our] resignation as [Director]/[Secretary] of the Company with effect from the date hereof .
[I]/[We] hereby confirm that we have no rights to compensation or claims against the Company for loss of office or arrears of pay [(or, in the case of secretary, fees)].
This letter shall be governed by and construed in accordance with Irish law.
Yours faithfully,

Signed, Sealed and Delivered
by [insert name of director/secretary]
in the presence of:

Witness Signature:

Witness Name:

Witness Address:

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Schedule C
Form of Proxy
We, TOP Aircraft, Inc., hereby irrevocably appoint Wells Fargo Bank Northwest, National Association (as security trustee) as our proxy to vote at meetings of the shareholders of Shrewsbury Aircraft Leasing Limited (the “Company”) in respect of any existing or further shares in the Company which may have been or may from time to time be issued to us and/or registered in our name. This proxy is irrevocable by reason of being coupled with the interest of Wells Fargo Bank Northwest, National Association (as security trustee) as chargee of the aforesaid shares.

TOP Aircraft, Inc.
Dated:

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Schedule D
Form of Irrevocable Appointment
We, TOP Aircraft, Inc., hereby irrevocably appoint Wells Fargo Bank Northwest, National Association (as security trustee) as our duly authorised representative to sign resolutions in writing of Shrewsbury Aircraft Leasing Limited (the “Company”) in respect of any existing or further shares in the Company which may have been or may from time to time be issued to us and/or registered in our name.

TOP Aircraft, Inc.
Dated:

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IN WITNESS whereof the parties hereto have caused this Charge to be duly executed on the date first written.

SIGNED by
TOP AIRCRAFT, INC.
in the presence of:

Witness Signature:

Witness Name:

Witness Address:

SIGNED by
WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION
(not in its individual capacity but solely as the First Lien Security Trustee, the Second Lien Security Trustee, the Third Lien Security Trusteee and the Fourth Lien Security Trustee) in the presence of:

Witness Signature:

Witness Name:

Witness Address:

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ANNEX 1
PROHIBITED COUNTRIES
Burma/Myanmar
Cuba
Iran
North Korea
Syria
PROHIBITED COUNTRIES

ANNEX 2
CORE LEASE PROVISIONS
1. Representations and Warranties, etc.
representations and warranties or a legal opinion or such other comfort acceptable to the lessor as to, without limitation, the due execution of such lease by the related lessee and the validity of such lessee’s obligations thereunder, due authorization of such lease and procurement of relevant licenses and permits in connection therewith, subject to customary exceptions consistent with Leasing Company Practice;
2. Subleasing
permission to sublease only if the primary lessee thereunder remains obligated to make payments on such primary lease, except with respect to the specific classes of sublessees and under the specific conditions provided in such lease;
3. Permitted Encumbrances
provisions requiring the lessee not to create any Liens or other Adverse Claims in respect of the Pool Aircraft (or related Aircraft Assets), except for exceptions thereto consistent with Leasing Company Practice, including Liens or Adverse Claims not affecting the use or operation of the Pool Aircraft arising in the ordinary course of the lessee’s business;
4. No Right to Sell
the lease shall not permit a lessee to sell any aircraft except, with respect to an aircraft the subject of a purchase option, pursuant to an agreement entered into by such lessee prior to the exercise of such purchase option to sell or otherwise transfer ownership of such aircraft upon the exercise of such purchase option;
5. Events of Loss
provisions stipulating that the lease will terminate in the event of a “total loss” of the relevant aircraft and payment of all amounts owing under the related lease;
6. Return of Aircraft
provisions for redelivery of the relevant aircraft, including, if applicable, replacement engines and parts, on expiry or termination of the lease (other than any expiration or termination coincident with the purchase of the relevant Aircraft pursuant to exercise of a purchase option by the relevant lessee or in cases in which such lease provides for retention of the relevant Aircraft by the lessee or for delivery to a third party), specifying the required return condition and any obligation upon the lessee to remedy or compensate the lessor, directly or indirectly, for any material deviations from such return condition, in each case considering the other terms of the relevant lease and to the extent consistent with Leasing Company Practice;
7. Termination Events
CORE LEASE PROVISIONS

provisions setting forth the conditions under which the lessor may terminate a lease and repossess the relevant Aircraft, at any time after the expiration of any agreed grace period or remedy period, in each case consistent with Leasing Company Practice;
8. Assignment
provisions prohibiting the assignment by the lessee of any benefits or obligations under the lease to any Person, subject to exceptions consistent with Leasing Company Practice;
9. Disclaimer of Conditions or Warranty
provisions acknowledging that when the lessee gives formal notice of acceptance of the relevant Aircraft, it takes delivery of such Aircraft with no condition, warranty or representation of any kind having been given by or on behalf of the lessor in respect of such Aircraft, except as to matters expressly set forth in the lease (including any related document);
10. Net Lease
provisions stating the lessee’s obligation to make rental payments (i) is absolute and unconditional under any and all circumstances and regardless of other events or similar provisions, except for a breach of the covenant of quiet enjoyment by the lessor, its lenders and any other person acting by or through the lessor, such exception to be provided to the lessee consistent with Leasing Company Practice and (ii) is not subject to set-off or withholding and, if subject to withholding, lessee is required to gross-up payments, subject to exceptions provided to the Lessee consistent with Leasing Company Practice.
11. Insurance
provisions requiring the lessee to maintain such insurance as is required by Section 2.19 of the Mortgage.
CORE LEASE PROVISIONS

ANNEX 3
REGIONS
Africa
Angola, Benin, Botswana, Burkina Faso, Burundi, Cameroon, Cape Verde, Central African Republic, Chad, Comoros, Democratic Republic of Congo, Republic of Congo, Cote d’Ivoire, Djibouti, Equatorial Guinea, Eritrea, Ethiopia, Gabon, Gambia, Ghana, Guinea, Guinea-Bissau, Kenya, Lesotho, Liberia, Madagascar, Malawi, Mali, Mauritania, Mauritius, Mayotte (French), Mozambique, Namibia, Niger, Nigeria, Rwanda, Sao Tome and Principe, Reunion (French), Senegal, Seychelles, Sierra Leone, Somalia, Somaliland, South Africa, Swaziland, Tanzania, Togo, Uganda, Western Sahara, Zambia and Zimbabwe.
Americas
Anguilla, Antigua & Barbuda, Argentina, Aruba, Ascension Island, Bahamas, Barbados, Belize, Bermuda, Bolivia, Brazil, British Virgin Islands, Canada, Cayman Island, Chile, Colombia, Costa Rica, Cuba, Dominica, Dominican Republic, Ecuador, El Salvador, Falkland Islands, French Guiana, Greenland, Grenada, Guadeloupe, Guatemala, Guyana, Haiti, Honduras, Jamaica, Martinique (French), Mexico, Montserrat, Netherlands Antilles, Nicaragua, Panama, Paraguay, Peru, Puerto Rico (USA), Saint Helena, Saint Pierre and Miquelon (French), Saint Vincent & the Grenadines, St. Lucia, Suriname, Trinidad & Tobago, Tristan de Cunha, Turks and Caicos Islands, United States, Uruguay, US Virgin Islands (USA), and Venezuela
Asia/Pacific
Afghanistan, American Samoa, Australia, Bangladesh, Bhutan, Brunei Darussalam, Cambodia, China, Christmas Island, Cocos Island, Cook Islands, Fiji, French Polynesia, Guam (USA), Hong Kong, India, Indonesia, Japan, Kazakhstan, Kiribati, Kyrgyz Republic, Laos, Macao, Malaysia, Maldives, Marshall Islands, Micronesia, Mongolia, Nauru, Nepal, New Caledonia, New Zealand, Norfolk Island, North Korea, Northern Mariana Islands, Palau, Papua New Guinea, Philippines, Samoa, Singapore, Solomon Islands, South Korea, Sri

Lanka, Taiwan, Tajikistan, Thailand, Timor-Leste, Tonga, Turkmenistan, Tuvalu, Uzbekistan, Vanuatu, Vietnam and Wallis & Futuna
Europe
Aland Islands, Andorra, Armenia, Austria, Azerbaijan, Belarus, Belgium, Bosnia & Herzegovina, Bulgaria, Channel Islands, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Faroe Islands, Finland, France, Georgia, Germany, Gibraltar, Greece, Hungary, Iceland, Ireland, Isle of Man, Italy, Kosovo, Latvia, Liechtenstein, Lithuania, Luxembourg, Macedonia, Malta, Moldova, Monaco, Montenegro, Nagorno-Karabakh, Netherlands, Northern Cyprus, Norway, Poland, Portugal, Romania, Russia, San Marino, Slovakia, Slovenia, South Ossetia, Spain, Svalbard (Finland), Sweden, Switzerland, Turkey, Ukraine, United Kingdom, and Vatican City (Holy See)
Middle East
Algeria, Bahrain, Egypt, Iran, Iraq, Israel, Jordan , Kuwait, Lebanon, Libya, Morocco, Oman, Pakistan, Qatar, Saudi Arabia, Sudan, Syria, Tunisia, United Arab Emirates and Yemen.
REGIONS